UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Amendment No.  )

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

FREEDOM ACQUISITION HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Equity interests of GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited (collectively, the “Acquired Companies”).

(2)	Aggregate number of securities to which transaction applies: 100% of the equity interests of the Acquired Companies.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $52,131,000, representing the combined book value as of March 31, 2007 of the aggregate equity interests of the Acquired Companies to be acquired.

(4)	Proposed maximum aggregate value of transaction: $52,131,000[1]

(5)	Total fee paid: $1,600.42[1]

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed

     1 Estimated solely for the purpose of calculating the registration fee pursuant to Section 14(g)(1)(A)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), calculated based on $30.70 per $1,000,000 of the book value of the equity interests of the Acquired Companies to be acquired by the registrant in the transaction.

FREEDOM ACQUISITION HOLDINGS, INC.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036

PROXY STATEMENT FOR SPECIAL MEETING OF
STOCKHOLDERS OF FREEDOM ACQUISITION HOLDINGS, INC.

To the Stockholders of Freedom Acquisition Holdings, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Freedom Acquisition Holdings, Inc., or Freedom, which will be held at 9:00 a.m., Eastern Time, on October 31, 2007, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166.

At this important meeting, you will be asked to consider and vote upon the following proposals:

•	The Acquisition Proposal — a proposal to approve the acquisition by Freedom of GLG Partners LP and certain affiliated entities pursuant to the Purchase Agreement, dated as of June 22, 2007, by and among Freedom, certain wholly owned subsidiaries of Freedom and the equity holders of GLG Partners LP and certain affiliated entities party thereto, and the transactions contemplated thereby;

•	The Pre-Closing Certificate Amendment Proposals — four proposals to amend the amended and restated certificate of incorporation of Freedom, which we refer to as the certificate of incorporation, in connection with the consummation of the acquisition:

•	Name Change Proposal — a proposal to change Freedom’s name from “Freedom Acquisition Holdings, Inc.” to “GLG Partners, Inc.”;

•	Authorized Share Proposal — a proposal to increase the number of authorized shares of Freedom capital stock from 201,000,000 shares to 1,150,000,000 shares, including:

•	increasing the authorized shares of Freedom common stock from 200,000,000 to 1,000,000,000 shares; and

•	increasing the authorized shares of Freedom preferred stock from 1,000,000 to 150,000,000 shares, of which it is expected that 58,904,993 shares (subject to adjustment) will be designated by the board of directors as a new series of Freedom preferred stock titled Series A voting preferred stock, which will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to dividends or certain other distributions;

•	Super-Majority Vote Proposal — a proposal to increase to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of Freedom capital stock entitled to vote generally, voting together as a single class, the vote required for Freedom’s stockholders to:

•	adopt, alter, amend or repeal the by-laws;

•	remove a director from office, with or without cause; and

•	amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote, including the amendment provision itself, or to adopt any provision inconsistent with those provisions; and

•	Other Pre-Closing Certificate Amendments Proposal — a proposal to amend certain other provisions of the certificate of incorporation relating to, among other things, Freedom’s registered agent, the ability to call special meetings of stockholders, the scope of the indemnification of officers and directors and certain other ministerial amendments;

•	The Post-Closing Certificate Amendment Proposal — a proposal to remove, effective after the consummation of the acquisition, (1) certain provisions of Article Third and Article Fourth, paragraph B and (2) the entirety of Article Fifth of the certificate of incorporation, all of which relate to the operation of Freedom as a blank check company prior to the consummation of a business combination, and to add provisions regarding dividends and distributions;

•	The Restricted Stock Plan Proposal — a proposal to approve the adoption of the Freedom 2007 Restricted Stock Plan pursuant to which Freedom will reserve 10,000,000 shares of Freedom common stock for issuance to employees, service providers and certain key personnel;

•	The Incentive Plan Proposal — a proposal to approve the adoption of the Freedom 2007 Long-Term Incentive Plan pursuant to which Freedom will reserve 40,000,000 shares of Freedom common stock for issuance to employees, service providers and certain key personnel;

•	The Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, or the incentive plan proposal; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The board of directors of Freedom has fixed the close of business on October 12, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote as of the record date at the special meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten calendar days before the special meeting at the principal place of business of Freedom at 1114 Avenue of the Americas, 41st Floor, New York, New York 10036 and at the time and place of the meeting during the duration of the meeting.

The affirmative vote of a majority of the shares of Freedom common stock outstanding as of the record date is required to approve the acquisition proposal, provided that the holders of less than 20% of the shares of Freedom common stock that were issued in its initial public offering vote against the acquisition proposal and elect a redemption of their shares.

Assuming the acquisition proposal is approved by Freedom stockholders, the affirmative vote of a majority of the shares of Freedom common stock outstanding as of the record date is required to approve the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal.

The adoption of each of the restricted stock plan proposal, the incentive plan proposal and the adjournment proposal will require the affirmative vote of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting.

Each of the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, and the incentive plan proposal are conditioned upon the approval of the other proposals (subject to Freedom’s right to waive any such condition) and, in the event one or more of those proposals does not receive the necessary vote to approve that proposal, only the adjournment proposal will be presented at the special meeting for adoption. Notwithstanding the foregoing, it is a condition to the closing of the acquisition for both Freedom and the GLG Shareowners under the purchase agreement that each of these proposals is approved by Freedom’s stockholders.

In addition, each Freedom stockholder who holds shares of common stock issued in Freedom’s initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards) has the right to vote against the acquisition proposal and, at the same time, elect that Freedom redeem all such stockholder’s shares, which we refer to as the redemption election shares, for cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Freedom’s initial public offering is deposited, including interest. However, if the holders of 10,560,000 or more shares of Freedom common stock issued in Freedom’s initial public offering, an amount equal to 20% or more of the total number of shares issued in Freedom’s initial public offering, vote against the acquisition and elect redemption of their shares for a pro rata portion of the trust account, then Freedom will not be able to consummate the acquisition, regardless of whether a majority of the outstanding shares of Freedom common stock vote in favor of the acquisition proposal. Based on the amount of cash held in the trust account as of September 30, 2007, without taking into account any interest accrued after such date, a stockholder who votes against the acquisition proposal and elects to redeem its shares will be entitled to redeem shares of Freedom common stock that it holds for approximately $9.83 per share. If the acquisition is not completed, then the redemption election shares will not be redeemed for cash, even if a stockholder who voted against the acquisition elected redemption. Freedom will have sufficient funds in the trust account (after giving effect to the co-investment by its sponsors described below and the payment of the cash purchase price of the acquisition) to pay the redemption price for the redemption election shares, even if it must redeem 19.99% of the shares of common stock issued in Freedom’s initial public offering.

Freedom’s sponsors, Berggruen Holdings North America Ltd. and Marlin Equities II, LLC, and all of its directors, who purchased or received shares of Freedom common stock prior to its initial public offering, beneficially own an aggregate of approximately 21.2% of the outstanding shares of Freedom common stock and all of these stockholders have agreed to vote the shares acquired prior to the initial public offering in accordance with the vote of the majority in interest of all other Freedom stockholders on the acquisition proposal. In addition, each of Freedom’s sponsors and independent directors, whom we refer to collectively as the founders, has previously agreed that if he or it acquires shares of Freedom common stock in or following the initial public offering, he or it will vote all such acquired shares in favor of the acquisition proposal. In addition, Berggruen Holdings and Marlin Equities, which beneficially own approximately 20.9% of the outstanding shares of Freedom common stock, have entered into a founders agreement with certain of the equity holders of GLG Partners LP and certain affiliated entities that requires them to vote for the adoption of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and, if necessary, the adjournment proposal.

After careful consideration of the terms and conditions of the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and the adjournment proposal, the board of directors of Freedom has determined that such proposals and the transactions contemplated thereby are fair to and in the best interests of Freedom and its stockholders.

The board of directors of Freedom unanimously recommends that you vote or give instruction to vote “FOR” adoption of the acquisition proposal, each of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and, if necessary, the adjournment proposal. When you consider the recommendation of Freedom’s board of directors, you should keep in mind that certain of Freedom’s directors, officers and sponsors and GLG’s principals, trustees of related trusts and GLG’s key personnel have interests in the acquisition which are described in the accompanying proxy statement that are different from, or in addition to, your interests as a stockholder.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning each of the proposals discussed above. Whether or not you plan to attend the special meeting, we urge you to read this material carefully. I look forward to seeing you at the meeting.

Sincerely,

Nicolas Berggruen
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS. AN ABSTENTION, SINCE IT IS NOT AN AFFIRMATIVE VOTE IN FAVOR OF A PROPOSAL, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST (1) THE ACQUISITION PROPOSAL (BUT WILL NOT HAVE THE EFFECT OF REDEEMING YOUR SHARES FOR A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF FREEDOM’S INITIAL PUBLIC OFFERING ARE HELD, UNLESS AN AFFIRMATIVE ELECTION VOTING AGAINST THE ACQUISITION PROPOSAL IS MADE AND AN AFFIRMATIVE

ELECTION TO REDEEM SUCH SHARES OF COMMON STOCK IS MADE NO LATER THAN IMMEDIATELY PRIOR TO THE VOTE ON THE ACQUISITION PROPOSAL AT THE SPECIAL MEETING ON THE PROXY CARD), (2) EACH OF THE PRE-CLOSING CERTIFICATE AMENDMENT PROPOSALS, (3) THE POST-CLOSING CERTIFICATE AMENDMENT PROPOSAL, (4) THE RESTRICTED STOCK PLAN PROPOSAL, (5) THE INCENTIVE PLAN PROPOSAL AND (6) THE ADJOURNMENT PROPOSAL.

SEE “RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE PROPOSED ACQUISITION OF GLG PARTNERS LP AND CERTAIN AFFILIATED ENTITIES SINCE, UPON THE CONSUMMATION OF THE ACQUISITION, THE OPERATIONS AND ASSETS OF FREEDOM WILL ESSENTIALLY BE THOSE OF THE GLG PARTNERS LP AND CERTAIN AFFILIATED ENTITIES.

Freedom is soliciting the proxy represented by the enclosed proxy on behalf of its board of directors, and it will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, Freedom’s Chief Executive Officer, Chairman of the Board and other officers may solicit proxies by telephone or fax, each without receiving any additional compensation for his services. Freedom has requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of its common stock. Freedom has engaged Innisfree M&A Incorporated to solicit proxies for this special meeting. Freedom is paying approximately $21,250 for solicitation services, which amount includes a $20,000 fixed solicitation fee and a per call fee estimated in the aggregate to be equal to $1,250.

This proxy statement is dated October 12, 2007 and is first being mailed to Freedom stockholders on or about October 12, 2007.

FREEDOM ACQUISITION HOLDINGS, INC.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 31, 2007

TO THE STOCKHOLDERS OF FREEDOM ACQUISITION HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Freedom Acquisition Holdings, Inc., a Delaware corporation (“Freedom”), will be held at 9:00 a.m., Eastern Time, on October 31, 2007, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, for the following purposes:

1. To consider and vote upon a proposal to approve the acquisition by Freedom of GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited (each, an “Acquired Company” and collectively, the “Acquired Companies”), pursuant to the Purchase Agreement, dated as of June 22, 2007, by and among Freedom, FA Sub 1 Limited, FA Sub 2 Limited, FA Sub 3 Limited, Jared Bluestein, as the buyers’ representative, Noam Gottesman, as the sellers’ representative, Lehman (Cayman Islands) Ltd, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Blue Hill Trust (collectively, the “GLG Shareowners”), and the transactions contemplated thereby, whereby FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, each a newly formed, wholly owned subsidiary of Freedom, will acquire all of the outstanding equity interests of the Acquired Companies, each Acquired Company will become a subsidiary of Freedom, and the GLG Shareowners will receive in exchange for their equity interests in the Acquired Companies (subject to adjustment) $1.0 billion in cash (or promissory notes in lieu of cash), 230,000,000 shares of Freedom common stock (or the economic equivalent thereof), representing a majority of Freedom’s outstanding shares after the acquisition, and 58,904,993 shares of Freedom Series A voting preferred stock;

2. To consider and vote upon four proposals to amend the amended and restated certificate of incorporation of Freedom, which we refer to as the certificate of incorporation, in connection with the consummation of the acquisition:

•	a proposal to change Freedom’s name from “Freedom Acquisition Holdings, Inc.” to “GLG Partners, Inc.”;

•	a proposal to increase the number of authorized shares of Freedom capital stock from 201,000,000 shares to 1,150,000,000 shares, including:

•	increasing the authorized shares of Freedom common stock, par value $0.0001 per share, from 200,000,000 to 1,000,000,000 shares; and

•	increasing the authorized shares of Freedom preferred stock, par value $0.0001 per share, from 1,000,000 to 150,000,000 shares, of which it is expected that 58,904,993 shares (subject to adjustment) will be designated by the board of directors as a new series of Freedom preferred stock titled Series A voting preferred stock, which will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to dividends or certain other distributions (the “Series A preferred stock”);

•	a proposal to increase from the affirmative vote of a majority of the quorum present at the meeting or a majority of the outstanding shares of Freedom common stock, as the case may be, to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of

Freedom capital stock entitled to vote generally, voting together as a single class, the vote required for Freedom’s stockholders to:

•	adopt, alter, amend or repeal the by-laws;

•	remove a director (other than directors elected by a series of preferred stock of Freedom, if any, entitled to elect a class of directors) from office, with or without cause; and

•	amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote, including the amendment provision itself, or to adopt any provision inconsistent with those provisions; and

•	a proposal to amend certain other provisions of the certificate of incorporation relating to, among other things, Freedom’s registered agent, the ability to call special meetings of stockholders, the scope of the indemnification of officers and directors and certain other ministerial amendments;

3. To consider and vote upon a proposal to amend the certificate of incorporation to remove, effective after the consummation of the acquisition, (1) certain provisions of Article Third and Article Fourth, paragraph B and (2) the entirety of Article Fifth of the certificate of incorporation, all of which relate to the operation of Freedom as a blank check company prior to the consummation of a business combination, and to add provisions regarding dividends and distributions;

4. To consider and vote upon a proposal to approve the adoption of the Freedom 2007 Restricted Stock Plan pursuant to which Freedom will reserve 10,000,000 shares of Freedom common stock for issuance to employees, service providers and certain key personnel;

5. To consider and vote upon a proposal to approve the adoption of the Freedom 2007 Long-Term Incentive Plan pursuant to which Freedom will reserve 40,000,000 shares of Freedom common stock for issuance to employees, service providers and certain key personnel;

6. To consider and vote upon a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the acquisition proposal, each of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal or the incentive plan proposal; and

7. To consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The board of directors of Freedom has fixed the close of business on October 12, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Only the holders of record of Freedom common stock on the record date are entitled to have their votes counted at the Freedom special meeting and any adjournments or postponements thereof.

We expect that the GLG Shareowners will hold approximately 70% of the outstanding shares of Freedom common stock on a fully diluted basis immediately following the consummation of the acquisition, based on the number of shares of Freedom common stock outstanding as of September 30, 2007 and after giving effect to the co-investment by Freedom’s sponsors for 5,000,000 units, each consisting of one share of common stock and one warrant, and assuming (1) the exchange into Freedom common stock of all exchangeable shares issued in connection with the acquisition, (2) the exercise of all put and call rights with respect to shares of FA Sub 1 Limited described below and (3) no election of redemption of shares by Freedom stockholders. Specifically, the total consideration for the acquisition is comprised of the following, which is subject to certain adjustments:

•	$1.0 billion in cash, reduced by the amount of any promissory notes issued to certain GLG Shareowners at their election;

•	promissory notes, if certain GLG Shareowners elect to receive promissory notes in lieu of all or a portion of the cash consideration payable to electing GLG Shareowners;

•	230,000,000 shares of Freedom common stock, which consists of: (1) 138,095,007 shares of Freedom common stock issuable by Freedom upon the consummation of the acquisition, including 10,000,000 shares of common stock to be issued for the benefit of GLG’s employees, service providers and certain key personnel under the Restricted Stock Plan; (2) 33,000,000 shares of common stock payable by Freedom upon exercise of certain put or call rights with respect to 33,000,000 ordinary shares to be issued by FA Sub 1 Limited to certain GLG Shareowners upon the consummation of the acquisition; and (3) 58,904,993 shares of common stock to be issued upon the exchange of 58,904,993 exchangeable Class B ordinary shares (the “Exchangeable Shares”) to be issued by FA Sub 2 Limited to certain GLG Shareowners upon the consummation of the acquisition. Each of the ordinary shares to be issued by FA Sub 1 Limited may be put by the holder to, or called by, Freedom immediately following consummation of the acquisition in exchange for one share of Freedom common stock. Each Exchangeable Share is exchangeable at any time at the election of the holder for one share of Freedom common stock; and

•	58,904,993 shares of Series A preferred stock which will be issued with the corresponding Exchangeable Shares and will carry only voting rights and nominal economic rights as described in the accompanying proxy statement, and will automatically be redeemed on a share for share basis as Exchangeable Shares are exchanged for shares of Freedom common stock.

We will not transact any other business at the special meeting, except for business properly brought before the special meeting, or any adjournment or postponement thereof, by our board of directors.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Freedom common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

The board of directors of Freedom unanimously recommends that you vote “FOR” each of the proposals that are described in the accompanying proxy statement. When you consider the recommendation of Freedom’s board of directors, you should keep in mind that certain of Freedom’s directors, officers and sponsors and GLG’s principals, trustees of related trusts and GLG’s key personnel have interests in the acquisition which are described in the accompanying proxy statement that are different from, or in addition to, your interests as a stockholder.

By Order of the Board of Directors,

Nicolas Berggruen
President and Chief Executive Officer

October 12, 2007

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

In this proxy statement, the term “GLG” refers to the combined business and operations of the Acquired Companies and their subsidiaries and affiliates, including GLG Partners LP, GLG Partners Services LP, Laurel Heights LLP and Lavender Heights LLP, and the term “GLG Funds” refers to the investment funds that GLG manages, operates and advises.

Nothing in this proxy statement should in any way be construed as, or is intended to be, a solicitation for, or an offer to provide, investment advisory services.

Why am I receiving this proxy statement?

Freedom, FA Sub 1 Limited, FA Sub 2 Limited, FA Sub 3 Limited and the GLG Shareowners have agreed to the acquisition by Freedom, through FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, of the Acquired Companies under the terms of the Purchase Agreement, dated as of June 22, 2007, which is described in this proxy statement. A copy of the purchase agreement is attached to this proxy statement as Annex A. We encourage you to review the entire purchase agreement carefully.

In order to complete the acquisition, (1) a majority of the shares of Freedom common stock issued and outstanding as of October 12, 2007, the record date, must be voted for the acquisition proposal, and (2) less than 20% of the shares of Freedom common stock issued in our initial public offering must be voted against the acquisition proposal and elect a redemption of their shares.

What is being voted on?

You are being asked to vote on nine proposals.

The first proposal is to approve the acquisition by FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, Freedom’s wholly owned subsidiaries, of the Acquired Companies from the GLG Shareowners pursuant to the purchase agreement.

The second through fifth proposals are to approve amendments to Freedom’s certificate of incorporation effective immediately prior to the consummation of the acquisition to:

•	change Freedom’s corporate name to “GLG Partners, Inc.”;

•	increase the total number of authorized shares of Freedom capital stock, including common and preferred stock, which will allow Freedom to issue additional shares of common stock and create and issue Series A preferred stock, which will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to dividends or certain other distributions;

•	increase to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of Freedom capital stock entitled to vote generally, voting together as a single class, the vote required for Freedom’s stockholders to:

•	adopt, alter, amend or repeal the by-laws;

•	remove a director (other than directors elected by a series of preferred stock of Freedom, if any, entitled to elect a class of directors) from office, with or without cause; and

•	amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote; and

•	amend certain other provisions of the certificate of incorporation relating to, among other things, Freedom’s registered agent, the ability to call special meetings of stockholders, the scope of the indemnification of officers and directors and certain other ministerial amendments;

The sixth proposal is to approve amendments to Freedom’s certificate of incorporation to remove, effective after the consummation of the acquisition, certain provisions of Article Third and Article Fourth, paragraph B and the entirety of Article Fifth relating to the operation of Freedom as a blank check company prior to the consummation of a business combination, and to add provisions regarding dividends and distributions.

The seventh proposal is to approve the adoption of the Freedom 2007 Restricted Stock Plan, which we refer to as the Restricted Stock Plan, pursuant to which Freedom will reserve 10,000,000 shares of Freedom common stock for issuance to employees, service providers and certain key personnel.

The eighth proposal is to approve the adoption of the 2007 Long-Term Incentive Plan, which we refer to as the LTIP, pursuant to which 40,000,000 shares of Freedom common stock will be reserved for issuance to employees, service providers and certain key personnel.

The ninth proposal is to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal or the incentive plan proposal.

A form of Freedom’s restated certificate of incorporation, as it would appear if the pre-closing certificate amendment proposals (with deletions denoted by italics and strikeovers and insertions denoted by italics and underlines) and the post-closing certificate amendment proposal (with deletions denoted by bold italics and strikeovers and insertions denoted by bold italics and underlines) are all effected, is attached as Annex H. Each of the Restricted Stock Plan and the LTIP has been approved by Freedom’s board of directors and will be effective upon consummation of the acquisition, subject to stockholder approval of each plan. A form of each of the Restricted Stock Plan and the LTIP is attached as Annex I and Annex J, respectively.

Each of the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal and the incentive plan proposal is conditioned upon the approval of the other proposals (subject to Freedom’s right to waive any such condition) and, in the event one or more of those proposals does not receive the necessary vote to approve that proposal, then only the adjournment proposal will be presented at the special meeting for adoption. Notwithstanding the foregoing, it is a condition to the closing of the acquisition for both Freedom and the GLG Shareowners under the purchase agreement that each of these proposals is approved by Freedom’s stockholders.

You are invited to attend the special meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. Your vote is important. Freedom encourages you to vote as soon as possible after carefully reviewing this proxy statement.

This proxy statement provides you with detailed information about the proposed acquisition, the pre-closing and post-closing amendments to the certificate of incorporation, the Restricted Stock Plan, the LTIP, the adjournment proposal and the special meeting of stockholders. We encourage you to carefully read this entire document, including the attached annexes. YOU SHOULD ALSO CAREFULLY CONSIDER THOSE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS”.

Why is Freedom proposing the acquisition, the amendments to its certificate of incorporation and the adoption of each of the Restricted Stock Plan and the LTIP?

Freedom is a blank check company formed specifically as a vehicle for the acquisition of or merger with a business whose fair market value is equal to at least 80% of the net assets of Freedom plus the proceeds of the co-investment by its sponsors (excluding deferred underwriting discounts and commissions of approximately $18.0 million). Freedom has been in search of a business combination partner since its initial public offering occurred in December 2006. Freedom’s board of directors believes that GLG presents a unique opportunity for Freedom because of its variety of investment products, advisory services, growth prospects and investment management team, among other factors. As a result, Freedom believes that the acquisition of GLG will provide Freedom stockholders with an opportunity to acquire, and participate in, a company with significant growth potential, particularly as its business continues to grow and expand into the United States and other dynamic global markets. Several of the amendments to Freedom’s certificate of incorporation are being undertaken because the proposed issuances in connection with the acquisition (including under the Restricted Stock Plan) and the adoption of the LTIP require a greater number of shares of Freedom common and preferred stock to be issued than is currently authorized, and upon consummation of the acquisition, management desires the name of the business to reflect its operations and for the certificate of incorporation to include certain provisions relevant to a publicly traded operating company. The adoption of the LTIP is being undertaken because Freedom’s board of directors deems it beneficial for Freedom going forward to attract, motivate and retain highly skilled investment professionals and others important to grow GLG’s business following the acquisition.

What vote is required in order to approve the acquisition proposal?

The approval of the acquisition of the Acquired Companies will require the affirmative vote of a majority of the shares of Freedom common stock outstanding as of the record date.

In addition, each Freedom stockholder who holds shares of common stock issued in Freedom’s initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards) has the right to vote against the acquisition proposal and, at the same time, elect that Freedom redeem such stockholder’s shares, which we refer to as the redemption election shares, for cash equal to a pro rata portion of the trust account, including interest, in which a substantial portion of the net proceeds of Freedom’s initial public offering is deposited. Stockholders who seek to exercise this redemption right must submit their vote against adoption of the acquisition proposal and their election that Freedom redeem their shares for cash no later than immediately prior to the vote on the acquisition proposal at the special meeting. Based on the amount of cash held in the trust account as of September 30, 2007, without taking into account any interest accrued after such date, a stockholder who votes against the acquisition proposal and elects to redeem its shares will be entitled to redeem shares of Freedom common stock that it holds for approximately $9.83 per share. These shares will be redeemed for cash only if the acquisition is completed.

However, if the holders of 10,560,000 or more shares of common stock issued in Freedom’s initial public offering, an amount equal to 20% or more of the total number of shares issued in the initial public offering, vote against the acquisition and elect redemption of their shares for a pro rata portion of the trust account, then Freedom will not be able to consummate the acquisition, regardless of whether a majority of the outstanding shares of Freedom common stock vote in favor of the acquisition proposal. If the acquisition is not completed, then redemption election shares will not be redeemed for cash, even if a stockholder who voted against the acquisition elected redemption. In connection with any redemption request, you may be asked to submit a physical stock certificate, which you would need to request from your broker if your shares are held in “street name”. In addition, you may also be required to submit proof of your vote against the acquisition proposal and of your election to redeem your shares for cash.

Each of Freedom’s sponsors, Berggruen Holdings North America Ltd. and Marlin Equities II, LLC, and all of its directors who purchased or received shares of Freedom common stock prior to its initial public offering, which we collectively refer to herein as the founders, beneficially own an aggregate of approximately 21.2% of the outstanding shares of Freedom common stock. All of these persons have agreed to vote all of these shares which were acquired prior to the public offering in accordance with the vote of the majority in interest of all other Freedom stockholders on the acquisition proposal. In addition, each of Freedom’s founders has previously agreed that if he or it acquires shares of Freedom common stock in or following the initial public offering, he or it will vote all such acquired shares in favor of the acquisition proposal. In addition, Berggruen Holdings and Marlin Equities, which beneficially own approximately 20.9% of the outstanding shares of Freedom common stock, have entered into a founders agreement with certain of the GLG Shareowners that requires them to vote for the adoption of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and, if necessary, the adjournment proposal.

Certain GLG Funds own in the aggregate 403,965 shares of Freedom common stock. The GLG principals control the voting of the shares of Freedom common stock owned by these GLG Funds by virtue of GLG entities acting as the manager and investment manager of these GLG Funds. Although there is no agreement with respect to the voting of these shares for the proposals, Freedom has been advised by GLG that GLG intends to cause these GLG Funds to vote the shares of Freedom common stock owned by them in accordance with the vote of a majority in interest of all Freedom stockholders on the acquisition proposal, subject to the approval of such vote by the board of directors of each such GLG Fund.

What vote is required in order to approve the name change proposal?

The approval of the amendment to the certificate of incorporation to change Freedom’s corporate name to “GLG Partners, Inc.” immediately prior to the consummation of the acquisition will require the affirmative vote of a majority of the shares of Freedom common stock issued and outstanding as of the record date. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

What vote is required in order to approve the authorized share proposal?

The approval of the pre-closing amendment to the certificate of incorporation to increase the number of authorized shares of Freedom capital stock from 201,000,000 shares to 1,150,000,000 shares, including: (1) increasing Freedom’s authorized common stock from 200,000,000 to 1,000,000,000 shares and (2) increasing Freedom’s authorized preferred stock from 1,000,000 to 150,000,000 shares, of which it is expected that 58,904,993 shares (subject to adjustment) will be designated by the board of directors as a new series of Freedom preferred stock titled Series A voting preferred stock, will require the affirmative vote of a majority of the shares of Freedom common stock issued and outstanding as of the record date. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

What vote is required in order to approve the super-majority vote proposal?

The approval of the pre-closing amendment to the certificate of incorporation to increase from the affirmative vote of a majority of the quorum present at the meeting or a majority of the outstanding shares of Freedom common stock, as the case may be, to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of Freedom capital stock entitled to vote generally, voting together as a single class, the vote required for Freedom’s stockholders to (1) adopt, alter, amend or repeal the by-laws, (2) remove a director (other than directors elected by a series of preferred stock of Freedom, if any, entitled to elect a class of directors) from office, with or without cause, and (3) amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote, including the amendment provision itself, or to adopt any provision inconsistent with those provisions, will require the affirmative vote of a majority of the shares of Freedom common stock issued and outstanding as of the record date. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

What vote is required in order to approve the other pre-closing certificate amendments proposal?

The approval of the pre-closing amendment of certain other provisions of the certificate of incorporation relating to, among other things, Freedom’s registered agent, the ability to call special meetings of stockholders, the scope of the indemnification of officers and directors and certain other ministerial amendments, as more fully set forth in the form of restated certificate of incorporation attached as Annex H, will require the affirmative vote of a majority of the shares of Freedom common stock issued and outstanding as of the record date. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

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What vote is required in order to approve the post-closing certificate amendment proposal?

The approval of the amendments to the certificate of incorporation to remove, effective after the consummation of the acquisition, certain provisions of Article Third and Article Fourth, paragraph B and the entirety of Article Fifth relating to the operation of Freedom as a blank check company prior to the consummation of a business combination, and to add provisions regarding dividends and distributions, will require the affirmative vote of a majority of the shares of Freedom common stock issued and outstanding as of the record date. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

What vote is required in order to approve the restricted stock plan proposal?

The approval of the adoption of the Restricted Stock Plan will require the affirmative vote of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

What vote is required in order to approve the incentive plan proposal?

The approval of the adoption of the LTIP will require the affirmative vote of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

What vote is required in order to adopt the adjournment proposal?

The approval of the adjournment proposal will require the affirmative vote of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Berggruen Holdings and Marlin Equities have agreed to, and Freedom has been advised that each of its other founders intends and GLG intends to cause the GLG Funds to, vote all of his or its shares of Freedom common stock in favor of this proposal.

Did Freedom’s board of directors make a determination as to the value of GLG?

While they did not identify a specific value for GLG, Freedom’s directors determined that the fair market value of GLG is in excess of 80% of Freedom’s net assets plus the proceeds of the co-investment by its sponsors (excluding deferred underwriting discounts and commissions of approximately $18.0 million).

Did Freedom’s board of directors obtain a fairness opinion in connection with its approval of the purchase agreement?

No. During the process leading up to the signing of the purchase agreement, Freedom’s board of directors discussed the option of obtaining a fairness opinion of the proposed acquisition by Freedom of GLG. The board of directors of Freedom determined not to obtain a fairness opinion in connection with the approval of the purchase agreement for the following reasons: (1) its internal ability to value the business against public comparables and other market index measures; (2) its general exercise of its business judgment; and (3) its knowledge that the valuation of the proposed acquisition would be tested by the market and factors that Freedom’s public stockholders deem relevant and that 20% of the public stockholders could effectively veto the combination if they did not deem such valuation to be fair.

If I am not going to attend the Freedom special meeting of stockholders in person, should I return my proxy card instead?

Yes. After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided as soon as possible, so that your shares may be represented at the special meeting.

What will happen if I abstain from voting or fail to vote?

An abstention, since it is not an affirmative vote in favor of a particular proposal but adds to the number of shares present in person or by proxy, will have the same effect as a vote against (1) the acquisition proposal (but will not have the effect of redeeming your shares for a pro rata portion of the trust account in which a substantial portion of the net proceeds of Freedom’s initial public offering are held), (2) each of the pre-closing certificate amendment proposals, (3) the post-closing certificate amendment proposal, (4) the restricted stock plan proposal, (5) the incentive plan proposal and (6) the adjournment proposal.

A failure to vote will have no impact upon the approval of the matters referred to in clauses (4), (5) and (6) above, but, as the acquisition proposal, each of the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal require the affirmative vote of a majority of all outstanding shares of Freedom common stock, a failure to vote will have the effect of a vote against such acquisition proposal and each of the pre-closing and post-closing certificate amendment proposals. Failure to vote will not have the effect of electing to redeem your shares for a pro rata portion of the trust account.

What do I do if I want to change my vote?

If you wish to change your vote, please send a later-dated, signed proxy card to Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022 prior to the date of the special meeting or attend the special meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Innisfree M&A Incorporated, provided such revocation is received prior to the special meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal or the incentive plan proposal. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote”. Broker non-votes are counted for purposes of determining the presence of a quorum and will have the same effect as votes “AGAINST” the acquisition proposal, each of the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal, but will not be counted towards the vote total for the restricted stock plan proposal, the incentive plan proposal or the adjournment proposal. However, a “broker non-vote” that has the effect of voting against the acquisition proposal will not have the effect of electing to redeem your shares for a pro rata portion of the trust account.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Freedom common stock are represented by stockholders present at the meeting or by proxy. On the record date, there were 64,800,003 shares of Freedom common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Will I receive anything in the acquisition?

If the acquisition is completed and you vote your shares for the acquisition proposal, you will continue to hold the Freedom common stock and warrants that you currently own. If the acquisition is completed but you have voted your shares against the acquisition proposal and have elected a redemption, your Freedom common stock will be cancelled and you will receive cash equal to a pro rata portion of the trust account, which, as of September 30, 2007, without taking into account any interest accrued after such date, was equal to approximately $9.83 per share. However, you will continue to hold the warrants that you currently own.

Do I have redemption rights in connection with the acquisition?

If you hold shares of common stock issued in Freedom’s initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards), then you have the right to vote against the acquisition proposal and elect that Freedom redeem your shares of common stock for a pro rata portion of the trust account in which a substantial portion of the net proceeds of its initial public offering are held. These rights to vote against the acquisition and elect redemption of your shares for a pro rata portion of the trust account are referred to in this proxy statement as redemption rights, and each share of common stock as to which such election is made is referred to as a redemption election share.

If I have redemption rights, how do I exercise them?

If you wish to exercise your redemption rights, you must submit your vote against the acquisition and your election that Freedom redeem your shares for cash no later than immediately prior to the vote on the acquisition proposal at the special meeting (or any adjournment or postponement thereof). If you validly exercise your redemption rights and the acquisition is completed then (1) you will be entitled to receive a pro rata portion of the trust account in which a substantial portion of the net proceeds of Freedom’s initial public offering are held, including any interest earned thereon through the date of the special meeting and (2) you will be exchanging your redemption election shares for cash and will no longer own these shares. However, if you elect to have Freedom redeem your redemption election shares, you will still have the right to exercise any warrants received as part of the units you hold in accordance with the terms thereof.

Based on the amount of cash held in the trust account as of September 30, 2007, without taking into account any interest accrued after such date, you will be entitled to elect to have Freedom redeem each redemption election share that you hold for approximately $9.83 per share. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Freedom. If the acquisition is not completed, then these shares will not be redeemed for cash. Freedom will have sufficient funds in the trust account (after giving effect to the co-investment and the payment of the cash purchase price of the acquisition) to pay the redemption price for the redemption election shares, even if it must redeem 19.99% of the shares of common stock issued in Freedom’s initial public offering.

The acquisition will not be completed if the holders of 10,560,000 or more shares of common stock issued in Freedom’s initial public offering, an amount equal to 20% or more of such shares, vote against the acquisition proposal and exercise their redemption rights, regardless of whether a majority of the outstanding shares of Freedom common stock vote in favor of the acquisition proposal. If the acquisition is not completed, then your redemption election shares will not be redeemed for cash at this time, even if you elected redemption.

You will be required, whether you are a record holder or hold your shares in “street name”, either to tender your certificates to our transfer agent at any time through the vote on the acquisition or to deliver your shares to Freedom’s transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at your option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35, and the broker may or may not pass this cost on to you.

You will have sufficient time from the time we send out this proxy statement through the time of the vote on the acquisition proposal to deliver your shares if you wish to exercise your redemption rights. This time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by you, whether or not you are a record holder or your shares are held in “street name”, within a day, by simply contacting the transfer agent or your broker and requesting delivery of your shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for redemption, once made, may be withdrawn at any time up to immediately prior to the vote on the acquisition proposal at the special meeting (or any adjournment or postponement thereof). Furthermore, if you delivered a certificate for redemption and subsequently decided prior to the meeting not to elect redemption, you may simply request that the transfer agent return the certificate (physically or electronically) to you.

Please note, however, that once the vote on the acquisition proposal is held at the special meeting, you may not withdraw your request for redemption and request the return of your stock certificate (either physically or electronically). If the acquisition is not completed, your stock certificate will be automatically returned to you.

What happens to the Freedom warrants I hold if I vote against adoption of the acquisition proposal and exercise my redemption rights?

Properly exercising your redemption rights does not result in either the redemption or loss of your warrants. Your warrants will continue to be outstanding following the acquisition and the redemption of your Freedom common stock.

What if I object to the proposed acquisition? Do I have appraisal or dissenters’ rights?

No appraisal or dissenters’ rights are available under the Delaware General Corporation Law, which we refer to as the DGCL, for the stockholders of Freedom in connection with the proposals described in this proxy statement.

What happens to the funds deposited in the trust account after consummation of the acquisition?

Upon consummation of the acquisition, any funds remaining in the trust account after payment of amounts, if any, to stockholders requesting and exercising their redemption rights, will be used for working capital purposes.

What happens if the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal and the incentive plan proposal do not receive the necessary votes for approval?

If the acquisition proposal, pre-closing certificate amendments proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal and the incentive plan proposal do not receive the necessary votes for approval, then only the adjournment proposal will be presented at the special meeting for adoption, and if such proposal is approved the special meeting will be adjourned to a later date or dates to permit further solicitation and vote of proxies.

What happens if, even after adjournment, the acquisition is not consummated?

If the acquisition is not consummated even after adjournment, Freedom’s certificate of incorporation will not be amended, each of the Restricted Stock Plan and the LTIP will not be adopted and Freedom will continue to search for a business to acquire. However, Freedom will be liquidated if (1) it does not consummate a business combination by June 28, 2008 or (2) a letter of intent, agreement in principle or definitive agreement is executed by June 28, 2008, but a business combination is not consummated by December 28, 2008. If Freedom is unable to conclude an initial business combination and is liquidated and it expends all of the net proceeds of its initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $3.9 million in interest income on the trust account balance previously released to it to fund working capital requirements, the initial per-share liquidation price would be $9.83, or $0.17 less than the per-unit offering price of $10.00. We cannot assure you that the actual per share liquidation price will not be less than $9.83. Furthermore, the outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire and become worthless if Freedom dissolves and liquidates before completing a business combination.

If the acquisition is completed, what will happen to the Freedom common stock, units and warrants?

The acquisition will have no effect on the Freedom common stock, units and warrants currently outstanding, except that Freedom expects that they will trade on the New York Stock Exchange instead of the American Stock Exchange, upon consummation of the acquisition. Freedom may in the future consider the listing of its common stock, warrants and units on a trading market in London, Europe or elsewhere.

When do you expect the proposals to be completed?

Freedom expects that the transactions and actions contemplated in the proposals (other than the post-closing certificate amendment) will be completed as promptly as practicable following the Freedom special meeting of stockholders to be held on October 31, 2007. However, Freedom may terminate the purchase agreement in certain circumstances even if stockholders approve the acquisition proposal. The post-closing certificate amendment proposal will be completed as soon as practicable after consummation of the acquisition.

Who can help answer my questions?

If you have questions about any of the proposals, you may write or call Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022, (888) 750-5834.

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SUMMARY

This Summary is being provided with respect to each of the proposals. Although the acquisition is the primary reason for the calling of the special meeting of stockholders, the other proposals are important as well. All of the proposals are described in detail elsewhere in this proxy statement and this Summary discusses the material items of each of the proposals. You should carefully read this entire proxy statement, including the attached annexes. See “Where You Can Find More Information”. Unless the context indicates otherwise, in this Summary, prior to the acquisition, the terms “we”, “us” and “our” refer to Freedom and, following the acquisition, such terms refer to the combined company, which will be renamed GLG Partners, Inc.

The Companies

Freedom

Freedom is a Delaware blank check company formed to complete a business combination with one or more operating businesses. On December 28, 2006, it sold 48,000,000 units (consisting of one share of Freedom common stock and one warrant to purchase Freedom common stock) in an initial public offering, and on January 24, 2007, the underwriters for the initial public offering purchased an additional 4,800,000 units pursuant to an over-allotment option. Freedom’s sponsors, Berggruen Holdings and Marlin Equities, purchased in equal amounts an aggregate of 4,500,000 warrants at a price of $1.00 per warrant ($4.5 million in the aggregate) in a private placement that occurred immediately prior to the initial public offering.

Freedom received net proceeds of approximately $512.6 million from its initial public offering (including proceeds from the exercise by the underwriters of their over-allotment option) and sale of the sponsors’ warrants. Of those net proceeds, approximately $18.0 million is attributable to the portion of the underwriters’ discount which has been deferred until the consummation of a business combination. The net proceeds were deposited into a trust account and will be part of the funds distributed to Freedom’s public stockholders in the event it is unable to complete a business combination. In addition, in connection with the initial public offering, Freedom’s sponsors have previously agreed to purchase in equal amounts an aggregate of 5,000,000 units at $10.00 per unit ($50.0 million in the aggregate) in a private placement that will occur immediately prior to the consummation of any business combination, including the acquisition. This private placement is referred to as the co-investment and these private placement units, shares of common stock and warrants are referred to as the co-investment units, co-investment common stock and co-investment warrants, respectively, in this proxy statement.

Freedom’s shares of common stock, warrants and units are listed on the American Stock Exchange under the symbols FRH, FRH.WS and FRH.U, respectively.

Freedom’s principal executive office is located at 1114 Avenue of the Americas, 41st Floor, New York, New York 10036, and its telephone number is (212) 380-2230.

GLG

GLG, the largest independent alternative asset manager in Europe and the eleventh largest globally, offers its base of long-standing prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving clients’ capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service.

GLG uses a multi-strategy approach across the funds it manages, offering approximately 40 funds across equity, credit, convertible and emerging markets products. We refer to these funds as the GLG Funds. As of June 30, 2007, GLG’s gross AUM (including assets invested from other GLG Funds) were approximately $21.5 billion, up from approximately $3.9 billion as of December 31, 2001, representing a compound annual growth rate, or CAGR, of 36%. As of June 30, 2007, GLG’s net AUM (net of assets invested from other GLG Funds) were approximately $18.6 billion, up from approximately $3.9 billion as of December 31, 2001, representing a CAGR of 33%. In 2007, on a dollar-weighted basis, the net return of the GLG Funds was 10.9% for the first six months, flat in July and decreased by 3.3% in August, for an overall increase of 7.6%. In 2007, on a dollar-weighted basis, the net return of the single-manager alternative strategy funds was 11.7% for the first six months, increased by 0.5% in July and decreased by 3.6% in August, for an overall increase of 8.6%.

GLG derives revenues by charging performance fees based on the performance of the funds and accounts it manages and management and administration fees as a percentage of the AUM of the funds and accounts it manages. Unlike other typical alternative asset managers, GLG does not hold any ownership interest, investments or carried interests in the GLG Funds, other than a de minimis amount of subscriber and management shares. The subscriber and management shares are for a fixed notional amount and do not have an entitlement to participate in movements in net asset value, nor do they generate any income for GLG. As a result, GLG does not receive any income by reason of investment on its own account in the GLG Funds.

In addition, GLG’s principals, their related trustees and certain GLG key personnel do not have any carried interests in the GLG Funds and, after the completion of the acquisition, they are expected to have investments in GLG Funds, including amounts they are required to invest in GLG Funds pursuant to the purchase agreement, equal to approximately $715 million of net AUM.

Headquartered in London, GLG has built an experienced and highly-regarded investment management team of 95 investment professionals and supporting staff of 205 personnel, representing decades of experience in the alternative asset management industry. In addition, GLG receives dedicated research and administrative services with respect to GLG’s U.S.-focused investment strategies from GLG Inc., an independently owned dedicated service provider based in New York with 27 personnel. GLG has recently agreed to acquire GLG Inc. subject to certain conditions, including registration by GLG Inc. and GLG Partners LP (to the extent required by applicable law) as investment advisers under the U.S. Investment Advisers Act of 1940.

On August 16, 2007, Istithmar (PJSC), the Government of Dubai-owned private equity and alternative investment firm, and Sal. Oppenheim jr. & Cie. S.C.A., Europe’s largest independent private bank, each completed the purchase of shares in GLG Holdings Limited and GLG Partners Services Limited equal to 3.92% of the outstanding shares in those entities and shares in GLG Partners Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited equal to 3.53% of the outstanding shares in those entities for an aggregate purchase price of $82.5 million payable by each of Istithmar and Sal. Oppenheim from Jonathan Green, one of GLG’s founders who retired from GLG in 2003, and Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, a trust established by Jonathan Green for the benefit of himself and his family, which we refer to as the Green GLG Trust. Each acquisition represents an approximately 3% equity stake in GLG. Both Istithmar and Sal. Oppenheim will separately be investors in GLG Funds.

The principal executive office of GLG is located at One Curzon Street, London, W1J 5HB, which will be Freedom’s headquarters after the acquisition. GLG’s telephone number is + 44 20 7016 7000.

Recent Developments

As of September 30, 2007, GLG’s estimated net AUM was approximately $20.5 billion. During the three months ended September 30, 2007, on a dollar-weighted basis, the net returns of the GLG Funds decreased less than 0.5% and managed account inflows and gross fund-based inflows of AUM (net of redemptions) exceeded $1.7 billion.

The GLG Shareowners

The GLG Shareowners include:

•	Each of GLG’s principals, Noam Gottesman, Emmanuel Roman and Pierre Lagrange, whom we refer to collectively as the Principals;

•	Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, a trust established by Mr. Gottesman for the benefit of himself and his family, which we refer to as the Gottesman GLG Trust;

•	G&S Trustees Limited*, in its capacity as trustee of the Lagrange GLG Trust, a trust established by Mr. Lagrange for the benefit of himself and his family, which we refer to as the Lagrange GLG Trust;

•	Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, a trust established by Mr. Roman for the benefit of himself and his family, which we refer to as the Roman GLG Trust;

•	Abacus (C.I.) Limited*, in its capacity as trustee of the Green GLG Trust;

•	Lehman (Cayman Islands) Ltd;

•	Istithmar (PJSC), a wholly owned subsidiary of Dubai World, the Government of Dubai’s investment company;

•	Sal. Oppenheim jr. & Cie. S.C.A.;

•	Lavender Heights Capital LP, an entity through which certain of GLG’s key personnel participate in the equity participation plan described below under “— The Acquisition — Acquisition-Related Agreements and Transactions” and the general partner of which is Mount Garnet Limited, the directors of which are the Trustees;

•	Ogier Fiduciary Services (Cayman) Limited*, in its capacity as trustee of the Green Hill Trust, a trust established for the benefit of certain past, current or future GLG employees and key personnel who participate or may in the future participate in any remainder interests in the equity participation plan;

•	Sage Summit LP, an entity through which certain of GLG’s key personnel participate in the equity participation plan and the general partner of which is Sage Summit Ltd., the directors of which are the Trustees; and

•	Ogier Fiduciary Services (Cayman) Limited*, in its capacity as trustee of the Blue Hill Trust, a trust established for the benefit of certain past, current or future GLG employees and key personnel who participate or may in the future participate in any remainder interests in the equity participation plan.

We refer to Mr. Schreyer, G&S Trustees Limited and Mr. Robins, in their capacities as the trustees of the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust, respectively, collectively as the Trustees and individually as a Trustee.

Note: The entities marked with an asterisk are unaffiliated professional corporate trustees.

The Acquisition

Freedom’s board of directors believes that GLG presents a unique opportunity for Freedom because of its variety of investment products, advisory services, growth prospects and investment management team, among other factors. As a result, Freedom believes that the acquisition of GLG will provide Freedom stockholders with an opportunity to acquire, and participate in, a company with significant growth potential, particularly as its business continues to grow and expand into the United States and other dynamic global markets. GLG currently derives its revenues from management fees and administration fees based on the value of the assets under management in the GLG Funds and the accounts managed by GLG, and performance fees based on the performance of the GLG Funds and the accounts managed by GLG. If the acquisition is consummated, Freedom’s stockholders will not become investors in the GLG Funds and the accounts managed by GLG, but rather will become stockholders of an alternative asset manager which will be named GLG Partners, Inc.

The Acquired Companies

The purchase agreement, executed on June 22, 2007, provides for the acquisition by Freedom of all of the outstanding equity interests of the Acquired Companies through FA Sub 1 Limited, FA Sub 2 Limited and FA

Sub 3 Limited (collectively with Freedom, the “Freedom Group”), each a newly formed, wholly owned subsidiary of Freedom. Following consummation of the acquisition, the business and assets of the Acquired Companies will be Freedom’s only operations. However, the following interests in certain GLG entities will not be (1) acquired by the Freedom Group in the acquisition or (2) held by the Freedom Group after the acquisition:

•	Limited partner profit shares: Certain profit share interests of GLG’s key personnel (other than the Principals) who participate in GLG’s limited partner profit share arrangement described under “Organizational Structure”; and

•	Exchangeable Shares: Exchangeable Shares of FA Sub 2 Limited representing 19.65% of the equity of FA Sub 2 Limited described below under “— Acquisition Consideration” will be held by the Trustee of the Gottesman GLG Trust.

The limited partner profit share arrangement is the primary means through which certain non-employee key personnel are compensated for their services to GLG. The limited partner profit shares will be paid as distributions from GLG’s net income in amounts determined at the discretion of GLG’s management, but before distributions to GLG Partners, Inc. As described below under “— Acquisition Consideration”, the Exchangeable Shares will be entitled to certain distributions by FA Sub 2 Limited which shareholders of GLG Partners, Inc. will not be entitled to participate in. Accordingly, after completion of the acquisition, amounts distributed in respect of limited partner profit shares and FA Sub 2 Limited Exchangeable Shares will not be available for distribution to GLG Partners, Inc. shareholders. As a result of the distributions, management, administration and performance fees earned by GLG will not necessarily flow to the GLG Partners, Inc. shareholders in amounts proportionate to their beneficial ownership of shares of GLG Partners, Inc. Instead, the amounts available for distribution to GLG Partners, Inc. shareholders will be reduced by the amounts received by GLG’s key personnel as limited partner profit share and by the holder of FA Sub 2 Limited Exchangeable Shares as special distributions.

There is no single exchange ratio or uniform per share amount that GLG Shareowners will be paid for their equity interests in the Acquired Companies. The value of each equity interest is tied to the value ascribed to the related Acquired Company in the purchase agreement, as well as the number and type of equity interests issued by that Acquired Company. The chart below summarizes the aggregate consideration (cash and the value of Freedom securities based on an assumed trading price of Freedom common stock of $9.50  per share (the minimum price under the purchase agreement)) that will be paid for each share of the various Acquired Companies.

Aggregate Consideration
(Cash & Freedom Securities)
Name of Acquired Company	Per Outstanding Share

GLG Partners Asset Management Limited	$47.46
GLG Partners (Cayman) Limited	$0.17
GLG Partners Services Limited	$188,575.91
Mount Garnet Limited	$ <0.01
Knox Pines, Ltd.	$1,682,392.93
Betapoint Corporation	$104,869.16
GLG Holdings Limited	$282,863.87
GLG Partners Limited	$43.66
Mount Granite Limited	$ <0.01
Liberty Peak Ltd.	$2,523,589.39
Albacrest Corporation	$157,303.74

The consideration received by each GLG Shareowner for each Acquired Company will be in direct proportion to that GLG Shareowner’s percentage interest in that Acquired Company, after reallocating to Lavender Heights Capital LP and Sage Summit LP 15% of the sale proceeds attributable to the following Acquired Companies:

•	GLG Partners Asset Management Limited;

•	GLG Partners (Cayman) Limited; and

•	GLG Partners Limited.

While neither Lavender Heights Capital LP nor Sage Summit LP has any direct or indirect equity interest in these three Acquired Companies, they have a contractual right to receive 15% of the aggregate consideration paid in connection with the acquisition under the terms of the equity participation plan. The reallocation of sale proceeds for these three Acquired Companies gives effect to the equity participation plan. It results in Lavender Heights Capital LP and Sage Summit LP receiving an additional 59,943 FA Sub 1 Limited ordinary shares and $272,847 of cash, in the aggregate.

Apart from the fact that per share amounts vary based on the value of each Acquired Company and the number and type of equity interests issued by that Acquired Company, the consideration received by each GLG Shareowner will also vary because:

•	not every GLG Shareowner holds shares or other equity interests in each Acquired Company; and

•	GLG Shareowners who hold shares or other equity interests in many of the Acquired Companies, such as the Principals, have different percentage interests in the shares or other equity interests issued by different Acquired Companies.

However, in the aggregate, each GLG Shareowner will receive for his or its combined ownership interests stock and cash consideration proportionate to his or its combined ownership interest (after giving effect to the 15% interest for the equity participation plan and the 10,000,000 shares to be issued for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan).

Acquisition Consideration

At the closing, and subject to adjustment as hereafter described, the GLG Shareowners will receive, in exchange for all of the outstanding equity interests of the Acquired Companies, an aggregate of:

•	$1.0 billion in cash, reduced by the amount of any promissory notes issued to Sage Summit LP and Lavender Heights Capital LP at their election (“Notes”);

•	Notes, if Sage Summit LP and Lavender Heights Capital LP elect to receive Notes in lieu of all or a portion of the cash consideration payable to the electing GLG Shareowner(s);

•	230,000,000 shares of Freedom common stock, which consists of:

•	138,095,007 shares of Freedom common stock issuable by Freedom upon the consummation of the acquisition, including 10,000,000 shares of common stock to be issued for the benefit of GLG’s employees, service providers and certain key personnel under the Restricted Stock Plan;

•	33,000,000 shares of common stock payable by Freedom upon exercise of certain put or call rights with respect to 33,000,000 ordinary shares to be issued by FA Sub 1 Limited to Sage Summit LP and Lavender Heights Capital LP upon the consummation of the acquisition; and

•	58,904,993 shares of common stock to be issued upon the exchange of 58,904,993 Exchangeable Shares to be issued by FA Sub 2 Limited to the Trustee of the Gottesman GLG Trust upon the consummation of the acquisition; and

•	58,904,993 shares of Series A preferred stock to be issued to the Trustee of the Gottesman GLG Trust upon the consummation of the acquisition.

Based on the closing sale price of Freedom common stock on June 22, 2007 of $10.45 per share, the aggregate value of the consideration for the acquisition will be approximately $3.4 billion.

The GLG Shareowners are subject to a number of varying tax regimes and tax rules. The receipt of a particular type of security (e.g., Freedom common stock, FA Sub 1 Limited ordinary shares, or FA Sub 2 Limited Exchangeable Shares and Freedom Series A preferred stock) or form of consideration (e.g., cash or Notes) may have different tax consequences to particular GLG Shareowners depending on their tax circumstances. The issuance of the Notes and the FA Sub 1 Limited ordinary shares (which are subject to put and call rights) will have the effect of accommodating the differing personal tax profiles of the GLG Shareowners and will not have a negative impact on Freedom.

On the closing date, FA Sub 1 Limited will issue the Notes to Sage Summit LP and/or Lavender Heights Capital LP, if either so elects, with a term of two years from the closing date. The Notes will bear interest at a fixed rate per annum equal to LIBOR as of the closing date, payable on June 30 and December 31 of each year. The Notes will be nonrecourse and will be secured by and payable only from a bank deposit in an aggregate amount equal to the principal amount of the Notes. The holders of the Notes will have the right to require FA Sub 1 Limited to repay the outstanding principal and accrued interest of the Notes on any business day not less than six months after the closing date. FA Sub 1 Limited will be entitled at any time after the expiration of six months from the closing date to purchase any of the Notes, at a price equal to the principal amount of such Notes plus accrued but unpaid interest, by tender or otherwise by agreement with the relevant holder of the Notes.

On the closing date, FA Sub 1 Limited will issue to Sage Summit LP and Lavender Height Capital LP 33,000,000 ordinary shares which are subject to put and call rights pursuant to a shares exchange agreement to be entered into between Freedom, Sage Summit LP and Lavender Heights Capital LP. Sage Summit LP and Lavender Heights Capital LP will have the right, at any time on or after the closing date, to require Freedom to acquire all of the FA Sub 1 Limited ordinary shares held by them and Freedom will have the right, at any time starting from one business day after the closing date, to require Sage Summit LP and Lavender Heights Capital LP (to the extent they have not yet exercised their put rights) to transfer all of their FA Sub 1 Limited ordinary shares to Freedom, in each case, in consideration for shares of Freedom common stock on a one-for-one basis, subject to adjustments. The put and call rights with respect to the 33,000,000 FA Sub 1 Limited ordinary shares were provided to permit FA Sub 1 Limited and/or the holders of the ordinary shares to simplify the capitalization of FA Sub 1 Limited following the completion of the acquisition. Freedom anticipates exercising (subject to approval by Freedom’s reconstituted board of directors after the acquisition) its call right at the earliest opportunity in the event that either of Sage Summit LP or Lavender Heights Capital LP does not first exercise its put right following the completion of the acquisition. If the put and call rights relating to the FA Sub 1 Limited shares are not exercised, the consolidated financial statements after the transaction will include a minority interest reflecting approximately 11% of FA Sub 1 and its subsidiaries that is not owned by Freedom.

On the closing date, FA Sub 2 Limited will issue 58,904,993 Exchangeable Shares (subject to adjustment) to the Trustee of the Gottesman GLG Trust. Except for certain limited matters which will require the majority vote or written consent of the holder of Exchangeable Shares, the holder of Exchangeable Shares will have no voting rights with respect to FA Sub 2 Limited. The holder of Exchangeable Shares will also hold shares of Freedom Series A preferred stock in an amount equal to the number of shares of Freedom common stock into which the Exchangeable Shares it holds are exchangeable, which will entitle such holder to vote on the same basis as the holders of shares of Freedom common stock. The shares of Freedom Series A preferred stock will not provide their holder with any economic rights with respect to Freedom, except for nominal payments upon a liquidation of Freedom.

Each Exchangeable Share will be exchangeable at any time after the closing date, at the election of the holder, for one share of Freedom common stock, subject to adjustments. Upon each exchange of an Exchangeable Share, one share of Series A preferred stock will be automatically redeemed for each share of Freedom common stock issued. Pursuant to a support agreement to be entered into between Freedom and FA Sub 2 Limited, Freedom will be obligated to issue to FA Sub 2 Limited (through FA Sub 1 Limited), the number of shares of Freedom common stock as may be required to comply with an exchange notice from a holder of Exchangeable Shares. The Trustee of the Gottesman GLG Trust does not have any current intention to exchange its Exchangeable Shares for Freedom Common Stock.

The Exchangeable Shares will entitle their holder to receive cumulative dividend distributions from FA Sub 2 Limited at the same time that Freedom pays or makes a dividend or distribution of cash or other property (other than certain restructuring distributions) to its common shareholders, in an aggregate amount equal to the amount of the dividend or distribution paid or made by Freedom per share of Freedom common stock multiplied by the number of shares of Freedom common stock into which the Exchangeable Shares are then exchangeable. In addition, the holder of Exchangeable Shares will be entitled to cumulative quarterly cash distributions. These special dividends will be determined by reference to the greater of (1) the highest combined U.S. federal, state and local rate of income tax (as in effect from time to time) payable by an individual who is a citizen of the United States who is resident in New York City (currently 43.87%) and the holder’s share of taxable income of FA Sub 2 Limited as determined for U.S. federal, state and local tax purposes and (2) the highest rate of income tax in the United Kingdom (as in effect from time to time) payable by an individual who is resident of and domiciled in the United Kingdom (currently 40.00%) and the holder’s share of taxable income of FA Sub 2 Limited as determined for U.K. tax purposes. In the event of a liquidation, dissolution or winding up of FA Sub 2 Limited, whether voluntary or involuntary, the holder of Exchangeable Shares will be entitled to share in the proceeds of such liquidation, dissolution or winding up on a pro rata basis in accordance with the holder’s ownership percentage in FA Sub 2 Limited, subject to certain adjustments for prior non-pro rata dividends.

Upon consummation of the acquisition (and assuming the exercise of all put and call rights relating to FA Sub 1 Limited ordinary shares), FA Sub 2 Limited, as an operating subsidiary of Freedom, will be 80.35% owned by Freedom and 19.65% owned by the Trustee of the Gottesman GLG Trust.

The Notes, the FA Sub 1 Limited ordinary shares, the FA Sub 2 Limited Exchangeable Shares and the Freedom Series A preferred stock are described in more detail under “Agreements Related to the Acquisition — Shares Exchange Agreement” and “— Support Agreement” and “The Authorized Share Proposal — Description of Capital Stock”.

In addition, Freedom and GLG estimate that they will incur direct transaction costs of approximately $36 million associated with the acquisition, which will be included as a part of the total purchase cost for accounting purposes if the acquisition is completed.

The $1.0 billion in cash (less the amount of Notes issued) necessary to pay the cash portion of the purchase price to the GLG Shareowners will be financed through a combination of (1) up to approximately $551.1 million of proceeds raised in Freedom’s initial public offering (after giving effect to the $50.0 million co-investment by Freedom’s sponsors) and (2) bank debt financing of up to $570.0 million described below under “— Financing”. The available cash will be reduced by amounts necessary to pay for any redemption rights exercised by Freedom’s stockholders. The balance of the net proceeds of the debt financing will be used for working capital payments.

Freedom and GLG plan to complete the acquisition as promptly as practicable after the Freedom special meeting, provided that:

•	Freedom’s stockholders have approved the acquisition, the pre-closing and post-closing amendments to Freedom’s certificate of incorporation, the Restricted Stock Plan and the LTIP;

•	holders of less than 20% of the shares of Freedom common stock issued in its initial public offering vote against the acquisition proposal and elect to have Freedom redeem their shares for cash; and

•	the other conditions specified in the purchase agreement described below under “— Conditions to the Completion of the Acquisition” have been satisfied or waived.

If Freedom stockholder approval has not been obtained at that time, or any other conditions have not been satisfied or waived, the acquisition will be completed promptly after stockholder approval is obtained or the remaining conditions are satisfied or waived.

A copy of the purchase agreement is included as Annex A to this proxy statement. We encourage you to read the purchase agreement in its entirety. See “The Purchase Agreement”.

Financing

FA Sub 3 Limited has obtained commitments from a syndicate of banks arranged and led by Citigroup Global Markets, Inc. to provide, subject to customary conditions, a 5-year amortizing term loan facility and a 5-year non-amortizing revolving credit facility for up to an aggregate of $570.0 million to finance the acquisition, including purchase price adjustments, paying transaction costs and repaying existing GLG indebtedness, and for working capital purposes, purchase price adjustments and other general corporate purposes. The term loans and revolving loans will be guaranteed by Freedom and certain of its subsidiaries (including certain Acquired Companies, but excluding certain regulated entities) and will be secured by a first priority pledge of all notes and capital stock owned by FA Sub 3 Limited and the guarantors and a first priority security interest in all or substantially all other assets owned by FA Sub 3 Limited and the guarantors. The term loans will amortize in equal installments due 42, 48 and 54 months from the closing date in an aggregate amount equal to 75% of the original principal amount. The remaining balance of the term loan will be due on the fifth anniversary of the closing date.

The term loans and revolving loans will bear interest at one of the following rates, at the election of FA Sub 3 Limited:

•	the Applicable Margin (as described below) plus the highest of:

•	Citibank, N.A.’s base rate;

•	the adjusted average three-month certificate of deposit rate plus 0.5%; and

•	the federal funds effective rate plus 0.5%; or

•	the Applicable Margin plus the current LIBOR.

Applicable Margin means for the first two fiscal quarters after the closing of the acquisition 0% per annum for loans based on the base rate and 1.25% per annum for loans based on LIBOR (1.125% per annum if the original principal amount of the term loans is less than $500.0 million). Thereafter, the interest rate will be based on a margin over the specified base floating rate determined by reference to certain financial ratios of Freedom and its consolidated subsidiaries.

Citigroup Global Markets, Inc. is acting as the sole arranger and book manager for the term loan facility and the revolving credit facility and Citicorp USA, Inc., or one of its affiliates, will be the administrative agent for the credit facilities. For a more detailed description of the term loan facility and the revolving credit facility, please see “Agreements Related to the Acquisition — Credit Facilities”.

Acquisition-Related Agreements and Transactions

The purchase agreement provides that at or prior to the closing of the acquisition:

Support Agreement.  Freedom and FA Sub 2 Limited will enter into a support agreement providing for the reservation, issuance and delivery by Freedom of the shares of Freedom common stock issuable upon the exchange of FA Sub 2 Limited Exchangeable Shares; and

Shares Exchange Agreement.  Sage Summit LP, Lavender Heights Capital LP and Freedom will enter into a shares exchange agreement providing for the put and call rights with respect to ordinary shares of FA Sub 1 Limited.

Concurrent with the execution of the purchase agreement:

GLG Shareholders Agreement.  Freedom entered into a shareholders agreement with its sponsors and the GLG Shareowners providing for (1) restrictions on the direct or indirect sale or transfer by the GLG Shareowners and their permitted transferees of their equity interests in Freedom or its subsidiaries for periods of one to four years after completion of the acquisition and (2) registration rights for Freedom shares held by the GLG Shareowners, their permitted transferees and Freedom’s sponsors;

Founders Agreement.  The Principals, the Trustees and Freedom’s sponsors entered into a founders agreement, pursuant to which Freedom’s sponsors have agreed: to vote (1) all the sponsors’ securities acquired prior to Freedom’s initial public offering in accordance with the majority of votes with respect to the acquisition proposal cast by holders of shares issued in Freedom’s initial public offering, (2) all shares that may have been acquired by the sponsors in any private placement, the initial public offering or the aftermarket for the acquisition proposal and (3) all sponsors’ shares for the other proposals contained in this proxy statement; to certain restrictions on the sale or transfer of their Freedom securities for one year after completion of the acquisition; and to exercise the sponsor warrants at the written demand of Mr. Gottesman, as the GLG Shareowners’ representative, any time after the redemption of Freedom’s public warrants and amendment to such sponsor warrants permitting a cashless exercise;

Voting Agreement.  The Principals, the Trustees, Sage Summit LP and Lavender Heights Capital LP entered into a voting agreement with Freedom pursuant to which they have agreed to vote their Freedom shares together for the election and removal of directors and the taking of certain extraordinary corporate actions by Freedom; and

Agreement Among Principals and Trustees.  The Principals and the Trustees have entered into an agreement among principals and trustees which provides that, in the event a Principal voluntarily terminates his employment with Freedom for any reason prior to the fifth anniversary of the closing of the acquisition, a portion of the equity interests held by that Principal and his related Trustee as of the closing of the acquisition will be forfeited to the Principals who are still employed by Freedom and their related Trustees.

In connection with the acquisition:

Equity Participation Plan.  Sage Summit LP and Lavender Heights Capital LP will receive collectively approximately 15% of the total consideration of cash and Freedom capital stock payable to the GLG Shareowners in the acquisition, or 33,000,000 shares of Freedom common stock and $150 million in cash or Notes. These limited partnerships will distribute to certain of GLG key personnel an aggregate of 25% of such amounts upon consummation of the acquisition, and the remaining 75% will be distributed to the key personnel in three equal installments upon vesting over a three-year period on the first, second and third anniversaries of the consummation of the acquisition;

Restricted Stock Plan.  Freedom intends to adopt, subject to the approval of Freedom’s stockholders, the 2007 Restricted Stock Plan, or Restricted Stock Plan, which will provide for the grants of restricted shares of common stock to employees, service providers and certain key personnel who hold direct or indirect limited partnership interests in certain GLG entities; and

Long-Term Incentive Plan.  Freedom intends to adopt, subject to the approval of Freedom’s stockholders, the 2007 Long-Term Incentive Plan, or LTIP, which will provide for the grants of incentive and non-qualified stock options, stock appreciation rights, common stock, restricted stock, restricted stock units, performance units and performance shares to employees, service providers, non-employee directors and certain key personnel who hold direct or indirect limited partnership interests in certain GLG entities.

Freedom’s Board of Directors’ Recommendation

After careful consideration, Freedom’s board of directors has determined unanimously that the acquisition proposal is fair to, and in the best interests of, Freedom and its stockholders. Accordingly, Freedom’s board has unanimously approved and declared advisable the acquisition and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the acquisition proposal.

In negotiating and structuring the business combination, Freedom’s board of directors considered certain traditional metrics in valuating businesses, including multiples of historic cash flow, multiples of historic revenue and, in particular to asset management businesses, multiples of historic assets under management. Under each such metric, the contemplated acquisition, which reflects an enterprise value (assuming a trading price of Freedom common stock of $10.00 per share) of approximately $3.3 billion, exceeded the 80% asset test required under Freedom’s certificate of incorporation.

Freedom’s board of directors has determined unanimously that the amendments to the certificate of incorporation are fair to, and in the best interests of, Freedom and its stockholders. Accordingly, Freedom’s board has unanimously approved and declared advisable the amendments to the certificate of incorporation and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of each of the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal.

Freedom’s board of directors has determined unanimously that the adoption of each of the Restricted Stock Plan and the LTIP is fair to, and in the best interests of, Freedom and its stockholders. Accordingly, Freedom’s board has unanimously approved and declared advisable the adoption of each of the Restricted Stock Plan and the LTIP and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the restricted stock plan proposal and the incentive plan proposal.

Finally, Freedom’s board of directors has determined unanimously that the adjournment proposal is fair to, and in the best interests of, Freedom and its stockholders. Accordingly, Freedom’s board has unanimously approved and declared advisable the adjournment proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the adjournment proposal.

In considering the recommendation of Freedom’s board of directors to vote “FOR” the acquisition proposal, you should be aware that Freedom’s officers, directors and sponsors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder, including in particular (1) all of Freedom’s directors other than Herbert A. Morey (who will resign due to auditor independence issues) will continue to serve as directors of Freedom following the acquisition and will be compensated for such service, (2) if the acquisition is not approved and Freedom fails to consummate an alternative business combination within the time allotted, the shares of common stock and warrants held by Freedom’s directors (other than those purchased in the open market after the initial public market), will be worthless because Freedom’s directors are not entitled to receive any of the net proceeds of Freedom’s initial public offering that may be distributed upon liquidation of Freedom and (3) if Freedom does not complete a business combination, Freedom’s officers and directors will not receive reimbursement for expenses they incur that exceed Freedom’s available cash.

In addition, you should be aware that GLG’s principals, trustees of related trusts and GLG’s key personnel have interests in the acquisition that are different from, or in addition to, your interests as a stockholder, including in particular (1) Noam Gottesman, Emmanuel Roman and Simon White will become executive officers of Freedom following the acquisition and will be compensated for such service, (2) as Mr. Gottesman is a GLG Shareowner, as well as the representative of the other GLG Shareowners, it is possible that potential conflicts of interest may arise with respect to his obligations as representative, his interests as an equity holder of GLG and his position as an executive officer following the acquisition and (3) Mr. White is a participant in GLG’s limited partner profit share arrangement and equity participation plan and may receive an allocation from the 10,000,000 shares reserved from the purchase price for the acquisition for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan.

Management of GLG Partners, Inc. Upon Consummation of the Acquisition

Upon consummation of the acquisition, Freedom will change its name to GLG Partners, Inc. and will be managed by the following persons: Noam Gottesman and Emmanuel Roman, each of whom is currently a Co-Chief Executive Officer and a Managing Director of GLG, and Simon White, who is currently the Chief Operating Officer of GLG, will be the Chairman of the Board and Co-Chief Executive Officer, the Co-Chief Executive Officer and the Chief Financial Officer, respectively, of GLG Partners, Inc. It is anticipated that the board of directors of GLG Partners, Inc. will consist of Mr. Gottesman, Mr. Roman, Ian H.G. Ashken, Nicolas Berggruen, Martin E. Franklin, James N. Hauslein, William P. Lauder, Paul Myners and Peter A. Weinberg, and may include others to be determined.

Structure of GLG Partners, Inc. Upon Consummation of the Acquisition

Following the acquisition of 100% of the equity interests in the Acquired Companies, all of GLG’s operations will continue to be conducted by, and all of GLG’s assets which constituted the GLG business prior to the acquisition will continue to be held by, the Acquired Companies. This includes all assets, properties and liabilities of GLG; the business and benefit of the investment management agreements relating to the GLG Funds and managed accounts; and the benefit of the agreement to acquire GLG Holdings Inc. and GLG Inc.

No portion of GLG’s business reflected in its historical financial statements will be excluded from the acquisition, other than the business of GLG Inc., which is currently an independent business that GLG has agreed to acquire, subject to certain conditions. Pursuant to a stock purchase agreement dated June 13, 2007, GLG Partners LP (or its designee) agreed to purchase from Emerald Tree Foundation, an independent Bermuda charitable foundation, all of the outstanding shares of GLG Holdings Inc., the parent company of GLG Inc., for $2.5 million. The closing of the stock purchase is conditioned on, among other things, the registration with the SEC of GLG Partners LP or GLG Inc. as an investment adviser under the U.S. Investment Advisers Act of 1940. It is expected that the acquisition of GLG Inc. will be completed following the completion of the acquisition. It is also expected that GLG Partners LP will designate GLG Partners, Inc. as the purchaser and that GLG Inc. will become an indirect wholly owned subsidiary of GLG Partners, Inc. GLG will not accept any new U.S. advisory clients prior to registration with the SEC of GLG Partners LP or GLG Inc. as an investment adviser under the Advisers Act, other than certain clients with whom GLG was already in discussions prior to the filing of Freedom’s preliminary Proxy Statement on July 12, 2007, and within the “fewer than 15 clients” limitation under the exemption provided by Section 203(b)(3) of the Advisers Act.

As part of the acquisition transaction, Freedom will also acquire the capital interests in certain GLG entities held by Sage Summit LP and Lavender Heights Capital LP through Liberty Peak Ltd. and Knox Pines Ltd. Through these capital interests, certain of GLG’s key personnel participate in GLG’s equity participation plan entitling them, in the aggregate, to acquire 15% of the cash and stock consideration to be paid to the GLG Shareowners in the acquisition, subject to certain vesting requirements. The cash and shares of stock will be held by Sage Summit LP and Lavender Heights Capital LP for the benefit of these key personnel until they have vested. Freedom will not be acquiring certain profit share interests of GLG’s key personnel who participate in GLG’s limited partner profit share arrangement. The limited partner profit share arrangement is the primary means through which these non-employee key personnel are compensated for their services to GLG and these profit share interests will continue to remain outstanding after the acquisition. None of the Principals participates in either the equity participation plan or the limited partner profit share arrangement.

Following the acquisition, Freedom will be renamed GLG Partners, Inc. and will be a holding company with the following structure:

•	GLG Partners, Inc. will hold 100% of the ordinary shares of FA Sub 1 Limited, assuming that all of the FA Sub 1 Limited ordinary shares issued at the closing to Sage Summit LP and Lavender Heights Capital LP subject to the put/call arrangement are exchanged following the closing of the acquisition for Freedom common stock. The purpose of FA Sub 1 Limited is to be the holding company for all the non-U.S. entities that conduct GLG’s business;

•	FA Sub 1 Limited will hold 100% of the Class A ordinary shares of FA Sub 2 Limited, and the Trustee for the Gottesman GLG Trust will own 100% of the Exchangeable Shares of FA Sub 2 Limited, the company through which the Trustee of the Gottesman GLG Trust will hold its continuing interest in the Acquired Companies. The purpose of FA Sub 2 Limited is to be the holding company for the GLG businesses that are subject to the regulatory authority of the Cayman Islands; and

•	FA Sub 2 Limited will hold 100% of the ordinary shares of FA Sub 3 Limited. The purpose of FA Sub 3 Limited is to be the holding company for the GLG businesses that are subject to the regulatory authority of the European Union, the United Kingdom, Ireland, Luxembourg and other European regulatory authorities.

The diagram set forth below depicts GLG’s organizational structure prior to the consummation of the acquisition and related transactions.

GLG Pre-Acquisition Organizational Structure (1)

Gottesman 26.78%
Lagrange 26.78%
Roman (2) 8.50%
Lehman 15.30%
Green 1.65%
Istithmar 3.00%
Sal. Oppenheim 3.00%
Sage Summit LP and Lavender Heights Capital LP 15.00% (3)
GLGPL
GHL
GPAM
GPCL
GPS
GPICL
GPC
GP Interest
LP Interest
GP Interest
Blue Hill Trust
Individual Members
100%
100%
Mount Granite
Blue Hill Summit Ltd.
Capital Interest subject to vesting
100%
Remainder
Sage Summit Ltd.
General Partner
Sage Summit LP 9.00% (3)
100%
Capital Interest
Liberty Peak
Profit Interest
Individual Members
Blue Hill Trust
100%
Mount Granite
Managing Member
Laurel Heights
LP Interest
GPLP
Roman (2)
Albacrest
LP Interest
Steven Roth
Saffron Woods
Profit Interest
GPS LP
LP Interest
Lavender Heights
Roman (2)
Betapoint
LP Interest
Individual Members
Capital Interest subject to vesting
Green Hill Summit Ltd.
100%
Green Hill Trust
Remainder
100%
Lavender Heights Capital LP 6.00% (3)
General Partner
Mount Garnet
100%
Capital Interest
Knox Pines
Profit Interest
Individual Members
Managing Member
Mount Garnet
100%
Green Hill Trust

(1) See the notes on next page which set forth the basis for presentation of material in this chart.

(2) The 8.50% interest shown in the top line above includes Roman's interests held through Albacrest and Betapoint.

(3) Lavender Heights Capital LP and Sage Summit LP have a contractual right to receive 15% of the proceeds of the acquisition under the equity participation plan established in March 2007. Accordingly, this organizational chart treats them as if they were, collectively, 15% GLG Shareowners, and adjusts the percentage interests held by other GLG Shareowners down pro rata to reflect this 15% interest.

Key to GLG Organizational Structure

This organizational chart presents a simplified version of GLG’s organizational structure immediately prior to the acquisition. It presents certain information on a condensed or combined basis. Among other things, it does not reflect the different classes of shares or partnership interests GLG Shareowners hold in various entities after giving effect to Sage Summit LP’s and Lavender Heights Capital LP’s entitlement to 15% of the proceeds from the acquisition pursuant to the equity participation plan. For each named GLG Shareowner, the chart shows on a combined, condensed basis the interests held by that GLG Shareowner, any trust that may hold shares for the benefit of that GLG Shareowner (and/or his family or others), and any interests held indirectly through one or more subsidiaries, trusts or affiliates of the GLG Shareowner. The percentage interests reflected in the top line of this organizational chart reflects the combined equity ownership of each GLG Shareowner.

Albacrest: Albacrest Corporation
Betapoint: Betapoint Corporation
GHL: GLG Holdings Limited
GLGPL: GLG Partners Limited
GPAM: GLG Partners Asset Management Limited
GPCL: GLG Partners (Cayman) Limited
GPICL: GLG Partners International (Cayman) Limited
GPC: GLG Partners Corporation
GPLP: GLG Partners LP
GPS: GLG Partners Services Limited
GPS LP: GLG Partners Services LP
Knox Pines: Knox Pines Ltd.
Laurel Heights: Laurel Heights LLP
Lavender Heights: Lavender Heights LLP
Liberty Peak: Liberty Peak Ltd.
Mount Garnet: Mount Garnet Limited
Mount Granite: Mount Granite Limited
Saffron Woods: Saffron Woods Corporation
Steven Roth: a GLG key personnel

Gottesman: Noam Gottesman and the Gottesman GLG Trust, individually and collectively
Green: Jonathan Green and the Green GLG Trust, individually and collectively
Istithmar: IFS V Limited, a wholly owned subsidiary of Istithmar (PJSC) and an indirect wholly owned subsidiary of Dubai World
Lagrange: Pierre Lagrange and the Lagrange GLG Trust, individually and collectively
Lehman: Lehman (Cayman Islands) Ltd
Roman: Emmanuel Roman, the Roman GLG Trust, Albacrest and Betapoint, individually and collectively
Sal. Oppenheim: FARAMIR Beteiligungs und Verwaltungs GmbH, an indirect wholly owned subsidiary of Sal. Oppenheim jr. & Cie. S.C.A.

The following diagram shows the corporate structure of GLG Partners, Inc. and its subsidiaries immediately after the acquisition and related transactions.

**	The Gottesman ownership interests reflect the Exchangeable Shares of FA Sub 2 Limited and the Freedom Series A preferred stock.

*	Represents profits interests of participants in GLG’s limited partner profit share arrangement that are not being acquired by Freedom in the acquisition.

†	These entities hold capital interests and discretionary profits interests in GPS LP.

‡	This entity holds capital interests and discretionary profits interests in GPLP.

Note:	The historical financial statements of GLG include GLG Holdings Inc. and GLG Inc., an independently owned dedicated research and administrative services provider, which GLG has agreed to acquire, subject to certain conditions.

The table below shows, for each of the Freedom founders and each of the GLG Shareowners that will beneficially own more than one percent of the outstanding equity of Freedom after the completion of the acquisition, the number of shares and relative percentage interests (both voting and economic) that each of those persons will have in Freedom on a primary basis immediately after the completion of the acquisition.

	Number of	Percentage
Name of Shareholder	Shares(1)	Interest

Berggruen Holdings North America Ltd.	10,132,700	3.38%
Marlin Equities II, LLC	8,423,200	2.81%
Noam Gottesman(2)	58,904,993	19.65%
Emmanuel Roman(3)	18,699,995	6.24%
Pierre Lagrange(4)	58,904,993	19.65%
Jonathan Green(5)	3,630,304	1.21%
Lehman (Cayman Islands) Ltd	33,659,998	11.23%
Istithmar(6)	6,599,843	2.20%
Sal. Oppenheim jr. & Cie. S.C.A.(7)	6,599,843	2.20%
Lavender Heights Capital LP(8)	13,200,000	4.40%
Sage Summit LP(8)	19,800,000	6.60%
GLG Employees, Key Personnel and Service Providers(9)	10,000,000	3.34%

Total	248,555,869	82.91%

(1)	The trustee of the Gottesman GLG Trust will own all the Exchangeable Shares of FA Sub 2 Limited and the Freedom Series A preferred Stock, as described in the proxy statement. All the other shares will be Freedom common stock.

(2)	Includes 58,904,993 Exchangeable Shares and 58,904,993 associated shares of Freedom Series A preferred stock expected to be owned by the Gottesman GLG Trust, which will be exchangeable by the holder at any time and from time to time following the consummation of the acquisition into 58,904,993 shares of Freedom common stock. Each share of Series A preferred stock will be automatically redeemed upon the exchange of an Exchangeable Share.

(3)	Includes 18,699,995 shares of Freedom common stock expected to be owned by the Roman GLG Trust.

(4)	Includes 58,904,993 shares of Freedom common stock expected to be owned by the Lagrange GLG Trust.

(5)	Includes 3,630,019 shares of Freedom common stock expected to be owned by the Green GLG Trust.

(6)	Represents shares of Freedom common stock expected to be owned by IFS V Limited, a wholly owned subsidiary of Istithmar (PJSC) and an indirect wholly owned subsidiary of Dubai World.

(7)	Represents shares of Freedom common stock expected to be owned by FARAMIR Beteiligungs und Verwaltungs GmbH, an indirect wholly owned subsidiary of Sal. Oppenhem jr. & Cie. S.C.A.

(8)	Represents shares of Freedom common stock expected to be held on behalf of certain non-employee key personnel who participate in the equity participation plan through Lavender Heights Capital LP and Sage Summit LP, subject to certain vesting requirements. Until vesting, the Trustees, as the directors of the general partner of these limited partnerships will have shared voting power over the shares and will be attributed beneficial ownership of the shares. The Principals disclaim beneficial ownership over these shares.

(9)	Represents 10,000,000 shares of Freedom common stock expected to be allocated from the acquisition consideration and held for the benefit of GLG employees, service providers and certain key personnel (other than the Principals), subject to certain vesting requirements under the Restricted Stock Plan. Until vesting, the Principals will have shared voting power over the shares and will be attributed beneficial ownership of the shares. The Principals disclaim beneficial ownership over these shares.

Certain of the shares included in the table above are subject to a voting agreement, vesting and transfer restrictions, as described in this proxy statement.

The authorized share proposal will have a substantial dilutive effect on the current holders of Freedom common stock. On a primary basis, current stockholders of Freedom will be reduced from owning 100% of the currently outstanding voting stock of Freedom to owning approximately 23% of the outstanding voting stock after giving effect to the acquisition.

Interests of Freedom Directors and Officers in the Acquisition

When you consider the recommendation of Freedom’s board of directors that you vote in favor of the acquisition proposal, you should keep in mind that certain of Freedom’s directors and officers have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. It is anticipated that after the consummation of the acquisition, Nicolas Berggruen, Martin E. Franklin, James N. Hauslein and William P. Lauder will remain members of Freedom’s board of directors and will be compensated for such service. Herbert A. Morey will resign effective immediately prior to consummation of the acquisition due to auditor independence issues.

Freedom’s sponsors, Berggruen Holdings and Marlin Equities, are affiliates of Nicolas Berggruen and Martin Franklin, respectively. Nicolas Berggruen is Freedom’s president, chief executive officer and a director. Martin Franklin is Freedom’s chairman of the board. If the acquisition is not approved and Freedom fails to consummate an alternative business combination within the time allotted pursuant to its certificate of incorporation, it will be required to liquidate, and the warrants owned by its founders and the shares of common stock issued at a price per share of $0.00208 prior to its initial public offering to and held by its founders will be worthless because the founders are not entitled to receive any of the net proceeds of Freedom’s initial public offering that may be distributed upon liquidation of the trust account. If Freedom does not complete a business combination, Freedom’s officers and directors will not receive reimbursement for expenses they incur that exceed Freedom’s available cash. Additionally, Freedom’s founders who acquired shares of Freedom common stock prior to its initial public offering at a price per share of $0.00208 will benefit if the acquisition is approved. See “The Acquisition Proposal — Interests of Freedom Directors and Officers in the Acquisition”.

The table below shows the amount that the units (consisting of shares and warrants), the common stock and the warrants beneficially owned by the directors and officers of Freedom as of October 5, 2007 (after giving effect to the co-investment by Freedom’s sponsors) would be worth upon consummation of the acquisition and the unrealized profit from such securities based on an assumed market price of the units, the common stock and the warrants of Freedom of $15.54, $11.97 and $3.63, respectively.

	Units(a)				Common Stock(b)					Warrants(c)
	Beneficially	Amount		Unrealized	Beneficially	Amount			Unrealized	Beneficially	Amount		Unrealized
	Owned	Paid	Value	Profit	Owned	Paid		Value	Profit	Owned	Paid	Value	Profit

Nicolas Berggruen	8,423,200	$25,012,340	$130,896,528	$105,884,188	1,709,500	$17,936,128(d	)	$20,462,715	$2,526,587	2,250,000	$2,250,000	$8,167,500	$5,917,500

Martin E. Franklin	8,423,200	25,012,340	130,896,528	105,884,188	—	—		—	—	2,250,000	2,250,000	8,167,500	5,917,500

James N. Hauslein	51,201	107	795,664	795,557	—	—		—	—	—	—	—	—

William P. Lauder	51,201	107	795,664	795,557	—	—		—	—	—	—	—	—

Herbert A. Morey	51,201	107	795,664	795,557	—	—		—	—	—	—	—	—

Jared Bluestein	—	—	—	—	—	—		—	—	—	—	—	—

Total	17,000,003	$50,025,001	$264,180,048	$214,155,047	1,709,500	$17,936,128		$20,462,715	$2,526,587	4,500,000	$4,500,000	$16,335,000	$11,835,000

(a)	The purchase price per unit for the founders’ units was $0.00208 per unit and for the co-investment units is $10.00 per unit. Each of these stockholders has agreed, subject to exceptions, not to transfer, assign or sell these shares until one year after we consummate a business combination.

(b)	Excludes common stock included in the units.

(c)	Excludes warrants included in the units.

(d)	The purchase prices for the shares were (i) $10.50 per share for 500,000 shares, (ii) $10.49 for 1,056,800 shares and (iii) $10.48 per share for 152,700 shares.

In addition, Freedom’s sponsors, directors and officers may make additional open market purchases of units, common stock or warrants prior to the special meeting. Although such units and common stock will not be subject to any voting restrictions applicable to Freedom’s sponsors, directors or officers, those entities and individuals have advised us that they intend to vote all units and common stock with the right to vote at the special meeting in favor of the acquisition proposal and the other proposals described in this proxy statement.

Interests of Principals, The Trustees and Key Personnel of GLG in the Acquisition

You should understand that some of the Principals, the Trustees and key personnel of GLG have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. In particular, Mr. Gottesman, a Co-Chief Executive Officer and a Managing Director of GLG, is expected to become Chairman of the Board and Co-Chief Executive Officer of GLG Partners, Inc.; Mr. Roman, a Co-Chief Executive Officer and a Managing Director of GLG, is expected to become the Co-Chief Executive Officer of GLG Partners, Inc.; and Mr. White, the Chief Operating Officer of GLG, is expected to become the Chief Financial Officer of GLG Partners, Inc. Further, each of Messrs. Gottesman, Roman and White will enter into new employment agreements with GLG Partners, Inc. in connection with the acquisition, providing for, among other things, compensation for such service to GLG Partners, Inc. In addition, the GLG Shareowners have appointed Mr. Gottesman as their representative to make certain decisions on behalf of the GLG Shareowners under the purchase agreement. As Mr. Gottesman is a GLG Shareowner, as well as the representative of the other GLG Shareowners, it is possible that potential conflicts of interest may arise with respect to his obligations as representative, his interests as an equity holder of GLG and his position as Chairman of the Board and Co-Chief Executive Officer of GLG Partners, Inc. following the acquisition.

In the acquisition, Mr. Gottesman and the Gottesman GLG Trust will receive an aggregate of 58,904,993 shares of FA Sub 2 Limited Exchangeable Shares exchangeable into 58,904,993 shares of Freedom common stock, $267.8 million cash and 58,904,993 shares of Freedom Series A preferred stock; Mr. Lagrange and the Lagrange GLG Trust will receive an aggregate of 58,904,993 shares of Freedom common stock and $267.8 million in cash; and Mr. Roman and the Roman GLG Trust will receive an aggregate of 18,699,995 shares of Freedom common stock and $85.0 million in cash.

Currently, the Principals and Trustees do not own any Freedom units, common stock or warrants, other than units owned by the GLG Funds for which the Principals are attributed beneficial ownership. The Principals and Trustees may make open market purchases of units, common stock or warrants prior to the special meeting. Although such units and common stock will not be subject to any voting restrictions applicable to the Principals and Trustees, those entities and individuals have advised us that they intend to vote all units and common stock with the right to vote at the special meeting in favor of the acquisition proposal and the other proposals described in this proxy statement.

In addition, GLG’s Principals have agreed to enter into agreements not to compete with Freedom for a period of five years following the closing of the acquisition. The Principals and the Trustees have also entered into lock-up arrangements restricting their ability to transfer shares of Freedom capital stock for the first year following the closing of the acquisition. Thereafter, subject to any limitations imposed by U.S. federal securities laws, the Principals and the Trustees will only be able to transfer: (1) 10% of their shares following each of the first, second and third anniversaries of the closing of the acquisition; and (2) an unlimited number of their shares following the fourth anniversary of such closing. See “Agreements Related to the Acquisition — GLG Shareholders Agreement”.

The Principals and the other GLG Shareowners have also agreed to invest at least 50% of the after-tax cash proceeds they receive in the acquisition in GLG Funds (an amount, together with additional amounts expected to be invested by them contemporaneously with the closing, equal to approximately $805 million of net AUM) and will pay the same fees and otherwise invest on the same terms as other investors. See “Certain Relationships and Related Person Transactions — GLG — Investment Transactions”.

In addition, Mr. White is a participant in GLG’s limited partner profit share arrangement and equity participation plan and may receive an allocation of the 10,000,000 shares reserved from the purchase price for the acquisition for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan. The amount of his allocation, if any, has not yet been determined.

Except as described above, no compensation or other remuneration will be paid to any GLG Shareowner, Principal or key personnel in connection with the acquisition. Upon consummation of the acquisition, it is anticipated that employment agreements between each of Messrs. Gottesman, Roman and Lagrange and GLG Partners, Inc. will provide for a base salary of $1 million per annum for the remainder of 2007 and for 2008 and no cash bonus or equity compensation with respect to 2007. To date, there has been no determination with respect to future awards under the LTIP for participants, including the Principals.

Set forth in the table below is information regarding cash distributions and cash compensation in 2006 and year-to-date through August 31, 2007 for each GLG Shareowner and executive officer and the key personnel who participate in the limited partner profit share arrangement:

	Cash Distributions				Cash Compensation
			YTD				YTD
	2006		2007		2006		2007
	(U.S. Dollars in Thousands)

GLG Shareowners:
Noam Gottesman and Gottesman GLG Trust	$84,954		$102,694		$4,664		$2,892
Pierre Lagrange and Lagrange GLG Trust	41,337		82,546		4,700		2,901
Emmanuel Roman and Roman GLG Trust	15,533		35,212		4,659		2,892
Jonathan Green and Green GLG Trust	18,031		5,777		—		—
Chapter Investment Assets Limited(1)	—		10,123		—		—
Philippe Jabre and Jabre GLG Trust(2)	5,852		17,980		168		—
Executive Officers:
Simon White(3)	314	(4)	2,262	(4)(5)	2,053	(6)	—
Key Personnel(3)(7)	14,656		209,214	(4)(5)	105,956	(6)	76

(1)	A corporate trust company to which Mr. Green transferred non-voting interests in GLG Holdings Limited, GLG Partners Services Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited on June 15, 2007 in consideration of Chapter assuming Mr. Green’s obligations under his loans from Lehman Bankhaus. The non-voting interests will be redeemed immediately prior to the completion of the acquisition.

(2)	Mr. Jabre and the Jabre GLG Trust ceased to own voting shares of GLG Partners Limited, GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited in December 2006, and the non-voting shares of GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited owned by the Jabre GLG Trust were redeemed in June 2007.

(3)	Mr. White and other key personnel ceased to be employees and became participants in the limited partner profit share arrangement beginning in mid-2006.

(4)	Reflects cash distributions paid through Laurel Heights LLP and Lavender Heights LLP to Mr. White and other key personnel.

(5)	Includes limited partner profit share distributions made in 2007 with respect to 2006 performance.

(6)	Includes bonuses paid in 2006 with respect to 2005 performance.

(7)	Includes amounts paid or distributed to Mr. White.

Prior to the completion of the acquisition, GLG is expected to make further cash distributions to the individuals and entities in the table above from the distributable profits (net income less reserves) generated by GLG entities as follows:

•	an amount equal to approximately $18.0 million in the aggregate, representing the remaining undistributed amount of 2006 profits; and

•	an amount based on 2007 profits, which will depend on GLG’s year-to-date performance for 2007 up to the closing of the acquisition, which will be subject to such factors as regulatory capital and working capital requirements and which cannot be readily estimated at this time.

In addition, there may be further distributions declared with respect to 2007 profits prior to the closing of the acquisition but not paid until 2008, which also will be subject to such factors as regulatory capital and working capital requirements and which cannot be readily estimated at this time.

GLG does not expect any other cash distributions to be made in connection with the acquisition or any other reorganization transactions, except for the cash and shares to be issued as consideration for the acquisition.

Controlled Company

The Principals, the Trustees, Sage Summit LP and Lavender Heights Capital LP have entered into a voting agreement which will become effective upon consummation of the acquisition. These GLG Shareowners will beneficially own our common stock and Series A preferred stock which collectively initially represent approximately 54% of our voting power (after giving effect to the co-investment and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding warrants) and will have the ability to elect our board of directors. Therefore, we will be a “controlled company” for purposes of Section 303(A) of the New York Stock Exchange Listed Company Manual. As a “controlled company”, we will be exempt from certain governance requirements otherwise required by the New York Stock Exchange, including the requirement that we have a nominating and corporate governance committee. Notwithstanding the fact that, as a “controlled company”, we will not be required to have a board of directors comprised of a majority of “independent” directors, our board of directors has determined that a majority of the individuals who will comprise our board of directors after the acquisition, Ian G.H. Ashken, Martin E. Franklin, James N. Hauslein, William P. Lauder and Paul Myners, are “independent” as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

In addition, pursuant to the voting agreement described above, Freedom has agreed not to take certain actions without the consent of the GLG Shareowners party to the voting agreement so long as they collectively beneficially own (1) more than 25% of the voting stock and at least one Principal is an employee, partner or member of our company or any of our subsidiaries or (2) more than 40% of the voting stock. Because of their ownership of approximately 54% of the our voting power, the Principals, their Trustees and certain other GLG Shareowners will also be able to determine the outcome of all matters requiring stockholder approval (other than those requiring a super-majority vote) and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our company. In addition, because they collectively may determine the outcome of a stockholder vote, they could deprive stockholders of an opportunity to receive a premium for their shares as part of a sale of our company, and that voting control could ultimately affect the market price of the shares.

Conditions to the Completion of the Acquisition

The obligations of each of the Freedom Group and the GLG Shareowners to complete the acquisition are subject to the satisfaction or waiver by the other group at or prior to the closing date of various conditions, including:

•	the representations and warranties of the other group that are qualified by materiality must be true and correct in all respects and the representations and warranties of the other group that are not so qualified must be true in all material respects on the date of the purchase agreement and as of the closing date as if they were made on that date;

•	the other group’s performance or compliance with its covenants and agreements contained in the purchase agreement or the transaction documents;

•	no litigation or action being threatened in writing, instituted or pending which is reasonably likely to make illegal, delay, restrain, prohibit or otherwise adversely affect consummation of the acquisition or which would otherwise have a material adverse effect on GLG or the Freedom Group as applicable;

•	the absence of any law or action by any court or other government entity which may inhibit or have a material adverse effect on the acquisition;

•	the receipt of all required approvals and consents and their submission to the other group;

•	the termination or expiration of all antitrust-related waiting periods, the receipt of all antitrust approvals and consents and the filing of all antitrust notices or filings required to have been made;

•	the approval by Freedom’s stockholders of the acquisition proposal and the other proposals contained in this proxy statement;

•	the execution and delivery by each of the other parties of each of the transaction documents; and

•	the availability for funding on the closing date of the entire amount that may be borrowed under the credit agreement by FA Sub 3 Limited and the satisfaction of all conditions precedent to the borrowing of $550.0 million.

The Freedom Group’s obligation to complete the acquisition is also subject to (1) consummation by the GLG Shareowners of the contemplated reorganization of the Acquired Companies, and (2) delivery by the GLG Shareowners’ representative to Freedom of copies of the executed organizational documents of the Acquired Companies that issued shares purchased by the Freedom Group in the acquisition. The GLG Shareowners’ obligation to complete the acquisition is also subject to receipt of the copies of the resolutions of the Freedom’s board of directors authorizing the LTIP and the reservation for issuance of Freedom common stock issuable pursuant to the LTIP and pursuant to the terms of the Exchangeable Shares, the put and call rights with respect to ordinary shares of FA Sub 1 Limited pursuant to a shares exchange agreement among Freedom and certain GLG Shareowners who receive ordinary shares of FA Sub 1 Limited and the support agreement between Freedom and FA Sub 2 Limited.

Termination, Amendment and Waiver

The purchase agreement may be terminated and the acquisition abandoned at any time prior to the closing of the acquisition:

•	by mutual written agreement of Freedom and the GLG Shareowners’ representative;

•	by either group, if the closing has not occurred before the termination date of December 31, 2007;

•	by either group, if there is any law or court or governmental order, which is not subject to appeal or has become final, that makes consummation of the acquisition illegal or otherwise prohibited;

•	by either group, if there has been a breach of any representation, warranty, covenant or agreement by the other group such that the conditions set forth above with respect to representations, warranties, covenants and agreements under “— Conditions to the Completion of the Acquisition” would not be satisfied as of such time, unless such breach is curable and the breaching party continues to exercises reasonable best efforts to cure it; or

•	by either group, if the required approvals of Freedom’s stockholders related to the acquisition are not obtained.

If permitted under applicable law, either Freedom or the GLG Shareowners’ representative may waive conditions for its own respective benefit and consummate the acquisition, even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the acquisition will occur.

Regulatory Matters

The acquisition and the transactions contemplated by the purchase agreement are not subject to any U.S. federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the acquisition proposal, the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal with the Secretary of State of the State of Delaware, and filings for the proposed listing of Freedom common stock on the New York Stock Exchange.

In the United Kingdom, the Financial Services and Markets Act 2000 (the “FSMA”) requires that any person who proposes to take a step that would result in his acquiring control (as such term is defined in the FSMA) over a U.K. authorized person (such as GLG Partners LP) must notify the Financial Services Authority (the “FSA”) and obtain the FSA’s prior approval to the proposal. The FSA has three months in which to rule on such an application. The notice and application for approval was filed with the FSA on August 31, 2007.

The prior approval of the Irish Financial Services Regulatory Authority (“IFSRA”) will be required for the change in ownership of GLG Partners Asset Management Limited which acts as manager of the GLG Funds authorized in Ireland and for the change in ownership of GLG Partners LP, which acts as promoter and investment manager of the GLG Funds authorized in Ireland. The application for approval was filed with IFSRA on August 31, 2007.

The prior approval of the Cayman Islands Monetary Authority (“CIMA”) will be required for the change in ownership of GLG Partners (Cayman) Limited, which acts as manager of the GLG Funds incorporated in the Cayman Islands. Although no prior approval is required, notification of the change in ownership of GLG Partners Services LP and GLG Partners Services Limited will be required to be provided to the Cayman Islands Trade and Business Licencing Board following the acquisition and the transactions contemplated by the purchase agreement. The application for approval was filed with CIMA on August 31, 2007.

Other Matters to be Considered at the Special Meeting

Assuming the acquisition proposal is approved by Freedom stockholders, Freedom is seeking stockholder approval of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal and the incentive plan proposal.

Freedom is seeking stockholder approval to adjourn the special meeting to a later date, or dates, in the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal or the incentive plan proposal.

Summary Combined Historical Financial Information of GLG

The summary combined historical financial information of GLG as of and for the six months ended June 30, 2007 and for the six months ended June 30, 2006 was derived from unaudited condensed combined financial statements of GLG included in this proxy statement. The summary combined historical financial information of GLG as of and for the years ended December 31, 2006, 2005 and 2004 was derived from combined financial statements of GLG audited by Ernst & Young LLP, independent registered public accounting firm, included in this proxy statement. The summary combined historical financial information of GLG as of June 30, 2006 and as of and for the years ended December 31, 2003 and 2002 was derived from unaudited combined financial statements of GLG not included in this proxy statement. This information should be read in conjunction with GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the notes thereto included in this proxy statement.

						Six Months
	Years Ended December 31,					Ended June 30,
	2002	2003	2004	2005	2006	2006	2007
	(unaudited)		(US dollars in thousands)			(unaudited)

Combined Statement of Operations Data:
Net revenues and other income:
Management fees, net	$30,108	$65,259	$138,988	$137,958	$186,273	$82,971	$120,334
Performance fees, net	31,288	206,685	178,024	279,405	394,740	175,946	343,032
Administration fees, net	—	—	—	311	34,814	15,921	26,680
Transaction charges	80,613	115,945	191,585	184,252	—	—	—
Other	626	6,497	6,110	1,476	5,039	2,023	970

Total net revenues and other income	142,635	394,386	514,707	603,402	620,866	276,861	491,016

Expenses:
Employee compensation and benefits	(88,994)	(158,789)	(196,784)	(345,918)	(168,386)	(114,459)	(81,566)
General, administrative and other	(22,052)	(23,005)	(42,002)	(64,032)	(68,404)	(27,285)	(53,743)

Total expenses	(111,046)	(181,794)	(238,786)	(409,950)	(236,790)	(141,744)	(135,309)

Income from operations	31,589	212,592	275,921	193,452	384,076	135,117	355,707
Interest income, net	882	709	519	2,795	4,657	2,574	1,647

Income before income taxes	32,471	213,301	276,440	196,247	388,733	137,691	357,354
Income taxes	(8,456)	(49,966)	(48,372)	(25,345)	(29,225)	(13,000)	(28,286)

Net income	$24,015	$163,335	$228,068	$170,902	$359,508	$124,691	$329,068

Distributions to Principals and Trustees	$(33,895)	$(70,825)	$(222,074)	$(106,531)	$(165,705)	$(148,533)	$(145,069)
Distributions to non-controlling interest holders	—	—	—	—	(14,656)	—	(208,043)

	As of December 31,					As of June 30,
	2002	2003	2004	2005	2006	2006	2007
	(unaudited)		(US dollars in thousands)			(unaudited)

Combined Balance Sheet Data:
Cash and cash equivalents	$28,450	$65,655	$136,378	$236,261	$273,148	$97,672	$130,268
Fees receivable	34,826	139,103	163,235	246,179	251,963	198,211	380,157
Working capital	15,579	25,940	20,395	42,387	370,094	169,251	344,129
Property and equipment, net	4,102	3,801	4,342	3,290	6,121	3,253	8,980
Total assets	75,359	220,829	310,592	495,340	557,377	311,661	546,977
Accrued compensation and benefits	21,654	25,038	125,850	247,745	102,507	81,954	47,702
Other liabilities	—	—	—	—	5,100	5,000	3,653
Loans payable	13,000	13,000	13,000	13,000	13,000	13,000	13,000
Total members’ equity	19,400	112,722	117,980	180,229	361,952	158,123	338,305

Summary Historical Financial Information of Freedom

The summary historical financial information of Freedom as of December 31, 2006 and June 30, 2007 was derived from financial statements of Freedom as of December 31, 2006 audited by Rothstein, Kass & Company P.C., independent registered public accounting firm, and unaudited financial statements of Freedom as of June 30, 2007, respectively, included in this proxy statement. This information should be read in conjunction with Freedom Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the notes thereto included in this proxy statement. Since Freedom has not had any significant operations to date, only balance sheet data is presented.

	As of	As of
Balance Sheet Data:	December 31, 2006	June 30, 2007

Working capital (deficiency)	$(122,294)	$(3,436,415)
Total assets	467,306,751	526,075,556
Total liabilities	110,289,016	128,681,005
Common stock, subject to possible redemption for cash	93,247,353	102,572,088
Stockholders’ equity	357,017,735	397,394,551

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and related notes included elsewhere in this proxy statement. The historical financial information set forth below has been derived from, and is qualified by reference to, the financial statements of Freedom and GLG and should be read in conjunction with those financial statements and notes thereto included elsewhere in this proxy statement. The Unaudited Pro Forma Condensed Combined Financial Information gives effect to the acquisition as if it occurred on January 1, 2006. This information is for illustrative purposes only. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that we will experience after the acquisition. See “Unaudited Pro Forma Condensed Combined Financial Information”.

The table has been prepared using two different assumed levels of approval of the acquisition by Freedom stockholders, as follows: (1) maximum approval, which assumes that none of the Freedom stockholders exercise their redemption rights; and (2) minimum approval, which assumes that 19.99% of Freedom stockholders exercise their redemption rights.

	Year Ended		Six Months Ended
	December 31, 2006		June 30, 2007
	Maximum	Minimum	Maximum	Minimum
	Approval	Approval	Approval	Approval
	(US dollars in thousands, except per share amounts)

Pro Forma Statement of Operations Data:
Net revenues and other income	$620,866	$620,866	$491,016	$491,016
Income (loss) from operations	(421,250)	(421,250)	(46,907)	(46,907)
Income (loss) before income taxes	(448,304)	(455,431)	(60,512)	(63,948)
Income taxes	(22,491)	(20,353)	(25,176)	(24,146)
Net loss	(470,795)	(475,784)	(85,688)	(88,094)
Net loss applicable to equity interest holders	(500,557)	(505,121)	(113,624)	(115,823)
Basic and diluted net loss per common share	$(2.08)	$(2.17)	$(0.47)	$(0.49)
Shares used in computing basic and diluted net loss per common share	240,895	230,340	240,895	230,340
Pro Forma Balance Sheet Data (at period end):
Cash and cash equivalents			$106,147	$106,147
Working capital			346,427	346,427
Total assets			651,029	651,029
Loans payable			467,428	570,000
Stockholders’/Members’ equity			(70,229)	(172,801)

On a pro forma basis, net loss applicable to equity interest holders for the year ended December 31, 2006 and the six months ended June 30, 2007 were $500.6 million (assuming maximum approval) and $505.1 million (assuming minimum approval) and $113.6 million (assuming maximum approval) and $115.8 million (assuming minimum approval), respectively, compared to historical net income applicable to equity interest holders of $360.0 million and $328.7 million, respectively, largely driven by non-cash share-based compensation expense adjustments of $818 million and $409 million, respectively. These expenses relate to the 10,000,000 shares of Freedom common stock to be issued for the benefit of GLG’s employees, service providers and certain key personnel under the Restricted Stock Plan; 33,000,000 shares of Freedom common stock and $150 million in cash or Notes to be issued for the benefit of certain of GLG’s key personnel participating in the equity participation plan; and 77,604,988 shares of Freedom common stock and 58,904,993 shares of FA Sub 2 Limited Exchangeable Shares subject to the agreement among principals and trustees.

Total shareholders’ deficit on a pro forma basis as of June 30, 2007 was $70.2 million (assuming maximum approval) and $172.8 million (assuming minimum approval), compared to historical total members’ equity of $338.3 million, and largely reflects the cash portion of the acquisition consideration of $1.0 billion, less certain amounts payable in relation to the equity participation plan that will be recognized in future periods.

See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Comparative Historical and Unaudited Pro Forma Per Share Information

The following table sets forth certain historical per share data of Freedom and combined per share data of Freedom and GLG on an unaudited pro forma combined basis giving effect to the acquisition. The information in the table should be read in conjunction with the audited and unaudited combined financial statements of GLG and Freedom and the notes thereto included in this proxy statement and the Unaudited Pro Forma Condensed Combined Financial Information and notes thereto included elsewhere herein. The unaudited pro forma combined information provided below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that we will experience after the acquisition.

The table has been prepared using two different assumed levels of approval of the acquisition by Freedom stockholders, as follows: (1) maximum approval, which assumes that none of the Freedom stockholders exercise their redemption rights; and (2) minimum approval, which assumes that 19.99% of Freedom stockholders exercise their redemption rights.

	As of and for the	As of and for the
	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007

Freedom — Historical:
Net income per common share — Basic	$0.01	$0.11
Net income per common share — Diluted	$0.01	$0.08
Cash dividends declared per common share	$—	$—
Book value per common share	$6.87	$6.98

	As of and for the		As of and for the
	Year Ended		Six Months Ended
	December 31, 2006		June 30, 2007
	Maximum	Minimum	Maximum	Minimum
	Approval	Approval	Approval	Approval

Pro Forma Combined:
Net loss per common share — Basic	$(2.08)	$(2.17)	$(0.47)	$(0.49)
Net loss per common share — Diluted	$(2.08)	$(2.17)	$(0.47)	$(0.49)
Cash dividends declared per common share	$—	$—	$—	$—

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal. As GLG’s operations will be those of Freedom upon consummation of the acquisition, a number of the following risk factors relate to the business and operations of GLG, as our successor. Unless the context indicates otherwise, in this section prior to the acquisition, the terms “we”, “us” and “our” refer to Freedom and, following the consummation of the acquisition, such terms refer to the combined company, which will be renamed GLG Partners, Inc.

Risks Related to Our Business Following the Acquisition

Difficult market conditions may adversely affect our business in many ways, each of which could materially reduce our revenue and cash flow and adversely affect our business, results of operations or financial condition.

GLG’s business is materially affected by conditions in the global financial markets and economic conditions throughout the world that are outside its control, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions. Our profitability may also be adversely affected by fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions.

A general market downturn, or a specific market dislocation, may result in lower net inflows and lower returns for the GLG Funds, which would adversely affect our revenues. Furthermore, such conditions would also increase the risk of default with respect to investments held by the GLG Funds that have significant debt investments.

GLG’s revenue, net income and cash flow are dependent upon performance fees, which may make it difficult for us to achieve steady earnings growth on a semi-annual basis.

GLG’s revenue, net income and cash flow are all highly variable, primarily due to the fact that performance fees can vary significantly from period to period, in part, because performance fees are recognized as revenue only when contractually payable, or “crystallized”, from the GLG Funds and managed accounts to which they relate, generally on June 30 and December 31 of each year for the majority of the GLG Funds. Although GLG has historically had low inter-group correlations across asset classes, it may also experience fluctuations in our results from period to period due to a number of other factors, including changes in the values of the GLG Funds’ investments, changes in the amount of distributions, dividends or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition and general economic and market conditions. Such variability may lead to volatility in the trading price of our common stock and cause our results for a particular period not to be indicative of our performance in a future period. It may be difficult for us to achieve steady growth in net income and cash flow on a semi-annual basis, which could in turn lead to large adverse movements in the price of our common stock or increased volatility in our stock price generally.

The GLG Funds have “high water marks”, whereby performance fees are earned by GLG only to the extent that the net asset value of a GLG Fund at the end of a semi-annual period exceeds the highest net asset value on the last date on which a performance fee was earned. Certain of the GLG Funds also have LIBOR hurdles whereby performance fees are not earned during a particular period until the returns of such funds surpass the LIBOR rate. The performance fees we earn are therefore dependent on the net asset value of the GLG Funds, which could lead to significant volatility in our semi-annual results. Because our revenue, net income and cash flow can be highly variable from period to period, we plan not to provide any guidance regarding our expected semi-annual and annual operating results. The lack of guidance may affect the expectations of public market analysts and could cause increased volatility in our stock price.

Periods of underperformance could lead to disproportionate redemptions in the GLG Funds or a decline in the rate at which we acquire additional AUM.

If the GLG Funds underperform, existing clients may decide to reduce or redeem or sell their investments or transfer asset management responsibility to other asset managers and we may be unable to obtain new asset management business. Poor performance relative to other asset management firms may result in reduced purchases of fund shares or units and increased sales or redemptions of fund shares or units. As a result, investment underperformance could have a material adverse effect on our business, results of operations or financial condition. Such underperformance would also likely lead to a decrease in our revenue and operating income.

In order to retain our investment professionals during periods of poor performance, we may have to pay our investment professionals a significant amount, even if we earn low or no performance fees, which could have an adverse impact on our business, results of operations or financial condition.

Competition for investment professionals in the alternative asset management industry is intense. Historically, the compensation and limited partner profit share paid to GLG’s investment personnel and senior management (other than the Principals) have been determined by the Principals or by the Trustees in consultation with the Principals. GLG has set compensation at levels that it believes are competitive against compensation offered by other alternative asset managers and leading investment banks against whom it competes for senior management and other key personnel, principally those located in London, while taking into account the performance of the GLG Funds and the GLG managed accounts. GLG believes these forms of remuneration are important to align the interests of its senior management and key personnel with those of investors in the GLG Funds. However, even if we earn low or no performance fees, we may be required to pay significant compensation and limited partner profit share to retain our key personnel. In these circumstances, these amounts may represent a greater percentage of our revenues than they have historically.

Investors in the GLG Funds can generally redeem investments with only short periods of notice.

Investors in the GLG Funds may generally redeem their investments in those funds with only short periods of notice. Investors may reduce the aggregate amount of their investment in such funds, or transfer their investment to other funds with different fee rate arrangements, for any number of reasons, including investment performance, changes in prevailing interest rates and financial market performance, or for no reason. If interest rates are rising and/or stock markets are declining, the pace of fund redemptions could accelerate. Redemptions of investments in the GLG Funds could also take place more quickly than assets may be sold on account of those funds to meet the price of such redemptions, which could result in relevant funds and/or our being in breach of applicable legal, regulatory and contractual requirements in relation to such redemptions resulting in possible regulatory and stockholder actions against us and/or the GLG Funds. Any such action could potentially cause further redemptions and/or make it more difficult to attract new investors. The redemption of investments in the GLG Funds could adversely affect our revenues, which are substantially dependent upon the AUM in the GLG Funds. If redemptions of investments in funds cause our revenues to decline, they could have a material adverse effect on our business, results of operations or financial condition.

We will be dependent on the continued services of GLG’s Principals and other key personnel. The loss of key personnel could have a material adverse effect on us.

GLG’s Principals and other key personnel have contributed to the growth and success of its business. We will be dependent on the continued services of Messrs. Gottesman, Roman and Lagrange and other key personnel for our future success. The loss of any Principal or other key personnel may have a significant effect on our business, results of operations or financial condition.

The market for experienced asset management professionals is extremely competitive and is increasingly characterized by frequent movement of employees among firms. Due to the competitive market for asset management professionals and the success achieved by some of GLG’s key personnel, the costs to attract and retain key personnel are significant and will likely increase over time. In particular, if we lose any of our Principals or other key personnel, there is a risk that we may also experience outflows from AUM or fail to obtain new business. As a result, the inability to attract or retain the necessary highly skilled key personnel could have a material adverse effect on our business, results of operations or financial condition.

The cost of compliance with international employment, labor, benefits and tax regulations may adversely increase our costs, affect our revenue and impede our ability to expand internationally.

Since GLG operates its business internationally, it is subject to many different employment, labor, benefit and tax laws in each country in which GLG operates, including laws and regulations affecting employment practices, GLG’s relations with the Principals and its relations with some of its key personnel who participate in the limited partner profit share arrangement described below. If we are required to comply with new regulations or new or different interpretations of existing regulations, or if we are unable to comply with these regulations or interpretations, our business could be adversely affected, or the cost of compliance may make it difficult to expand into new international markets, or we may be liable for additional costs, such as social security or social insurance, which may be substantial. Additionally, our competitiveness in international markets may be adversely affected by regulations requiring, among other things, the awarding of contracts to local contractors, the employment of local citizens and/or the purchase of services from local businesses or that favor or require local ownership.

GLG has experienced rapid growth, which may be difficult to sustain and which may place significant demands on our administrative, operational and financial resources.

As of June 30, 2007, GLG’s gross AUM (including assets invested from other GLG Funds) were approximately $21.5 billion, up from approximately $3.9 billion as of December 31, 2001. As of June 30, 2007, GLG’s net AUM (net of assets invested from other GLG Funds) were approximately $18.6 billion, up from approximately $3.9 billion as of December 31, 2001. This rapid growth has caused, and if it continues will continue to cause, significant demands on GLG’s legal, accounting, technology and operational infrastructure, and increased expenses. The complexity of these demands, and the expense required to address them, is a function not simply of the amount by which GLG’s AUM have grown, but of significant differences in the investing strategies of its different funds. In addition, we will be required to continuously develop our systems and infrastructure in response to the increasing sophistication of the investment management market and legal, accounting and regulatory developments. Our future growth will depend, among other things, on our ability to maintain an operating platform and management system sufficient to address our growth and will require us to incur significant additional expenses and to commit additional senior management and operational resources. As a result, we face significant challenges:

•	in maintaining adequate financial and business controls;

•	in implementing new or updated information and financial systems and procedures; and

•	in training, managing and appropriately sizing our work force and other components of our business on a timely and cost-effective basis.

There can be no assurance that we will be able to manage our expanding operations effectively or that we will be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses.

There can be no assurance that our expansion into the United States or other markets will be successful.

While GLG is currently in the process of developing distribution capability in the United States, the Middle East and Asia, expanding our operations into the United States or other markets will be difficult due to a number of factors, including the fact that several of them are well-developed markets with established competitors and different regulatory regimes. Our failure to continue to grow our revenues (whether or not as a result of a failure to increase AUM), expand our business or control our cost base could have a material adverse effect on our business, results of operations or financial condition.

Damage to our reputation, including as a result of personnel misconduct, failure to manage inside information, or fraud, could have a material adverse effect on our business.

GLG’s reputation is one of its most important assets. Its relationships with individual and institutional investors and other significant market participants are very important to its business. Any deterioration in our reputation held by one or more of these market participants could lead to a loss of business or a failure to win new fund mandates. For example, we will be exposed to the risk that litigation, regulatory action, misconduct, operational failures, negative publicity or press speculation, whether or not valid, could harm our reputation. Factors which could adversely affect our reputation include but are not limited to:

•	fraud, misconduct or improper practice by any of our personnel, including failure to comply with applicable regulations or non-adherence by a portfolio manager to the investment guidelines applicable to each fund. Such actions can be particularly detrimental in the provision of financial services and could involve, for example, fraudulent transactions entered into for a client’s account, diversion of funds, the intentional or inadvertent release of confidential information or failure to follow internal procedures. Such actions could expose us to financial losses resulting from the need to reimburse customers or other business partners or as a result of fines or other regulatory sanctions, and may significantly damage our reputation;

•	failure to manage inside information. GLG frequently trades in multiple securities of the same issuer. In the course of transactions involving these securities, we may receive inside information in relation to certain issuers. If we do not sufficiently control the use of this inside information or any other inside information we receive, we and/or our employees could be subject to investigation and criminal or civil liability; and

•	failure to manage conflicts of interest. As GLG has expanded the scope of its business and client base, it has been increasingly exposed to potential conflicts of interest. If we fail, or appear to fail, to deal appropriately with conflicts of interest, we could face significant damage to our reputation, litigation or regulatory proceedings or penalties.

Damage to our reputation as a result of these or other factors could have a material adverse effect on our business, results of operations or financial condition.

Operational risks may disrupt our business, result in losses or limit our growth.

GLG relies heavily on its financial, accounting and other data processing systems. If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our business, liability to the GLG Funds, regulatory intervention or reputational damage.

In addition, GLG operates in a business that is highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, GLG depends on its headquarters in London, where most of its personnel are located, for the continued operation of its business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we will conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Through outsourcing arrangements, GLG and the GLG Funds rely on third-party administrators and other providers of middle- and back-office support and development functions, such as prime brokers, custodians, market data providers and certain risk system, portfolio and management and telecommunications system providers. Any interruption in our ability to rely on the services of these third parties or deterioration in their performance could impair the quality (including the timing) of our services. Furthermore, if the contracts with any of these third-party providers are terminated, we may not find alternative outsource service providers on a timely basis or on equivalent terms. The occurrence of any of these events could have a material adverse effect on our business, results of operations or financial condition.

Our business may suffer as a result of loss of business from key private and institutional investors.

GLG generates a significant proportion of its revenue from a small number of its top clients. As of July 31, 2007, the assets of GLG’s top individual client accounted for approximately 5.3% of its net AUM. As of July 31, 2007, GLG’s largest institutional investor account represented 4.4% of its net AUM, with the top five accounts collectively contributing 18.9% of its net AUM. The loss of all or a substantial portion of the business provided by one or more of these clients would have a material impact on the income we derive from management and performance fees and consequently have a material adverse effect on our business, results of operations or financial condition.

We may be subject to regulatory investigation or enforcement action or a change in regulation in the jurisdictions in which we operate.

Our business is subject to regulation by various regulatory authorities that are charged with protecting the interests of our customers. The activities of GLG Partners LP are regulated primarily by the FSA in the United Kingdom and are also subject to regulation in the various other jurisdictions in which it operates, including the IFSRA, CIMA and the Commission de Surveillance du Secteur Financier in Luxembourg. In addition, the GLG Funds are subject to regulation in the jurisdictions in which they are organized. These and other regulators in these jurisdictions have broad regulatory powers dealing with all aspects of financial services including, among other things, the authority to make inquiries of companies regarding compliance with applicable regulations, to grant — and in specific circumstances to vary or cancel — permits and to regulate marketing and sales practices, advertising and the maintenance of adequate financial resources. We will also be subject to applicable anti-money laundering regulations and net capital requirements in the jurisdictions in which we operate.

For example, on February 28, 2006, the FSA found that GLG had committed market abuse and failed to observe proper standards of market conduct in relation to a convertible bond issued by Sumitomo Mitsui Financial Group in 2003. This finding was based solely on the conduct of Philippe Jabre, a former Managing Director who resigned from GLG in early 2006. The FSA imposed £750,000 fines on both GLG and Mr. Jabre.

On November 23, 2006, the Autorité des Marchés Financiers (“AMF”), the French securities regulator, imposed a fine of €1.2 million ($1.6 million) against GLG in connection with GLG’s trading in the shares of Alcatel S.A. (“Alcatel”) based on confidential information prior to a December 12, 2002 issuance of Alcatel convertible securities. GLG has appealed this decision.

On May 29, 2007, GLG agreed to pay a civil penalty of $500,000 and disgorgement and interest of approximately $2.7 million to settle enforcement and civil actions brought by the SEC for illegal short selling. GLG did not admit or deny the findings, but consented to the SEC order finding that GLG violated Rule 105 of Regulation M under the Exchange Act in connection with 14 public offerings and a final judgment in the civil action in the United States District Court for the District of Columbia.

On June 21, 2007, the AMF, imposed a fine of €1.5 million ($2.0 million) against GLG in connection with GLG’s trading in the shares of Vivendi Universal S.A. (“Vivendi”) based on confidential information prior to a November 14, 2002 issuance of Vivendi notes which are mandatorily redeemable for Vivendi convertible securities. GLG has appealed this decision.

In addition, the regulatory environment in which we will operate frequently changes and has seen significant increased regulation in recent years. We may be materially adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation or enforcement of existing laws and regulations.

As a result of regulatory actions, increased litigation in the financial services industry or other reasons, we could be subject to civil liability, criminal liability or sanctions (including revocation of the licenses of our employees or limited partners), censures, fines, or temporary suspension or permanent bar from conducting business. Regulatory proceedings could also result in adverse publicity or negative perceptions regarding our business and divert management’s attention from the day-to-day management of the business. Any regulatory investigations, proceedings, consequent liability or sanction could have a material adverse effect on our business, results of operations or financial condition.

We will be subject to substantial litigation and regulatory enforcement risks, and we may face significant liabilities and damage to our professional reputation as a result of litigation allegations or regulatory investigations and the attendant negative publicity.

The investment decisions GLG makes in its asset management business subject it to the risk of regulatory investigations and enforcement actions in connection with its investment activities, as well as third-party litigation arising from investor dissatisfaction with the performance of those investment funds and a variety of other litigation claims. In general, we will be exposed to risk of litigation by GLG Fund investors if a GLG Fund suffers losses resulting from the negligence, willful default, bad faith or fraud of the manager or the service providers to whom the manager has delegated responsibility for the performance of its duties. GLG has in the past been, and we may in the future be, the subject of investigations and enforcement actions by regulatory authorities resulting in fines and other penalties, which may be harmful to our reputation, as well as our business, results of operations or financial condition.

In addition, we will be exposed to risks of litigation or investigation relating to transactions which present conflicts of interest that are not properly addressed. In such actions, we would be obligated to bear legal, settlement and other costs (which may be in excess of available insurance coverage). Although we will be indemnified by the GLG Funds, our rights to indemnification may be challenged. If we are required to incur all or a portion of the costs arising out of litigation or investigations as a result of inadequate insurance proceeds or failure to obtain indemnification from the GLG Funds, our results of operations, financial condition and liquidity would be materially adversely affected.

Each of the GLG Funds is structured as a limited liability company, incorporated in the Cayman Islands, Ireland or Luxembourg. The laws of these jurisdictions, particularly with respect to shareholders rights, partner rights and bankruptcy, differ from the laws of the United States and could change, possibly to the detriment of the GLG Funds and GLG itself.

We will be subject to intense competition and could lose business to our competitors.

The alternative investment management industry in which we will be engaged is extremely competitive. Competition includes numerous national, regional and local asset management firms and broker-dealers, commercial bank and thrift institutions, and other financial institutions. Many of these organizations offer products and services that are similar to, or compete with, those offered by GLG and have substantially more personnel and greater financial resources than we will. Our key areas for competition include historical investment performance, our ability to source investment opportunities, our ability to attract and retain the best investment professionals, quality of service, the level of fees generated or earned by our managers and our investment managers’ stated investment strategy. We will also compete for investment assets with banks, insurance companies and investment companies. Our ability to compete may be adversely affected if we underperform in comparison to relevant benchmarks or peer groups.

The competitive market environment may result in increased pressure on revenue margins (e.g., by the provision of management fee rebates). Our profit margins and earnings will be dependent in part on our ability to maintain current fee levels for the products and services that we offer. Competition within the alternative asset management industry could lead to pressure on us to reduce the fees that we charge our clients for products and services. A failure to compete effectively in this environment may result in the loss of existing clients and business, and of opportunities to capture new business, each of which could have a material adverse effect on our business, results of operations or financial condition.

Certain of our investment management and advisory agreements are subject to termination on short notice.

Institutional and individual clients, and firms and agencies with which we have strategic alliances, can terminate their relationships with us for various reasons, including unsatisfactory investment performance, interest rate changes and financial market performance. Termination of these relationships could have a material adverse effect on our business, results of operations and financial condition. Each of the GLG Funds has appointed either GLG Partners (Cayman) Limited (in the case of Cayman Islands funds and the Luxembourg fund) or GLG Partners Asset Management Limited (in the case of the Irish funds) as the manager under the terms of a management agreement, which is terminable on 30 days’ written notice by either party (i.e., the fund or the manager). The articles of association of each GLG Fund provide that the fund cannot terminate the management agreement unless holders of not less than 50% of the outstanding issued share capital have previously voted in favor of the termination at a general meeting of the fund. For each GLG Fund, the manager has appointed GLG Partners LP as investment manager under the terms of an investment management agreement, which is terminable on 30 days’ written notice by either party (i.e., the manager or the investment manager).

The historical returns attributable to the GLG Funds may not be indicative of our future results or of any returns expected on an investment in our common stock.

The historical and potential future returns of the GLG Funds are not directly linked to returns on its capital. Therefore, you should not conclude that continued positive performance of the GLG Funds will necessarily result in positive returns on an investment in our common stock. However, poor performance of the GLG Funds would cause a decline in our revenue from such funds, and would therefore have a negative effect on our performance and in all likelihood the returns on an investment in our common stock.

Our insurance arrangements may not be adequate to protect us.

GLG’s business entails the risk of liability related to litigation from clients or third-party vendors and actions taken by regulatory agencies. There can be no assurance that a claim or claims will be covered by insurance or, if covered, will not exceed the limits of available insurance coverage, or that any insurer will remain solvent and will meet its obligations to provide us with coverage or that insurance coverage will continue to be available with sufficient limits at a reasonable cost. Renewals of insurance policies may expose us to additional costs through higher premiums or the assumption of higher deductibles or co-insurance liability. The future costs of maintaining insurance or meeting liabilities not covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

We may use substantial amounts of leverage to finance our business, which will expose us to substantial risks.

We may eventually use a significant amount of borrowings to finance our business operations as a public company, including for the provision of working capital, possible warrant and share repurchases, making minimum tax distributions and limited partner profit share distributions, acquisition financing and general business purposes. This will expose us to the typical risks associated with the use of substantial leverage, including those discussed below under “— Risks Related to the GLG Funds — There are risks associated with the GLG Funds’ use of leverage.” These risks could result in an increase in our borrowing costs and could otherwise adversely affect our business in a material way. In addition, when our credit facility expires, we will need to negotiate a new credit facility with our existing lender, replace it by entering into credit facilities with new lenders or find other sources of liquidity, and there is no guarantee that we will be able to do so on attractive terms or at all. See “GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for a further discussion of our liquidity.

An increase in our borrowing costs may adversely affect our earnings and liquidity.

Under our new revolving credit and term loan facilities, we may borrow of up to an aggregate of $570.0 million. When these facilities becomes due on the fifth anniversary of the closing of the acquisition, we will be required to refinance them by entering into new credit facilities or issuing debt securities, which could result in higher borrowing costs, or issuing equity, which would dilute existing stockholders. We could also repay the revolving credit and term loan facilities by using cash on hand or cash from the sale of our assets. No assurance can be given that we will be able to enter into new credit facilities or issue debt or equity securities in the future on attractive terms, or at all, or that we will have sufficient cash on hand to repay the revolving credit and term loan facilities.

The term loans and revolving loans will bear interest at a floating rate of (1) the base rate plus 0% per annum for loans based on the base rate or (2) LIBOR plus 1.25% per annum for loans based on LIBOR (1.125% per annum if the original principal amount of the term loans is less than $500.0 million), at the election of FA Sub 3 Limited, for the first two fiscal quarters ending after the closing date of the acquisition, and thereafter at an interest rate based on certain financial ratios applicable to us and our consolidated subsidiaries. As such, the interest expense we incur will vary with changes in the applicable base or LIBOR reference rate. An increase in interest rates would adversely affect the market value of any fixed-rate debt investments and/or subject them to prepayment or extension risk, which may adversely affect our earnings and liquidity.

GLG is subject to currency-related risks that could adversely affect our business, results of operation or financial condition.

GLG earns a significant portion of its revenue and incurs a significant portion of its expenditure in currencies other than the U.S. dollar. Movements in currency exchange rates could have an adverse effect on both our revenues and expenses.

If we were deemed an “investment company” under the Investment Company Act of 1940 following the consummation of the acquisition, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act, if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we will be engaged primarily in the business of providing asset management and financial advisory services and not in the business of investing, reinvesting or trading in securities. We also believe that the primary source of income from each of our businesses will be properly characterized as income earned in exchange for the provision of services. We will be an asset management and financial advisory firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that, following the acquisition, we will be an “orthodox” investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Further, following the acquisition, we will have no material assets other than our equity interests in our subsidiaries, which in turn will have no material assets, other than equity interests in the Acquired Companies and inter-company debt. (These subsidiaries will be vested with all management and control over the Acquired Companies.) We do not believe our equity interests in our subsidiaries or the equity interests of these subsidiaries in the Acquired Companies are investment securities. Moreover, because we believe that the subscriber shares in certain GLG Funds are neither securities nor investment securities, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis following the acquisition will be comprised of assets that could be considered investment securities.

Accordingly, we do not believe that, following the acquisition, we will be an inadvertent investment company by virtue of the 40% test in section 3(a)(1)(C) of the Investment Company Act as described in the second bullet point above.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. If anything were to happen which would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates (including the Acquired Companies) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us, the Acquired Companies, and our senior managing directors, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the Investment Company Act.

Risks Related to the GLG Funds

GLG currently derives its revenues from management fees and administration fees based on the value of the assets under management in the GLG Funds and the accounts managed by GLG, and performance fees based on the performance of the GLG Funds and the accounts managed by GLG. If the acquisition is consummated, Freedom’s stockholders will not become investors in the GLG Funds and the accounts managed by GLG, but rather will become stockholders of an alternative asset manager. GLG’s revenues could be adversely affected by many factors that could reduce assets under management or negatively impact the performance of the GLG Funds and accounts managed by GLG.

Valuation methodologies for certain assets in the GLG Funds can be subject to significant subjectivity.

In calculating the net asset values of the GLG Funds, administrators of the GLG Funds may rely on methodologies for calculating the value of assets in which the GLG Funds invest that GLG or other third parties supply. Such methodologies are advisory only but are not verified in advance by GLG or any third party, and the nature of some of the funds’ investments is such that the methodologies may be subject to significant subjectivity and little verification or other due diligence and may not comply with generally accepted accounting practices or other valuation principles. Any allegation or finding that such methodologies are or have become, in whole or in part, incorrect or misleading could have an adverse effect on the valuation of the relevant GLG Funds and, accordingly, on the management fees and any performance fees receivable by us in respect of such funds.

Some of the GLG Funds and managed accounts are subject to emerging markets risks.

Some of the GLG Funds and managed accounts invest in sovereign debt issues by emerging market countries as well as in debt and equity investments of companies and other entities in emerging markets. Many emerging markets are developing both economically and politically and may have relatively unstable governments and economies based on only a few commodities or industries. Many emerging market countries do not have firmly established product markets, and companies may lack depth of management or may be vulnerable to political or economic developments such as nationalization of key industries. Investments in companies and other entities in emerging markets and investments in emerging market sovereign debt may involve a high degree of risk and may be speculative. Risks include (1) greater risk of expropriation, confiscatory taxation, nationalization, social and political instability (including the risk of changes of government following elections or otherwise) and economic instability; (2) the relatively small current size of some of the markets for securities and other investments in emerging markets issuers and the current relatively low volume of trading, resulting in lack of liquidity and in price volatility; (3) certain national policies which may restrict a GLG Fund’s or a managed account’s investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; (4) the absence of developed legal structures governing private or foreign investment and private property; (5) the potential for higher rates of inflation or hyper-inflation; (6) currency risk and the imposition, extension or continuation of foreign exchange controls; (7) interest rate risk; (8) credit risk; (9) lower levels of democratic accountability; (10) differences in accounting standards and auditing practices which may result in unreliable financial information; and (11) different corporate governance frameworks. The emerging markets risks described above increase counterparty risks for GLG Funds and managed accounts investing in those markets. In addition, investor risk aversion to emerging markets can have a significant adverse affect on the value and/or liquidity of investments made in or exposed to such markets and can accentuate any downward movement in the actual or anticipated value of such investments which is caused by any of the factors described above.

Emerging markets are characterized by a number of market imperfections, analysis of which requires experience in the market and a range of complementary specialist skills. These inefficiencies include (1) the effect of politics on sovereign risk and asset price dynamics; and (2) institutional imperfections in emerging markets, such as deficiencies in formal bureaucracies, historical or cultural norms of behavior and access to information driving markets. While GLG seeks to take advantage of these market imperfections to achieve investment performance for the GLG Funds and managed accounts, we cannot guarantee that will be able do so in the future. A failure to do so could have a material adverse effect on our business, growth prospects, net inflows of AUM, revenues, results of operations and/or financial condition.

Many of the GLG Funds invest in foreign countries and securities of issuers located outside of the United States and the United Kingdom, which may involve foreign exchange, political, social and economic uncertainties and risks.

Many of the GLG Funds invest a portion of their assets in the equity, debt, loans or other securities of issuers located outside the United States and the United Kingdom. In addition to business uncertainties, such investments may be affected by changes in exchange values as well as political, social and economic uncertainty affecting a country or region. Many financial markets are not as developed or as efficient as those in the United States and the United Kingdom, and as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly with respect to bankruptcy and reorganization. Financial accounting standards and practices may differ, and there may be less publicly available information in respect of such companies.

Restrictions imposed or actions taken by foreign governments may adversely impact the value of our fund investments. Such restrictions or actions could include exchange controls, seizure or nationalization of foreign deposits and adoption of other governmental restrictions which adversely affect the prices of securities or the ability to repatriate profits on investments or the capital invested itself. Income received by the GLG Funds from sources in some countries may be reduced by withholding and other taxes. Any such taxes paid by a GLG Fund will reduce the net income or return from such investments. While the GLG Funds will take these factors into consideration in making investment decisions, including when hedging positions, no assurance can be given that the GLG Funds will be able to fully avoid these risks or generate sufficient risk-adjusted returns.

There are risks associated with the GLG Funds’ investments in high yield and distressed debt.

The GLG Funds may invest in obligors and issuers in weak financial condition, experiencing poor operating results, having substantial financial needs or negative net worth, facing special competitive problems, or in obligors and issuers that are involved in bankruptcy or reorganization proceedings. Among the problems involved in investments in troubled obligors and issuers is the fact that it may frequently be difficult to obtain full information as to the conditions of such obligors and issuers. The market prices of such investments are also subject to abrupt and erratic market movements and significant price volatility, and the spread between the bid and offer prices of such investments may be greater than normally expected. It may take a number of years for the market price of such investments to reflect their intrinsic value. Some of the investments held by the GLG Funds may not be widely traded, and depending on the investment profile of a particular GLG Fund, that fund’s exposure to such investments may be substantial in relation to the market for those investments. In addition, there is no recognized market for some of the investments held in GLG Funds, with the result that such investments are likely to be illiquid. As a result of these factors, the investment objectives of the relevant funds may be more difficult to achieve.

Fluctuations in interest rates may significantly affect the returns derived from the GLG Funds’ investments.

Fluctuations in interest rates may significantly affect the return derived from investments within the GLG Funds, as well as the market values of, and the corresponding levels of gains or losses on, such investments. Such fluctuations could materially adversely affect investor sentiment towards fixed income and convertible debt instruments generally and the GLG Funds in particular and consequently could have a material adverse effect on our business, results of operations or financial condition.

The GLG Funds are subject to risks due to potential illiquidity of assets.

The GLG Funds may make investments or hold trading positions in markets that are volatile and which may become illiquid. Timely divestiture or sale of trading positions can be impaired by decreased trading volume, increased price volatility, concentrated trading positions, limitations on the ability to transfer positions in highly specialized or structured transactions to which it may be a party, and changes in industry and government regulations. It may be impossible or costly for the GLG Funds to liquidate positions rapidly in order to meet margin calls, withdrawal requests or otherwise, particularly if there are other market participants seeking to dispose of similar assets at the same time or the relevant market is otherwise moving against a position or in the event of trading halts or daily price movement limits on the market or otherwise. Moreover, these risks may be exacerbated for the GLG Funds that are funds of hedge funds. For example, if one of these funds of hedge funds were to invest a significant portion of its assets in two or more hedge funds that each had illiquid positions in the same issuer, the illiquidity risk for these funds of hedge funds would be compounded.

There are risks associated with the GLG Funds’ use of leverage.

The GLG Funds have, and may, in the future, use leverage by borrowing on the account of funds on a secured and/or unsecured basis and pursuant to repurchase arrangements and/or deferred purchase agreements. Leverage can also be employed in a variety of other ways including margining (that is, an amount of cash or securities an investor deposits with a broker when borrowing to buy investments) and the use of futures, warrants, options and other derivative products. Generally, leverage is used with the intention of increasing the overall level of investment in a fund. Higher investment levels may offer the potential for higher returns. This exposes investors to increased risk as leverage can increase the fund’s market exposure and volatility. For instance, a purchase or sale of a leveraged investment may result in losses in excess of the amount initially deposited as margin for the investment. This increased market exposure and volatility could have a material adverse effect on the return of the funds.

There are risks associated with the GLG Funds’ investments in derivatives.

The GLG Funds may make investments in derivatives. These investments are subject to a variety of risks. Examples of such risks may include, but are not limited to:

•	limitation of risk assessment methodologies. Decisions to enter into these derivatives and other securities contracts will be based on estimates of returns and probabilities of loss derived from our own calculations and analysis. There can be no assurance that the estimates or the methodologies, or the assumptions which underlie such estimates and methodologies, will turn out to be valid or appropriate;

•	risks underlying the derivative and securities contracts. A general rise in the frequency, occurrence or severity of certain non-financial risks such as accidents and/or natural catastrophes will lead to a general decrease in the returns and the possibility of returns from these derivatives and securities contracts, which will not be reflected in the methodology or assumption underlying the analysis of any specific derivative or securities contract; and

•	particular risks. The particular instruments in which we will invest on behalf of the GLG Funds may produce an unusually and unexpectedly high amount of losses, which will not be reflected in the methodology or assumptions underlying the analysis of any specific derivative or securities contract.

The GLG Funds are subject to risks in using prime brokers, custodians, administrators and other agents.

All of the GLG Funds depend on the services of prime brokers, custodians, administrators and other agents in connection with certain securities transactions. For example, in the event of the insolvency of a prime broker and/or custodian, the funds might not be able to recover equivalent assets in full as they will usually rank among the prime broker’s and custodian’s unsecured creditors in relation to assets that the prime broker or custodian borrows, lends or otherwise uses. In addition, the GLG Funds’ cash held with a prime broker or custodian may not be segregated from the prime broker’s or custodian’s own cash, and the GLG Funds may therefore rank as unsecured creditors in relation thereto.

GLG Fund investments are subject to numerous additional risks.

GLG Fund investments, including investments by its external fund of hedge funds products in other hedge funds, are subject to numerous additional risks, including the following:

•	certain of the GLG Funds are newly established funds without any operating history or are managed by management companies or general partners who do not have a significant track record as an independent manager;

•	generally, there are few limitations on the execution of the GLG Funds’ investment strategies, which are subject to the sole discretion of the management company of such funds;

•	the GLG Funds may engage in short-selling, which is subject to the theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. A GLG Fund may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if the GLG Fund is otherwise unable to borrow securities that are necessary to hedge its positions;

•	credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This “systemic risk” may adversely affect the financial intermediaries (such as clearing agencies, clearing houses, banks, securities firms and exchanges) with which the GLG Funds interact on a daily basis;

•	the efficacy of investment and trading strategies depends largely on the ability to establish and maintain an overall market position in a combination of financial instruments. Trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the GLG Funds might only be able to acquire some but not all of the components of the position, or if the overall position were to need adjustment, the GLG Funds might not be able to make such adjustment. As a result, the GLG Funds would not be able to achieve the market position selected by the management company or general partner of such funds, and might incur a loss in liquidating their position; and

•	the investments held by the GLG Funds are subject to risks relating to investments in commodities, equities, bonds, futures, options and other derivatives, the prices of which are highly volatile and may be subject to the theoretically unlimited risk of loss in certain circumstances, including if the fund writes a call option. Price movements of commodities, futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, credit market conditions, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the price of the commodities underlying them. In addition, the assets of the GLG Funds are subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses or counterparties. Most U.S. commodities exchanges limit fluctuations in certain commodity interest prices during a single day by imposing “daily price fluctuation limits” or “daily limits,” the existence of which may reduce liquidity or effectively curtail trading in particular markets.

The GLG Funds are subject to counterparty risk with regard to over-the-counter instruments which they may hold.

In the event of the insolvency of any counterparty or of any broker through which portfolio managers trade for the account of the GLG Funds, such as prime brokerage and custodian agreements to which certain of the GLG Funds are party, the funds may only rank as unsecured creditors in respect of sums due to them on the margin accounts or otherwise and any losses will be borne by the funds. The GLG Funds may also enter into currency, interest rate, total return or other swaps which may be surrogates for other instruments such as currency forwards and interest rate options. The value of such instruments, which generally depends upon price movements in the underlying assets as well as counterparty risk, will influence the performance of the GLG Funds and therefore a fall in the value of such instruments could have a material adverse effect on our business, results of operations or financial condition. In particular, certain GLG Funds frequently trade in debt securities and other obligations, either directly or on an assignment basis. Consequently, the GLG Funds will be subject to risk of default by the debtor or obligor in relation to their debt securities and other obligations, which could have a material adverse effect on our business, results of operations or financial condition.

The due diligence process that we will undertake in connection with investments by the GLG Funds may not reveal all facts that may be relevant in connection with an investment.

Before making investments, we will conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we will rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight certain facts that could adversely affect the value of the investment.

The GLG Funds make investments in companies that the GLG Funds do not control.

Investments by most of the GLG Funds will include debt instruments and equity securities of companies that the GLG Funds do not control. Such instruments and securities may be acquired by the GLG Funds through trading activities or through purchases of securities from the issuer. These investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the values of investments by the GLG Funds could decrease and our financial condition, results of operations and cash flow could suffer as a result.

Risk management activities may adversely affect the return on the GLG Funds’ investments.

When managing their exposure to market risks, the GLG Funds may from time to time use forward contracts, options, swaps, credit default swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments to limit our exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The success of any hedging or other derivative transactions generally will depend on the ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument, the position being hedged, the creditworthiness of the counterparty and other factors. As a result, while the GLG Funds may enter into a transaction in order to reduce their exposure to market risks, the transaction may result in poorer overall investment performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases.

The GLG Funds may be subject to U.K. tax if GLG does not qualify for the U.K. Investment Manager Exemption.

Certain of the GLG Funds may, under U.K. tax legislation, be regarded as carrying on a trade in the United Kingdom through their investment manager, GLG Partners LP. It is our intention to organize our affairs such that neither the investment manager nor the group companies that are partners in the investment manager constitute a U.K branch or permanent establishment of the GLG Funds by reason of exemptions provided by Section 127 of the Finance Act 1995 and Schedule 26 of the Finance Act 2003. These exemptions, which apply in respect of income tax and corporation tax respectively, are substantially similar and are each often referred to as the Investment Manager Exemption (IME).

We cannot assure you that the conditions of the IME will be met at all times in respect of every fund. Failure to qualify for the IME in respect of a fund could subject the fund to U.K. tax liability, which, if not paid, would become the liability of GLG Partners LP, as investment manager. This U.K. tax liability could be substantial.

In organizing our affairs such that we are able to meet the IME conditions, we will take account of a statement of practice published by the U.K. tax authorities that sets out their interpretation of the law. A revised version of this statement was published on July 20, 2007. The revised statement applies with immediate effect, but under grandfathering provisions we may follow the original statement in respect of the GLG Funds until December 31, 2009 and, therefore, the revised statement has no impact until 2010. Furthermore, we believe that the changes in practice that have been introduced will not have a material impact on our ability to meet the IME conditions in respect of the GLG Funds.

Risks Related to Our Organization and Structure Following the Acquisition

The consummation of the acquisition could result in disruptions in business, loss of clients or contracts or other adverse effects.

The consummation of the acquisition may cause disruptions, including potential loss of clients and other business partners, in the business of GLG, which could have material adverse effects on our business and operations. Although we believe that GLG’s business relationships are and will remain stable following the acquisition, GLG’s clients and other business partners, in response to the consummation of the acquisition, may adversely change or terminate their relationships with us, which could have a material adverse effect on our business following the acquisition.

Since GLG is primarily operated in the United Kingdom, we may encounter risks specific to companies located outside the United States.

Since GLG is primarily operated in the United Kingdom, we will be exposed to risks that could negatively impact our future results of operations following the acquisition. The additional risks we may be exposed to in these cases include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural differences; and

•	foreign exchange controls.

We will be a “controlled company” within the meaning of the New York Stock Exchange Listed Company Manual and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance standards, which may limit the presence of independent directors on our board of directors or board committees.

Following the consummation of the acquisition, GLG’s Principals, their Trustees and certain other GLG Shareowners who have entered into a voting agreement will beneficially own our common stock and Series A preferred stock which collectively initially represent approximately 54% of our voting power (after giving effect to the co-investment and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding warrants). Accordingly, they will have the ability to elect our board of directors and thereby control our management and affairs. Therefore, we will be a “controlled company” for purposes of Section 303(A) of the New York Stock Exchange Listed Company Manual.

As a “controlled company,” we will be exempt from certain governance requirements otherwise required by the New York Stock Exchange, including the requirement that we have a nominating and corporate governance committee. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements, including requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended for selection by a majority of the independent directors or by a nominating committee composed solely of independent directors. Following the consummation of the acquisition, we intend to utilize some of these exemptions. For example, we will not have a nominating committee. Accordingly, the procedures for approving significant corporate decisions can be determined by directors who have a direct or indirect interest in the matters and you will not have the same protections afforded to stockholders of other companies that are required to comply with the rules of the New York Stock Exchange. In addition, although we initially expect that a majority of our board of directors will consist of independent directors, we cannot assure you that we will not rely on the exemption from this requirement in the future.

Because of their ownership of approximately 54% of our voting power, GLG’s Principals, their Trustees and certain other GLG Shareowners will also be able to determine the outcome of all matters requiring stockholder approval (other than those requiring a super-majority vote) and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our company. In addition, because they collectively may determine the outcome of a stockholder vote, they could deprive stockholders of an opportunity to receive a premium for their shares as part of a sale of our company, and that voting control could ultimately affect the market price of our common stock.

Certain provisions in our proposed organizational documents and Delaware law will make it difficult for someone to acquire control of us.

Provisions in our organizational documents as proposed to be amended in connection with the acquisition will make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. For example, our organizational documents will require advance notice for proposals by stockholders and nominations, place limitations on convening stockholder meetings and authorize the issuance of preferred shares that could be issued by our board of directors to thwart a takeover attempt. In addition, if approved by Freedom stockholders, the amendments to our organizational documents will require the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of Freedom capital stock entitled to vote generally, voting together as a single class, to adopt, alter, amend or repeal our by-laws; remove a director (other than directors elected by a series of preferred stock of Freedom, if any, entitled to elect a class of directors) from office, with or without cause; and amend, alter or repeal certain provisions of our certificate of incorporation which require a stockholder vote higher than a majority vote, including the amendment provision itself, or to adopt any provision inconsistent with those provisions.

Because of their ownership of approximately 54% of the our voting power, the Principals, their Trustees and certain other GLG Shareowners will be able to determine the outcome of all matters requiring stockholder approval (other than those requiring a super-majority vote) and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our company. Certain provisions of Delaware law may also delay or prevent a transaction that could cause a change in our control. The market price of our shares could be adversely affected to the extent that the Principals’ control over us, as well as provisions of our organizational documents, discourage potential takeover attempts that our stockholders may favor.

An active market for our common stock may not develop.

Our common stock is currently listed on the American Stock Exchange. We will apply to have our shares of common stock listed on the New York Stock Exchange under the symbol “GLG”. However, we cannot assure you that our shares will be approved for listing on the New York Stock Exchange or, if approved, that a regular trading market of our shares will develop on that exchange or elsewhere or, if developed, that any market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for our shares will develop or be maintained, the liquidity of any trading market, your ability to sell your shares when desired, or at all, or the prices that you may obtain for your shares.

The value of our common stock may be adversely affected by market volatility.

Even if an active trading market develops, the market price of our shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares may fluctuate and cause significant price variations to occur. If the market price of our shares declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. We cannot assure you that the market price of our shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our shares or result in fluctuations in the price or trading volume of our shares include:

•	variations in our quarterly operating results or dividends;

•	failure to meet analysts’ earnings estimates or failure to meet, or the lowering of, our own earnings guidance;

•	publication of research reports about us or the investment management industry or the failure of securities analysts to cover our shares after the acquisition;

•	additions or departures of the Principals and other GLG key personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by stockholders;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community;

•	changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•	adverse publicity about the asset management industry generally or individual scandals, specifically; and

•	general market and economic conditions.

We may not be able to pay dividends on our common stock.

As a holding company, our ability to pay dividends will be subject to the ability of our subsidiaries to provide cash to us. We intend to distribute dividends to our stockholders and/or repurchase our common stock at such time and in such amounts to be determined by our board of directors. Accordingly, we expect to cause our subsidiaries to make distributions to their stockholders or partners, as applicable, in an amount sufficient to enable us to pay such dividends to our stockholders or make such repurchases, as applicable; however, no assurance can be given that such distributions or stock repurchases will or can be made. Our board can reduce or eliminate our dividend, or decide not to repurchase our common stock, at any time, in its discretion. In addition, our subsidiaries will be required to make minimum tax distributions and intend to make limited partner profit share distributions to our key personnel pursuant to our limited partner profit share arrangement prior to distributing dividends to our stockholders or repurchasing our common stock. If our subsidiaries have insufficient funds to make these distributions, we may have to borrow funds or sell assets, which could materially adversely affect our liquidity and financial condition. In addition, our subsidiaries’ earnings may be insufficient to enable them to make required minimum tax distributions or intended limited partner profit share distributions to their stockholders, partners or members, as applicable, because, among other things, our subsidiaries may not have sufficient capital surplus to pay dividends or make distributions under the laws of the relevant jurisdiction of incorporation or organization or may not satisfy regulatory requirements of capital adequacy, including the regulatory capital requirements of the FSA in the United Kingdom or the Financial Groups Directive of the European Community. We will also be restricted from paying dividends or making stock repurchases under our credit facility in the event of a default or if we are required to make mandatory prepayment of principal thereunder.

Risks Related to the Acquisition

Our current directors either directly or beneficially own shares of common stock and warrants and have other interests in the acquisition that are different from and in addition to yours. If the acquisition is not approved, the securities held by them will become worthless.

Our sponsors, Berggruen Holdings and Marlin Equities, have agreed to act together for the purpose of acquiring, holding, voting or disposing of our shares of common stock and are deemed to be a “group” for reporting purposes under the Exchange Act of 1934. As of September 30, 2007, our sponsors and their affiliates beneficially own, in the aggregate, 20.9% of our issued and outstanding shares of common stock (6.2%, in the aggregate, upon consummation of the co-investment and the acquisition). Mr. Berggruen is deemed to beneficially own 11.8% of our issued and outstanding shares of common stock (3.4% upon consummation of the co-investment and the acquisition) and Mr. Franklin is deemed to beneficially own 9.1% of the issued and outstanding shares of our common stock (2.8% upon consummation of the co-investment and the acquisition). All of the shares of our common stock that they are deemed to beneficially own and control are owned indirectly through their respective affiliates.

Our founders beneficially own warrants to purchase 16,500,003 shares of our common stock (21,500,003 shares of our common stock including the co-investment warrants to be purchased by our sponsors immediately prior to our consummation of a business combination). Of these warrants, 12,000,003 were purchased by our founders in a private placement for an aggregate purchase price of $25,000, and 4,500,000 were purchased by our sponsors for $4.5 million immediately prior to the consummation of our initial public offering. In light of the amount of consideration paid, our founders will likely benefit from the consummation of the acquisition, even if the acquisition causes the market price of our securities to significantly decrease. Furthermore, the $4.5 million purchase price of the 4,500,000 sponsors’ warrants will be included in the working capital that is distributed to our public stockholders in the event of our dissolution and liquidation. This may influence their motivation for promoting the acquisition and/or soliciting proxies for the adoption of the acquisition proposal. Our common stock and warrants had an aggregate market value (without taking into account any discount due to the restricted nature of such securities) of $1,027,215,047 based on the closing sale prices of $11.97 and $3.63, respectively, on the American Stock Exchange on October 5, 2007. These securities are subject to lock-up agreements and, subject to certain exceptions, may not be sold, assigned or transferred until at least one year after we consummate a business combination, and our founders have waived any rights to receive any liquidation proceeds that may be distributed upon our liquidation in respect of shares they acquired prior to our initial public offering. Therefore, if the acquisition proposal is not adopted and we are required to commence proceedings to dissolve and liquidate, the shares and warrants held directly or beneficially by our founders will be worthless.

In particular, in considering the recommendation of Freedom’s board of directors elsewhere in this proxy statement to vote “FOR” the acquisition proposal, you should also be aware that (i) all of Freedom’s directors other than Mr. Morey (due to auditor independence issues) will continue to serve as directors of Freedom following the acquisition and will be compensated for such service and (ii) if the acquisition is not approved and Freedom fails to consummate an alternative transaction within the time allotted, the shares of common stock and warrants held by Freedom’s directors will be worthless because Freedom’s directors are not entitled to receive any of the net proceeds of Freedom’s initial public offering that may be distributed upon liquidation of Freedom. Freedom’s founders acquired shares of Freedom common stock prior to its initial public offering at a price per share of $0.00208. Freedom’s founders will therefore also benefit if the acquisition is approved. For example, the units and the warrants beneficially owned by the directors and officers of Freedom in the aggregate (after giving effect to the co-investment by Freedom’s sponsors) would be worth $264,180,048 and $16,335,000, respectively, upon consummation of the acquisition and the unrealized profit from such securities would be $214,155,047 and $11,835,000, respectively (in each case, based on an assumed market price of the units and the warrants of Freedom of $15.54 and $3.63, respectively).

In addition, if we dissolve and liquidate prior to the consummation of a business combination, Messrs. Berggruen and Franklin, pursuant to certain written agreements executed in connection with our initial public offering, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us and target businesses who have entered into written agreements, such as a letter of intent or confidentiality agreement, with us and who have not waived all of their rights to make claims against the proceeds in the trust account. These personal and financial interests of our directors and officer may have influenced their decision as members of our board of directors to approve the acquisition proposal. In considering the recommendations of our board of directors to vote for the acquisition proposal, the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal, you should consider these interests. Additionally, the exercise of our directors’ discretion in agreeing to changes or waivers in the terms of the acquisition may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

The price of our common stock after the acquisition may be less than what you originally paid for your shares of common stock prior to the acquisition.

The market for common shares of companies in our industry may be volatile. Our common stock after the acquisition may trade at prices lower than what you originally paid for your corresponding shares of our common stock prior to the acquisition.

A substantial number of Freedom’s shares will be issued in connection with the acquisition and will become eligible for future resale in the public market after the acquisition, which will result in substantial dilution and could have an adverse effect on the market price of those shares.

We expect that 230,000,000 shares of Freedom common stock will be issued or reserved for issuance in connection with the acquisition. Upon consummation of the acquisition, there will be the economic equivalent of 294,800,003 shares of our common stock outstanding (299,800,003 shares upon issuance of the co-investment common stock). After giving effect to the acquisition and related transactions, the GLG Shareowners and GLG’s employees, service providers and certain key personnel who receive securities in connection with the acquisition will, collectively, own securities that would (if fully converted or exchanged) represent approximately 70% of Freedom’s common stock on a fully diluted basis (exclusive of any stock-based awards that may be granted under the LTIP). Freedom’s existing stockholders would own approximately 30% of Freedom’s common stock on a fully diluted basis (exclusive of any stock-based awards that may be granted under the LTIP). As of September 30, 2007, there were 64,800,003 shares of Freedom common stock issued and outstanding. As a result of the dilutive effect of the issuance of our stock in the acquisition, for purposes of illustration, a stockholder who owned 5.0% of Freedom’s outstanding shares of our common stock on September 30, 2007, would own approximately 1.1% of the outstanding shares of Freedom common stock immediately following the closing of the acquisition and after giving effect to the co-investment by Freedom’s sponsors and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding Freedom warrants. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares and of the warrants.

To complete the proposed acquisition, we will incur a large amount of debt, which will limit our ability to fund general corporate requirements and obtain additional financing, limit our flexibility in responding to business opportunities and competitive developments and increase our vulnerability to adverse economic and industry conditions.

We expect to incur up to $570.0 million of indebtedness to finance the proposed acquisition, transaction costs, deferred underwriting fees and our operations after the acquisition. As a result of the substantial fixed costs associated with these debt obligations, we expect that:

•	a decrease in revenues will result in a disproportionately greater percentage decrease in earnings;

•	we may not have sufficient liquidity to fund all of these fixed costs if our revenues decline or costs increase;

•	we may have to use our working capital to fund these fixed costs instead of funding general corporate requirements, including capital expenditures; and

•	we may not have sufficient liquidity to respond to business opportunities, competitive developments and adverse economic conditions.

These debt obligations may also impair our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business. Moreover, we expect that the terms of our indebtedness will restrict our ability to take certain actions, including the incurrence of additional indebtedness, mergers and acquisitions, investments at the parent company level and asset sales. Our ability to pay the fixed costs associated with our debt obligations will depend on our operating performance and cash flow, which will in turn depend on general economic conditions. A failure to pay interest or indebtedness when due could result in a variety of adverse consequences, including the acceleration of our indebtedness. In such a situation, it is unlikely that we would be able to fulfill our obligations under or repay the accelerated indebtedness or otherwise cover our fixed costs.

We expect to incur significant costs associated with the acquisition, whether or not the acquisition is completed, which will reduce the amount of cash otherwise available for other corporate purposes.

We expect to incur significant costs associated with the acquisition, whether or not the acquisition is completed. These costs will reduce the amount of cash otherwise available for other corporate purposes. We estimate that we will incur direct transaction costs of approximately $36 million associated with the acquisition, which will be included as a part of the total purchase cost for accounting purposes if the acquisition is completed. There is no assurance that the actual costs may not exceed these estimates. In addition, FA Sub 2 Limited and FA Sub 3 Limited may incur additional material charges reflecting additional costs associated with the acquisition in fiscal quarters subsequent to the quarter in which the acquisition was completed. There is no assurance that the significant costs associated with the acquisition will prove to be justified in light of the benefit ultimately realized. Although there are no compensation charges in connection with the acquisition, we expect compensation and benefits post-acquisition to reflect the amortization of a significant non-cash equity-based compensation expense associated with the vesting of equity-based awards over the next five years. The expected compensation and benefits expense will relate to the 10,000,000 shares of Freedom common stock to be issued for the benefit of GLG’s employees, service providers and certain key personnel under the Restricted Stock Plan; 33,000,000 shares of Freedom common stock and $150 million in cash or Notes to be issued for the benefit of certain of GLG’s key personnel participating in the equity participation plan; and 77,604,988 shares of Freedom common stock and 58,904,993 shares of FA Sub 2 Limited Exchangeable Shares subject to the agreement among principals and trustees. These shares are subject to certain vesting and forfeiture provisions, and the related share-based compensation expenses are being recognized on a straight-line basis over the requisite service period. This treatment under GAAP will reduce our net income and may result in net losses in future periods. As a result, as described under “Unaudited Pro Forma Condensed Combined Financial Information”, we will have negative net worth of $70.2 million (assuming maximum approval) and $172.8 million (assuming minimum approval) as of June 30, 2007 and net losses of $113.6 million and $500.6 million for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively, on a pro forma basis after the consummation of the acquisition.

There are significant limitations on our right to make damage claims against GLG and the GLG Shareowners for their breach of purchase agreement representations and warranties or covenants, under the indemnification provisions in the purchase agreement.

The purchase agreement gives us the right, after the closing, to make indemnification claims against the GLG Shareowners under certain circumstances. These include, among others, subject to in each case certain exceptions and limitations:

•	a breach of representations and warranties made to us in the purchase agreement;

•	a violation of certain covenants or agreements in the purchase agreement and related documents;

•	the litigation referred to in this proxy statement under the heading “Information About GLG — Legal and Regulatory Proceedings — Vivendi”;

•	certain tax liabilities; and

•	the failure to have terminated certain contractual arrangements binding on certain Acquired Companies prior to closing the acquisition.

There are a number of limitations on our right to make indemnification claims for these matters. Some of these relate only to specified items referred to above; others apply generally to all of these items. These limitations are summarized in this proxy statement under the heading “The Purchase Agreement — Indemnification”. Among other things, these limitations include:

•	a limit on the time period in which we have the right to make a claim, and for many potential claims our right to claim indemnification will end one year after the acquisition;

•	a requirement that, for most types of claims, our damages exceed various specified amounts, which vary depending on the type of indemnity claim involved, ranging from $1 million to $15 million;

•	a limit on the maximum amount of damages we may recover, which varies depending on the type of claim and the GLG Shareowner against whom we make the claim, but in any event can not exceed what we paid to the person or persons liable, and for many potential claims may not exceed $300 million;

•	a reduction of the amount we can claim based on insurance recoveries, tax savings and various other offsets; and

•	exclusions for claims based on matters reflected or reserved for in GLG’s financial statements and for matters related to changes in law.

In addition, our ability to make indemnification claims against certain of the GLG Shareowners (referred to as “Designated Sellers”) are subject to further limitations as described under the heading “The Purchase Agreement — Indemnification”.

We do not have any operations, and GLG has never operated as a public company. Fulfilling our obligations as a public company after the acquisition will be expensive and time consuming.

GLG, as a private company, has not been required to prepare or file periodic and other reports with the U.S. Securities and Exchange Commission, or SEC, under the applicable U.S. federal securities laws or to comply with the requirements of U.S. federal securities laws applicable to public companies, such as Section 404 of the Sarbanes-Oxley Act of 2002. Although GLG maintains separate legal and compliance and internal audit functions, which along with its Chief Operating Officer, report on a day-to-day basis directly to its Co-Chief Executive Officer with further formal reporting to its Management Committee, and we have maintained disclosure controls and procedures and internal control over financial reporting as required under the U.S. federal securities laws with respect to our activities, neither GLG nor Freedom has been required to establish and maintain such disclosure controls and procedures and internal controls over financial reporting as will be required with respect to a public company with substantial operations.

Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, as well as the rules of the American Stock Exchange, where we are currently listed, and the New York Stock Exchange, where we intend to apply for listing if the acquisition is consummated, we will be required to implement additional corporate governance practices and adhere to a variety of reporting requirements and accounting rules. Compliance with these obligations will require significant time and resources from our management and our finance and accounting staff, may require additional staffing and infrastructure and will significantly increase our legal, insurance and financial compliance costs. As a result of the increased costs associated with being a public company after the acquisition, our operating income as a percentage of revenue is likely to be lower.

We must comply with Section 404 of the Sarbanes-Oxley Act of 2002 in a relatively short timeframe.

After the acquisition, Section 404 of the Sarbanes-Oxley Act of 2002 will require us to document and test the effectiveness of our internal controls over financial reporting in accordance with an established control framework and to report on our management’s conclusion as to the effectiveness of these internal controls over financial reporting beginning with the fiscal year ending December 31, 2007. We will also be required to have an independent registered public accounting firm test the internal controls over financial reporting and report on the effectiveness of such controls for the fiscal year ending December 31, 2007 and subsequent years. In addition, the independent registered public accounting firm will be required to report on management’s assessment. Any delays or difficulty in satisfying these requirements could adversely affect future results of operations and our stock price.

We may incur significant costs to comply with these requirements. We may in the future discover areas of internal controls over financial reporting that need improvement, particularly with respect to any businesses acquired in the future. There can be no assurance that remedial measures will result in adequate internal controls over financial reporting in the future. Any failure to implement the required new or improved controls, or difficulties encountered in their implementation, could materially adversely affect our results of operations or could cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal controls over financial reporting, or if our auditors are unable to provide an unqualified report regarding the effectiveness of internal controls over financial reporting as required by Section 404, investors may lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. In addition, failure to comply with Section 404 could potentially subject us to sanctions or investigation by the SEC or other regulatory authorities.

The American Stock Exchange may delist our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are listed on the American Stock Exchange. We intend to seek to have our securities approved for listing on the New York Stock Exchange following consummation of the acquisition. We cannot assure you that our securities will continue to be listed on the American Stock Exchange, as we might not meet certain continued listing standards such as income from continuing operations, or that our securities will be approved for listing on the New York Stock Exchange. Additionally, until such time as we voluntarily delist from the American Stock Exchange in connection with the acquisition of GLG, the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If we fail to have our securities listed on the New York Stock Exchange, and the American Stock Exchange delists our securities from trading, we could face significant consequences including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The failure to address actual or perceived conflicts of interest that may arise as a result of the investment by the Principals and other key personnel of GLG of at least 50% of the after-tax cash proceeds they receive in the acquisition in GLG Funds, may damage GLG’s reputation and materially adversely affect GLG’s business.

As a result of the significant amount that the Principals their Trustees, and GLG key personnel intend to invest in the GLG Funds after the completion of the acquisition, other investors in the GLG Funds may perceive conflicts of interest regarding investments in the GLG Funds in which the Principals their Trustees, and other key personnel of GLG are personally invested. Actual or perceived conflicts of interests could give rise to investor dissatisfaction or litigation and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with these conflicts of interest. Investor dissatisfaction or litigation in connection with conflicts of interest could materially adversely affect our reputation and GLG’s business in a number of ways, including as a result of redemptions by investors from the GLG Funds and a reluctance of counterparties do business with us.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (1) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (2) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (3) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Our outstanding warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. This might have an adverse effect on the market price of our common stock.

Excluding 21,500,003 warrants beneficially owned by our founders (which includes 5,000,000 co-investment warrants), outstanding redeemable warrants to purchase an aggregate of 52,800,000 shares of common stock (100% of outstanding shares not held by our founders) will become exercisable after the later of the consummation of the acquisition or of another business combination, or December 28, 2007. These warrants would only be exercised if the $7.50 per share exercise price is below the market price of our common stock. To the extent they are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our shares.

Risks Related to a Failure to Consummate the Acquisition

If you fail to vote or abstain from voting on the adoption of the acquisition proposal, you may not exercise your redemption rights to redeem your shares of Freedom common stock for a pro rata portion of the aggregate amount then on deposit in the trust account.

Stockholders holding shares of our common stock issued in our initial public offering who vote against adoption of the acquisition proposal may elect to have Freedom redeem their shares for cash equal to a pro rata portion of the aggregate amount then on deposit in the trust account (net of taxes payable on the interest earned thereon). Stockholders who seek to exercise this redemption right must submit their vote against adoption of the acquisition proposal and their election that Freedom redeem their shares for cash no later than immediately prior to the vote on the acquisition proposal at the special meeting. Any stockholder who fails to vote or who abstains from voting on the acquisition proposal may not exercise his or her redemption rights and will not receive a pro rata portion of the aggregate amount then on deposit in the trust account upon redemption of such stockholder’s shares.

We may have insufficient time or funds to complete an alternate business combination if the acquisition proposal is not adopted by our stockholders or the acquisition is otherwise not completed.

Pursuant to our certificate of incorporation, among other things, we must complete a business combination with a fair market value of at least 80% of the sum of the balance of the trust account plus the proceeds of the co-investment by certain of our founders at the time of the business combination (excluding deferred underwriting discounts and commissions of approximately $18.0 million) by June 28, 2008 (or by December 28, 2008 if a letter of intent, agreement in principle or a definitive agreement has been executed by June 28, 2008 and the business combination relating thereto has not yet been consummated). If we fail to consummate a business combination within the required time frame, we will, in accordance with our certificate of incorporation dissolve, liquidate and wind up. The foregoing requirements are set forth in our certificate of incorporation and may not be eliminated without the vote of our board and the vote of at least a majority of the voting power of our outstanding voting stock. If the acquisition proposal is not adopted by our stockholders, we will not complete the acquisition and may not be able to consummate an alternate business combination within the required time frame, either due to insufficient time or insufficient operating funds. If we fail to consummate a business combination within the required time frame, we will be required to commence proceedings to dissolve and liquidate our assets. If we dissolve and liquidate before we consummate a business combination and distribute the trust account, our public stockholders will receive less than the unit offering price in our initial public offering of $10.00 and our warrants will expire and become worthless.

You may be held liable for claims by third parties against us to the extent of liquidating distributions received by you.

We will dissolve and liquidate if we do not complete a business combination by June 28, 2008 (or by December 28, 2008 if a letter of intent, agreement in principle or a definitive agreement has been executed by June 28, 2008 and the business combination relating thereto has not yet been consummated). Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the DGCL. We do not intend to comply with the procedures set forth in Section 280 of the DGCL, which prescribes various procedures by which stockholder liability may be limited. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the DGCL, requiring us to adopt a plan of dissolution that will reasonably provide for our payment of (1) all existing claims, including those that are contingent and are known to us, (2) all pending proceedings to which we are a party and (3) all claims that may be potentially brought against us within the subsequent 10 years based on facts known to us.

However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from the vendors that we have engaged (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We have sought to have all vendors that we engage and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Although we have not received any such agreements, the claims that could be made against us should be significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata portion of the claim or the amount distributed to the stockholder. Our plan of distribution in compliance with Section 281(b) of the DGCL does not bar stockholder liability for claims not brought in a proceeding before the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

If we are unable to consummate a business combination within the prescribed time frames and are forced to dissolve and distribute our assets, you will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete a business combination and must dissolve and liquidate our assets, the per-share liquidating distribution will be less than $10.00 because of the expenses of our initial public offering, our general and administrative expenses and the costs of seeking a business combination. We expect these costs and expenses to include approximately $1.7 million for expenses for the due diligence and investigation of a target business or businesses; approximately $1.7 million for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $240,000 for office space, administrative services and secretarial support payable to Berggruen Holdings, Inc., an affiliate of Mr. Berggruen, representing $10,000 per month; $125,000 as a reserve for liquidation expenses; $60,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $75,000 for general working capital that will be used for miscellaneous expenses and reserves. If we are unable to conclude an initial business combination and expend all of the net proceeds of our initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $3.9 million in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation price would be $9.83, or $0.17 less than the per-unit offering price of $10.00. We cannot assure you that the actual per share liquidation price will not be less than $9.83.

In the event that our board of directors recommends and our stockholders approve our dissolution and the distribution of our assets and it is subsequently determined that our reserves for claims and liabilities to third parties are insufficient, stockholders who receive funds from our trust account could be liable up to such amounts to creditors. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire and become worthless if we dissolve and liquidate before completing a business combination.

If third parties bring claims against us, the proceeds held in trust may be reduced and the per share liquidation price received by you will be less than $9.83 per share.

Our placing of funds in trust may not protect those funds from third-party claims against us. Although we seek to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, not all vendors, prospective target businesses or other entities that we have engaged have executed such agreements, and there is no guarantee that all vendors, prospective target businesses or other entities that we engage in the future (if the acquisition is not completed) will execute such agreements, or if executed, that this will prevent potential contracted parties from making claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust may be subject to claims which would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.83 due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and liquidate, each of Messrs. Berggruen and Franklin will, by agreement, be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses, vendors or other entities that are owed money by us for services rendered or products sold to us. Messrs. Berggruen and Franklin have provided us with documentation showing sufficient liquid assets with which they could meet their respective obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return to our public stockholders the liquidation amounts due them.

If we do not complete a business combination and dissolve, payments from the trust account to you may be delayed.

We currently believe that any dissolution and plan of distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•	our board of directors would, consistent with its obligations described in our certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it would also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC were not to review the preliminary proxy statement, then, not less than 10 days following the passing of such deadline, we would mail the proxy statement to our stockholders, and 30 days following the passing of such deadline we would convene a meeting of our stockholders, at which they would either approve or reject our dissolution and plan of distribution; and

•	if the SEC were to review the preliminary proxy statement, we currently estimate that we would receive their comments 30 days following the passing of such deadline. We would mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we would convene a meeting of our stockholders at which they would either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities related to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until the approval of our dissolution is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a redemption or a business combination as described elsewhere in this proxy statement). Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any dissolution and plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of distribution.

Unless we complete a business combination, Mr. Berggruen and our other directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount of our available cash which is not in the trust account. Therefore, they may have a conflict of interest in determining whether GLG is appropriate for a business combination and in the public stockholders’ best interest.

Mr. Berggruen and our other directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount not required to be retained in the trust account, unless the acquisition is consummated. Mr. Berggruen and our other directors have, as part of the acquisition, negotiated the repayment of some or all of any such expenses. The financial interest of Mr. Berggruen and our other directors could influence their motivation in selecting the acquisition and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. In addition, the proceeds we receive from the co-investment may be used to repay the expenses for which Mr. Berggruen and our other directors may negotiate repayment as part of our business combination.

If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may have little or no value and the market for our warrants may be limited.

No warrants will be exercisable, and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act of 1933, in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to that common stock. We have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. However, we cannot assure you that we will be able to do so. In addition, we may determine to exercise our right to redeem the outstanding warrants while a current prospectus relating to the common stock issuable upon exercise of the warrants is not available, in which case the warrants will not be exercisable prior to their redemption. Additionally, we have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if there is no registration statement in effect covering the shares of common stock issuable upon the exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current.

Risks Related to Taxation

Our effective income tax rate depends on various factors and may increase as our business expands into countries with higher tax rates.

There can be no assurance that we will continue to have a low effective income tax rate. We are a U.S. corporation that is subject to the U.S. corporate income tax on its taxable income. Our low expected effective tax rate after the acquisition is primarily attributable to the asset basis step-up resulting from the acquisition and the associated 15-year goodwill amortization deduction for U.S. tax purposes. Going forward, our effective income tax rate will be a function of our overall earnings, the income tax rates in the jurisdictions in which our entities do business, the type and relative amount of income earned by our entities in these jurisdictions and the timing of repatriation of profits back to the United States in the form of dividends. We expect that our effective income tax rate may increase as our business expands into countries with higher tax rates. In addition, allocation of income among business activities and entities is subject to detailed and complex rules and depends on the facts and circumstances. No assurance can be given that the facts and circumstances or the rules will not change from year to year or that taxing authorities will not be able to successfully challenge such allocations.

U.S. persons who own 10% or more of our voting stock may be subject to higher U.S. tax rates on a sale of the stock.

U.S. persons who hold 10% or more (actually and/or constructively) of the total combined voting power of all classes of our voting stock may on the sale of the stock be subject to U.S. tax at ordinary income tax rates (rather than at capital gain tax rates) on the portion of their taxable gain attributed to undistributed offshore earnings. This would be the result if we are treated (for U.S. federal income tax purposes) as principally availed to hold the stock of foreign corporation(s) and the stock ownership in us satisfies the stock ownership test for determining controlled foreign corporation (CFC) status (determined as if we were a foreign corporation). A foreign corporation is a CFC if, for an uninterrupted period of 30 days or more during any taxable year, more than 50% of its stock (by vote or value) is owned by “10% U.S. Shareholders”. A U.S. person is a “10% U.S. Shareholder” if such person owns (actually and/or constructively) 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation. Following the acquisition, approximately 32.0% of our stock will be treated as directly or constructively owned by 10% U.S. Shareholders. Therefore, any U.S. person who considers acquiring (directly, indirectly and/or constructively) 10% or more of our outstanding stock should first consult with his or her tax advisor.

Our U.K. tax liability will be higher if the interest expense incurred by FA Sub 3 Limited cannot be fully utilized for U.K. tax purposes.

FA Sub 3 Limited is incurring debt to finance the acquisition and will be claiming a deduction for U.K. tax purposes for the interest expense incurred on such debt. If the interest expense incurred by FA Sub 3 Limited cannot be fully utilized for U.K. tax purposes against U.K. income, our U.K. tax liability might increase significantly. See also “— Our tax position might change as a result of a change in tax laws.” below for a discussion of U.K. government proposals on interest deductibility.

Our tax position might change as a result of a change in tax laws.

Since we operate our business in the United Kingdom, the United States and internationally, we are subject to many different tax laws. Tax laws (and the interpretations of tax laws by taxing authorities) are subject to frequent change, sometimes retroactively. There can be no assurance that any such changes in the tax laws applicable to us will not adversely affect our tax position.

The U.K. government has recently published proposals with regard to the deductibility of interest expense incurred by U.K. tax resident entities. No assurances can be given that the U.K. government will not enact legislation that restricts the ability of FA Sub 3 Limited to claim a tax deduction for the full amount of its interest expense.

The U.S. Congress is considering changes to U.S. income tax laws which would increase the U.S. income tax rate imposed on “carried interest” earnings and would subject to U.S. corporate income tax certain publicly held private equity firms and hedge funds structured as partnerships (for U.S. federal income tax purposes). These changes would not apply to us because Freedom is already taxed in the United States as a U.S. corporation and GLG earns fee income and does not receive a “carried interest.” No assurances can be given that the U.S. Congress might not enact other tax law changes that would adversely affect us.

FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of such statement. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” and the following:

•	Freedom’s ability to complete a combination with one or more target businesses, including the acquisition of GLG;

•	Freedom’s success in retaining or recruiting, or changes required in, its management or directors following a business combination;

•	Freedom’s potential inability to obtain additional financing to complete the acquisition;

•	Freedom’s limited pool of prospective target businesses, including if the acquisition fails to close;

•	the change in control of Freedom once the acquisition is consummated;

•	public securities’ limited liquidity and trading;

•	the delisting of Freedom’s securities from the American Stock Exchange or an inability to have Freedom’s securities listed on the American Stock Exchange, the New York Stock Exchange or another exchange following the consummation of the acquisition;

•	use of proceeds not in trust or available to Freedom from interest income on the trust account balance;

•	financial performance;

•	market conditions for GLG Funds;

•	performance of GLG Funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows and outflows;

•	the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel;

•	risks associated with the expansion of GLG’s business in size and geographically;

•	operational risk;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources;

•	risks associated with the use of leverage, investment in derivatives, interest rates and currency fluctuations;

•	costs related to the proposed acquisition;

•	failure to obtain the required approvals of Freedom’s stockholders; and

•	risks that the closing of the transaction is substantially delayed or that the transaction does not close.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

THE FREEDOM SPECIAL MEETING

The Freedom Special Meeting

Freedom is furnishing this proxy statement to you as part of the solicitation of proxies by the Freedom board of directors for use at the special meeting in connection with the proposed acquisition, the pre-closing and post-closing amendments to our certificate of incorporation, the adoption of each of the Restricted Stock Plan and the LTIP and the adjournment proposal.

Date, Time and Place

The special meeting will be held at 9:00 a.m., Eastern Time, on October 31, 2007, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, to vote on each of the acquisition, the pre-closing and post-closing amendments to our certificate of incorporation, the adoption of each of the Restricted Stock Plan and the LTIP and, if necessary, the adjournment proposal.

Purpose of the Special Meeting

At the special meeting, the holders of Freedom common stock are being asked to:

•	approve the acquisition of GLG by Freedom pursuant to a purchase agreement by and among Freedom, FA Sub 1 Limited, FA Sub 2 Limited, FA Sub 3 Limited and the GLG Shareowners;

•	approve four proposals to amend the certificate of incorporation immediately prior to the consummation of the acquisition to:

•	change Freedom’s name from “Freedom Acquisition Holdings, Inc.” to “GLG Partners, Inc.”;

•	increase the number of authorized shares of Freedom capital stock from 201,000,000 shares to 1,150,000,000 shares, including:

•	increasing the authorized shares of Freedom common stock from 200,000,000 to 1,000,000,000 shares; and

•	increasing the authorized shares of Freedom preferred stock from 1,000,000 to 150,000,000 shares, of which it is expected that 58,904,993 shares (subject to adjustment) will be designated by the board of directors as a new series of Freedom preferred stock titled Series A voting preferred stock, which will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to dividends or certain other distributions;

•	increase from the affirmative vote of a majority of the quorum present at the meeting or a majority of the outstanding shares of Freedom common stock, as the case may be, to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of Freedom capital stock entitled to vote generally, voting together as a single class, the vote required for Freedom’s stockholders to (1) adopt, alter, amend or repeal the by-laws, (2) remove a director (other than directors elected by a series of preferred stock of Freedom, if any, entitled to elect a class of directors) from office, with or without cause, and (3) amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote, including the amendment provision itself, or to adopt any provision inconsistent with those provisions; and

•	amend certain other provisions of the certificate of incorporation relating to, among other things, Freedom’s registered agent, the ability to call special meetings of stockholders, the scope of the indemnification of officers and directors and certain other ministerial amendments;

•	approve a proposal to amend the certificate of incorporation to remove, effective after the consummation of the acquisition, (1) certain provisions of Article Third and Article Fourth, paragraph B and (2) the entirety of Article Fifth of the certificate of incorporation, all of which relate to the operation of Freedom as a blank check company prior to the consummation of a business combination, and to add provisions regarding dividends and distributions;

•	approve the adoption of the Restricted Stock Plan;

•	approve the adoption of the LTIP; and

•	authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, or the incentive plan proposal.

Recommendation of the Freedom Board of Directors

The Freedom board of directors:

•	has unanimously determined that the proposed acquisition, amendments to our certificate of incorporation, adoption of each of the Restricted Stock Plan and the LTIP and adjournment proposal are fair to, and in the best interests of, Freedom and its stockholders;

•	has determined that the fair market value of GLG is equal to or greater than 80% of the value of the net assets of Freedom plus the proceeds of the co-investment by our sponsors (excluding underwriting discounts and commissions of approximately $18.0 million);

•	has unanimously approved and declared advisable the acquisition, the amendments to our certificate of incorporation, the adoption of each of the Restricted Stock Plan and the LTIP and the adjournment proposal; and

•	unanimously recommends that the holders of Freedom common stock vote “FOR” the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and, if necessary, the adjournment proposal.

In considering the recommendation of Freedom’s board of directors to vote “FOR” the acquisition proposal, you should be aware that (1) all of Freedom’s directors other than Mr. Morey (due to auditor independence issues) will continue to serve as directors of Freedom following the acquisition and will be compensated for such service, (2) if the acquisition is not approved and Freedom fails to consummate an alternative transaction within the time allotted, the shares of common stock and warrants held by Freedom’s directors will be worthless because Freedom’s directors are not entitled to receive any of the net proceeds of Freedom’s initial public offering that may be distributed upon liquidation of Freedom and (3) if Freedom does not complete a business combination, Freedom’s officers and directors will not receive reimbursement for expenses they incur that exceed Freedom’s available cash.

Record Date; Who is Entitled to Vote

The record date for the special meeting is October 12, 2007. Record holders of Freedom common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 64,800,003 outstanding shares of Freedom common stock.

Each share of Freedom common stock is entitled to one vote per share at the special meeting. The holders of common stock acquired in its initial public offering or afterwards are free to vote such shares in their discretion.

Any shares of Freedom common stock purchased by its founders prior to its initial public offering will be voted in accordance with the majority of the votes cast at the special meeting and any shares of Freedom common stock purchased by its founders in or following the initial public offering will be voted in favor of the acquisition proposal. In addition, Berggruen Holdings and Marlin Equities, which beneficially own approximately 20.9% of the outstanding shares of Freedom common stock, have entered into a founders agreement with certain of the GLG Shareowners that requires them to vote for the adoption of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and, if necessary, the adjournment proposal.

Freedom’s issued and outstanding warrants do not have voting rights and record holders of Freedom warrants will not be entitled to vote at the special meeting.

Voting Your Shares

Each share of Freedom common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Freedom common stock that you own.

There are two ways to vote your shares of Freedom common stock at the special meeting:

•	you can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Freedom board, “FOR” the approval of the acquisition proposal, each of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and, if necessary, the adjournment proposal; or

•	you can attend the special meeting and vote in person. Freedom will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Freedom can be sure that the broker, bank or nominee has not already voted your shares.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Freedom common stock, you may call Innisfree M&A Incorporated at (800) 750-5834.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the acquisition, the pre-closing and post-closing amendments to Freedom’s certificate of incorporation, the Restricted Stock Plan, the LTIP and the adjournment proposal. Under Freedom’s by-laws, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022 in writing before the special meeting that you have revoked your proxy; and

•	you may attend the special meeting, revoke your proxy and vote in person.

Vote Required

The affirmative vote of a majority of the shares of Freedom common stock outstanding as of the record date is required to approve the acquisition proposal, provided that the holders of less than 20% of the shares of Freedom common stock that were issued in its initial public offering vote against the acquisition proposal and elect a redemption of their shares.

Assuming the acquisition proposal is approved by Freedom stockholders, the affirmative vote of a majority of the shares of Freedom common stock outstanding as of the record date is required to approve each of the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal.

The adoption of each of the restricted stock plan proposal, the incentive plan proposal and the adjournment proposal will require the affirmative vote of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting.

Abstentions and Broker Non-Votes

If you abstain from voting, it will have the same effect as a vote “AGAINST”: (1) the acquisition proposal (but will not have the effect of redeeming your shares for a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering are held, unless an affirmative election voting against the proposal is made and an affirmative election to redeem such shares of common stock is made on the proxy card); (2) each of the pre-closing certificate amendment proposals; (3) the post-closing certificate amendment proposal; (4) the restricted stock plan proposal; (5) the incentive plan proposal and (6) the adjournment proposal.

A failure to vote by not returning a signed proxy card will have no impact upon the approval of the matters referred to in (4), (5) and (6) above, but, as the acquisition proposal, each of the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal requires the affirmative vote of a majority of Freedom common stock, a failure to vote will have the effect of a vote “AGAINST” such acquisition and certificate amendments. Failure to vote will not have the effect of electing to redeem your shares for a pro rata portion of the trust account.

If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on the acquisition proposal, the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal or the incentive plan proposal. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote”. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Broker non-votes will have the same effect as votes “AGAINST” the acquisition proposal, each of the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal, but will not be counted towards the vote total for the restricted stock plan proposal, the incentive plan proposal or the adjournment proposal. However, a “broker non-vote” that has the effect of voting against the acquisition proposal will not have the effect of electing to redeem your shares for a pro rata portion of the trust account.

Redemption Rights

Any stockholder of Freedom holding shares of common stock issued in its initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards) who votes against the acquisition proposal may, at the same time, elect that Freedom redeem its shares for a pro rata portion of the trust account. Stockholders who seek to exercise this redemption right must submit their vote against adoption of the acquisition proposal and their election to have Freedom redeem their shares for cash no later than immediately prior to the vote on the acquisition proposal at the special meeting. If so elected, Freedom will redeem these shares for a pro rata portion of funds held in the trust account, which consists of approximately $519.1 million, as of September 30, 2007 (and includes a substantial portion of the net proceeds from Freedom’s initial public offering and sale of the sponsors’ warrants) plus interest earned thereon after such date, if the acquisition is consummated. If the holders of 20%, or 10,560,000, or more shares of Freedom common stock issued in our initial public offering vote against the acquisition proposal and elect to have Freedom redeem their shares into a pro rata portion of the trust account, Freedom will not be able to consummate the acquisition, regardless of whether a majority of the outstanding shares of Freedom common stock vote in favor of the acquisition proposal. Based on the amount of cash held in the trust account as of September 30, 2007, without taking into account any interest accrued after such date, you will be entitled to elect to have Freedom redeem each share of Freedom common stock that you hold for approximately $9.83 per share. If the acquisition is not consummated, Freedom will continue to search for a business combination and no stockholder will be redeemed. However, Freedom will be liquidated if (1) it does not consummate a business combination by June 28, 2008, or (2) a letter of intent, agreement in principle or definitive agreement is executed by June 28, 2008 but a business combination is not consummated by December 28, 2008. In any liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of Freedom common stock who purchased their shares in Freedom’s initial public offering or thereafter.

If you properly exercise your redemption rights, then you will be exchanging your redemption election shares for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition. You will be required, whether you are a record holder or hold your shares in “street name”, to either tender your certificates to our transfer agent at any time through the vote on the acquisition or to deliver your shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at your option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35, and the broker may or may not pass this cost on to you.

You will have sufficient time from the time we send out this proxy statement through the time of the vote on the acquisition proposal to deliver your shares if you wish to exercise your redemption rights. This time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by you, whether or not you are a record holder or your shares are held in “street name”, within a day, by simply contacting the transfer agent or your broker and requesting delivery of your shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for redemption, once made, may be withdrawn at any time up to immediately prior to the vote on the acquisition proposal at the special meeting (or any adjournment or postponement thereof). Furthermore, if you delivered a certificate for redemption and subsequently decided prior to the meeting not to elect redemption, you may simply request that the transfer agent return the certificate (physically or electronically) to you.

The closing price of Freedom common stock on October 5, 2007 was $11.97 and the amount of cash held in the trust account was approximately $519.1 million as of September 30, 2007, plus interest accrued thereon after such date. If you would have elected to exercise your redemption rights on such date, without taking into account any interest accrued after such date, then you would have been entitled to receive $9.83 per share. Prior to exercising redemption rights, you should verify the market price of Freedom common stock as you may receive higher proceeds from the sale of your common stock in the public market than from exercising your redemption rights. As of October 5, 2007, the market price of $11.97 per share was higher than the amount which would be received upon redemption.

Solicitation Costs

Freedom is soliciting proxies on behalf of the Freedom board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Freedom and its officers and directors may also solicit proxies in person, by telephone or by other electronic means, and in the event of such solicitations, the information provided will be consistent with this proxy statement and enclosed proxy card. These persons will not be paid for soliciting proxies. Freedom will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy statement materials to their principals and to obtain their authority to execute proxies and voting instructions. Freedom will reimburse them for their reasonable expenses. Freedom has engaged Innisfree M&A Incorporated to solicit proxies for the special meeting. Freedom is paying Innisfree M&A Incorporated approximately $21,250 for solicitation services, which amount includes a $20,000 fixed solicitation fee and a per call fee estimated in the aggregate to be equal to $1,250.

Stock Ownership

Freedom’s founders, including all its directors, and their respective affiliates, who purchased or received shares of common stock prior to its initial public offering and as of the record date, beneficially own an aggregate of approximately 21.2% of the outstanding shares of Freedom common stock. All of such stockholders have agreed (1) to vote their shares of common stock acquired prior to Freedom’s initial public offering in accordance with the vote of the majority in interest of all other Freedom stockholders on the acquisition proposal and (2) to vote any shares of common stock purchased in our initial public offering “FOR” the acquisition proposal. In addition, Berggruen Holdings and Marlin Equities, which beneficially own approximately 20.9% of the outstanding shares of Freedom common stock, have entered into a founders agreement with certain of the GLG Shareowners that requires them to vote “FOR” the adoption of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal, the incentive plan proposal and, if necessary, the adjournment proposal.

THE ACQUISITION PROPOSAL

Proposal

Pursuant to the purchase agreement, dated as of June 22, 2007, by and among Freedom, certain wholly owned subsidiaries of Freedom and the GLG Shareowners, Freedom is proposing to acquire all of the outstanding equity interests of GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited (each, an “Acquired Company” and collectively, the “Acquired Companies”). As a result of this acquisition, Freedom will own and operate the combined business and operations of the Acquired Companies and certain of their subsidiaries and affiliates, including GLG Partners LP, GLG Partners Services LP, Laurel Heights LLP and Lavender Heights LLP. The purchase price for the acquisition will be a combination of cash, promissory notes and capital stock of Freedom and certain Freedom subsidiaries, as described in further detail under “The Acquisition — General — Purchase Price” below. Freedom believes that the terms of the acquisition and the related agreements and transactions comply with the terms described in the prospectus relating to its initial public offering.

Interests of Freedom Directors and Officers in the Acquisition

In considering the recommendation of the board of directors of Freedom to vote “FOR” the acquisition proposal, you should be aware that all of the members of the Freedom board have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Freedom stockholders generally. In particular:

•	if the acquisition is not approved and Freedom fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Freedom is therefore required to liquidate, the shares of common stock and warrants held by Freedom’s founders will be worthless because Freedom’s founders are not entitled to receive any of the net proceeds of Freedom’s initial public offering that may be distributed upon liquidation of Freedom. Freedom’s founders beneficially own a total of 13,709,503 shares of Freedom common stock that have a market value of $164,102,751 based on Freedom’s share price of $11.97 as of October 5, 2007. Freedom’s sponsors also beneficially own warrants to purchase 16,500,003 shares of Freedom common stock that have a market value of $58,895,011 based on Freedom’s warrant price of $3.63 as of October 5, 2007. However, as Freedom’s founders are contractually prohibited from selling their shares of Freedom common stock prior to June 28, 2008, during which time the value of the shares may increase or decrease, it is impossible to determine what the financial impact of the acquisition will be on Freedom’s founders; and

•	it is currently anticipated that Nicolas Berggruen, Martin E. Franklin, James N. Hauslein and William P. Lauder, each of whom is a current director of Freedom, will continue as directors of Freedom.

The table below shows the amount that the units (consisting of shares and warrants), the common stock and the warrants beneficially owned by the directors and officers of Freedom as of October 5, 2007 (after giving effect to the co-investment by Freedom’s sponsors) would be worth upon consummation of the acquisition and the unrealized profit from such securities based on an assumed market price of the units, the common stock and the warrants of Freedom of $15.54, $11.97 and $3.63, respectively.

	Units(a)				Common Stock(b)					Warrants(c)
	Beneficially	Amount		Unrealized	Beneficially	Amount			Unrealized	Beneficially	Amount		Unrealized
	Owned	Paid	Value	Profit	Owned	Paid		Value	Profit	Owned	Paid	Value	Profit

Nicolas Berggruen	8,423,200	$25,012,340	$130,896,528	$105,884,188	1,709,500	$17,936,128	(d)	$20,462,715	$2,526,587	2,250,000	$2,250,000	$8,167,500	$5,917,500
Martin E. Franklin	8,423,200	25,012,340	130,896,528	105,884,188	—	—		—	—	2,250,000	2,250,000	8,167,500	5,917,500
James N. Hauslein	51,201	107	795,664	795,557	—	—		—	—	—	—	—	—
William P. Lauder	51,201	107	795,664	795,557	—	—		—	—	—	—	—	—
Herbert A. Morey	51,201	107	795,664	795,557	—	—		—	—	—	—	—	—
Jared Bluestein	—	—	—	—	—	—		—	—	—	—	—	—

Total	17,000,003	$50,025,001	$264,180,048	$214,155,047	1,709,500	$17,936,128		$20,462,715	$2,526,587	4,500,000	$4,500,000	$16,335,000	$11,835,000

(a)	The purchase price per unit for the founders’ units was $0.00208 per unit and for the co-investment units is $10.00 per unit. Each of these stockholders has agreed, subject to exceptions, not to transfer, assign or sell these shares until one year after we consummate a business combination.

(b)	Excludes common stock included in the units.

(c)	Excludes warrants included in the units.

(d)	The purchase prices for the shares were (i) $10.50 per share for 500,000 shares, (ii) $10.49 for 1,056,800 shares and (iii) $10.48 per share for 152,700 shares.

In addition, Freedom’s sponsors, directors and officers may make additional open market purchases of units, common stock or warrants prior to the special meeting. Although such units and common stock will not be subject to any voting restrictions applicable to Freedom’s sponsors, directors or officers, those entities and individuals have advised us that they intend to vote all units and common stock with the right to vote at the special meeting in favor of the acquisition proposal and the other proposals described in this proxy statement.

Interests of Principals, The Trustees and Key Personnel of GLG in the Acquisition

You should understand that some of the Principals, the Trustees and key personnel of GLG have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. In particular, Mr. Gottesman, a Co-Chief Executive Officer and a Managing Director of GLG, is expected to become Chairman of the Board and Co-Chief Executive Officer of GLG Partners, Inc.; Mr. Roman, a Co-Chief Executive Officer and a Managing Director of GLG, is expected to become the Co-Chief Executive Officer of GLG Partners, Inc.; and Mr. White, the Chief Operating Officer of GLG, is expected to become the Chief Financial Officer of GLG Partners, Inc. Further, each of Messrs. Gottesman, Roman and White will enter into new employment agreements with GLG Partners, Inc. in connection with the acquisition, providing for, among other things, compensation for such service to GLG Partners, Inc. In addition, the GLG Shareowners have appointed Mr. Gottesman as their representative to make certain decisions on behalf of the GLG Shareowners under the purchase agreement. As Mr. Gottesman is a GLG Shareowner, as well as the representative of the other GLG Shareowners, it is possible that potential conflicts of interest may arise with respect to his obligations as representative, his interests as an equity holder of GLG and his position as Chairman of the Board and Co-Chief Executive Officer of GLG Partners, Inc. following the acquisition.

In the acquisition, Mr. Gottesman and the Gottesman GLG Trust will receive an aggregate of 58,904,993 shares of FA Sub 2 Limited Exchangeable Shares exchangeable into 58,904,993 shares of Freedom common stock, $267.8 million cash and 58,904,993 shares of Freedom Series A preferred stock; Mr. Lagrange and the Lagrange GLG Trust will receive an aggregate of 58,904,993 shares of Freedom common stock and $267.8 million in cash; and Mr. Roman and the Roman GLG Trust will receive an aggregate of 18,699,995 shares of Freedom common stock and $85.0 million in cash.

Currently, the Principals and Trustees do not own any Freedom units, common stock or warrants, other than units owned by the GLG Funds for which the Principals are attributed beneficial ownership. The Principals and Trustees may make open market purchases of units, common stock or warrants prior to the special meeting. Although such units and common stock will not be subject to any voting restrictions applicable to the Principals and Trustees, those entities and individuals have advised us that they intend to vote all units and common stock with the right to vote at the special meeting in favor of the acquisition proposal and the other proposals described in this proxy statement.

In addition, GLG’s Principals have agreed to enter into agreements not to compete with Freedom for a period of five years following the closing of the acquisition. The Principals and the Trustees have also entered into lock-up arrangements restricting their ability to transfer shares of Freedom capital stock for the first year following the closing of the acquisition. Thereafter, subject to any limitations imposed by U.S. federal securities laws, the Principals and the Trustees will only be able to transfer: (1) 10% of their shares following each of the first, second and third anniversaries of the closing of the acquisition; and (2) an unlimited number of their shares following the fourth anniversary of such closing. See “Agreements Related to the Acquisition — GLG Shareholders Agreement”.

The Principals and the other GLG Shareowners have also agreed to invest at least 50% of the after-tax cash proceeds they receive in the acquisition in GLG Funds (an amount, together with additional amounts expected to be invested by them contemporaneously with the closing, equal to approximately $805 million of net AUM) and will pay the same fees and otherwise invest on the same terms as other investors. See “Certain Relationships and Related Person Transactions — GLG — Investment Transactions”.

In addition, Mr. White is a participant in GLG’s limited partner profit share arrangement and equity participation plan and may receive an allocation of the 10,000,000 shares reserved from the purchase price for the acquisition for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan. The amount of his allocation, if any, has not yet been determined.

Except as described above, no compensation or other remuneration will be paid to any GLG Shareowner, Principal or key personnel in connection with the acquisition. Upon consummation of the acquisition, it is anticipated that employment agreements between each of Messrs. Gottesman, Roman and Lagrange and GLG Partners, Inc. will provide for a base salary of $1 million per annum for the remainder of 2007 and for 2008 and no cash bonus or equity compensation with respect to 2007. To date, there has been no determination with respect to future awards under the LTIP for participants, including the Principals.

Set forth in the table below is information regarding cash distributions and cash compensation in 2006 and year-to-date through August 31, 2007 for each GLG Shareowner and executive officer and the key personnel who participate in the limited partner profit share arrangement:

	Cash Distributions				Cash Compensation
			YTD				YTD
	2006		2007		2006		2007
	(U.S. Dollars in Thousands)

GLG Shareowners:
Noam Gottesman and Gottesman GLG Trust	$84,954		$102,694		$4,664		$2,892
Pierre Lagrange and Lagrange GLG Trust	41,337		82,546		4,700		2,901
Emmanuel Roman and Roman GLG Trust	15,533		35,212		4,659		2,892
Jonathan Green and Green GLG Trust	18,031		5,777		—		—
Chapter Investment Assets Limited(1)	—		10,123		—		—
Philippe Jabre and Jabre GLG Trust(2)	5,852		17,980		168		—
Executive Officers:
Simon White(3)	314	(4)	2,262	(4)(5)	2,053	(6)	—
Key Personnel(3)(7)	14,656		209,214	(4)(5)	105,956	(6)	76

(1)	A corporate trust company to which Mr. Green transferred non-voting interests in GLG Holdings Limited, GLG Partners Services Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited on June 15, 2007 in consideration of Chapter assuming Mr. Green’s obligations under his loans from Lehman Bankhaus. The non-voting interests will be redeemed immediately prior to the completion of the acquisition.

(2)	Mr. Jabre and the Jabre GLG Trust ceased to own voting shares of GLG Partners Limited, GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited in December 2006, and the non-voting shares of GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited owned by the Jabre GLG Trust were redeemed in June 2007.

(3)	Mr. White and other key personnel ceased to be employees and became participants in the limited partner profit share arrangement beginning in mid-2006.

(4)	Reflects cash distributions paid through Laurel Heights LLP and Lavender Heights LLP to Mr. White and other key personnel.

(5)	Includes limited partner profit share distributions made in 2007 with respect to 2006 performance.

(6)	Includes bonuses paid in 2006 with respect to 2005 performance.

(7)	Includes amounts paid or distributed to Mr. White.

Prior to the completion of the acquisition, GLG is expected to make further cash distributions to the individuals and entities in the table above from the distributable profits (net income less reserves) generated by GLG entities as follows:

•	An amount equal to approximately $18.0 million in the aggregate, representing the remaining undistributed amount of 2006 profits; and

•	An amount based on 2007 profits, which will depend on GLG’s year-to-date performance for 2007 up to the closing of the acquisition, which will be subject to such factors as regulatory capital and working capital requirements and which cannot be readily estimated at this time.

In addition, there may be further distributions declared with respect to 2007 profits prior to the closing of the acquisition but not paid until 2008, which also will be subject to such factors as regulatory capital and working capital requirements and which cannot be readily estimated at this time.

GLG does not expect any other cash distributions to be made in connection with the acquisition or any other reorganization transactions, except for the cash and shares to be issued as consideration for the acquisition.

Freedom’s Reasons for the Acquisition and Recommendation of the Freedom Board

Freedom has been in search of a business combination partner since its initial public offering occurred in December 2006. Freedom’s board of directors believes that GLG presents a unique opportunity for Freedom. Freedom’s board of directors is attracted to GLG because of its variety of investment products, its advisory services, growth prospects and investment management team, among other factors. As a result, Freedom believes that the acquisition of GLG will provide Freedom stockholders with an opportunity to acquire, and participate in, a company with significant growth potential, particularly as its business continues to grow and expand into the United States and other dynamic global markets.

Acquisition Financing

In order to finance the acquisition of GLG, Freedom will (1) use up to $551.1 million of the proceeds from its initial public offering (after giving effect to the $50.0 million co-investment by its sponsors) and (2) borrow up to $570.0 million from a third-party lender to obtain the $1.0 billion in cash (less the amount of Notes issued) necessary to pay the cash portion of the purchase price to the GLG Shareowners. The available cash will be reduced by amounts necessary to pay for any redemption rights exercised by Freedom stockholders.

FA Sub 3 Limited has obtained commitments from a syndicate of banks arranged and led by Citigroup Global Markets, Inc. to provide, subject to customary conditions, a 5-year amortizing term loan facility and a 5-year non-amortizing revolving credit facility for up to an aggregate of $570.0 million to finance the acquisition, including purchase price adjustments, paying transaction costs and repaying existing GLG indebtedness, and for working capital purposes, purchase price adjustments and other general corporate purposes. The term loans and revolving loans will be guaranteed by Freedom and certain of its subsidiaries (including certain Acquired Companies, but excluding certain regulated entities) and will be secured by a first priority pledge of all notes and capital stock owned by FA Sub 3 Limited and the guarantors and a first priority security interest in all or substantially all other assets owned by FA Sub 3 Limited and the guarantors. The term loans will amortize in equal installments due in 42, 48 and 54 months from the closing date in an aggregate amount equal to 75% of the original principal amount. The remaining balance of the term loans should be due on the fifth anniversary of the closing date. The term loans and revolving loans will bear interest at one of two floating interest rates, at the election of FA Sub 3 Limited, based on a fixed margin over the specified base floating rate for the first two fiscal quarters after the closing of the acquisition and, thereafter, based on a margin over the specified base floating rate determined by reference to certain financial ratios of Freedom and its consolidated subsidiaries.

Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available under the DGCL for the stockholders of Freedom in connection with the acquisition proposal.

U.S. Federal Income Tax Consequences of the Acquisition

As the stockholders of Freedom are not receiving any consideration or exchanging any of their outstanding securities in connection with the acquisition of GLG, and are simply being asked to vote on the matters, the stockholders will not have any U.S. tax related issues as a result of voting on these matters, except that U.S. persons who own 10% or more (actually and/or constructively) of the total combined voting power of all classes of Freedom voting stock may on the sale of the stock be subject to U.S. tax at ordinary income tax rates (rather than at capital gain tax rates) on the portion of their taxable gain attributed to undistributed offshore earnings. See “Risk Factors — Risks Related to Taxation”. If you vote against the acquisition proposal, elect a redemption of your shares of Freedom for your pro rata portion of the trust account and the acquisition is consummated and as a result you receive cash in exchange for your Freedom common stock, there may be certain tax consequences, such as possibly realizing a loss on your investment in Freedom common stock. No tax opinion will be obtained in connection with the acquisition. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Regulatory Matters

The acquisition and the transactions contemplated by the purchase agreement are not subject to any U.S. federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the acquisition proposal, the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal with the Secretary of State of the State of Delaware, and filings for the proposed listing on the New York Stock Exchange.

In the United Kingdom, the FSMA requires that any person who proposes to take a step that would result in his acquiring control (as such term is defined in the FSMA) over a U.K. authorized person (such as GLG Partners LP) must notify the FSA and obtain the FSA’s prior approval to the proposal. The FSA has three months in which to rule upon such an application. The notice and application for approval was filed with the FSA on August 31, 2007.

The prior approval of the IFSRA will be required for the change in ownership of GLG Partners Asset Management Limited which acts as manager of the GLG Funds authorized in Ireland and for the change in ownership of GLG Partners LP, which acts as promoter and investment manager of the GLG Funds authorized in Ireland. The application for approval was filed with IFSRA on August 31, 2007.

The prior approval of CIMA will be required for the change in ownership of GLG Partners (Cayman) Limited, which acts as manager of the GLG Funds incorporated in the Cayman Islands. Although no prior approval is required, notification of the change in ownership of GLG Partners Services LP and GLG Partners Services Limited will be required to be provided to the Cayman Islands Trade and Business Licencing Board following the acquisition and the transactions contemplated by the purchase agreement. The application for approval was filed with CMA on August 31, 2007.

Necessity of Stockholder Approval

Because of provisions in Freedom’s certificate of incorporation and the fact that the acquisition proposal involves the issuance by Freedom of shares of common stock that would represent more than 20% of our currently outstanding common stock, stockholder approval of the acquisition proposal is required to maintain our listing on the American Stock Exchange. The number of shares of Freedom common stock outstanding on September 30, 2007 was 64,800,003. The purchase agreement provides for the issuance of 230,000,000 shares of Freedom common stock for the acquisition of the Acquired Companies and such issuance is greater than the American Stock Exchange 20% limitation. Pursuant to the purchase agreement, a condition to issuance of additional shares is the approval of the authorized share proposal. Accordingly, if the authorized share proposal is not approved, then the acquisition will not be completed.

Consequences If Acquisition Proposal Is Not Approved

If the acquisition proposal is not approved by the stockholders, Freedom will not acquire GLG and Freedom will continue to seek other potential business combinations. The board of directors of Freedom may abandon each of the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal, notwithstanding stockholder approval of such proposals, without further action by Freedom’s stockholders, if the acquisition proposal is not approved. We anticipate that the Freedom board of directors will abandon each of the pre-closing and post-closing certificate amendments and not consummate the restricted stock plan proposal or the incentive plan proposal if the acquisition proposal is not approved. In such an event, there is no assurance, and management of Freedom believes, that it is unlikely that Freedom will have the time, resources or capital available to find a suitable business combination partner before (1) the proceeds in the trust account are liquidated to holders of shares purchased in its initial public offering and (2) Freedom is dissolved pursuant to the trust agreement and in accordance with Freedom’s certificate of incorporation.

Required Vote

Approval of the acquisition proposal will require the affirmative vote of a majority of the outstanding shares of Freedom common stock at the record date. In addition, each Freedom stockholder that holds shares of common stock issued in its initial public offering has the right to vote against the acquisition proposal and, at the same time, elect that Freedom redeem such stockholder’s shares for cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering is deposited. These shares will be redeemed for cash only if the acquisition is completed and the stockholder requesting redemption holds such shares until the date the acquisition is consummated. However, if the holders of 10,560,000 or more shares of Freedom common stock issued in our initial public offering, an amount equal to 20% or more of the total number of shares issued in our initial public offering, vote against the acquisition and elect redemption of their shares for a pro rata portion of the trust account, then Freedom will not be able to consummate the acquisition, regardless of whether a majority of the outstanding shares of Freedom common stock vote in favor of the acquisition proposal. Abstentions and broker non-votes will have the same effect as a vote against the acquisition proposal.

Recommendation

The board of directors has determined unanimously that the acquisition is fair to, and in the best interests of, Freedom and its stockholders and that it is in the best interests of Freedom that the stockholders approve the acquisition proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ACQUISITION PROPOSAL. WHEN YOU CONSIDER THE RECOMMENDATION OF FREEDOM’S BOARD OF DIRECTORS, YOU SHOULD KEEP IN MIND THAT CERTAIN OF GLG’S PRINCIPALS, THEIR TRUSTEES AND GLG KEY PERSONNEL AND FREEDOM’S DIRECTORS AND OFFICERS HAVE INTERESTS IN THE ACQUISITION THAT ARE DIFFERENT FROM, OR IN ADDITION TO, YOUR INTERESTS AS A STOCKHOLDER, WHICH ARE DESCRIBED ELSEWHERE IN THIS PROXY STATEMENT.

THE ACQUISITION

General

The Freedom Group is acquiring all the outstanding equity interests of the Acquired Companies, through a series of related transactions, in exchange for cash, stock and debt, as described below. In this proxy statement, we refer to the equity interest of the Acquired Companies that the Freedom Group will acquire as the “Purchased Shares”. In some cases, the Acquired Companies are holding companies, without independent operations, and in other cases they are operating businesses. We use the term “GLG” to refer to the business and operations of all the Acquired Companies and their subsidiaries and affiliates that will be directly or indirectly acquired by the Freedom Group. We use the term GLG Funds to refer to the investment funds that GLG manages, operates and advises. The GLG Funds are not Acquired Companies or otherwise treated as assets that the Freedom Group will acquire under the purchase agreement. Freedom will not acquire all the outstanding equity interests of certain subsidiaries and affiliates of the Acquired Companies, nor will it own GLG Inc. as a result of the acquisition.

Purchase Price

The purchase price for GLG is approximately $3.4 billion, based on the closing sale price of Freedom common stock on June 22, 2007 of $10.45 per share, subject to adjustment as described below. The initial purchase price will be paid as follows:

•	Cash: Up to $1.0 billion of the purchase price will be paid in cash. The actual amount will depend on the extent to which Sage Summit LP and Lavender Heights Capital LP elect to have a portion of the purchase price paid in Notes (as described below). The amount of cash paid will be reduced, dollar-for-dollar, by the principal amount of any Notes issued to pay the purchase price. The cash portion of the purchase price will be funded by a combination of borrowing by FA Sub 3 Limited under the credit facilities (up to $570.0 million) and existing cash proceeds from the initial public offering of Freedom (up to $551.1 million). The available cash will be reduced by amounts necessary to pay for any redemption rights exercised by Freedom stockholders. See “Agreements Related to Acquisition — Credit Facilities”.

•	Notes: A portion of the purchase price may be paid (at the option of Sage Summit LP and Lavender Heights Capital LP) by issuing Notes of FA Sub 1 Limited.

•	Capital Stock: The balance of the purchase price will be paid by issuing capital stock of Freedom and securities of Freedom subsidiaries that are exchangeable for, or subject to put or call rights payable in, shares of Freedom common stock. For a description of the principal terms of the securities that will be issued in connection with the acquisition of GLG, see “The Authorized Share Proposal — Description of Capital Stock”. This combination of securities will give GLG Shareowners and employees and key personnel of GLG voting and economic rights approximately equal to 230,000,000 shares of Freedom common stock, as described below. Of this number, the approximate equivalent of 220,000,000 shares of Freedom common stock will be issued to GLG Shareowners in consideration for the Purchased Shares and 10,000,000 shares of Freedom common stock (in the aggregate) will be issued at closing to one or more trusts or subsidiaries of Freedom that will hold the shares for the benefit of GLG’s employees, service providers and certain key personnel or use the shares to acquire certain limited partnership interests issued to Lavender Heights LLP and Laurel Heights LLP under the Restricted Stock Plan. See “The Purchase Agreement — Structure of the Acquisition”.

The purchase price will be subject to adjustment in certain events, both before and after the acquisition as described below. See “The Purchase Agreement — Purchase Price”. The GLG Shareowners are subject to a number of varying tax regimes and tax rules. The receipt of a particular type of security (e.g., Freedom common stock, FA Sub 1 Limited ordinary shares, or FA Sub 2 Limited Exchangeable Shares and Freedom Series A preferred stock) or form of consideration (e.g., cash or Notes) may have different tax consequences to particular GLG Shareowners depending on their tax circumstances. The issuance of the Notes and the FA Sub 1 Limited ordinary shares (which are subject to put and call rights) will have the effect of accommodating the differing personal tax profiles of the GLG Shareowners and will not have a negative impact on Freedom.

There is no single exchange ratio or uniform per share amount that GLG Shareowners will be paid for their equity interests in the Acquired Companies. The value of each equity interest is tied to the value ascribed to the related Acquired Company in the purchase agreement, as well as the number and type of equity interests issued by that Acquired Company. The chart below summarizes the aggregate consideration (cash and the value of Freedom securities based on an assumed trading price of Freedom common stock of $9.50 per share (the minimum price under the purchase agreement)) that will be paid for each share of the various Acquired Companies.

Aggregate Consideration
(Cash & Freedom Securities)
Name of Acquired Company	Per Outstanding Share

GLG Partners Asset Management Limited	$47.46
GLG Partners (Cayman) Limited	$0.17
GLG Partners Services Limited	$188,575.91
Mount Garnet Limited	$ <0.01
Knox Pines, Ltd.	$1,682,392.93
Betapoint Corporation	$104,869.16
GLG Holdings Limited	$282,863.87
GLG Partners Limited	$43.66
Mount Granite Limited	$ <0.01
Liberty Peak Ltd.	$2,523,589.39
Albacrest Corporation	$157,303.74

The consideration received by each GLG Shareowner for each Acquired Company will be in direct proportion to that GLG Shareowner’s percentage interest in that Acquired Company, after reallocating to Lavender Heights Capital LP and Sage Summit LP 15% of the sale proceeds attributable to the following Acquired Companies:

•	GLG Partners Asset Management Limited;

•	GLG Partners (Cayman) Limited; and

•	GLG Partners Limited.

While neither Lavender Heights Capital LP nor Sage Summit LP has any direct or indirect equity interest in these three Acquired Companies, they have a contractual right to receive 15% of the aggregate consideration paid in connection with the acquisition under the terms of the equity participation plan. The reallocation of sale proceeds for these three Acquired Companies gives effect to the equity participation plan. It results in Lavender Heights Capital LP and Sage Summit LP receiving an additional 59,943 FA Sub 1 Limited ordinary shares and $272,847 of cash, in the aggregate.

Apart from the fact that per share amounts vary based on the value of each Acquired Company and the number and type of equity interests issued by that Acquired Company, the consideration received by each GLG Shareowner will also vary because:

•	not every GLG Shareowner holds shares or other equity interests in each Acquired Company; and

•	GLG Shareowners who hold shares or other equity interests in many of the Acquired Companies, such as the Principals, have different percentage interests in the shares or other equity interests issued by different Acquired Companies.

However, in the aggregate, each GLG Shareowner will receive for his or its combined ownership interest stock and cash consideration proportionate to his or its combined ownership interest (after giving effect to the 15% interest for the equity participation plan and the 10,000,000 shares to be issued for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan).

In addition to paying the purchase price and issuing shares to GLG’s employees, service providers and certain key personnel under the Restricted Stock Plan, Freedom plans to establish an equity-based long-term incentive plan, the LTIP, for officers, directors, employees, service providers, certain key personnel and other contributors to GLG’s business. Freedom plans to reserve 40,000,000 shares of Freedom common stock for stock options or other equity-based awards under the LTIP.

After giving effect to the acquisition and related transactions, the GLG Shareowners, GLG employees and GLG key personnel who receive securities in connection with the acquisition will, collectively, own securities that would (if fully converted or exchanged) represent approximately 70% of Freedom’s common stock on a fully diluted basis (exclusive of any stock-based awards that may be granted under the LTIP).

In addition, Freedom and GLG estimate that they will incur direct transaction costs of approximately $36 million associated with the acquisition, which will be included as a part of the total purchase cost for accounting purposes if the acquisition is completed.

Acquisition Structure

Freedom will purchase GLG through newly organized, wholly owned subsidiaries, FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, in a series of transactions as described below. See “The Purchase Agreement — Structure of the Acquisition”. Following the acquisition of 100% of the equity interests in the Acquired Companies, all of GLG’s operations will continue to be conducted by, and all of GLG’s assets which constituted the GLG business prior to the acquisition will continue to be held by, the Acquired Companies. Following the acquisition, Freedom will change its name to GLG Partners, Inc. and will be a holding company with the following structure:

•	GLG Partners, Inc. will hold 100% of the ordinary shares of FA Sub 1 Limited, assuming that all of the FA Sub 1 Limited ordinary shares issued at the closing to Sage Summit LP and Lavender Heights Capital LP subject to the put/call arrangement are exchanged following the closing of the acquisition for Freedom common stock. The purpose of FA Sub 1 Limited is to be the holding company for all the non-U.S. entities that conduct GLG’s business;

•	FA Sub 1 Limited will hold 100% of the Class A ordinary shares of FA Sub 2 Limited, and the Trustee for the Gottesman GLG Trust will own 100% of the Exchangeable Shares of FA Sub 2 Limited, the company through which the Trustee of the Gottesman GLG Trust will hold its continuing interest in the Acquired Companies. The purpose of FA Sub 2 Limited is to be the holding company for the GLG businesses that are subject to the regulatory authority of the Cayman Islands; and

•	FA Sub 2 Limited will hold 100% of the ordinary shares of FA Sub 3 Limited. The purpose of FA Sub 3 Limited is to be the holding company for the GLG businesses that are subject to the regulatory authority of the European Union, the United Kingdom, Ireland, Luxembourg and other European regulatory authorities.

As part of the acquisition transaction, Freedom will also acquire the capital interests in certain GLG entities held by Sage Summit LP and Lavender Heights Capital LP through Liberty Peak Ltd. and Knox Pines Ltd. Through these capital interests, certain of GLG’s key personnel participate in GLG’s equity participation plan entitling them, in the aggregate, to acquire 15% of the cash and stock consideration to be paid to the GLG Shareowners in the acquisition, subject to certain vesting requirements. The cash and shares of stock will be held by Sage Summit LP and Lavender Heights Capital LP for the benefit of these key personnel until they have vested.

There are certain interests in GLG that Freedom will not acquire in connection with the acquisition. First, Freedom will not be acquiring certain membership interests in Laurel Heights LLP and Lavender Heights LLP held by GLG’s key personnel participating in the limited partner profit share arrangement. Freedom also will not acquire certain limited partnership interests in GLG Partners Services LP held by two of GLG’s key personnel, Steven Roth and Greg Coffey (through Saffron Woods Corporation), who participate in the limited partner profit share arrangement, but who are not members of Lavender Heights LLP, one of the LLPs described above. The limited partner profit share arrangement is the primary means through which these non-

employee key personnel are compensated for their services to GLG and these profit share interests will continue to remain outstanding after the acquisition. None of the Principals participates in the limited partner profit share arrangement. The limited partner profit shares for these key personnel are paid as distributions from GLG’s net income in amounts determined at the discretion of GLG’s management and will be determined before distributions to GLG Partners, Inc. In addition, the Trustee of the Gottesman GLG Trust will hold FA Sub 2 Limited Exchangeable Shares entitling the holder to receive certain special distributions by FA Sub 2 Limited that shareholders of GLG Partners, Inc. will not be entitled to participate in. Freedom will not acquire GLG Holdings Inc. and GLG Inc. in the acquisition, but expects to acquire these entities after consummation of the acquisition pursuant to a purchase agreement with GLG. Accordingly, after completion of the acquisition, amounts distributed in respect of these limited partner profit shares and FA Sub 2 Exchangeable Shares will not be available for distribution to shareholders of GLG Partners, Inc. As a result of these distributions, the management, administration and performance fees earned by GLG will not necessarily flow to the GLG Partners, Inc. shareholders in amounts proportionate to their beneficial ownership of shares of GLG Partners, Inc. Instead, the amounts available for distribution to GLG Partners, Inc. shareholders will be reduced by the amounts received by GLG’s key personnel as limited partner profit share and by the holder of FA Sub 2 Limited Exchangeable Shares as special distributions.

For more information about the organizational structure of GLG, see “Organizational Structure”.

The following diagram shows the corporate structure of Freedom and its subsidiaries immediately after the acquisition and related transactions.

Key:

Albacrest:	Albacrest Corporation
Betapoint:	Betapoint Corporation
GHL:	GLG Holdings Limited
GLGPL:	GLG Partners Limited
GPAM:	GLG Partners Asset Management Limited
GPCL:	GLG Partners (Cayman) Limited
GPICL:	GLG Partners International (Cayman) Limited
GPC:	GLG Partners Corporation
GPLP:	GLG Partners LP
GPS:	GLG Partners Services Limited
GPS LP:	GLG Partners Services LP
Knox Pines:	Knox Pines Ltd.
Laurel Heights:	Laurel Heights LLP
Lavender Heights:	Lavender Heights LLP
Liberty Peak:	Liberty Peak Ltd.
Mount Garnet:	Mount Garnet Limited
Mount Granite:	Mount Granite Limited
Saffron Woods:	Saffron Woods Corporation
Steven Roth:	a GLG key personnel
Gottesman:	Noam Gottesman and the Gottesman GLG Trust, individually and collectively
Green:	Jonathan Green and the Green GLG Trust, individually and collectively
Istithmar:	IFS V Limited, a wholly owned subsidiary of Istithmar (PJSC) and an indirect wholly owned subsidiary of Dubai World
Lagrange:	Pierre Lagrange and the Lagrange GLG Trust, individually and collectively
Lehman:	Lehman (Cayman Islands) Ltd
Roman:	Emmanuel Roman, the Roman GLG Trust, Albacrest and Betapoint, individually and collectively
Sal. Oppenheim:	FARAMIR Beteiligungs und Verwaltungs GmbH, an indirect wholly owned subsidiary of Sal. Oppenheim jr. & Cie. S.C.A.

**	The Gottesman ownership interests reflect the Exchangeable Shares of FA Sub 2 Limited and the Freedom Series A preferred stock.
*	Represents profits interests of participants in GLG’s limited partner profit share arrangement that are not being acquired by Freedom in the acquisition.
†	These entities hold capital interests and discretionary profits interests in GPS LP.
‡	This entity holds capital interests and discretionary profits interests in GPLP.

Note:	The historical financial statements of GLG include GLG Holdings Inc. and GLG Inc., an independently owned dedicated research and administrative services provider, which GLG has agreed to acquire, subject to certain conditions.

Background of the Acquisition

Over the past several years, GLG has periodically reviewed its long-term strategic plans and evaluated a number of alternatives, including a potential sale of the business, a strategic alliance or business combination with a third party or an initial public offering. In January 2007, GLG engaged Perella Weinberg Partners LP as its financial adviser in connection with exploring various strategic alternatives available to GLG.

Working with its financial adviser, GLG prepared a confidential information memorandum containing a description of its business and historical financial information, and identified a select list of leading, primarily U.S. based, financial services institutions to approach with regard to a possible business combination or strategic partnership. Beginning in mid-January 2007, GLG’s financial adviser, on behalf of GLG, approached this group of institutions. Subsequently, GLG entered into confidentiality agreements with some of these institutions and provided them with the confidential information memorandum.

From mid-February until early April, 2007, GLG, with the assistance of GLG’s financial adviser, met with representatives from the institutions which had expressed interest to discuss possible transactions. GLG received preliminary indications of interest from several of these institutions.

Nicolas Berggruen, President and Chief Executive Officer of Freedom, was aware of GLG’s reputation by virtue of being an investor in one of the GLG Funds, as well as having known Noam Gottesman, Co-Chief Executive Officer of GLG, for approximately five years. Mr. Gottesman was familiar with Mr. Berggruen’s past investment success and, as a result of this track record, certain GLG Funds purchased Freedom units totalling 407,615 shares of common stock and 407,615 warrants.

Mr. Berggruen recognized the potential merits to GLG that would arise if GLG were a public company and, on several occasions beginning in late February, 2007, suggested to Mr. Gottesman the idea of a possible business combination.

On March 8, 2007, Messrs. Gottesman and Berggruen met in London, England to discuss the possibility of a business combination between GLG and Freedom.

On March 9, 2007, GLG and Freedom entered into a non-disclosure agreement, following which GLG’s financial adviser delivered the confidential information memorandum to Freedom.

On March 30, 2007, Freedom’s counsel, GLG’s counsel, representatives of GLG’s financial adviser and Jared Bluestein, a representative of Berggruen Holdings, participated in a conference call during which the preliminary structure and terms of a transaction were initially discussed.

On April 5, 2007, Mr. Berggruen and Martin Franklin, Chairman of the Board of Freedom, met with GLG’s Principals in New York City to discuss high level deal terms and process and timing issues in connection with a possible transaction. At the conclusion of that meeting, the Principals were joined by their respective legal counsels and GLG’s financial adviser to discuss more specific structure and timing issues.

On April 9, 2007, Freedom delivered a term sheet to GLG’s counsel and GLG’s financial adviser.

On April 10, 2007, GLG’s counsel, GLG’s financial adviser and Freedom’s counsel met in New York City to discuss the term sheet and other items relating to a possible business combination.

On April 11, 2007, Freedom’s counsel delivered a revised term sheet to GLG’s counsel and GLG’s financial adviser reflecting certain changes discussed at the previous day’s meeting.

On April 16, 2007, Messrs. Gottesman and Berggruen met again to discuss certain high level deal issues, including the proposed consideration for a possible transaction.

On April 20, 2007, Freedom’s board of directors held a telephonic meeting during which, among other things, Messrs. Berggruen and Franklin updated the board on the status of a possible transaction.

On May 16, 2007, GLG’s counsel, Freedom’s counsel and GLG’s financial adviser met in New York City to discuss the structure of a proposed business combination, with a particular focus on the need to restructure GLG’s business to fit under the ownership of a U.S. public company.

On May 18, 2007, GLG’s counsel distributed a preliminary draft of a “step plan” of the transaction (including a reorganization of the various GLG entities) to the working group for its review and comment.

On May 23, 2007, Freedom’s board of directors held a telephonic meeting during which Mr. Franklin updated the board on the status of a possible transaction.

On May 30, 2007, the Principals and management of GLG made a presentation to Freedom’s board of directors and Freedom’s counsel.

On June 4, 2007, GLG’s counsel provided to Freedom’s counsel a draft purchase agreement providing, among other things, for the acquisition by Freedom of the equity interests in the Acquired Companies.

During the week of June 4, 2007, representatives of Freedom and GLG, in addition to Freedom’s counsel and GLG’s counsel, met in London, England to negotiate and draft the purchase agreement, related transaction documents and the proxy statement. GLG’s financial adviser was also present to assist in the negotiations.

During the week of June 11, 2007, counsel for Freedom and counsel for GLG continued to exchange drafts of the purchase agreement and related transaction documents, as well as engage in negotiations relating to such drafts. In addition, counsel for Freedom and counsel for GLG exchanged initial drafts of the shareholders’ agreement, founders’ agreement and support agreement.

On June 15, 2007, Freedom’s counsel distributed to Freedom’s board of directors materials that included, among other things, a description of the terms of the proposed transaction and drafts of the transaction documents.

On June 19, 2007, the board of directors of Freedom held a board meeting during which Mr. Franklin updated the board on the status of the proposed transaction. In addition, counsel for Freedom gave a detailed presentation of the terms of the proposed transaction, transaction documents and a summary of the due diligence of GLG undertaken by such counsel.

From June 20 through June 22, 2007, representatives of Freedom and GLG, including Freedom’s counsel, GLG’s counsel and GLG’s financial adviser, met in London, England to continue negotiations and the drafting of the purchase agreement and related transaction documents, including the shareholders’ agreement, founders agreement and support agreement. Counsel for Freedom and counsel for GLG exchanged initial drafts of the voting agreement, agreement among principals and trustees, exchangeable security holders’ agreement and shares exchange agreement.

On June 22, 2007, the board of directors of Freedom held a board meeting during which Mr. Franklin updated the board on the status of the proposed transaction and stated that negotiations were substantially complete. Counsel for Freedom then reviewed the latest changes to the terms of the proposed transaction. The board of directors of Freedom, by a unanimous vote, determined that the fair market value of GLG is in excess of 80% of Freedom’s net assets plus the proceeds of the co-investment by our sponsors (excluding underwriting discounts and commissions of approximately $18.0 million) and approved and declared advisable the acquisition, the pre-closing and post-closing certificate amendments and the LTIP, subject to any changes approved by Freedom’s officers, and resolved to recommend that Freedom’s stockholders vote in favor of the proposals at a special meeting to be held to vote on the proposals.

Representatives of Freedom and GLG, along with Freedom’s counsel and GLG’s counsel, then continued to negotiate and finalize the remaining issues in the purchase agreement and related transaction documents. During the evening of June 22, 2007, after the financial markets closed in New York, the purchase agreement and related transaction documents were completed and executed by the parties thereto. Prior to the opening of the financial markets in London and New York on June 25, 2007, Freedom agreed to engage Citigroup Global Markets Inc. to serve as its financial adviser, and GLG and Freedom issued a joint press release announcing the transaction.

During the negotiations between Freedom and GLG, the members of Freedom’s audit committee were provided updates by Nicolas Berggruen, Martin Franklin and Freedom’s counsel. At one meeting in which Messrs. Berggruen and Franklin did not participate, the management of GLG made a full business presentation to the members of the audit committee and counsel to Freedom. In connection with its approval of the transaction, the audit committee confirmed its view that the transaction complied with the original terms and conditions contained in the prospectus relating to Freedom’s initial public offering.

Freedom retained Citigroup to provide financial advisory services in connection with the acquisition after all principal terms of the acquisition had been negotiated between the principals of Freedom and the GLG Shareowners.

GLG engaged Perella Weinberg Partners LP, or PWP, as its financial advisor in connection with exploring various strategic alternatives available to GLG, which at the time of engagement did not contemplate the acquisition. While PWP provided financial advisory services in connection with the acquisition, they were not engaged by GLG to provide a fairness opinion, nor was GLG required to obtain a fairness opinion with respect to the consideration to be paid to the GLG Shareowners in the acquisition. In addition, the GLG Shareowners include individuals and entities, such as the Principals and Lehman Brothers, with substantial financial and business skill and experience to evaluate independently the acquisition, the terms of the purchase agreement and the consideration to be paid to the GLG Shareowners in the acquisition.

Recommendation of the Freedom Board

Freedom’s board of directors, having concluded that the acquisition of GLG is fair to, and in the best interests of, Freedom and its stockholders, unanimously approved the acquisition and all transactions and documents necessary to its consummation.

In negotiating and structuring the business combination, Freedom’s board of directors considered certain traditional metrics in valuating businesses, including multiples of historic cash flow, multiples of historic revenue and, in particular to asset management businesses, multiples of historic assets under management. Under each such metric, the contemplated acquisition, which reflects an enterprise value (assuming a trading price of Freedom’s common stock of $10.00 per share) of approximately $3.3 billion, exceeded the 80% asset test required under Freedom’s certificate of incorporation.

Freedom has been in search of a business combination partner since its initial public offering occurred in December 2006 and Freedom’s board of directors considered a wide variety of factors in connection with its evaluation and recommendation to approve the acquisition. In arriving at its determination to approve the acquisition and its terms, Freedom’s board of directors relied on an analysis and/or review of a number of factors, including, but not limited to:

•	GLG’s variety of investment products, its advisory services, growth prospects and investment management team, which Freedom’s board of directors believes will provide Freedom’s stockholders with a unique opportunity to acquire, and participate in, a company with significant growth potential, particularly as its business continues to grow and expand into the United States and other dynamic global markets;

•	the quality and strength of GLG’s management team;

•	information with respect to the financial condition, results of operations and businesses of GLG, on both a historical and prospective basis. Freedom’s board of directors believes that GLG has in place a strong brand, a proven ability to grow its operations and the infrastructure for additional growth. GLG experienced significant growth in its gross assets under management (including assets invested from other GLG Funds) to in excess of $20 billion as of June 1, 2007, up from approximately $3.9 billion as of December 31, 2001, representing a compound annual growth rate of approximately 36%. In addition, as of June 1, 2007, GLG’s net assets under management (net of assets invested from other GLG Funds) were in excess of $17 billion, up from approximately $3.9 billion as of December 31, 2001, representing an annual compound growth rate of approximately 32%;

•	the ability of GLG to expand its business both in existing and new markets. GLG’s management believes that there are significant opportunities to expand GLG’s business into the United States and other dynamic global markets, as well as opportunities to expand GLG’s business in its existing markets; and

•	the belief that the acquisition of GLG is preferable to any other available transaction to enhance stockholder value.

Freedom’s board of directors believes that each of the above factors supported its determination and recommendation to approve the acquisition. In addition, Freedom’s board of directors reviewed a number of additional factors in evaluating the acquisition of GLG, including, but not limited to, the following:

•	the financial regulatory environment for GLG and its business in the United Kingdom, Europe and the United States including compliance and internal auditing requirements, business codes of conduct, restrictions on changes of control, consumer complaints and compensation, regulatory capital and anti-money laundering regulations and procedures;

•	the terms and conditions of the acquisition and the purchase agreement and related transaction documents; and

•	the results of Freedom’s legal, financial and accounting due diligence review of GLG, including comprehensive due diligence reports from Freedom’s attorneys on such aspects of GLG’s operations as corporate structure, regulatory oversight of investment funds, banking and finance relationships, employment matters, intellectual property, information technology and data protection, litigation, real estate, pensions and tax issues.

Freedom’s board of directors also considered the following potentially negative factors, among others, including the Risk Factors, in its deliberations concerning the acquisition:

•	the competitive nature of the alternative asset management industry in general, and GLG’s markets in particular, including the likelihood of industry consolidation and increased competition;

•	the possibility that the benefits anticipated from the acquisition might not be achieved or might not occur as rapidly or to the extent currently anticipated;

•	the risk that GLG might not perform on a prospective basis as well as it has performed historically;

•	the risk that the current public stockholders of Freedom would vote against the acquisition and demand to redeem their shares for cash upon consummation of the acquisition, thereby depleting the amount of cash available to complete the acquisition. Because of the funds being borrowed under the credit facility, the fact that the majority of the consideration in the acquisition consists of shares of Freedom’s common stock and other factors, Freedom’s board of directors deemed this risk to be less with regard to GLG than it would be for other target companies and Freedom will be able to complete the acquisition even if the maximum number of Freedom stockholders exercise their redemption rights;

•	the fact that certain officers and directors of Freedom may have interests in the merger that are different from, or are in addition to, the interests of Freedom stockholders generally, including the matters described under “The Acquisition Proposal — Interests of Freedom Directors and Officers in the Acquisition” above;

•	the pro forma effect of the issuance of 230,000,000 shares of Freedom common stock pursuant to the acquisition on Freedom’s earnings per share, which would reduce Freedom’s earnings per share for the year ended December 31, 2006 and the three months ended March 31, 2007 from net income (loss) of $0.78 and ($0.06) per share-basic ($0.75 and $(0.06) per share-diluted), respectively, to a net loss of $0.18 and $0.27 per share (maximum approval) and $0.21 and $0.28 per share (minimum approval)-basic and diluted, respectively, on a pro forma adjusted basis; and

•	the limitations on indemnification set forth in the purchase agreement. See “The Purchase Agreement — Indemnification.”

For a discussion of the existing risk factors and their possible effect on the success of the acquisition, see “Risk Factors”.

In the view of Freedom’s board of directors, these potentially countervailing factors did not, individually or in the aggregate, outweigh the advantages of the acquisition.

Freedom’s board of directors determined not to obtain a fairness opinion in connection with the approval of the purchase agreement because of (i) its internal ability to value the business as against public comparables and other market index measures, (ii) its general exercise of its business judgment and (iii) its knowledge that the valuation of the proposed acquisition would be tested by the market and factors that Freedom’s stockholders deemed relevant and that 20% of the public stockholders could effectively veto the proposed acquisition if they did not deem such valuation to be fair. Therefore, Freedom’s board of directors did not undertake the kind of in depth analysis that a financial advisor would have undertaken in the rendering of a fairness opinion. Except for a confidential information memorandum prepared by PWP on behalf of GLG in connection with a potential sale of GLG, Freedom did not otherwise receive any other report or appraisal materially related to the acquisition or the related transactions.

In determining that the acquisition of GLG is fair to, and in the bests interests of, Freedom and its stockholders, Freedom’s board of directors utilized objective standards generally accepted by the financial community, such as actual historical and potential future revenues, actual historical and projected future growth of assets under management, comparable industry multiples, earnings and cash flow, and book value. Freedom’s board of directors and its representatives also had discussions with members of the management of GLG concerning the financial condition, current and historical operating results for GLG, projected growth in assets under management and the business outlook for GLG.

In arriving at its fairness determination, Freedom’s board of directors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Freedom’s board of directors made its determination as to fairness on the basis of its experience and judgment after considering the results of all of its analyses.

The foregoing discussion of the information and factors considered by Freedom’s board of directors is not intended to be exhaustive, but includes the material factors considered by Freedom’s board of directors. In view of the variety of factors considered in connection with its evaluation of the acquisition, Freedom’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, Freedom’s board of directors unanimously approved the purchase agreement and the related transactions and recommends that Freedom’s stockholders approve the acquisition proposal.

THE PURCHASE AGREEMENT

The following summary of the material provisions of the purchase agreement is qualified by reference to the complete text of the purchase agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. All stockholders are encouraged to read the purchase agreement in its entirety for a more complete description of the terms and conditions of the acquisition.

The description of the purchase agreement has been included solely to provide investors and security holders with information regarding its terms. While we have publicly disclosed the purchase agreement and its terms by incorporating the purchase agreement into this proxy statement, the representations and warranties made in the purchase agreement may not accurately characterize the current actual state of facts with respect to Freedom or GLG because they were made only for purposes of such agreement and as of the specific dates set forth therein and may be subject to important exceptions, qualifications, limitations and supplemental information agreed upon by the contracting parties, including being qualified by disclosures made in confidential disclosure schedules delivered by the contracting parties in connection with negotiating the purchase agreement. Moreover, some of those representations and warranties may have been used for the purposes of allocating contractual risk between the parties to the purchase agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to public filings made with the SEC. Current factual information about Freedom and GLG can be found elsewhere in this proxy statement and in the public filings that Freedom makes with the SEC, which are available without charge at www.sec.gov. Freedom and GLG acknowledge that if specific material facts exist that contradict the representations and warranties in the purchase agreement, corrective disclosure has been provided in this proxy statement.

Structure of the Acquisition

At the closing of the acquisition, FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, each a newly formed, wholly owned subsidiary of Freedom, will acquire all outstanding equity interests of the Acquired Companies, in exchange for cash, stock and debt as described below. The acquisition has been structured to achieve a number of business, regulatory, tax and other objectives of the Freedom Group and the GLG Shareowners. It will involve a series of transactions that include the following steps:

FA Sub 1 Limited Acquires Designated Shares.  FA Sub 1 Limited will acquire the Purchased Shares issued by Liberty Peak and Knox Pines (which are referred to as “Designated Shares”), in exchange for:

•	33,000,000 ordinary shares of FA Sub 1 Limited; and

•	$150,000,000 paid in cash and/or Notes.

The ordinary shares of FA Sub 1 Limited will be issued subject to a shares exchange agreement that will be entered into between the holders of those ordinary shares and Freedom. Among other things, the shares exchange agreement will give:

•	holders of those ordinary shares the right to require Freedom to buy the ordinary shares at any time, solely in exchange for Freedom common stock, with one share of Freedom common stock paid to buy each ordinary share; and

•	Freedom the right at any time to buy any of those ordinary shares that remain outstanding after the closing date for the acquisition, solely in exchange for Freedom common stock, with one share of Freedom common stock issued to buy each ordinary share.

It is contemplated that all ordinary shares of FA Sub 1 Limited will be exchanged for Freedom common stock promptly after the acquisition, either at the request of the holders of the ordinary shares or Freedom and, therefore, FA Sub 1 Limited will be wholly owned by Freedom.

After FA Sub 1 Limited acquires the Designated Shares, they will be transferred, directly or indirectly, to FA Sub 3 Limited as a capital contribution.

FA Sub 3 Limited Acquires UK Shares.  FA Sub 3 Limited will acquire the Purchased Shares issued by eight of the Acquired Companies associated with GLG’s business in the United Kingdom and Ireland (which are referred to as “UK Shares”), in exchange for:

•	80,460,285 shares of Freedom common stock;

•	35,383,948 shares of Freedom Series A preferred stock;

•	35,383,948 Exchangeable Shares issued by FA Sub 2 Limited; and

•	$526,564,696 in cash.

FA Sub 3 Limited will use proceeds of a loan made to it under the credit facility to fund the cash portion of the purchase price for the UK Shares.

FA Sub 2 Limited Acquires All Other Purchased Shares.  FA Sub 2 Limited will acquire all of the Purchased Shares, other than Designated Shares and UK Shares, in exchange for:

•	47,634,722 shares of Freedom common stock;

•	23,521,045 shares of Freedom Series A preferred stock;

•	23,521,045 Exchangeable Shares issued by FA Sub 2 Limited; and

•	$323,435,304 in cash.

All of the share and dollar amounts referred to above are subject to change under purchase price adjustment provisions in the purchase agreement, including those described below.

All of the Freedom common stock referred to above will be issued to GLG Shareowners, other than Mr. Gottesman and the Trustee of the Gottesman GLG Trust, for the Purchased Shares they sell to FA Sub 2 Limited and FA Sub 3 Limited. The cash amount referred to above will be allocated among all GLG Shareowners who sell Purchased Shares to FA Sub 2 Limited and FA Sub 3 Limited, including Mr. Gottesman and the Trustee of the Gottesman GLG Trust.

All of the Series A preferred stock and all of the Exchangeable Shares will be issued to the Trustee of the Gottesman GLG Trust. These securities, combined, will approximate the voting, economic and other rights Mr. Gottesman and the Trustee of the Gottesman GLG Trust would have if they had exchanged their equity interests in the Acquired Companies for 58,904,993 shares of Freedom common stock, representing 19.65% of the outstanding shares of common stock of Freedom following consummation of the acquisition after giving effect to the co-investment by Freedom’s sponsors and assuming that no shares are elected to be redeemed by Freedom stockholders and no outstanding Freedom warrants are exercised.

As described below, each share of Series A preferred stock has substantially the same voting rights as a share of Freedom common stock and only nominal economic rights. Each Exchangeable Share may be exchanged at any time on a share-for-share basis, for Freedom common stock, and has certain economic and voting rights described below prior to exchange. The Exchangeable Shares and Series A preferred stock are not separately transferable or tradeable. The Exchangeable Shares must be surrendered for cancellation, and the corresponding shares of Series A preferred stock will be concurrently redeemed, at such time as the holder elects to exchange Exchangeable Shares for Freedom common stock.

Employee and Key Personnel Shares.  In connection with the closing of the acquisition and related transactions, Freedom will issue 10,000,000 shares of Freedom common stock under the Restricted Stock Plan to one or more trusts or subsidiaries of Freedom that will hold the shares for the benefit of GLG’s employees, service providers and certain key personnel or use the shares to acquire certain limited partnership interests issued by two Acquired Companies, Lavender Heights and Laurel Heights, to certain GLG key personnel who are participants in the equity participation plan.

Purchase Price

At the closing and subject to certain adjustments as described below, the Freedom Group will pay to the GLG Shareowners:

•	$1.0 billion, to be allocated between cash and Notes (if Sage Summit LP and Lavender Heights Capital LP elect to receive Notes); and

•	230,000,000 shares of Freedom common stock and common stock equivalents, as described above. See “— Structure of the Acquisition.”

Before the acquisition, the number of securities issued as part of the purchase price will:

•	increase if the average closing price of Freedom common stock during the ten day trading period prior to the closing of the acquisition is less than $9.50 per share.

•	increase or decrease proportionately to give effect to any stock split, reverse stock split, stock combination, reclassification of stock, recapitalization, stock dividend or similar events, none of which is currently expected to occur.

After the acquisition, the cash Freedom delivers as part of the purchase price may be increased or decreased based, generally, on the “net cash” (as defined in the purchase agreement) of GLG at the time of the acquisition. Specifically, the purchase price will be adjusted, up or down, on a dollar-for-dollar basis, to the extent the net cash amount as of the closing date is higher or lower than $0, as calculated by the Freedom Group’s representative, on each of the following adjustment dates: (1) 10 business days after the closing, (2) January 31, 2008, (3) 10 business days after receipt by the Freedom Group of the audited financial statements of GLG for fiscal year 2007. It is expected that Freedom will be required to pay additional cash after the acquisition to the extent that earnings from pre-closing operations have not been distributed as cash dividends to the GLG Shareowners.

As noted above, Sage Summit LP and Lavender Heights Capital LP may elect to receive Notes for some or all of the cash amount that otherwise would be paid to them under the purchase agreement. If requested, the Notes will:

•	be issued by FA Sub 1 Limited;

•	bear interest at a fixed rate equal to LIBOR on the date of issue;

•	rank pari passu among themselves;

•	be non-recourse obligations of FA Sub 1 Limited (and its affiliates, including Freedom);

•	be secured by funds deposited in a collateral account (equal to the aggregate original principal amount of the Notes issued) maintained with a financial institution to hold and invest the deposit and pay principal of and interest on the Notes as and when due (at the stated maturity date, prior repayment date, on acceleration or otherwise); and

•	have a stated maturity that is two years from the date of issue, but (1) holders of Notes may demand that FA Sub 1 Limited repay the Notes, in whole or in part, at any time and from time to time after the date six months from the date of issue, (2) FA Sub 1 Limited may repurchase the Notes at any time after the date six months from the date of issue, and (3) the Notes may be declared immediately due and payable by the holders if any of the following “events of default” occurs and is continuing:

•	FA Sub 1 Limited fails to pay any principal payable on any of the Notes within 10 business days of the due date for payment;

•	FA Sub 1 Limited begins a winding-up, dissolution or re-organization (other than for reorganization or amalgamation) or appoints a receiver, administrator, administrative receiver, trustee or similar officer of it or of all or any material part of its assets;

•	FA Sub 1 Limited is insolvent or unable to pay its debts or commences negotiations with its creditors for readjustment of its debts or makes a general assignment for the benefit of its creditors;

•	FA Sub 1 Limited does anything analogous to the previously mentioned items; or

•	FA Sub 1 Limited is or will be unable to comply with any of its obligations under the Notes because such obligations become unlawful.

It is currently expected that less than $15.0 million principal amount of Notes will be issued in connection with the acquisition.

Closing

The closing of the acquisition will take place on the third business day following the satisfaction or waiver of all conditions described below under “— Conditions to the Completion of the Acquisition”, or such other date as the GLG Shareowners’ representative and Freedom may agree. One exception is that if the consent of CIMA for the transfer of GLG Partners (Cayman) Limited (“GPCL”) has not been obtained by the time all other conditions to the closing have been satisfied, then the GLG Shareowners’ representative has the right to elect to close the purchase of all the Acquired Companies other than GPCL and to defer the closing with respect to GPCL until the consent of CIMA has been obtained.

Representations and Warranties

The purchase agreement contains a number of representations and warranties made by GLG Shareowners, on the one hand, and the Freedom Group, on the other hand, to each other.

The representations and warranties made by each of the GLG Shareowners as to themselves relate to:

•	organization and qualification;

•	capacity or authority to execute, deliver, and perform their obligations under the agreements related to the acquisition and the enforceability of these transaction documents;

•	absence of any conflicts or violations under organizational documents, material agreements and applicable laws, licenses or permits as a result of the consummation of the acquisition or the execution, delivery or performance of the transaction documents;

•	required consents and approvals;

•	ownership of their respective Purchased Shares;

•	accredited investor matters and investment intention with respect to the Freedom capital stock issued in connection with the acquisition; and

•	payment of fees to investment banks, brokers, finders or other intermediary in connection with the transaction documents.

The substantially reciprocal representations and warranties made by certain GLG Shareowners as to GLG and by the Freedom Group as to themselves relate to:

•	organization, qualification and subsidiaries;

•	authority to execute, deliver and perform its obligations under the transaction documents and the enforceability of those transaction documents;

•	absence of any conflicts or violations under organizational documents, material agreements and applicable laws, licenses or permits as a result of the consummation of the acquisition or the execution, delivery or performance of the transaction documents;

•	payment of fees to investment banks, brokers, finders or other intermediary in connection with the transaction documents;

•	required governmental approvals;

•	capital structure;

•	financial statements and liabilities;

•	absence of certain changes or events since March 31, 2007;

•	tax matters;

•	title to assets and properties and absence of material liens;

•	material contracts and change of control agreements;

•	litigation matters;

•	environmental matters;

•	compliance with applicable laws;

•	permits and licenses;

•	employment and employee benefits matters; and

•	insurance.

In addition, certain GLG Shareowners made additional representations and warranties as to GLG relating to:

•	information supplied for use in this proxy statement;

•	transactions with affiliates;

•	material clients;

•	the GLG Funds;

•	business intellectual property; and

•	competition laws.

The Freedom Group also made additional representations and warranties relating to:

•	Freedom’s filings with the SEC;

•	Freedom’s investment intention with respect to the equity interests in the GLG; and

•	the financial commitment letter.

Some of the GLG Shareowners, referred to in the purchase agreement as “Designated Sellers”, did not make representations and warranties as to GLG. However, they agreed to assume certain indemnification obligations described below for breach of some of those representations and warranties as if they had made them.

Materiality and Material Adverse Effect

Certain representations and warranties are qualified by materiality or material adverse effect. For the purpose of the purchase agreement, a material adverse effect as to GLG and Freedom means any fact, circumstance, change or effect that, individually or when taken together with all other such facts, circumstances, changes or effects that exist at the date of determination of the occurrence of the material adverse effect, has or is reasonably likely to have a material adverse effect on (1) the ability of such entities to perform any material obligations under any of the transaction documents or (2) the ability of such entities to consummate the acquisition in accordance with the transaction documents or (3) the business, operations, financial condition or results of operations of such entities, taken as a whole. None of the following will be deemed to be or constitute a material adverse effect:

•	economic, financial or political conditions or changes therein;

•	conditions in the financial markets, and any changes therein;

•	the announcement or pendency of the purchase agreement and the acquisition;

•	changes in the applicable laws; or

•	compliance with the express terms or failure to take action prohibited by the purchase agreement.

Covenants

The parties to the purchase agreement, other than Designated Sellers, have agreed to perform certain covenants in the purchase agreement. The principal covenants are as follows:

Conduct of Business.  For the period prior to completion of the acquisition or termination of the purchase agreement and except as expressly permitted by the purchase agreement, the parties agreed that the Freedom Group and GLG would:

•	conduct, their respective businesses in the ordinary course consistent with past practices;

•	pay their respective debts and taxes when due;

•	perform all material contracts;

•	use reasonable effort to preserve intact their respective present businesses; and

•	keep available services of their respective present officers and employees and preserve their respective relationships with customers, suppliers and others with which they have significant business dealings.

They also agreed that, except for any transaction required pursuant to the contemplated reorganization of GLG prior to the closing, and except for various exceptions contained in the purchase agreement or the related disclosure statement and schedules, GLG and the Freedom Group would not do any of the following:

•	amend or propose to amend any of its organizational documents;

•	authorize for issuance, issue, sell or deliver any of its securities or any securities of any of its subsidiaries;

•	acquire, redeem or amend any of its securities or any securities of any of its subsidiaries;

•	split, combine or reclassify any shares of capital stock or other equity securities;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of it or any of its subsidiaries;

•	incur or assume any indebtedness or issue any debt securities, guarantee any material obligations, make any material loans or mortgage or pledge any of its or its subsidiaries’ assets;

•	make any changes to any employee benefits plan, increase compensation or pay any bonuses or benefit to any consultant, director, officer or employee not required by any employee benefits plan;

•	forgive any loans to any of its or its subsidiaries’ or affiliates’ employees, officers or directors;

•	make any deposits or contributions or take any action to fund or secure the payment of compensation or benefits under any employee benefits plan, except as required by the terms of such employee benefits plan or any contract subject to such plan in effect on the date of the purchase agreement or as required by law;

•	enter into, amend, or extend any collective bargaining agreement;

•	acquire, sell, lease, license or dispose of any material property or assets, except for transactions (1) pursuant to the existing contracts, (2) in the ordinary course of business, or (3) not in excess of $1.0 million individually, or $10.0 million in the aggregate;

•	except as may be required to remain in compliance with the applicable laws or GAAP, (1) make any change in any of the accounting principles or practices used by it, or (2) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable other than in the ordinary course of business;

•	change any material tax election or accounting method, settle or compromise any material tax liability, or consent to the extension or waiver of the limitations period applicable to a material tax claim or assessment;

•	enter into or amend any material contract or grant any release or relinquishment of any material rights under any material contract, except as permitted in the purchase agreement;

•	acquire (by merger, consolidation or acquisition of stock or assets) any other person or any equity or ownership interest therein;

•	settle or compromise any pending or threatened action or pay, discharge or satisfy or agree to pay, discharge or satisfy any liability, except as permitted in the purchase agreement;

•	enter into a contract to do any of the foregoing;

•	knowingly take any action which is reasonably expected to result in any of the conditions to the consummation of the acquisition or related transactions not being satisfied; or

•	knowingly take any action which would materially impair its ability to consummate the acquisition or related transactions in accordance with the terms of the purchase agreement or materially delay such consummation.

The purchase agreement generally does not restrict the declaration or payment of any dividend or distribution by GLG in respect of earnings or surplus or retained capital for any period ending on or prior to the closing date, other than liquidating distributions (following dissolution and winding up).

The purchase agreement contemplates that GLG may enter into an agreement to buy GLG Inc. prior to the closing of the acquisition, but the consummation of the purchase of GLG Inc. must be deferred until after the closing.

Freedom Proxy Statement and Stockholders’ Meeting.  Freedom has agreed to prepare and file a proxy statement with the SEC and any other filing required under the securities laws or any other federal, foreign or blue sky laws, and to call and hold a meeting of its stockholders for the purpose of seeking the adoption of the acquisition proposal by its stockholders. Freedom has also agreed that it will, through its board of directors and subject to their fiduciary duties or as otherwise required by law, recommend to its stockholders that they approve and adopt the acquisition proposal. GLG will provide the required information with respect to its business in this proxy statement.

Directors and Officers of Freedom After Closing.  Freedom and GLG Shareowners have agreed to take all necessary actions to appoint and elect certain officers and directors of Freedom and its subsidiaries to serve in such positions immediately after the closing. The director nominees under the purchase agreement are:

•	Noam Gottesman

•	Emmanuel Roman

•	Nicolas Berggruen

•	Martin Franklin

•	Ian Ashken

•	James Hauslein

•	William Lauder

•	Paul Myners

•	Peter Weinberg

HSR Act.  If required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Freedom and GLG Shareowners’ representative will each take all necessary actions, file all required documents, respond in good faith to all information requested by the governmental entities and otherwise cooperate in good faith with each other.

Public Disclosure.  Each party has agreed to cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the purchase agreement and the acquisition. Each party has agreed it will not issue or otherwise make any public announcement or communication pertaining to the purchase agreement or the acquisition without the prior consent of the other, subject to certain exceptions set forth in the purchase agreement. Each party has agreed not to unreasonably withhold approval from the others with respect to any press release or public announcement.

Reasonable Efforts.  Each party has agreed to use its commercially reasonable efforts to take, or cause to be taken, all necessary and proper actions to consummate the acquisition, including the following: (1) cause the conditions precedent to the closing of the acquisition to be satisfied; (2) obtain all necessary consents, approvals or waivers from the governmental entities or third parties required as result of the acquisition; (3) defend any action challenging the purchase agreement or the consummation of the acquisition; and (4) execute and deliver any additional instruments necessary to consummate the acquisition.

Notices of Certain Events.  Each party has agreed to notify the other of (1) any notice from any person alleging that person’s consent is required, (2) any notice from any governmental entity relating to the acquisition, and (3) any action affecting the parties, the assets, liabilities or employees of the parties or the consummation of the acquisition.

Directors’ and Officers’ Insurance.  For six years after the date of closing, Freedom is obligated to maintain for the benefit of directors and officers of Freedom as of the closing of the acquisition, the same directors’ and officers’ liability insurance for persons covered under its directors’ and officers’ insurance policy in effect from time to time. However, Freedom will not be required to expend in the aggregate amounts in any year in excess of $150,000 over the amount it would otherwise have expended for such insurance to cover its then existing directors and officers (in which event, Freedom is obligated to purchase the greatest coverage available for such amount).

Advice of Changes.  Each party has agreed to notify the other of the occurrence of any event that would likely cause any representation or warranty of such party to be untrue or inaccurate in any material respect and any failure on its part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it on or prior to the closing date.

Consents.  Each party has agreed that it will promptly make all filings required by law, cooperate with each other with respect to those filings and obtain all consents and orders required to be obtained in connection with the transaction documents and the consummation of the acquisition.

Financing at Closing.  Freedom and the GLG Shareowners’ representative will use their reasonable efforts to arrange for financing of the acquisition by a reputable financial institution, including using reasonable efforts to satisfy all terms and enforce all rights under the commitment letters, enter into a definitive agreement with such financial institution, and consummate financing of the acquisition at or prior to the closing. If any portion of the original financing becomes unavailable, (1) they will use their reasonable efforts to arrange for alternative equity or debt financing from alternative sources in an amount sufficient to consummate the acquisition, and (2) the termination date of the purchase agreement will be extended for a period of 12 months.

Exchangeable Shares.  FA Sub 1 Limited and FA Sub 2 Limited will amend their respective organizational documents prior to the closing to include certain terms and conditions for FA Sub 1 Limited ordinary shares and Exchangeable Shares, respectively, as described below under “The Authorized Share Proposal — Description of Capital Stock.”

Freedom’s Organizational Documents.  Promptly following the meeting of Freedom’s stockholders and before the closing, Freedom will (1) amend its certificate of incorporation as described in this proxy statement, and (2) adopt the certificate of designation for the Series A preferred stock.

Non-Voting Shares.  GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited will, prior to the closing, redeem or repurchase all of the shares of each class of non-voting stock in each such entity at a purchase price equal to the par value thereof.

As noted above, the Designated Sellers have not agreed to any of the covenants summarized above.

Conditions to the Completion of the Acquisition

The obligations of each of the Freedom Group and GLG Shareowners to complete the acquisition are subject to the satisfaction or waiver by the other party at or prior to the closing date of various conditions, including:

•	the representations and warranties of the other party that are qualified by materiality must be true and correct in all respects and the representations and warranties of the other party that are not so qualified must be true in all material respects on the date of the purchase agreement and as of the closing date as if they were made on that date;

•	the other party’s performance or compliance with its covenants and agreements contained in the purchase agreement or the transaction documents;

•	No litigation or action being threatened in writing, instituted or pending which is reasonably likely to make illegal, delay, restrain, prohibit or otherwise adversely affect consummation of the acquisition or which would otherwise have a material adverse effect on GLG or the Freedom Group, as applicable;

•	the absence of any law or action by any court or other government entity which may inhibit or have a material adverse effect on the acquisition;

•	the receipt of all required approvals and consents and their submission to the other party;

•	the termination or expiration of all antitrust-related waiting periods, the receipt of all antitrust approvals and consents and the filing of all antitrust notices or filings required to have been made;

•	the approval by Freedom’s stockholders of the acquisition and the other proposals contained in this proxy statement;

•	the execution and delivery by each of the other parties of each of the transaction documents; and

•	the availability for funding on the closing date of the entire amount that may be borrowed under the credit agreement by FA Sub 3 Limited and the satisfaction of all conditions precedent to the borrowing of $550.0 million.

The Freedom Group’s obligation to complete the acquisition is also subject to (1) consummation by the GLG Shareowners of the contemplated reorganization of the Acquired Companies and (2) delivery by the GLG Shareowners’ representative to Freedom of executed copies of the organizational documents of the Acquired Companies. The GLG Shareowners’ obligation to complete the acquisition is also subject to receipt of the copies of the resolutions of the Freedom’s board of directors authorizing the LTIP and the reservation for issuance of Freedom common stock issuable pursuant to the LTIP and pursuant to the terms of the Exchangeable Shares, the put and call rights with respect to ordinary shares of FA Sub 1 Limited pursuant to the shares exchange agreement among Freedom and the holders of the ordinary shares of FA Sub 1 Limited and the support agreement between Freedom and FA Sub 2 Limited.

Termination

The purchase agreement may be terminated and the acquisition abandoned at any time prior to the closing:

•	by mutual written agreement of Freedom and GLG Shareowners’ representative;

•	by either party, if the closing has not occurred before the termination date of December 31, 2007, or December 31, 2008 if any portion of the financing described above under “— Covenants — Financing at Closing” becomes unavailable;

•	by either party, if there is any law or court or governmental order, which is not subject to appeal or has become final, that makes consummation of the acquisition illegal or otherwise prohibited;

•	by either party, if there has been a breach of any representation, warranty, covenant or agreement by the other party such that the condition set forth above with respect to representations and warranties under “— Conditions to the Completion of the Acquisition” would not be satisfied as of such time, unless such breach is curable and the breaching party continues to exercises reasonable best efforts to cure it; or

•	by either party, if the required approvals of Freedom’s stockholders related to the acquisition are not obtained.

In the event of termination of the purchase agreement, the purchase agreement will become void and have no effect, without any liability on the part of either party or its affiliates or representatives, except that each party will still be liable for any breach of the purchase agreement.

Survival

All representations, warranties, covenants and obligations in the purchase agreement or the transaction documents will survive the closing. However, no claim for indemnification based on a breach of any representation and warranty of any party or in relation to the income tax claims described below may be made after the date that is:

•	in the case of certain designated representations of Freedom and GLG Shareowners, 30 days after the expiration of the longest applicable statute of limitations;

•	in the case of any breach of the representations and warranties relating to the U.S. federal tax status of GLG or the GLG indemnity for certain income tax claims defined below, the period of the applicable statute of limitations for tax claims made by tax authorities in the relevant jurisdiction; and

•	in any other case, one year after the closing date.

Indemnification

After the closing, the GLG Shareowners will indemnify the Freedom Group and their representatives and affiliates from and against all damages arising from, among other things:

1. any breach of any representation and warranty made by the GLG Shareowners in the purchase agreement, except for representations and warranties relating to income taxes;

2. any breach of any covenant, agreement or other obligation of the GLG Shareowners contained in the purchase agreement or the transaction documents, except for any covenant, agreement or other obligation relating to income taxes;

3. the investigation by the Autorité des Marchés Financiers (“AMF”), the French securities regulator, of GLG with respect to transactions in shares of Vivendi Universal S.A. (“Vivendi”) as described in “Information About GLG — Legal and Regulatory Proceedings” below;

4. all income taxes of GLG for all taxable periods ending prior to the closing date in excess of the amount of income taxes included in the closing net cash settlement, which we refer to as the “income tax claims,” provided that there will be no income tax liability unless and until the aggregate amount of such income tax claims exceeds $15.0 million, in which case GLG Shareowners will be liable for the entire amount of such claims, including all of the first $15.0 million;

5. the existence after the closing of certain agreements among certain GLG Shareowners and their affiliated entities or the termination of those agreements after the closing of the acquisition, subject to a claim limit described below; and

6. the existence on or after the closing of the acquisition of non-voting shares of certain Acquired Companies which were required to be repurchased prior to the closing of the acquisition.

The purchase agreement provides that no claims may be made for indemnification under paragraph (5) above unless and until the aggregate amount of the claims under paragraph (5) exceeds $15.0 million, in which case the GLG Shareowners will be liable for the entire amount of such claims, including all of the first $15.0 million.

After the closing, the Freedom Group will indemnify the GLG Shareowners and their representatives and affiliates from and against all damages arising from:

(i) any breach of any representation and warranty made by the Freedom Group in the purchase agreement; and

(ii) any breach of any covenant, agreement or other obligation of the Freedom Group contained in the purchase agreement or the transaction documents.

The Purchase Agreement contains a number of limitations, qualifications and exceptions to the indemnification obligations described above. Some of these apply to all GLG Shareowners, some apply only to Designated Sellers, some do not apply to Freedom or the GLG Shareowners and some depend on the type of claim involved.

Claim Thresholds.  In addition to the $15.0 million claim thresholds described above for certain indemnity obligations, there are two types of minimum dollar claim thresholds that must be exceeded before indemnification claims can be made for breach of most, but not all, representations and warranties:

(i) No claim for breach of representations and warranties may be made for damages of less than $1.0 million.

(ii) No claim for breach of representations and warranties may be made for damages until the aggregate amount of all claims exceeds the greater of:

(x) $60.0 million; and

(y) two percent of the fair market value of Freedom immediately after the closing based on its market capitalization using the closing price of Freedom common stock on the closing date, but not to exceed $100.0 million.

Claims for breach of certain representations and warranties are not subject to the claim threshold described in clause (ii) above. These are referred to in the purchase agreement as “No Threshold Claims” and, in general terms, relate to breaches of certain representations and warranties as to the legality and binding effect of the purchase agreement with respect to the person making that representation, that person’s title to its Purchased Shares and certain other matters, which are referred to in the purchase agreement as “Designated Representations” of the GLG Shareowners or the Freedom Group, as the case may be.

Indemnity Claim Caps.  The purchase agreement also includes limits on the maximum amount that may be recovered for indemnification claims based on breach of representations and warranties or based on the specific indemnities set forth above. These limits vary based, among other things, on the nature of the representations and warranties breached, the identity of the person that caused the breach, or the specific indemnity involved. These caps are summarized, in general terms, in the table below.

Type of Indemnity Claim	Type of Indemnitor	Maximum Liability

Breach of Designated Representations	GLG Shareowners Designated Sellers Freedom Group	Aggregate purchase price paid to such person Aggregate purchase price paid to such person Aggregate purchase price

Breach by GLG Shareowners of individual representations and warranties in Article III of the purchase agreement (other than Designated Representations)	GLG Shareowners Designated Seller Freedom Group	One tenth of the aggregate purchase price paid to such person One tenth of the aggregate purchase price paid to such person Not applicable

Breach of representations and warranties concerning GLG in Article IV of the purchase agreement (other than Designated Representations)	GLG Shareowners Designated Sellers	$300.0 million, in the aggregate for all GLG Shareowners
The lesser of (x) the product of (i) $300.0 million and
(ii) the amount specified in the purchase agreement for each Designated Seller as its “Indemnity Sharing Percentage” and
(y) the product of (i) the aggregate indemnity amount paid by all GLG Shareowners and (ii) the Indemnity Sharing Percentage
of the Designated Seller.
	Freedom Group	Not applicable

Breach of representations and warranties concerning the Freedom Group in Article V of the purchase agreement (other than Designated Representations)	GLG Shareowners Designated Sellers Freedom Group	Not applicable Not applicable $300.0 million

Indemnity claims under Section 8.2(c) of the purchase agreement relating to the AMF investigation of GLG with respect to transactions in Vivendi shares summarized in item (3) above	GLG Shareowners Designated Sellers Freedom Group	The aggregate purchase price paid to such person.
The lesser of (i) the aggregate purchase price paid to that
Designated Seller and (ii) the product of (x) the aggregate
indemnity amounts payable by all GLG Shareowners and (y) the
Indemnity Sharing Percentage of that Designated Seller.
Not applicable

Indemnity claims under Section 8.2(d) of the purchase agreement relating to certain income tax matters summarized in item (4) above	GLG Shareowners Designated Sellers Freedom Group	The aggregate purchase price paid to such person.
The lesser of (i) the aggregate purchase price paid to that
Designated Seller and (ii) the product of (x) the aggregate
indemnity amounts payable by all GLG Shareowners and (y) the Indemnity Sharing Percentage of that Designated Seller.
Not applicable

Indemnity claims under Section 8.2(f) of the purchase agreement summarized in item (5) and (6) above	GLG Shareowners Designated Sellers Freedom Group	Aggregate purchase price to such person Aggregate purchase price to such person Not applicable

The Designated Sellers will not be required to pay any indemnity with respect to:

•	any breach of representations and warranties made with respect to the information supplied by GLG for use in this proxy statement;

•	any amount in excess of the product of the indemnity amounts payable by all GLG Shareowners for any claim or claims multiplied by the Indemnity Sharing Percentage of any Designated Seller; and

•	any claim, other than for breach of any representation and warranty made by such Designated Seller, unless such claim is asserted against other GLG Shareowners that may be liable for the claim.

None of the GLG Shareowners are liable for indemnity claims to the extent the loss or damage claimed by the Freedom Group is reflected or reserved for in the GLG financial statements.

None of the GLG Shareowners will be liable under the purchase agreement for any matter that would not have occurred but for (1) any new law, including changes in taxation or (2) any change of any generally accepted interpretation or application of any law after the closing.

The amount of damages to which an indemnified person is entitled will be decreased by insurance proceeds actually received and increased (but in no event above the maximum liability described above) or reduced to take account of any tax costs incurred and tax savings currently realizable by such indemnified person. Neither party will have any obligation to indemnify any person against such person’s own consequential or incidental damages arising out of a breach by either party of its representations and warranties.

The sole remedy of the parties for any breach of representations and warranties made by the other party will be the rights to indemnification from the breaching party, except that the purchase agreement does not limit any right or remedy of any party (1) for claims of fraud, or (2) for claims that cannot be limited or waived as a matter of applicable law or public policy.

Amendments

Prior to the closing, the purchase agreement may not be amended, modified or supplemented except by a written agreement of Freedom (on behalf of all members of the Freedom Group) and the GLG Shareowners’ representative (on behalf of all members of GLG Shareowners), except that no agreement of Freedom will be required in connection with the amendment of certain agreements by GLG Shareowners with respect to reinvestment of the purchase price in GLG Funds and certain other agreements to which GLG Shareowners are parties. After the closing, any amendment, modification or supplement will require the consent of the representative of the Freedom Group.

Fees and Expenses

If the closing does not occur, each party will pay all of its respective transaction expenses. If the closing does occur, Freedom will pay transaction expenses of all the parties.

Representatives

The GLG Shareowners have appointed Noam Gottesman and the Freedom Group has appointed Jared Bluestein as their respective representative, agent and true and lawful attorney in fact in connection with the transaction documents and the acquisition.

Governing Law

The purchase agreement is governed by the laws of the State of New York.

AGREEMENTS RELATED TO THE ACQUISITION

Credit Facilities

FA Sub 3 Limited has obtained commitments from a syndicate of banks arranged and led by Citigroup Global Markets, Inc. to provide FA Sub 3 Limited, subject to customary conditions, with:

•	a 5-year non-amortizing revolving credit facility in a principal amount of up to $40.0 million; and

•	a 5-year amortizing term loan facility in a principal amount of up to $530.0 million.

Proceeds of loans under the term loan facility may be used to finance the purchase price for the acquisition, including purchase price adjustments, to pay transaction costs and to repay existing GLG indebtedness. Proceeds of loans under the revolving credit facility may be used for working capital purposes, to pay any purchase price adjustment and for other general corporate purposes. Up to $70 million of the aggregate proceeds from the term loans and the revolving loans may be used to make cash tender offers for outstanding Freedom warrants.

The term loans and revolving loans will be guaranteed by Freedom and certain of its subsidiaries (including certain Acquired Companies, but excluding certain regulated entities) and will be secured by a first priority pledge of all notes and capital stock owned by FA Sub 3 Limited and the guarantors and a first priority security interest in all or substantially all other assets owned by FA Sub 3 Limited and the guarantors. The revolving loans will be non-amortizing. The term loans will be non-amortizing for the first three years of the term and will amortize in equal installments due 42, 48 and 54 months from the closing date in an aggregate amount equal to 75% of the original principal amount. The remaining balance of the term loan will be due on the fifth anniversary of the closing date.

The term loans and the revolving loans will bear interest at one of the following rates, at the election of FA Sub 3 Limited:

•	the Applicable Margin (as described below) plus the highest of:

•	Citibank, N.A.’s base rate;

•	the adjusted average three-month certificate of deposit rate plus 0.5%; and

•	the federal funds effective rate plus 0.5%; or

•	the Applicable Margin plus the current LIBOR.

Applicable Margin means for the first two fiscal quarters after the closing of the acquisition 0% per annum for loans based on the base rate and 1.25% per annum for loans based on LIBOR (1.125% per annum if the original principal amount of the term loans is less than $500.0 million). Thereafter, the interest rate will be based on the total leverage ratio (the ratio of Consolidated Funded Indebtedness to Adjusted EBITDA (as each such term is defined in the loan documentation)) of Freedom and its consolidated subsidiaries and the pricing grid as set forth below.

A non-refundable unused commitment fee will accrue as a percentage of the daily average unused portion of the revolving credit facility, payable quarterly in arrears and on the termination of the revolving credit facility. The applicable unused commitment fee percentage (1) for the first two full fiscal quarters after the closing date, will be 0.30% per annum (or, if the aggregate principal amount of the term loans made on the closing date is less than $500.0 million, 0.25% per annum) and (2) thereafter, will be such rates per annum determined by reference to the pricing grid set forth below.

	Applicable Margin
Total Leverage Ratio	LIBOR	Base Rate	Unused Commitment Fee%

≤1.0:1	0.65%	0.00%	0.150%

≤1.5:1 and > 1.0:1	1.00%	0.00%	0.200%

≤2.0:1 and > 1.5:1	1.125%	0.00%	0.250%

≤2.5:1 and > 2.0:1	1.25%	0.00%	0.300%

≤3.0:1 and > 2.5:1	1.50%	0.05%	0.375%

> 3.0:1	1.75%	0.20%	0.375%

Except as described below, the loan documentation for the credit facilities will contain, among other terms, representations and warranties, conditions precedent, covenants, prepayment provisions and events of default customary for loan agreements for similar leveraged acquisition financings and other representations and warranties and covenants deemed by the administrative agent as appropriate to the specific transaction.

During the term of the loans, FA Sub 3 Limited, the guarantors and their subsidiaries on a consolidated basis may not have a maximum total leverage ratio of more than 4.5:1 and must maintain a minimum amount of assets under management (as defined in the loan documentation) of $14.5 billion initially, increasing by $500 million each year.

If, at the end of any fiscal year, the total leverage ratio exceeds 3.5:1, then FA Sub 3 Limited will be required to prepay the credit facilities in an amount equal to the lesser of (a) 50% of excess cash flow (as defined in the loan documentation) for such fiscal year and (b) the amount required for the total leverage ratio to equal 3.5:1 after giving effect to such prepayment.

Restrictive covenants applicable to FA Sub 3 Limited and the guarantors, subject to customary terms and conditions and other negotiated exceptions in addition to those described below, will include limitations on:

•	debt and guarantees;

•	liens;

•	loans and investments;

•	asset dispositions, including the issuance and sale of capital stock of subsidiaries;

•	dividends, redemptions and repurchases with respect to capital stock; provided that such limitations shall not apply to Freedom and FA Sub 2 Limited the extent that before and after giving effect to any such dividend, redemption or repurchase, (1) there is no breach of the total leverage ratio described above and (2) no default or event of default has occurred and is continuing or would result from such dividend, redemption or repurchase;

•	cancellation of debt and prepayments, redemptions and repurchases of debt (other than the term loan and the revolving loan);

•	mergers, consolidations, acquisitions, joint ventures or creation of subsidiaries;

•	changes in business;

•	transactions with affiliates;

•	restrictions on distributions from subsidiaries and granting of negative pledges;

•	amendment of constituent documents and material agreements (including the purchase agreement);

•	changes in accounting treatment and reporting practices or the fiscal year;

•	sale/leasebacks; and

•	speculative transactions except for the sole purpose of hedging in the normal course of business and consistent with past practices.

In addition, each of Freedom, FA Sub 1 Limited and FA Sub 2 Limited will be prohibited from engaging in any activities other than owning all of the capital stock of its subsidiaries and activities reasonably incidental thereto.

Among the events of default under the credit facilities will be the removal or resignation of any two of Noam Gottesman, Pierre Lagrange and Emmanuel Roman as managing director of GLG at a time when neither Noam Gottesman nor Emmanuel Roman is chief executive officer or co-chief executive officer of Freedom.

Citigroup Global Markets, Inc. is acting as the sole arranger and book manager for the term loan and revolving credit facilities and Citicorp USA, Inc., or one of its affiliates, will be the administrative agent for the credit facilities.

Support Agreement

The purchase agreement provides that Freedom and FA Sub 2 Limited will enter into a support agreement at or prior to the closing of the acquisition. A copy of the form of support agreement is attached as Annex B.

Irrevocable Agreement to Issue Shares

Freedom has agreed to instruct Continental Stock Transfer & Trust Co., its transfer agent, to do the following, promptly upon receiving a notice that the holder of the Exchangeable Shares desires to exchange such securities in accordance with their terms and conditions:

•	to issue that number of shares of Freedom common stock as may be required to comply with any such exchange notice;

•	to deliver those shares upon receipt by Freedom of (1) certificates representing the Exchangeable Shares tendered for exchange and (2) such other documents or instruments as may be reasonably requested by Freedom; and

•	to record successive transfers of any shares of Freedom common stock issued pursuant to any exchange notice first as a transfer by Freedom to FA Sub 1 Limited (which will be treated as between Freedom and FA Sub 1 Limited as a contribution to the capital of FA Sub 1 Limited) and second as a transfer by FA Sub 1 Limited to FA Sub 2 Limited (which will be treated as between FA Sub 1 Limited and FA Sub 2 Limited as a contribution to the capital of FA Sub 2 Limited) and third as a transfer by FA Sub 2 Limited to the person(s) named in the exchange notice.

If there is a recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Freedom’s assets, spin-off, distribution or other transaction in which holders of Freedom common stock are entitled to receive stock, securities or assets with respect to or in exchange for Freedom common stock, then Freedom will deliver, in addition to or in lieu of Freedom common stock, such stock, securities or assets as would have been issued or payable in exchange for the number of shares of Freedom common stock issuable immediately prior thereto.

Taxes

Any and all share issuances or contributions by or to Freedom or FA Sub 2 Limited will be made free and clear of any and all present or future transfer taxes and all liabilities with respect thereto. If Freedom or FA Sub 2 Limited will be required by any applicable law to pay any transfer taxes in respect of any shares to be exchanged, Freedom or FA Sub 2 Limited will pay the full amount of such transfer taxes to the relevant tax authority or other authority in accordance with applicable law.

Purchase and Sale of Additional FA Sub 2 Ordinary Shares

Upon any change in the number of outstanding shares of Freedom common stock as a result of exercises of Freedom warrants, Freedom shall have the right to purchase (directly or through a subsidiary) from FA Sub 2 Limited a number of FA Sub 2 Limited Class A ordinary shares equal to the net number of shares of Freedom common stock issued upon exercise of the warrant. The purchase price per share will equal the cash price per share received by Freedom for the shares of Freedom common stock (or $0.0001 per share, the par value of the FA Sub 2 Limited Class A ordinary shares, in the event of a cashless exercise of warrants).

Reservation of Shares

Freedom will at all times while Exchangeable Shares are outstanding, keep reserved from its authorized capital stock sufficient shares of Freedom common stock to issue shares of Freedom common stock, as and when required under the support agreement.

FA Sub 2 Limited will at all times keep reserved from its authorized capital stock sufficient shares of FA Sub 2 Limited Class A ordinary shares to issue FA Sub 2 Limited Class A ordinary shares, as and when required under the support agreement.

Shares Exchange Agreement

The purchase agreement provides that Sage Summit LP and Lavender Heights Capital LP (together, the “FA Sub 1 holders”) and Freedom will enter into a shares exchange agreement at or prior to the closing of the acquisition. Pursuant to this agreement, each FA Sub 1 holder has the right to put its ordinary shares of FA Sub 1 Limited to Freedom at any time in exchange for shares of Freedom common stock. If an FA Sub 1 holder does not exercise its put right prior to the first business day after the consummation of the acquisition, then Freedom may at any time from such date call all FA Sub 1 Limited ordinary shares held by the FA Sub 1 holder in exchange for shares of Freedom common stock. In each case, the purchase price will be one share of Freedom common stock for each FA Sub 1 Limited ordinary share. Any exercise by any FA Sub 1 holder or Freedom of its put or call rights, respectively, will be subject to deductions in respect of (1) any withholding tax or other withholding liabilities that may be applicable; and (2) any amounts that may be owed by each FA Sub 1 holder to Freedom. A copy of the form of shares exchange agreement is attached as Annex C.

GLG Shareholders Agreement

Concurrent with the execution of the purchase agreement, Freedom entered into a shareholders agreement with its sponsors, Berggruen Holdings and Marlin Equities, and the GLG Shareowners. The agreement restricts the GLG Shareowners, certain additional entities (the “Green Transferees”), which may be made a party to the agreement following a sale of equity interests in the Acquired Companies by Jonathan Green and the Green GLG Trust, and their permitted transferees (as described below) from the direct or indirect sale or transfer of their equity interests in Freedom or its subsidiaries for periods of up to four years after completion of the acquisition, in each case, on terms and conditions described below. In addition, the agreement provides registration rights for the GLG Shareowners, the Green Transferees and the sponsors. On August 16, 2007, Istithmar (PJSC) and Sal. Oppenheim jr. & Cie. S.C.A., in connection with the purchase of certain shares from Mr. Green and the Green GLG Trust, entered into an agreement to be bound by the shareholders agreement as Green Transferees. A copy of the shareholders agreement is attached as Annex D.

Transfer Restrictions

All the GLG Shareowners, the Green Transferees and their permitted transferees will be prohibited from selling or transferring any of their equity interests in Freedom or its subsidiaries for one year after the closing of the acquisition, except to family members, family trusts, family-owned entities and charitable institutions, which are referred to as “permitted transferees”. Thereafter, the GLG Shareowners, the Green Transferees and their permitted transferees will be subject to the following restrictions on sale or transfer:

Principals, Trustees and Key Personnel.  Sage Summit LP and Lavender Heights Capital LP (on behalf of the key personnel participating in the equity participation plan), the Principals, the Trustees and each of their permitted transferees may each sell or transfer up to 10% of his or its original allocation of Freedom common stock (plus the unused amounts of the 10% cap from prior years, if any) each year during the three years beginning on the first anniversary of the closing. After the fourth anniversary of the closing, sales or transfers of Freedom common stock by these shareholders will be unrestricted. Any Freedom common stock received by a Principal or Trustee pursuant to the forfeiture provisions of the agreement among principals and trustees will be subject to the same transfer restrictions, except that a portion of forfeited Freedom common stock received by a Principal or Trustee may be sold to pay for any tax costs associated with the receipt of the forfeited Freedom common stock. Each Principal and Trustee will be entitled to registration of shares sold to pay for such tax costs, and such registrations will not count against the number of demands for registration such Principal or Trustee is allowed to make under the shareholders agreement (as described below).

Green, Green Trust and Green Transferees.  Each of the trustee of the Green GLG Trust, Mr. Green and the Green Transferees may sell or transfer up to 50% of his or its original allocation of Freedom common stock during the year beginning on the first anniversary of the closing of the acquisition. Thereafter, sales or transfers of Freedom common stock by these GLG Shareowners will be unrestricted.

Lehman.  Lehman (Cayman Islands) Ltd may sell or transfer up to 25% of its original allocation of Freedom common stock during the year beginning on the first anniversary of the closing of the acquisition and up to 50% of its original allocation of Freedom common stock (plus the unused amount of the 25% cap from the prior year, if any) during the year beginning on the second anniversary of the closing of the acquisition. Thereafter, sales or transfers of Freedom common stock by this GLG Shareowner will be unrestricted.

All of the foregoing transfer restrictions may be waived by the affirmative vote of two-thirds of the members of the board of directors of Freedom.

Registration Rights

Each of the GLG Shareowners, the Green Transferees and Freedom’s sponsors, Berggruen Holdings and Marlin Equities, will have certain registration rights with respect to their Freedom common stock (or securities convertible into, exchangeable for or exercisable for shares of Freedom common stock (other than the Exchangeable Shares)) (“registrable securities”) under the shareholders agreement as described below. These registration rights terminate as to each GLG Shareowner as soon as all registrable securities held by that shareholder become freely tradeable by the GLG Shareowner pursuant to Rule 144 under the Securities Act of 1933.

Demand Registration Rights.  Any of the GLG Shareowners, the Green Transferees or the sponsors who, together with permitted transferees, holds 5% or more of Freedom’s total voting securities may demand registration of its registrable securities under the Securities Act at any time after the first anniversary of the closing of the acquisition.

For purposes of the shareholders agreement, the total voting securities of Freedom will be the number of our issued and outstanding voting securities immediately following the closing of the acquisition, and the number of voting securities held by a GLG Shareowner, a Green Transferee or the sponsors will include only those securities owned by such shareholder immediately following the closing of the acquisition that are voting securities of Freedom (or convertible into, exchangeable for or exercisable for voting securities of Freedom), but will exclude securities sold by such shareholder prior to the date of the demand for registration.

Each of the GLG Shareowners, the Green Transferees and the sponsors that is eligible to demand registration may demand a total of two demand registrations. Freedom must use commercially reasonable efforts to effect such registration as soon as practicable. However, it may postpone such registration to prevent the disclosure of material, non-public information that it needs to keep confidential and to give effect to timing issues related to prior registrations. Freedom may also cut back the number of shares covered by a demand registration statement if an underwriter or investment bank advises Freedom that inclusion of all securities in the registration statement would adversely affect marketability of the securities sought to be sold.

Piggyback Registration Rights.  Any of the GLG Shareowners, the Green Transferees or the sponsors who, together with permitted transferees, holds 1% or more of Freedom’s total voting securities will have “piggyback” registration rights that allow the shareholder to include its registrable securities in any public offering of Freedom’s equity securities initiated by Freedom whenever Freedom proposes to register any of its equity securities under the Securities Act (except for registrations on Form S-8 or Form S-4), either for its own account or for the account of others, and when a demand registration is made (as described above). The calculation of the percentage ownership of equity securities of Freedom held by an eligible shareholder and the cut-back provisions in connection with a piggyback registration are the same as for a demand registration described above.

Shelf Registration Rights.  Any of the GLG Shareowners, the Green Transferees or the sponsors who, together with permitted transferees, holds 10% or more of Freedom’s total voting securities may demand a shelf registration of its registrable securities on Form S-3 under the Securities Act at any time after Freedom is eligible to file a shelf registration statement on Form S-3. The calculation of the percentage ownership of equity securities of Freedom held by an eligible shareholder in connection with a shelf registration is the same as for a demand registration described above.

Lehman (Cayman Islands) Ltd (if it is an affiliate of Freedom) and each Principal and Trustee may demand such number of shelf registrations as is necessary to sell all of its or his registrable securities. Freedom must use commercially reasonable efforts to keep the shelf registration effective for two years or until all the shareholders’ securities registered thereunder have been sold, whichever is earlier. Freedom has the right to suspend the shelf registration to prevent the disclosure of material, non-public information which it needs to keep confidential.

Founders Agreement

Concurrent with the execution of the purchase agreement, the Principals, the Trustees and Freedom’s sponsors, Berggruen Holdings and Marlin Equities, entered into a founders agreement, pursuant to which Freedom’s sponsors have agreed to voting, transfer and other matters described below. A copy of the founders agreement is attached as Annex E.

Voting of Securities

At any meeting of the stockholders of Freedom or in connection with any written consent of the stockholders of Freedom to vote upon or deliver a written consent with respect to the acquisition, or in any other circumstances upon which a vote or other approval with respect to the acquisition and the other matters covered by this proxy statement is sought, each sponsor has agreed to vote all such sponsor’s securities in accordance with the terms of a letter agreement previously entered by it with Freedom and the sole bookrunning manager of Freedom’s initial public offering. The letter agreement provides that if Freedom solicits approval of its stockholders of a business combination, each sponsor is required to vote (1) all sponsor’s securities acquired by it prior to the initial public offering in accordance with the majority of votes cast by the holders of shares issued in Freedom’s initial public offering and (2) all shares that may be acquired by the sponsor in any private placement, the initial public offering or the aftermarket for such business combination. The acquisition of the Acquired Companies is a business combination for purposes of these voting requirements.

To the extent a sponsor is not bound by the foregoing terms of the letter agreement, the sponsor has agreed to vote or provide written consent in favor of any actions presented to stockholders of Freedom in this proxy statement and against (1) any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Freedom under the purchase agreement and (2) except with the prior written consent of Freedom, any action or agreement that would reasonably be expected to adversely affect or delay the acquisition in any respect, including, but not limited to:

•	any amendment of Freedom’s certificate of incorporation or by-laws other than as specifically contemplated by the purchase agreement, and any other proposal, action or transaction involving Freedom or any of its subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the acquisition or change in any manner the voting rights of any class of Freedom’s capital stock other than as specifically contemplated by the purchase agreement;

•	any change in the persons who constitute the board of directors of Freedom that is not approved in advance by at least a majority of the persons who were directors of Freedom as of the date of the founders agreement (or their successors who were so approved);

•	any material change in the present capitalization or dividend policy of Freedom; or

•	any other material change in Freedom’s corporate structure or business that would reasonably be expected to adversely affect or delay the acquisition in any respect.

The sponsors have further agreed not to commit or agree to take any action inconsistent with the foregoing.

The sponsors have agreed not to (1) transfer any of the sponsors’ securities to any person or entity, (2) deposit the sponsors’ securities into a voting trust, enter into any voting arrangement or understanding, or otherwise transfer, whether by proxy, voting agreement or otherwise, the right to vote the sponsors’ securities or (3) take any action that would make any of its representations or warranties contained in the founders agreement untrue or incorrect or have the effect of preventing, disabling or impeding such sponsor from performing its obligations under the founders agreement.

The voting and transfer provisions in the founders agreement described above terminate upon the first to occur of (1) the closing date of the acquisition and (2) the termination of the purchase agreement pursuant to the terms of the purchase agreement.

Lock-up Provision

Each sponsor has agreed that it may not directly or indirectly transfer, or publicly announce an intention to effect any transfer, during the period commencing on June 22, 2007 and ending on the first anniversary of the closing of the acquisition, except to a permitted transferee (as defined in the founders agreement) who is a sponsor or who (except with respect to any charitable institution) agrees to be bound by the terms of the founders agreement as if such permitted transferee were a sponsor.

Warrant Exercise

Each sponsor and permitted transferee has agreed that at the written demand of Mr. Gottesman, as the GLG Shareowners’ representative, each such sponsor and any permitted transferees will exercise such warrants owned by such sponsor or permitted transferee as requested to be exercised by the GLG Shareowners’ representative. This demand may not be made until the redemption of Freedom’s public warrants and amendment of the warrant agreement governing the sponsors’ warrants to permit cashless exercise of the warrants beneficially owned by the sponsors and their permitted transferees has been effected. Each sponsor has agreed that if the GLG Shareowners’ representative delivers notice of such written demand to a sponsor, the sponsor will, and will cause any permitted transferee to, exercise the warrants requested to be exercised in such notice as soon as practicable but no more than five business days after notice is given.

Voting Agreement

Concurrent with the execution of the purchase agreement, the Principals, the Trustees, Sage Summit LP and Lavender Heights Capital LP, whom we refer to collectively as the controlling stockholders, and Freedom entered into a voting agreement in connection with the controlling stockholders’ control of Freedom. A copy of the voting agreement is attached as Annex F. Following consummation of the acquisition, the controlling stockholders will control approximately 54% of the voting power of the outstanding shares of capital stock of Freedom (after giving effect to the co-investment by Freedom’s sponsors and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding warrants).

Voting Arrangement

The controlling stockholders have agreed to vote all of the shares of Freedom common stock and Series A preferred stock and any other security of Freedom beneficially owned by the controlling stockholders that entitles them to vote in the election of directors of Freedom, which we refer to collectively as the voting stock, in accordance with the agreement and direction of the parties holding the majority of the voting stock collectively held by all controlling stockholders, which we refer to as the voting block, with respect to each of the following events:

•	the nomination, designation or election of the members of the board of directors of Freedom (or the board of any subsidiary) or their respective successors (or their replacements);

•	the removal, with or without cause, from the board of directors (or the board of any subsidiary) of any director; and

•	any change in control of Freedom.

The controlling stockholders and Freedom have agreed that so long as the controlling stockholders and their respective permitted transferees collectively beneficially own (1) more than 25% of the voting stock and at least one Principal is an employee, partner or member of Freedom or any subsidiary of Freedom or (2) more than 40% of the voting stock, Freedom will not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval of the Principals who are then employed by Freedom or any of its subsidiaries and who beneficially own more than 50% of the aggregate amount of voting stock held by all continuing Principals:

•	any incurrence of indebtedness, in one transaction or a series of related transactions, by Freedom or any of its subsidiaries in excess of $570.0 million or, if a greater amount has been previously approved by the controlling stockholders and their respective permitted transferees, such greater amount;

•	any issuance by Freedom of equity or equity-related securities that would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 20% of the total voting power of Freedom, other than (1) pursuant to transactions solely among Freedom and its wholly owned subsidiaries, and (2) upon conversion of convertible securities or upon exercise of warrants or options;

•	any commitment to invest or investment or series of related commitments to invest or investments in a person or group of related persons in an amount greater than $250.0 million;

•	the adoption of a shareholder rights plan;

•	any appointment of a Chief Executive Officer or Co-Chief Executive Officer of Freedom; or

•	the termination of the employment of a Principal with Freedom or any of its material subsidiaries without cause.

The controlling stockholders and Freedom have agreed, subject to the fiduciary duties of the directors of Freedom, that so long as the controlling stockholders and their respective permitted transferee(s) beneficially own voting stock representing:

•	more than 50% of the total voting power of Freedom, Freedom will nominate individuals designated by the voting block such that the controlling stockholders will have six designees on the board of directors if the number of directors is ten or eleven, or five designees on the board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

•	between 40% and 50% of the total voting power of Freedom, Freedom will nominate individuals designated by the voting block such that the controlling stockholders will have five designees on the board of directors if the number of directors is ten or eleven, or four designees on the board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

•	between 25% and 40% of the total voting power of Freedom, Freedom will nominate individuals designated by the voting block such that the controlling stockholders will have four designees on the board of directors if the number of directors is ten or eleven, or three designees on the board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

•	between 10% and 25% of the total voting power of Freedom, Freedom will nominate individuals designated by the voting block such that the controlling stockholders will have two designees on the board of directors, assuming such nominees are elected; and

•	less than 10% of the total voting power of Freedom, Freedom will have no obligation to nominate any individual that is designated by the controlling stockholders.

In the event that any designee for any reason ceases to serve as a member of the board of directors during his or her term of office, the resulting vacancy on the board will be filled by an individual designated by the controlling stockholders.

Transfer Restrictions

No controlling stockholder may transfer voting stock except that transfers may be made to permitted transferees (as defined in the voting agreement) and in public markets as permitted by the GLG shareholders agreement among the GLG Shareowners, Berggruen Holdings and Marlin Equities described above.

Drag-Along Rights

The controlling stockholders have agreed that if (1) the voting block proposes to transfer all of the voting stock held by it to any person other than a Principal or a Trustee, (2) such transfer would result in a change in control of Freedom, and (3) if such a transfer requires any approval under the voting agreement or under the GLG shareholders agreement, such transfer has been approved in accordance with the voting agreement and the GLG shareholders agreement, then if requested by the voting block, each other controlling stockholder will be required to sell all of his or its voting stock.

Restrictions on Other Agreements

The controlling stockholders have agreed not to enter into or agree to be bound by any other stockholder agreements or arrangements of any kind with any person with respect to any voting stock, including, without limitation, the deposit of any voting stock in a voting trust or forming, joining or in any way participating in or assisting in the formation of a group with respect to any voting stock, except to the extent contemplated by the shareholders agreement.

Transferees

Any permitted transferee (other than a limited partner of Sage Summit LP and Lavender Heights Capital LP) of a controlling stockholder will be subject to the terms and conditions of the voting agreement as if such permitted transferee were a controlling stockholder. Each controlling stockholder has agreed (1) to cause its respective permitted transferees to agree in writing to be bound by the terms and conditions of the voting agreement and (2) that such controlling stockholder will remain directly liable for the performance by its respective permitted transferees of all obligations of such permitted transferees under the voting rights agreement.

Agreement among Principals and Trustees

Concurrent with the execution of the purchase agreement, the Principals and the Trustees entered into an agreement among principals and trustees. A copy of the agreement among principals and trustees is attached as Annex G.

The agreement among principals and trustees provides that in the event a Principal voluntarily terminates his employment with Freedom for any reason prior to the fifth anniversary of the consummation of the acquisition, the following percentages of the Freedom common stock, Freedom Series A preferred stock or Exchangeable Shares held by that Principal and his Trustee as of the consummation of the acquisition, which we refer to as Forfeitable Interests, will be forfeited, together with the same percentage of all distributions received with respect to such Forfeitable Interests after the date the Principal voluntarily terminates his employment with Freedom, to the Principals who continue to be employed by Freedom or a subsidiary as of the applicable forfeiture date and their Trustees, as follows:

•	in the event the termination occurs prior to the first anniversary of the consummation of the acquisition, 82.5%;

•	in the event the termination occurs on or after the first but prior to the second anniversary of the consummation of the acquisition, 66%;

•	in the event the termination occurs on or after the second but prior to the third anniversary of the consummation of the acquisition, 49.5%;

•	in the event the termination occurs on or after the third but prior to the fourth anniversary of the consummation of the acquisition, 33%; and

•	in the event the termination occurs on or after the fourth but prior to the fifth anniversary of the consummation of the acquisition, 16.5%.

For purposes of the agreement, “forfeiture date” means the date which is the earlier of (1) the date that is six months after the applicable date of termination of employment by the Principal and (2) the date on or after such termination date that is six months after the date of the latest publicly-reported disposition of Freedom’s equity securities by any continuing Principal, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act.

Shares of Freedom capital stock acquired by the Principals or their Trustees after the consummation of the acquisition (other than by operation of the agreement among principals and trustees), including shares acquired as a result of equity awards from Freedom, will not be subject to the forfeiture provisions described above.

None of the forfeited Forfeitable Interests will return to or benefit Freedom. Forfeited Forfeitable Interests will be allocated among the continuing Principals and their Trustees based on their and their permitted transferees’ collective pro rata ownership of all Forfeitable Interests held by the continuing Principals and their Trustees and their respective permitted transferees as of the Forfeiture Date. For purposes of this allocation, each Principal and his Trustee will be deemed to hold all Forfeitable Interests that he or his permitted transferee transfers to a charitable institution, even if such charitable institution subsequently transfers such Forfeitable Interests to any other person or entity.

To the extent that a continuing Principal or his Trustee receives Forfeitable Interests of another Principal or his Trustee or permitted transferee pursuant to the provisions described above, such Forfeitable Interests will be deemed to be Forfeitable Interests of the continuing Principal or his Trustee receiving such Forfeitable Interests for all purposes of the agreement among principals and trustees.

The transfer by a Principal or his Trustee of any Forfeitable Interests to a permitted transferee or any other person will in no way affect any of his obligations under the agreement. A Principal or his Trustee may, in his or its sole discretion, satisfy all or a portion of his or its obligations under the agreement among principals and trustees by substituting, for any shares of Freedom common stock or shares of Freedom Series A preferred stock and Exchangeable Shares otherwise forfeitable, an amount of cash equal to the closing trading price, on the business day immediately preceding the Forfeiture Date, of such shares on the securities exchange, if any, where such shares then primarily trade.

The forfeiture requirements contained in the agreement among principals and trustees will lapse with respect to a Principal and his Trustee and permitted transferees upon the death or disability of a Principal, unless he voluntarily terminated his employment with Freedom prior to such event.

The agreement among principals and trustees may be amended and the terms and conditions of the agreement may be changed or modified upon the approval of a majority of the Principals who remain employed by Freedom. Freedom and its stockholders have no ability to enforce any provision thereof or to prevent the Principals from amending the agreement among principals and trustees or waiving any forfeiture obligation.

THE NAME CHANGE PROPOSAL

Proposal

Assuming the acquisition proposal is approved by Freedom stockholders, Freedom is proposing to amend the certificate of incorporation to change its corporate name from “Freedom Acquisition Holdings, Inc.” to “GLG Partners, Inc.” immediately prior to consummation of the acquisition. In the judgment of our board of directors, the change of our corporate name is desirable to reflect our acquisition of GLG. Our current name will not adequately reflect our business operations in the event the acquisition with GLG is consummated. Accordingly, we believe that changing our name to “GLG Partners, Inc.” in connection with the acquisition will better reflect our operating business in connection with the acquisition. Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendments to the certificate of incorporation are adopted. If the acquisition proposal and the incentive plan proposal are not adopted, the pre-closing certificate amendment proposals, including this proposal, and the post-closing certificate amendment proposal will not be presented at the special meeting.

Required Vote

The adoption of the name change proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Freedom common stock on the record date. Abstentions and broker non-votes will have the same effect of a vote against the name change proposal.

Recommendation

The board of directors of Freedom believes that it is in the best interests of Freedom that the stockholders approve the proposal to amend our certificate of incorporation to change our name.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADOPTION OF THE NAME CHANGE PROPOSAL.

THE AUTHORIZED SHARE PROPOSAL

Background

Assuming the acquisition proposal is approved by Freedom stockholders, we are seeking your approval to amend our certificate of incorporation to increase the total number of authorized shares of:

•	Freedom capital stock (of all classes) from 201,000,000 to 1,150,000,000;

•	Freedom common stock from 200,000,000 to 1,000,000,000; and

•	Freedom preferred stock from 1,000,000 to 150,000,000, of which it is expected that 58,904,993 shares (subject to adjustment) will be designated by the board of directors as a new series of Freedom preferred stock titled Series A voting preferred stock, which will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to dividends or certain other distributions.

The increase in the number of authorized shares of stock is being undertaken as a result of and in conjunction with the acquisition of GLG. As a result of the issuance of shares of common stock and Series A preferred stock in the acquisition and the adoption of each of the Restricted Stock Plan and the LTIP, as described in the restricted stock plan proposal and the incentive plan proposal, respectively, we will require additional shares of common stock and preferred stock to be reserved in our certificate of incorporation. Accordingly, this proposal to amend our certificate of incorporation is conditioned upon and subject to the approval of the acquisition proposal, the restricted stock plan proposal and the incentive plan proposal.

As of September 30, 2007, there were 64,800,003 shares of Freedom common stock issued and outstanding. As a result of the dilutive effect of the issuance of our stock in the acquisition, for purposes of illustration, a stockholder who owned 5.0% of Freedom’s outstanding shares of our common stock on September 30, 2007, would own approximately 1.1% of the outstanding shares of Freedom common stock immediately following the closing of the acquisition and after giving effect to the co-investment by Freedom’s sponsors and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding Freedom warrants.

In connection with our initial public offering, our sponsors agreed to purchase in equal amounts an aggregate of 5,000,000 units (consisting of one share of Freedom common stock and one warrant to purchase Freedom common stock) at $10.00 per unit ($50.0 million in the aggregate) in a private placement that will occur immediately prior to the consummation of any business combination, including the acquisition.

Of the 200,000,000 shares of common stock currently authorized, as of September 30, 2007, 64,800,003 shares were issued and outstanding and 69,300,003 shares were reserved for issuance upon exercise of our currently outstanding warrants. After giving effect to the co-investment, 69,800,003 shares will be issued and outstanding and 74,300,003 shares will be reserved for issuance upon exercise of then outstanding warrants. As a result, only 65,899,994 shares of common stock will remain available for future issuance. Of the 1,000,000 shares of preferred stock currently authorized, none are issued and outstanding.

Pursuant to the purchase agreement and subject to adjustment, we will issue or reserve for issuance:

•	230,000,000 shares of Freedom common stock, including:

•	138,095,007 shares of common stock, including 10,000,000 shares of common stock to be issued for the benefit of GLG’s employees, service providers and certain key personnel under the Restricted Stock Plan;

•	33,000,000 shares of common stock issuable by Freedom upon exercise of certain put or call rights with respect to 33,000,000 ordinary shares of FA Sub 1 Limited; and

•	58,904,993 shares of common stock to be issued upon the exchange of 58,904,993 Exchangeable Shares, on a one-for-one basis; and

•	58,904,993 shares of Series A preferred stock.

Each of the ordinary shares to be issued by FA Sub 1 Limited may be put by the holder to, or called by, Freedom immediately following consummation of the acquisition in exchange for one share of Freedom common stock. In addition, it is anticipated that pursuant to the incentive plan proposal, we will authorize 40,000,000 shares of Freedom common stock for issuance under the LTIP. Accordingly, (1) an increase in the number of authorized shares of all capital stock, as well as common stock and preferred stock, is necessary in order to insure a sufficient number of shares are available for issuance upon the consummation of the acquisition transaction and the adoption of each of the Restricted Stock Plan and the LTIP and (2) this proposal to increase the authorized number of shares of common stock is conditioned upon the approval of the acquisition proposal, the restricted stock plan proposal and the incentive plan proposal, and the board of directors, even if approved, will not undertake to amend our certificate of incorporation if those other proposals are not approved.

The issuance of the shares of common stock in connection with the acquisition will be substantially dilutive to our current stockholders.

The issuance of common stock and Series A preferred stock in connection with the acquisition will be made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(2) thereof, Regulation S or other appropriate exemptions, to persons who are “accredited investors,” as defined in Regulation D promulgated under the Securities Act and who meet other suitability requirements established for the private placement. Freedom did not independently conclude that each GLG Shareowner met the definition of an “accredited investor” within the meaning of the federal securities laws; however, each investor has represented, in the purchase agreement, that he or it is an “accredited investor”, which representations have been relied upon by Freedom to support the reliance upon such claimed exemption.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WILL NOT BE ABLE TO EFFECTUATE THE TRANSACTIONS DISCUSSED IN THE ACQUISITION PROPOSAL, THE RESTRICTED STOCK PLAN PROPOSAL AND THE INCENTIVE PLAN PROPOSAL.

Proposal

Under the proposal, the first paragraph of Article Fourth of the certificate of incorporation of Freedom will be amended in its entirety to read as provided in the form of restated certificate of incorporation attached as Annex H.

Our board of directors has recommended that our stockholders approve the amendment to the certificate of incorporation to increase the number of our authorized shares. The proposed amendment would provide a sufficient number of available shares to enable us to close the transactions discussed in the acquisition proposal and would provide the board of directors with the ability to issue additional shares of common stock without requiring stockholder approval of such issuances, except as otherwise may be required by applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the American Stock Exchange and/or the New York Stock Exchange. Other than as previously disclosed, our board of directors does not intend to issue any shares of common stock except on terms that the board of directors deems to be in the best interest of Freedom and our stockholders.

Effect of the Authorized Share Proposal on Existing Stockholders

Advantages.  Prior to voting, each stockholder should consider the fact that the authorized share proposal is a prerequisite to the issuance of shares of capital stock which will be used to complete the acquisition of the Acquired Companies described in the acquisition proposal. Each stockholder should consider the fact that if we do not complete the acquisition and related share issuances, Freedom will continue as a blank check company until we find another suitable company to acquire or the trust is liquidated and Freedom ceases to operate as a public blank check company.

Disadvantages.  The authorized share proposal, in conjunction with the acquisition proposal, will result in a substantial dilutive effect on our current stockholders. Our current stockholders’ aggregate percentage ownership will decline significantly as a result of the issuance of our common stock in the acquisition. The number of shares issued in connection with the acquisition will increase substantially the number of shares of common stock currently outstanding. This means that our current stockholders will own a smaller interest in us as a result of the additional share issuances. On a primary basis, current stockholders will be reduced from owning 100% of the outstanding common stock to owning approximately 23% of the outstanding capital stock.

All shares of common stock issued in connection with the acquisition will be entitled to registration rights. Consequently, if these shares are registered, the shares may be freely transferable without restriction under the Securities Act, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our common stock if a sufficient number of such shares are sold in the market.

As a result of the dilutive effect of the issuance, for purposes of illustration, a stockholder who owned 5.0% of the outstanding shares of Freedom common stock on September 30, 2007, would own approximately 1.1% of the outstanding shares of Freedom capital stock immediately following the closing of the acquisition after giving effect to the co-investment by Freedom’s sponsors and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding Freedom warrants.

Shares Eligible for Future Sale

Upon consummation of the acquisition, Freedom will have the economic equivalent of 294,800,003 shares of common stock issued and outstanding (299,800,003 shares upon issuance of the co-investment common stock), of which 52,800,000 shares were issued in our initial public offering and are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one or more of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144 because they were or will be issued in private transactions not involving a public offering. Of these shares, the 230,000,000 shares issued in connection with the acquisition of GLG will not be eligible for sale under Rule 144 prior to one year from the date of the closing of the acquisition.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of Freedom common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	one percent of the total number of shares of common stock then outstanding, which will equal 2,408,950 shares immediately after the consummation of the acquisition; or

•	the average weekly trading volume of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

Description of Capital Stock

Freedom’s authorized capital stock currently consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. As of September 30, 2007, there were 64,800,003 shares of common stock issued and outstanding held by six holders of record and no shares of preferred stock issued and outstanding. Assuming the authorized share proposal and the acquisition proposal are approved, Freedom’s certificate of incorporation will be amended to increase the total number of authorized shares of:

•	Freedom capital stock (of all classes) from 201,000,000 to 1,150,000,000;

•	Freedom common stock from 200,000,000 to 1,000,000,000; and

•	Freedom preferred stock from 1,000,000 to 150,000,000, of which it is expected that 58,904,993 shares (subject to adjustment) will be designated by the board of directors as a new series of Freedom preferred stock titled Series A voting preferred stock, which will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to dividends or certain other distributions.

The purpose of the remaining authorized but unissued securities described in the authorized share proposal is to provide Freedom with a sufficient number of available shares for possible acquisitions, financings, equity compensation and other corporate purpose. These additional shares will provide Freedom with the ability to issue additional shares of common stock without requiring stockholder approval of such issuances, except as otherwise may be required by applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the American Stock Exchange and/or the New York Stock Exchange.

Please refer to “Risk Factors — Risks Related to Our Organization and Structure Following the Acquisition — Certain provisions in our proposed organizational documents and Delaware law will make it difficult for someone to acquire control of us.” for a description of certain provisions of our certificate of incorporation that would have an effect of delaying, deferring or preventing a change of control of our company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.
acquisition:

The following table sets forth information regarding shares of Freedom common stock and preferred stock:

Shares	Common Stock		Preferred Stock

Currently authorized	200,000,000		1,000,000
Issued and outstanding	64,800,003	*	—
Reserved for issuance under warrants	74,300,003	*	—
Authorized after approval of the authorized share proposal	1,000,000,000		150,000,000
To be issued or reserved for issuance in the acquisition (including under the Restricted Stock Plan)	230,000,000		58,904,993
Issued and outstanding after the acquisition	235,895,010	*	58,904,993
Reserved for issuance upon exchange of Exchangeable Shares	58,904,993		—
Reserved for issuance under the LTIP	40,000,000		—

*	Amounts do not reflect the sponsors’ co-investment for 5,000,000 units immediately prior to the closing of the acquisition. After giving to the co-investment, the number of currently issued and outstanding shares, shares reserved for issuance under warrants and issued and outstanding immediately after the acquisition will be 69,800,003, 79,300,003 and 240,895,010, respectively

Common Stock

It is expected that 230,000,000 shares of common stock will be issued or reserved for issuance in connection with the acquisition. Upon consummation of the acquisition, there will be the equivalent of 294,800,003 shares of our common stock outstanding (299,800,003 shares upon issuance of the co-investment common stock). Except for such voting rights that may be given to one or more series of preferred stock issued by the board of directors pursuant to the blank check power granted by our certificate of incorporation or required by law, holders of common stock will have one vote per share and the right to vote on the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock may be subject to the prior payment of dividends on any outstanding preferred stock with dividend rights, of which we expect that following the acquisition there will be only the Series A preferred stock, which will not be entitled to dividends. Upon our dissolution, our common stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock with preferential liquidation rights, if any, at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our common stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation provides that one or more series of preferred stock may be created from time to time by our board of directors. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, create and issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

The purchase agreement provides that our board will create the Series A preferred stock as a new series of preferred stock and it is expected that 58,904,993 shares of such Series A preferred stock will be issued in connection with the acquisition, subject to adjustment as provided therein. The holders of Series A preferred stock will have one vote per share and the right, together with the holders of common stock voting as a single class, to vote on the election of our directors and all other matters requiring stockholder action. In addition, the holders of Series A preferred stock will have a separate right to vote as a single class on (1) amendments to the certificate of incorporation that effect a division or combination of our common stock unless such amendment proportionately divides or combines the Series A preferred stock, (2) the declaration of any dividend or distribution on our common stock (other than in connection with a dissolution and liquidation) in shares of common stock unless a proportionate dividend or distribution is declared on the Series A preferred stock, and (3) a division or subdivision of the Series A preferred stock into a greater number of shares of Series A preferred stock or a combination or consolidation of the Series A preferred stock.

The Series A preferred stock will not be entitled to receive dividends. In the event of our liquidation, the holders of the Series A preferred stock are only entitled to receive, in preference to the common stock, $0.0001 per share, and nothing more. The shares of Series A preferred stock will be subject to transfer restrictions intended to cause such shares to be transferred only together with the Exchangeable Shares. Each share of Series A preferred stock will be issued with an Exchangeable Share of FA Sub 2 Limited. Each Exchangeable Share is exchangeable at any time at the election of the holder for one share of Freedom common stock. For each Exchangeable Share that is exchanged for common stock, a corresponding share of Series A preferred stock will automatically be redeemed for its par value of $0.0001 per share and become authorized but unissued preferred stock of Freedom. Except in connection with the exchange of the

Exchangeable Shares, the holders of Series A preferred stock will have no conversion, preemptive or other subscription rights and there are no sinking fund provisions applicable to the Series A preferred stock.

FA Sub 2 Limited Exchangeable Shares

The purchase agreement provides that 58,904,993 Exchangeable Shares will be issued in connection with the acquisition, subject to adjustment as provided therein. The holders of Exchangeable Shares will have the right to vote on certain major corporate action of FA Sub 2 Limited, including the following:

•	a voluntary liquidation or acts or failure to act that are designed to result in a liquidation;

•	any amendment of the support agreement;

•	any amendment of the memorandum or articles of association adverse to the holders of Exchangeable Shares; and

•	a reincorporation, merger, consolidation or sale of all or substantially all the assets of FA Sub 2 Limited or similar action (other than where the successor remains an affiliate of Freedom, the holder of Exchangeable Shares are not adversely affected and receive shares in the successor substantially identical in their rights as the Exchangeable Shares).

The Exchangeable Shares are entitled, subject to compliance with applicable companies laws in the British Virgin Islands, to distributions in an amount equal to the distributions paid by Freedom to its shareholders on an equivalent number of shares of common stock into which the Exchangeable Shares are exchangeable. The holder of Exchangeable Shares will also be entitled to cumulative quarterly cash distributions, which will be determined by reference to the greater of (1) the highest combined U.S. federal, state and local rate of income tax (as in effect from time to time) payable by an individual who is a citizen of the United States who is resident in New York City (currently 43.87%) and the holder’s share of taxable income of FA Sub 2 Limited as determined for U.S. federal, state and local tax purposes and (2) the highest rate of income tax in the United Kingdom (as in effect from time to time) payable by an individual who is resident of and domiciled in the United Kingdom (currently 40.00%) and the holder’s share of taxable income of FA Sub 2 Limited as determined for U.K. tax purposes. In addition, the holder of Exchangeable Shares will share in liquidation proceeds of FA Sub 2 Limited on a pro-rata basis based on the number of shares of Freedom common stock the holder of the Exchangeable Shares would hold upon exchange of the Exchangeable Shares relative to the total number of shares of Freedom common stock immediately after the consummation of the acquisition, after giving effect to the exchange of the Exchangeable Shares (taking into account all prior distributions). The holder of Exchangeable Shares may require FA Sub 2 Limited to exchange (in the manner prescribed by the memorandum and articles of association of FA Sub 2 Limited) any or all of the Exchangeable Shares for Freedom common stock. The exchange ratio is initially one share of Freedom common stock for each Exchangeable Share, subject to certain anti-dilution provisions, including that FA Sub 2 Limited must adjust the exchange ratio in the event of a subdivision or combination of the shares of either FA Sub 2 Limited or Freedom. The Exchangeable Shares are transferable only together with the corresponding Series A preferred stock. The Exchangeable Shares may be transferred only after the holder has held the Exchangeable Shares for five years, subject to the consent and right of first refusal of FA Sub 1 Limited (except for transfers to certain permitted transferees, as described in the organizational documents of FA Sub 2 Limited, which may, subject to compliance with the memorandum and articles of association of FA Sub 2 Limited, be effected within the first five years of ownership). FA Sub 1 Limited may require the holder of Exchangeable Shares to sell its Exchangeable Shares if FA Sub 1 Limited decides to sell its own interest in FA Sub 2 Limited.

Warrants

Public Stockholders’ Warrants

In connection with its initial public offering, Freedom issued 52,800,000 warrants to purchase Freedom common stock to the public as part of units, all of which were outstanding as of September 30, 2007. Each public stockholders’ warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (1) the consummation of the acquisition or (2) December 28, 2007, provided in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect.

The warrants will expire on December 28, 2011. Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole but not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, there will be no such adjustments for issuances of common stock at a price below the warrant exercise price. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to these shares of common stock. Under the warrant agreement, we have agreed that prior to the commencement of the exercise period, we will file a registration statement with the SEC for the registration of the common stock issuable upon exercise of the warrants, use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the common stock issuable upon the exercise of the warrants until the warrants expire or are redeemed.

Founders’ Warrants

Prior to its initial public offering, Freedom issued 12,000,003 warrants to purchase Freedom common stock to its founders as part of units in a private placement, all of which are outstanding as of September 30, 2007. The founders’ warrants are substantially similar to the public stockholders’ warrants, except that the founders’ warrants:

•	will become exercisable after our consummation of the acquisition if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30-trading day period beginning 90 days after such acquisition; and

•	are non-redeemable so long as they are held by the founders or their permitted transferees.

The holders of these warrants are permitted to transfer such warrants (including the common stock to be issued upon exercise of such warrants) in certain limited circumstances, such as to our officers and our directors, and other persons or entities associated with such holder (“permitted warrant transferees”), but the permitted warrant transferees receiving such warrants will be subject to the same sale restrictions imposed on the holders. In connection with the acquisition, each of the founders has agreed, subject to certain exceptions, not to sell or otherwise transfer any of its founders’ warrants (including the common stock to be issued upon exercise of the founders’ warrants) for a period of one year from the date of the consummation of the acquisition.

Pursuant to the registration rights contained in the GLG Shareholders Agreement, the founders’ warrants carry registration rights as specified in the agreement.

Sponsors’ Warrants and Co-Investment Warrants

In connection with its initial public offering, Freedom issued 4,500,000 warrants to purchase common stock to its sponsors in a private placement, all of which are outstanding as of September 30, 2007. In addition, immediately prior to the consummation of the acquisition, Freedom’s sponsors will directly or indirectly acquire an additional 5,000,000 warrants to purchase common stock as part of the co-investment by the sponsors of $50.0 million for 5,000,000 units in a private placement. The sponsors’ warrants and the co-investment warrants have terms and provisions that are substantially similar to the public stockholders’ warrants, except that these warrants (including the common stock to be issued upon exercise of these warrants) are not transferable or salable by their holders or their permitted warrant transferees until one year after the closing of the acquisition, except to permitted warrant transferees. In addition, the sponsors’ warrants are non-redeemable so long as the sponsors or their permitted warrant transferees hold such warrants, while the co-investment warrants are subject to the same redemption provisions as those to which the public stockholders’ warrants are subject.

Pursuant to the registration rights contained in the GLG Shareholders Agreement, the sponsors’ warrants and co-investment warrants carry registration rights as specified in the agreement.

Required Vote

The adoption of the authorized share proposal will require the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, will have the same effect as a vote against the authorized share proposal.

Recommendation

The board of directors of Freedom believes that it is in the best interests of Freedom that the stockholders approve the proposal to amend our certificate of incorporation to increase our authorized shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF ADOPTION OF THE AUTHORIZED SHARE PROPOSAL.

THE SUPER-MAJORITY VOTE PROPOSAL

Proposal

Assuming the acquisition proposal is approved by Freedom stockholders, Freedom is proposing to increase from the affirmative vote of a majority of the quorum present at the meeting or a majority of the outstanding shares of Freedom common stock, as the case may be, to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of Freedom capital stock entitled to vote generally, voting together as a single class, the vote required for Freedom’s stockholders to (1) adopt, alter, amend or repeal the by-laws as set forth in paragraph C of Article Seventh, (2) remove a director (other than directors elected by a series of preferred stock of Freedom, if any, entitled to elect a class of directors) from office, with or without cause, as set forth in new paragraph G of Article Seventh, and (3) amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote, including the amendment provision itself, or to adopt any provision inconsistent with those provisions as set forth in Article Ninth, each as more fully set forth in the form of Freedom’s restated certificate of incorporation attached as Annex H. If the acquisition proposal is not adopted, the pre-closing certificate amendment proposals, including this proposal, and the post-closing certificate amendment proposal will not be presented at the special meeting.

In the judgment of our board of directors, the super-majority vote proposal is desirable because it may have the effect of delaying or deterring unsolicited takeover transactions. Our board of directors determined that it was appropriate to adopt these amendments to our certificate of incorporation, notwithstanding the fact that such provisions are absent from our current certificate of incorporation, in order to enhance stockholder value by helping us thwart hostile or coercive overtures that are not supported by our board of directors.

Required Vote

The adoption of the super-majority vote proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Freedom common stock on the record date. Abstentions and broker non-votes will have the same effect as a vote against the super-majority vote proposal.

Recommendation

The board of directors of Freedom believes that it is in the best interests of Freedom that the stockholders approve the proposal to amend our certificate of incorporation to increase to the affirmative vote of at least 66 2/3% of the combined voting power of all outstanding shares of Freedom capital stock entitled to vote generally, voting together as a single class, the vote required for Freedom’s stockholders to (1) adopt, alter, amend or repeal the by-laws, (2) remove a director (other than directors elected by a series of preferred stock of Freedom, if any, entitled to elect a class of directors) from office, with or without cause, and (3) amend, alter or repeal certain provisions of the certificate of incorporation which require a stockholder vote higher than a majority vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADOPTION OF THE SUPER-MAJORITY VOTE PROPOSAL.

THE OTHER PRE-CLOSING CERTIFICATE AMENDMENTS PROPOSAL

Proposal

Assuming the acquisition proposal is approved by Freedom stockholders, Freedom is proposing to amend certain other provisions of the certificate of incorporation relating to, among other things, Freedom’s registered agent as set forth in Article Second, the ability to call special meetings of stockholders as set forth in paragraph H of Article Seventh, the scope of the indemnification of officers and directors as set forth in paragraph B of Article Eighth and certain other ministerial amendments, each as more fully set forth in the form of Freedom’s restated certificate of incorporation attached as Annex H. If the acquisition proposal is not adopted, the pre-closing certificate amendment proposals, including this proposal, and the post-closing certificate amendment proposal will not be presented at the special meeting.

In the judgment of our board of directors, the other pre-closing certificate amendments proposal is desirable in order to (1) ensure that stockholders meetings are called in an orderly manner, (2) ensure that officers, directors and others benefit from the full scope of the indemnification provisions and (3) make certain ministerial changes to the certificate of incorporation after giving effect to the various amendments contained in the pre-closing certificate amendment proposals. You are urged to read the restated certificate of incorporation in its entirety.

Required Vote

The adoption of the other pre-closing certificate amendments proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Freedom common stock on the record date. Abstentions and broker non-votes will have the same effect as a vote against the other pre-closing certificate amendments proposal.

Recommendation

The board of directors of Freedom believes that it is in the best interests of Freedom that the stockholders approve the proposal to amend certain other provisions of the certificate of incorporation relating to, among other things, Freedom’s registered agent, the ability to call special meetings of stockholders, the scope of the indemnification of officers and directors and certain other ministerial amendments, as more fully set forth in the form of Freedom’s restated certificate of incorporation attached as Annex H.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADOPTION OF THE OTHER PRE-CLOSING CERTIFICATE AMENDMENTS PROPOSAL.

THE POST-CLOSING CERTIFICATE AMENDMENT PROPOSAL

Proposal

Assuming the acquisition proposal is approved by Freedom stockholders, Freedom is proposing to remove, effective after the consummation of the acquisition, certain provisions of Article Third and Article Fourth, paragraph B and the entirety of Article Fifth of Freedom’s certificate of incorporation and to add provisions in Article Fourth, paragraph B regarding dividends and distributions. The form of restated certificate of incorporation as expected to be adopted and filed after giving effect to all of the proposed amendments described in the pre-closing certificate amendment proposals and the post-closing certificate amendment proposal is attached as Annex H. If the acquisition proposal is not adopted, the pre-closing certificate amendment proposals and this post-closing certificate amendment proposal will not be presented at the special meeting.

In the judgment of our board of directors, the post-closing certificate amendment proposal is desirable because certain provisions of Article Third and Article Fourth, paragraph B and the entirety of Article Fifth relate to the operation of Freedom as a blank check company prior to the consummation of a business combination. Article Third, Article Fourth, paragraph B and Article Fifth require, among other things, that proceeds from Freedom’s initial public offering be held in a trust account until a business combination or liquidation of the Freedom has occurred and also requires that the terms of a proposed business combination be submitted for approval by Freedom’s stockholders. These sections will not be applicable upon consummation of the acquisition.

Required Vote

The adoption of the post-closing certificate amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Freedom common stock on the record date. Abstentions and broker non-votes will have the same effect as a vote against the post-closing certificate amendment proposal.

Recommendation

The board of directors of Freedom believes that it is in the best interests of Freedom that the stockholders approve the proposal to amend our certificate of incorporation to remove, effective after the consummation of the acquisition, certain provisions of Article Third and Article Fourth, paragraph B and the entirety of Article Fifth and to add provisions in Article Fourth, paragraph B regarding dividends and distributions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADOPTION OF THE POST-CLOSING CERTIFICATE AMENDMENT PROPOSAL.

THE RESTRICTED STOCK PLAN PROPOSAL

Background

Assuming the acquisition proposal is approved by Freedom stockholders, we are seeking your approval on the adoption of the Freedom 2007 Restricted Stock Plan (the “Restricted Stock Plan”) providing for the delivery of 10,000,000 shares of Freedom common stock to be issued as part of the consideration for the acquisition, in connection with the grant of awards of restricted stock (subject to adjustment and the other restrictions described below under “— Description of the Freedom 2007 Restricted Stock Plan”).

On October 9, 2007, our board of directors unanimously approved the Restricted Stock Plan, and recommended that the Restricted Stock Plan be submitted to the stockholders for approval at the special meeting. If approved by the stockholders at the special meeting, the Restricted Stock Plan will become effective as of the closing of the acquisition. A form of the Restricted Stock Plan is attached as Annex I.

Description of the Freedom 2007 Restricted Stock Plan

The following is a brief description of certain important features of the Restricted Stock Plan, the full text of which is attached as Annex I. This summary does not purport to be complete and is qualified in its entirety by reference to Annex I. If the acquisition proposal, each of the certificate amendment proposals, the post-closing certificate amendment proposal and the incentive plan proposal are not approved, then Freedom will not adopt the Restricted Stock Plan.

The Restricted Stock Plan permits our board of directors or the Compensation Committee of our board of directors or another committee designated by the board of directors and comprised of one or more members of the board (the “Committee”) to grant awards as restricted stock. Sub-Plan A provides for awards to employees and service providers (other than those covered by Sub-Plan B), while Sub-Plan B provides for awards to certain individuals who hold direct or indirect limited partnership interests in certain GLG entities and are participants in the limited partner profit share arrangement (“Limited Partners”).

Subject to adjustment in the event of any change in or affecting shares of our common stock, including but not limited to stock dividends, stock splits and reorganizations, the number of shares of our common stock which may be delivered upon grant or in payment of awards under the Restricted Stock Plan will not exceed 10,000,000 shares, which may be allocated in the Committee’s discretion between Sub-Plan A and Sub-Plan B. Under the Restricted Stock Plan, all shares of our common stock with respect to the undistributed or unearned portion of any terminated or forfeited award will be returned to Freedom. See “— Anti-Dilution and Other Adjustment Provisions.”

Sub-Plan A:

Sub-Plan A provides for awards to employees and service providers (other than Limited Partners).

Purpose; Eligibility

The purpose of Sub-Plan A is to promote the interests of our company and our stockholders to assist in:

•	motivating and retaining employees and certain service providers; and

•	aligning the interests of our employees and certain service providers who participate in Sub-Plan A with the interests of our stockholders.

Sub-Plan A will remain in effect until all awards under Sub-Plan A have been vested or terminated under the terms of Sub-Plan A and applicable award agreements.

Awards under Sub-Plan A may be made to an individual who is (1) an employee of ours or any of our subsidiaries or (2) a service provider of ours or any of our subsidiaries (other than Limited Partners).

Terms of Awards

Restricted Stock.  Shares of restricted stock are shares of our common stock that are issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine. Subject to the specified restrictions, the participant as owner of the shares of restricted stock will have the rights of the holder thereof, except that the Committee may provide at the time of the award that any dividends or other distributions paid with respect to the shares of restricted stock while subject to the restrictions (1) will or will not be paid, (2) will be accumulated, with or without interest, or (3) will be reinvested in our common stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Committee will determine.

Deferrals.  The Committee may require or permit Sub-Plan A participants to defer the issuance or vesting of shares of our common stock or the settlement of awards under rules and procedures it may establish under Sub-Plan A. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of dividend equivalents on deferred settlements in shares of our common stock. No deferral will be permitted if it will result in Sub-Plan A becoming subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Administration

Sub-Plan A and all awards under Sub-Plan A are administered by the Committee, which has full and complete authority, in its sole and absolute discretion:

•	to exercise all of the powers granted to it under Sub-Plan A;

•	to construe, interpret and implement Sub-Plan A and any related document;

•	to prescribe, amend and rescind rules relating to Sub-Plan A;

•	to make all determinations necessary or advisable in administering Sub-Plan A; and

•	to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan A and any award agreements thereunder.

It is our intent that Sub-Plan A and awards under Sub-Plan A satisfy, and be interpreted in a manner that satisfy, (1) in the case of participants who are or may be our executive officers or others subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; and (2) either the requirements for exemption under Code Section 409A or the requirements for compliance with Code Section 409A and the Committee may add provisions or make certain modifications and amendments to awards to facilitate such compliance. However, there can be no assurance that Sub-Plan A awards will in fact satisfy these requirements.

Award Agreements

Each award under Sub-Plan A will be evidenced by an award agreement between us and the participant setting forth the terms and conditions applicable to the award, including but not limited to:

•	provisions for the time or times at which the award vests;

•	provisions for the treatment of the award in the event of the termination of a participant’s status as an employee or service provider; and

•	any special provisions applicable in the event of an occurrence of a change of control of our company, as determined by the Committee consistent with the provisions of Sub-Plan A.

Rights as an Employee or Service Provider

Nothing contained in Sub-Plan A or in any award agreement confers upon any employee or service provider any right to continue in the employ or other service of our company or any of our subsidiaries or constitutes any contract or limits in any way our right or the rights of our subsidiaries to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an employee or service provider from our company to a subsidiary of ours, or vice versa, or from one subsidiary to another, a change in status from an employee to a Limited Partner, or vice versa, or a leave of absence, duly authorized by us, shall not be deemed a termination of employment or other service.

Rights as a Stockholder

A Sub-Plan A participant will have no rights as a stockholder with respect to any shares of common stock covered by an award until the date the participant becomes a holder of record of such shares. Except as described below under “— Anti-Dilution and Other Adjustment Provisions”, no adjustment will be made for dividends or other rights, unless the award agreement specifically requires such adjustment.

Anti-Dilution and Other Adjustment Provisions

In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend or split, merger or consolidation (whether or not we are the surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our board of directors will make such amendments to Sub-Plan A and outstanding awards and award agreements and make such equitable and other adjustments and take such actions thereunder as applicable, under the circumstances. The equitable adjustments to outstanding awards will be required to ensure that the intrinsic value of each outstanding award immediately after any of the events resulting in changes in or affecting the shares of our common stock described above is equal to the intrinsic value of each outstanding award immediately prior to any of these events. These amendments, adjustments and actions will include, as applicable, changes in the number of shares of our common stock then deliverable pursuant to Sub-Plan A, and the number of shares of our common stock then remaining subject to outstanding awards of restricted stock, including those that are then covered by outstanding awards, and accelerating the vesting of outstanding awards.

Amendment and Termination

Our board of directors may at any time amend, suspend or terminate Sub-Plan A, in whole or in part, except that, without the approval of our stockholders, no such action will materially increase the benefits accruing to participants under Sub-Plan A or otherwise make any material revision to Sub-Plan A, or otherwise be effective, except to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan A, including applicable requirements of the New York Stock Exchange and, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such action may impair the rights of any holder of an award without the holder’s consent.

The Committee may at any time alter or amend any or all award agreements to the extent permitted by Sub-Plan A and applicable law, provided that except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such alteration or amendment may impair the rights of any holder of an award without the holder’s consent.

Withholding

Applicable taxes required by law will be withheld in respect of all awards. A participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, by delivering to us or having deducted from the payment shares of our common stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of our common stock to be delivered to us or deducted in satisfaction of the withholding requirement will be determined by the Committee with reference to the fair market value of our common stock when the withholding is required to be made. We will have no obligation to deliver any shares of our common stock pursuant to the grant or settlement of any award until we have been reimbursed for all required withholding taxes.

Governing Law

Sub-Plan A, the award agreements and all actions taken under Sub-Plan A and under the award agreements will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

Change of Control

The Committee or our board of directors may provide in any award agreement for provisions relating to a change of control, including, without limitation, the acceleration of the vesting of, or the lapse of restrictions with respect to, any outstanding restricted stock awards.

For purposes of the Sub-Plan A, a “change of control” is defined generally as:

•	the acquisition or ownership by any individual, entity or group of beneficial ownership of the combined voting power of the then outstanding voting securities of Freedom entitled to vote generally in the election of directors (“Voting Securities”) in excess of the greater of (1) 25% of the outstanding Voting Securities and (2) the number of Voting Securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals), as the case may be;

•	a change in the composition of a majority of the Freedom board of directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Freedom’s assets, which results (1) in a change in the majority of the board of directors or of more than 50% of Freedom’s stockholders or (2) in the acquisition by any person of beneficial ownership of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors in excess of the greater of (1) 25% of the outstanding voting securities and (2) the number of voting securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals) with respect to the resulting corporation; or

•	approval by Freedom’s stockholders of the complete liquidation or dissolution of Freedom.

Sub-Plan B:

Sub-Plan B provides for awards to Limited Partners.

Purpose; Eligibility

The purpose of Sub-Plan B is to promote the interests of our company and our stockholders to assist in:

•	motivating and retaining the Limited Partners; and

•	aligning the interests of the Limited Partners who participate in Sub-Plan B with the interests of our stockholders.

Sub-Plan B will remain in effect until all awards under Sub-Plan B have been exercised or terminated under the terms of Sub-Plan B and applicable award agreements.

Awards under Sub-Plan B may be made to an individual who is a Limited Partner.

Terms of Awards

Restricted Stock.  Shares of restricted stock are shares of our common stock that are issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine. Subject to the specified restrictions, the participant as owner of the shares of restricted stock will have the rights of the holder thereof, except that the Committee may provide at the time of the award that any dividends or other distributions paid with respect to the shares of restricted stock while subject to the restrictions (1) will or will not be paid, (2) will be accumulated, with or without interest, or (3) will be reinvested in our common stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Committee will determine.

Deferrals.  The Committee may require or permit Sub-Plan B participants to defer the issuance or vesting of shares of our common stock or the settlement of awards under rules and procedures it may establish under Sub-Plan B. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of dividend equivalents on deferred settlements in shares of our common stock. No deferral will be permitted if it will result in Sub-Plan B becoming subject to ERISA.

Administration

The Sub-Plan B and all awards under Sub-Plan B are administered by the Committee, which has full and complete authority, in its sole and absolute discretion:

•	to exercise all of the powers granted to it under Sub-Plan B;

•	to construe, interpret and implement Sub-Plan B and any related document;

•	to prescribe, amend and rescind rules relating to Sub-Plan B;

•	to make all determinations necessary or advisable in administering Sub-Plan B; and

•	to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan B and any award agreements thereunder.

It is our intent that Sub-Plan B and awards under Sub-Plan B satisfy, and be interpreted in a manner that satisfy, in the case of participants who are or may be our executive officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act. However, there can be no assurance that the Sub-Plan B awards will in fact satisfy these requirements.

Award Agreements

Each award under Sub-Plan B will be evidenced by an award agreement between us and the participant setting forth the terms and conditions applicable to the award, including but not limited to:

•	provisions for the time at which the award vests;

•	provisions for the treatment of the award in the event of the termination of a participant’s status as a Limited Partner; and

•	any special provisions applicable in the event of an occurrence of a change of control of our company, as determined by the Committee consistent with the provisions of Sub-Plan B.

Rights as Limited Partner

Nothing contained in Sub-Plan B or in any award agreement confers upon any Limited Partner any right to continue to provide services to our company or any of our subsidiaries or constitutes any contract or limits in any way our right or the rights of our subsidiaries to change such person’s status as a Limited Partner. A change in a participant’s status from a Limited Partner to an employee of ours or a subsidiary of ours, or vice versa, shall not be deemed to be a termination of the participant’s status as a Limited Partner for purposes of outstanding awards under Sub-Plan B.

Rights as a Stockholder

A Sub-Plan B participant will have no rights as a stockholder with respect to any shares of common stock covered by an award until the date the participant becomes a holder of record of such shares. Except as described below under “— Anti-Dilution and Other Adjustment Provisions”, no adjustment will be made for dividends or other rights, unless the award agreement specifically requires such adjustment.

Anti-Dilution and Other Adjustment Provisions

In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend or split, merger or consolidation (whether or not we are the surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our board of directors will make such amendments to Sub-Plan B and outstanding awards and award agreements and make such equitable and other adjustments and take such actions thereunder as applicable, under the circumstances. The equitable adjustments to outstanding awards will be required to ensure that the intrinsic value of each outstanding award immediately after any of the events resulting in changes in or affecting the shares of our common stock described above is equal to the intrinsic value of each outstanding award immediately prior to any of these events. These amendments, adjustments and actions will include, as applicable, changes in the number of shares of our common stock then deliverable pursuant to Sub-Plan B, the number of shares of our common stock then remaining subject to outstanding awards of restricted stock, and the maximum number of shares that may be granted or delivered to any single participant pursuant to Sub-Plan B, including those that are then covered by outstanding awards, and accelerating the vesting of outstanding awards.

Amendment and Termination

Our board of directors may at any time amend, suspend or terminate Sub-Plan B, in whole or in part, except that, without the approval of our stockholders, no such action will materially increase the benefits accruing to participants under Sub-Plan B or otherwise make any material revision to Sub-Plan B, or otherwise be effective, except to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan B, including applicable requirements of the New York Stock Exchange and, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such action may impair the rights of any holder of an award without the holder’s consent.

The Committee may at any time alter or amend any or all award agreements to the extent permitted by Sub-Plan B and applicable law, provided that except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such alteration or amendment may impair the rights of any holder of an award without the holder’s consent.

Withholding

Applicable taxes required by law will be withheld in respect of all awards. A participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, by delivering to us or having deducted from the payment shares of our common stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of our common stock to be delivered to us or deducted in satisfaction of the withholding requirement will be determined by the Committee with reference to the fair market value of our common stock when the withholding is required to be made. We will have no obligation to deliver any of our common stock pursuant to the grant or settlement of any award until we have been reimbursed for all required withholding taxes.

Governing Law

Sub-Plan B, the award agreements and all actions taken under Sub-Plan B and under the award agreements will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

Change of Control

The Committee or our board of directors may provide in any award agreement for provisions relating to a change of control, including, without limitation, the acceleration of the vesting of, or the lapse of restrictions with respect to, any outstanding restricted stock awards.

For purposes of Sub-Plan B a “change of control” is defined generally as:

•	the acquisition or ownership by any individual, entity or group of beneficial ownership of the combined voting power of the then outstanding voting securities of Freedom entitled to vote generally in the election of directors (“Voting Securities”) in excess of the greater of (1) 25% of the outstanding Voting

Securities and (2) the number of Voting Securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals), as the case may be;

•	a change in the composition of a majority of the Freedom board of directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Freedom’s assets, which results (1) in a change in the majority of the board of directors or of more than 50% of Freedom’s stockholders or (2) in the acquisition by any person of beneficial ownership of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors in excess of the greater of (1) 25% of the outstanding voting securities and (2) the number of voting securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals) with respect to the resulting corporation; or

•	approval by Freedom’s stockholders of the complete liquidation or dissolution of Freedom.

Plan Benefits

Awards under the Restricted Stock Plan are generally to be made at the discretion of the Committee and to date there has been no determination by the Committee with respect to future awards under the Restricted Stock Plan for participants. The Principals and executive officers are not expected to receive any awards under the Restricted Stock Plan.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the Restricted Stock Plan, based on current U.S. federal income tax laws applicable to U.S.-based participants providing services to a U.S.-based entity and other persons who are U.S. persons. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

A recipient of shares of restricted stock normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the holder will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time, plus the amount of any dividends and interest thereon which are paid to the holder at that time. However, a holder may elect to recognize ordinary taxable income in the year the restricted shares are awarded in an amount equal to their fair market value at the time received, determined without regard to the restrictions. In this event, we will be entitled to a deduction in the same amount and at the same time as the holder realizes income.

Required Vote

To be approved by the stockholders, the proposal to approve the adoption of the Restricted Stock Plan must receive the affirmative vote of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Abstentions will have the same effect as a vote against the restricted stock plan proposal, and broker non-votes will have no impact upon the approval of the incentive plan proposal.

Recommendation

The board of directors of Freedom believes that it is in the best interests of Freedom that the stockholders approve the proposal to adopt the Restricted Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE RESTRICTED STOCK PLAN PROPOSAL.

THE INCENTIVE PLAN PROPOSAL

Background

Assuming the acquisition proposal is approved by Freedom stockholders, we are seeking your approval on the adoption of the Freedom 2007 Long-Term Incentive Plan (the “LTIP”) providing for the issuance of a maximum of 40,000,000 shares of common stock in connection with the grant of options and/or other stock-based or stock-denominated awards (subject to adjustment and the other restrictions described below under “— Description of the Freedom 2007 Long-Term Incentive Plan”).

On October 9, 2007, our board of directors unanimously approved the LTIP, and recommended that the LTIP be submitted to the stockholders for approval at the special meeting. If approved by the stockholders at the special meeting, the LTIP will become effective as of the closing of the acquisition. A form of the LTIP is attached as Annex J.

The LTIP being submitted under this proposal does not currently have any securities issued pursuant to it and no future issuances which may be awarded have been determined, approved or granted at this time.

Description of the Freedom 2007 Long-Term Incentive Plan

The following is a brief description of certain important features of the LTIP, the full text of which is attached as Annex J. This summary does not purport to be complete and is qualified in its entirety by reference to Annex J. If the acquisition proposal, each of the certificate amendment proposals, post-closing certificate amendment proposal and the restricted stock plan proposal are not approved, then Freedom will not adopt the LTIP.

The LTIP permits our board of directors or the Committee (including such officer or officers to whom the Committee may be permitted to delegate authority to act under the LTIP) to grant awards from time to time as stock options (which may be incentive stock options eligible for special tax treatment or non-qualified stock options), stock, restricted stock, restricted stock units (RSUs), stock appreciation rights (SARs) (which may be in conjunction with or separate and apart from a grant of stock options), performance units and performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are deemed to be performance based) may be granted as performance compensation awards intended to qualify as performance based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

Sub-Plan A provides for awards to employees, service providers (other than Limited Partners) and non-employee directors, while Sub-Plan B provides for awards to Limited Partners.

Subject to adjustment in the event of any change in or affecting shares of our common stock, including but not limited to stock dividends, stock splits and reorganizations, the number of shares of our common stock which may be delivered upon exercise of options or upon grant or in payment of other awards under the LTIP will not exceed 40,000,000 shares, which may be allocated in the Committee’s discretion between Sub-Plan A and Sub-Plan B and to or among any of the types of awards authorized under the Sub-Plans and all of which may be issued as incentive stock options. Under the LTIP, all shares of our common stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited award will be available for further awards. See “— Anti-Dilution and Other Adjustment Provisions”.

Subject to the adjustment provisions discussed below under “Sub-Plan A — Anti-Dilution and Other Adjustment Provisions” and “Sub-Plan B — Anti-Dilution and Other Adjustment Provisions”, no single LTIP participant will receive annual awards of more than (1) 8,000,000 stock options (measured by the number of shares of common stock underlying such stock options), SARs (measured by the number of shares of common stock underlying such SARs) or any combination thereof or (2) 8,000,000 shares of performance based restricted stock, performance based RSUs (measured by the number of shares underlying such RSUs) or any combination thereof, under the LTIP and any other stock-based compensation plan of our Company.

Sub-Plan A:

Sub-Plan A provides for awards to employees, service providers (other than Limited Partners) and non-employee directors.

Purpose; Eligibility

The purpose of the Sub-Plan A is to promote the interests of our company and our stockholders to assist in:

•	attracting, motivating and retaining employees, service providers and non-employee directors; and

•	aligning the interests of our employees, service providers and non-employee directors who participate in Sub-Plan A with the interests of our stockholders.

Sub-Plan A will remain in effect until all awards under Sub-Plan A have been exercised or terminated under the terms of Sub-Plan A and applicable award agreements, provided that awards under Sub-Plan A may be granted only within ten years from LTIP effective date.

Awards under Sub-Plan A may be made to an individual who is (1) an employee of ours or any of our subsidiaries, (2) a service provider of ours or any of our subsidiaries (other than Limited Partners) or (3) a non-employee director of ours.

Terms of Awards

Stock Options.  A stock option is an option to purchase a specific number of shares of our common stock exercisable at such time or times, and subject to such terms and conditions, as the Committee may determine consistent with the terms of Sub-Plan A, including the following:

•	the exercise price of an option will not be less than the fair market value of our common stock on the date the option is granted;

•	no option may be exercisable more than ten years after the date the option is granted;

•	the exercise price of an option will be paid in cash or, at the discretion of the Committee, in shares of our common stock or by withholding shares of our common stock for which the option is exercisable, valued at the fair market value on the date of exercise or through any combination of the foregoing; and

•	no fractional shares of our common stock will be issued or accepted.

Incentive stock options, which are options that comply with the requirements of Section 422 of the Code, are subject to the following additional provisions:

•	the aggregate fair market value (determined at the time of grant) of the shares of our common stock subject to incentive stock options that are exercisable by one person for the first time during a particular calendar year may not exceed the maximum amount permitted under the Code (currently $100,000); provided, however, that if the limitation is exceeded, the incentive stock options in excess of such limitation will be treated as non-qualified stock options;

•	no incentive stock option may be granted under Sub-Plan A more than ten years after the effective date of Sub-Plan A; and

•	no incentive stock option may be granted to any participant who on the date of grant is not our employee or an employee of one of our subsidiaries within the meaning of Code Section 424(f).

For purposes of Sub-Plan A, fair market value means the closing sale price of our common stock as reported by the New York Stock Exchange, Inc. (or if our common stock is not then traded on the New York Stock Exchange, Inc., the closing sale price of our common stock on the stock exchange or over-the-counter market on which our common stock is principally trading) on the date of a determination (or on the immediately preceding day our common stock was traded if it was not traded on the date of a determination).

Stock.  Shares of common stock may be issued to participants without any restrictions on transfer or other vesting requirements.

Restricted Stock.  Shares of restricted stock are shares of our common stock that are issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the

Committee may determine, which restrictions will lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of the participant. Subject to the specified restrictions, the participant as owner of the shares of restricted stock will have the rights of the holder thereof, except that the Committee may provide at the time of the award that any dividends or other distributions paid with respect to the shares of restricted stock while subject to the restrictions (1) will or will not be paid, (2) will be accumulated, with or without interest, or (3) will be reinvested in our common stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Committee will determine.

Restricted Stock Units.  A restricted stock unit, or RSU, is an award of a right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish. RSUs that become payable in accordance with their terms and conditions will be paid out in our common stock, in cash based on the fair market value of the common stock underlying the RSUs on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in our common stock, as the Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such restricted stock units is actually made in shares of common stock. The Committee may provide at the time of the award for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such other terms and conditions as the Committee may determine.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is the right to receive a payment measured by the excess of the fair market value of a specified number of shares of our common stock on the date on which the participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the LTIP. The grant price of a SAR shall not be less than 100% of the fair market value of the shares of stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than ten years after the date the SAR is granted. Under Sub-Plan A, SARs may be (1) freestanding SARs or (2) tandem SARs granted in conjunction with an option, either at the time of grant of the option or at a later date, and exercisable at the participant’s election instead of all or any part of the related option. The payment to which a participant is entitled on exercise of a SAR may be in cash, in our common stock valued at fair market value on the date of exercise or partly in cash and partly in our common stock, as the Committee may determine.

Performance Units.  A performance unit is an award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance units are granted. The amount that may be paid to any one participant with respect to performance units will not exceed $50 million earned per fiscal year (or part thereof) during the performance period. Performance units that become payable in accordance with their terms and conditions will be paid out in cash, shares of our common stock valued at fair market value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or a combination of cash and shares of our common stock, as the Committee may determine.

Performance Shares.  A performance share is an award of a right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance shares are granted. Performance shares that become payable in accordance with their terms and conditions will be paid out in cash based on the fair market value of our common stock on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), shares of our common stock, or a combination of cash and shares of our common stock, as the Committee may determine. Any person who holds performance shares shall have no ownership interest in any shares of our common stock to which such performance shares relate until and unless payment with respect to such performance shares is actually made in shares of our common stock. The Committee may provide for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the performance shares and such other terms and conditions as the Committee may determine.

Performance Compensation Awards.  The Committee may designate any award (other than an option or SAR) at the time of its grant as a performance compensation award so that the award may constitute qualified performance-based compensation under Code Section 162(m), to the extent applicable. With respect to each performance compensation award, the Committee will establish, in writing, a performance period, performance measure(s), performance goal(s) and performance formula(s) within 90 days after the beginning of the performance period. Once established for a performance period or such other period as may be required by Code Section 162(m), such items may not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the award to fail to constitute qualified performance based compensation under Code Section 162(m).

The performance measure established by the Committee will measure our performance, that of one or more of our subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by us or a subsidiary), or any combination of the foregoing, for a performance period and will be based on assets under management; return on client assets; basic or diluted earnings per share; revenue; operating income; adjusted net income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; profitability of an identifiable subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by us or a subsidiary); budget comparisons; cash flow; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; improvements in capitalization; stock price; economic value added or total shareholder return. The foregoing measures may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, will be, if so determined by the Committee at the time the award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

Awards to Non-Employee Directors.  Any of our non-employee directors may be granted an award with terms and conditions including restrictions as determined from time to time by our board of directors or by the Committee. At such times as it may determine, with respect to awards not yet granted, our board of directors may change (1) the form of any award to our non-employee directors provided for in Sub-Plan A to any other type of award set forth in Sub-Plan A and (2) the size and the vesting period of any such award.

Deferrals.  The Committee may require or permit Sub-Plan A participants to defer the issuance or vesting of shares of our common stock or the settlement of awards under rules and procedures it may establish under Sub-Plan A. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of dividend equivalents on deferred settlements in shares of our common stock. No deferral will be permitted if it will result in Sub-Plan A becoming subject to ERISA.

Administration

The LTIP and all awards under Sub-Plan A are administered by the Committee, which has full and complete authority, in its sole and absolute discretion:

•	to exercise all of the powers granted to it under Sub-Plan A;

•	to construe, interpret and implement Sub-Plan A and any related document;

•	to prescribe, amend and rescind rules relating to Sub-Plan A;

•	to make all determinations necessary or advisable in administering Sub-Plan A; and

•	to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan A and any award agreements thereunder.

Any member of the Committee who, at the time of any proposed grant of one or more awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a non-employee director as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision) will abstain from and take no part in the Committee’s action on the proposed grant of awards to executive officers, non-employee directors and covered employees.

It is our intent that Sub-Plan A and awards under Sub-Plan A satisfy, and be interpreted in a manner that satisfy, (1) in the case of participants who are or may be our executive officers or non-employee directors or others subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act, (2) in the case of performance compensation awards to covered employees, as defined in the Code, the applicable requirements of Code Section 162(m), if applicable, and (3) either the requirements for exemption under Code Section 409A or the requirements for compliance with Code Section 409A and the Committee may add provisions or make certain modifications and amendments to awards to facilitate such compliance; however, there can be no assurance that Sub-Plan A awards will in fact satisfy these requirements

The Committee may delegate to an officer of ours the right to designate employees or service providers (other than the delegated officer or any executive officer or Principal) to be granted options and SARs and the number of shares of common stock subject to options and SARs granted to each such employee and service provider; provided that the aggregate number of shares of common stock to be subject to such options and SARs so to be awarded and their terms and conditions shall be determined by the Committee.

Award Agreements

Each award under Sub-Plan A will be evidenced by an award agreement between us and the participant setting forth the terms and conditions applicable to the award, including but not limited to:

•	provisions for the time at which the award becomes exercisable or otherwise vests;

•	provisions for the treatment of the award in the event of the termination of a participant’s status as an employee, service provider or non-employee director; and

•	any special provisions applicable in the event of an occurrence of a change of control of our company, as determined by the Committee consistent with the provisions of Sub-Plan A.

Rights as an Employee, Service Provider or Non-Employee Director

Nothing contained in Sub-Plan A or in any award agreement confers upon any employee, service provider, non-employee director or participant any right to continue in the employ or other service of our company or any of our subsidiaries or constitutes any contract or limits in any way our right or the rights of our subsidiaries to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an employee or service provider from our company to a subsidiary of ours, or vice versa, or from one subsidiary to another, a change in a participant’s status from an employee to a Limited Partner, or vice versa, or a leave of absence, duly authorized by us, shall not be deemed a termination of employment or other service for purposes of any outstanding awards under Sub-Plan A.

Rights as a Stockholder

A Sub-Plan A participant will have no rights as a stockholder with respect to any shares of common stock covered by an award until the date the participant becomes a holder of record of such shares. Except as described below under “— Anti-Dilution and Other Adjustment Provisions”, no adjustment will be made for dividends or other rights, unless the award agreement specifically requires such adjustment.

Anti-Dilution and Other Adjustment Provisions

In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend or split, merger or consolidation (whether or not we are the surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our board of directors will make such amendments to Sub-Plan A and outstanding awards and award agreements and make such equitable and other adjustments and take such actions thereunder as applicable, under the circumstances. The equitable adjustments to outstanding awards will be required to ensure that the intrinsic value of each outstanding award immediately after any of the events resulting in changes in or affecting the shares of our common stock described above is equal to the intrinsic value of each outstanding award immediately prior to any of these events. These amendments, adjustments and actions will include, as applicable, changes in the number of shares of our common stock then deliverable pursuant to Sub-Plan A, the number of shares of our common stock then remaining subject to awards of common stock, restricted stock, restricted stock units and performance shares or subject to outstanding awards, and the maximum number of shares that may be granted or delivered to any single participant pursuant to Sub-Plan A, including those that are then covered by outstanding awards, the option exercise price under outstanding options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding awards.

Amendment and Termination

Our board of directors may at any time amend, suspend or terminate Sub-Plan A, in whole or in part, except that, without the approval of our stockholders, no such action will materially increase the benefits accruing to participants under Sub-Plan A or otherwise make any material revision to Sub-Plan A, or otherwise be effective, except to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan A, including applicable requirements of the New York Stock Exchange and, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such action may impair the rights of any holder of an award without the holder’s consent.

The Committee may at any time alter or amend any or all award agreements to the extent permitted by Sub-Plan A and applicable law, provided that except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such alteration or amendment may impair the rights of any holder of an award without the holder’s consent.

Neither our board of directors nor the Committee may, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, amend Sub-Plan A or any award agreement to reprice any option or SAR whose exercise price is above the then fair market value of our common stock subject to the award, whether by decreasing the exercise price, canceling the award and granting a substitute award, or otherwise.

Withholding

Applicable taxes required by law will be withheld in respect of all awards. A participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, by delivering to us or having deducted from the payment shares of our common stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of our common stock to be delivered to us or deducted in satisfaction of the withholding requirement will be determined by the Committee with reference to the fair market value of our common stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of stock options exercised through the cashless method in which shares of our common stock for which the stock options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. We will have no obligation to deliver any of our common stock pursuant to the grant or settlement of any award until we have been reimbursed for all required withholding taxes.

Governing Law

Sub-Plan A, the award agreements and all actions taken under Sub-Plan A and under the award agreements will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

Change of Control

The Committee or our board of directors may provide in any award agreement for provisions relating to a change of control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards.

For purposes of Sub-Plan A, a “change of control” is defined generally as:

•	the acquisition or ownership by any individual, entity or group of beneficial ownership of the combined voting power of the then outstanding voting securities of Freedom entitled to vote generally in the election of directors (“Voting Securities”) in excess of the greater of (1) 25% of the outstanding Voting Securities and (2) the number of Voting Securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals), as the case may be;

•	a change in the composition of a majority of the Freedom board of directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Freedom’s assets, which results (1) in a change in the majority of the board of directors or of more than 50% of Freedom’s stockholders or (2) in the acquisition by any person of beneficial ownership of more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors in excess of the greater of (1) 25% of the outstanding voting securities and (2) the number of voting securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals) with respect to the resulting corporation; or

•	approval by Freedom’s stockholders of the complete liquidation or dissolution of Freedom.

Sub-Plan B:

Sub-Plan B provides for awards to Limited Partners.

Purpose; Eligibility

The purpose of Sub-Plan B is to promote the interests of our company and our stockholders to assist in:

•	attracting, motivating and retaining the Limited Partners; and

•	aligning the interests of the Limited Partners who participate in Sub-Plan B with the interests of our stockholders.

Sub-Plan B will remain in effect until all awards under Sub-Plan B have been exercised or terminated under the terms of Sub-Plan B and applicable award agreements, provided that awards under Sub-Plan B may be granted only within ten years from LTIP effective date.

Awards under Sub-Plan B may be made to an individual who is a Limited Partner.

Terms of Awards

Stock Options.  A stock option is an option to purchase a specific number of shares of our common stock exercisable at such time or times, and subject to such terms and conditions, as the Committee may determine consistent with the terms of Sub-Plan B, including the following:

•	the exercise price of an option will not be less than the fair market value of our common stock on the date the option is granted;

•	no option may be exercisable more than ten years after the date the option is granted;

•	the exercise price of an option will be paid in cash or, at the discretion of the Committee, in shares of our common stock, by withholding shares of our common stock for which the option is exercisable valued at the fair market value on the date of exercise or through any combination of the foregoing; and

•	no fractional shares of our common stock will be issued or accepted.

For purposes of Sub-Plan B, fair market value means the closing sale price of our common stock as reported by the New York Stock Exchange, Inc. (or if our common stock is not then traded on the New York Stock Exchange, Inc., the closing sale price of our common stock on the stock exchange or over-the-counter market on which our common stock is principally trading on the relevant date) on the date of a determination (or on the immediately preceding day our common stock was traded if it was not traded on the date of a determination).

Stock.  Shares of common stock may be issued to participants without any restrictions on transfer or other vesting requirements.

Restricted Stock.  Shares of restricted stock are shares of our common stock that are issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of the participant. Subject to the specified restrictions, the participant as owner of the shares of restricted stock will have the rights of the holder thereof, except that the Committee may provide at the time of the award that any dividends or other distributions paid with respect to the shares of restricted stock while subject to the restrictions (1) will not be paid, (2) will be accumulated, with or without interest, or (3) will be reinvested in our common stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Committee will determine.

Restricted Stock Units.  A restricted stock unit, or RSU, is an award of a contractual right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of our company, a business unit (which may but need not be a subsidiary) of our company or the participant to whom the RSUs are granted. RSUs that become payable in accordance with their terms and conditions will be paid out in our common stock, in cash based on the fair market value of the common stock underlying the RSUs on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in our common stock, as the Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such restricted stock units is actually made in shares of common stock. The Committee may provide for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such other terms and conditions as the Committee may determine.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is the right to receive a payment measured by the excess of the fair market value of a specified number of shares of our common stock on the date on which the participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the LTIP. The grant price of a SAR shall not be less than 100% of the fair market value of the shares of stock covered by the SAR or the date the SAR is granted, and no SAR may be exercisable more than ten years after the date the SAR is granted. Under Sub-Plan B, SARs may be (1) freestanding SARs or (2) tandem SARs granted in conjunction with an option, either at the time of grant of the option or at a later date, and exercisable at the participant’s election instead of all or any part of the related option. The payment to which a participant is entitled on exercise of a SAR may be in cash, in our common stock valued at fair market value on the date of exercise or partly in cash and partly in our common stock, as the Committee may determine.

Performance Units.  A performance unit is an award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance units are granted. The amount that may be paid to any one participant with respect to performance units will not exceed $50 million earned per fiscal year (or part thereof) during the performance period. Performance units that become payable in accordance with their terms and conditions will be paid out in cash, shares of our common stock valued at fair market value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or a combination of cash and shares of our common stock, as the Committee may determine.

Performance Shares.  A performance share is an award of a right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance shares are granted. Performance shares that become payable in accordance with their terms and conditions will be paid out in cash based on the fair market value of our common stock on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), shares of our common stock, or a combination of cash and shares of our common stock, as the Committee may determine. Any person who holds performance shares shall have no ownership interest in any shares of our common stock to which such performance shares relate until and unless payment with respect to such performance shares is actually made in shares of our common stock. The Committee may provide for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the performance shares and such other terms and conditions as the Committee may determine.

Performance Compensation Awards.  The Committee may designate any award (other than an option or SAR) at the time of its grant as a performance compensation award so that the award constitutes qualified performance-based compensation under Code Section 162(m), to the extent applicable. With respect to each performance compensation award, the Committee will establish, in writing, a performance period, performance measure(s), performance goal(s) and performance formula(s) within 90 days after the beginning of the performance period. Once established for a performance period or such other period as may be required by Code Section 162(m), such items may not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the award to fail to constitute qualified performance based compensation under Code Section 162(m).

The performance measure established by the Committee will measure our performance, that of one or more of our subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by us or a subsidiary), or any combination of the foregoing, for a performance period and will be based on assets under management; return on client assets; basic or diluted earnings per share; revenue; operating income; adjusted net income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; profitability of an identifiable subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by us or a subsidiary); budget comparisons; cash flow; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; improvements in capitalization; stock price; economic value added or total shareholder return. The foregoing measures may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, will be, if so determined by the Committee at the time the award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

Deferrals.  The Committee may require or permit Sub-Plan B participants to defer the issuance or vesting of shares of our common stock or the settlement of awards under rules and procedures it may establish under Sub-Plan B. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of dividend equivalents on deferred settlements in shares of our common stock. No deferral will be permitted if it will result in Sub-Plan B becoming subject to ERISA.

Administration

Sub-Plan B and all awards under Sub-Plan B are administered by the Committee, which has full and complete authority, in its sole and absolute discretion:

•	to exercise all of the powers granted to it under Sub-Plan B;

•	to construe, interpret and implement Sub-Plan B and any related document;

•	to prescribe, amend and rescind rules relating to Sub-Plan B;

•	to make all determinations necessary or advisable in administering Sub-Plan B; and

•	to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan B and any award agreements thereunder.

It is our intent that Sub-Plan B and awards under Sub-Plan B satisfy, and be interpreted in a manner that satisfy, either the requirements for exemption under Code Section 409A or the requirements for compliance with Code Section 409A and the Committee may add provisions or make certain modifications and amendments to awards to facilitate such compliance; however, there can be no assurance that Sub-Plan B awards will in fact satisfy these requirements.

The Committee may delegate to an officer of ours the right to designate employees or service providers (other than the delegated officer or any executive officer or Principal) to be granted options and SARs and the number of shares of common stock subject to options and SARs granted to each such employee and service provider; provided that the aggregate number of shares of common stock to be subject to such options and SARs so to be awarded and their terms and conditions shall be determined by the Committee.

Award Agreements

Each award under Sub-Plan B will be evidenced by an award agreement between us and the participant setting forth the terms and conditions applicable to the award, including but not limited to:

•	provisions for the time at which the award becomes exercisable or otherwise vests;

•	provisions for the treatment of the award in the event of the termination of a participant’s status as a Limited Partner, service provider or non-employee director; and

•	any special provisions applicable in the event of an occurrence of a change of control of our company, as determined by the Committee consistent with the provisions of Sub-Plan B.

Rights as Limited Partner

Nothing contained in Sub-Plan B or in any award agreement confers upon any Limited Partner any right to continue to provide services to our company or any of our subsidiaries or constitutes any contract or limits in any way our right or the rights of our subsidiaries to change such person’s status as a Limited Partner. A change in a participant’s status from a Limited Partner to an employee of ours or a subsidiary or ours, or vice versa, shall not be deemed to be a termination of the participant’s status as a Limited Partner for purposes of outstanding awards under Sub-Plan B.

Rights as a Stockholder

A Sub-Plan B participant will have no rights as a stockholder with respect to any shares of common stock covered by an award until the date the participant becomes a holder of record of such shares. Except as described below under “— Anti-Dilution and Other Adjustment Provisions”, no adjustment will be made for dividends or other rights, unless the award agreement specifically requires such adjustment.

Anti-Dilution and Other Adjustment Provisions

In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend or split, merger or consolidation (whether or not we are the surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our board of directors will make such amendments to Sub-Plan B and outstanding awards and award agreements and make such equitable and other adjustments and take such actions thereunder as applicable, under the circumstances. The equitable adjustments to outstanding awards will be required to ensure that the intrinsic value of each outstanding award immediately after any of the events resulting in changes in or affecting the shares of our common stock described above is equal to the intrinsic value of each outstanding award immediately prior to any of these events. These amendments, adjustments and actions will include, as applicable, changes in the number of shares of our common stock then deliverable pursuant to Sub-Plan B, the number of shares of our common stock then remaining subject to outstanding awards, and the maximum number of shares that may be granted or delivered to any single participant pursuant to Sub-Plan B, including those that are then covered by outstanding awards, the option exercise price under outstanding options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding awards.

Amendment and Termination

Our board of directors may at any time amend, suspend or terminate Sub-Plan B, in whole or in part, except that, without the approval of our stockholders, no such action will materially increase the benefits accruing to participants under Sub-Plan B or otherwise make any material revision to Sub-Plan B, or otherwise be effective, except to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan B, including applicable requirements of the New York Stock

Exchange and, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such action may impair the rights of any holder of an award without the holder’s consent.

The Committee may at any time alter or amend any or all award agreements to the extent permitted by Sub-Plan B and applicable law, provided that except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such alteration or amendment may impair the rights of any holder of an award without the holder’s consent.

Neither our board of directors nor the Committee may, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, amend Sub-Plan B or any award agreement to reprice any option whose exercise price is above the then fair market value of our common stock subject to the award, whether by decreasing the exercise price, canceling the award and granting a substitute award, or otherwise.

Withholding

Applicable taxes required by law will be withheld in respect of all awards. A participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, by delivering to us or having deducted from the payment shares of our common stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of our common stock to be delivered to us or deducted in satisfaction of the withholding requirement will be determined by the Committee with reference to the fair market value of our common stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of stock options exercised through the cashless method in which shares of our common stock for which the stock options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. We will have no obligation to deliver any of our common stock pursuant to the grant or settlement of any award until we have been reimbursed for all required withholding taxes.

Governing Law

Sub-Plan B, the award agreements and all actions taken under Sub-Plan B and under the award agreements will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

Change of Control

The Committee or our board of directors may provide in any award agreement for provisions relating to a change of control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards.

For purposes of Sub-Plan B, a “change of control” is defined generally as:

•	the acquisition or ownership by any individual, entity or group of beneficial ownership of the combined voting power of the then outstanding voting securities of Freedom entitled to vote generally in the election of directors (“Voting Securities”) in excess of the greater of (1) 25% of the outstanding Voting Securities and (2) the number of Voting Securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals), as the case may be;

•	a change in the composition of a majority of the Freedom board of directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Freedom’s assets, which results (1) in a change in the majority of the board of directors or of more than 50% of Freedom’s stockholders or (2) in the acquisition by any person of beneficial ownership of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors in excess of the greater of (1) 25% of the outstanding voting securities and (2) the number of voting securities beneficially owned by the Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals) with respect to the resulting corporation; or

•	approval by Freedom’s stockholders of the complete liquidation or dissolution of Freedom.

Plan Benefits

Awards under the LTIP are generally to be made at the discretion of the Committee and to date there has been no determination by the Committee with respect to future awards under the LTIP for participants, including the Principals and executive officers. Therefore, the benefits and amounts that will be received or allocated by each Principal and executive officer and all executive officers as a group under the LTIP are not otherwise determinable at this time and we have not included a table reflecting such benefits or awards.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the LTIP, based on current U.S. federal income tax laws applicable to U.S.-based participants providing services to a U.S.-based entity. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Stock Options

Options granted under the LTIP are, at the time of grant, intended to qualify as either incentive stock options under the Code or non-qualified stock options.

Incentive Stock Options.  The grant of an incentive stock option does not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares at the time of exercise of the option over the option price will be an item of tax preference for purposes of the alternative minimum tax. If such optionee does not dispose of the shares of stock transferred upon such exercise within one year after their receipt (and two years after the date the option was granted), gain or loss recognized upon disposition thereafter of such shares will be treated as long term taxable capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of any earlier disposition, the optionee will recognize ordinary taxable income in the year of such disposition in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of exercise of the option over the option price or (2) if the disposition is a taxable sale or exchange, the amount of gain recognized if such amount is less than the amount determined in clause (1) above. Any taxable gain recognized upon such a disposition will generally be entitled to a deduction in an amount equal to the ordinary taxable income recognized by the optionee.

Non-qualified Stock Options.  The grant of a non-qualified stock option has no immediate tax consequences to us or the optionee. If an optionee exercises a non-qualified stock option, the optionee will recognize ordinary taxable income measured by the difference between the option price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction in the same amount.

Stock

Upon the award and receipt of shares of common stock without restrictions, the recipient will recognize ordinary taxable income in an amount equal to the fair market value of the shares of our common stock received, and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the same amount and at that time.

Restricted Stock

A recipient of shares of restricted stock normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the holder will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time, plus the amount of any dividends and interest thereon which are paid to the holder at that time. However, a holder may elect to recognize ordinary taxable income in the year the restricted shares are awarded in an amount equal to their fair market value at the time received, determined without regard to the restrictions. In this event, we will be entitled to a deduction in the same amount and at the same time as the holder realizes income, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Units

The award of restricted stock units has no immediate tax consequences to us or the participant. Upon payment of a restricted stock unit, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time, and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the same amount and at that time.

Stock Appreciation Rights

The grant of a stock appreciation right will have no immediate tax consequences to us or the participant. Upon exercise of stock appreciation rights, the participant will recognize ordinary taxable income in an amount equal to the cash and the fair market value of stock received by the participant and we will be entitled to a deduction in the same amount and at the same time.

Performance Units

A recipient of a performance unit will recognize ordinary taxable income at the time of receipt of cash or of shares of our common stock with respect thereto equal to the amount of any cash and the fair market value of any shares of our common stock received, and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the same amount and at that time.

Performance Shares

The grant of a performance share under the LTIP has no immediate tax consequences to either the participant or us. Upon payment of a performance share, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. We will, subject to the limitations of Section 162(m) of the Code, be entitled to a deduction in the same amount and at that time.

Performance Compensation Awards

The designation of an award as a performance compensation award will have no tax consequences to the employee. Such a designation will, however, enable such an award to qualify as performance based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Code.

Dividend Equivalents

Dividend equivalents generally will be taxed at ordinary income rates when paid. In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Section 162(m) of the Code.

Required Vote

To be approved by the stockholders, the proposal to approve the adoption of the LTIP must receive the affirmative vote of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Abstentions will have the same effect as a vote against the incentive plan proposal, and broker non-votes will have no impact upon the approval of the incentive plan proposal.

Recommendation

The board of directors of Freedom believes that it is in the best interests of Freedom that the stockholders approve the proposal to adopt the LTIP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE INCENTIVE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

Proposal

In the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal, each of the pre-closing certificate amendment proposals, the post-closing certificate amendment proposal, the restricted stock plan proposal or the incentive plan proposal, the board of directors may submit a proposal to adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

Required Vote

The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Freedom common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Abstentions will have the same effect as a vote against the adjournment proposal, and broker non-votes will have no impact upon the approval of the adjournment proposal.

Recommendation

The board of directors of Freedom believes that is it in the best interests of Freedom that the stockholders approve the adjournment proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE ADJOURNMENT PROPOSAL.

SELECTED COMBINED HISTORICAL FINANCIAL INFORMATION OF GLG

The selected combined historical financial information of GLG as of and for the six months ended June 30, 2007 and for the six months ended June 30, 2006 was derived from unaudited condensed combined financial statements of GLG included in this proxy statement. The selected combined historical financial information of GLG as of and for the years ended December 31, 2006, 2005 and 2004 was derived from combined financial statements of GLG audited by Ernst & Young LLP, an independent registered public accounting firm, included in this proxy statement. The selected combined historical financial information of GLG as of June 30, 2006 and as of and for the years ended December 31, 2003 and 2002 was derived from unaudited combined financial statements of GLG not included in this proxy statement. This information should be read in conjunction with GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the notes thereto included in this proxy statement.

						Six Months
	Years Ended December 31,					Ended June 30,
	2002	2003	2004	2005	2006	2006	2007
	(unaudited)					(unaudited)
	(US dollars in thousands)

Combined Statement of Operations Data:
Net revenues and other income:
Management fees, net	$30,108	$65,259	$138,988	$137,958	$186,273	$82,971	$120,334
Performance fees, net	31,288	206,685	178,024	279,405	394,740	175,946	343,032
Administration fees, net	—	—	—	311	34,814	15,921	26,680
Transaction charges	80,613	115,945	191,585	184,252	—	—	—
Other	626	6,497	6,110	1,476	5,039	2,023	970

Total net revenues and other income	142,635	394,386	514,707	603,402	620,866	276,861	491,016

Expenses:
Employee compensation and benefits	(88,994)	(158,789)	(196,784)	(345,918)	(168,386)	(114,459)	(81,566)
General, administrative and other	(22,052)	(23,005)	(42,002)	(64,032)	(68,404)	(27,285)	(53,743)

Total expenses	(111,046)	(181,794)	(238,786)	(409,950)	(236,790)	(141,744)	(135,309)

Income from operations	31,589	212,592	275,921	193,452	384,076	135,117	355,707
Interest income, net	882	709	519	2,795	4,657	2,574	1,647

Income before income taxes	32,471	213,301	276,440	196,247	388,733	137,691	357,354
Income taxes	(8,456)	(49,966)	(48,372)	(25,345)	(29,225)	(13,000)	(28,286)

Net income	$24,015	$163,335	$228,068	$170,902	$359,508	$124,691	$329,068

Distributions to Principals and Trustees	$(33,895)	$(70,825)	$(222,074)	$(106,531)	$(165,705)	$(148,533)	$(145,069)
Distributions to non-controlling interest holders	—	—	—	—	(14,656)	—	(208,043)

	As of December 31,					As of June 30,
	2002	2003	2004	2005	2006	2006	2007
	(unaudited)					(unaudited)
	(US dollars in thousands)

Combined Balance Sheet Data:
Cash and cash equivalents	$28,450	$65,655	$136,378	$236,261	$273,148	$97,672	$130,268
Fees receivable	34,826	139,103	163,235	246,179	251,963	198,211	380,157
Working capital	15,579	25,940	20,395	42,387	370,094	169,251	344,129
Property and equipment, net	4,102	3,801	4,342	3,290	6,121	3,253	8,980
Total assets	75,359	220,829	310,592	495,340	557,377	311,661	546,977
Accrued compensation and benefits	21,654	25,038	125,850	247,745	102,507	81,954	47,702
Other liabilities	—	—	—	—	5,100	5,000	3,653
Loans payable	13,000	13,000	13,000	13,000	13,000	13,000	13,000
Total members’ equity	19,400	112,722	117,980	180,229	361,952	158,123	338,305

GLG MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with GLG’s combined historical financial statements and the related notes (referred to as the “combined financial statements”) included in this proxy statement. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in the section entitled “Risk Factors” and elsewhere in this proxy statement. Unless the context indicates otherwise, in this section the terms “we”, “us” and “our” refer to the combined company, which will be renamed GLG Partners, Inc. following the consummation of the acquisition.

General

GLG’s Business

GLG is a leading alternative asset manager offering its clients a diverse range of investment products. GLG currently derives its revenues from management fees and administration fees based on the value of the assets in the funds and accounts it manages, and performance fees based on the performance of those investment funds and accounts. Substantially all of GLG’s assets under management, or AUM, are attributable to third-party investors, and the GLG Funds and accounts managed by GLG are not consolidated into its financial statements. As of June 30, 2007, GLG’s gross AUM (including assets invested from other GLG Funds) were approximately $21.5 billion, up from approximately $3.9 billion as of December 31, 2001, representing a compound annual growth rate, or CAGR, of 36%. As of June 30, 2007 GLG’s net AUM (net of assets invested from other GLG Funds) were approximately $18.6 billion, up from approximately $3.9 billion as of December 31, 2001, representing a CAGR of 33%.

Factors Affecting GLG’s Business

GLG’s business and results of operations are impacted by the following factors:

•	Assets under management. GLG’s revenues from management and administration fees are directly linked to AUM. As a result, GLG’s future performance will depend on, among other things, its ability both to retain AUM and to grow AUM from existing and new products.

•	Fund performance. GLG’s revenues from performance fees are linked to the performance of the funds and accounts it manages. Performance also affects AUM because it influences investors’ decisions to invest assets in, or withdraw assets from, the GLG Funds and accounts managed by GLG.

•	Personnel, systems, controls and infrastructure. GLG depends on its ability to attract, retain and motivate leading investment and other professionals. GLG’s business requires significant investment in its fund management platform, including infrastructure and back-office personnel. GLG has in the past paid and expects to continue in the future to pay these professionals significant compensation and a share of GLG’s profits.

•	Fee rates. GLG’s management and administration fee revenues are linked to the fee rates it charges the GLG Funds and accounts it manages as a percentage of their AUM. GLG’s performance fees are linked to the rates it charges the GLG Funds and accounts it manages as a percentage of their performance-driven asset growth, subject to “high water marks”, whereby performance fees are earned by GLG only to the extent that the net asset value of a GLG Fund at the end of a measurement period exceeds the highest net asset value on a preceding measurement period end for which GLG earned performance fees, and in some cases to performance hurdles.

In addition, GLG’s business and results of operations may be affected by a number of external market factors. These include global asset allocation trends, regulatory developments and overall macroeconomic activity. Due to these and other factors, the operating results of GLG may reflect significant volatility from period to period.

GLG operates in only one business segment, the management of global investment funds and accounts.

Critical Accounting Policies

GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon GLG’s combined financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues, expenses and other income. Actual results could differ materially from these estimates. A summary of GLG’s significant accounting policies is presented in Note 2 to GLG’s audited and unaudited combined financial statements included in this proxy statement. The following is a summary of GLG’s critical accounting policies that are most affected by judgments, estimates and assumptions.

Combination Criteria

GLG has prepared financial statements on a combined basis in connection with the reverse acquisition transaction with Freedom. The financial statements combine all GLG entities under common control or management of the Principals and the Trustees.

The analysis as to whether to combine an entity is subject to a significant amount of judgment. Some of the criteria considered are the determination as to the degree of control over an entity by its various equity holders, the design of the entity, how closely related the entity is to each of its equity holders and the relationship of the equity holders to each other.

GLG has determined that it does not own a substantive, controlling interest in any of the investment funds it manages and that they are not variable interest entities. As a result, none of the GLG Funds is required to be consolidated with GLG. For all GLG Funds, GLG has granted rights to the investors that provide a simple majority of the unrelated investors with the ability to remove GLG from its position as fund manager.

Revenue Recognition

Performance Fees

Performance fee rates are calculated as a percentage of investment gains less management and administration fees, subject to “high water marks” and, in the case of most long-only funds, four external funds of funds, or FoHF, and two single-manager alternative strategy funds, to performance hurdles, over a measurement period, generally six months. GLG has elected to adopt the preferred method of recording performance fee income, Method 1 of Emerging Issues Task Force (“EITF”) Topic D-96, “Accounting for Management Fees Based on a Formula” (“Method 1”). Under Method 1, GLG does not recognize performance fee revenues until the end of the measurement period when the amounts are contractually payable, or “crystallized”.

The majority of the GLG Funds and accounts managed by GLG have contractual measurement periods that end on each of June 30 and December 31. As a result, the performance fee revenues for GLG’s first fiscal quarter and third fiscal quarter results do not reflect revenues from uncrystallized performance fees during these three-month periods. These revenues will be reflected instead at the end of the fiscal quarter in which such fees crystallize.

Compensation and Limited Partner Profit Share

Compensation expense related to performance fees is accrued during the period for which the related performance fee revenue is recognized.

GLG also has a limited partner profit share arrangement which remunerates certain individuals through distributions of profits from two GLG entities paid either to two limited liability partnerships in which those individuals are members or directly to those individuals who are members of the two GLG entities. These partnership draws are priority distributions, which are recognized in the period in which they are payable. There is an additional limited partner profit share distribution, which is recognized in the period in which it is declared. These partnership draws and profit share distributions are referred to as “limited partner profit shares” and are discussed further under “— Expenses — Employee Compensation and Benefits and Limited Partner Profit Share” below.

Equity-Based Compensation

Prior to December 31, 2006, GLG had not granted any equity-based awards. In March 2007, GLG established the equity participation plan to provide certain key individuals, through their direct or indirect limited partnership interests in two limited partnerships, Sage Summit LP and Lavender Heights Capital LP, with the right to receive a percentage of the proceeds derived from an initial public offering relating to GLG or a third-party sale of GLG. Upon consummation of the acquisition, Sage Summit LP and Lavender Heights Capital LP will receive collectively approximately 15% of the total consideration of cash and Freedom capital stock payable to the GLG Shareowners in the acquisition. These limited partnerships will distribute to the limited partners an aggregate of 25% of such amounts upon consummation of the acquisition, and the remaining 75% will be distributed to the limited partners in three equal installments upon vesting over a three-year period on the first, second and third anniversaries of the consummation of the acquisition, subject to the ability of the general partners of the limited partnerships, whose respective boards of directors consist of the Trustees, to accelerate vesting. The unvested portion of such amounts will be subject to forfeiture in the event of termination of the individual as a limited partner prior to each vesting date, unless such termination is without cause after there has been a change in control of Freedom after completion of the acquisition or due to death or disability. The equity portion of this plan will be accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123(R)”) and the EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services”, which require that such equity instruments are recorded at their fair value on the measurement date, which date is typically upon the inception of the services that will be performed, remeasured at subsequent dates to the extent the awards are unvested, and amortized into expense over the vesting period on a straight-line basis.

Ten million shares of Freedom common stock issued as part of the purchase price for the acquisition will be allocated to GLG employees, service providers and certain key personnel, subject to vesting, which may be accelerated under the Restricted Stock Plan. Any unvested stock awards will be returned to Freedom.

In connection with the acquisition, Freedom intends to adopt, subject to the approval of Freedom’s stockholders, the 2007 Long-Term Incentive Plan, or LTIP, which will provide for the grants of incentive and non-qualified stock options, stock appreciation rights, common stock, restricted stock, restricted stock units, performance units and performance shares to employees, service providers, non-employee directors and certain key personnel who hold direct or indirect limited partnership interests in certain GLG entities.

In addition, the Principals and the Trustees have entered into an agreement among principals and trustees which will provide that, in the event a Principal voluntarily terminates his employment with us for any reason prior to the fifth anniversary of the closing of the acquisition, a portion of the equity interests held by that Principal and his related Trustee as of the closing of the acquisition will be forfeited to the Principals who are still employed by us and their related Trustees.

All of these arrangements will be accounted for in accordance with SFAS 123(R) and will be amortized into expense over the applicable vesting period using the accelerated method. As a result, following the completion of the acquisition, compensation and benefits will reflect the amortization of a significant non-cash equity-based compensation expense associated with the vesting of these equity-based awards, which under GAAP will reduce our net income and may result in net losses.

SFAS 123(R) requires a company to estimate the fair value of share-based payment awards based on estimated fair values. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period. For awards with performance conditions, we will make an evaluation at the grant date and future periods as to the likelihood of the performance targets being met. Compensation expense is adjusted in future periods for subsequent changes in the expected outcome of the performance conditions until the vesting date. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Because the share-based compensation expense will be recorded only upon consummation of the acquisition, GLG is not currently able to determine the expenses for the remainder of 2007 or future fiscal periods; however, set forth below is a summary of total share-based compensation expenses GLG will incur over the vesting terms of the stock-based awards or interests in connection with the acquisition beginning on the closing date of the acquisition (dollars in thousands):

12-Month
Periods
Following
Acquisition

Year 1	$1,232,244
Year 2	461,216
Year 3	268,055
Year 4	133,296
Year 5	53,923

$2,148,734

Share-based compensation expenses have been calculated assuming a fair value of Freedom common stock of $11.97 per share (the closing price on October 5, 2007), no change in the fair value of the Freedom common stock over the applicable vesting period and a zero forfeiture rate.

Net Revenues

All fee revenues are presented in this proxy statement net of any applicable rebates or sub-administration fees.

Where a single-manager alternative strategy fund or internal FoHF managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG, the “investing fund” is the top-level GLG Fund into which a client invests and the “investee fund” is the underlying GLG Fund into which the investing fund invests. For example, the GLG European Long-Short Fund invests in the GLG Utilities Fund. In that case, the GLG European Long-Short Fund is the investing fund and the GLG Utilities Fund is the investee fund.

Management Fees

GLG’s gross management fee rates are set as a percentage of fund AUM. Management fee rates vary depending on the product, as set forth in the table below (subject to fee treatment of fund-in-fund reinvestments as described below):

Product	Typical Range of Gross Fee Rates (% of AUM)

Single-manager alternative strategy funds	1.50% — 2.50%*
Long-only funds	0.75% — 2.25%
Internal FoHF	0.25% — 1.50% (at the investing fund level)*
External FoHF	1.50% — 1.95%

* When one of the single-manager alternative strategy funds or internal FoHFs managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG, management fees are charged at the investee fund level. In addition, management fees are charged on the following GLG Funds at the investing fund level: (1) GLG Multi Strategy Fund; and (2) Prime GLG Diversified Fund.

Management fees are generally paid monthly, one month in arrears.

Most GLG Funds have share classes with distribution fees that are paid to third-party institutional distributors with no net economic impact to GLG. In certain cases, GLG may rebate a portion of its gross management fees in order to compensate third-party institutional distributors for marketing GLG products and, in a limited number of cases, in order to incentivize clients to invest in GLG Funds.

Performance Fees

GLG’s gross performance fee rates are set as a percentage of fund performance, calculated as investment gains (both realized and unrealized), less management and administration fees, subject to “high water marks” and, in the case of most long-only funds, four external FoHF and two single-manager alternative strategy funds, to performance hurdles. As a result, even when a GLG Fund has positive fund performance, GLG may not earn a performance fee due to negative fund performance in prior measurement periods and in some cases due to a failure to reach a hurdle rate. Performance fee rates vary depending on the product, as set forth in the table below (subject to fee treatment of fund-in-fund investments as described below):

Product	Typical Range of Gross Fee Rates (% of Investment Gains)

Single-manager alternative strategy funds	20% — 30%*
Long-only funds	20% — 25%
Internal FoHF	0% — 20% (at the investing fund level)*
External FoHF	5% — 10%

*	When one of the single-manager alternative strategy funds or internal FoHFs managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG, performance fees are charged at the investee fund level. In addition, performance fees are charged on the following GLG Funds at the investing fund level: (1) Prime GLG Diversified Fund; and (2) GLG Global Aggressive Fund, to the extent, if any, that the performance fee at the investing fund level is greater than the performance fee at the investee fund level.

GLG has adopted Method 1 for recognizing performance fee revenues and under Method 1 does not recognize performance fee revenues until the end of the measurement period when the amounts are crystallized, which for the majority of the investment funds and accounts managed by GLG is on June 30 and December 31.

Administration Fees

GLG’s gross administration fee rates are set as a percentage of fund AUM. Administration fee rates vary depending on the product. From its gross administration fees, GLG pays sub-administration fees to third-party administrators and custodians, with the residual fees recognized as GLG’s net administration fee. Administration fees are generally paid monthly, one month in arrears.

When one of the single-manager alternative strategy funds or internal FoHFs managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG, administration fees are charged at both the investing and investee fund levels.

Change in Business Practice

Prior to 2005, GLG levied transaction charges on certain of the funds it managed, with respect to certain investment types, on a per-trade basis, and only charged administration fees to cover sub-administration fees paid to third parties. However, beginning in 2005, GLG ceased levying transaction charges and increased administration fee rates for these funds, which going forward include a portion retained by GLG. This transition was effected on a fund-by-fund basis, with GLG ceasing to levy transaction charges on all GLG Funds by the end of 2005, and administration fees being rolled out to all of the single-manager alternative strategy GLG Funds by early 2006, and to all of the long-only GLG Funds by the end of 2006. The elimination of transaction charges was only partially offset by the increase in administration fee rates. This resulted in lower fund expenses which contributed to higher performance fees. The combined impact of this change in business practice was a net reduction in the fees and charges earned by GLG from the GLG Funds in 2005 compared to 2004. However, GLG’s management believes that, given competitive factors, the increasing importance of institutional accounts and the need to better position GLG to enter new markets, this change was necessary to execute on its long-term growth strategy. Substantially all of the impact of these changes was reflected in 2006.

Fees on Managed Accounts

Managed account fee structures are negotiated on an account-by-account basis and may be more complex than for the GLG Funds. Across the managed account portfolio, fee rates vary according to the underlying mandate and in the aggregate are generally within the performance and management fee ranges charged with respect to comparable fund products.

Expenses

Employee Compensation and Benefits and Limited Partner Profit Share

To attract, retain and motivate the highest quality investment and other professionals, GLG provides significant remuneration through salary, discretionary bonuses, profit sharing and other benefits.

The largest component of expenses is compensation and other benefits payable to GLG’s investment and other professionals. This includes significant fixed annual salary or limited partner profit share and other compensation based on individual, team and company performance and profitability.

Beginning in mid-2006, GLG entered into partnership with a number of its key personnel in recognition of their importance in creating and maintaining the long-term value of GLG. These individuals ceased to be employees and either became holders of direct or indirect limited partnership interests in GLG or formed two limited liability partnerships through which they provide services to GLG. Through these partnership interests, these key individuals are entitled to partnership draws as priority distributions, which are recognized in the period in which they are payable. There is an additional limited partner profit share distribution, which is recognized in the period in which it is declared. Key personnel that are participants in the limited partner profit share arrangement do not receive salaries or discretionary bonuses from GLG. Limited partner profit share does not affect net income, whereas comparable amounts paid to these key personnel as employees had been recorded as employee compensation and benefits prior to mid-2006 and accordingly reduced net income. Under GAAP, limited partner profit share cannot be presented as employee compensation expense. However, management believes that it is more appropriate to treat limited partner profit share as expense when considering business performance because it reflects the cost of the services provided to GLG by these participants in the limited partner profit share arrangement. As a result, GLG presents the measure “non-GAAP comprehensive limited partner profit share, compensation and benefits”, or non-GAAP PSCB, which is a non-GAAP financial measure used to calculate adjusted net income, as described below under “— Assessing Business Performance”, and which adds limited partner profit share to employee compensation expense to show the total cost of the services provided to GLG by both participants in the limited partner profit share arrangement and employees.

The components of total non-GAAP PSCB are:

•	Base compensation— fixed contractual base payments made to personnel. This compensation is paid to employees in the form of base salary. Base compensation is generally paid monthly and the expense is recognized as the amounts are paid.

•	Variable compensation— payments that arise from the contractual entitlements of personnel to a fixed percentage of certain variable fee revenues attributable to such personnel with respect to GLG Funds and managed accounts. These amounts are paid to employees in the form of variable salary. Variable compensation expense is recognized at the same time as the underlying fee revenue is crystallized, which may be monthly or semi-annually (on June 30 and December 31), depending on the fee revenue source.

•	Discretionary compensation— payments that are determined by GLG’s management in its sole discretion and are generally linked to performance during the year. In determining such payments, GLG’s management considers, among other factors, the ratio of total discretionary compensation to total revenues; however, this ratio may vary between periods and, in particular, significant discretionary bonuses may still be paid in a period of low performance for personnel retention and incentivization purposes. This discretionary compensation is paid to employees in the form of a discretionary cash bonus. Discretionary compensation is generally declared and paid following the end of each calendar year. However, the notional discretionary compensation charge accrual is adjusted monthly based on the year-to-date profitability and revenues recognized on a year-to-date basis. As the majority of funds crystallize their performance fees at June 30 and December 31, the majority of discretionary compensation expense is generally crystallized at year end and is typically paid in January following the year end.

•	Limited partner profit share— distributions of limited partner profit shares under the limited partner profit share arrangement described below.

Limited Partnership Profit Share

The key personnel who are participants in the limited partner profit share arrangement provide services to GLG through two limited liability partnerships, Laurel Heights LLP and Lavender Heights LLP (the “LLPs”), which are limited partners in GLG Partners LP and GLG Partners Services LP, respectively. The amount of profits attributable to each of the LLPs is determined at the discretion of GLG’s management based upon the profitability of GLG’s business and their view of the contribution to revenues and profitability from the services provided by each limited partnership during that period. The amount of such distribution will be accrued monthly although it is generally crystallized at year end. However, the notional distribution accrual is adjusted monthly based on the year-to-date profitability and revenues recognized on a year-to-date basis. A portion of the partnership distribution is advanced monthly as a draw against final determination of profit share. Once the final profit allocation is determined, typically in January following each year end, it will be paid to the LLPs as limited partners, less any amounts paid as advance drawings during the year. Other limited partners of GLG Partners Services LP who receive profit allocations include two investment professionals, Steven Roth and Greg Coffey (through Saffron Woods Corporation) who are not members of Lavender Heights LLP, but whose profit distributions from GLG Partners Services LP are determined in the same manner as the allocation of profit shares to individual members of the LLP described below and included in the limited partner profit measure, as described below.

Under GAAP, such distributions are recognized when declared and paid. Because the amounts relate to revenues recognized in the previous accounting period, GLG uses a non-GAAP adjustment to deduct any LLP distributions and any distributions to Steven Roth and Saffron Woods Corporation made after the end of each accounting period relating to revenues recognized in the previous accounting period, as it believes this more accurately reflects the net income for the relevant period. This non-GAAP adjustment is also included in the measure “limited partner profit share” used in determining non-GAAP PSCB.

Allocation of Profit Shares to Individual Members of LLPs

Profit allocations made to the LLPs by GLG Partners LP and GLG Partners Services LP make up substantially all of the LLPs’ net profits for each period. Members are entitled to a base limited partner profit share priority drawing, which is a fixed amount and paid as a partnership draw. Certain members are also entitled to a variable limited partner profit share priority drawing based on a fixed percentage of certain variable fee revenues attributable to such personnel with respect to GLG Funds and managed accounts, which are paid as a partnership draw. After year end, the managing members of the LLPs will make discretionary allocations to the key personnel who participate in the limited partner profit share arrangement and who are LLP members from the remaining balance of the LLPs’ net profits, after taking into account the base and variable limited partnership profit share priority drawings, based on their view of those individuals’ contribution to the generation of these profits. This process will typically take into account the nature of the services provided to GLG by each key personnel, his or her seniority and the performance of the individual during the period. The notional limited partner profit share expense accrual is adjusted monthly based on year-to-date profitability and revenues recognized on a year-to-date basis.

Profit allocations, net of any amounts paid during the year as priority partnership drawings, will typically be paid to the members in January following each year end.

GLG’s management believes that the adjustments made to include limited partner profit share in non-GAAP PSCB do not give rise to an income tax effect.

See “— Non-GAAP Expense Measures” under each period to period comparison discussed under “— Results of Operations — Expenses” for a reconciliation of non-GAAP PSCB to GAAP employee compensation and benefits for the periods presented.

As GLG’s investment performance improves, its compensation costs and performance-related limited partner profit share distributions are expected generally to rise correspondingly. In addition, equity-based compensation costs may vary significantly from period to period depending on the market price of our common stock, among other things. In order to retain our investment professionals during periods of poor performance, we may have to pay our investment professionals significant amounts, even if we earn low or no performance fees. In these circumstances these payments may represent a larger proportion of our revenues than historically.

In addition to share-based compensation expense discussed above, GLG will record deferred compensation expense with respect to the cash portion of the awards under the equity participation plan in the aggregate amount of $150 million. For the three 12-month periods beginning with the consummation of the acquisition, deferred compensation expense will include $106.25 million, $31.25 million and $12.5 million related to the cash portion of the equity participation plan.

General and Administrative

GLG’s non-personnel cost base represents the expenditure required to provide an effective investment infrastructure and marketing operation. Key elements of the cost base are, among other things, professional services fees, temporary and contract employees, travel, information technology and communications, business development and marketing, occupancy, facilities and insurance.

Income Tax

Historically, the only GLG entity earning significant profits subject to company-level income taxes was GLG Holdings Limited, which was subject to U.K. corporate income tax. Most of the balance of the profit was earned by pass-through or other entities that did not incur significant company-level income taxes. Although only a relatively small portion of the profits earned by GLG was subject to U.S. corporate income tax, Freedom is a U.S. corporation that is subject to U.S. corporate income tax.

After the acquisition, our effective tax rate will be a function of our overall earnings, the income tax rates in the jurisdictions in which we and our subsidiaries do business, the type and relative amount of income earned by us and our subsidiaries in these jurisdictions and the timing of repatriation of profits back to the United States (e.g., in the form of dividends). As our business expands into countries with higher tax rates such as the United States, we expect that our effective tax rate may increase.

Allocation of income among business activities and entities is subject to detailed and complex rules applied to facts and circumstances that generally are not readily determinable at the date financial statements are prepared. Accordingly, estimates are made of income allocations in computing financial statement effective tax rates that may differ from actual allocations determined when tax returns are prepared or after examination by tax authorities.

We will amortize over a 15-year period and deduct for U.S. income tax purposes the carrying value of certain assets, such as intangibles, arising in connection with the acquisition of GLG, effectively reducing U.S. tax expense on repatriated profits. The amount of tax deductible goodwill will be based on the fair market value of Freedom common stock on the closing date.

GLG accounts for taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established when management believes it is more likely than not that a deferred tax asset will not be realized.

Assessing Business Performance

As discussed above under “— Expenses — Employee Compensation and Benefits and Limited Partner Profit Share”, GLG’s management assesses its personnel-related expenses based on the measure non-GAAP PSCB. Non-GAAP PSCB reflects GAAP employee compensation and benefits, adjusted to include the limited partner profit shares described above under “— Expenses — Employee Compensation and Benefits and Limited Partner Profit Share”.

In addition, GLG’s management assesses the underlying performance of its business based on the measure “adjusted net income”, which adjusts for the difference between GAAP employee compensation and benefits and non-GAAP PSCB as discussed above. See “— Results of Operations — Adjusted Net Income” for a reconciliation of adjusted net income to net income for the periods presented.

Non-GAAP PSCB is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP employee compensation and benefits. Further, adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net income as an indicator of GLG’s operating performance or any other measures of performance derived in accordance with GAAP. The non-GAAP financial measures presented by GLG may be different from non-GAAP financial measures used by other companies.

GLG is providing these non-GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because it believes that they will be helpful to investors in understanding all components of the personnel-related costs of GLG’s business. GLG’s management believes that the non-GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non-GAAP adjusted net income measure better represents profits available for distribution to stockholders than does GAAP net income. In addition, GLG’s management uses these non-GAAP financial measures in its evaluation of GLG’s core results of operations and trends between fiscal periods and believes these measures are an important component of its internal performance measurement process. GLG’s management also prepares forecasts for future periods on a basis consistent with these non-GAAP financial measures. Under the revolving credit and term loan facilities to be entered into in connection with the acquisition, Freedom and its subsidiaries will be required to maintain compliance with certain financial covenants based on adjusted earnings before interest expense, provision for income taxes, depreciation and amortization, or adjusted EBITDA, which is calculated based on the non-GAAP adjusted net income measure, further adjusted to add back interest expense, provision for income taxes, depreciation and amortization. Non-GAAP adjusted net income has certain limitations in that it may overcompensate for certain costs and expenditures related to GLG’s business and may not be indicative of the cash flows from operations as determined in accordance with GAAP.

Assets Under Management

The following is a discussion of GLG’s gross and net AUM as of June 30, 2007 and 2006 and as of December 31, 2006, 2005 and 2004, and GLG’s average gross and net AUM for the six months ended June 30, 2007 and 2006 and for the years ended December 31, 2006, 2005 and 2004.

In order to accurately represent fund-in-fund investments whereby one GLG Fund may hold exposure to another GLG Fund, management tracks AUM on both a gross and a net basis. In a gross presentation, sub-invested funds will be counted at both the investing and investee fund level. Net presentation removes the assets at the investing fund level, indicating the total external investment from clients.

GLG has achieved strong historical AUM growth. The following table sets out GLG’s gross and net AUM on a historical basis, categorized by product types:

AUM

	As of June 30,		As of December 31,
	2007	2006	2006	2005	2004
	(US dollars in millions)

Alternative strategy	$12,826	$9,059	$10,410	$7,030	$9,171
Long-only	4,432	3,730	3,815	3,253	2,666
Internal FoHF	1,627	1,086	1,261	790	870
External FoHF	599	477	568	410	338

Gross fund-based AUM	19,485	14,351	16,053	11,484	13,045

Managed accounts	1,843	937	1,233	335	5
Cash and other holdings	194	339	310	229	215

Total gross AUM	21,522	15,627	17,596	12,047	13,265

Less: internal FoHF investments in GLG Funds	(1,642)	(1,020)	(1,268)	(805)	(867)
Less: external FoHF investments in GLG Funds	(56)	(13)	(49)	—	—
Less: alternatives fund-in-fund investments	(1,239)	(1,127)	(1,125)	(942)	(726)

Net AUM	$18,585	$13,467	$15,154	$10,300	$11,671

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(US dollars in millions)

Quarterly average gross AUM	$19,258	$13,836	$15,007	$12,166	$11,890
Quarterly average net AUM	16,608	11,860	12,890	10,549	10,427

Note: Quarterly average gross and net AUM for a given period are calculated by averaging the AUM figures at the start of the period, and at the end of each quarter during the period concerned. Average AUM for a given fiscal year is calculated by averaging the AUM balances at December 31 of the prior year and each quarter-end during the fiscal year. In a similar manner, average AUM for a given six-month period is calculated by averaging the AUM balances at December 31 of the prior year and each quarter end during the six-month period. Quarterly average gross and net AUM are GLG management’s preferred measures of assets under GLG’s management in each period for the purposes of calculating key ratios such as fee yield.

The following table sets out the components of growth of GLG’s gross fund-based AUM, consisting of the alternative strategy, long-only, internal FoHF and external FoHF funds, and GLG’s managed accounts:

Components of Growth of Fund-Based and Managed Account AUM

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(US dollars in millions)

Opening gross fund-based AUM	$16,053	$11,484	$11,484	$13,045	$9,425
Gross fund-based inflows (net of redemptions)	1,552	1,613	1,986	(1,704)	2,353
Gross fund-based net performance (net of losses)	1,880	1,254	2,584	143	1,267

Closing gross fund-based AUM	$19,485	$14,351	$16,053	$11,484	$13,045

Opening managed account AUM	$1,233	$335	$335	$5	$12
Managed account inflows (net of redemptions)	419	670	865	309	(10)
Managed account net performance (net of losses)	191	(68)	34	20	4

Closing managed account AUM	$1,843	$937	$1,233	$335	$5

June 30, 2007 Compared to December 31, 2006

Change in AUM between June 30, 2007 and December 31, 2006

	As of June 30,	As of December 31,
	2007	2006	Change
	(US dollars in millions)

Alternative strategy	$12,826	$10,410	$2,417
Long-only	4,432	3,815	617
Internal FoHF	1,627	1,261	367
External FoHF	599	568	31

Gross fund-based AUM	19,485	16,053	3,432

Managed accounts	1,843	1,233	610
Cash and other holdings	194	310	(116)

Gross AUM	21,522	17,596	3,926

Less: internal FoHF investments in GLG Funds	(1,642)	(1,268)	(374)
Less: external FoHF investments in GLG Funds	(56)	(49)	(7)
Less: alternatives fund-in-fund investments	(1,239)	(1,125)	(114)

Net AUM	$18,585	$15,154	$3,431

Six Months Ended
June 30, 2007
(US dollars in millions)

Opening gross fund-based AUM	$16,053
Gross fund-based inflows (net of redemptions)	1,552
Gross fund-based net performance (net of losses)	1,880

Closing gross fund-based AUM	$19,485

Opening managed account AUM	$1,233
Managed account inflows (net of redemptions)	419
Managed account net performance (net of losses)	191

Closing managed account AUM	$1,843

During the six months ended June 30, 2007, gross AUM increased by $3.9 billion to $21.5 billion and net AUM increased by $3.4 billion to $18.6 billion.

Overall AUM growth was attributable primarily to growth in GLG’s gross fund-based AUM, which increased by $3.4 billion to $19.5 billion as of June 30, 2007, principally as a result of the following factors:

•	positive fund performance during the six months ended June 30, 2007, resulting in performance gains (net of losses) of $1.9 billion, which was responsible for 54.8% of gross fund-based AUM growth in the six months ended June 30, 2007; and

•	strong demand for GLG’s fund products, which resulted in inflows (net of redemptions) of $1.6 billion, which were responsible for 45.2% of gross fund-based AUM growth in the six months ended June 30, 2007.

Managed account AUM increased by $0.6 billion to $1.8 billion as of June 30, 2007. This growth was primarily attributable to the following factors:

•	strong demand for GLG’s managed account products from certain institutional investors whose investment mandates made individual managed account solutions preferable to fund-based investments, which resulted in inflows (net of redemptions) of $419 million, representing 68.7% of managed account AUM growth in the six months ended June 30, 2007; and

•	positive managed account performance during the six months ended June 30, 2007, resulting in performance gains (net of losses) of $191 million, representing 31.3% of managed account AUM growth in the six months ended June 30, 2007.

The ratio between net and gross AUM remained generally unchanged between the two dates, due to generally stable and consistent relative levels of fund-in-fund investments, with respect to both investments by GLG’s FoHF products in certain GLG Funds and investments by certain single-manager alternative strategy GLG Funds in other single-manager alternative strategy GLG Funds.

December 31, 2006 Compared to December 31, 2005

Change in AUM between December 31, 2006 and December 31, 2005

	As of December 31,
	2006	2005	Change
	(US dollars in millions)

Alternative strategy	$10,410	$7,030	$3,380
Long-only	3,815	3,253	561
Internal FoHF	1,261	790	470
External FoHF	568	410	158

Gross fund-based AUM	16,053	11,484	4,569

Managed accounts	1,233	335	898
Cash and other holdings	310	229	81

Gross AUM	17,596	12,047	5,548

Less: internal FoHF investments in GLG Funds	(1,268)	(805)	(462)
Less: external FoHF investments in GLG Funds	(49)	—	(49)
Less: alternatives fund-in-fund investments	(1,125)	(942)	(183)

Net AUM	$15,154	$10,300	$4,854

Year Ended
December 31, 2006
(US dollars in millions)

Opening gross fund-based AUM	$11,484
Gross fund-based inflows (net of redemptions)	1,986
Gross fund-based net performance (net of losses)	2,584

Closing gross fund-based AUM	$16,053

Opening managed account AUM	$335
Managed account inflows (net of redemptions)	865
Managed account net performance (net of losses)	34

Closing managed account AUM	$1,233

During 2006, gross AUM increased by $5.5 billion to $17.6 billion and net AUM increased by $4.9 billion to $15.2 billion.

Overall AUM growth was attributable primarily to growth in GLG’s gross fund-based AUM, which increased by $4.6 billion to $16.1 billion as of December 31, 2006, principally as a result of the following factors:

•	positive fund performance during 2006, resulting in performance gains (net of losses) of $2.6 billion, which was responsible for 56.5% of gross fund-based AUM growth in 2006; and

•	a general increase in demand for GLG’s fund products, which resulted in inflows (net of redemptions) of $2.0 billion, which were responsible for 43.5% of gross fund-based AUM growth in 2006. This growth was primarily attributable to:

•	continued interest in GLG’s established investment fund products; and

•	investor demand for GLG’s new investment funds launched during 2006.

This demand was, in part, attributable to returning investors who had withdrawn AUM due to underperformance in certain GLG Funds during 2005, but who were attracted to reinvest in GLG Funds in 2006.

Managed account AUM increased significantly by $0.9 billion to $1.2 billion as of December 31, 2006. This growth was primarily attributable to the following factors:

•	strong demand for GLG’s managed account products from certain institutional investors whose investment mandates made individual managed account solutions preferable to fund-based investments, which resulted in inflows (net of redemptions) of $865 million, representing 96.3% of managed account AUM growth in the year ended December 31, 2006; and

•	positive managed account performance during the year ended December 31, 2006, resulting in performance gains (net of losses) of $34 million, representing 3.7% of managed account AUM growth in the year ended December 31, 2006.

The ratio between net and gross AUM remained generally unchanged between the two dates, due to generally stable and consistent relative levels of fund-in-fund investments, with respect to both investments by GLG’s FoHF products in certain GLG Funds and investments by certain single-manager alternative strategy GLG Funds in other single-manager alternative strategy GLG Funds.

December 31, 2005 Compared to December 31, 2004

Change in AUM between December 31, 2005 and December 31, 2004

	As of December 31,
	2005	2004	Change
	(US dollars in millions)

Alternative strategy	$7,030	$9,171	$(2,141)
Long-only	3,253	2,666	587
Internal FoHF	790	870	(79)
External FoHF	410	338	72

Gross fund-based AUM	11,484	13,045	(1,561)

Managed accounts	335	5	329
Cash and other holdings	229	215	14

Gross AUM	12,047	13,265	(1,217)

Less: internal FoHF investments in GLG funds	(805)	(867)	62
Less: external FoHF investments in GLG funds	—	—	—
Less: alternatives fund-in-fund investments	(942)	(726)	(216)

Net AUM	$10,300	$11,671	$(1,371)

Year Ended
December 31, 2005
(US dollars in millions)

Opening gross fund-based AUM	$13,045
Gross fund-based inflows (net of redemptions)	(1,704)
Gross fund-based net performance (net of losses)	143

Closing gross fund-based AUM	$11,484

Opening managed account AUM	$5
Managed account inflows (net of redemptions)	309
Managed account net performance (net of losses)	20

Closing managed account AUM	$335

During 2005, gross AUM decreased by $1.2 billion to $12.0 billion and net AUM decreased by $1.4 billion to $10.3 billion. The overall decrease in AUM was attributable primarily to a reduction in GLG’s gross fund-based AUM by $1.6 billion to $11.5 billion as of December 31, 2005, driven by the following factors:

•	while still delivering performance gains (net of losses) of $0.1 billion, fund performance in 2005 was depressed by particularly significant underperformance in two of the GLG Funds, the GLG Credit Fund and the GLG Market Neutral Fund; and

•	fund underperformance gave rise to significant redemptions of AUM, primarily from the two underperforming funds. Redemptions for this period (net of inflows) from fund-based products were $1.7 billion.

During 2005, managed account AUM grew from $5 million to $335 million. This growth was primarily attributable to the following factors:

•	strong demand for GLG’s managed account products from certain institutional investors whose investment mandates made individual managed account solutions preferable to fund-based investments, which resulted in inflows (net of redemptions) of $309 million, representing 93.8% of managed account AUM growth in the year ended December 31, 2005. Fiscal 2005 was the first period in which managed accounts represented a significant source of assets for GLG; and

•	positive managed account performance during the year ended December 31, 2005, resulting in performance gains (net of losses) of $20 million, representing 6.2% of managed account AUM growth in the year ended December 31, 2005.

The ratio between net and gross AUM remained generally unchanged between the two dates, due to generally stable and consistent relative levels of fund-in-fund investments, with respect to both investments by GLG’s FoHF products in certain GLG Funds and investments by certain single-manager alternative strategy GLG Funds in other single-manager alternative strategy GLG Funds.

Results of Operations

Combined GAAP Statement of Operations Information

	Six Months Ended
	June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(US dollars in thousands)

Net revenues and other income
Management fees, net	$120,334	$82,971	$186,273	$137,958	$138,988
Performance fees, net	343,032	175,946	394,740	279,405	178,024
Administration fees, net	26,680	15,921	34,814	311	—
Transaction charges	—	—	—	184,252	191,585
Other	970	2,023	5,039	1,476	6,110

Total net revenues and other income	491,016	276,861	620,866	603,402	514,707

Expenses
Employee compensation and benefits	(81,566)	(114,459)	(168,386)	(345,918)	(196,784)
General, administrative and other	(53,743)	(27,285)	(68,404)	(64,032)	(42,002)

Total expenses	(135,309)	(141,744)	(236,790)	(409,950)	(238,786)

Income from operations	355,707	135,117	384,076	193,452	275,921

Interest income, net	1,647	2,574	4,657	2,795	519

Income before income taxes	357,354	137,691	388,733	196,247	276,440

Income taxes	(28,286)	(13,000)	(29,225)	(25,345)	(48,372)

Net income	$329,068	$124,691	$359,508	$170,902	$228,068

Net Revenues

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

Change in GAAP Net Revenues and Other Income between Six Months Ended
June 30, 2007 and June 30, 2006

	Six Months Ended
	June 30,
	2007	2006	Change
	(US dollars in thousands)

Net revenues and other income
Management fees, net	$120,334	$82,971	$37,363
Performance fees, net	343,032	175,946	167,086
Administration fees, net	26,680	15,921	10,759
Transaction charges	—	—	—
Other	970	2,023	(1,053)

Total net revenues and other income	$491,016	$276,861	$214,155

Key ratios
Total annualized net revenues and other income / quarterly average net AUM	5.91%	4.67%	1.24%
Annualized management fees / quarterly average net AUM	1.45%	1.40%	0.05%

Total net revenues and other income increased by $214.2 million, or 77.4%, to $491.0 million. This increase was driven by growth in all categories of fee revenue, especially in relation to performance fees.

For each type of fee revenue, GLG’s management uses net fee yield as a measure of GLG’s fees generated for every dollar of GLG’s net AUM. The net management, performance and administration fee yield is equal to the management fees, performance fees or administration fees, respectively, divided by quarterly average net AUM for the applicable period.

Management fees increased by $37.4 million, or 45.0%, to $120.3 million. This growth was driven by two main factors:

•	a 40.0% higher quarterly average net AUM balance between the periods which, at constant net management fee yield, resulted in an increase in management fees of $33.2 million, or 88.9% of the total increase in management fees; and

•	an increase in the net management fee yield from 1.40% to 1.45%, reflecting higher management fees per unit of AUM, which, when applied to the increased net AUM base, resulted in an increase in management fees of $4.1 million, or 11.1% of the total increase in management fees. The higher net management fee yield was attributable primarily to investors participating in GLG Funds and managed accounts with higher management fee rates.

Performance fees increased by $167.1 million, or 95.0%, to $343.0 million. This growth was driven by two main factors:

•	a 40.0% higher quarterly average net AUM balance between the periods which, at constant net performance fee yield, resulted in an increase in performance fees of $70.5 million, or 42.2% of the total increase in performance fees;

•	an increase in the annualized net performance fee yield from 2.97% to 4.13% which, when applied to the increased net AUM base, resulted in an increase in performance fees of $96.6 million, or 57.8% of the total increase in performance fees. The higher net performance fee yield was attributable to stronger performance delivering higher performance fees per unit of AUM.

Net administration fees increased by $10.8 million, or 67.6%, to $26.7 million. This growth was driven by two main factors:

•	a 40.0% higher quarterly average net AUM balance between the periods which, at constant administration fee yield, resulted in an increase in administration fees of $6.4 million, or 59.3% of the total increase in administration fees; and

•	an increase in the net administration fee yield from 0.27% to 0.32% which, when applied to the increased net AUM base, resulted in an increase in administration fees of $4.4 million, or 40.7% of the total increase in administration fees. The higher net administration fee yield was attributable primarily to investors participating in GLG Funds and managed accounts with higher net administration fee rates.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Change in GAAP Net Revenues and Other Income between Years Ended
December 31, 2006 and December 31, 2005

	Years Ended December 31,
	2006	2005	Change
	(US dollars in thousands)

Net revenues and other income
Management fees, net	$186,273	$137,958	$48,315
Performance fees, net	394,740	279,405	115,335
Administration fees, net	34,814	311	34,503
Transaction charges	—	184,252	(184,252)
Other	5,039	1,476	3,563

Total net revenues and other income	$620,866	$603,402	$17,464

Key ratios
Total net revenues and other income / quarterly average net AUM	4.82%	5.72%	(0.90)%
Management fees / quarterly average net AUM	1.45%	1.31%	0.14%

Total net revenues and other income increased by $17.5 million, or 2.9%, to $620.9 million. This increase was driven by growth in both management and performance fees, offset by net revenue loss resulting from the transition from a transaction charge to an administration fee model in 2005.

Management fees increased by $48.3 million, or 35.0%, to $186.3 million. This growth was driven by two main factors:

•	a 22.2% higher quarterly average net AUM balance between the periods which, at constant net management fee yield, resulted in an increase in management fees of $30.6 million, or 63.4% of the total increase in management fees; and

•	an increase in the net management fee yield from 1.31% to 1.45%, reflecting higher management fees per unit of AUM, which, when applied to the increased net AUM base, resulted in an increase in management fees of $17.7 million, or 36.6% of the total increase in management fees. The higher net management fee yield was attributable primarily to investors participating in GLG Funds and managed accounts with higher management fee rates.

Performance fees increased by $115.3 million, or 41.3%, to $394.7 million. This growth was driven by two main factors:

•	a 22.2% increase in quarterly average net AUM balances between the periods which, at constant net performance fee yield, resulted in an increase in performance fees of $62.0 million, or 53.8% of the total increase in performance fees; and

•	an increase in the net performance fee yield from 2.65% to 3.06% which, when applied to the increased net AUM base, resulted in an increase in performance fees of $53.3 million, or 46.2% of the total increase in performance fees. The higher net performance fee yield was attributable to stronger performance delivering higher performance fees per unit of AUM. The increase in performance was partly attributable to the transition to an administration fee model from a transaction charge model in 2005, which reduced fund expenses and resulted in higher fund performance. Substantially all of the impact of these changes was reflected in 2006.

Combined revenues from transaction charges and net administration fees fell by $149.7 million, or 81.1%, to $34.8 million. This reduction was attributable primarily to the transition from a transaction charge to an administration fee model in 2005.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Change in GAAP Net Revenues and Other Income between Years Ended
December 31, 2005 and December 31, 2004

	Years Ended December 31,
	2005	2004	Change
	(US dollars in thousands)

Net revenues and other income
Management fees, net	$137,958	$138,988	$(1,030)
Performance fees, net	279,405	178,024	101,381
Administration fees, net	311	—	311
Transaction charges	184,252	191,585	(7,333)
Other	1,476	6,110	(4,634)

Total net revenues and other income	$603,402	$514,707	$88,695

Key ratios
Total net revenues and other income / quarterly average net AUM	5.72%	4.94%	0.78%
Management fees / quarterly average net AUM	1.31%	1.33%	(0.03)%

Total net revenues and other income increased by $88.7 million, or 17.2%, to $603.4 million. This increase was driven primarily by growth in performance fees.

Management fees decreased by $1.0 million, or 0.7%, to $138.0 million. This reduction was primarily driven by a reduction in the net management fee yield from 1.33% to 1.31%, reflecting lower management fees per unit of AUM, which, when applied to the increased net AUM base, resulted in a decrease in management fees of $2.7 million. The lower net management fee yield was attributable to increased management fee rebates, partly offset by higher management fee yields on new AUM inflows during 2005. These decreases were partially offset by a 1.2% increase in quarterly average net AUM balances between the periods which, at constant net performance fee yield, resulted in an increase in management fees of $1.6 million.

Performance fees increased by $101.4 million, or 56.9%, to $279.4 million. This growth was driven by two main factors:

•	an increase in the net performance fee yield from 1.71% to 2.65% which, when applied to the increased net AUM base, resulted in an increase in performance fees of $99.3 million, or 97.9% of the total increase in performance fees. The higher net performance fee yield was attributable to stronger performance delivering higher performance fees per unit of AUM. The increase in net performance fee yield was attributable to strong GLG Fund and managed account performance, with the principal exception of two GLG Funds which recorded significant underperformance during the 2005 period; and

•	a 1.2% increase in quarterly average net AUM balances between the periods which, at constant net performance fee yield, resulted in an increase in performance fees of $2.1 million, or 2.1% of the total increase in performance fees.

The transition from a transaction charge to an administration fee model, which began in 2005, also resulted in a slight increase in net administration fees and a slight decrease in transaction charges. However, due to the phased-in implementation, the effect on 2005 revenues was limited.

Expenses

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

Change in GAAP Expenses between Six Months Ended June 30, 2007 and June 30, 2006

	Six Months Ended
	June 30,
	2007	2006	Change
	(US dollars in thousands)

Expenses
Employee compensation and benefits	$(81,566)	$(114,459)	$32,893
General, administrative and other	(53,743)	(27,285)	(26,458)

Total expenses	$(135,309)	$(141,744)	$6,435

Key ratios
Employee compensation and benefits / total GAAP net revenues and other income	16.61%	41.34%	(24.73)%
General, administrative and other / total GAAP net revenues and other income	10.95%	9.86%	1.09%

Total expenses / total GAAP net revenues and other income	27.56%	51.20%	(23.64)%

Employee compensation and benefits decreased by $32.9 million, or 28.7%, to $81.6 million. The decreases included a $16.2 million decrease in variable salary, a $12.1 million decrease in discretionary bonuses and a $4.6 million decrease in base compensation and benefits, which were mainly attributable to certain GLG key personnel ceasing to be employees at or after the end of the second quarter of 2006. Under the limited partner profit share arrangement, these key personnel became holders of direct or indirect limited partnership interests in the entities which had previously employed them, resulting in comparable amounts which had been paid as compensation thereafter being paid as limited partner profit share.

General, administrative and other expenses increased by $26.5 million, or 97.0%, to $53.7 million. This was attributable to the following factors in approximately equal proportions:

•	the growing scale of GLG’s operations, principally in relation to increases in personnel and market data expenses; and

•	one-time regulatory and legal costs.

Non-GAAP Expense Measures

As discussed above under “— Assessing Business Performance”, GLG presents a non-GAAP comprehensive limited partner profit share, compensation and benefits measure. The table below reconciles GAAP employee compensation and benefits to non-GAAP PSCB for the periods presented.

Change in Non-GAAP Expenses between Six Months Ended June 30, 2007 and June 30, 2006

	Six Months Ended
	June 30,
	2007	2006	Change
	(US dollars in thousands)

Non-GAAP expenses
GAAP employee compensation and benefits	$(81,566)	$(114,459)	$32,893
Limited partner profit share	(190,500)	(51,530)	(138,970)
Non-GAAP PSCB	(272,066)	(165,989)	(106,077)
GAAP general, administrative and other	(53,743)	(27,285)	(26,458)

Non-GAAP total expenses	$(325,809)	$(193,274)	$(132,535)

Key ratios (based on non-GAAP measures)
Non-GAAP PSCB / total GAAP net revenues and other income	55.41%	59.95%	(4.55)%
General, administrative and other / total GAAP net revenues and other income	10.95%	9.86%	1.09%

Non-GAAP total expenses / total GAAP net revenues and other income	66.35%	69.81%	3.45%

Non-GAAP PSCB, including payments of limited partner profit shares, increased by $106.1 million, or 63.9%, to $272.1 million. This increase was mainly attributable to the growing scale of GLG’s operations, as GLG’s AUM grew during the period, driving additional headcount. In particular, the 95.0% increase in performance fees between the periods contributed to a $108.5 million increase in non-GAAP discretionary compensation and bonus, which, together with a $3.7 million increase in non-GAAP base compensation and benefits, substantially outweighed the decreases in non-GAAP variable compensation of $6.2 million attributable to management’s decision to reduce the number of personnel with contractual entitlements to variable compensation. The $139.0 million increase in limited partner profit share was composed of a $120.6 million increase in discretionary limited partner profit share and an $8.3 million increase in base limited partner profit share and a $10.0 million increase in variable limited partner profit share. The non-GAAP PSCB / total GAAP net revenues and other income ratio fell from 60.0% to 55.4%, demonstrating the increasing scalability of GLG’s personnel-related cost base.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Change in GAAP Expenses between Years Ended December 31, 2006 and December 31, 2005

	Years Ended December 31,
	2006	2005	Change
	(US dollars in thousands)

Expenses
Employee compensation and benefits	$(168,386)	$(345,918)	$177,532
General, administrative and other	(68,404)	(64,032)	(4,372)

Total expenses	$(236,790)	$(409,950)	$173,160

Key ratios
Employee compensation and benefits / total GAAP net revenues and other income	27.12%	57.33%	(30.21)%
General, administrative and other / total GAAP net revenues and other income	11.02%	10.61%	0.41%

Total expenses / total GAAP net revenues and other income	38.14%	67.94%	(29.80)%

Employee compensation and benefits fell by $177.5 million, or 51.3%, to $168.4 million. The decreases included a $121.7 million decrease in discretionary bonuses and a $14.3 million decrease in variable salary, which were driven primarily by the following factors:

•	certain GLG key personnel ceasing to be employees at or after the end of the second quarter of 2006. These key personnel became holders of direct or indirect limited partnership interests in the entities which had previously employed them, resulting in comparable amounts which had been paid as compensation being paid as limited partner profit share; and

•	the non-recurrence in 2006 of certain one-time costs incurred in 2005, primarily the approximately $41.6 million expense recorded in 2005 related to an employment tax settlement covering the period from GLG’s separation from Lehman Brothers International (Europe), or Lehman International, in 2000 to April 5, 2006.

The decrease was partially offset by the following factors which increased employee compensation and benefits through the period:

•	an increase in compensation attributable to the growth in GLG’s headcount as its operations grew; and

•	an increase in the proportion of performance-based discretionary compensation. GLG Funds are managed either by principals or by non-principals. Non-principals receive performance-based discretionary compensation related to their performance, either as bonus (for employees who do not participate in the limited partner profit share arrangement) or as discretionary limited partner profit share (for key personnel who participate in the limited partner profit share arrangement). In 2005 a number of funds managed by a former principal of GLG started to be managed by employee non-principal managers. This increased the performance-based discretionary bonuses included in employee compensation and benefits.

General, administrative and other expenses increased by $4.4 million, or 6.8%, to $68.4 million. This was mainly attributable to the growing scale of GLG’s operations, principally increases in personnel and market data expenses.

Non-GAAP Expense Measures

As discussed above under “— Assessing Business Performance”, GLG presents a non-GAAP PSCB measure. The table below reconciles GAAP employee compensation and benefits to non-GAAP PSCB for periods presented.

Change in Non-GAAP Expenses between Years Ended December 31, 2006 and December 31, 2005

	Years Ended December 31,
	2006	2005	Change
	(US dollars in thousands)

Non-GAAP expenses
GAAP employee compensation and benefits	$(168,386)	$(345,918)	$177,532
Limited partner profit share	(201,450)	—	(201,450)
Non-GAAP PSCB	(369,836)	(345,918)	(23,918)
GAAP general, administrative and other	(68,404)	(64,032)	(4,372)

Non-GAAP total expenses	$(438,240)	$(409,950)	$(28,290)

Key ratios (based on non-GAAP measures)
Non-GAAP PSCB / total GAAP net revenues and other income	59.57%	57.33%	2.24%
General, administrative and other / total GAAP net revenues and other income	11.02%	10.61%	0.41%

Non-GAAP total expenses / total GAAP net revenues and other income	70.59%	67.94%	2.65%

Non-GAAP PSCB, including payments of limited partner profit shares, increased by $23.9 million, or 6.9%, to $369.8 million. The increase was attributable primarily to an increase in non-GAAP discretionary compensation and bonus of $65.0 million, offset by a decrease of $7.1 million in non-GAAP variable compensation attributable to management’s decision to reduce the number of personnel with contractual entitlements to variable compensation and a reduction in variable compensation pay out rates for those who continue to have such entitlements. The $201.5 million increase in limited partner profit share was composed of a $186.7 million increase in discretionary limited partner profit share, a $7.6 million increase in base limited partner profit share priority drawings, and a $7.2 million increase in variable limited partner profit share. The factors contributing to the increases include:

•	an increase in net revenues, primarily a 41.3% increase in performance fees, which impacted performance-based variable compensation and limited partner profit share;

•	an increase in compensation attributable to the growth in GLG’s headcount as its operations grew;

•	GLG’s transition from a transaction charge to an administration fee model, which resulted in an increase in the performance fee revenues as a proportion of total net revenues and therefore an increase in the proportion of total net revenues giving rise to performance-based non-GAAP PSCB expense; and

•	an increase in the proportion of performance-based discretionary compensation attributable to funds managed by non-principals as described above in the discussion of GAAP expenses. In 2005, this increased the performance-based discretionary bonuses included in employee compensation and benefits. In addition, beginning in mid-2006, as a result of certain of the non-principal investment managers ceasing to be employees and becoming participants in the limited partner profit share arrangement, this increased performance-based discretionary limited partner profit share.

The increase caused by these factors was partially offset by the non-recurrence in 2006 of certain one-time costs incurred in 2005, primarily the approximately $41.6 million expense recorded in 2005 related to the employment tax settlement covering the period from GLG’s separation from Lehman International in 2000 to April 5, 2006 discussed above. The net impact of all such factors was a slight increase in the non- GAAP PSCB / total GAAP net revenues and other income ratio by 2.2% to 59.6%.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Change in GAAP Expenses between Years Ended December 31, 2005 and December 31, 2004

	Years Ended December 31,
	2005	2004	Change
	(US dollars in thousands)

Expenses
Employee compensation and benefits	$(345,918)	$(196,784)	$(149,134)
General, administrative and other	(64,032)	(42,002)	(22,030)

Total expenses	$(409,950)	$(238,786)	$(171,164)

Key ratios
Employee compensation and benefits / total GAAP net revenues and other income	57.33%	38.23%	19.10%
General, administrative and other / total GAAP net revenues and other income	10.61%	8.16%	2.45%

Total expenses / total GAAP net revenues and other income	67.94%	46.39%	21.55%

Employee compensation and benefits increased by $149.1 million, or 75.8%, to $345.9 million, which included a $115.0 million increase in discretionary bonuses, driven primarily by a 56.9% increase in performance fees and an increase in the proportion of discretionary performance-based compensation attributable to funds managed by non-principals, offset by a $4.6 million decrease in variable salary and a $2.8 million decrease in base compensation and benefits. For 2005 and 2004, non-principals received as bonus performance-based discretionary compensation related to their performance. As such, an increase in the contribution of performance attributable to non-principals increased the performance-based discretionary bonus included in employee compensation and benefits.

The major driver of the increase in the proportion of performance-based discretionary compensation attributable to non-principals was the transition in the management of funds managed by a former principal of GLG during the periods presented to employee non-principal investment professionals. The shift in 2005 to employee non-principal managers of the funds primarily managed by the former principal resulted in higher performance based discretionary bonuses being included in employee compensation and benefits in 2005 compared to 2004. The increase in employee compensation and benefits was also partially attributable to certain one-time costs incurred in 2005, primarily the approximately $41.6 million expense recorded in 2005 related to the employment tax settlement covering the period from GLG’s separation from Lehman International in 2000 to April 5, 2006. No comparable expense was recorded in 2004.

General and administrative expenses increased by $22.0 million, or 52.4%, to $64.0 million. This increase was mainly attributable to legal, professional and regulatory costs, in addition to costs associated with the development of the GLG platform to support the growing scale of GLG’s operations.

For these periods, there were no limited partner profit shares, as the limited partner profit share arrangement was not implemented until 2006. As a result, non-GAAP PSCB for these periods would have been the same as GAAP employee compensation and benefits.

Income Tax

GLG’s effective income tax rate is generally low since the portion of GLG’s profits comprising the limited partner profit share is included in income before income taxes but is subject to tax at the level of the limited partners and is not subject to corporation tax. In addition, some of GLG’s business is conducted in the Cayman Islands which does not levy corporate income tax on GLG’s earnings. Shown in the tables below are reconciliations of income taxes computed at the standard U.K. corporation tax rate to the actual income tax expense which reflect GLG’s effective income tax rate.

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

Change in Income Taxes between Six Months Ended June 30, 2007 and June 30, 2006

	Six Months Ended
	June 30,
	2007	2006	Change
	(US dollars in thousands)

Income taxes	$(28,286)	$(13,000)	$(15,286)

Reconciliation of income taxes computed at standard U.K. corporation tax rate to income tax charge

Income before income taxes	$357,354	$137,691	$219,663

Tax charge at U.K. corporation tax rate (30%)	(107,206)	(41,308)	(65,898)
Factors affecting charge:
Overseas tax rate differences	22,402	13,037	9,365
Disallowed and non-taxable items	(632)	(188)	(444)
Pass through to non-controlling interest holders	57,150	15,459	41,691

Tax on profit on ordinary activities	$(28,286)	$(13,000)	$(15,286)

Effective income tax rate	7.92%	9.44%	(1.52)%

Income tax expense increased by $15.3 million to $28.3 million, driven mainly by a 159.5% increase in income before income taxes, partially offset by a reduction in the effective income tax rate from 9.44% to 7.92%. The decrease in the effective income tax rate was due to an increase in amounts distributed as limited partner profit shares included in income before income taxes that did not impact income tax expense. The increase in these distributions was a result of certain key personnel ceasing to be employees and becoming participants in the limited partner profit share arrangement at or after the end of the second quarter of 2006.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Change in Income Taxes between Years Ended December 31, 2006 and December 31, 2005

	Years Ended December 31,
	2006	2005	Change
	(Dollars in thousands)

Income taxes	$(29,225)	$(25,345)	$(3,880)

Reconciliation of income taxes computed at standard U.K. corporation tax rate to income tax charge

Income before income taxes	$388,733	$196,247	$192,486

Tax charge at U.K. corporation tax rate (30%)	(116,620)	(58,874)	(57,746)
Factors affecting charge:
Overseas tax rate differences	27,557	35,185	(7,628)
Disallowed and non-taxable items	(841)	(1,656)	815
Pass through to non-controlling interest holders	60,679	—	60,679

Tax on profit on ordinary activities	$(29,225)	$(25,345)	$(3,880)

Effective income tax rate	7.52%	12.91%	(5.40)%

Income tax increased by $3.9 million to $29.2 million, driven by a 98.1% increase in income before income taxes, partially offset by a reduction in the effective income tax rate from 12.91% to 7.52%. The decrease in the effective income tax rate was due to an increase in amounts distributed as limited partner profit shares included in income before income taxes that did not impact income tax expense and a reduction in disallowed expenses, partially offset by an increase in the proportion of income before income taxes recognized in the United Kingdom, which applies a higher tax rate than the Cayman Islands and other jurisdictions in which GLG conducts business. The increase in these distributions was a result of certain key personnel ceasing to be employees and becoming participants in the limited partner profit share arrangement at the end of the second quarter of 2006.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Change in Income Taxes between Years Ended December 31, 2005 and December 31, 2004

	Years Ended December 31,
	2005	2004	Change
	(Dollars in thousands)

Income taxes	$(25,345)	$(48,372)	$23,027

Reconciliation of income taxes computed at standard U.K. corporation tax rate to income tax charge

Income before income taxes	$196,247	$276,440	$(80,193)

Tax charge at U.K. corporation tax rate (30%)	(58,874)	(82,932)	24,058
Factors affecting charge:
Overseas tax rate differences	35,185	36,118	(933)
Disallowed and non-taxable items	(1,656)	(1,558)	(98)
Pass through to non-controlling interest holders	—	—	—

Tax on profit on ordinary activities	$(25,345)	$(48,372)	$23,027

Effective income tax rate	12.91%	17.49%	(4.58)%

Income tax decreased by $23.0 million to $25.3 million, driven by both a 29.0% decrease in income before income taxes and by a reduction in the effective income tax rate from 17.49% to 12.91%. The decrease in the effective income tax rate was due to a decrease in the proportion of income before income taxes recognized in the United Kingdom, which applies a higher tax rate than the Cayman Islands and other jurisdictions in which GLG conducts business, partially offset by an increase in disallowed expenses.

Adjusted Net Income

As discussed above under “— Assessing Business Performance”, GLG presents a non-GAAP adjusted net income measure. The tables below reconcile net income to adjusted net income for the periods presented.

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

Change in Non-GAAP Adjusted Net Income between Six Months Ended
June 30, 2007 and June 30, 2006

	Six Months Ended
	June 30,
	2007	2006	Change
	(Dollars in thousands)

Derivation of non-GAAP adjusted net income
GAAP net income	$329,068	$124,691	$204,377
Deduct: limited partner profit share	(190,500)	(51,530)	(138,970)

Non-GAAP adjusted net income	$138,568	$73,161	$65,407

Adjusted net income increased by $65.4 million, or 89.4%, to $138.6 million. This increase was driven by increased performance, management and administration fees, resulting from GLG’s larger pool of AUM, stronger performance and increased fee yields during the 2007 period. The adjusted net income measure for these periods includes limited partner profit share arising from fund performance crystallized during the six months ended June 30, 2007. There was no limited partner profit share in the first six months of 2006.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Change in Non-GAAP Adjusted Net Income between Years Ended
December 31, 2006 and December 31, 2005

	Years Ended December 31,
	2006	2005	Change
	(Dollars in thousands)

Derivation of non-GAAP adjusted net income
GAAP net income	359,508	170,902	188,606
Deduct: limited partner profit share	(201,450)	—	(201,450)

Non-GAAP adjusted net income	$158,058	$170,902	$(12,844)

Adjusted net income decreased by $12.8 million, or 7.5%, to $158.1 million. This reduction was driven by an increase in non-GAAP PSCB, resulting from the transition from a transaction charge to an administration fee model and an increase in the proportion of performance attributable to non-principals, as further described under “— Results of Operations — Expenses — Year Ended December 31, 2006 Compared to Year Ended December 31, 2005 — Non-GAAP Expense Measures”. Such increase was partially offset by the non-recurrence in 2006 of certain one-time costs incurred in 2005, primarily relating to the approximately $41.6 million employment tax settlement with the Inland Revenue.

For fiscal 2004 and 2005, there were no limited partner profit shares, as the limited partner profit share arrangement was not implemented until 2006. As a result, non-GAAP PSCB for these periods would have been the same as GAAP employee compensation and benefits, and non-GAAP adjusted net income would have been the same as GAAP net income.

Liquidity and Capital Resources

Liquidity is a measurement of GLG’s ability to meet potential cash requirements, including ongoing commitments to repay borrowings, pay compensation, and satisfy other general business needs. GLG’s primary sources of funds for liquidity consist of cash flows provided by operating activities, primarily the management fees and performance fees paid from the GLG Funds and accounts managed by GLG.

GLG expects that its cash on hand and its cash flows from operating activities, the issuance of debt and equity securities and existing and future bank loans will satisfy its liquidity needs over the next twelve months. GLG expects to meet its long-term liquidity requirements, including the repayment of its debt obligations, through the generation of operating income, the issuance of debt and equity securities and existing and future bank loans.

GLG’s ability to execute its business strategy, particularly its ability to form new GLG Funds and increase its AUM, depends on its ability to raise additional investor capital within such funds. Decisions by investors to commit capital to the GLG Funds and accounts managed by GLG will depend upon a number of factors, including, but not limited to the financial performance of the GLG Funds and managed accounts, industry and market trends and performance and the relative attractiveness of alternative investment opportunities.

Excess cash held by GLG on its balance sheet is either kept in deposit bearing accounts or invested in AAA-rated money market funds. Currency hedging is undertaken to maintain currency net assets at pre-determined ratios.

Operating Activities

GLG’s net cash provided by operating activities was $151.8 million for the six months ended June 30, 2007 compared to $8.7 million for the six months ended June 30, 2006, reflecting significantly lower cash payments of compensation and benefits due to certain key personnel ceasing to be employees in mid-2006 and instead becoming participants in the limited partner profit share arrangement. The amounts paid as limited partner profit share are reflected beginning in 2006 as distributions to non-controlling interest holders in financing activities in the statements of cash flows.

GLG’s net cash provided by operating activities was $219.2 million, $208.5 million and $296.1 million during the years ended December 31, 2006, 2005 and 2004, respectively. These amounts primarily reflect cash-based fee income, less cash compensation, benefits and non-personnel costs and tax payments. The increase in net cash provided by operating activities from 2005 to 2006 was attributable to an increase in net income, driven primarily by certain key personnel ceasing to be employees in mid-2006 and instead becoming participants in the limited partner profit share arrangement, offset by GLG’s need during the period to pay greater accrued compensation which had arisen in 2005. The decrease in net cash provided by operating activities from 2004 to 2005 was attributable primarily to a reduction in net income, coupled with higher year-end fees receivable.

Investing Activities

GLG’s net cash used in investing activities was $3.7 million for the six months ended June 30, 2007 compared to $0.7 million for the six months ended June 30, 2006, reflecting increased purchases of fixed assets to support GLG’s expanding headcount and infrastructure.

GLG’s net cash used in investing activities was $4.7 million, $0.6 million and $2.9 million during the years ended December 31, 2006, 2005 and 2004, respectively. These amounts primarily reflect the cash purchase of fixed assets to support GLG’s expanding headcount and infrastructure. GLG does not undertake material investing activities, and hence net cash used in investing activities is generally not significant in the context of the business. Additionally, the amount of net cash used in investing activities on a year-to-year basis may be strongly affected by the purchase of a particular fixed asset, thereby giving rise to a potentially volatile year-to-year net cash usage.

Financing Activities

GLG’s net cash used in financing activities was $291.7 million for the six months ended June 30, 2007 compared to $148.0 million for the six months ended June 30, 2006. The increase primarily reflects $146.7 million of distributions to non-controlling interest holders, the participants in the limited partner profit share arrangement.

GLG’s net cash used in financing activities was $179.4 million, $106.5 million and $222.1 million during the years ended December 31, 2006, 2005 and 2004, respectively. These amounts primarily reflect distributions made to principals and other participating members. The increase in net cash used in financing activities from 2005 to 2006 was attributable primarily to a decision by the Principals and Trustees to change the timing of distributions from the business from 2005 to 2006, coupled with distributions to non-controlling interest holders during 2006, resulting from certain key personnel becoming participants in the limited partner profit share arrangement beginning in mid-2006. GLG did not make quarterly distributions of profit in 2006 and there were no distributions to non-controlling interest holders in 2005 because the limited partner profit share arrangement was not yet in effect. The decrease in net cash used in financing activities from 2004 to 2005 was attributable to a decision by the Principals and Trustees to draw less cash distributions from the business during 2005.

Off-Balance Sheet Arrangements

GLG does not have any off-balance sheet arrangements.

Contractual Obligations, Commitments and Contingencies

GLG has annual commitments under non-cancellable operating leases for office space located in London, the Cayman Islands and New York City (GLG Inc.) which expire on various dates through 2018. The minimum future rental expense under these leases is as follows:

Future Rental Expenses

Years Ended December 31,
2007	2008	2009	2010	2011	Thereafter	Total
(Dollars in thousands)

$4,287	$4,287	$4,339	$4,339	$4,339	$27,877	$49,468

Rental expenses are recognized on a straight-line basis and during the years ended December 31, 2006, 2005 and 2004 were $7.5 million, $6.2 million and $5.1 million, respectively.

GLG Holdings Limited entered into a credit facility in the principal amount of $13.0 million on October 29, 2002 with the Bank of New York. Interest on the loan is payable quarterly at the annual rate of LIBOR plus 75 basis points. The loan is repayable in four equal quarterly installments of $3.25 million. The first installment was originally due on January 29, 2007; however, the facility was extended on February 28, 2007 for another five years under the same terms and conditions and the repayment will commence effective January 29, 2012. The loan is secured by a pledge of substantially all of the assets of GLG Holdings Limited and there are liens on the future revenue streams of certain GLG entities. Scheduled principal payments for long-term borrowings at December 31, 2006 are as follows:

Future Loan Principal Payments

Years Ended December 31,
2007	2008	2009	2010	2011	Thereafter	Total
(Dollars in thousands)

$—	$—	$—	$—	$—	$13,000	$13,000

In connection with the consummation of the acquisition, this loan is expected to be repaid in full.

In the normal course of business, GLG and its subsidiaries enter into operating contracts that contain a variety of representations and warranties and that provide general indemnifications. GLG’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against GLG that have not yet occurred. However, based on experience, GLG expects the risk of material loss to be remote.

Qualitative and Quantitative Disclosures About Market Risk

GLG’s predominant exposure to market risk is related to its role as investment manager for the GLG Funds and accounts it manages for clients and the impact of movements in the fair value of their underlying investments. Changes in value of assets managed will impact the level of management and performance fee revenues.

The broad range of investment strategies that are employed across the approximately 40 GLG Funds and the managed accounts mean that they are subject to varying degrees and types of market risk. In addition, as the GLG Funds and managed accounts are managed independently of each other and risk is managed at a strategy and fund level, it is unlikely that any market event would impact all GLG Funds and managed accounts in the same manner or to the same extent. Moreover, there is no netting of performance fees across funds as these fees are calculated at the fund level.

The management of market risk on behalf of clients, and through the impact on fees to GLG, is a significant focus for GLG and it uses a variety of risk measurement techniques to identify and manage market risk. Such techniques include Monte Carlo Value at Risk, stress testing, exposure management and sensitivities, and limits are set on these measures to ensure the market risk taken is commensurate with the publicized risk profile of each GLG Fund and in compliance with risk limits.

In order to provide a quantitative indication of the possible impact of market risk factors on GLG’s future performance, the following sets forth the potential financial impact of scenarios involving a 10% increase or decrease in the fair value of all investments in the GLG Funds and managed accounts. While these scenarios are for illustrative purposes only and do not reflect GLG management’s expectations regarding future performance of the GLG Funds and managed accounts, they represent hypothetical changes that illustrate the potential impact of such events.

Impact on Management Fees

GLG’s management fees are based on the AUM of the various GLG Funds and accounts that it manages, and, as a result, are impacted by changes in market risk factors. These management fees will be increased or reduced in direct proportion to the impact of changes in market risk factors on AUM in the related GLG Funds and accounts managed by GLG. A 10% change in the fair values of all of the investments held by the GLG Funds and managed accounts as of June 30, 2007 would impact future net management fees in the following four fiscal quarters by an aggregate of $22.4 million, assuming that there is no subsequent change to the investments held by the GLG Funds and managed accounts in those four following fiscal quarters.

Impact on Performance Fees

GLG’s performance fees are generally based on a percentage of profits of the various GLG Funds and accounts that it manages, and, as a result, are impacted by changes in market risk factors. GLG’s performance fees will therefore generally increase given an increase in the market value of the investments in the relevant GLG Funds and managed accounts and decrease given a decrease in the market value of the investments in the relevant GLG Funds and managed accounts. However, it should be noted that GLG is not required to refund historically crystallized performance fees to the GLG Funds and managed accounts. The calculation of the performance fee includes in certain cases benchmarks and “high-water marks”, and as a result, the impact on performance fees of a 10% change in the fair values of the investments in the GLG Funds and managed accounts cannot be readily predicted or estimated.

Impact on Administration Fees

GLG’s administration fees are generally based on the AUM of the GLG Funds and managed accounts to which they relate and, as a result, are impacted by changes in market risk factors. GLG’s administration fees will generally increase given an increase in the market value of the investments in the relevant GLG Funds and managed accounts and decrease given a decrease in the market value of the investments in the relevant GLG Funds and managed accounts. In certain cases, the calculation of the administration fees includes minimum payments and fixed payments and, as a result, the impact on administration fees of a 10% change in the fair values of the investments in the GLG Funds and managed accounts cannot be readily predicted or estimated.

Market Risk

The GLG Funds and accounts managed by GLG hold investments that are reported at fair value as of the reporting date. GLG’s AUM is a measure of the estimated fair values of the investments in the GLG Funds and managed accounts. GLG’s AUM will therefore increase (or decrease) in direct proportion to changes in the market value of the total investments across all of the GLG Funds and managed accounts. A 10% change in the fair values of all of the investments held by the GLG Funds and managed accounts as of June 30, 2007 would impact GLG’s gross AUM by $2.2 billion and net AUM by $1.9 billion as of such date. This change will consequently affect GLG’s management fees and performance fees as described above.

Exchange Rate Risk

The GLG Funds and the accounts managed by GLG hold investments that are denominated in foreign currencies, whose value against GLG’s reporting currency may fluctuate. Furthermore, share classes may be issued in the GLG Funds denominated in foreign currencies, whose value against the currency of the underlying investments, or against GLG’s reporting currency, may fluctuate. The GLG Funds and the managed accounts may employ currency hedging to help mitigate such risks. In addition, foreign currency movements may impact GLG’s management and performance fees as described above. GLG employs a currency hedging policy to help mitigate such risk.

Interest Rate Risk

The GLG Funds and accounts managed by GLG hold positions in debt obligations and derivatives thereof some of which accrue interest at variable rates and whose value is impacted by reference to changes in interest rates. Interest rate changes may therefore directly impact the AUM valuation of these GLG Funds and managed accounts, which may affect GLG’s management fees and performance fees as described above.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheets as of June 30, 2007 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 give effect to the proposed acquisition by Freedom and give effect to certain transactions of GLG coincident with the acquisition. However, the pro forma information does not give effect to the proposed acquisition of GLG Holdings, Inc. and GLG Inc., which is subject to certain conditions precedent and is not expected to be completed until after the consummation of the acquisition of GLG. The pro forma information is based on the historical financial statements of Freedom and GLG after giving effect to the proposed combination and applying the estimates, assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The acquisition is considered to be a reverse acquisition recapitalization for accounting purposes because, among other things, the GLG Shareowners will own a majority of the outstanding shares of Freedom upon consummation of the acquisition. Under this method of accounting, GLG is the acquiring company. The acquisition is treated as the equivalent of GLG issuing stock for the net assets of Freedom accompanied by a recapitalization. The net assets of Freedom, primarily cash, are stated at their fair value, which is equivalent to the carrying value, and accordingly no goodwill or other intangible assets are recorded for accounting purposes. A final determination of the estimated fair values will be based on the actual net assets acquired as of the date of completion of the acquisition.

For pro forma purposes, the unaudited balance sheet of Freedom as of June 30, 2007 was combined with the unaudited combined balance sheet of GLG as of June 30, 2007 as if the proposed transaction had occurred on June 30, 2007. The unaudited statement of operations of Freedom for the six months ended June 30, 2007 was combined with the unaudited combined statement of operations of GLG for the six months ended June 30, 2007 and the statement of operations of Freedom for the period from June 8, 2006 (date of inception) to December 31, 2006 was combined with the combined statement of operations of GLG for the year ended December 31, 2006, in each case as if the proposed transaction had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements have been prepared assuming two different levels of stockholder approval by the Freedom stockholders. The acquisition will not be approved if the holders of 20% or more of the Freedom common stock issued in Freedom’s initial public offering vote against the acquisition and elect to exercise their redemption rights, regardless of whether a majority of the outstanding shares of Freedom common stock vote in favor of the acquisition proposal. The unaudited pro forma condensed combined financial statements have therefore been prepared based on the following two alternative assumptions: first, assuming minimum approval, which assumes that holders of 19.99% of the Freedom common stock issued in Freedom’s initial public offering exercise their redemption rights, and second, assuming maximum approval, which assumes that none of the Freedom stockholders exercise their redemption rights.

The unaudited pro forma condensed combined financial information has been prepared by Freedom and GLG management for illustrative purposes and is not intended to represent the condensed combined financial position or condensed combined results of operations in future periods or what the results actually would have been had Freedom and GLG been a combined company during the specified periods. The unaudited pro forma condensed combined financial information and accompanying notes should be read in conjunction with the following information appearing elsewhere in this proxy statement: (1) the GLG historical combined financial statements and notes thereto for the year ended December 31, 2006 and the six months ended June 30, 2007, (2) the Freedom historical financial statements for the period from June 8, 2006 (date of inception) to December 31, 2006 and notes thereto included in Freedom’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Freedom historical condensed financial statements for the six months ended June 30, 2007, included in Freedom’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, in each case, filed with the SEC, (3) “GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (4) “Freedom Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Net losses of $113.6 million and $500.6 million on a pro forma basis for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively, were largely driven by non-cash share-based compensation expenses of $409 million and $818 million, respectively. These expenses for the six months ended June 30, 2007 and the year ended December 31, 2006 are composed of the following:

•	charges of $22 million and $45 million, respectively, related to the 10,000,000 shares of Freedom common stock to be issued for the benefit of GLG’s employees, service providers and certain key personnel under the Restricted Stock Plan;

•	charges of $114 million and $229 million, respectively, related to the 33,000,000 shares of Freedom common stock and $150 million in cash or Notes to be issued for the benefit of certain of GLG’s key personnel participating in the equity participation plan; and

•	charges of $272 million and $544 million, respectively, related to the 77,604,988 shares of Freedom common stock and 58,904,993 shares of FA Sub 2 Limited Exchangeable Shares subject to the agreement among principals and trustees.

The shares described above are subject to certain vesting and forfeiture provisions and the related share-based compensation expenses are being recognized on a straight-line basis over the requisite service period using the accelerated method in accordance with the provisions of SFAS 123(R) for the Restricted Stock Plan and agreement among principals and trustees, and EITF Issue No. 96-18, for the equity participation plan.

Total shareholders’ deficit on a pro forma basis as of June 30, 2007 of $70.2 million (assuming maximum approval) and $172.8 million (assuming minimum approval) largely reflects the cash portion of the acquisition consideration of $1.0 billion, less certain amounts payable in relation to the equity participation plan that will be recognized in future periods.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
as of June 30, 2007
(In thousands, except share amounts)

Assuming Minimum Approval

	GLG	Freedom	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined

ASSETS
Cash and cash equivalents	$130,268	$2,892	$(1,035,000)	(1	),(7)	$106,147
			521,511	(2)
			50,000	(3)
			(17,952)	(4)
			557,000	(5)
			(102,572)	(6)
Deferred compensation, current	—	—	106,250	(1)		68,750
			(37,500)	(8)
Investments	154	—	—			154
Fees receivable	380,157	—	—			380,157
Prepaid and other current assets	27,418	1,673	—			29,091
Cash held in trust account (restricted cash)	—	521,511	(521,511)	(2)		14,000
			14,000	(7)
Deferred compensation, non-current	—	—	43,750	(8)		43,750
Property, plant and equipment, net	8,980	—	—			8,980

Total assets	$546,977	$526,076	$(422,024)			$651,029

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Rebates and sub-administration fees payable	$26,147	$—	$—			$26,147
Accrued compensation and benefits	47,702	—	—			47,702
Income taxes payable	29,130	5,561	—			34,691
Distributions payable	70,694	—	—			70,694
Accounts payable and accruals	16,388	2,597	36,000	(9)		54,985
Other current liabilities	3,653	—	—			3,653
Loan notes	—	—	14,000	(7)		14,000

Total current liabilities	193,714	8,158	50,000			251,872
Loan payable	13,000	—	557,000	(5)		570,000
Deferred underwriters’ fee	—	17,952	(17,952)	(4)		—
Redeemable common stock and interest	—	102,572	(102,572)	(6)		—
Minority interest	1,958	—	—	(10	),(16)	1,958
Members’ equity:
Members’ equity	6,354	—	(6,354)	(11)		—
Common stock, $.0001 par value; 200,000,000 authorized, 64,800,003 issued and outstanding, actual; 1,150,000,000 authorized, 230,340,290 issued and outstanding, pro forma	—	6	17	(12)		23
Series A voting preferred stock, $.0001 par value; no shares authorized, issued and outstanding, actual; 1,000,000,000 authorized, 58,904,993 issued and outstanding, pro forma	—	—	6	(12)		6
Additional paid-in capital	—	392,127	(752,491)	(1	),(7)	—
			50,000	(3)
			(36,000)	(9)
			6,331	(11	),(12)
			340,033	(8)
Income accumulated during the development stage	—	5,261	(5,261)	(11)		—
Accumulated income (deficit)	328,240	—	5,261	(11)		(176,541)
			(132,509)	(1)
			(377,533)	(8)
Accumulated other comprehensive income	3,711	—	—			3,711

Total members’ equity	338,305	397,394	(908,500)			(172,801)

Total liabilities and members’ equity	$546,977	$526,076	$(422,024)			$651,029

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
as of June 30, 2007
(In thousands, except share amounts)

Assuming Maximum Approval

	GLG	Freedom	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined

ASSETS
Cash and cash equivalents	$130,268	$2,892	$(1,035,000)	(1	),(7)	$106,147
			521,511	(2)
			50,000	(3)
			(17,952)	(4)
			454,428	(5)
Deferred compensation, current	—	—	106,250	(1)		68,750
			(37,500)	(8)
Investments	154	—	—			154
Fees receivable	380,157	—	—			380,157
Prepaid and other current assets	27,418	1,673	—			29,091
Cash held in trust account (restricted cash)	—	521,511	(521,511)	(2)		14,000
			14,000	(7)
Deferred compensation, non-current	—	—	43,750	(8)		43,750
Property, plant and equipment, net	8,980	—	—			8,980

Total assets	$546,977	$526,076	$(422,024)			$651,029

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Rebates and sub-administration fees payable	$26,147	$—	$—			$26,147
Accrued compensation and benefits	47,702	—	—			47,702
Income taxes payable	29,130	5,561	—			34,691
Distributions payable	70,694	—	—			70,694
Accounts payable and accruals	16,388	2,597	36,000	(9)		54,985
Other liabilities	3,653	—	—			3,653
Loan notes	—	—	14,000	(7)		14,000

Total current liabilities	193,714	8,158	50,000			251,872
Loan payable	13,000	—	454,428	(5)		467,428
Deferred underwriters’ fee	—	17,952	(17,952)	(4)		—
Redeemable common stock and interest	—	102,572	(102,572)	(6)		—
Minority interest	1,958	—	—	(10	),(16)	1,958
Members’ equity:
Members’ equity	6,354	—	(6,354)	(11)		—
Common stock, $.0001 par value; 200,000,000 authorized, 64,800,003 issued and outstanding, actual; 1,150,000,000 authorized, 240,895,010 issued and outstanding, pro forma	—	6	17	(12)		23
Series A voting preferred stock, $.0001 par value; no shares authorized, issued and outstanding, actual; 1,000,000,000 authorized, 58,904,993 issued and outstanding, pro forma	—	—	6	(12)		6
Additional paid-in capital	—	392,127	(855,063)	(1	),(7)	—
			50,000	(3)
			102,572	(6)
			340,033	(8)
			(36,000)	(9)
			6,331	(11	),(12)
Income accumulated during the development stage	—	5,261	(5,261)	(11)		—

Accumulated income (deficit)	328,240	—	5,261	(11)		(73,969)
			(29,937)	(1)
			(377,533)	(8)
Accumulated other comprehensive income	3,711	—	—			3,711

Total members’ equity	338,305	397,394	(805,928)			(70,229)

Total liabilities and members’ equity	$546,977	$526,076	$(422,024)			$651,029

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six months ended June 30, 2007
(In thousands, except per share amounts)

	GLG	Freedom	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined

Net revenues and other income:
Management fees, net	$120,334	$—	$—			$120,334
Performance fees, net	343,032	—	—			343,032
Administration fees, net	26,680	—	—			26,680
Other	970	—	—			970

	491,016	—	—			491,016
Expenses:
Employee compensation and other benefits	(81,566)	—	(408,934)	(8)		(483,817)
			6,683	(13)
General, administrative and other	(53,743)	(363)	—			(54,106)

	(135,309)	(363)	(402,251)			(537,923)

Income (loss) from operations	355,707	(363)	(402,251)			(46,907)
Other income (expense):
Interest income (expense), net	1,647	12,752	(15,252)	(5)		(13,605)
			(12,752)	(14)

Income (loss) before income taxes	357,354	12,389	(430,255)			(60,512)
Income taxes	(28,286)	(5,514)	5,514	(14)		(25,176)
			4,576	(15)
			(1,466)	(13)

Net income (loss)	329,068	6,875	(421,631)			(85,688)
Less cumulative dividends	—	—	(27,530)	(16)		(27,530)
Interest income subject to possible redemption	—	(1,783)	1,783	(6)		—
Less minority interest	(406)	—	—	(10	),(16)	(406)

Net income (loss) applicable to equity interest holders	$328,662	$5,092	$(447,378)			$(113,624)

Assuming Maximum Approval
Net income (loss) per common share, basic		$0.11				$(0.47)
Weighted average shares outstanding, basic		64,190				240,895
Net income (loss) per common share, diluted		$0.08				$(0.47)
Weighted average shares outstanding, diluted		82,275				240,895
Assuming Minimum Approval
Net income (loss) per common share, basic		$0.11				$(0.49)
Weighted average shares outstanding, basic		64,190				230,340
Net income (loss) per common share, diluted		$0.08				$(0.49)
Weighted average shares outstanding, diluted		82,275				230,340

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2006
(In thousands, except per share amounts)

	GLG	Freedom	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Net revenues and other income:
Management fees, net	$186,273	$—	$—		$186,273
Performance fees, net	394,740	—	—		394,740
Administration fees, net	34,814	—	—		34,814
Other	5,039	—	—		5,039

	620,866	—	—		620,866
Expenses:
Employee compensation and other benefits	(168,386)	—	(817,868)	(8)	(973,618)
			12,636	(13)
General, administrative and other	(68,404)	(94)	—		(68,498)

	(236,790)	(94)	(805,232)		(1,042,116)

Income (loss) from operations	384,076	(94)	(805,232)		(421,250)
Other income (expense):
Interest income (expense), net	4,657	390	(31,711)	(5)	(27,054)
			(390)	(14)

Income (loss) before income taxes	388,733	296	(837,333)		(448,304)
Income taxes	(29,225)	(127)	127	(14)	(22,491)
			9,513	(15)
			(2,779)	(13)

Net income (loss)	359,508	169	(830,472)		(470,795)
Less cumulative dividends	—	—	(29,580)	(16)	(29,580)
Less minority interest	(182)	—	—	(10), (16)	(182)

Net income (loss) applicable to equity interest holders	$359,326	$169	$(860,052)		$(500,557)

Assuming Maximum Approval
Net income (loss) per common share, basic and diluted		$0.01			$(2.08)
Weighted average shares outstanding, basic and diluted		13,012			240,895
Assuming Minimum Approval
Net income (loss) per common share, basic and diluted		$0.01			$(2.17)
Weighted average shares outstanding, basic and diluted		13,012			230,340

See notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

Note A.	Basis of Presentation

On June 22, 2007, Freedom and GLG announced a definitive agreement pursuant to which Freedom agreed to purchase all of the outstanding equity interests of the Acquired Companies. Because the GLG Shareowners will own approximately 77% of the voting interests of Freedom immediately following the consummation of the acquisition, GLG is deemed to be the acquiring company for accounting purposes. Accordingly, the transaction will be accounted for as a reverse acquisition. Because Freedom has no active business operations, the acquisition will be accounted for as a recapitalization of GLG and GLG will be treated as the acquirer and continuing reporting entity for accounting purposes. The assets and liabilities of Freedom will be recorded, as of completion of the acquisition, at fair value, which is considered to approximate historical cost, and added to those of GLG.

The fair values of the net assets of Freedom are shown below.

Cash	$526,076
Deferred underwriters’ fee	(17,952)
Other net current liabilities	(8,158)

Assuming Maximum Approval	$499,966

Redeemable stock	(102,572)

Assuming Minimum Approval	$397,394

Minority Interest

FA Sub 2 Exchangeable Shares

Upon consummation of the transaction, Mr. Gottesman and the Gottesman GLG Trust will receive, in exchange for their interests in the existing GLG entities, 58,904,993 Exchangeable Shares of FA Sub 2 Limited and 58,904,993 shares of Freedom Series A preferred stock, in addition to their proportionate share of the cash consideration.

The Exchangeable Shares are exchangeable for an equal number of shares of Freedom common stock at any time for no cash consideration at the holder’s option. Upon exchange of the Exchangeable Shares, an equivalent number of shares of Series A preferred stock will be concurrently redeemed. The shares of Series A preferred stock are entitled to one vote per share and to vote with the common stockholders as a single class but have no economic rights. In contrast, the Exchangeable Shares carry dividend rights but no voting rights except with respect to certain limited matters which will require the majority vote or written consent of the holder of Exchangeable Shares. The combined ownership of the Exchangeable Shares and the Series A preferred stock provides the holder of these shares with voting rights that are equivalent to those of the Freedom common stockholders.

The dividend rights of the Exchangeable Shares are such that the holder of these shares will receive an equivalent dividend as the common stockholders in addition to a cumulative dividend. The dividend rights of the holder of the Exchangeable Shares are in excess of those of the Freedom common stockholders, and these rights are therefore presented as a cumulative dividend in the pro forma condensed combined statements of operations.

Since FA Sub 2 Limited will have negative equity on a pro forma basis following completion of the acquisition and the holder of the Exchangeable Shares will have no obligation to fund losses, Freedom will absorb all losses after the cumulative dividends. Upon the materialization of future earnings, the majority interest will be credited to the extent of such losses previously absorbed.

GLG Holdings Inc. and GLG Inc.

GLG consolidates GLG Holdings Inc. and GLG Inc. pursuant to the requirements of Financial Accounting Standards Board (“FASB”) Interpretation No. 46, Consolidation of Variable Interest Entities, since they are variable interest entities and GLG is the Primary Beneficiary.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION — (Continued)
(In thousands, except share and per share amounts)

Note B.	Pro Forma Adjustments

Pro forma adjustments are necessary to record the purchase price of the acquisition (consisting of cash and Notes issued to the GLG Shareowners) and to reflect transactions that are a direct result of the acquisition.

The following pro forma adjustments are included in the unaudited condensed combined financial statements:

(1)	Reflects cash paid to GLG Shareowners upon consummation of the acquisition, which comprises the $1.0 billion purchase consideration and $35.0 million “net cash”, as defined in the purchase agreement, less the Notes (see Note 7).

(2)	Reflects reclassification of Freedom’s pre-acquisition cash from being held as a receivable (restricted cash) to cash since upon consummation of the acquisition the restrictions will lapse.

(3)	Reflects cash proceeds from the co-investment by Freedom’s sponsors immediately prior to consummation of the acquisition.

(4)	Reflects payment of the deferred underwriters’ fee from Freedom’s initial public offering in December 2006 to be made upon consummation of the acquisition.

(5)	Reflects the revolving credit and term loan facilities to be entered into upon consummation of the acquisition, repayment of existing borrowing and related interest payable. The pro forma statements of operations assume maximum approval; if minimum approval is obtained the interest payable would be $18,688 for the six months ended June 30, 2007 and $38,838 per year based on an assumed LIBOR rate of 5.448% plus 1.25%. The interest rate will be reset semi-annually to the then-current six month LIBOR rate. A 0.125% increase in the interest rate would have the following impacts:

	Minimum	Maximum
	Approval	Approval

Interest expense	$696	$584
Income tax	$(209)	$(175)

(6)	Reflects the redemption of 10,554,720 shares of Freedom common stock upon consummation of the acquisition if holders of 19.99% of Freedom common stock issued in Freedom’s initial public offering elect to exercise their redemption rights (minimum approval) or reclassification of redeemable common stock as permanent equity if none of the Freedom stockholders exercise their redemption rights (maximum approval).

(7)	Reflects Notes issued, upon request, to Sage Summit LP and Lavender Heights Capital LP upon consummation of the acquisition and the transfer of cash to an escrow account to be held for the repayment of the Notes. The amount reflects the likely maximum amount of Notes that may be requested by those key personnel that may find it advantageous to exercise their right to request Notes. Interest is payable on the Notes semi-annually at the LIBOR rate on the issuance date of the Notes. As the total interest payable is expected to closely match the returns on restricted cash set aside for the repayment of the Notes, no adjustment has been made to net interest expense in the condensed combined pro forma statement of operations. Pro forma gross interest income on the restricted cash and interest payable on the loan notes are each $383 for the six months ended June 30, 2007 and $766 for the year ended December 31, 2006. The Notes are repayable on demand by either party after an initial minimum holding period of six months, up to the final redemption date on the second anniversary of the issuance date of the Notes. The Notes are non-recourse obligations of FA Sub 1 Limited and its affiliates (including Freedom).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION — (Continued)
(In thousands, except share and per share amounts)

(8)	Reflects share-based and other compensation recognized in respect of (a) the equity participation plan, (b) the 10,000,000 shares allocated for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan, and (c) the agreement among the principals and trustees.

(a) Equity participation plan

Upon consummation of the acquisition, certain key personnel who participate in GLG’s equity participation plan are entitled through their limited partnership interests in Sage Summit LP and Lavender Heights Capital LP to receive collectively approximately 15% of the total consideration of cash and Freedom capital stock payable to the GLG Shareowners in the acquisition. This cash and Freedom capital stock will be subject to vesting requirements and will be accounted for in accordance with EITF Issue No. 96-18, “Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services”.

These equity participation plan participants will receive a pro rata portion of 25% of such amounts on consummation of the acquisition, with the remaining 75% vesting in equal installments over a three-year period on the first, second and third anniversaries of the consummation of the acquisition.

The total compensation expense included in the condensed combined statement of operations for the year ended December 31, 2006 for the equity participation plan is $229,000. The total expense for the equity participation plan will be $499,100 comprising cash of $150,000 and 33,000,000 Exchangeable Shares of FA Sub 1 Limited converted into Freedom common stock promptly after the acquisition with a fair value of $349,100 (using a fair value of $10.58 per share based on July 31, 2007 closing price per share of Freedom common stock and assuming no change in fair value).

(b) Restricted Stock Plan

Of the purchase price for the acquisition, up to 10,000,000 shares of Freedom common stock will be allocated to the employees, service providers and certain key personnel under the Restricted Stock Plan. These shares will be subject to vesting terms. These vesting requirements have not been finally determined; however, these pro forma condensed combined financial statements assume that 30%, 30% and 40% vest over a three-year period on the second, third and fourth anniversaries of the consummation of the acquisition, respectively.

A $45,000 charge to the combined statement of operations for the year ended December 31, 2006 has been recognized using the accelerated method under SFAS 123(R), “Share-based payments”, assuming no forfeiture and a fair value of $10.58 per share.

(c) Agreement Among Principals and Trustees

In addition, in connection with the acquisition, the Principals and the Trustees will enter into an agreement among principals and trustees which will provide that, in the event a Principal voluntarily terminates his employment with Freedom for any reason prior to the fifth anniversary of the acquisition, a portion of the equity interests held by that Principal and his related Trustee as of the closing of the acquisition will be forfeited to the Principals who are still employed by Freedom and their related Trustees. The pro forma assumes no forfeiture of shares by any Principal or Trustee.

The agreement provides for vesting at the following rates:

Consummation of the acquisition	17.5%
Each anniversary from 1st to 5th year	16.5%

A $544,000 charge to the condensed combined statement of operations for the year ended December 31, 2006 has been recognized using the accelerated method of SFAS 123(R), reflecting

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION — (Continued)
(In thousands, except share and per share amounts)

77,604,988 shares of Freedom common stock and 58,904,993 Exchangeable Shares of FA Sub 2 Limited at a fair value of $10.58 per share and assuming no forfeiture.

(9)	Reflects GLG’s and Freedom’s estimated transaction costs of $36,000 consisting primarily of investment banking, legal and accounting fees.

(10)	Minority interests represent the economic interests of the stockholders of GLG Holdings, Inc. Pursuant to a stock purchase agreement dated June 13, 2007, GLG Partners LP (or its designee) agreed to purchase from Emerald Tree Foundation, an independent Bermuda charitable foundation, all of the outstanding shares of GLG Holdings Inc., the parent company of GLG Inc., for $2,500. The closing of the stock purchase is conditioned on, among other things, the registration with the SEC of GLG Partners LP or GLG Inc. as an investment adviser under the U.S. Investment Advisers Act of 1940. It is expected that the acquisition of GLG Inc. will be completed following the completion of the acquisition. It is also expected that GLG Partners LP will designate GLG Partners, Inc. as the purchaser and that GLG Inc. will become an indirect wholly owned subsidiary of GLG Partners, Inc.

Due to the number of contingencies required for completion, the acquisition of GLG Holdings Inc. and GLG Inc. has not been included in the unaudited pro forma condensed combined financial information. The impact of the acquisition of GLG Holdings Inc. and GLG Inc. would be to:

•	reduce minority interests by $1,958, reduce cash by $2,500 and increase goodwill by $542 in the unaudited pro forma condensed combined balance sheets as of June 30, 2007 for both assuming the maximum approval and assuming the minimum approval; and

•	adjust minority interests by $406 for the six months ended June 30, 2007 and $182 for the year ended December 31, 2006 in the unaudited pro forma condensed combined statements of operations.

(11)	Reflects reclassification of GLG’s equity accounts to conform to Freedom’s equity structure.

(12)	Reflects the issuance of 171,095,007 shares of Freedom common stock and 58,904,993 shares of Freedom Series A voting preferred stock, which carry only voting rights and nominal economic rights. The 171,095,007 shares of Freedom common stock includes:

•	138,095,007 shares of Freedom common stock; and

•	33,000,000 ordinary shares of FA Sub 1 Limited, which are subject to certain put rights to Freedom and call rights by Freedom, payable upon exercise by delivery of 33,000,000 shares of Freedom common stock.

The aggregate number of shares above will be subject to adjustment as provided in the purchase agreement. Among other things, the aggregate number of shares will be increased if the price of Freedom common stock is less than $9.50 per share on the closing date such that the total value of the shares issued based on the average of the closing price of the Freedom common stock for the ten consecutive trading days for the period ending one business day prior to the closing date will be at least $2,185,000.

The exchange of FA Sub 1 Limited shares for shares of Freedom common stock has been accounted for based on the carrying amounts of the assets and liabilities of FA Sub 1 Limited. The ownership interests of the minority shareholders are unchanged by the exchange.

(13)	Reflects reduction in Principals’ base compensation and related payroll and corporate taxes post-acquisition. The adjustment reduces the basic compensation of the Principals in the aggregate to $3,000 per annum (plus related payroll taxes). The adjustment to income tax expense reflects the reduction in allowable deduction at U.K. corporate tax rates for the U.K. component of the Principals’ compensation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION — (Continued)
(In thousands, except share and per share amounts)

(14)	Freedom’s historical interest income and related taxation expense has been eliminated since the cash held in Freedom will be paid out to the GLG Shareowners upon consummation of the transaction. No pro forma adjustments relating to reporting, compliance and investor relations costs that GLG will incur as a public company have been made.

(15)	Reflects tax effect of interest payable on borrowings at the standard U.K. corporate tax rate.

(16)	Reflects cumulative quarterly cash distributions, based on Freedom’s estimate of the net taxable income of FA Sub 2 Limited allocable to the holder of Exchangeable Shares of FA Sub 2 Limited multiplied by an assumed tax rate, payable to such holder. The holder of the Exchangeable Shares is entitled to a pro rata share of any dividends distributed to Freedom stockholders as if it held an equivalent number of shares of Freedom common stock. In accordance with ARB No. 51, “Consolidated Financial Statements”, paragraph 15, as losses applicable to the minority interest in FA Sub 2 Limited exceed the minority interest in the equity capital of FA Sub 2 Limited, the losses have been charged against the majority interest, as there is no obligation of the minority interest to fund the losses. Losses not shared by the minority interest holder totaled $22,327 and $98,359 for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

Distributions to non-controlling interests of certain GLG entities relating to the limited partner profit share arrangement have not been deducted from the numerator for the purposes of calculating pro forma basic and diluted earnings per share.

Note C.  Pro Forma Earnings Per Share

The pro forma combined basic and diluted net income per share is based on the following (in thousands):

	Minimum Approval	Maximum Approval
	Number	Number

Six Months Ended June 30, 2007 and Year Ended December 31, 2006
Freedom shares outstanding prior to the acquisition	64,800	64,800
Shares issued in the sponsors’ co-investment	5,000	5,000
Shares of common stock issued in connection with the acquisition	138,095	138,095
Shares of common stock issued in exchange for ordinary shares of FA Sub 1 Limited	33,000	33,000
Shares redeemed	(10,555)	—

Pro forma basic and diluted EPS denominator	230,340	240,895

It has been assumed that the 33,000,000 ordinary shares of FA Sub 1 Limited will be acquired in exchange for 33,000,000 shares of Freedom common stock following consummation of the acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION — (Continued)
(In thousands, except share and per share amounts)

The number of pro forma additional shares that could potentially dilute pro forma basic earnings per share in the future that were not included in the computation of pro forma diluted earnings per share, because to do so would have been antidilutive are summarized as follows:

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006

FA Sub 2 Limited Exchangeable Shares	58,904,993	58,904,993
Public Offering Warrants	52,800,000	52,800,000
Founders’ Warrants	12,000,003	12,000,003
Sponsors’ Warrants	4,500,000	4,500,000
Co-Investment Warrants	5,000,000	5,000,000

	133,204,996	133,204,996

ORGANIZATIONAL STRUCTURE

The two principal entities operating GLG’s business are GLG Partners LP, an English limited partnership, and GLG Partners Services LP, a Cayman Islands exempted limited partnership.

The UK and Irish Group

GLG Partners LP is the investment manager of the GLG Funds and managed accounts. The general partner of GLG Partners LP is GLG Partners Limited, an English company. The shareholders of the general partner are Messrs. Gottesman, Green, Roman and Lagrange and Lehman (Cayman Islands) Ltd (“Lehman”). There are three limited partners of GLG Partners LP:

•	GLG Holdings Limited, a British Virgin Islands company. This is a holding company owned by Lehman, and the trustees of the Gottesman GLG Trust, Lagrange GLG Trust and Green GLG Trust.

•	Albacrest Corporation, a British Virgin Islands company, which is wholly owned by the Roman GLG Trust.

•	Laurel Heights LLP, an English limited liability partnership. The membership interests of Laurel Heights LLP are primarily held, directly or indirectly, by key personnel of GLG who participate in the limited partner profit share arrangement and, in some cases, the equity participation plan. These key personnel hold direct profits interests in Laurel Heights LLP* and those who participate in the equity participation plan also hold capital interests through Sage Summit LP, an English limited partnership, which wholly owns Liberty Peak Limited, which holds a capital interest in Laurel Heights LLP consisting of Laurel Heights LLP’s capital interest in GLG Partners LP. The managing member of Laurel Heights LLP is Mount Granite Limited.

Note: The profits interests marked with an asterisk above are not being acquired by Freedom as part of the acquisition.

The limited partnership agreement of GLG Partners LP vests the management of the partnership exclusively with the general partner, including the power to allocate profits and losses among the general and limited partners and the power to make distributions to the general and limited partners, provided that no more than £25,000 may be allocated to the general partner for any fiscal year. In addition, the limited partnership agreement of GLG Partners LP provides that, among other things:

•	new limited partners may only be admitted with the consent of the general partner;

•	limited partnership interests may only be transferred with the consent of the general partner;

•	the general partner shall serve as general partner until its resignation, bankruptcy, dissolution or liquidation and a successor general partner may only be appointed with the consent of all the limited partners;

•	the limited partnership will be dissolved and wound up by the general partner upon the first to occur of (1) the written consent of the general partner and all of the limited partners and (2) the sale of all or substantially all of the assets of the limited partnership; and

•	the limited partnership agreement may be amended solely with the consent of the general partner.

GLG Partners Asset Management Limited, an Irish company, is the manager of the GLG Funds authorized in Ireland. Its shareholders are Lehman, and the trustees of the Gottesman GLG Trust, Lagrange GLG Trust and Green GLG Trust.

The Cayman Islands Group

GLG Partners Services LP engages in marketing activities and provides investor relations services outside the United Kingdom. The general partner of GLG Partners Services LP is GLG Partners Services Limited, a Cayman Islands exempted company. The shareholders of the general partner are Lehman and the trustees of the Gottesman GLG Trust, Lagrange GLG Trust and Green GLG Trust. There are four limited partners of GLG Partners Services LP:

•	Steven Roth, a GLG investment professional who holds a profits interest.**

•	Saffron Woods Corporation, a British Virgin Islands company, which is wholly owned by a trust for the benefit of Greg Coffey, a GLG investment professional, and his family, which holds a profits interest.**

•	Betapoint Corporation, a British Virgin Islands company, which is wholly owned by the Roman GLG Trust.

•	Lavender Heights LLP, a Delaware limited liability partnership. The membership interests of Lavender Heights LLP are primarily held, directly or indirectly, by key personnel of GLG who participate in the limited partner profit share arrangement and, in some cases, the equity participation plan. These key personnel hold direct profits interests in Lavender Heights LLP** and those who participate in the equity participation plan also hold capital interests through Lavender Heights Capital LP, a Delaware limited partnership, which wholly owns Knox Pines Limited, which holds a capital interest in Lavender Heights LLP consisting of Lavender Heights LLP’s capital interest in GLG Partners Services LP. The managing member of Lavender Heights LLP is Mount Garnet Limited.

Note: The profits interests marked with a double asterisk above are not being acquired by Freedom as part of the acquisition.

The limited partnership agreement of GLG Partners Services LP vests the management of the partnership exclusively with the general partner, including the power to allocate profits and losses among the general and limited partners. In addition, the limited partnership agreement of GLG Partners Services LP provides that:

•	new limited partners may only be admitted with the consent of the general partner;

•	limited partnership interest may only be transferred with the consent of the general partner;

•	the general partner may in its absolute and sole discretion remove, for any reason and no reason, any limited partner admitted after April 30, 2006, including Steven Roth and Saffron Woods Corporation;

•	the general partner shall serve as general partner until its resignation, bankruptcy, dissolution or liquidation and a successor general partner may only be appointed with the consent of all the limited partners;

•	the limited partnership will be dissolved and wound up by the general partner upon the first to occur of (1) the written consent of the general partner and all of the limited partners and (2) the sale of all or substantially all of the assets of the limited partnership; and

•	the limited partnership agreement may be amended solely with the consent of the general partner.

GLG Partners (Cayman) Limited, a Cayman Islands exempted company, is the manager of GLG Funds registered in the Cayman Islands and Luxembourg. GLG Partners International (Cayman) Limited, a wholly owned subsidiary of GLG Partners (Cayman) Limited, manages unit trusts offered in Japan. GLG Partners Corporation, a wholly owned subsidiary of GLG Partners (Cayman) Limited, engages in preliminary activities preparatory to client management in the United States.

Other GLG Entities

GLG Inc., an independently owned Delaware corporation provides research, marketing and other services to GLG and which GLG plans to acquire after the Freedom acquisition.

Limited Partner Profit Share Arrangement

Beginning in mid-2006, GLG entered into partnership with a number of its key personnel in recognition of their importance in creating and maintaining the long-term value of GLG, thereby establishing the limited partner profit share arrangement. These individuals ceased to be employees and either became direct or indirect holders of limited partnership interests in GLG or formed Laurel Heights LLP and Lavender Heights LLP through which they provide services to GLG. Future participants in the limited partner profit share arrangement are expected to participate as members of Laurel Heights LLP and, in certain cases, Lavender Heights LLP. Through these partnership interests, GLG’s key personnel are entitled to partnership draws and limited partner profit distributions. New key personnel and additional existing personnel may be admitted as new members of Laurel Heights LLP and Lavender Heights LLP. In addition, current members of Laurel Heights LLP and Lavender Heights LLP who cease to provide services to GLG will be removed as members of Laurel Heights LLP and Lavender Heights LLP. We refer to these amounts as the “limited partners profit shares”. Key personnel that are participants in the limited partner profit share arrangement do not receive salaries or discretionary bonuses from GLG. As noted above, Freedom is not acquiring the membership interests of GLG’s key personnel in Laurel Heights LLP and Lavender Heights LLP or Saffron Woods’ or Steven Roth’s interest in GLG Partners Services LP representing this interest in the limited partner profit share arrangement. These interests will remain outstanding after the consummation of the acquisition and related transaction. The amounts distributed to Laurel Heights LLP by GLG Partners LP and to Lavender Heights LLP, Saffron Woods Corporation and Steven Roth by GLG Partners Services LP, on account of their respective limited partnership interests will be determined by the respective general partners of the limited partnerships, whose decisions will be controlled by GLG’s management. The amounts received by Laurel Heights LLP and Lavender Heights LLP will be distributed by them to GLG’s key personnel who are their members as limited partner profit shares in such amounts as shall be determined by their respective managing members, whose decisions will be controlled by the Principals or the Trustees, as the case may be. Other than distributions in connection with the limited partners profit share arrangement, Laurel Heights LLP, Lavender Heights LLP Saffron Woods and Steven Roth are not expected to receive any other distributions from GLG Partners LP or GLG Partners Services LP.

GLG Funds

The GLG Funds are structured as limited liability companies incorporated either in the Cayman Islands, Ireland or Luxembourg and each has its own, majority independent, board of directors.

Pre-Acquisition Organizational Structure

The diagram set forth below depicts our organizational structure prior to the consummation of the acquisition and related transactions.

Key to GLG Organizational Structure

This organizational chart presents a simplified version of GLG’s organizational structure immediately prior to the acquisition. It presents certain information on a condensed or combined basis. Among other things, it does not reflect the different classes of shares or partnership interests GLG Shareowners hold in various entities after giving effect to Sage Summit LP’s and Lavender Heights Capital LP’s entitlement to 15% of the proceeds from the acquisition pursuant to the equity participation plan. For each named GLG Shareowner, the chart shows on a combined, condensed basis the interests held by that GLG Shareowner, any trust that may hold shares for the benefit of that GLG Shareowner (and/or his family or others), and any interests held indirectly through one or more subsidiaries, trusts or affiliates of the GLG Shareowner. The percentage interests reflected in the top line of this organizational chart reflects the combined equity ownership of each GLG Shareowner.

Albacrest: Albacrest Corporation
Betapoint: Betapoint Corporation
GHL: GLG Holdings Limited
GLGPL: GLG Partners Limited
GPAM: GLG Partners Asset Management Limited
GPCL: GLG Partners (Cayman) Limited
GPICL: GLG Partners International (Cayman) Limited
GPC: GLG Partners Corporation
GPLP: GLG Partners LP
GPS: GLG Partners Services Limited
GPS LP: GLG Partners Services LP
Knox Pines: Knox Pines Ltd.
Laurel Heights: Laurel Heights LLP
Lavender Heights: Lavender Heights LLP
Liberty Peak: Liberty Peak Ltd.
Mount Garnet: Mount Garnet Limited
Mount Granite: Mount Granite Limited
Saffron Woods: Saffron Woods Corporation
Steven Roth: a GLG key personnel
Gottesman: Noam Gottesman and the Gottesman GLG Trust, individually and collectively
Green: Jonathan Green and the Green GLG Trust, individually and collectively
Istithmar: IFS V Limited, a wholly owned subsidiary of Istithmar (PJSC) and an indirect wholly owned subsidiary of Dubai World
Lagrange: Pierre Lagrange and the Lagrange GLG Trust, individually and collectively
Lehman: Lehman (Cayman Islands) Ltd
Roman: Emmanuel Roman, the Roman GLG Trust, Albacrest and Betapoint, individually and collectively
Sal. Oppenheim: FARAMIR Beteiligungs und Verwaltungs GmbH, an indirect wholly owned subsidiary of Sal. Oppenheim jr. & Cie. S.C.A.

Post-Closing Structure

The diagram under “The Acquisition — General — Acquisition Structure” depicts our organizational structure immediately after the consummation of the acquisition and related transactions.

After giving effect to the issuance of the securities in connection with the co-investment and the acquisition, Freedom’s public stockholders, including our founders and directors, will hold Freedom common stock, which collectively represent approximately 23% of Freedom’s common equity, and the GLG Shareowners (including the Trustee for the Gottesman GLG Trust through their holdings of Exchangeable Shares and Series A preferred stock) will hold Freedom common stock and common stock equivalents which collectively represent approximately 77% of Freedom’s voting interests. These amounts assume that none of the warrants are exercised.

The Trustee for the Gottesman GLG Trust will hold 100% of the Series A preferred stock, which represents 19.65% of the combined voting power of Freedom. The Series A preferred stock has a nominal economic interest in Freedom.

Freedom will hold 100% of the ordinary shares of FA Sub 1 Limited, assuming that all of the ordinary shares issued at the closing to Knox Pines and Liberty Peak subject to the put/call arrangement set forth in the shares exchange agreement described in “Agreements Related to the Acquisition — Shares Exchange Agreement” are exchanged following the closing for Freedom common stock.

FA Sub 1 Limited will hold 100% of the Class A ordinary shares of FA Sub 2 Limited, and the Trustee for the Gottesman GLG Trust will own 100% of the Exchangeable Shares of FA Sub 2 Limited.

FA Sub 2 Limited will hold 100% of the ordinary shares of FA Sub 3 Limited.

INDUSTRY

Asset Management

Overview

Asset management generally involves the management of investments by third-party managers on behalf of investors. The total value of AUM worldwide was estimated to exceed $45 trillion in 2006. The asset management industry has experienced significant growth in worldwide AUM in the past ten years, fueled in significant respects by aging populations in both developed and emerging markets around the world, which have increased the pools of savings and particularly pension assets.

Asset managers employ a diverse range of strategies, which may be generally divided into two broad categories:

•	traditional or long-only investment strategies; and

•	alternative investment strategies.

Traditional or long-only asset management, in general, involves managing portfolios of equity, fixed income and/or derivative securities and may include funds of funds. The investment objective of these portfolios may include total return, capital appreciation, current income and/or replicating the performance of a specific index. Such portfolios may include investment companies (e.g., mutual funds and exchange-traded funds) or separate accounts managed on behalf of individuals or institutions. Investors in traditional or long-only funds may have certain limitations on withdrawals or may have unrestricted access to their funds through market transactions, in the case of closed-end mutual funds and exchange traded funds, or through withdrawals, in the case of open-end mutual funds and separate managed accounts. Traditional and long-only fund managers are generally compensated with fees that are a percentage of AUM.

Alternative asset management, in general, involves a variety of investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within certain predefined risk parameters and investment guidelines. The universe of alternative asset managers includes hedge funds, funds of funds (i.e., funds that invest in other investment funds), private equity funds, real estate funds, venture capital and mezzanine and structured debt funds.

Alternative asset management vehicles have been the fastest growing segment of the asset management industry in part because many investors have sought to diversify their investment portfolios to include alternative asset strategies and alternative asset managers have generally delivered superior returns with a lower correlation to the broader market performance than traditional asset management strategies.

Hedge Funds

Hedge funds are generally privately held or unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under all market conditions. Hedge funds differ from traditional or long-only asset management vehicles in the more varied asset classes in which they may invest or the more varied strategies they employ, including arbitrage, asset-based lending, distressed securities, equity long-short, global macro and other quantitative and non-quantitative strategies. Hedge fund managers generally earn a base management fee based on the net asset value of the AUM in the fund and also typically earn performance fees based on the overall performance of the funds that they manage. Investors can invest and withdraw capital from the funds periodically in accordance with the terms of the prospectus, offering memorandum or subscription agreement for the funds, which may include an initial period of time in which capital may not be withdrawn, allowing for withdrawals only at specified times and other limitations on withdrawals.

Historically, hedge funds have generated positive performance across a variety of market conditions with less correlation to the performance of traditional benchmarks. Hedge funds achieve this through a variety of methods, including the use of short selling, hedging or arbitrage strategies and inclusion of fixed income-related securities or derivatives in investment portfolios. As a result of employing these strategies, hedge funds have been utilized by an increasing number of institutional asset managers as diversification instruments and, in light of the generally positive performance, have experienced significant asset inflows in recent years.

Global AUM in the hedge fund industry, as reported by HFR Industry Reports, have grown from approximately $456 billion at December 31, 1999 to an estimated $1.4 trillion at December 31, 2006, a 17.7% compound annual growth rate.

Funds of Funds

Funds of funds managers invest in a portfolio of other investment funds rather than investing directly in stocks, bonds or other securities. Funds of funds managers are predominantly associated with investments in alternative strategies such as hedge funds and private equity, but some funds of funds managers invest in portfolios of traditional funds. Funds of funds managers generally earn fees based on a percentage of net asset value of AUM in the fund and may also earn performance fees. Investor liquidity varies by manager and strategy. Funds of funds generally seek to deliver the risk/return profile of the underlying fund’s asset category from a diversified group of managers.

Growth of the funds of funds business is driven by the increasing interest in the underlying alternative strategies of hedge funds and private equity, and by many investors’ preference for investing in alternative investments on a broadly diversified basis. Funds of funds help investors reduce risk by limiting exposure to single managers and by closely monitoring manager performance and making allocation decisions. Commitments to funds of funds vehicles have increased substantially over the past several years.

According to HFR Industry Reports, total assets invested in funds of funds have grown from $76 billion at the end of 1999 to $547 billion at the end of 2006, representing a 32.6% compound annual growth rate.

Industry Trends

The following factors are expected to influence the alternative asset management industry’s growth:

Growing investor interest in absolute return products

Prior to the late 1990s, investor interest in absolute return products was relatively limited. However, following the downturn in global equity indices between 2000 and 2002, a broader range of investors became attracted to products targeting absolute rather than relative returns, driving strong inflows into the hedge fund industry.

As interest in absolute return products has increased, institutions have also become interested in methods of applying absolute-style strategies across the large proportions of their portfolios which are not allocated to alternative investments such as hedge funds. This trend is creating demand for a new style of long-only asset management product, which builds on the tools and techniques used by hedge fund managers to enhance risk-adjusted returns in a fund format acceptable to regulators and investors who do not wish to or who are restricted from investing in funds that take short positions or make substantial use of leverage or derivatives.

The opening up of third-party distribution channels

In the 1990s, the distribution of asset management products was dominated by large asset management firms distributing their own proprietary funds through in-house distribution channels. The increasing focus on manager performance, rather than brand or product range, as a differentiating factor has resulted in many major distributors adopting an “open architecture” strategy, distributing third-party products alongside their own in-house funds. This strategic shift is beginning to take hold in previously closed markets, to the benefit of independent, high performing managers lacking significant internal distribution capabilities.

Increasing portfolio allocations from institutional investors

Based on their relative share of new investment flows, alternative asset management strategies have gained market share from traditional asset management strategies and are expected to continue to do so.

According to McKinsey & Company, the percentage of net new investment flows into alternative asset classes has grown from 7% to 22% between 2001 and 2005. Hedge funds alone are reported by McKinsey & Company to have received approximately 40% to 50% of these flows during 2005.

Much of the recent growth in the alternative investment industry can be attributed to investments by a growing community of individual and institutional investors seeking alternative asset management strategies as a means to obtain diversification improving the risk adjusted return profile of their portfolios. Despite the rapid expansion in institutional inflows, alternative asset management strategies still account for a relatively small portion of total institutional assets, which in turn implies significant opportunity for continued growth. Among hedge funds, for example, Casey, Quirk & Associates reported that global institutional holdings are expected to grow from approximately $360 billion in October 2006 to over $1 trillion by 2010. Likewise, global hedge fund allocations, in the aggregate, are expected to rise to 3.5% of overall institutional assets by 2010 from 2% in October 2006. The increased role of institutional investors has resulted in increased professionalism in the industry and a greater focus on risk management and investment operations.

Increasing demand for transparency and controls from the largest institutional investors has created an opportunity for the largest, most established and developed alternative asset managers

Institutional investors are attracted to larger funds with well established track records, systems, operations and advanced risk management capabilities. The institutionalization of the alternative asset management industry is driving alternative asset managers to develop more robust infrastructures, as large institutional investors require greater transparency and robust risk management systems. Managers controlling larger pools of assets typically manage multiple funds with various strategies and, in the case of hedge funds, may have the ability to allocate capital among strategies in a dynamic fashion based on market conditions. As a result, the number of managers controlling larger pools of assets in the hedge fund sector has increased in recent years.

Regulatory developments have expanded the market for alternative investments

The interest among investors for the opportunity to invest in alternative asset classes has grown over recent years and partly in response to this the European Union has sought to make the regulatory regime in the European Union more flexible. Investment funds which qualify under the European Communities (Undertakings for Collective Investment in Transferable Securities) Directive 1985, which we refer to as the UCITS Directive, are, in principle, entitled to market themselves to the public in any member state of the European Union by virtue of being appropriately authorized in a single member state of the European Union, subject to making relevant notifications in the host member state. These funds, referred to as UCITS Funds, are subject to comprehensive investment restrictions, including anti-concentration limits, prohibitions on investing in certain asset classes (such as real estate and derivatives) and limits on borrowing.

The UCITS Directive has been amended by the UCITS Management Directive 2001 and the UCITS Product Directive 2001 (collectively, referred to as UCITS III) which was due to have been in force in all member states of the European Union by February 2004. UCITS III widens the range of investments in which a UCITS Fund may invest to include investments such as financial derivative instruments and money market instruments, allows a UCITS Fund to make greater use of leverage and aims to provide an enhanced investor protection regime. Effective February 2007, all UCITS Funds must comply with UCITS III.

INFORMATION ABOUT GLG

Business

Overview

GLG, the largest independent alternative asset manager in Europe and the eleventh largest globally, offers its base of long-standing prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving clients’ capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service.

GLG uses a multi-strategy approach, offering approximately 40 funds across equity, credit, convertible and emerging markets products. GLG has achieved strong and sustained absolute returns in both alternative and long-only strategies. As of June 30, 2007, GLG’s gross AUM (including assets invested from other GLG Funds) were approximately $21.5 billion, up from approximately $3.9 billion as of December 31, 2001, representing a compound annual growth rate, or CAGR, of 36%. As of June 30, 2007, GLG’s net AUM (net of assets invested from other GLG Funds) were approximately $18.6 billion, up from approximately $3.9 billion as of December 31, 2001, representing a CAGR of 33%. GLG has achieved a 17.3% dollar-weighted compound net annual return on its alternatives strategies since its first fund launch in 1997. The chart above sets forth the growth of GLG’s gross and net AUM since 2001. In 2007, on a dollar-weighted basis, the net return of the GLG Funds was 10.9% for the first six months, flat in July and decreased by 3.3% in August, for an overall increase of 7.6%. In 2007, on a dollar-weighted basis, the net return of the single-manager alternative strategy funds was 11.7% for the first six months, increased by 0.5% in July and decreased by 3.6% in August, for an overall increase of 8.6%.

Headquartered in London, GLG has built an experienced and highly-regarded investment management team of 95 investment professionals and supporting staff of 205 personnel, representing decades of experience in the alternative asset management industry. This deep team of talented and dedicated professionals includes a significant number of people who have worked with GLG since before 2000. In addition, GLG receives dedicated research and administrative services from GLG Inc., an independently owned entity with 27 personnel in New York, which GLG has recently agreed to acquire, subject to certain conditions. For purposes of this proxy statement, personnel refers to employees of GLG and the individuals who are members of Laurel Heights LLP and Lavender Heights LLP and who provide services to GLG through these entities.

GLG has built a highly scalable investment platform, infrastructure and support system, which represent a combination of world-class investment talent, cutting-edge technology and rigorous risk management and controls.

GLG manages a portfolio of approximately 40 funds, comprising both alternative and long-only strategies. The charts below summarize the diversity of GLG’s overall gross AUM as of June 30, 2007.

GLG employs a multi-strategy approach across the funds it manages, with low correlations of returns across product asset classes. The diversity of these funds and their strategies provides GLG with more stable performance fee revenue than more narrowly-focused alternative investment managers. The chart below summarizes for the seven largest single-manager GLG Funds the correlation of returns between individual funds, as well as the correlation of each fund to the S&P 500 Index and the MSCI World Index, based on monthly returns from the fund inception date to June 30, 2007. Correlation represents a statistical measure of the degree to which the return of one GLG Fund is correlated to the return of another GLG Fund, the S&P 500 Index or the MSCI World Index. It is expressed as a factor that ranges from −1.00 (perfectly inversely correlated) to +1.00 (perfectly positively correlated). A correlation of 0 indicates no correlation at all. For example, the correlation between the GLG Emerging Markets Fund and the GLG North American Opportunity Fund is 0.36, indicating a relatively low correlation between the investing strategies of each fund. Thus, the chart illustrates how relatively uncorrelated the strategies of the GLG Funds are to one another and to general market indices, resulting in a more stable flow of performance fees over an extended period of time.

	Alternatives				Long-Only*
				North	Global
	Emerging	European	Market	American	Convertible	European	Capital
	Markets	Long-Short	Neutral	Opportunity	UCITS	Equity	Appreciation
	($2.5bn	($2.5bn	($2.4bn	($1.1bn	($1.5bn	($1.2bn	($1.0bn
	Gross AUM)	Gross AUM)	Gross AUM)	Gross AUM)	Gross AUM)	Gross AUM)	Gross AUM)

Emerging Markets	1.00	0.58	0.50	0.36	0.49	0.54	0.61
European Long-Short	0.58	1.00	0.52	0.57	0.15	0.21	0.29
Market Neutral	0.50	0.52	1.00	0.52	0.52	0.27	0.54
North American Opportunity	0.36	0.57	0.52	1.00	0.50	0.37	0.59
Global Convertible UCITS	0.49	0.15	0.52	0.50	1.00	0.76	0.85
European Equity	0.54	0.21	0.27	0.37	0.76	1.00	0.76
Capital Appreciation	0.61	0.29	0.54	0.59	0.85	0.76	1.00

S&P 500 Index	0.31	(0.03)	0.16	0.31	0.65	0.75	0.65
MSCI World Index	0.39	0.05	0.26	0.36	0.72	0.85	0.75

*  AUM figures include distributing funds; returns are for non-distributing fund.

GLG’s success has been driven largely by its strong and sustained track record of investment performance. The chart below summarizes investment performance since the launch of GLG’s first fund in 1997 by looking at the cumulative dollar-weighted net annual returns for all GLG Funds (excluding FoHFs) and for the single-manager alternative strategy GLG Funds.

History

Messrs. Gottesman, Lagrange and Green, who had worked together at Goldman Sachs Private Client Services since the late 1980s, left to form GLG as a division of Lehman International in September 1995, with significant managerial control. Initially, GLG managed accounts for private client investors, primarily high and ultra-high net worth individuals from many of Europe’s wealthiest families, with whom the founders had pre-existing relationships. GLG began to offer fund products in early 1997.

By 1998 GLG had exceeded the five-year profitability target which had been jointly set by the founders and Lehman International in 1995. In 2000, GLG’s senior management, which added Philippe Jabre in 1997, wanted to grow its business as an independent company. As a result, GLG became an independent business in 2000. A subsidiary of Lehman Brothers Holdings Inc. initially held a 20% minority interest and now holds a 15.3% interest. Mr. Green retired from GLG at the end of 2003, and Mr. Jabre resigned from GLG in early 2006.

Since its separation from Lehman International in 2000, GLG has invested considerable resources to develop a cohesive investment management team and robust platform to allow GLG to participate in the strong growth of the alternative investment management industry. GLG has successfully established a fully independent infrastructure, seen overall headcount grow from approximately 55 in 2000 to 327 as of July 31, 2007 (including 27 personnel at GLG Inc.) and recruited a significant number of high-quality individuals from leading financial services businesses both to deepen GLG’s talent pool and management base and to support a substantial range of new product initiatives.

Emmanuel Roman, a former Partner of Goldman Sachs, joined GLG in 2005 as a non-investment manager Co-Chief Executive Officer.

Competitive Strengths

GLG is one of the leading alternative asset managers in the world. Moreover, GLG’s strength in Europe and the United Kingdom has given it a highly respected brand name in the industry and has enabled it to attract and retain highly talented investment professionals as well as to invest heavily in its infrastructure. GLG believes that it enjoys distinct advantages for attracting and retaining talent, generating investment opportunities and increasing AUM because of the strength and breadth of its franchise. By capitalizing on what it regards as its competitive strengths, GLG expects to extend its record of growth and strong investment performance.

GLG Team and Culture

GLG has a deep team of talented and dedicated professionals, a number of whom have worked at GLG since before its separation from Lehman International in 2000. GLG’s high-quality and well-motivated team of investment professionals, led by two of GLG’s Managing Directors, Messrs. Gottesman and Lagrange, is characterized by exceptional investment and product development experience and expertise. Several of GLG’s investment professionals are widely recognized leaders and pioneers in the alternative investment management industry. In addition to its 95 investment professionals, GLG has 205 professionals in its marketing, legal, compliance, accounting, administrative, risk management, operations and technology groups. GLG has invested heavily for over ten years in recruiting, retaining and supporting this strong and cohesive team because it believes that the quality of this team has contributed and will continue to contribute materially to the strength of its business and the results it achieves for its clients. Extensive industry experience and consistency in the senior management team provide GLG with considerable continuity and have served to define its professional culture.

GLG’s management believes that a team approach, in which investment professionals managing multiple strategies and asset classes are encouraged to share investment perspectives and information (for example, equity, credit and emerging market specialists working together, or industry teams working across geographic regions), promotes the cross-fertilization of ideas, investment strategies and product development within the organization. Management views this team dynamic as a critical contributor to both GLG’s investment success and its ability to develop new product initiatives.

Long-standing Relationships with a Prestigious Client Base

GLG has forged long-standing relationships with many of Europe’s wealthiest families and prestigious institutional asset allocators. GLG enjoys a balanced investor base made up of roughly half high and ultra-high net worth individuals and half institutional investors. GLG has discretionary power to allocate a significant portion of the assets invested by high and ultra-high net worth individuals among its various fund products. With a foundation of firmly established relationships, some originating prior to GLG’s inception in 1995, GLG enjoys a loyal client base. In addition to representing a high-quality source of client referrals, many of these clients have significant industry and regional knowledge, as well as experience and relationships that GLG is able to leverage in the investment process. GLG’s focus on client relationship management through its marketing team and customized investment solutions places it in a strong position both to capture a greater proportion of the investable wealth of existing accounts and to attract new clients.

Differentiated Multi-Strategy Approach and Product Offerings

By offering a wide variety of investment strategies and products, in contrast to single strategy managers, GLG offers a broad solution, deploying client assets across a variety of investment products among its portfolio of approximately 40 fund products. By spinning-off successful strategies into new funds, GLG has been able to expand its portfolio of separate independent funds, creating growth opportunities with new and existing clients. GLG’s multi-strategy approach provides significant advantages to its clients, most importantly the flexibility to redeploy client assets quickly among other GLG Funds in GLG’s diversified portfolio of investment products in the face of changing market conditions. GLG’s multi-strategy profile also enhances the stability of GLG’s performance fee-based revenues, as fluctuations in fund performance and performance fees are modulated across the broad and diverse portfolio of investment products. In addition, GLG’s diversified investment product offerings allow it to take advantage of cross-selling opportunities with new and existing clients, thereby attracting or retaining investment capital that might otherwise go to non-GLG investment vehicles. Furthermore, through its managed account product, GLG is able to create sophisticated and highly customized solutions for its clients, providing products tailored to client requirements.

Strong and Sustained Investment Track Record

The GLG Funds have generated substantial absolute returns since inception, during periods of both supportive and difficult market conditions. By focusing on its core competencies, GLG has achieved outstanding returns — dollar-weighted compound net annual returns of 17.3% in all alternative strategies funds and 15.5% in all GLG Funds (excluding FoHFs) since 1997. Dollar-weighted annual returns are calculated as the composite performance of all constituent funds, weighted by fund size, with performance measured by core class in each fund.

Institutionalized Operational Processes and Infrastructure

GLG has invested considerable resources into developing its personnel base and establishing its infrastructure. GLG has developed highly institutionalized product development, investment management, risk management, operational and information technology processes and controls. Management believes that GLG’s institutionalized product platform, operational and systems infrastructure and distribution channels are highly scalable and are attractive to institutional investors who are seeking investment funds with well-developed and robust systems, operations and advanced risk management capabilities. This, in turn, enhances GLG’s ability to participate in the strong growth of the investment management industry and demand for absolute return products.

Alignment of Interests

GLG’s superior performance is due, in part, to the close alignment of interests among its management, personnel and clients. Currently, approximately 77% of GLG’s equity is owned by the Principals, the Trustees and GLG’s key personnel. After consummation of the acquisition transaction, the Principals, the Trustees, GLG’s officers and directors, GLG key personnel, employees and service providers, and their respective affiliates, Lavender Heights Capital LP and Sage Summit LP are expected to own collectively approximately 66% of our company after giving effect to the co-investment by Freedom’s sponsors and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding Freedom warrants. GLG’s management believes that this ownership by these key personnel will be an important contributor to GLG’s success by motivating these key personnel to provide outstanding fund performance, generate significant revenues for GLG through management and performance fees and thereby increase the value of their ownership interests. In this manner, GLG’s key personnel have a stake in the success of all of GLG’s products, not just those in which they work personally. These ownership interests will continue to align the interests of its Principals and key personnel with their clients, as well as with the other holders of our capital stock, encourage cooperation across strategies and create greater opportunities for our business.

In addition, GLG’s three Principals and certain key personnel are expected to invest at least 50% of the after-tax cash proceeds they receive in the acquisition in GLG Funds, demonstrating their confidence in its investment strategies and further aligning their interests with those of GLG’s clients and the holders of our capital stock. Upon the consummation of the acquisition transaction, GLG’s Principals, the Trustees and these key personnel and their families and associated entities are expected to have investments in the GLG Funds, including amounts they are required to invest in GLG Funds pursuant to the purchase agreement, equal to approximately $715 million of net AUM and will pay the same fees and otherwise invest on the same terms as other investors.

Furthermore, a significant portion of the compensation and limited partner profit share of GLG’s key personnel (other than the Principals) is based on the performance of the funds and accounts GLG manages. In addition, GLG’s key personnel are eligible to receive discretionary bonuses and limited partner profit share, which are based upon individual and firm-wide performance.

Growth Strategies

Extend Strong Investment Track Record

Over time, GLG’s principal goal of achieving substantial absolute returns for its investors has remained unchanged. Since inception, GLG has achieved a strong and sustained investment track record. In the process, GLG has established itself as a leading alternative asset manager and has attracted an established high and ultra-high net worth individual and institutional client base.

Expand Investment Products and Strategies

GLG has consistently developed and added new products and strategies to its business, and intends to continue to expand selectively its products and strategies. GLG’s multi-strategy approach allows GLG to offer clients a full-service solution, provides diversity and adds stability to GLG’s performance fee-based revenues. It currently offers approximately 40 investment fund products, including its recently launched GLG Environmental Fund, GLG Emerging Markets Special Situations Fund and GLG Esprit Fund (a quantitative long-short fund), and has several other fund products in the product development pipeline, including its first UCITS III Fund expected in September 2007. Over the last five years, GLG had added an average of five new fund products a year. GLG continues to emphasize the importance of innovation and responsiveness to client demands and market opportunities, and believes that the close and long-term relationships that it enjoys with its clients are a key source of market research helping to drive the development of new products and strategies.

Build on Success in Europe and the United Kingdom to Penetrate Other Major Markets

GLG is focused on developing a much more significant global presence and views the acquisition as a key step in achieving this goal. GLG intends to expand its client relationships and distribution capabilities in regions where it has not actively sought clients, particularly the United States, the Middle East and Asia, and through new distribution channels and joint ventures. GLG believes that clients and institutions in these regions could represent a significant portion of future AUM growth. For example, although the United States currently represents 57% of the total alternative asset management market, according to Hedge Fund Research, Inc., it represents a de minimus portion of GLG’s net AUM. GLG has recently agreed to acquire GLG Inc. subject to certain conditions, including registration by GLG Inc. and GLG Partners LP (to the extent required by applicable law) as investment advisers under the Investment Advisers Act. GLG also believes that becoming a publicly traded, NYSE-listed company will further enhance the brand awareness of GLG and its business and will facilitate AUM growth by attracting new clients, particularly from the United States and other under-penetrated geographic markets.

On August 16, 2007, Istithmar, the Government of Dubai-owned private equity and alternative investment firm, and Sal. Oppenheim, Europe’s largest independent private bank, each completed the purchase of shares in GLG Holdings Limited and GLG Partners Services Limited equal to 3.92% of the outstanding shares in those entities and shares in GLG Partners Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited equal to 3.53% of the outstanding shares in those entities for an aggregate purchase price of $82.5 million payable by each of Istithmar and Sal. Oppenheim from Jonathan Green, one of GLG’s founders who retired from GLG in 2003, and the Green GLG Trust. Both will also be investors in GLG Funds.

Products and Services

Investment Products

GLG has five major categories of products:

•	Single-manager alternative strategy funds: These funds represent GLG’s core investment product and are the primary means by which investors gain exposure to GLG’s core alternative investment strategies. This category comprises 18 individual funds, each being managed according to distinct investment strategies, including equity long-short funds, mixed-asset long-short funds, multi-strategy arbitrage funds, convertible bond funds, credit long-short funds and a commodities trading fund and may be characterized by the use of leverage, short positions and/or derivatives. These single-manager alternative strategy funds have gross AUM of approximately $12.8 billion representing 59% of total gross AUM and net AUM (net of alternative fund-in-fund investments) of approximately $11.6 billion. The largest funds in this category are: the GLG European Long-Short Fund, the GLG Emerging Markets Fund, the GLG Market Neutral Fund, the GLG North American Opportunity Fund and the GLG Global Convertible Fund. These funds may also make use of fund-in-fund investment whereby one single manager alternative strategy fund may hold exposure to another single-manager alternative strategy fund. In order to accurately represent this sub-investment, management tracks AUM on both a gross and a net basis. In a gross presentation, sub-invested funds will be counted at both the investing and investee fund level. Net presentation removes the assets at the investing fund level, indicating the total external investment from clients.

•	Long-only funds: The long-only funds facilitate access to GLG’s leading market insight and performance for those clients who are seeking full (non-hedged) exposure to the equity markets across geographic and sector-based strategies, while benefiting from GLG’s investment expertise. GLG currently operates 13 long-only funds, which have gross AUM of approximately $4.4 billion representing 20% of total gross AUM. The largest funds in this category are: the GLG Global Convertible UCITS Fund, the GLG Capital Appreciation Fund and the GLG European Equity Fund.

•	Funds of GLG funds (“internal FoHF”): These funds are structured to provide broad investment exposure across GLG’s range of single-manager alternative strategy funds, as well as being a means by which investors may gain exposure to funds that are currently not being marketed. GLG currently has four internal FoHF funds, representing 8% of total gross AUM. The largest funds in this category are: the GLG Multi Strategy Fund SICAV and the GLG Global Opportunity Fund.

Presentation of the AUMs of these funds on a net basis results in minimal AUM figures, as the vast majority of their assets are sub-invested in underlying GLG single-manager alternative strategy funds, with net AUM representing only small cash balances. Due to active fund management decisions regarding leverage for investment or settlement purposes and/or due to the mechanics of the process by which GLG’s internal FoHFs are required to place investments into underlying single-manager alternative strategy funds, the value of the investments held by any internal FoHF may not be exactly equal to the gross AUM of that fund at any point in time.

•	Multi-manager funds (“external FoHF”): The multi-manager funds represent GLG’s external FoHF offering, currently comprising five funds and 3% of total gross AUM. These funds are invested into funds managed by external asset management businesses (and, in one case, a GLG Fund). The largest funds in this category are: the Prescient Alpha Fund and the GLG MMI Enhanced Fund.

Any investment of external FoHF assets into underlying GLG Funds is removed from the net presentation of an external FoHF’s AUM.

•	Managed accounts: GLG offers managed account solutions to larger institutional clients who want exposure to GLG’s investment strategies, but are seeking a more customized approach. Managed accounts currently represent 8% of total gross AUM through 20 separate accounts.

Fund Performance and Structure

GLG’s historical success has been driven by its strong and sustained track record of investment performance. GLG’s investment strategies have delivered cross-cycle outperformance when compared to the equity and fixed income markets.

When viewed at the individual fund level, GLG’s performance (net of all fees paid to GLG) is equally impressive. The table below presents historical net performance for all active GLG Funds (which are not in the process of being liquidated) by AUM in each of the product categories as of June 30, 2007. It should be noted that the alternative strategy funds seek to deliver absolute performance across a broad range of market conditions.

				Net Performance
	Gross		Inception	Since	Annualized
	AUM	Net AUM	Date	Inception*	Net Return*
Alternative Strategies
GLG European Long-Short Fund(1)	$2.54bn	$2.32bn	1-Oct-00	147.72%	14.39%
MSCI Europe Index (Loc)				1.69%	0.25%
GLG Financials Fund(1)	$0.26bn	$0.06bn	3-Jun-02	74.45%	11.59%
S&P Global 1200 Financial Sector Index				67.64%	10.72%
GLG Technology Fund(1)	$0.30bn	$0.08bn	3-Jun-02	72.36%	11.33%
NASDAQ Index				60.06%	9.71%
GLG Alpha Select Fund(1)	$0.53bn	$0.16bn	1-Sep-04	32.12%	10.36%
FTSE 100 Index (GBP)				48.18%	14.94%
GLG Consumer Fund(1)	$0.09bn	$0.02bn	1-Nov-05	30.20%	17.23%
MSCI World Equity Index (Loc)				30.69%	17.49%
GLG Global Utilities Fund(1)	$0.37bn	$0.09bn	1-Dec-05	32.80%	19.69%
S&P 500 Index				26.35%	15.98%
GLG Esprit Fund(1)(2)	$0.18bn	$0.09bn	1-Sep-06	12.76%	15.68%
GLG European Opportunity Fund(1)	$0.29bn	$0.13bn	2-Jan-02	68.51%	9.97%
MSCI Europe Index (Loc)				30.06%	4.90%
GLG North American Opportunity Fund(1)	$1.12bn	$0.84bn	2-Jan-02	86.04%	11.97%
S&P 500 Index				30.94%	5.03%
GLG Japanese Long-Short Fund(1)	$0.04bn	$0.02bn	1-Nov-04	2.32%	0.87%
Topix Index (JPY)				63.52%	20.33%
GLG Global Convertible Fund(3)	$0.53bn	$0.53bn	1-Aug-97	186.25%	11.19%
Merrill Lynch Global 300 Convertible Index (Loc)				84.25%	6.36%
MSCI World Equity Index (Loc)				54.11%	4.46%
JP Morgan Government Bond Index (Loc)				55.87%	4.58%
GLG Market Neutral Fund(1)	$2.43bn	$2.17bn	15-Jan-98	509.43%	21.06%
MSCI World Equity Index (Loc)				60.99%	5.16%
Investment in USD 3 Month Libor Rate				44.59%	3.98%
GLG Credit Fund(1)	$0.50bn	$0.30bn	2-Sep-02	101.41%	15.59%
Investment in USD 3 Month Libor Rate				15.75%	3.07%
GLG Absolute Return Bond Fund(1)	$0.10bn	$0.10bn	1-Apr-06	7.79%	6.22%
Investment in USD 3 Month Libor Rate				6.84%	5.46%
GLG Event Driven Fund(1)(2)	$0.30bn	$0.21bn	2-May-06	4.29%	3.67%
GLG Global Futures Fund(1)(2)	$0.08bn	$0.00bn	1-Aug-04	14.41%	4.74%
GLG Emerging Markets Fund(1)(2)	$2.55bn	$2.33bn	1-Nov-05	141.04%	70.03%
GLG Emerging Markets Special Situations Fund(1)(2)	$0.62bn	$0.59bn	2-Apr-07	19.93%	107.29%
Long Only Strategies
GLG Performance Fund(3)	$0.36bn	$0.36bn	14-Jan-97	264.38%	13.16%
MSCI World Equity Index (Loc)				87.91%	6.22%
GLG Performance (Distributing) Fund(2)(3)	$0.02bn	$0.02bn	6-Apr-99	131.45%	10.73%
GLG European Equity Fund(3)	$1.18bn	$1.18bn	11-Feb-99	171.55%	12.66%
MSCI Europe Index (Loc)				36.24%	3.76%
GLG North American Equity Fund(3)	$0.19bn	$0.19bn	2-Jan-04	52.67%	12.89%
S&P 500 Index				35.20%	9.03%
GLG UK Select Equity Fund(3)	$0.02bn	$0.00bn	1-Dec-06	13.21%	23.94%
FTSE 100 Index (GBP)				9.24%	16.52%
GLG UK Select Equity (Distributing) Fund(2)(3)	$0.02bn	$0.00bn	2-Apr-07	5.43%	23.63%
GLG Environment Fund(3)	$0.03bn	$0.00bn	2-Jan-07	9.01%	18.89%
MSCI Europe Index (Loc)				7.82%	16.30%

				Net Performance
	Gross		Inception	Since	Annualized
	AUM	Net AUM	Date	Inception*	Net Return*
GLG Alpha Capture Fund(2)(3)	$0.01bn	$0.00bn	1-Mar-07	8.45%	21.98%
GLG Capital Appreciation Fund(3)	$0.62bn	$0.62bn	4-Mar-97	243.14%	12.68%
Benchmark(4)				78.94%	5.80%
GLG Capital Appreciation (Distributing) Fund(2)(3)	$0.43bn	$0.43bn	1-Apr-99	116.02%	9.78%
GLG Balanced Fund(3)	$0.10bn	$0.10bn	4-Mar-97	138.14%	8.77%
Benchmark(5)				69.30%	5.23%
GLG Global Convertible UCITS Fund(3)	$1.44bn	$1.44bn	12-Mar-99	110.32%	9.37%
Merrill Lynch Global 300 Convertible Index (Loc)				65.23%	6.23%
MSCI World Equity Index (Loc)				25.67%	2.79%
JP Morgan Government Bond Index (Loc)				36.06%	3.78%
GLG Global Convertible UCITS (Distributing) Fund(2)(3)	$0.02bn	$0.00bn	14-Oct-05	18.99%	10.72%
Internal FoHF GLG Global Opportunity Fund(3)	$0.49bn	$0.49bn	4-Feb-97	429.74%	17.38%
MSCI World Equity Index (Loc)				83.58%	6.01%
GLG Multi-Strategy Fund(1)	$1.11bn	$1.11bn	7-Jan-03	59.38%	10.97%
MSCI World Equity Index (Loc)				85.73%	14.83%
GLG Global Aggressive Fund(1)	$0.02bn	$0.02bn	4-Jan-00	128.66%	11.66%
MSCI World Equity Index (Loc)				9.05%	1.16%
Prime GLG Diversified Fund(2)(3)	$0.00bn	$0.00bn	1-Jun-04	28.54%	8.50%
External FoHF Prescient Alpha Fund(1)	$0.23bn	$0.23bn	1-Oct-01	45.37%	6.73%
MSCI World Equity Index (Loc)				52.69%	7.64%
GLG MMI Enhanced Fund(1)	$0.26bn	$0.26bn	1-Dec-03	68.43%	15.69%
MSCI World Equity Index (Loc)				57.97%	13.63%
GLG MMI Japanese Opportunity Fund(1)(2)	$0.05bn	$0.05bn	1-Jun-05	20.68%	9.47%
GLG MMI Directional Fund(1)(2)	$0.04bn	$0.02bn	1-Jul-06	11.44%	11.51%
GLG MMI Enhanced II Fund(1)(2)	$0.02bn	$0.02bn	1-Dec-06	14.28%	26.11%

(1)	GLG Partners (Cayman) Limited is the manager of these GLG Funds.

(2)	No comparable index.

(3)	GLG Partners Asset Management Limited is the manager of these GLG Funds.

(4)	Benchmark for GLG Capital Appreciation Fund is 65% MSCI World Index (Loc); 35% JPMorgan Gov’t Bond Index (Loc).

(5)	Benchmark for GLG Balanced Fund is 1/3 MSCI World Index (Loc), 1/3 JPMorgan Gov’t Bond Index (Loc), 1/3 US $ 3-month LIBOR rate.

The investment manager for all funds is GLG Partners LP. None of the GLG Funds is registered in the United States. However, each GLG Fund is regulated in its jurisdiction of incorporation, except for the GLG MMI Japanese Opportunity Fund. See “— Competitive Strengths — Alignment of Interests” for a discussion of investments by the GLG Principals and certain key personnel in the GLG Funds.

GLG’s gross management fee rates and administration fee rates are set as a percentage of fund AUM depending on the product. GLG’s gross performance fee rates are set as a percentage of fund performance, calculated as investment gains (both realized and unrealized), less management and administration fees, subject to “high water marks” and, in the case of most long-only funds, four external FoHF and two single-manager alternative strategy funds, to performance hurdles. The table below sets forth the typical range of gross fee rates for management fees and performance fees (subject to fee treatment of fund-in-fund reinvestments as described below); administration fee notes vary depending on the product:

	Typical Range of Gross	Typical Range of Gross
Product	Management Fee Rates (% of AUM)	Performance Fee Rates (% of AUM)
Single-manager alternative strategy funds	1.50% — 2.50%*	20% — 30%*
Long-only funds	0.75% — 2.25%	20% — 25%
Internal FoHF	0.25% — 1.50% (at the investing fund level)*	0% — 20% (at the investing fund level)*
External FoHF	1.50% — 1.95%	5% — 10%

Note: Where a single-manager alternative strategy fund or internal FoHF managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG, the “investing fund” is the top-level GLG Fund into which a client invests and the “investee fund” is the underlying GLG Fund into which the investing fund allocates funds for investment. When one of the single-manager alternative strategy funds or internal FoHFs managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG:

•	management fees are charged at the investee fund level. In addition, management fees are charged on the following GLG Funds at the investing fund level: (1) GLG Multi Strategy Fund; and (2) Prime GLG Diversified Fund;

•	performance fees are charged at the investee fund level. In addition, performance fees are charged on the following GLG Funds at the investing fund level: (1) Prime GLG Diversified Fund; and (2) GLG Global Aggressive Fund to the extent that the performance fee at the investing fund level exceeds the performance fee at the investee fund level; and

•	administration fees are charged at both the investing and investee fund levels.

Certain GLG Funds employ leverage to enable them to invest additional amounts over and above their share capital and thereby enhance equity returns. Leverage will vary with the exact composition of the fund portfolio. Leverage is provided by prime brokers and counterparties. Additionally, funds may be leveraged through the use of products such as options, futures and other derivatives.

Each of the GLG Funds is structured as a limited liability company, incorporated in the Cayman Islands, Ireland or Luxembourg. In general, the Cayman Islands are preferred for alternative strategy funds of non-U.S. investors, given the flexibility available to alternative strategy funds in this jurisdiction. A limited number of GLG’s alternative strategy funds are also domiciled in Ireland. GLG’s long-only funds are incorporated in Ireland and utilize investment strategies which comply with the regulations in Ireland and qualify for UCITS status. These long-only funds also have the ability to use a limited degree of leverage and to use derivative instruments, including synthetic short exposure, in accordance with UCITS III. One of GLG’s internal FoHF funds is domiciled in Luxembourg. Each GLG Fund has a board of directors and each board consists of a majority of independent directors. The prospectus for each fund sets out the terms and conditions upon which shareholders invest in the fund. None of the GLG Funds are subject to key man provisions. Thirty-four funds are listed on the Irish Stock Exchange, one fund is listed on the Luxembourg Stock Exchange, one fund is listed on the Cayman Islands Stock Exchange and four funds are unlisted.

Each GLG Fund has appointed a GLG entity as its manager to provide investment management, administration and distribution services to the fund pursuant to a management agreement. The provision of these services is delegated to other GLG entities and third parties. In particular, investment management is delegated to GLG Partners LP pursuant to an investment management agreement. Because each GLG Fund is structured as a limited liability company whose owners are the investors in the fund, the manager and investment manager generally do not have an ownership interest in the fund and their sole relationship with the fund is contractual. Fund administration, custody and prime brokerage services are delegated to third-party providers pursuant to separate agreements.

The material terms of these agreements relate to the scope of services to be rendered to the fund, liabilities, remuneration and rights of termination under certain circumstances. Under each management agreement, a manager is appointed to, among other things, manage the assets of the relevant GLG Fund, administer the assets of the relevant GLG Fund and distribute the assets of the relevant GLG Fund. The manager delegates each of these functions to third parties. In particular the manager delegates the investment management functions to GLG Partners LP. Under each investment management agreement, the investment manager is responsible for identifying, purchasing, managing and disposing of investments on behalf of the relevant fund in accordance with its statement of investment policy. Each management agreement and investment management agreement is terminable on 30 days’ written notice by either party and provides that in the absence of negligence, willful default, fraud or bad faith, the manager and its agents will not be liable for any loss or damage arising out of the performance of their obligations under the agreement.

GLG does not hold any investments in the GLG Funds, other than a de minimis amount of subscriber and management shares. The subscriber and management shares are for a fixed notional amount and do not have an entitlement to participate in movements in net asset value, nor do they generate any income for GLG. As a result, GLG does not receive any income by reason of investment on its own account in the GLG Funds.

Neither the Principals nor their affiliates plan to have any investment management operations or businesses that are separate from GLG. All of the assets managed by GLG are owned by GLG’s clients and are therefore separate from GLG. GLG does have discretion over the management of these assets.

Clients and Marketing

GLG has a team of 13 marketing professionals which is split into geographical regions. GLG’s marketing effort has historically been geographically focused, with Europe accounting for the majority of marketing activity, and is built on a number of complementary and diverse distribution channels:

•	marketing to high and ultra-high net worth individuals and families through a combination of existing client referrals, marketer-led relationships and banks; and

•	marketing to institutional investors, including funds of funds, alternative asset management divisions of banks, pension funds, insurance companies and investment platforms, through a combination of the capital introduction groups of leading prime brokers, financial intermediaries, marketer-led relationships and banks.

In addition to the standard tasks of reporting performance and alerting clients to new fund and product launches, GLG’s marketing personnel offer broader investment advice, including assistance with overall portfolio planning, which, in some cases, may include non-GLG investment products. Although GLG has historically focused on Europe, it is committing resources to expanding into under-penetrated markets like the United States, the Middle East and Asia.

GLG also has a 29 member dedicated client service and marketing support team that facilitates investment transactions and provides analysis and reporting to clients.

Product Development

GLG has developed approximately 40 new investment products over the last ten years, including a number of innovative offerings in the alternative investment management industry, such as the GLG Espirit, GLG Environment and GLG Emerging Market Special Situations funds. Consistent innovation and product development has stemmed from GLG’s close relationship to its client base, the investment team’s skill and market knowledge and also GLG’s responsiveness to client and market demands. The following chart shows the historical development of current GLG Funds:

GLG is focused on further developing its multi-strategy approach and diversified product offerings. GLG has continued to emphasize the importance of innovation and responsiveness to client and market demands. GLG believes that the close and long-term relationships that it enjoys with its clients are a key source of market research helping to drive development of successful products. Since 2005, the process of product development has been more fully formalized and is now coordinated through the non-investment manager Co-Chief Executive Officer.

Idea Generation.  Product development is driven by discussions with clients, internal research, internal analysis of market trends and competitor offerings. Product development is sometimes initiated through sector-focused research from investment analysts.

Feasibility Testing.  New products are initially vetted for feasibility to confirm GLG’s ability to support the new fund or strategy operationally and to highlight mitigating risks and other factors affecting feasibility. Initial due diligence is followed by relevant feasibility checks based on extensive investment experience from investment professionals and client managers.

Product Setup.  Once a new product has undergone review and feasibility testing, the product development team arranges appropriate prime brokerage and counterparty relationships, and coordinates with legal counsel to set up the legal structures of any new funds or products and to develop fund or product prospectuses in conjunction with the marketing team.

Client Management.  Both investment managers and marketing professionals who serve as client relationship managers meet with existing and potential investors about each relevant new product.

Operational Processes and Infrastructure

Investment Management Process

GLG has a systematic investment approach which combines bottom up analysis with macroeconomic analysis and technical trading, resulting in an emphasis on both the qualitative and quantitative assessment of investment opportunities. GLG looks at all instruments across the capital structure, from equity to subordinated loans. With extensive coordination between analysts and traders, investment ideas are scrutinized and validated at multiple stages. GLG’s organizational structure facilitates the sharing of ideas between equity, credit and emerging markets specialists. Similarly, industry teams work across regions to develop global views and relative values strategies between investments located in different geographical areas.

Analysts.  GLG’s sector and general analysts utilize their industry expertise to generate and analyze ideas for long and short investments by meeting with corporate management and performing original analytical work. GLG’s strong relationships in the brokerage community provide analysts with significant access to third-party and industry expertise.

Traders.  GLG’s traders confirm the short-term validity of fundamental analysis and optimize the best entry and exit points for trading ideas. GLG’s strong relationships in the brokerage community provide traders with best execution and liquidity across asset classes.

Investment Managers.  GLG’s investment managers integrate recommendations from analysts and traders, taking into account the macroeconomic environment, portfolio construction and relevant strategies. They also manage risk and ensure that capital is adequately used.

Throughout this process, GLG utilizes an extensive risk management process, as described in the following paragraphs.

Portfolio Risk Management

Effective risk management is central to the operation of GLG’s business. GLG uses both quantitative and qualitative assessments in an effort to offer high annual returns combined with a low level of return volatility. Risk management helps manage volatility and avoid positions that could lead to excessive losses.

Positions in the GLG Funds are actively managed, allowing for timely reallocation in response to changes in economic, business or market conditions. Investment professionals are typically authorized to trade fixed amounts of capital subject to various constraints and limitations including but not limited to value-at-risk, trading losses and position concentrations.

GLG’s Risk Committee, which includes the non-investment manager Co-Chief Executive Officer, oversees the risk management function for the GLG Funds and managed accounts. The Risk Committee is responsible for setting and ensuring adherence to risk limits, directing the development of risk management infrastructure, identifying risks to the GLG Funds and managed accounts, allocating capital, and developing fund-level hedging strategies. The Risk Committee has four members with substantial investment and risk management experience.

Risk management personnel provide daily risk reporting across the GLG Funds and managed accounts, develop risk management infrastructure, and monitor the risk and performance of individual investment professionals within the business. GLG uses both third-party commercial risk management software and proprietary systems to analyze and monitor risk in the GLG Funds and managed accounts. Daily risk reports measure exposures, expected volatility, value at risk (typically using a 98% confidence level, over a one day horizon), and liquidity. These reports also include stress tests based on historical and hypothetical scenarios, measures of aggregate exposures and sensitivities, and measures of credit risk and attributes of risk by region, country, asset class and investment professional. Additional reports analyze individual liquidity exposures and idiosyncratic or specific risks relevant to individual positions or groups of trades. Customized risk reports are also prepared and distributed to both the Risk Committee and individual investment managers.

General Operational and Legal Risk Management

GLG believes that it has adopted an approach to minimizing operational risk that is robust and systematic. This approach to operational excellence is a high-level differentiator that enables GLG to continue serving the most demanding private and institutional clients.

GLG has separate finance, operations, middle office, risk management, technology, human resources and client support functions run by seasoned industry professionals who report directly to GLG’s Chief Operating Officer. The business has separate legal and compliance and internal audit functions.

The Systems and Controls Committee, which includes the non-investment manager Co-Chief Executive Officer, the Chief Operating Officer, the Senior Legal Counsel and the Compliance Officer, meets monthly to consider operational management of the business, with focus on controls, legal and regulatory matters and any other related issues.

Systems

GLG has developed a strong information technology department of 47 experienced staff in addition to outside contractors. The department is split into infrastructure, support and development groups. GLG believes the strength of its specialized in-house development group, including a dedicated quantitative development team, is a significant competitive advantage. GLG operates a number of key proprietary and external systems.

GLG has focused on maintaining the scalability of its systems platform and has an ongoing review process to ensure the systems can support planned growth in both assets and trading volume. Security and resiliency have been the highest priorities in the network design. GLG operates data centers both at its main offices and at off-site locations. GLG has appointed a managed service provider that provides 24 hour/7 day support through a dedicated link from its network operations center.

In the event of an emergency affecting GLG’s headquarters, or London in general, that results in either access being denied to or the total loss of GLG’s headquarters location, GLG will implement its disaster recovery plan to assist in the smooth transition to a temporary workplace to minimize disruption. Under this plan, GLG’s incident management, business management and business continuity teams will coordinate with each other to assess the nature of a disaster, implement an immediate plan and work together during the recovery process to mitigate the loss to the business. If GLG’s headquarters location will not be available for some time, it has established the use of a disaster recovery site with office space available for key personnel and remote access to critical business information.

Regulation

GLG Partners LP is authorized and regulated in the United Kingdom by the FSA. GLG Partners LP has a relationship management team at the FSA with whom it has a regular dialogue. Other regulators supervising specific GLG entities and funds include the Irish Financial Services Regulatory Authority, CIMA and the Commission de Surveillance du Secteur Financier in Luxembourg. Certain of the funds are also listed on the Irish Stock Exchange, the Luxembourg Stock Exchange or the Cayman Islands Stock Exchange.

Compliance and Internal Audit

GLG has made a significant investment in the infrastructure supporting controls and compliance. GLG management believes that it is important to instill a culture of compliance throughout its organization. The primary functions of GLG’s compliance and internal audit team are to advise, educate and support the business. This team also provides assurance to the senior management team through the implementation of a risk-based monitoring program and internal audit plan. The compliance and internal audit functions are performed by a dedicated team of three professionals reporting to the Compliance Officer and through him to the Co-Chief Executive Officers.

Regulatory Framework in the United Kingdom

Authorization by the FSA.  The current U.K. regulatory regime is based upon the FSMA, together with secondary legislation and other rules made under the FSMA. Under section 19 of the FSMA, it is an offense for any person to carry on “regulated activities” in the United Kingdom unless it is an authorized person or otherwise exempt from the need to be authorized. The various “regulated activities” are set out in the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 (as amended) (the “RAO”). They include (among other things): advising on investments, arranging deals in investments, dealing in investments as agent, managing investments (i.e., portfolio management) and the safeguarding and administration of assets (including the arranging of such safeguarding and administration).

Before authorizing a firm to carry on regulated activities, the FSA must be satisfied that it meets (and will continue to meet) a number of “threshold conditions” set out in the FSMA. For example, firms must have adequate financial resources, not have “close links” of a nature that would impede the FSA’s supervision of the firm and generally satisfy the FSA that they are “fit and proper” to be authorized.

FSA Handbook.  GLG is subject to certain rules set out in the FSA Handbook, which also provides guidance on the application and interpretation of these rules. In particular, GLG must comply with certain conduct of business standards relating to, among other things, the advertising and marketing of financial products, treating customers fairly, advising on and selling investments, and managing conflicts of interest.

The FSA Handbook also contains rules governing GLG’s senior management arrangements, systems and controls. In particular, these require the appointment of one or more members of senior management to take responsibility for: (1) the apportionment of significant responsibilities among directors and senior managers so that it is clear who has responsibility for the different areas of the firm’s business (allowing for the proper supervision and control of the firm’s activities by its governing body and relevant senior managers); and (2) overseeing the establishment and maintenance of systems and controls which are appropriate to the particular business of the firm. The person with responsibility for these functions, together with any other person who performs a “controlled function” within GLG, is required to be approved by the FSA under its Approved Persons regime. Persons performing a “controlled function” include directors, the compliance officer, the money laundering reporting officer, persons carrying out significant management functions and portfolio managers and marketers.

The FSA has the power to take a wide range of disciplinary actions against regulated firms and any FSA-approved persons, including public censure, the imposition of fines, the variation, suspension or termination of the firm’s authorization or the removal of approved status from individuals.

Principles for businesses.  GLG is subject to the FSA’s high-level principles which are intended to ensure fairness and integrity in the provision of financial services in the United Kingdom.

In particular, they require a firm to:

•	conduct its business with integrity;

•	conduct its business with due skill, care and diligence;

•	take reasonable care to organize and control its affairs responsibly and effectively, with adequate risk management systems;

•	maintain adequate financial resources;

•	observe proper standards of market conduct;

•	pay due regard to the interests of customers and treat them fairly;

•	pay due regard to the information needs of its clients and communicate information to them in a way which is clear, fair and not misleading;

•	manage conflicts of interest fairly, both between itself and its customers and between a customer and another client;

•	take reasonable care to ensure the suitability of its advice and discretionary decisions for any customer who is entitled to rely upon its judgment;

•	arrange adequate protection for clients’ assets when it is responsible for them; and

•	deal with its regulators in an open and co-operative way, and disclose to the FSA in an appropriate manner anything relating to the firm of which the FSA would reasonably expect notice.

Restrictions on changes of control.  Firms authorized by the FSA are subject to restrictions regarding persons who may act as a “controller” of the firm. Broadly, a “controller” for the purposes of the FSA’s rules means a person who alone or with associates holds (directly or indirectly) 10% or more of the shares or voting rights in a regulated firm or its parent company.

Under FSMA, a person who proposes to become a controller of an FSA-authorized firm, or an existing controller who proposes to increase their interest to 20% or more, 33% or more, or 50% or more must first notify and obtain the approval of the FSA, with the FSA having up to three months to approve any such acquisition. The FSA is permitted to serve a notice of objection to the acquisition of or increase in control and, if it does serve such a notice, is required to specify in the notice its reasons for the objections. Breach of the notification and approval requirements is a criminal offense, although there are rights of appeal against any objection by the FSA.

A person who ceases to be a 10% controller or who reduces an existing interest below the 50%, 33% or 20% level must only provide written notice to the FSA. FSA approval is not required for reduction or cessation of control. Breach of the notification requirements is a criminal offense. Certain notification obligations are also imposed on authorized firms in relation to any changes of control they undergo.

Consumer complaints and compensation.  Rules made by the FSA under FSMA have established a compensation scheme, which provides for limited compensation to be paid to certain categories of customers who suffer losses as a consequence of a regulated firm being unable to meet its liabilities.

A financial ombudsman service has also been set up under FSMA. This operates independently of the FSA and allows certain categories of customers to escalate complaints about a firm (for example in relation to mis-selling or the provision of a poor service or product by the firm) to the ombudsman.

Regulatory capital.  Regulatory capital requirements form an integral part of the FSA’s prudential supervision of FSA authorized firms. The regulatory capital rules oblige firms to hold a certain amount of capital at all times (taking into account the particular risks to which the firm may be exposed given its business activities), thereby helping to ensure that firms can meet their liabilities as they fall due and safeguarding their (and their counterparties’) financial stability. The FSA also expects firms to take a pro-active approach to monitoring and managing risks, consistent with its high level requirement for firms to have adequate financial resources.

Regulatory capital requirements exist on two levels. The first is a solo requirement aimed at individual authorized entities (with the relevant firm being required to submit periodic reports to demonstrate compliance with the relevant requirement). The second is a consolidated (or group) requirement and relates to a part of or the entire group of which an authorized firm or firms form part. The FSA’s rules in relation to capital requirements were recently updated to implement the recast EU Capital Requirements Directive (“CRD”), which came into force in the United Kingdom in January 2007 (subject to extensive transitional provisions). The CRD, which amends two existing capital requirements Directives (The Banking Consolidation Directive and the Capital Adequacy Directive), introduces a more risk-based approach to capital adequacy (with a particular emphasis on operational risk). Management expects GLG to be compliant with the requirements of the CRD by the required deadline and does not believe that compliance with the CRD will have a significant impact on GLG.

Money laundering.  The U.K. Money Laundering Regulations 2003 require, broadly speaking, any person who carries on financial services business in the United Kingdom to observe certain administrative procedures and checks designed to minimize the scope for money laundering. Failure to maintain the necessary procedures is a criminal offense. The Proceeds of Crime Act 2002 also contains a number of offenses in relation to money laundering.

Regulatory Framework in the European Union

GLG has obtained the appropriate European investment services passport rights to provide cross-border services into a number of other members of the European Economic Area, which we refer to as the EEA. This “passport” derives from the pan-European regime established by the EU Investment Services Directive (“ISD”) which regulates the provision of investment services throughout the EEA.

The ISD provides investment firms which are authorized in any one EEA member state the right to provide investment services on a cross-border basis, or through the establishment of a branch to clients located in other EEA member states (known as “host member states”) on the basis of their home member state authorization without the need for separate authorization by the competent authorities in the relevant host member state. This is known as “passporting”.

The ISD is due to be replaced by a new directive, the EU Markets in Financial Instruments Directive (“MiFID”), which is required to be implemented across the EEA on November 1, 2007. MiFID will make substantial and important changes to the way in which investment business is conducted across the EEA. These include, among others, an extension to the scope of the “passport” but also clarification that the conduct of business rules of a host member state are not to apply to a firm providing services within its territory on a cross-border basis (host member state conduct of business rules will apply to branches). The FSA has recently completed the process of consulting on how it will implement MiFID in the United Kingdom, which will have a reasonably significant impact on the operation of the financial services industry. Management expects GLG to be compliant with the requirements of MiFID by the required deadline and does not believe that compliance with MiFID will have a significant impact on GLG.

Regulatory Framework in Ireland

GLG Partners Asset Management Limited (“GPAM”) has been authorized by the IFSRA as a management company under the UCITS regulations. As a manager authorized by the IFSRA, GPAM is subject to the supervision of the IFSRA. These supervisory requirements include:

•	GPAM must maintain a minimum capital requirement as prescribed by the IFSRA;

•	GPAM may not be replaced as manager of a fund without the approval of the IFSRA;

•	appointments of directors to GPAM require the prior approval of the IFSRA and the IFSRA must be notified immediately of resignations;

•	a minimum of two directors of GPAM must be Irish residents;

•	approval of the IFSRA is required for any change in ownership or in significant shareholdings of GPAM. A significant shareholding is defined as a shareholding of 10%;

•	half-yearly financial and annual audited accounts of GPAM must be filed with the IFSRA. Annual audited accounts of the corporate shareholder(s) of GPAM must also be submitted;

•	the firm is obliged to satisfy the IFSRA on a continuing basis that it has sufficient management resources to effectively conduct its business; and

•	GPAM is required to consult with the IFSRA prior to engaging in significant new activities.

GLG Partners LP has been approved by the IFSRA to act as promoter and investment manager of Irish authorized collective investment schemes pursuant to the UCITS Notices and the Non-UCITS Notices issued by the IFSRA.

The IFSRA will require that any change in ownership or in significant shareholdings of GLG Partners LP be approved by it. As above, a significant shareholding is defined as a shareholding of 10%.

GPAM and GLG Partners LP currently act as manager, and promoter and investment manager, respectively of the following GLG Funds: GLG Investments plc, GLG Investments III plc, GLG Investments IV plc and GLG Investments V plc (each, a UCITS fund), GLG Global Convertible Fund plc (a professional investor fund) and GLG Global Opportunity Fund plc (a qualified investor fund).

These GLG Funds are subject to the investment restrictions imposed by the IFSRA in respect of UCITS or non-UCITS funds as appropriate and as set out in the prospectus for the relevant fund. GPAM and GLG Partners LP are required to observe the terms of the prospectus in carrying out their duties.

The failure by the IFSRA to approve a change in control of GPAM and/or GLG Partners LP could result in the authorization of the above GLG Funds being withdrawn if it is not possible to appoint alternative promoters, managers and investment managers.

In addition to the GLG Funds which are listed on the Irish Stock Exchange, a large number of Cayman domiciled GLG Funds are also listed on the Irish Stock Exchange. A failure to comply with the Listing Rules for Investment Funds as set down by the Irish Stock Exchange may result in delisting from the Irish Stock Exchange.

Regulatory Framework in Luxembourg

GLG Partners LP is the promoter, investment manager and principal sales agent of the GLG Multi-Strategy Fund SICAV and is subject to supervision by the Commission de Surveillance du Secteur Financier, along with the GLG Multi-Strategy Fund SICAV which is domiciled in Luxembourg and listed on the Luxembourg Stock Exchange.

Regulatory Framework in the Cayman Islands

CIMA regulates GPCL in connection with its provision of mutual fund administration services to the GLG Funds incorporated in the Cayman Islands. GPCL is the holder of an unrestricted mutual fund administrator’s license issued by CIMA pursuant to the Mutual Funds Law (as amended) of the Cayman Islands (the “Mutual Funds Law”).

Each of GPCL, GLG Partners International (Cayman) Limited and GLG Partners Services LP is registered with CIMA as an excluded person pursuant to the Securities Investment Business Law (as amended) of the Cayman Islands (the “SIB Law”) in connection with their respective provision of services constituting “securities investment business” to various GLG Funds. None of these entities is regulated by CIMA in connection with its provision of services constituting “securities investment business”.

All of the GLG Funds which are incorporated in the Cayman Islands are registered as mutual funds with, and are regulated by, CIMA in terms of the Mutual Funds Law. Most of the Cayman Islands domiciled funds are listed on the Irish Stock Exchange, one is listed on the Cayman Islands Stock Exchange and four are unlisted. None of these GLG Funds is required to be licensed or employ a licensed mutual fund administrator (although GPCL is so licensed) since the minimum aggregate investment purchasable by a prospective investor in each of such GLG Funds is equal to or exceeds either (a) in relation to those GLG Funds which were registered with CIMA prior to November 2006, $50,000 or (b) in relation to those GLG Funds which have been registered with CIMA since November 2006, $100,000 or its equivalent in any other currency. As regulated mutual funds, the GLG Funds which are incorporated in the Cayman Islands are subject to supervision by CIMA. Such funds must file their offering documents and details of any changes that materially affect any information in such documents with CIMA. They must also file annually with CIMA accounts approved by an approved auditor, together with a return containing particulars specified by CIMA, within six months of their financial year end or within such extension of that period as CIMA may allow.

The Mutual Funds Law provides that a licensed mutual fund administrator such as GPCL may not issue shares and that a person owning or having an interest in shares or the transfer of shares in such licensed mutual fund administrator may not transfer or otherwise dispose of or deal in those shares or that interest, unless CIMA has given its approval to the issue, transfer, disposal or dealing, as the case may be, and any conditions of the approval are complied with. This restriction applies to all levels of ownership in a licensed mutual fund administrator, including the ultimate parent, and therefore, unless the waiver described below is obtained and maintained, may have a potential impact on the trading of shares in Freedom after completion of the acquisition.

The Mutual Funds Law provides that CIMA may, in respect of a licensed mutual fund administrator or its ultimate parent whose shares are publicly traded on a stock exchange recognized by CIMA (including both the American Stock Exchange and the New York Stock Exchange), waive the obligation to obtain such approval, subject to certain conditions. Freedom intends to apply for and obtain such waiver from CIMA in relation to trading by GPCL at the same time as it applies for CIMA’s approval of the acquisition. Any such waiver will be subject to a condition that GPCL, as a licensed mutual fund administrator, will, as soon as reasonably practicable, notify CIMA of:

•	any change in control of GPCL;

•	the acquisition by any person or group of persons of shares representing more than 10% of the issued share capital or total voting rights of GPCL; or

•	the acquisition by any person or group of persons of shares representing more than 10% of the issued share capital or total voting rights of Freedom, as the ultimate parent of GPCL.

In addition, any waiver will be subject to a condition that GPCL will, as soon as reasonably practicable, provide such information to CIMA, and within such period of time, as CIMA may require for the purpose of enabling an assessment as to whether persons acquiring direct or indirect control or ownership of GPCL in the circumstances set out above are fit and proper persons to have such control or ownership. The waiver may also be granted subject to such terms and other conditions as CIMA may deem necessary.

Other

Pursuant to the exemption from registration as an investment adviser provided in Section 203(b)(3) of the Investment Advisers Act of 1940 and Rule 203(b)(3)-1 promulgated thereunder, neither GLG Partners LP nor GLG Inc. is registered as an investment adviser under the Investment Advisers Act. However, in connection with the proposed acquisition of GLG Inc. by GLG Partners LP, GLG Inc. and GLG Partners LP (to the extent required by applicable law) will register as investment advisers under the Investment Advisers Act.

In addition, GLG is subject to securities and exchange regulations in the jurisdictions in which it trades securities.

Competition

The asset management industry is intensely competitive, and GLG expects it to remain so. GLG competes on a regional, industry and niche basis. GLG faces competition in the pursuit of investors for its funds and managed accounts primarily from specialized investment funds, hedge funds and financial institutions. Many of these competitors are substantially larger and may have considerably greater financial, technical and marketing resources than will be available to GLG and the number of competitors in GLG’s market has increased dramatically since 2000.

GLG also competes with specialized investment funds, hedge funds, financial institutions, corporate buyers and others in acquiring positions in attractive investment opportunities for the GLG Funds and managed accounts. Several of these competitors have recently raised, or are expected to raise, significant amounts of capital and many of them have similar investment objectives to the GLG Funds and managed accounts, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources that are not available to GLG, which may create competitive disadvantages for GLG with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than GLG for investments that GLG wants to make for the GLG Funds and managed accounts. Lastly, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors could lead to a reduction in the size and duration of pricing inefficiencies that many of GLG’s investment funds seek to exploit.

Competition is also intense for the attraction and retention of qualified personnel. GLG’s ability to compete effectively in its business will depend upon its ability to attract new personnel and retain and motivate GLG’s existing personnel.

Personnel

GLG’s personnel consist of 327 individuals as of July 31, 2007 including 27 individuals at GLG Inc. in New York. GLG’s institutionalized team-based investment process is driven by 119 investment professionals, including employees of GLG Inc. A key feature of GLG’s organizational structure is that approximately one-third of personnel are directly involved in the process of investment management and revenue generation. By optimizing its administrative functions, GLG maintains an efficient back- and middle-office operation and, as a result, a reduced cost base.

Properties

GLG’s principal executive offices are located in approximately 20,800 square feet of leased office space at One Curzon Street, London, England. GLG also leases the space for its offices in Berkeley Street, London, England (approximately 4,900 square feet) and George Town, Grand Cayman, Cayman Islands (approximately 1,185 square feet). GLG does not own any real property. GLG considers these facilities to be suitable and adequate for the management and operation of its business, although it is in discussions to acquire additional space in London, England. In addition, GLG Inc. leases approximately 10,000 square feet of office space in New York, New York.

Legal and Regulatory Proceedings

Alcatel

On November 23, 2006, the AMF imposed a fine of €1.2 million ($1.6 million) against GLG in connection with GLG’s trading in the shares of Alcatel based on confidential information prior to a December 12, 2002 issuance of Alcatel convertible securities. GLG has appealed this decision.

Vivendi

On June 21, 2007, the AMF imposed a fine of €1.5 million ($2.0 million) against GLG in connection with GLG’s trading in the shares of Vivendi based on confidential information prior to a November 14, 2002 issuance of Vivendi convertible securities. GLG has appealed this decision.

Other

On May 29, 2007, GLG agreed to pay a civil penalty of $500,000 and disgorgement and interest of approximately $2.7 million to settle enforcement and civil actions brought by the SEC for illegal short selling. GLG did not admit or deny the findings, but consented to the SEC order finding that GLG violated Rule 105 of Regulation M under the Exchange Act in connection with 14 public offerings and a final judgement in the civil action in the United States District Court for the District of Columbia.

GLG is subject to various other claims and assessments and regulatory inquiries and investigations in the normal course of its business. While it is not possible at this time to predict the outcome of the legal and regulatory proceedings discussed above with certainty and while some investigations, lawsuits, claims or proceedings may be disposed of unfavorably to GLG, based on its evaluation of matters which are pending or asserted GLG’s management believes the disposition of such matters will not have a material adverse effect on GLG’s business, financial condition or results of operations. An unfavorable ruling could include money damages or injunctive relief.

INFORMATION ABOUT FREEDOM

General

We are a Delaware blank check company formed on June 8, 2006 to complete a business combination with one or more operating businesses. Our efforts in identifying a prospective target business are not limited to a particular industry.

A registration statement for our initial public offering was declared effective on December 21, 2006. On December 28, 2006, we sold 48,000,000 units in our initial public offering, and on January 24, 2007 the underwriters for our initial public offering purchased an additional 4,800,000 units pursuant to an over-allotment option. Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 commencing on the later of our consummation of a business combination or December 28, 2007, provided in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect. The warrants expire on December 28, 2011, unless earlier redeemed. Our sponsors, Berggruen Holdings and Marlin Equities, purchased in equal amounts an aggregate of 4,500,000 warrants at a price of $1.00 per warrant ($4.5 million in the aggregate) in a private placement that occurred immediately prior to our initial public offering. In addition, in connection with our initial public offering, Berggruen Holdings and Marlin Equities agreed to purchase in equal amounts an aggregate of 5,000,000 units at a price of $10.00 per unit ($50.0 million in the aggregate) in a private placement that will occur immediately prior to our consummation of any business combination, including the acquisition.

We received net proceeds of approximately $512.6 million from our initial public offering (including proceeds from the exercise by the underwriters of their over-allotment option) and sale of the sponsors’ warrants. Of those net proceeds, approximately $18.0 million is attributable to the portion of the underwriters’ discount which has been deferred until our consummation of a business combination. The net proceeds were deposited into a trust account and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available to us.

Employees

We currently have only two officers, our Chief Executive Officer, Nicolas Berggruen, who is also a director, and our Secretary, Jared Bluestein. Neither Mr. Berggruen nor Mr. Bluestein is or will be obligated to devote any specific number of hours to our business, and they intend to devote only as much time as they deem necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Properties

We currently maintain our executive offices at 1114 Avenue of the Americas, 41st Floor, New York, New York 10036. The cost for this space is included in the $10,000 per-month fee that Berggruen Holdings, Inc. charges us for office space, administrative services and secretarial support. Prior to the consummation of our initial public offering, Berggruen Holdings, Inc. provided us with office space, administrative services and secretarial support at no charge. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Berggruen Holdings, Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our directors or officers in their capacity as such.

SELECTED HISTORICAL FINANCIAL INFORMATION OF FREEDOM

The summary historical financial information of Freedom as of December 31, 2006 and June 30, 2007 was derived from financial statements of Freedom as of December 31, 2006 audited by Rothstein, Kass & Company P.C., independent registered public accounting firm, and unaudited financial statements of Freedom as of June 30, 2007, respectively, included in this proxy statement. This information should be read in conjunction with Freedom Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the notes thereto included in this proxy statement. Since Freedom has not had any significant operations to date, only balance sheet data is presented.

	As of	As of
Balance Sheet Data:	December 31, 2006	June 30, 2007

Working capital (deficiency)	$(122,294)	$(3,436,415)
Total assets	467,306,751	526,075,556
Total liabilities	110,289,016	128,681,005
Common stock, subject to possible redemption for cash	93,247,353	102,572,088
Stockholders’ equity	357,017,735	397,394,551

FREEDOM MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on June 8, 2006, to effect a merger, stock exchange, asset acquisition, reorganization or similar business combination with an operating business or businesses which we believe have significant growth potential. We consummated our initial public offering on December 28, 2006.

We have neither engaged in any operations nor generated any revenues from operations to date. Our entire activity since inception has been to prepare for and consummate our initial public offering and to identify and investigate targets for a business combination. We will not generate any operating revenues until consummation of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents.

Net income for the period from June 8, 2006 (inception) to June 30, 2007 was $7.0 million, which consisted of $13.1 million in interest income partially offset by $0.5 million in formation and operating expenses and $5.6 million in income taxes. Net income for the six months ended June 30, 2007 was $6.9 million, which consisted of $12.8 million in interest income partially offset by $0.4 million in formation and operating expenses and $5.5 million in income taxes. The trustee of the trust account will pay any taxes resulting from interest accrued on the funds held in the trust account out of the funds held in the trust account.

Business Combination with GLG Partners

On June 22, 2007, we entered into a purchase agreement pursuant to which, through three wholly-owned subsidiaries, we have agreed to acquire, directly or indirectly, GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Limited, GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited. The acquisition will be accounted for as a reverse acquisition, with GLG as the acquiring party and Freedom as the acquired party. The combined company will be renamed GLG Partners, Inc.

At the closing and subject to certain adjustments as described below, we will pay the equity holders of the Acquired Companies, for all of outstanding equity interests of the Acquired Companies, the aggregate purchase price consisting of:

•	$1.0 billion, to be allocated between cash and loan notes if certain equity holders elect to receive such notes in lieu of all or a portion of the cash consideration to such person;

•	230,000,000 shares of our common stock and common stock equivalents, which include:

•	138,095,007 shares of our common stock, including 10,000,000 shares of our common stock to be issued for the benefit of GLG employees, service providers and certain key personnel under the Restricted Stock Plan;

•	58,904,993 exchangeable Class B ordinary shares of our subsidiary, FA Sub 2 Limited, which are exchangeable for 58,904,993 shares of our common stock; and

•	33,000,000 ordinary shares of our subsidiary, FA Sub 1 Limited, which are subject to certain put rights to us and call rights by us, payable upon exercise by delivery of 33,000,000 shares of our common stock; and

•	58,904,993 shares of our Series A voting preferred stock, which carry only voting rights and nominal economic rights.

After the closing, the aggregate purchase price paid to the equity holders of GLG will be subject to a possible adjustment on a dollar-for-dollar basis, to the extent the net cash amount of the GLG Entities as of the closing date is higher or lower than a specified baseline amount on each of the following adjustment dates:

(1) 10 business days after the closing, (2) January 31, 2008, and (3) 10 business days after receipt by us of the audited financial statements of GLG for fiscal year 2007.

Off-Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Liquidity and Capital Resources

The net proceeds from (1) the sale of 52,800,000 units in our initial public offering (including the underwriters’ over-allotment option), after deducting approximately $19.9 million to be applied to underwriting discounts, offering expenses and working capital and approximately $18.0 million of deferred underwriting discounts and (2) the sale of 4,500,000 warrants to our sponsors for a purchase price of $4.5 million, was approximately $512.6 million. All of these net proceeds were placed in trust, except for $900,000 that was used for working capital.

Subject to our stockholders’ approval of the proposals described in this proxy statement, we will use substantially all of the net proceeds of our initial public offering to acquire the Acquired Companies, including structuring, negotiating and consummating the acquisition. If any amounts remain in the trust account following the consummation of the transaction and the payment for any redemption election shares, we may apply the balance of the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

At June 30, 2007, we had cash outside of the trust account of $2.9 million, cash held in the trust account of $521.5 million, accrued expenses of $0.8 million, income taxes and accrued franchise taxes of $5.6 million and total liabilities of $128.7 million (which includes $102.6 million of common stock which is subject to possible redemption, $1.7 million of deferred interest thereon and $18.0 million of deferred underwriting discounts). We believe that the funds available to us outside of the trust account will be sufficient to allow us to operate until December 28, 2008, assuming that an initial transaction is not consummated during that time. Of the funds held outside of the trust account, we anticipate using these funds to cover the due diligence and investigation of a target business or businesses; legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; office space, administrative services and secretarial support prior to consummating a business combination.

On April 13, 2007, at our instruction, the trustee transferred $3.7 million of interest earned on the trust account into our operating cash account to fund working capital. We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business.

If the funds available to us outside of the trust account are insufficient to cover our expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our sponsors or our directors, but, except for the $50.0 million co-investment by Berggruen Holdings and Marlin Equities that will occur immediately prior to our consummation of a business combination, none of such sponsors or our directors is under any obligation to advance funds to, or invest in, us. Any such interest income not used to fund our working capital requirements or repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates. We will have sufficient funds in the trust account (after giving effect to the co-investment and the payment of the cash purchase price of the acquisition) to pay the redemption price for the redemption election shares, even if we must redeem 19.99% of the shares of common stock issued in our initial public offering.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. $512.6 million of the net offering proceeds (which includes $18.0 million of the proceeds attributable to the underwriters’ discount) has been placed into a trust account at Smith Barney maintained by Continental Stock Transfer & Trust Company, acting as trustee. As of June 30, 2007, the balance of the trust account was $521.5 million. The proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

As of June 30, 2007, the effective annualized interest rate payable on our investment was approximately 5.2%. Assuming no other changes to our holdings as of June 30, 2007, a 1% decrease in the yield on our investment as of June 30, 2007 would result in a decrease of approximately $1.3 million in the interest earned on our investment for the following quarterly period.

We have not engaged in any hedging activities since our inception. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

Dissolution and Liquidation if No Business Combination

Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, if we do not complete a business combination by June 28, 2008, or by December 28, 2008 if the extension criteria described below have been satisfied, we will dissolve and as promptly as practicable return and liquidate all funds from our trust account only to our public stockholders, as part of our dissolution and plan of distribution and in accordance with the applicable provisions of the DGCL. Pursuant to the terms of the trust agreement, the liquidating distribution to public stockholders will consist of an aggregate sum equal to the amount in the trust fund, inclusive of any interest not previously released to us less the amount of taxes paid, if any, on interest earned and will be made in proportion to our public stockholders’ respective equity interests. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to our dissolution. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a redemption or a business combination as described elsewhere in this proxy statement). Consequently, holders of a majority of our outstanding stock entitled to vote thereon must approve our dissolution in order to receive the funds held in our trust account and, other than in connection with a redemption or a business combination, the funds will not be available for any other corporate purpose. Pursuant to the terms of the trust agreement, as promptly as practicable upon the later to occur of (1) the approval by our stockholders of our plan of distribution or (2) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders. Concurrently, we will pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations. Each of Messrs. Berggruen and Franklin has agreed that, if we dissolve prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced by such liabilities and obligations.

PRICE RANGE OF FREEDOM SECURITIES

Our equity securities trade on the American Stock Exchange. Each of our units consists of one share of common stock and one warrant and trades on the American Stock Exchange under the symbol “FRH.U”. On January 29, 2007, the warrants and common stock underlying our units began to trade separately on the American Stock Exchange under the symbols “FRH.WS” and “FRH”, respectively. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 commencing on the later of our consummation of a business combination or December 28, 2007, provided in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect. The warrants expire on December 28, 2011, unless earlier redeemed.

The following table sets forth the high and low sales price of our units, common stock and warrants as reported on the American Stock Exchange. Prior to December 21, 2006, there was no established public trading market for our securities.

	Units		Common Stock		Warrants
Period	High	Low	High	Low	High	Low

Fourth Quarter of year ended December 31, 2006 (from December 21, 2006)	$10.20	$10.00	—	—	—	—
First Quarter of year ending December 31, 2007	$11.15	$10.01	$10.00	$8.90	$1.40	$1.10
Second Quarter of year ending December 31, 2007	$16.68	$10.55	$12.40	$9.31	$4.60	$1.27
Third Quarter of year ending December 31, 2007	$16.80	$12.00	$12.34	$9.95	$4.55	$1.95
Fourth Quarter of year ending December 31, 2007 (to October 10, 2007)	$17.00	$14.25	$13.03	$11.25	$4.43	$3.10

Holders of Common Equity

On September 30, 2007, there were approximately six holders of record of our units, approximately six holders of record of our warrants and approximately six holders of record of our common stock. Such numbers do not include beneficial owners holding shares, warrants or units through nominee names.

Dividends

Except for the 1-for-3 stock dividend that was effected on December 14, 2006 and the 1-for-5 stock dividend that was effected on December 21, 2006, we have not paid any dividends on our common stock to date and we do not intend to pay cash dividends prior to the consummation of a business combination. After we complete a business combination, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

MANAGEMENT FOLLOWING THE ACQUISITION

As of the completion of the acquisition, the board of directors, executive officers and significant employees of Freedom, which will be renamed GLG Partners, Inc., will be as set forth below:

Name	Age	Position

Noam Gottesman	46	Chairman of the Board and Co-Chief Executive Officer
Emmanuel Roman	43	Co-Chief Executive Officer and Director
Simon White	49	Chief Financial Officer
Alejandro San Miguel	39	General Counsel and Corporate Secretary
Ian G.H. Ashken	47	Director
Nicolas Berggruen	46	Director
Martin E. Franklin	42	Director
James N. Hauslein	48	Director
William P. Lauder	47	Director
Paul Myners	59	Director
Peter A. Weinberg	49	Director

Management

Noam Gottesman will be our Chairman of the Board and Co-Chief Executive Officer effective upon the consummation of the acquisition. He has been a Managing Director of GLG since he co-founded GLG Partners LP as a division of Lehman International in 1995. He has also served as GLG’s Co-Chief Executive Officer since September 2005 and served as its Chief Executive Officer from September 2000 until September 2005. Prior to 1995, Mr. Gottesman was an Executive Director of Goldman Sachs International, where he managed global equity portfolios in the private client group. Mr. Gottesman obtained a B.A. from Columbia University.

Emmanuel Roman will be our Co-Chief Executive Officer effective upon the consummation of the acquisition. He has been a Managing Director and a Co-Chief Executive Officer of GLG since September 2005. From 2000 to April 2005, Mr. Roman served as a co-head of Worldwide Global Securities Services of Goldman Sachs International Limited. In 2003, Mr. Roman also became co-head of the European Equities Division and a member of the European Management Committee, a position he held until April 2005. In 1998, Mr. Roman was elected a partner of Goldman Sachs after two years as a Managing Director. Mr. Roman also served as co-head of Worldwide Equity Derivatives at Goldman Sachs from 1996 to 2000. Mr. Roman obtained an M.B.A. in Finance and Econometrics from the University of Chicago and a bachelor’s degree from the University of Paris.

Simon White will be our Chief Financial Officer effective upon consummation of the acquisition. He has been our Chief Operating Officer since September 2000. From 1997 to September 2000, he worked at Lehman Brothers as Executive Director and Branch Manager of the GLG Partners division. From 1995 to 1997, he was Chief Administrative Officer of Lehman Brothers’ European high net worth business. From 1993 to 1995, he was European Controller at Lehman Brothers. Prior to 1993, Mr. White worked at Credit Suisse First Boston and PaineWebber in a number of senior business and support roles in their London and New York offices. Mr. White is a chartered accountant and a fellow of the Institute of Chartered Accountants and has worked in the financial services business since 1986.

Alejandro San Miguel will be our General Counsel and Corporate Secretary upon the consummation of the acquisition. Mr. San Miguel has been a partner at the law firm of Chadbourne & Parke LLP, one of GLG’s principal outside law firms, since 2001. He joined the firm in 1996. Mr. San Miguel will resign from Chadbourne & Parke LLP upon becoming our General Counsel. Mr. San Miguel received a J.D. from New York Law School and a B.A. from the University of Pennsylvania.

Directors

Ian G. H. Ashken will become a director effective upon the consummation of the acquisition. He is Vice Chairman and Chief Financial Officer of Jarden Corporation and until February 15, 2007 was also Secretary of Jarden Corporation. Mr. Ashken was appointed to the board of directors of Jarden Corporation on June 25, 2001 and became Vice Chairman, Chief Financial Officer and Secretary effective September 24, 2001. Mr. Ashken is also a principal and executive officer of a number of private investment entities. Mr. Ashken was the Vice Chairman of the board of directors of Bollé Inc. from December 1998 until February 2000. From February 1997 until his appointment as Vice Chairman, Mr. Ashken was the Chief Financial Officer and a director of Bollé, Inc. Mr. Ashken previously held positions as Chief Financial Officer and a director of Lumen Technologies, Inc. from May 1996 to December 1998 and Benson Eyecare Corporation from October 1992 to May 1996.

Nicolas Berggruen has been Freedom’s President, Chief Executive Officer and a member of the board of directors since its inception in June 2006. Mr. Berggruen heads Berggruen Holdings, Inc. which he founded in 1985 as a means to centralize his investment activities. In 1988, Mr. Berggruen also co-founded Alpha Investment Management, a hedge fund of funds business which was sold in 2004. Prior to founding Berggruen Holdings, Mr. Berggruen worked for Bass Brothers Enterprises starting in 1981. He then joined Jacobson & Co., Inc. in 1983, a firm specializing in industrial buyouts, where he was a principal until 1987. Berggruen Holdings, with operations in the United States, Europe and Asia, invests on a direct basis in operating businesses, which it controls; owns and develops real estate; and maintains an in-house managed public securities portfolio. There is a passive group of hedge funds and private equity funds with whom Berggruen Holdings also actively co-invests. Berggruen Holdings is, and has been involved in a broad range of industries, including branded consumer goods businesses, manufacturing, distribution, telecom and media. On the property front, Berggruen Holdings operates in the United States, Germany, India, Turkey and Israel. Mr. Berggruen serves on the board of directors of Liberty Acquisition Holdings Corp., a blank check company. Mr. Berggruen also sits on the Board of the Berggruen Museum in Berlin. He is a member of the International Council of the Tate Gallery in London. Mr. Berggruen earned a B.S. in Finance and International Business from New York University. He is a member of the Young Presidents Organization.

Martin E. Franklin has been the chairman of Freedom’s board of directors since its inception in June 2006. Mr. Franklin has served as chairman and chief executive officer of Jarden Corporation, a broad based consumer products company, since 2001. Prior to joining Jarden Corporation, Mr. Franklin served as chairman and a director of Bollé, Inc. from 1997 to 2000, chairman of Lumen Technologies from 1996 to 1998, and as chairman and chief executive officer of its predecessor, Benson Eyecare Corporation from 1992 to 1996. Mr. Franklin also serves on the board of directors of Liberty Acquisition Holdings Corp. and Kenneth Cole Productions, Inc. Mr. Franklin also serves as a director and trustee of a number of private companies and charitable institutions.

Noam Gottesman will become a director effective upon the consummation of the acquisition. See “— Management” for biographical information about Mr. Gottesman.

James N. Hauslein has been a member of Freedom’s board of directors since July 2006. Mr. Hauslein has also served as President of Hauslein & Company, Inc., a private equity firm, since May 1991. From July 1991 until April 2001, Mr. Hauslein served as Chairman of the Board of Sunglass Hut International, Inc., the world’s largest specialty retailer of non-prescription sunglasses. Mr. Hauslein also served as Sunglass Hut’s Chief Executive Officer from May 1997 to February 1998 and again from January 2001 to May 2001. During Mr. Hauslein’s tenure at Sunglass Hut International, he led the growth of its revenues from approximately $35 million to approximately $680 million for fiscal 2000 prior to its acquisition by Luxottica Group (NYSE: LUX) in April 2001. At the time of Luxottica Group’s acquisition, Sunglass Hut International (previously NASDAQ: RAYS) operated approximately 2,000 company-owned Sunglass Hut International, Watch Station, Watch World and combination stores in the United States, Canada, the Caribbean, Europe, Asia, Australia and New Zealand. Mr. Hauslein is also currently a member of the board of directors of Liberty Acquisition Holdings Corp., Atlas Acquisition Corp., Promethean India, PLC and of two private companies. Mr. Hauslein serves on several philanthropic boards and foundations and is a member of several Alumni Advisory Boards at

Cornell University. Mr. Hauslein received his M.B.A., with Distinction, from Cornell University’s Johnson Graduate School of Management and his B.S. in chemical engineering from Cornell University.

William P. Lauder has been a member of Freedom’s board of directors since July 2006. Mr. Lauder has been the President and Chief Executive Officer of The Estée Lauder Companies Inc. since July 1, 2004. Mr. Lauder has also served as Chief Operating Officer of The Estée Lauder Companies Inc. from January 2003 through June 2004, and Group President of The Estée Lauder Companies Inc. from July 2001 through 2002, where he was responsible for the worldwide business of Clinique and Origins and the company’s retail store and online operations. From 1998 to 2001, Mr. Lauder was President of Clinique Laboratories. Prior to then, he was President of Origins Natural Resources Inc.; he had been the senior officer of the Origins brand since its creation in 1990. He joined The Estée Lauder Companies in 1986 as Regional Marketing Director of Clinique U.S.A. in the New York Metro area. Mr. Lauder then spent two years at Prescriptives as Field Sales Manager. Prior to joining The Estée Lauder Companies, he completed Macy’s executive training program in New York City and became Associate Merchandising Manager of the New York Division/Dallas store at the time of its opening in September 1985. Mr. Lauder graduated from the Wharton School of the University of Pennsylvania in 1983 with a Bachelor of Science degree in Economics. He is a member of the Board of Trustees of the University of Pennsylvania and the Boards of Directors of the Fresh Air Fund, the 92nd Street Y and the Partnership for New York City. He is also a member of the Boards of The Estée Lauder Companies Inc. and True Temper Corporation.

Paul Myners will become a director effective upon the consummation of the acquisition. He is currently Chairman of Guardian Media Group plc and Land Securities Group plc. From 2004 to 2006, he served as Chairman of Marks & Spencer Group plc. From 1986 to 2001, he served as Chief Executive Officer of Gartmore Investment Management plc. He has also served in advisory posts to the U.K. Treasury and the U.K. Department of Trade & Industry, with particular focus on corporate governance practices. He is Chairman of the Trustees of Tate and a member of the Court of Directors of the Bank of England.

Emmanuel Roman will become a director effective upon the consummation of the acquisition. See “— Management” for biographical information about Mr. Roman.

Peter A. Weinberg will become a director effective upon the consummation of the acquisition. Mr. Weinberg has been a partner of Perella Weinberg Partners since the inception of the firm in 2006. Prior to joining Perella Weinberg Partners, Mr. Weinberg was Chief Executive Officer of Goldman Sachs International from 1999 to 2005 and held a number of senior management positions over his 18 year career at Goldman Sachs. Mr. Weinberg was elected a partner at Goldman Sachs in 1992, founded the Financial Sponsors Group, headed Investment Banking Services, headed the Communications, Media and Telecom Group and co-headed Global Investment Banking. During his tenure at Goldman Sachs, Mr. Weinberg also served on the Firm’s Management Committee from 1999 to 2005 and headed the European Management Committee. Mr. Weinberg also serves on the boards of BAE Systems plc, as well as a number of charitable and philanthropic organizations. Mr. Weinberg received a Bachelor of Arts from Claremont McKenna College and an M.B.A. from Harvard Business School.

Controlled Company

Following the consummation of the acquisition, certain of the GLG Shareowners who have entered into a voting agreement will beneficially own our common stock and Series A preferred stock which collectively represent approximately 54% of our voting power (after giving effect to the co-investment and assuming no shares are redeemed by Freedom stockholders and no warrants are exercised) and will have the ability to elect our board of directors. As a result, we will be a “controlled company” for purposes of Section 303(A) of the New York Stock Exchange Listed Company Manual. As a “controlled company,” we will be exempt from certain governance requirements otherwise required by the New York Stock Exchange, including the requirement that it have a nominating and corporate governance committee. Notwithstanding the fact that, as a “controlled company,” we will not be required to have a board of directors comprised of a majority of “independent” directors, our board of directors has determined that a majority of the individuals who will comprise our board of directors, Ian G.H. Ashken, Martin E. Franklin, James N. Hauslein, William P. Lauder

and Paul Myners, are “independent” as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Because of their ownership of approximately 54% of our voting power, GLG’s Principals, their Trustees and certain other GLG Shareowners will also be able to determine the outcome of all matters requiring stockholder approval (other than those requiring a super-majority vote) and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our company. In addition, because they collectively may determine the outcome of a stockholder vote, they could deprive stockholders of an opportunity to receive a premium for their shares as part of a sale of our company. That voting control could ultimately affect the market price of the shares. In addition, pursuant to the voting agreement, Freedom has agreed not to take certain actions without the consent of the GLG Shareowners party to the voting agreement so long as they collectively beneficially own (1) more than 25% of the voting stock and at least one Principal is an employee, partner or member of our company or any of our subsidiaries or (2) more than 40% of the voting stock.

Committees

Audit Committee

Freedom’s board of directors has established an audit committee which currently consists of each of Mr. Hauslein, Mr. Lauder and Herbert A. Morey, all of whom have been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Upon consummation of the acquisition, we expect that Mr. Morey will resign (due to auditor independence issues) from our board and will no longer serve on the audit committee and will be replaced by Mr. Ashken, who will be independent as defined in Rule 10A-3 of the Exchange Act and the rules of the New York Stock Exchange. Our board of directors has determined that each of Messrs. Hauslein and Lauder satisfies, and expects that Mr. Ashken will satisfy, the financial literacy and experience requirements of the New York Stock Exchange and the rules of the SEC such that each member is an “audit committee financial expert”.

Following the consummation of the acquisition, the responsibilities of our audit committee will include:

•	meeting with our management periodically to consider significant financial reporting issues, including the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence, performance and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financial statements, financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	being responsible for the review and approval of related-party transactions;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and, if applicable, the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the report required by the rules of the SEC to be included in our annual proxy statement.

Compensation Committee

Freedom’s board of directors has established a compensation committee which consists of each of Messrs. Hauslein, Lauder and Morey, all of whom have been determined to be “independent” as defined in the rules of the American Stock Exchange. Upon consummation of the acquisition, we expect that Mr. Morey will resign (due to auditor independence issues) from our board and the compensation committee will be reconstituted to consist of Messrs. Franklin, Ashken and Berggruen, each of whom will be independent as defined in the rules of the New York Stock Exchange.

Following the consummation of the acquisition, the functions of our compensation committee will include:

•	establishing overall compensation policies and recommending to our board of directors major compensation programs;

•	subsequent to our consummation of a business combination, reviewing and approving the compensation of our executive officers and non-employee directors, including salary and bonus awards;

•	administering any employee benefit, pension and equity incentive programs in which executive officers and directors participate;

•	reviewing officer and director indemnification and insurance matters; and

•	preparing an annual report on executive compensation for inclusion in our proxy statement.

Governance and Nominating Committee

Freedom’s board of directors has established a governance and nominating committee which consists of each of Messrs. Hauslein, Lauder and Morey, all of whom have been determined to be “independent” as defined in the rules of the American Stock Exchange. Following the consummation of the acquisition, we expect that Messrs. Hauslein, Lauder and Morey will resign from the governance and nominating committee and we will no longer have such a committee.

Code of Ethics and Committee Charters

Freedom has adopted a code of ethics that applies to our officers and directors. We have filed copies of our code of ethics and our board committee charters as an exhibit to the registration statement in connection with our initial public offering. You may review these documents by accessing Freedom’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to Freedom in writing at 1114 Avenue of the Americas, 41st Floor, New York, New York 10036 or by telephone at (212) 380-2230. Freedom intends to disclose any amendments to or waivers of certain provisions of its code of ethics in a Current Report on Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

Freedom

Neither Mr. Berggruen nor any of our other directors has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officer and directors, or any of their respective affiliates, for services rendered prior to or in connection with the acquisition of the Acquired Companies. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed independent, we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

In July 2006, each of our independent directors purchased 51,201 units (after giving effect to our reverse stock split and stock dividends) for a purchase price of $106. However, none of them serve as officers of ours nor receive any compensation for serving in such role, other than reimbursement of actual out-of-pocket expenses. As the price paid was fair market value at the time, we do not consider the value of the units at the offering price to be compensation. Rather, we believe that because they own such shares, no compensation (other than reimbursement of out of pocket expenses) is necessary and such persons agreed to serve in such role without compensation.

We do not expect to pay any compensation to any of our officers until following the consummation of the acquisition. We expect that at or prior to the closing of the acquisition of the Acquired Companies, the compensation to be paid to members of the board of directors of Freedom will be established and such compensation will be reasonable and customary for the industry.

We have agreed to pay Berggruen Holdings, Inc., an affiliate of Mr. Berggruen, a total of $10,000 per month for office space, administrative services and secretarial support until the earlier of our consummation of a business combination or our liquidation. This arrangement is being agreed to by Berggruen Holdings, Inc. for our benefit and is not intended to provide Berggruen Holdings, Inc. compensation in lieu of a management fee. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to Mr. Berggruen, our other directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals and the sponsors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, Mr. Berggruen and any of our other directors who remain with us may be paid consulting, management or other fees from Freedom with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Other than the securities described above and in the section appearing elsewhere in this proxy statement entitled “Beneficial Ownership of Securities”, none of our directors has received any of our equity securities.

GLG

GLG’s compensation philosophy has been to create a system that rewards its Principals, key personnel and all other employees for performance. The primary objectives of GLG’s compensation programs have been to (1) attract, motivate and retain talented and dedicated senior management and other key personnel and (2) link annual compensation to both individual performance and fund performance, together with GLG’s overall financial results. GLG believes this aligns the interests of its senior management and other key personnel with those of the investors in the GLG Funds. To achieve these objectives, GLG has compensated its senior management and other key personnel with a combination of fixed salary, discretionary bonus and cash distributions or limited partner profit shares. These amounts have been determined, in the case of employees, key personnel and Principals providing services to GLG Partners LP, by the Principals in their capacities as managing directors of GLG Partners LP and as directors of GLG Partners Limited, the general partners of GLG Partners LP, and, in the case of employees, key personnel and Principals providing services to GLG Partners Services LP, by the Trustees (or their designees), upon consultation with the Principals, in their capacities as directors of GLG Partners Services Limited, the general partner of GLG Partners Services LP. GLG has set compensation at levels that it believes are competitive against compensation offered by other alternative asset managers and leading investment banks, primarily in London, against whom it competes for senior management and other key personnel, while taking into account the performance of the GLG Funds and the GLG managed accounts. Historically, GLG’s management has paid primarily cash compensation and has focused on the total compensation package paid to its senior management, key personnel and Principals. However, the most significant portion of the remuneration paid by GLG to its senior management and key personnel (other than the Principals) has been and is expected to continue to be in the form of discretionary bonuses and discretionary limited partner profit share. GLG believes these forms of remuneration are important to align the interests of its senior management and key personnel with those of investors in the GLG Funds.

In determining compensation levels, GLG takes into account various factors such as market compensation paid by other leading alternative asset managers generally. This is achieved by:

•	discussions with other investment professionals and peer groups from other alternative asset managers;

•	discussions with professional advisors about market rates across the board;

•	discussions with recruitment agencies used by GLG and review of salary surveys generated by recruitment agencies; and

•	publicly available information ascertained via various means, such as newspapers, magazines, the internet and reports such as the Hedge Fund Compensation Report.

As a privately owned business, GLG does not formally benchmark its compensation arrangements against any specific list of companies, nor does GLG maintain a certain target percentile within a peer group. Direct comparison may not be possible as elements of individual compensation would vary from firm to firm by virtue of a number of factors, including, among other things:

•	different levels of equity ownership;

•	varying responsibilities;

•	roles and years of service of each individual;

•	the amount of assets under management;

•	the investment performance;

•	the firm size; and

•	differing reinvestment requirements.

Salary and Bonus

Base salaries are generally based upon an individual’s scope of responsibilities, level of experience, amounts paid to comparable individuals (both within and outside of GLG) and length of service. Discretionary annual bonuses are generally based on individual performance in absolute and qualitative terms, as well as team performance and GLG’s overall performance. Discretionary annual bonuses are designed to reward high-performing key personnel and employees who drive GLG’s results and provide an incentive to sustain this performance in the long-term.

Each of GLG’s Principals has entered into an employment agreement with GLG Partners LP, pursuant to which he receives an annual salary payable in pounds sterling, which increases by 10% effective December 1 of each calendar year. In addition, each Principal is eligible to receive a discretionary bonus annually under these employment agreements.

Each of GLG’s Principals has also entered into an employment agreement with GLG Partners Services Limited, pursuant to which he receives an annual salary payable in U.S. dollars, which increases by 10% effective December 1 of each calendar year. In addition, each Principal is eligible to receive a discretionary bonus annually under these employment agreements.

Simon White, GLG’s Chief Operating Officer, was an employee of GLG Partners LP through June 30, 2006. As an employee, Mr. White received salary of $294,000 through such date. On June 30, 2006, he ceased to be an employee and became a participant in the limited partner profit share arrangement. Through his profit share interest, he is entitled to a fixed and discretionary share of the profits earned by certain GLG entities, as described below. In fiscal 2006, Mr. White received limited partner profit share in the amount of $2,206,000.

Distributions and Limited Partner Profit Shares

The Principals have direct and indirect ownership interests in certain GLG entities, principally GLG Partners LP and GLG Partners Services LP, through which they are entitled to receive distributions of profits earned by these GLG entities. In addition, GLG has sought to align the interests of its non-principal senior management and other key personnel with those of the investors in the GLG Funds through the limited partner profit share arrangement. Under the arrangement, these individuals have direct or indirect profits interests in these GLG entities, which entitles these individuals to receive distributions of profits derived from the fees earned by these GLG entities. Each of these individuals receives the majority of his or her economic benefit in the form of distributions in respect of his or her ownership interests in these GLG entities, in the case of the Principals, and limited partner profit shares, in the case of non-principals. For purposes of this discussion, distributions to each Principal include distributions to his respective Trustee.

Participants in the limited partner profit share arrangement are paid base limited partner profit share generally based on the individual’s scope of responsibilities, level of experience, amounts paid comparable individuals (both within and outside of GLG) and length of service. Discretionary limited partner profit share is based on the individual’s contribution to the generation of profits by GLG Partners LP and GLG Partners Services LP, taking into account the nature of the services provided to GLG by each individual, his or her seniority and the performance of the individual during the period.

A significant portion of the distributions received by GLG’s Principals, senior management and key personnel has been performance-based. In making compensation decisions, management takes into account performance during the year both absolutely and against established goals for GLG to generate revenue and profits, leadership qualities of the individual, the individual’s contribution to the growth of the business, operational performance, business responsibilities, length of service, current compensation arrangements and long-term potential to enhance value for investors in the GLG Funds. Specific factors affecting compensation decisions include:

•	key financial measurements such as fee revenue, operating profit, fund inflows and fund performance;

•	promoting commercial excellence, including by creating new product or investment ideas, improving fund performance, introducing new clients, growing AUM, being a leading market player or attracting and retaining other talented individuals and investors;

•	achieving excellence and respect among the senior management, peers and other employees; and

•	enhancing the growth and reputation of the GLG business as a whole.

Although GLG does not set specific financial performance targets for the individual based on any quantitative formula, the key factors and financial measurements listed will be considered together with management’s judgment about each individual’s performance in determining the appropriate compensation in light of GLG’s current year performance.

Post-Acquisition Compensation

Upon consummation of the acquisition, it is anticipated that employment agreements between each of Messrs. Gottesman, Roman, White and San Miguel and us will become effective. In addition, upon consummation of the acquisition, we expect that the key personnel of GLG will continue to provide services to GLG. The employment agreements for each of Messrs. Gottesman, Roman and Lagrange will provide for a base salary of $1 million per annum for the remainder of 2007 and for 2008 and no cash bonus or equity compensation with respect to 2007. Cash bonuses and equity compensation for 2008 and future periods, if any, will be determined by the proposed independent compensation committee following consummation of the acquisition, depending upon profitability, individual performance and other factors which the compensation committee determines to be relevant.

We believe that GLG’s philosophy of seeking to align the interests of its key personnel with those of the investors in the GLG Funds has been a key contributor to the growth and successful performance of GLG. After the acquisition transaction, we intend that senior management and other key personnel will continue to have an interest in a portion of the profits generated by the performance of these GLG Funds in order to better align their interests with ours and with those of the investors in these GLG Funds. In furtherance of this philosophy, following the consummation of the acquisition transaction, the Principals and their Trustees and certain of the key personnel participating in the equity participation plan will invest in the GLG Funds at least 50% of the excess of the cash proceeds they receive in the acquisition transaction over the aggregate amount of any taxes payable on their respective portion of the purchase price, further aligning their interests with those of the investors in these funds. The Principals and Trustees and these key personnel and their families and affiliates are expected to have investments in the GLG Funds, including amounts they are required to invest in GLG Funds pursuant to the purchase agreement, equal to approximately $715 million of net AUM and will pay the same fees and invest on the same terms as other investors. The determination of the GLG Funds into which GLG key personnel participating in the equity participation plan will invest the proceeds of the acquisition and the amounts to be invested in each GLG Fund will be made by the general partners of Sage Summit LP and Lavender Heights Capital LP, respectively, the vehicles through which the equity participation plan is implemented, in consultation with certain GLG key personnel. The general partners of these limited partnerships are Sage Summit Ltd. and Mount Garnet Limited, the directors of which are the Trustees. See “Certain Relationships and Related Person Transactions — GLG — Investment Transactions”.

Following the acquisition, we intend to have a significant amount of performance-based compensation for our executive officers, other senior management and other key personnel that is tied to the profitability of our business. In addition, as a public company, we will have our stock available as another component of our compensation program. We also believe the continued ownership by our senior management and key personnel of significant amounts of our common stock, either directly or indirectly through stock-based awards under the Restricted Stock Plan and the LTIP, will afford significant alignment with holders of our common stock. We anticipate that our non-principal key personnel will continue to participate in performance-based limited partner profit shares that are tied to the profitability of our business. Performance based compensation may take the form of discretionary cash bonuses and limited partner profit shares, or equity compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid or accrued by GLG for services rendered in all capacities during the fiscal year ended December 31, 2006 for GLG’s Co-Chief Executive Officers, Chief Financial Officer and Pierre Lagrange, a Managing Director. These individuals are referred to as GLG’s “named executive officers” in this proxy statement. As discussed above under “Compensation Discussion and Analysis”, in addition to receiving an annual salary and discretionary bonus (other than Mr. White), each of GLG’s named executive officers receive the majority of their compensation in the form of distributions in respect of their direct or indirect ownership interests in GLG’s businesses and/or limited partner profit shares. Therefore, a significant portion of the distributions received by its executive officers has been performance-based, because all of their distributions have been calculated based on their respective percentage interests in the profits of its firm and their allocated limited partner profit shares. Cash distributions to the Gottesman GLG Trust, Roman GLG Trust and Lagrange GLG Trust in respect of GLG’s fiscal and tax year ended December 31, 2006 were $54,579,000 to Mr. Gottesman, $19,152,000 to Mr. Roman and $47,581,000 to Mr. Lagrange. In addition, Mr. White received limited partner profit share in the amount of $2,206,000 representing limited partner profit share for the second half of 2006.

				Change in
				Pension Value
				and
				Nonqualified
				Deferred
				Compensation	All Other
		Salary	Bonus	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)		($)

Noam Gottesman	2006	4,664,130	—	—	81,200	(1)	4,745,330
Co-Chief Executive Officer and Managing Director
Emmanuel Roman	2006	4,659,420	—	—	81,200	(1)	4,740,620
Co-Chief Executive Officer and Managing Director
Pierre Lagrange	2006	4,700,090	—	—	81,200	(1)	4,781,290
Managing Director
Simon White	2006	294,000	—	—	5,700	(2)	299,700
Chief Operating Officer

(1)	Maximum allowance for health, medical and other fringe benefits.

(2)	Medical, dental and health benefits.

Employment Agreements

Each of Messrs. Gottesman, Roman and Lagrange has entered into an employment agreement with GLG Partners LP, pursuant to which he received an annual salary of $3,346,622, $3,341,912 and $3,585,667, respectively, in fiscal 2006. The individuals did not receive any discretionary bonus in fiscal 2006 under these employment agreements.

Each of Messrs. Gottesman, Roman and Lagrange has also entered into an employment agreement with GLG Partners Services Limited, pursuant to which he received an annual salary of $1,317,508, $1,317,508 and $1,114,423, respectively, in fiscal 2006. The Principals did not receive any discretionary bonuses in fiscal 2006 under these employment agreements.

Prior to June 30, 2006, Simon White, GLG’s Chief Operating Officer, was an employee of GLG Partners LP. As an employee, Mr. White received salary of $294,000 through such date. On June 30, 2006, he ceased to be an employee and became the holder of an indirect limited partnership interest in GLG Partners LP.

It is expected that effective upon the consummation of the acquisition, each of Messrs. Gottesman, Roman and White will have a new employment agreement with GLG Partners, Inc. in addition to the existing agreement for Messrs. Gottesman and Roman.

Potential Payments Upon Termination or Change of Control

The following discussion summarizes certain provisions of the existing employment agreements between each of the Principals and GLG Partners LP and GLG Partners Services Limited, which are expected to be amended or replaced in connection with the acquisition.

Each of GLG’s Principals may terminate his employment with GLG Partners LP by giving not less than four weeks’ notice to GLG Partners LP. GLG Partners LP may terminate the employment of a Principal by giving not less than four weeks’ notice of termination where the applicable period of service is up to four years, and thereafter one additional week’s notice for each year in excess of four, subject to a maximum of 12 weeks’ notice. During the notice period, GLG Partners LP is only obligated to provide a Principal with salary and benefits and is under no obligation to provide a Principal with any work. No notice is required if GLG Partners LP terminates a Principal’s employment for cause. In addition, GLG Partners LP may terminate the employment of a Principal without cause with immediate effect by paying his annual salary to him in lieu of a notice of termination. Assuming his employment was terminated without notice by GLG Partners LP on December 31, 2006, each of Messrs. Gottesman, Roman and Lagrange would have been entitled to receive $3,410,255, $3,410,255 and $3,653,485, respectively, in a lump sum payment on such date.

Each Principal may terminate his employment with GLG Partners Services Limited by giving not less than four weeks’ notice to GLG Partners Services Limited. GLG Partners Services Limited may terminate the employment of a Principal by giving not less than four weeks’ notice of termination where the applicable period of service is up to four years, and thereafter one additional week’s notice for each year in excess of four, subject to a maximum of 12 weeks’ notice. During the notice period, GLG Partners Services Limited is only obligated to provide a Principal with salary and benefits and is under no obligation to provide a Principal with any work. No notice is required if GLG Partners Services Limited terminates a Principal’s employment for cause. In addition, GLG Partners Services Limited may terminate the employment of a Principal without cause with immediate effect by paying his annual salary to him in lieu of a notice of termination. Assuming his employment was terminated without notice by GLG Partners Services Limited on December 31, 2006, each of Messrs. Gottesman, Roman and Lagrange would have been entitled to receive $1,461,538, $1,461,538 and $1,217,948, respectively, in a lump sum payment on such date.

Messrs. Gottesman, Roman and Lagrange are not entitled to any payments based upon a change in control of GLG Partners LP or GLG Partners Services Limited.

Under the terms of their employment agreements with GLG Partners LP and GLG Partners Services Limited, each of Messrs. Gottesman, Roman and Lagrange may not use or disclose confidential information following the termination of his employment. In addition, Mr. Roman is subject to certain post-employment restrictions on his competition with the business of GLG Partners LP and GLG Partners Services Limited or solicitation of existing or potential clients, intermediaries or employees for periods of 12 or 18 months.

For purposes of Mr. Roman’s employment agreements with GLG Partners LP and GLG Partners Services LP, “business” is defined as the management, investment management, and investment advisory businesses, and the fund structuring, establishment, marketing, distribution and management businesses, carried on by GLG Partners LP, GLG Partners Services LP, or an associated company on Mr. Roman’s employment termination date or during the 12-month period immediately preceding such date, and any other business that, to Mr. Roman’s knowledge, GLG Partners LP or GLG Partners Services LP intends to conduct during the 12-month period following his termination of employment.

Mr. White is a member of Laurel Heights LLP and a limited partner of Sage Summit LP and Lavender Heights Capital LP, through which he participates in the limited partner profit share arrangement and the equity participation plan described below under “Certain Relationships and Related Person Transactions — GLG — Limited Partner Profit Share Arrangement” and “— Equity Participation Plan”.

Laurel Heights LLP may remove Mr. White as a member (1) for cause, (2) where certain triggering events have occurred, (3) upon his reaching age 60 or (4) for any reason or no reason. Laurel Heights LLP may remove Mr. White as a member pursuant to clause (4) by giving not less than 12 weeks notice. Mr. White’s removal may be with immediate effect if Laurel Heights LLP makes full payment of his monthly drawings otherwise payable to him during the notice period. In all other removal circumstances, the removal will be with immediate effect. Assuming Mr. White was removed as a member pursuant to clause (4) described above without notice by Laurel Heights LLP on December 31, 2006, he would have been entitled to receive $86,250 in a lump sum payment on such date with respect to such removal.

Each of Sage Summit LP and Lavender Heights Capital LP may remove Mr. White as a limited partner (1) at any time prior to a liquidity event, (2) for cause, (3) where he has ceased his service as a partner, member, employee or otherwise of an associated entity, (4) at any time after his awards under the equity participation plan have fully vested, (5) at any time, if the Principals maintain “control” of GLG Partners LP and (6) upon his death or disability. In addition, Sage Summit LP may remove Mr. White as a limited partner upon his voluntary withdrawal as a member of Laurel Heights LLP. Mr. White’s removal as a limited partner will be effective immediately upon delivery of a removal notice.

Under the terms of the applicable limited liability partnership agreement and limited partnership agreements, Mr. White may not use or disclose confidential information following the termination of his membership or limited partnership relationship. In addition, Mr. White is subject to certain post-termination restrictions on his competition with GLG’s business or his solicitation of existing or potential clients, intermediaries or employees for periods of 6, 12 or 18 months, as the case may be.

Director Compensation

Freedom’s board of directors receives no compensation for their service, other than reimbursement of travel expenses for attending meetings. The Compensation Committee has not yet determined the compensation to be paid to the members of our board of directors following the consummation of the acquisition.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Freedom

On July 20, 2006, Berggruen Holdings, which is controlled by Mr. Berggruen, purchased 5,923,200 of our units (after giving effect to our reverse stock split and stock dividends) for an aggregate purchase price of $12,340 and Marlin Equities, which is controlled by Mr. Franklin, purchased 5,923,200 of our units (after giving effect to our reverse stock split and stock dividends) for an aggregate purchase price of $12,340. In addition, on July 20, 2006, each of our directors purchased 51,201 units (after giving effect to our reverse stock split and stock dividends) for a purchase price of $106. The units are identical to those sold in our initial public offering, except that:

•	each of our founders has agreed to vote its founders’ common stock in the same manner as a majority of the public stockholders who vote at the special meeting called for the purpose of approving our initial business combination. As a result, they will not be able to exercise redemption rights with respect to the founders’ common stock if our initial business combination is approved by a majority of our public stockholders;

•	the warrants underlying such units become exercisable after our consummation of a business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30-trading day period beginning 90 days after such business combination; and

•	the warrants underlying such units are non-redeemable for so long as they are held by our founders or their permitted transferees.

On July 20, 2006, Berggruen Holdings agreed to purchase 2,250,000 of our warrants to purchase one share of our common stock at a price of $1.00 per warrant. Berggruen Holdings purchased such warrants from us immediately prior to the consummation of our initial public offering on December 28, 2006.

On July 20, 2006, Berggruen Holdings agreed to invest $25.0 million in us in the form of co-investment units at a price of $10.00 per unit (after giving effect to our reverse stock split). Berggruen Holdings is obligated to purchase such co-investment units from us immediately prior to the consummation of a business combination.

On July 20, 2006, Marlin Equities agreed to purchase 2,250,000 of our warrants to purchase one share of our common stock at a price of $1.00 per warrant. Marlin Equities purchased such warrants from us immediately prior to the consummation of our initial public offering on December 28, 2006.

On July 20, 2006, Marlin Equities agreed to invest $25.0 million in us in the form of co-investment units at a price of $10.00 per unit (after giving effect to our reverse stock split). Marlin Equities is obligated to purchase such co-investment units from us immediately prior to the consummation of a business combination.

Pursuant to a registration rights agreement dated December 21, 2006 between us and our founders, our founders are entitled to certain registration rights. Specifically, (1) the sponsors’ warrants and the underlying common stock, and the co-investment warrants and the underlying common stock, will be entitled to certain registration rights upon the consummation of a business combination; (2) the founders’ warrants and the underlying common stock will be entitled to certain registration rights 90 days after the consummation of a business combination; and (3) the founders’ units, founders’ common stock, co-investment units and co-investment common stock will be entitled to certain registration rights one year after the consummation of a business combination. We are only required to use our best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, only to use our best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of our common stock or any voting rights until such holders exercise their respective warrants and receive shares of our common stock. Certain persons and entities that receive any of the above described securities from our founders will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay Berggruen Holdings, Inc., an affiliate of Mr. Berggruen, a total of $10,000 per month for office space, administrative services and secretarial support until the earlier of our consummation of a business combination or our liquidation. This arrangement is being agreed to by Berggruen Holdings, Inc. for our benefit and is not intended to provide Berggruen Holdings, Inc. compensation in lieu of a management fee. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. Prior to the consummation of our initial public offering, Berggruen Holdings has agreed to provide us with office space, administrative services and secretarial support at no charge.

As of December 21, 2006, each of Berggruen Holdings and Marlin Equities had advanced on our behalf a total of $125,000 and $125,000, respectively, for payment of offering expenses. These advances were non-interest bearing, unsecured and were repaid on January 23, 2007 out of the proceeds of our initial public offering not placed in trust and from interest we received on the balance of the trust account.

During the period while we are pursuing the acquisition of a target business, Mr. Berggruen has agreed to present business combination opportunities that fit within our criteria and guidelines to us.

Berggruen Holdings has agreed to make four investment professionals located at the Berggruen Holdings’ offices in New York, Los Angeles and London available at no cost to us to actively source an acquisition for us. Each of these investment professionals has agreed with us that such individual will not present us with a potential business combination opportunity with a company (1) with which such individual has had any discussions, formal or otherwise, with respect to a business combination with another company prior to the consummation of our initial public offering or (2) that is competitive with any portfolio company of Berggruen Holdings until after such individual has presented the opportunity to such portfolio company and such portfolio company has determined not to proceed with that opportunity.

On January 31, 2007, Berggruen Holdings (in the name of Safra Bank, as its custodian) subscribed to 65,389.394 shares of the GLG Emerging Markets Fund at $152.93 per share for an aggregate purchase price of $10.0 million.

On February 28, 2007, Berggruen Holdings (in the name of Safra Bank, as its custodian) subscribed to 58,958.788 shares of GLG Emerging Markets Fund at $169.61 per share for an aggregate purchase price of $10.0 million.

On September 1, 2007, Berggruen Holdings (in the name of Safra Bank, as its custodian) sold 32,548.231 shares of the GLG Emerging Markets Fund at $253.10 per share for an aggregate sale price of $8.2 million.

On October 1, 2007, Berggruen Holdings (in the name of Safra Bank, as its custodian) sold approximately 40,580 shares of the GLG Emerging Markets Fund for an aggregate sale price of $10.8 million.

GLG

The Acquisition

The Principals, the Trustees, certain of GLG’s executive officers, and Freedom’s founders and directors are party to or the beneficiaries of various agreements related to the acquisition, including the purchase agreement, the support agreement, the GLG shareholders agreement, the shares exchange agreement, the founders agreement, the voting agreement and the agreement among principals and trustees, described in “The Purchase Agreement” and “Agreements Related to the Acquisition.”

Investment Transactions

Pursuant to the terms of the purchase agreement, following the consummation of the acquisition transaction, all GLG Shareowners, including the Principals and their Trustees and the key personnel participating in the equity participation plan will invest in the GLG Funds at least 50% of the excess of the cash proceeds they receive in the acquisition transaction over the aggregate amount of any taxes payable on their respective portion of the purchase price, further aligning their interests with those of the investors in these funds. The Principals and the Trustees (including certain family members of the Principals) have as of September 30, 2007, investments in GLG Funds equal to approximately $105 million of net AUM and pay the same fees and invest on the same terms as do other investors. Because these investments are made at the same fees and on the same terms as those of other investors, GLG believes these investments do not result in conflicts of interest with investors in the GLG Funds. The Principals and Trustees and these key personnel are expected to have investments in the GLG Funds, including amounts they are required to invest in GLG Funds pursuant to the purchase agreement, equal to approximately $715 million of net AUM and will pay the same fees and invest on the same terms as other investors. The determination of the GLG Funds into which GLG key personnel participating in the equity participation plan will invest the proceeds of the acquisition and the amounts to be invested in each GLG Fund will be made by the general partners of Sage Summit LP and Lavender Heights Capital LP, the vehicles through which the equity participation plan is implemented, in consultation with such GLG key personnel. The general partners of these limited partnerships are Sage Summit Ltd. and Mount Garnet Limited, respectively, the directors of which are the Trustees.

Lehman Brothers Bankhaus AG Loans

A subsidiary of Lehman Brothers Holdings Inc. holds an approximately 15.3% equity interest in GLG.

In 2000, Lehman Brothers Bankhaus AG, an affiliate of Lehman International, which we refer to as Lehman Bankhaus, made loans to each of the Gottesman GLG Trust, the Lagrange GLG Trust, the Green GLG Trust, and Stirling Trustees Limited, in its capacity as trustee of the Jabre GLG Trust, a trust established by Philippe Jabre for the benefit of himself and his family (the “Jabre GLG Trust”). In 2002, the loan to Abacus (C.I.) Limited was novated and assigned to Mr. Green. The loans are non-recourse to the assets of the borrowers, except that they are secured by a pledge to Lehman Bankhaus by each of the borrowers of 1,000 shares of non-voting stock (representing all of the non-voting stock) in each of GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited owned by the borrowers and any dividends paid on such shares. The loans require that dividends be paid on the non-voting shares from time to time and that all dividends paid on the non-voting shares be applied to the repayment of the loans. The outstanding principal amounts of the loans to the Gottesman GLG Trust, the Lagrange GLG Trust and Mr. Green are currently $10,256,799, $5,278,602 and $7,097,667, respectively. In June 2007, the loan to the Jabre GLG Trust was repaid in full. The largest amounts of principal outstanding under the loans during 2006 and the amounts of principal and interest paid on the loans during 2006 by the Gottesman GLG Trust, the Lagrange GLG Trust, Mr. Green and the Jabre GLG Trust were $32,515,222, $17,588,083, $23,597,775 and $16,526,705, respectively, and $10,840,000, $5,849,000, $7,849,000 and $5,496,501, respectively. The loans bear interest at a rate of 3.0% per annum, other than the loan to the Gottesman GLG Trust, which bears interest at a rate of 4.53% per annum. As of June 15, 2007, the loan to Mr. Green was novated and assigned, and all of Mr. Green’s non-voting shares in each of the GLG entities referred to above were transferred to Chapter Investment Assets Limited, subject to receipt of all requisite regulatory approvals.

Prior to the closing of the transaction, each of GLG Holdings Limited and GLG Partners Services Limited will declare dividends on its non-voting shares in an aggregate amount not to exceed the amount necessary to repay fully the loans to the Gottessman GLG Trust, the Lagrange GLG Trust and Mr. Green described above. Immediately prior to the closing of the acquisition, Lehman Bankhaus will release the pledge on the non-voting shares, but not on any dividend, and all of the non-voting shares will be repurchased or redeemed by the relevant GLG entity. In addition, if and to the extent the dividends paid on the non-voting shares are insufficient to repay the loans in full, Lehman Bankhaus has agreed to forgive any remaining outstanding balance after the closing.

Transactions with Lehman Brothers

Lehman Brothers Holdings Inc. and its affiliates (collectively, “Lehman Brothers”) provide services to the GLG Funds through the following related arrangements: Lehman Brothers provides prime brokerage services to certain of the GLG Funds pursuant to prime brokerage agreements with each of the GLG Funds. In addition, Lehman Brothers acts as a broker, prime broker, derivatives counterparty and stock lending agent for certain of the GLG Funds and managed accounts pursuant to market standard trading agreements. Lehman

Brothers also clears and settles securities and derivatives trades for certain of the GLG Funds and for certain managed accounts pursuant to a clearing and settlement agreement dated September 2000 with GLG Partners LP. In addition, Lehman Brothers provides on-going services such as issuing contract notes to GLG clients and provides certain systems, such as a convertible bond trading system, pursuant to an ongoing services agreement, dated September 2000. Pursuant to a dealing agreement, dated September 2000, Lehman Brothers provides custody services to certain GLG clients. This agreement also establishes the regulatory relationship between Lehman Brothers and GLG. Lehman Brothers also provides payroll services to GLG and has agreed to provide GLG with disaster recovery support, such as office space. Pursuant to these agreements, the GLG Funds paid Lehman Brothers an aggregate of approximately $91.2 million, $75.5 million and $76.8 million for these services during 2006, 2005 and 2004, respectively, and approximately $52.2 million of the six months ended June 30, 2007 and GLG paid Lehman Brothers approximately $76,000, $81,000, and $63,000 in the aggregate in respect of payroll services provided during 2006, 2005 and 2004, respectively, and approximately $39,000 for the six months ended June 30, 2007.

In addition, Lehman Brothers distributes GLG Funds through their private client sales force, and GLG rebates to Lehman Brothers, on an arm’s-length basis, certain of the fees that it receives from the GLG Funds in relation to these investments. The annual charge to GLG was approximately $3.8 million, $2.3 million and $1.9 million in 2006, 2005 and 2004, respectively.

Limited Partner Profit Share Arrangement

Beginning in mid-2006, GLG entered into partnership with a number of its key personnel in recognition of their importance in creating and maintaining the long-term value of GLG. These individuals ceased to be employees and either became holders of direct or indirect limited partnership interests in GLG or formed two limited liability partnerships through which they provide services to GLG. Through these partnership interests, these key individuals are entitled to a fixed and discretionary share of the profits earned by certain GLG entities.

The Principals do not participate in the limited partner profit share arrangement. For 2006, Mr. White received limited partner profit share in the amount of $2,206,000. For a further discussion of the limited partner profit share arrangement, see “Organizational Structure — Other GLG Entities — Limited Partner Profit Share Arrangement”.

Equity Participation Plan

In March 2007, GLG established the equity participation plan to provide certain key individuals, through their direct or indirect limited partnership interests in two limited partnerships, Sage Summit LP and Lavender Heights Capital LP, with the right to receive a percentage of the proceeds derived from an initial public offering relating to GLG or a third-party sale of GLG. The Principals do not participate in the equity participation plan. Upon consummation of the acquisition, Sage Summit LP and Lavender Heights Capital LP will receive collectively approximately 15% of the total consideration of cash and/or Notes and Freedom capital stock payable to the GLG Shareowners in the acquisition. These limited partnerships will distribute to the limited partners an aggregate of 25% of such amounts upon consummation of the acquisition, and the remaining 75% will be distributed to the limited partners in three equal installments upon vesting over a three-year period on the first, second and third anniversaries of the consummation of the acquisition, subject to the ability of the general partners of the limited partnerships, whose respective boards of directors consist of the Trustees, to accelerate vesting. The unvested portion of such amounts will be subject to forfeiture in the event of termination as a limited partner prior to each vesting date, unless such termination is without cause after there has been a change in control of Freedom after completion of the acquisition or due to death or disability.

In March 2007, Mr. White was admitted as a limited partner in each of Sage Summit LP and Lavender Heights Capital LP through which he is entitled to receive 0.2% of the total consideration of the acquisition, subject to vesting as described above.

Schreyer Consulting Agreement

GLG Partners Services LP entered into a consulting agreement, dated as of January 1, 2002, with Leslie J. Schreyer. Under the terms of the consulting agreement, GLG Partners Services LP agreed to engage Mr. Schreyer as its legal counsel and adviser on a part-time basis. The consulting agreement is for a one-year term and automatically renews each year for an additional one-year term, unless terminated. The consulting agreement provides for an annual base salary of $1.5 million, of which $500,000 is paid in monthly installments and the balance is paid when bonuses are payable. Mr. Schreyer is also eligible to receive a bonus and other benefits, such as health insurance. Mr. Schreyer received total compensation of $2.9 million during 2006. The consulting agreement may be terminated on 90 days’ written notice by either GLG Partners Services LP or Mr. Schreyer. It is expected that upon consummation of the acquisition the consulting agreement will be terminated and that Mr. Schreyer will become an employee or consultant of GLG Partners, Inc. upon terms substantially equivalent to the terms of the consulting agreement. Mr. Schreyer is a partner of Chadbourne & Parke LLP, one of GLG’s principal outside law firms.

Green Consulting Fee

In 2006, GLG Partners LP paid Jonathan Green, a former principal, a consulting fee in the amount of $1.0 million.

Resignations of Former Principals

In April 2006, Philippe Jabre resigned as an employee of GLG Partners LP and GLG Partners Services LP. In January 2007, Mr. Jabre resigned as a director of GLG Partners Limited, and an officer of Stirling Trustees Limited, the trustee of the Jabre GLG Trust, resigned as a director of each of GLG Holdings Limited, GLG Partners Services Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited. In connection with his resignation from GLG, Mr. Jabre transferred to Mr. Gottesman all of his voting shares in GLG Partners Limited, and the Jabre GLG Trust, transferred to the Gottesman GLG Trust, all of its voting shares in GLG Holdings Limited, GLG Partners Services Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited the aggregate. These transfers were made in two installments in mid-2006 and late-2006. In October 2007, the Principals and the Trustees agreed with Mr. Jabre and the Jabre GLG Trustee to resolve, at no cost to GLG, ongoing disagreements with respect to profit allocations in prior years and the transfer of Mr. Jabre’s and the Jabre GLG Trustee’s shares in GLG through a distribution of profits to the Jabre GLG Trustee which would otherwise have been made to the Trustees prior to the closing of the acquisition and an adjustment in the purchase price for Mr. Jabre’s and the Jabre GLG Trustee’s shares in GLG. In addition, Mr. Jabre and the Jabre GLG Trustee, on the one hand, and GLG and others, on the other hand, have agreed to mutual general releases, and Mr. Gottesman, Mr. Lagrange, the Gottesman GLG Trust and the Lagrange GLG Trust, agreed to release Mr. Jabre and the Jabre GLG Trust from certain non-competition and non-solicitation arrangements among them related to GLG.

In May 2005, in connection with certain regulatory investigations relating to Mr. Jabre, GLG Partners Limited, GLG Holdings Limited, GLG Partners Services Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited released Mr. Jabre and the Jabre GLG Trust, in respect of liabilities arising out of trading in securities of Sumitomo Mitsui Financial Group Inc. and/or Alcatel S.A. by certain GLG Funds managed at the time by Mr. Jabre, except for liabilities resulting from certain third-party claims. There have been no such claims.

In connection with Mr. Green’s resignation from GLG, which was effective January 1, 2004, Mr. Green and the Green GLG Trust, agreed to transfer a portion of their voting shares in each of the GLG entities in which he or it was a shareholder, namely GLG Partners Limited, GLG Holdings Limited, GLG Partners Services Limited, GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited, on each of the first, second and third anniversaries of his resignation to Mr. Gottesman, Mr. Lagrange, the Gottesman GLG Trust and the Lagrange GLG Trust. These transfers were made in 2006 and 2007. In addition, in connection with the sale by Mr. Green and the Green GLG Trust of their equity interests in the Acquired Companies to Istithmar and Sal. Oppenheim, Messrs. Gottesman, Lagrange and Roman and the Gottesman

GLG Trust, Lagrange GLG Trust and Roman GLG Trust agreed to release Mr. Green and the Green GLG Trust from certain non-competition and non-solicitation arrangements among them related to GLG.

Freedom Investments

The following GLG Funds and managed accounts hold Freedom units (common stock and warrants): the GLG Century Fund SICAV managed account (18,800), the GLG US Map Fund (5,665), the GLG North American Equity Fund (71,400), the GLG North American Opportunity Fund (300,000) and the GLG Pleiade SICAV managed account (8,100). The Principals control the voting and disposition of the Freedom units held by these GLG Funds and managed accounts by virtue of GLG entities acting as manager of these GLG Funds and managed accounts.

Perella Weinberg Partners LP

Peter Weinberg, who is expected to be a member of the board of directors after the acquisition, is a partner of Perella Weinberg Partners LP, or PWP, GLG’s financial adviser in connection with the acquisition. Pursuant to an engagement letter entered into in January 2007, GLG retained PWP to provide financial advisory services to GLG in connection with exploring various strategic alternatives available to GLG. GLG has agreed to pay PWP a fee of $16 million contingent upon the consummation of the acquisition. In addition, GLG has agreed to reimburse PWP for its reasonable out-of-pocket expenses incurred in connection with the engagement.

Policies and Procedures for Related Person Transactions

As a privately held company, GLG has not established any policies and procedures regarding transactions with related persons; however, upon completion of the acquisition Freedom will adopt an audit committee charter that provides, among other things, that the audit committee will be responsible for the review and approval of all related-party transactions.

BENEFICIAL OWNERSHIP OF SECURITIES

The table below sets forth the actual beneficial ownership as of September 30, 2007 and the projected beneficial ownership of our common stock immediately after the completion of the acquisition and is derived from information relating to the beneficial ownership of Freedom common stock as of September 30, 2007. The table sets forth the projected beneficial ownership of our common stock and Series A preferred stock, or capital stock, by the following individuals or entities:

•	each person who will beneficially own more than 5% of the outstanding shares of our capital stock immediately after consummation of the acquisition;

•	the individuals who will be our Co-Chief Executive Officers, the Chief Financial Officer and two other most highly compensated executive officers;

•	the individuals who will be our directors; and

•	the individuals who will be our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person or entity named in the table is expected to have sole voting and investment power with respect to all shares of our capital stock shown as beneficially owned, subject to applicable community property laws. As of September 30, 2007, 64,800,003 shares of Freedom common stock were issued and outstanding. The percentage of beneficial ownership after the acquisition set forth below gives effect to the issuance of 5,000,000 shares of Freedom common stock in the co-investment and an estimated 230,000,000 shares of our capital stock in the acquisition and is based on 299,800,003 shares of our capital stock estimated to be outstanding immediately following completion of the acquisition after giving effect to the co-investment by Freedom’s sponsors and assuming no redemption of shares by Freedom stockholders and no exercise of outstanding Freedom warrants. In computing the number of shares of our capital stock beneficially owned by a person and the percentage ownership of that person, shares of our capital stock that will be subject to options held by that person that are currently exercisable or that are exercisable within 60 days of September 30, 2007 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. None of the shares of our common stock owned by Mr. Berggruen or any of our directors have been pledged as security. The business address of Berggruen Holdings and each of Messrs. Berggruen, Hauslein, Lauder and Morey is c/o Freedom Acquisition Holdings, Inc., 1114 Avenue of the Americas, 41st Floor, New York, New York 10036. The business address of Messrs. Gottesman, Roman, Lagrange, White, San Miguel, Myners and Weinberg and Sage Summit LP is c/o GLG Partners, One Curzon Street, London W1J 5HB, England.

		Approximate	Number of		Approximate
		Percentage	Shares		Percentage
	Number of Shares	of Outstanding	of Common		of Outstanding
	of Common Stock	Common Stock	Stock		Common Stock
	Beneficially Owned	Beneficially	Beneficially		Beneficially
Name of Beneficial Owner	Before the	Owned Before	Owned After the		Owned After
and Management	Acquisition	the Acquisition	Acquisition		the Acquisition

Berggruen Holdings North America Ltd.(1)(2)	7,632,700	11.8	10,132,700	(12)	3.4
Marlin Equities(1)(3)	5,923,200	9.1	8,423,200	(12)	2.8
FMR Corp.(4)	7,434,435	11.5	7,434,435		2.5
Glenhill Advisors, LLC(5)	9,000,000	13.9	9,000,000		3.0
Lansdowne Partners Limited Partnership(6)	3,590,889	5.5	3,590,889		1.2
Lehman Brothers Holdings, Inc.(7)	—	—	33,659,998		11.2
Viking Global Performance LLC(8)	3,631,000	5.6	3,631,000		1.2
Sage Summit LP	—	—	14,850,000		5.0
Noam Gottesman(9)	403,965	*	84,058,958	(13)(14)	28.0
Emmanuel Roman(9)	403,965	*	43,853,960	(13)(15)	14.6
Pierre Lagrange(9)	403,965	*	84,058,958	(13)(16)	28.0
Simon White	—	—	110,000		*
Alejandro San Miguel	—	—	—		—
Ian G.H. Ashken(3)	5,923,200	9.1	8,423,200	(12)	2.8
Nicolas Berggruen(2)(10)	7,632,700	11.8	10,132,700	(12)	3.4
Martin E. Franklin(3)	5,923,200	9.1	8,423,200	(12)	2.8
James N. Hauslein	51,201	*	51,201		*
William P. Lauder	51,201	*	51,201		*
Herbert Morey(11)	51,201	*	51,201		*
Paul Myners	—	—	—		—
Peter A. Weinberg	—	—	—		—
All directors and executive officers as a group (5 individuals before the acquisition and 11 individuals after the acquisition)	13,709,503	21.2	180,432,248		60.2

*	Less than 1%

(1)	Berggruen Holdings and Marlin Equities have agreed to act together for the purpose of acquiring, holding, voting or disposing of our shares and are deemed to be a “group” for reporting purposes under the Exchange Act. Does not include 2,250,000 shares of Freedom common stock issuable to each of Berggruen Holdings and Marlin Equities upon the exercise of sponsors’ warrants. The sponsors’ warrants become exercisable upon the later of the consummation of the acquisition or December 28, 2007.

(2)	Represents 5,923,000 shares held by Berggruen Holdings through Berggruen Acquisition Holdings, Ltd. (“BAH”) and 1,709,500 shares held directly by Berggruen Holdings. BAH is a subsidiary of Berggruen Holdings. Berggruen Holdings is the managing and majority shareholder of BAH.

(3)	Based on a Schedule 13G filed on February 14, 2007, Mr. Franklin is the majority owner and managing member of Marlin Equities and Mr. Ashken is the other principal member of Marlin Equities. Each of Mr. Franklin and Mr. Ashken may be considered to have beneficial ownership of Marlin Equities’ interests in us. The business address of Marlin Equities, Mr. Ashken and Mr. Franklin is 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580.

(4)	Based on a Schedule 13G filed on August 10, 2007 with the SEC jointly by FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company (“Fidelity Management”) and Fidelity Advisors Small Cap Fund (“Fidelity Small Cap”). The Schedule 13G indicates that Mr. Johnson is the Chairman of, and members of his family may be deemed to form a controlling group with respect to, FMR Corp. and that Fidelity Management is a wholly-owned subsidiary of FMR Corp. The Schedule 13G further indicates that, as the investment adviser to various investment companies which own shares of our common stock (including Fidelity Small Cap, which owns 4,635,778 shares of our common stock), Fidelity Management is the beneficial owner of 10,123,335 shares of our common stock. The Schedule 13G also indicates that Mr. Johnson, FMR Corp. and the funds each has sole dispositive power with respect to these shares; however, neither FMR Corp. nor Mr. Johnson has sole voting power with respect to these shares, which power resides the respective funds’ Boards of Trustees. The business address of each of FMR Corp., Mr. Johnson, Fidelity Management and Fidelity Small Cap is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	Based on a Schedule 13G filed on January 3, 2007 with the SEC jointly by Glenhill Advisors, LLC (“Glenhill Advisors”), Glenn J. Krevlin and Glenhill Capital Overseas GP, Ltd. (“Glenhill Capital Overseas”, and collectively with Glenhill Advisors and Mr. Krevlin, “Glenhill”). The Schedule 13G indicates that Mr. Krevlin is the managing member and control person of Glenhill Advisors, Glenhill Advisors is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the general partner and investment adviser of Glenhill Capital LP, the sole shareholder of Glenhill Capital Overseas. Glenhill Capital Overseas is general partner of Glenhill Capital Overseas Master Fund, LP. The Schedule 13G further indicates that 9,000,000 shares of our common stock were beneficially owned by Glenhill, as to which (i) Glenhill Advisors has sole voting and dispositive power with respect to 3,000,000 shares, (ii) Mr. Krevlin has sole voting and dispositive power with respect to 3,000,000 shares and (iii) Glenhill Capital Overseas has sole voting and dispositive power with respect to 3,000,000 shares. The business address of each of Glenhill Advisors, Mr. Krevlin and Glenhill Capital Overseas is 598 Madison Avenue, 12th Floor, New York, New York 10022.

(6)	Based on a Schedule 13G filed on August 7, 2007 with the SEC jointly by Lansdowne Partners Limited Partnership (“Lansdowne Partners”) and Lansdowne UK Equity Fund Limited (“Lansdowne UK”, and together with Lansdowne Partners, “Lansdowne”). The Schedule 13G indicates that Lansdowne Partners is the investment adviser of Lansdowne UK and that 3,590,889 shares of our common stock were beneficially owned by Lansdowne, as to which (i) Lansdowne Partners has sole voting and dispositive power with respect to 172,362 shares and (ii) Lansdowne Partners and Lansdowne UK have shared voting control and dispositive power with respect to 3,418,527 shares. Lansdowne Partners disclaims beneficial ownership of any of these securities, except for its pecuniary interest therein. The business address of Lansdowne Partners is 15 Davies Street, London W1K 3AG, England, and the business address of Lansdowne UK is c/o Fortis Prime Fund Solutions Administration Services (Ireland) Limited, Plaza 2, Custom House Plaza, IFSC, Dublin 1, Ireland.

(7)	Represents shares held by Lehman (Cayman Islands) Ltd, a wholly owned subsidiary of Lehman Brothers Holdings, Inc. The business address of Lehman Brothers Holdings, Inc. is 745 Seventh Avenue New York, New York 10019.

(8)	Based on a Schedule 13G filed on July 19, 2007 with the SEC jointly by Viking Global Performance LLC (“VGP”), Viking Global Investors LP (“VGI”), Viking Global Equities LP (“VGE”), O. Andreas Halvorsen and David C. Ott (VGP, VGI, VGE and Messrs. Halvorsen and Ott, collectively, “Viking”). The Schedule 13G indicates that VGP is the general partner of VGE and VGI, which provides managerial services to VGE, and Messrs. Halvorsen and Ott are Managing Directors of VGI and members of VGP. The Schedule 13G further indicates that 3,631,000 shares of our common stock were beneficially owned by Viking, as to which (i) each of VGP and VGI has shared voting and dispositive power with respect to 3,631,000 shares, (ii) VGE has shared voting and dispositive power with respect to 1,400,800 shares and (iii) each of Messrs. Halvorsen and Ott has shared voting and dispositive power with respect to 3,631,000 shares. The business address of Viking is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(9)	Includes 403,965 shares of Freedom common stock included in Freedom units held by certain GLG Funds. Each of the Principals, Messrs. Gottesman, Roman and Lagrange, serves as a Managing Director of GLG Partners Limited, the general partner of GLG Partners LP. GLG Partners LP serves as the investment manager of the GLG Funds that have invested the 403,965 units. GLG Partners LP, as investment manager of these GLG Funds, may be deemed the beneficial owner of all of our securities owned by these GLG Funds. GLG Partners Limited, as general partner of GLG Partners LP, may be deemed the beneficial owner of all of our securities owned by these GLG Funds. Each of the Principals, as a Managing Director of GLG Partners Limited with power to exercise investment discretion, may be deemed the beneficial owner of all of our securities owned by these GLG Funds. Each of GLG Partners LP, GLG Partners Limited and the Principals disclaims beneficial ownership of any of these securities, except for their pecuniary interest therein.

(10)	Mr. Berggruen is a director of Berggruen Holdings and BAH and may be considered to have beneficial ownership of Berggruen Holdings’ interests in us.

(11)	Mr. Morey will resign effective upon consummation of the acquisition due to auditor independence issues.

(12)	Includes 2,500,000 shares to be acquired by each of Berggruen Holdings and Marlin Equities immediately prior to the consummation of the acquisition pursuant to the co-investment. All of the shares of Freedom common stock that Messrs. Ashken, Berggruen and Franklin will be deemed to beneficially own and control will be owned indirectly through their respective affiliates. Neither Messrs. Ashken, Berggruen nor Franklin directly owns or controls any shares of Freedom common stock.

(13)	Includes 14,850,000 and 9,900,000 shares of Freedom common stock expected to be beneficially owned by Sage Summit LP and Lavender Heights Capital LP, respectively. The Trustees are the directors of the general partner of each of these limited partnerships. The Principals may be deemed beneficial owners of the foregoing shares. Each of the Principals disclaims beneficial ownership of any of these securities.

(14)	Includes 58,904,993 Exchangeable Shares of FA Sub 2 Limited and 58,904,993 associated shares of Freedom Series A preferred stock expected to be beneficially owned by the Gottesman GLG Trust, which will be exchangeable by the holder at any time and from time to time following the consummation of the acquisition into 58,904,993 shares of our common stock. Each share of Series A preferred stock will be automatically redeemed upon the exchange of an Exchangeable Share.

(15)	Includes 18,699,995 shares of Freedom common stock expected to be beneficially owned by the Roman GLG Trust.

(16)	Includes 58,904,993 shares of Freedom common stock expected to be beneficially owned by the Lagrange GLG Trust.

In connection with the vote required for our initial business combination, each of our founders has agreed to vote the shares of common stock acquired by it before our initial public offering in accordance with the majority of the shares of common stock voted by the public stockholders. Each of our founders has also agreed to vote any shares acquired by it in or after our initial public offering in favor of our initial business combination. Therefore, if such entity acquires shares in or after our initial public offering, it must vote such shares in favor of the proposed business combination and has, as a result, waived the right to exercise redemption rights for those shares in the event that our initial business combination is approved by a majority of our public stockholders.

INDEPENDENT AUDITORS

Representatives of Freedom’s independent registered public accounting firm, Rothstein, Kass & Company P.C., will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act.

You may read and copy reports, proxy statements and other information filed by us with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We file our reports, proxy statements and other information electronically with the SEC. You may access information on Freedom at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement.

All information contained in this proxy statement relating to Freedom has been supplied by Freedom, and all such information relating to GLG has been supplied by GLG. Information provided by either of Freedom or GLG does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the acquisition, you should contact:  Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022, (888) 750-5834.

INDEX TO FINANCIAL STATEMENTS

Page

GLG
Report of Independent Registered Public Accounting Firm	F-2
Combined Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006 and 2005	F-3
Combined Statements of Operations for the six months ended June 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006, 2005 and 2004	F-4
Combined Statements of Changes in Members’ Equity for the six months ended June 30, 2007 (unaudited) and the years ended December 31, 2006, 2005 and 2004	F-5
Combined Statements of Cash Flows for the six months ended June 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006, 2005 and 2004	F-6
Notes to Combined Financial Statements	F-7
Freedom Acquisition Holdings, Inc.
Report of Independent Registered Public Accounting Firm	F-19
Balance Sheet as of December 31, 2006	F-20
Statements of Operations for the period from June 8, 2006 (date of inception) to December 31, 2006	F-21
Statements of Stockholders’ Equity for the period from June 8, 2006 (date of inception) to December 31, 2006	F-22
Statement of Cash Flows for the period from June 8, 2006 (date of inception) to December 31, 2006	F-23
Notes to Financial Statements	F-24
Condensed Balance Sheets as of December 31, 2006 and June 30, 2007 (unaudited)	F-29
Condensed Statements of Operations for the six months ended June 30, 2007 (unaudited) and the periods from June 8, 2006 (date of inception) to June 30, 2006 and June 30, 2007 (unaudited)	F-30
Condensed Statements of Cash Flows for the six months ended June 30, 2007 (unaudited) and the periods from June 8, 2006 (date of inception) to June 30, 2006 and June 30, 2007 (unaudited)	F-31
Notes to Condensed Financial Statements	F-32

Report of Independent Registered Public Accounting Firm

TO the Directors and existing equity holders (Principals, Trustees and Non-Controlling Interest Holders) of GLG Partners LP, GLG Partners Limited, GLG Holdings Limited, GLG Partners Asset Management Limited, GLG Partners Services LP, GLG Partners Services Limited, GLG Partners (Cayman) Limited, GLG Partners Corp, Laurel Heights LLP, Lavender Heights LLP, Mount Granite Limited, Mount Garnet Limited, Albacrest Corporation and Betapoint Corporation

We have audited the accompanying combined balance sheets of the entities listed above as of December 31, 2006 and 2005, and the related combined statements of operations, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the management of the above listed entities. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States (“US”)). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the internal control over financial reporting of the above listed entities. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting of the above listed entities. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the above listed entities at December 31, 2006 and 2005, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 2006, in conformity with US generally accepted accounting principles.

/s/ Ernst & Young LLP

London, England
August 24, 2007,
except for Note 12, as to which the date is
October 5, 2007

GLG

COMBINED BALANCE SHEETS
(US dollars in thousands)

	As of
	June 30,	As of December 31,
	2007	2006	2005
	(Unaudited)

Assets
Current Assets
Cash and cash equivalents	$130,268	$273,148	$236,261
Fees receivable	380,157	251,963	246,179
Prepaid expenses and other assets	27,418	25,944	9,385

Total Current Assets	537,843	551,055	491,825
Non-Current Assets
Investments	154	201	225
Property and equipment (net of accumulated depreciation and amortization of $10,972, $10,117 and $8,243 respectively)	8,980	6,121	3,290

Total Non-Current Assets	9,134	6,322	3,515

Total Assets	$546,977	$557,377	$495,340

Liabilities and Members’ Equity
Current Liabilities
Rebates and sub-administration fees payable	$26,147	$19,146	$15,436
Accrued compensation and benefits	47,702	102,507	247,745
Income taxes payable	29,130	25,094	21,712
Distributions payable	70,694	9,310	1,125
Accounts payable and other accruals	16,388	19,716	14,723
Other liabilities	3,653	5,100	—

Total Current Liabilities	193,714	180,873	300,741
Non-Current Liabilities
Loan payable	13,000	13,000	13,000
Minority Interest	1,958	1,552	1,370

Total Non-Current Liabilities	14,958	14,552	14,370

Commitments and Contingencies
Total Liabilities	208,672	195,425	315,111
Members’ Equity
Members’ equity	334,594	359,046	179,167
Accumulated other comprehensive income	3,711	2,906	1,062

Total Members’ Equity	338,305	361,952	180,229

Total Liabilities and Members’ Equity	$546,977	$557,377	$495,340

The accompanying notes are an integral part of these combined financial statements.

GLG

COMBINED STATEMENTS OF OPERATIONS
(US dollars in thousands)

	Six Months Ended
	June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)

Net revenues and other income
Management fees, net	$120,334	$82,971	$186,273	$137,958	$138,988
Performance fees, net	343,032	175,946	394,740	279,405	178,024
Administration fees, net	26,680	15,921	34,814	311	—
Transaction charges	—	—	—	184,252	191,585
Other	970	2,023	5,039	1,476	6,110

Total net revenues and other income	491,016	276,861	620,866	603,402	514,707
Expenses
Employee compensation and benefits	(81,566)	(114,459)	(168,386)	(345,918)	(196,784)
General, administrative and other	(53,743)	(27,285)	(68,404)	(64,032)	(42,002)

	(135,309)	(141,744)	(236,790)	(409,950)	(238,786)
Income from operations	355,707	135,117	384,076	193,452	275,921
Interest income, net	1,647	2,574	4,657	2,795	519

Income before income taxes	357,354	137,691	388,733	196,247	276,440
Income taxes	(28,286)	(13,000)	(29,225)	(25,345)	(48,372)

Net income	329,068	124,691	359,508	170,902	228,068
Less minority interest	(406)	(205)	(182)	(652)	(329)

Net income applicable to equity interest holders	$328,662	$124,486	$359,326	$170,250	$227,739

The accompanying notes are an integral part of these combined financial statements.

GLG

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(US dollars in thousands)

			Total
	Members’	Accumulated Other	Members’
	Equity	Comprehensive Income	Equity

Balance as of January 1, 2004	$110,903	$1,819	$112,722
Comprehensive income
Net income attributable to Members	227,739	—	227,739
Foreign currency translation	—	718	718

Total comprehensive income	227,739	718	228,457
Distributions to Principals and Trustees	(223,199)	—	(223,199)
Distributions to Non-Controlling Interest Holders	—	—	—

Balance as of December 31, 2004	115,443	2,537	117,980
Comprehensive income
Net income attributable to Members	170,250	—	170,250
Foreign currency translation	—	(1,475)	(1,475)

Total comprehensive income	170,250	(1,475)	168,775
Capital contributions	5	—	5
Distributions to Principals and Trustees	(106,531)	—	(106,531)
Distributions to Non-Controlling Interest Holders	—	—	—

Balance as of December 31, 2005	179,167	1,062	180,229
Comprehensive income
Net income attributable to Members	359,326	—	359,326
Foreign currency translation	—	1,844	1,844

Total comprehensive income	359,326	1,844	361,170
Capital contributions	914	—	914
Distributions to Principals and Trustees	(165,705)	—	(165,705)
Distributions to Non-Controlling Interest Holders	(14,656)	—	(14,656)

Balance as of December 31, 2006	359,046	2,906	361,952
(unaudited)
Comprehensive income
Net income attributable to Members	328,662	—	328,662
Foreign currency translation	—	805	805

Total comprehensive income	328,662	805	329,467
Net Return of Capital	(2)	—	(2)
Distributions to Principals and Trustees	(145,069)	—	(145,069)
Distributions to Non-Controlling Interest Holders	(208,043)	—	(208,043)

Balance as of June 30, 2007	$334,594	$3,711	$338,305

The accompanying notes are an integral part of these combined financial statements.

GLG

COMBINED STATEMENTS OF CASH FLOWS
(US dollars in thousands)

	Six Months Ended
	June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities
Net income	$329,068	$124,691	$359,508	$170,902	$228,068
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	855	695	1,874	1,685	2,347
Cash flows due to changes in
Fees receivable	(128,194)	47,969	(5,784)	(82,944)	(24,132)
Investments	47	30	24	34	(25)
Prepaid expenses and other assets	(1,474)	(2,946)	(16,559)	(3,006)	5,657
Rebates and sub-administration fees payable	7,001	2,763	3,710	6,201	(1,358)
Accrued compensation and benefits	(54,805)	(165,791)	(145,238)	121,894	100,812
Income taxes payable	4,036	(11,460)	3,382	(9,901)	(3,025)
Distributions payable	—	—	8,185	—	1,125
Accounts payable and other accruals	(3,328)	7,711	4,993	3,654	(13,378)
Other liabilities	(1,447)	5,000	5,100	—	—

Net cash provided by operating activities	151,759	8,662	219,195	208,519	296,091
Cash Flows From Investing Activities
Purchase of property and equipment	(3,714)	(657)	(4,704)	(634)	(2,887)

Net cash used in investing activities	(3,714)	(657)	(4,704)	(634)	(2,887)
Cash Flows From Financing Activities
Capital contributions	(2)	502	914	5	—
Distributions to Principals and Trustees	(145,069)	(148,533)	(165,706)	(106,531)	(222,074)
Distributions to Non-Controlling Interest Holders	(146,659)	—	(14,656)	—	—

Net cash used in financing activities	(291,730)	(148,031)	(179,448)	(106,526)	(222,074)
Net (decrease) increase in cash and cash equivalents	(143,685)	(140,026)	35,043	101,359	71,130
Effect of foreign currency translation on cash	805	1,437	1,844	(1,476)	(407)
Cash and cash equivalents at beginning of period	273,148	236,261	236,261	136,378	65,655

Cash and cash equivalents at end of period	$130,268	$97,672	$273,148	$236,261	$136,378

Supplementary cash flow disclosure
Interest paid	$(358)	$(404)	$(766)	$(534)	$(291)
Income taxes paid	(24,250)	(24,460)	(22,754)	(35,245)	(51,397)

The accompanying notes are an integral part of these combined financial statements.

GLG
Notes to the Combined Financial Statements
(US Dollars in thousands)

1.	Organization and Basis of Presentation

GLG is a leading alternative asset manager based in London which offers its clients a broad range of investment products and account management services. GLG’s primary business is to provide investment management advisory services for various investment funds and companies (the “GLG Funds”). GLG derives revenue primarily from management fees and administration fees charged to the GLG Funds and accounts it manages based on the value of assets in these funds and accounts, and performance fees charged to the GLG Funds and accounts it manages based on the performance of these funds and accounts. GLG was founded in September 1995 as a division of Lehman Brothers International (Europe) and became a separate legal entity in September 2000, with a subsidiary of Lehman Brothers Holdings Inc. initially holding a 20% (currently 15.3%) minority interest in GLG. Lehman is amongst a wide range of service providers who provide, on an arm’s-length basis, brokering and other services to GLG’s Funds.

GLG is comprised of all of the entities (the “GLG Entities”) engaged in the above business under common control or management of the three managing directors of GLG, Noam Gottesman, Pierre Lagrange and Emmanuel Roman (the “Principals”) and Leslie J. Schreyer in his capacity as trustee of the Gottesman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust (the “Trustees”), which are trusts established by each of the principals for the benefit of himself and his respective family. In particular, the GLG Entities combined in these financial statements are GLG Partners LP, GLG Partners Limited, GLG Holdings Limited, GLG Partners Asset Management Limited, GLG Partners Services LP, GLG Partners Services Limited, GLG Partners (Cayman) Limited, GLG Partners Corp, Laurel Heights LLP, Lavender Heights LLP, Mount Granite Limited, Mount Garnet Limited, GLG Holdings Inc., GLG Inc, Albacrest Corporation, Betapoint Corporation, Sage Summit LP, Sage Summit Ltd, Blue Hill Summit Ltd, Lavender Heights Capital LP and Green Hill Summit Ltd.

GLG consolidates GLG Holdings Inc. and GLG Inc. pursuant to the requirements of Financial Accounting Standards Board (“FASB”) Interpretation No. 46, Consolidation of Variable Interest Entities, since they are variable interest entities and GLG is the Primary Beneficiary. GLG Holdings Inc. is the holding company (and acts solely as a holding company) for GLG Inc., an independently owned dedicated research and administrative services provider based in New York with 27 personnel. GLG Inc. provides dedicated research and administrative services to GLG Partners LP with respect to GLG’s U.S.-focused investment strategies. The consolidated assets of GLG Holdings Inc. and GLG Inc. include total assets of $2,935, $6,189, and $8,432 as at December 31, 2004, 2005 and 2006, respectively, and $5,766 and $16,038 as at June 30, 2006 and 2007, respectively.

On January 1, 2002, the share capital of GLG Inc. was transferred from GLG Partners Services Ltd. to GLG Holdings, Inc., a holding company and a wholly-owned subsidiary of an unaffiliated Bermuda charitable foundation. Also, on this date GLG Inc. and GLG Partners LP entered into a new service agreement for the provision of research services by GLG Inc. The principal terms of the service agreement are such that GLG maintains significant continuing involvement with GLG Inc. and the ability to influence its financial and operating policies. Therefore, this transaction has not been recognized as a divestiture for accounting purposes only. GLG Holdings Inc. funded the acquisition of GLG Inc. with promissory notes now held by GLG Partners Services LP. GLG Inc. issued additional promissory notes now held by GLG Partners Services LP to fund its operations. The promissory notes issued by GLG Holdings Inc. are secured by the pledge of 100% of the issued and outstanding share capital of GLG Inc. in favor of GLG Partner Services LP pursuant to a pledge agreement.

Beginning in mid-2006, GLG entered into partnership with a number of its key personnel in recognition of their importance in creating and maintaining the long-term value of GLG. These individuals ceased to be employees and either became holders of direct or indirect limited partnership interests in GLG or formed two

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

limited liability partnerships (“LLPs”) through which they provide services to GLG. Through these partnership interests and under the terms of service agreements between GLG and the LLPs, these individuals are entitled to a priority drawing and an additional share of the profits earned by certain GLG Entities. Such individuals are referred to as “Non-Controlling Interest Holders”.

In March and June 2007, Laurel Heights LLP and Lavender Heights LLP issued equity interests to two limited partnerships, Sage Summit LP and Lavender Heights Capital LP, respectively, in which certain key personnel of GLG became holders of indirect limited partnership interests in GLG. Pursuant to a Sharing Agreement among certain equity holders of the GLG Entities, Sage Summit LP and Lavender Heights Capital LP are entitled, through their equity interests in Laurel Heights LLP and Lavender Heights LLP to receive 15% collectively of the proceeds derived from an initial public offering relating to GLG or a third party sale of GLG.

These combined financial statements are presented in US Dollars ($) prepared under US generally accepted accounting principles (“US GAAP”) in connection with the proposed acquisition of GLG by Freedom Acquisition Holdings Inc. (“Freedom”) a US listed Special Purpose Acquisition Company as described in Note 10. This transaction contemplates that Freedom will be the ultimate parent company of the GLG Entities.

GLG operates in one business segment, the management of global funds and accounts. GLG uses a multi-strategy approach, offering over forty funds across equity, credit convertible and emerging markets products. GLG has determined that it does not own a substantive, controlling interest in any of the investment funds it manages and as a result no investment funds are required to be consolidated by GLG.

The condensed combined financial statements as of June 30, 2007 and for the six months ended June 30, 2006 and 2007 are unaudited and, in the opinion of management, contain all adjustments (consisting only of adjustments of a normal recurring nature) necessary to present fairly the financial position, results of operations and cash flows of GLG. Operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2007.

2.	Summary of Significant Accounting Policies

Principles of Combination

These financial statements combine those entities in which the three Principals and the Trustees have control over significant operating, financial or investing decisions of the entity. GLG combines certain entities it controls through a majority voting interest or otherwise in which the managing partners are presumed to have control over them pursuant to FASB Emerging Issues Task Force (“EITF”) Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). All intercompany transactions and balances among the GLG Entities have been eliminated.

Minority Interest relates to the equity of GLG Holdings Inc. and GLG Inc., entities in which GLG does not own any interests.

Members Equity is a combination of equity ownerships of Principals, Trustees and Non-Controlling Interest Holders of the GLG Entities.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

revenues, expenses and other income during the reporting periods. Actual results could differ materially from those estimates.

Revenue Recognition

Management fees are calculated as a percentage of net assets under management in the funds managed by GLG based upon the contractual terms of investment advisory and related agreements and recognized as earned as the related services are performed. These fees are generally payable on a monthly basis, one month in arrears.

Performance fees are calculated as a percentage of investment gains (which includes both realized and unrealized gains) less management and administration fees, subject in certain cases to performance hurdles, over a measurement period, generally six months. GLG has elected to adopt the preferred method of recording performance fee income, Method 1 of EITF Topic D-96, Accounting for Management Fees Based on a Formula (“Method 1”). Under Method 1, GLG does not recognize performance fee revenues and related compensation until the end of the measurement period when the amounts are contractually payable, or crystallized.

The majority of the investment funds and accounts managed by GLG have contractual measurement periods that end on each of June 30 and December 31. As a result, the performance fee revenues for GLG’s first fiscal quarter and third fiscal quarter results do not reflect revenues from uncrystallized performance fees during these three-month periods and will be reflected instead at the end of the fiscal quarter in which such fees crystallize.

In certain cases, GLG may rebate a portion of its gross management and performance fees in order to compensate third-party institutional distributors for marketing GLG products and, in a limited number of cases, in order to incentivize clients to invest in funds managed by GLG. Such arrangements are generally priced at a portion of GLG’s management and performance fees paid by the fund. GLG accounts for rebates in accordance with EITF No. 99-19 Reporting Revenue Gross as a Principal versus Net as an Agent (“EITF 99-19”), and has recorded its revenues net of rebates. In addition most funds managed by GLG have share classes with distribution fees that are paid to third party institutional distributors.

Administration fees are calculated in a similar basis as management fees and are recognized as revenue as the related services are performed. From its gross administration fees, GLG pays sub-administration fees to third-party administrators and custodians. In accordance with EITF 99-19 the administration fees are recognized net of sub-administration fees.

Rebates and sub-administration fees on the balance sheet represent amounts payable under the rebate and sub-administration fee arrangements described above.

Prior to 2005, GLG levied transaction charges on certain of the funds it managed, with respect to certain investment types, on a per-trade basis. Beginning in 2005, GLG ceased levying transaction charges and increased administration fee rates for these funds, which now include a portion retained by GLG. This transition was effected on a fund-by-fund basis, with GLG ceasing to levy transaction charges on all funds by the end of 2005, and administration fees being introduced to the majority of the funds managed by GLG in 2006.

Where a single-manager alternative strategy fund or internal FoHF managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG, the “investing fund” is the top-level GLG Fund into which a client invests and the “investee fund” is the underlying GLG Fund into which the investing fund allocates funds for investment. When one of the single-manager alternative strategy funds or

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

internal FoHFs managed by GLG invests in an underlying single-manager alternative strategy fund managed by GLG:

•	management fees are charged at the investee fund level. In addition, management fees are charged on the following GLG Funds at the investing fund level: (1) GLG Multi Strategy Fund; and (2) Prime GLG Diversified Fund;

•	performance fees are charged at the investee fund level. In addition, performance fees are charged on the following GLG Funds at the investing fund level: (1) Prime GLG Diversified Fund; and (2) GLG Global Aggressive Fund to the extent that the performance fee at the investing fund level exceeds the performance fee at the investee fund level; and

•	administration fees are charged at both the investing and investee fund levels.

  Employee compensation and benefits

The components of employee compensation and benefits are:

•	Base compensation— fixed contractual base payments made to personnel. This compensation is paid to employees in the form of base salary. Base compensation is generally paid monthly and the expense is recognized as the amounts are paid.

•	Variable compensation— payments that arise from the contractual entitlements of personnel to a fixed percentage of certain variable fee revenues attributable to such personnel with respect to GLG Funds and managed accounts. These amounts are paid to employees in the form of variable salary. Variable compensation expense is recognized at the same time as the underlying fee revenue is crystallized, which may be monthly or semi-annually (on June 30 and December 31), depending on the fee revenue source.

•	Discretionary compensation— payments that are determined by GLG’s management in its sole discretion and are generally linked to performance of GLG and to performance of the individual during the year. In determining such payments, GLG’s management considers, among other factors, the ratio of total discretionary compensation to total revenues; however, this ratio may vary between periods and, in particular, significant discretionary bonuses may still be paid in a period of low performance for personnel retention and incentivization purposes. This discretionary compensation is paid to employees in the form of a discretionary cash bonus. Discretionary compensation is generally declared and paid following the end of each calendar year. However, the notional discretionary compensation charge accrual is adjusted monthly based on the year-to-date profitability and revenues recognized on a year-to-date basis. As the majority of funds crystallize their performance fees at June 30 and December 31, the majority of discretionary compensation expense is generally crystallized at year end and typically paid in January following year end.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and highly liquid investments including money market accounts with original maturities of three months or less. Due to the short term nature of these deposits and investments, their carrying values approximate their fair values.

Investments

Investments represent GLG’s initial capital contribution made to certain GLG Funds. The investments are recorded at cost, which approximates to their fair value. GLG does not have significant influence over these investments.

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

Property and Equipment

Property and Equipment consists of furniture, fixtures, equipment, computer hardware and software, and leasehold improvements and are recorded at cost less accumulated depreciation and amortization. Depreciation is recognized on a straight-line basis over the estimated useful lives:

Useful Lives

Furniture	5 years
Equipment	5 years
Leasehold Improvements	10 years or remaining lease term, whichever is shorter

Fair Value of Financial Instruments

Financial instruments consist of cash, cash equivalents, investments, fees receivable, rebates and sub-administration fees payable, accrued compensation and benefits, income taxes payable, distributions payable, accounts payable and other accruals, other liabilities and loan payable. The carrying amounts of these financial instruments approximates their fair values due either to their short-term nature or, in the case of loan payable, to the variable interest rate that approximates prevailing market rates.

Foreign Currency Transactions and Translations

Transactions denominated in currencies other than the functional currency of the related entity are recorded by remeasuring them in the functional currency of the related entity using the foreign exchange rate on the date of the transaction. At the dates of the combined balance sheets, monetary assets and liabilities, such as receivables and payables, are reported using the period-end spot foreign exchange rates. Foreign exchange rate differences are recorded in the combined statement of operations.

For the purpose of consolidation, the assets and liabilities of the GLG Entities with functional currencies other than US Dollars are translated into US Dollar equivalents using period-end spot foreign exchange rates, whereas revenues and expenses are translated using the weighted-average foreign exchange rate for the period. Translation adjustments arising from consolidation are included in Accumulated other comprehensive income (“AOCI”) within Total Members Equity.

Comprehensive Income

Comprehensive Income consists of Net Income and Other Comprehensive Income. GLG’s Other Comprehensive Income is comprised of foreign currency cumulative translation adjustments. This relates to GLG Entities whose functional currencies are not in US Dollars. There was no income tax expense related to items of other comprehensive income.

Interest Income, net

Interest income and expense are recognized on the accruals basis.

Income Taxes

Certain of the GLG Entities combined in these financial statements are subject to UK, Irish and US income taxes. GLG accounts for these taxes using the asset and liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109 (“SFAS 109”), Accounting for Income Taxes under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established when management believes it is more likely than not that some or all of the deferred tax asset will not be realized.

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

Distributions

Distributions by GLG to Principals and Trustees are recognized when declared. Distributions to Non-Controlling Interest Holders consist of a priority drawing, which is recognized in the period in which it is payable and an additional profit share, which is recognized in the period in which it is declared.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123 (R), Share-Based Payment (“SFAS 123 (R)”), which requires all equity-based payments to employees to be recognized using a fair value based method. On January 1, 2006, GLG adopted SFAS 123 (R) using the modified prospective method. The adoption of SFAS 123 (R) did not have a material impact on GLG’s historical combined financial statements as GLG had not issued any equity-based awards prior to December 31, 2006.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material impact on GLG’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with changes in fair value recognized in earnings. SFAS 159 applies to reporting periods beginning after November 15, 2007. GLG is currently evaluating the potential effect on its financial condition, liquidity and results of operations upon adoption of SFAS 159.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 requires companies to recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The tax benefit recognized is the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on GLG’s combined financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 140”). SFAS 155 provides, among other things, that (1) for embedded derivatives which would otherwise be required to be bifurcated from their host contracts and accounted for at fair value in accordance with SFAS 133, an entity may make an irrevocable election, on an instrument-by-instrument basis, to measure the hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings and (2) concentrations of credit risk in the form of subordination are not considered embedded derivatives. SFAS 155 is effective for all financial instruments acquired, issued or subject to re-measurement after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Upon adoption, differences between the total carrying amount of the individual components of an existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument should be recognized as a cumulative effect adjustment to beginning retained earnings. Prior periods are not restated. The adoption of SFAS 155 is not expected to have a material impact on GLG’s financial statements.

On September 13, 2006 the staff of the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on GLG’s combined financial statements.

3.	Investments

GLG owns subscriber shares in each of the following funds it manages, namely GLG Investments Plc, GLG Investments III Plc and GLG Investments IV Plc. GLG also owns at nil par value subscriber shares in GLG Global Convertible Fund Plc, GLG Investments V Plc, GLG Global Opportunity Fund Plc and Prime GLG Diversified Fund Plc. GLG also owns management shares in GLG MMI Enhanced II Fund. These investments have been translated using the period-end exchange rate and are recorded at cost which approximates to their fair value.

4.	Property and Equipment, net

Property and equipment, net consist of the following:

	June 30,	December 31,
	2007	2006	2005
	(Unaudited)

Furniture and Fixtures, net	$1,205	$1,732	$949
Computer and Equipment, net	3,326	2,455	621
Leasehold Improvements, net	2,394	1,096	916
Other Assets, net	2,055	838	804

	$8,980	$6,121	$3,290

Accumulated depreciation and amortization totaled $8,243 and $10,117 as of December 31, 2005 and 2006, respectively, and $10,972 as of June 30, 2007. Depreciation and amortization expenses totaled $2,347, $1,685 and $1,874 for the years ended December 31, 2004, 2005 and 2006, respectively and $695 and $855 for the six months ended June 30, 2006 and 2007, respectively.

5.	Loan Payable

GLG Holdings Limited entered into a credit facility in the principal amount of $13,000 on October 29, 2002 with the Bank of New York. Interest on the loan is payable quarterly at the annual rate of LIBOR plus 75 basis points. The loan is repayable in four equal quarterly installments of $3,250. The first installment was originally due on January 29, 2007; however the facility was extended on February 28, 2007 for another five years under the same terms and conditions and the repayment will commence effective January 29, 2012.

The loan is secured by a pledge of substantially all of the assets of GLG Holdings Limited and there are fixed charges on the future revenue streams of certain GLG Entities.

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

	Six Months Ended	Years Ended
	June 30,	December 31,
	2007	2006	2005
(Unaudited)

Average interest rates for the period	6.10%	5.89%	4.11%

Scheduled principal payments for long-term borrowings at December 31, 2006 are as follows:
2007			$—
2008			—
2009			—
2010			—
2011			—
Thereafter			13,000

$13,000

6.	Commitments and Contingencies

GLG is involved in three regulatory investigations, all of which are substantially completed. In addition, GLG, in the ordinary course, responds to a variety of regulatory inquiries.

On November 23, 2006 and June 21, 2007, the Autorité des Marchés Financiers (“AMF”) imposed fines of €1.2 million ($1,600) and €1.5 million ($2,000) against GLG in connection with GLG’s trading in the shares of Alcatel S.A. (“Alcatel”) prior to a December 12, 2002 issuance of Alcatel convertible securities and in Vivendi Universal S.A. (“Vivendi”) prior to a November 14, 2002 issuance of Vivendi convertible securities. GLG has appealed these decisions.

On May 29, 2007, GLG agreed to pay a civil penalty of $500 and disgorgement and interest of approximately $2,704 to settle enforcement and civil actions brought by the SEC for illegal short selling. GLG did not admit or deny the findings, but consented to the SEC order finding that GLG violated Rule 105 of Regulation M under the Exchange Act in connection with 14 public offerings and a final judgment in the civil action in the United States District Court for the District of Columbia.

In March 2006, an employee resigned from GLG. In July 2006, the individual filed a claim for unfair dismissal against GLG. In May 2007, the dispute was concluded with the individual by way of a settlement agreement. The overall terms of the settlement were that the individual would withdraw his tribunal proceedings and that GLG would pay the individual $15,000 in respect of accrued employment obligations and separately a further $1,500 per quarter for the next five quarters for providing certain services to GLG. In these combined financial statements we have accrued the $15,000 paid in May 2007 and will be recognizing the separate consulting fees as the services are rendered.

GLG has provided for the amounts set forth above as Other liabilities within Current Liabilities.

Indemnifications

In the normal course of business, GLG and its subsidiaries enter into operating contracts that contain a variety of representations and warranties and that provide general indemnifications. GLG’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against GLG that have not yet occurred. However, based on experience, GLG expects the risk of material loss to be remote.

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

Operating Leases

GLG has annual commitments under non-cancellable operating leases for office space located in London, UK, George Town, Cayman Islands, and New York, US which expire on various dates through 2018. The minimum future rental expense under these leases is as follows:

Year Ended December 31,

2007	$4,287
2008	4,287
2009	4,339
2010	4,339
2011	4,339
Thereafter	27,877

$49,468

Rent expenses are recognized on a straight-line basis during the years ended December 31, 2006, 2005 and 2004 were $7,485, $6,239 and $5,096 respectively.

7.	Net Revenues

Net management fees, net performance fees, net administration fees are derived as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)
Gross management fees	143,978	101,567	224,548	162,756	152,126
Management fee rebates	(23,644)	(18,596)	(38,275)	(24,798)	(13,138)

Net management fees	120,334	82,971	186,273	137,958	138,988

Gross performance fees	352,080	180,141	402,512	285,338	181,929
Performance fee rebates	(9,048)	(4,195)	(7,772)	(5,933)	(3,905)

Net performance fees	343,032	175,946	394,740	279,405	178,024

Gross administration fees	31,774	19,024	42,532	4,872	3,894
Sub-administration fees	(5,094)	(3,103)	(7,718)	(4,561)	(3,894)

Net administration fees	26,680	15,921	34,814	311	0

GLG does not collect data on the geographical location of investors and, therefore, it is impracticable to provide a geographical analysis of revenues.

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

8.	Income Taxes

GLG Entities are subject to income tax of the countries (UK, Ireland and US) in which they conduct business. Since 2004, the income taxes charged geographically are as follows:

	Six Months Ended
	June 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)

UK Income Taxes	$27,625	$12,675	$28,767	$24,551	$47,952
Irish Income Taxes	256	140	313	203	149
US Income Taxes	405	185	145	591	271

Total Income Taxes	$28,286	$13,000	$29,225	$25,345	$48,372

The following table is a reconciliation of income taxes computed at the standard UK corporation tax rate to the income tax charge:

	Six Months Ended
	June 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)	(Unaudited)

Profit before tax	$357,354	$137,691	$388,733	$196,247	$276,440

Tax charge at UK corporation tax rate (30)%	107,206	41,308	116,620	58,874	82,932
Factors affecting charge:
Overseas tax rate differences	(22,402)	(13,037)	(27,557)	(35,185)	(36,118)
Disallowed and non-taxable items	632	188	841	1,656	1,558
Pass through to Non-Controlling Interest Holders	(57,150)	(15,459)	(60,679)	—	—

Tax on profit on ordinary activities	$28,286	$13,000	$29,225	$25,345	$48,372

Effective Income Tax Rate	7.92%	9.44%	7.52%	12.91%	17.49%

The effective income tax rate differs based on the location of the GLG Entities and the local tax regulations applying in those countries. This has resulted in an overseas tax rate difference. Non-Controlling Interest Holders are individually responsible for reporting and paying taxes on distributions received by them from GLG and as such these distributions are not subject to tax at the GLG level.

The UK tax returns for certain GLG Entities for the year ended December 31, 2005, based upon which GLG paid taxes of $24,551 are still subject to examination by the UK tax authorities. The tax returns for the year ended December 31, 2006, based upon which GLG expects to pay taxes of $28,767 have not been filed yet with the UK tax authorities.

9.	Employee Benefit Plans

GLG provides a defined contribution plan for eligible employees in the UK. All UK employees are eligible to contribute to the plan after three months of qualifying service. GLG contributes a percentage of the employee’s annual salary, subject to UK statutory restrictions, on a monthly basis. For the years ended December 31, 2006, 2005 and 2004, GLG incurred expenses of $1,049, $1,198 and $994 respectively in connection with this plan. For the six months ended June 30, 2007, GLG incurred expenses of $427 in connection with this plan.

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

10.	Regulated Entities

Certain GLG Entities are registered with, and subject to the capital requirements of, the UK Financial Services Authority, Cayman Islands Monetary Authority and Irish Financial Services Regulatory Authority. These entities have continuously operated in excess of their regulated capital requirements.

These regulatory capital requirements may restrict GLG’s ability to withdraw capital from its entities. At June 30, 2007 approximately $47,000 of net assets of consolidated entities may be restricted as to the payment of distributions and advances.

11.	Related Parties

A subsidiary of Lehman Brothers Holdings Inc. owns approximately 15.3% of GLG’s equity.

The non-voting stock of a number of GLG entities combined in these financial statements are pledged to Lehman Brothers Bankhaus AG as security on loans to current and prior GLG principals. The loans require that all dividends paid on the non-voting shares be applied to the repayment of the loans.

Lehman Brothers Holdings Inc. and its affiliates (collectively, “Lehman Brothers”) acts as a broker, prime broker, derivatives counterparty and stock lending agent to certain of the GLG Funds and managed accounts on an arm’s-length basis.

Lehman Brothers distributes GLG Funds through its private client sales force, and GLG rebates to Lehman Brothers, on an arm’s-length basis, certain of the fees that it receives from the GLG Funds in relation to these investments. The annual charge to GLG was approximately $3,842, $2,347 and $1,945 in 2006, 2005 and 2004, respectively, and $2,860 and $1,670 for the six months ended June 30, 2007 and 2006, respectively.

Lehman Brothers also provides payroll services to GLG and has agreed to provide GLG with disaster recovery support, such as office space. The annual charge to GLG was approximately $76, $81 and $63 in 2006, 2005 and 2004, respectively, and $39 for each of the six months ended June 30, 2007 and 2006.

Leslie J. Schreyer, who in his capacity as Trustee of the Gottesman GLG Trust is a member of the group of individuals that exercise common control over the GLG Entities, serves as legal counsel and adviser to GLG Partners Services LP on a part-time basis under a consulting agreement. The consulting agreement provides for an annual base salary of $1,500, of which $500 is paid in monthly installments and the balance is paid when bonuses are payable. Mr. Schreyer is also eligible to receive a bonus and other benefits, such as health insurance. Mr. Schreyer received total compensation of $3,200, $2,900 and $5,300 for 2006, 2005, and 2004, respectively, and $300 for each of the six months ended June 30, 2007 and 2006.

Jonathan Green, a shareholder in certain GLG Entities and a former Principal, was paid a consulting fee of $1,000 for each of 2006, 2005, and 2004.

12.	Subsequent Events

On June 13, 2007 GLG entered into in an agreement to purchase all of the shares of GLG Holdings Inc. for $2,500. The operations, assets and liabilities of GLG Holdings Inc. and its subsidiary GLG Inc. are combined in these financial statements, but the earnings and equity are reflected as minority interests as of December 31, 2005 and 2006 and June 30, 2007. The acquisition is subject to a number of conditions including GLG Inc. and/or GLG registering with the SEC as an Investment Adviser under the Investment Advisers Act 1940 to the extent required by applicable law, and all applicable regulatory approvals being obtained.

In June 2007 GLG’s shareholders entered into a Purchase Agreement with Freedom and its subsidiaries under which Freedom will purchase 100% of the ownership interests in GLG for cash and shares of Freedom and a Freedom subsidiary (the “Acquisition”). The Acquisition is subject to a number of conditions including a vote of the shareholders of Freedom, certain financing being obtained and all applicable regulatory approvals

GLG
Notes to the Combined Financial Statements (continued)
(US Dollars in thousands)

being obtained. The Acquisition will be considered to be a reverse acquisition and recapitalization for accounting purposes. Under this method of accounting, GLG will be treated as the acquiring company and the Acquisition will be treated as the equivalent of GLG issuing stock for the net monetary assets of Freedom accompanied by a recapitalization of GLG. The net monetary assets of Freedom, primarily cash, will be stated at their fair value, which will be equivalent to the carrying value, and accordingly no goodwill or other intangible assets will be recorded. A final determination of the estimated fair values will be based on the actual net monetary assets acquired as of the date of completion of the Acquisition.

In October 2007, the Principals and the Trustees agreed with Mr. Jabre and the Jabre GLG Trustee to resolve, at no cost to GLG, ongoing disagreements with respect to profit allocations in prior years and the transfer of Mr. Jabre’s and the Jabre GLG Trustee’s shares in GLG through a distribution of profits to the Jabre GLG Trustee which would otherwise have been made to the Trustees prior to the closing of the acquisition and an adjustment in the purchase price for Mr. Jabre’s and the Jabre GLG Trustee’s shares in GLG. In addition, Mr. Jabre and the Jabre GLG Trustee, on the one hand, and GLG and others, on the other hand, have agreed to mutual general releases.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Freedom Acquisition Holdings, Inc.

We have audited the accompanying balance sheet of Freedom Acquisition Holdings, Inc. (a corporation in the development stage) (the “Company”) as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from June 8, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freedom Acquisition Holdings, Inc. (a corporation in the development stage) as of December 31, 2006, and the results of its operations and its cash flows for the period from June 8, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 27, 2007

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

BALANCE SHEET

December 31,
2006

Assets
Current asset, Cash	$599,369
Other asset, Cash held in trust account	466,707,382

$467,306,751

Liabilities and Stockholders’ Equity
Current liabilities
Accrued expenses	$250
Accrued offering costs	250,483
Income taxes payable	127,355
Franchise tax payable	93,575
Notes payable, founding stockholders	250,000

Total current liabilities	721,663

Long-term liabilities, deferred underwriters’ fee	16,320,000

Common stock, subject to possible redemption, 9,595,200 shares at redemption value	93,247,353

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued Common stock, $.0001 par value, 200,000,000 shares authorized; 60,000,003 shares issued and outstanding (including 9,595,200 shares subject to possible redemption)	6,000
Additional paid-in capital	356,842,491
Income accumulated during the development stage	169,244

Total stockholders’ equity	357,017,735

$467,306,751

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from June 8, 2006 (date of inception) to December 31, 2006

Interest income	$390,574
Formation and operating costs	93,975

Income before provision for income taxes	296,599
Provision for income taxes	127,355

Net income	$169,244

Approximate weighted average number of common shares outstanding, basic and diluted	13,012,000

Net income per common share, basic and diluted	$.01

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from June 8, 2006 (date of inception) to December 31, 2006

				Income
				Accumulated
	Common		Additional	During the	Total
	Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Common shares and warrants issued to founders	12,000,003	$1,200	$23,800	$—	$25,000
Issue of warrants in private placement	—	—	4,500,000	—	4,500,000
Sale of 48,000,000 units on December 28, 2006 at a price of $10 per unit, net of underwriter’s discount and offering costs (including 9,595,200 shares subject to possible redemption)	48,000,000	4,800	445,566,044	—	445,570,844
Proceeds subject to possible redemption, 9,595,200 shares	—	—	(93,247,353)	—	(93,247,353)
Net income	—	—	—	169,244	169,244

Balances at December 31, 2006	60,000,003	$6,000	$356,842,491	$169,244	$357,017,735

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from June 8, 2006 (date of inception) to December 31, 2006

Cash flows from operating activities
Net income	$169,244
Adjustment to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accrued expenses	250
Income taxes payable	127,355
Franchise tax payable	93,575

Net cash provided by operating activities	390,424

Net cash used in investing activities
Cash held in trust account	(466,707,382)

Cash flows from financing activities
Proceeds from notes payable, stockholders	250,000
Proceeds from issuance of founders’ units	25,000
Gross proceeds of public offering	480,000,000
Proceeds from issuance of sponsors’ warrants in private placement	4,500,000
Payments for underwriter’s discount and offering costs	(17,858,673)

Net cash provided by financing activities	466,916,327

Net increase in cash	599,369
Cash, beginning of period	—

Cash, end of period	$599,369

Supplemental schedule of non-cash financing activities:
Accrual of offering costs	$250,483

Deferred underwriters’ fees	$16,320,000

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Freedom Acquisition Holdings, Inc. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on June 8, 2006. The Company was formed to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on December 21, 2006. The Company consummated the Offering on December 28, 2006 and the underwriters for the Offering (the “Underwriters”) exercised a portion of their over-allotment option on January 19, 2007 (Note B). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and the over-allotment option exercise, although substantially all of the net proceeds of the Offering and the over-allotment option exercise are intended to be applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. Upon the consummation of the Offering, approximately 96% of the gross proceeds, after payment of certain amounts to the Underwriters, was placed in a trust account (“Trust Account”) and invested in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the condition under Rule 2a-7 promulgated under the Investment Company Act of 1940. The proceeds will be held in the Trust Account until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the Company’s dissolution and liquidation of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”) (excluding, for this purpose, those shares of Common Stock issued prior to the Offering) vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated.

Stockholders other than the Founders (as defined below) (“Public Stockholders”) voting against a Business Combination will be entitled to redeem their Common Stock for a cash amount equal to a pro rata share of the Trust Account (including the additional 3.4% fee of the gross proceeds payable to the Underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s redemption rights. A stockholder must also affirmatively exercise such redemption rights at or prior to the time the Business Combination is voted upon by the stockholders. Each of the Company’s stockholders prior to the Offering (collectively, the “Founders”), including all of the directors of the Company, have agreed to vote its respective shares of Common Stock in accordance with the majority of the shares of Common Stock voted by the Public Stockholders. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Founders. Accordingly, a portion of the net proceeds from the Offering

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Financial Statements (continued)

(19.99% of the amount held in the Trust Account) has been classified as Common Stock subject to possible redemption in the accompanying December 31, 2006 balance sheet.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s stockholders, excluding the Founders, to the extent of their stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note B).

NOTE B — INITIAL PUBLIC OFFERING AND OVER-ALLOTMENT OPTION EXERCISE

On December 28, 2006, the Company sold 48,000,000 units (“Units”) at a price of $10.00 per Unit in the Offering. Each Unit consists of one share of the Company’s Common Stock and one warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at a price of $7.50 commencing on the later of the Company’s consummation of a Business Combination or December 21, 2007, provided in each case that there is an effective registration statement covering the shares of Common Stock underlying the Warrants in effect. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the Common Stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

On January 24, 2007, the Underwriters purchased an additional 4,800,000 Units pursuant to their over-allotment option. The net proceeds of $46,272,000 (including $1,632,000 of deferred underwriters’ fees) from the exercise by the Underwriters of their over-allotment option were deposited into the Trust Account.

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net income per common share:

Income per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic income per share excludes dilution and is computed by dividing income available to holders of Common Stock by the weighted-average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if Warrants or Sponsors Warrants (as defined below) were to be exercised or otherwise resulted in the issuance of Common Stock that then shared in the earnings of the entity.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Financial Statements (continued)

Period
June 8, 2006
(inception)
to
December 1, 2006

Basic:
Net income allocable to common shares	$169,244
Weighted average common shares outstanding	12,927,539
Net income per common share	$0.01

Diluted:
Net income allocable to common shares on a diluted basis	$169,244
Weighted average common shares outstanding	12,927,539
Additional shares considered in dilution computation:
Warrants issued in Offering	154,589
Sponsors Warrants	14,493

Weighted average common and common equivalent shares outstanding	13,096,621
Net income per common and common equivalent shares	$0.01

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts presented in the accompanying balance sheet.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Financial Statements (continued)

Recently Issued Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE D — RELATED PARTY TRANSACTIONS

Each of Berggruen Holdings North America, Ltd. (“Berggruen Holdings”), Marlin Equities II, LLC (“Marlin Equities”) and three independent directors have purchased an aggregate of 12,000,003 of the Company’s Founders’ Units (adjusted to reflect the effects of the Common Stock and Unit reverse split and dividends) for an aggregate price of $25,000 in a private placement. The Founders’ Units are identical to those sold in the Offering, except that each of the Founders has agreed to vote its Common Stock (the “Founders’ Common Stock”) in the same manner as a majority of the Public Stockholders who vote at the special or annual meeting called for the purpose of approving the Company’s initial business combination. As a result, the Founders will not be able to exercise redemption rights with respect to the Founders’ Common Stock if the Company’s initial business combination is approved by a majority of the Company’s Public Stockholders. The Founders’ Common Stock included therein will not participate with the Common Stock included in the Units sold in the Offering in any liquidating distribution. The founders’ warrants included therein will become exercisable after the Company’s consummation of a business combination, if and when the last sales price of the Company’s Common Stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination and will be non-redeemable so long as they are held by our founders or their permitted transferees. Each of the founders has agreed, subject to certain exceptions, not to transfer, assign or sell any of its founders’ units until one year after the Company’s consummation of a Business Combination.

The Company issued two $125,000 unsecured promissory notes, one each, to Berggruen Holdings and Marlin Equities. These advances were non-interest bearing and due within 60 days following the consummation of the Offering. Both notes were repaid on January 23, 2007 out of the proceeds of the Offering not placed in the Trust Account and from interest the Company received on the balance of the Trust Account.

The Company presently occupies office space provided by Berggruen Holdings, Inc., an affiliate of the Company’s president, chief executive officer and director, Nicolas Berggruen. The Company agreed to pay Berggruen Holdings, Inc. a total of $10,000 per month for office space, administrative services and secretarial support until the earlier of its consummation of a Business Combination or its liquidation.

On December 28, 2006, Berggruen Holdings and Marlin Equities (collectively, the “Sponsors”), purchased in equal amounts an aggregate of 4,500,000 Warrants (the “Sponsors Warrants”) at a price of $1.00 per Warrant ($4,500,000 in the aggregate) in a private placement that occurred immediately prior to the Offering. The Sponsors’ Warrants are identical to the Warrants issued with the Units sold in the Offering except that the Sponsors’ Warrants will be non-redeemable so long as they are held by the Sponsors or their permitted transferees. Each of the Sponsors has agreed, subject to certain exceptions, not to transfer, assign or sell any of its Sponsors’ Warrants until one year after the Company consummates a Business Combination.

In addition, Berggruen Holdings and Marlin Equities, collectively have agreed to purchase 5,000,000 Units at a price of $10 per Unit (an aggregate price of $50,000,000) from the Company in a private placement that will occur immediately prior to the Company’s consummation of a Business Combination. These Units will be identical to the Units sold in the Offering. Each of Berggruen Holdings and Marlin Equities has also agreed that these Units will not be sold, transferred, or assigned until at least one year after the completion of the Business Combination.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Financial Statements (continued)

NOTE E — INCOME TAXES

The Company’s provision for income taxes reflects the application of federal, state and city statutory rates to the Company’s income before taxes. The Company’s effective tax rate was 43% for the period from June 8, 2006 (date of inception) to December 31, 2006.

Components of the provision for income taxes are as follows:

Current
Federal	$80,817
State	20,282
City	26,256

Total current	$127,355

The effective income tax differs from the statutory rate of 34% principally due to the effect of state and city income taxes.

NOTE F — COMMITMENT

The Company paid an underwriting discount of 3.6% of the public Unit offering price to the Underwriters at the closing of the Offering, with an additional 3.4% fee of the gross Offering proceeds payable upon the Company’s consummation of a Business Combination.

NOTE G — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE H — COMMON STOCK

On November 29, 2006, the Company effected a four-fifths (4/5) reverse Common Stock split. On December 14, 2006, the Company effected a (i) one-for-three Common Stock dividend for each issued and outstanding share of the Company’s Common Stock and (ii) one-for-three Unit dividend for each issued and outstanding Unit of the Company. On December 21, 2006, the Company effected a (i) one-for-five Common Stock dividend for each issued and outstanding share of the Company’s Common Stock and (ii) one-for-five Unit dividend for each issued and outstanding Unit of the Company. All transactions and disclosures in the financial statements, related to the Company’s Common Stock and Units, have been adjusted to reflect the effect of the Common Stock and Unit reverse split and dividends.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

UNAUDITED CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2007	2006

ASSETS
Current assets
Cash	$2,892,494	$599,369
Prepaid expenses	45,164	—

Total current assets	2,937,658	599,369
Other assets
Deferred tax assets	124,337	—
Deferred transaction costs	1,502,882	—
Cash held in trust account	521,510,679	466,707,382

	$526,075,556	$467,306,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$813,753	$250
Accrued offering costs	—	250,483
Income taxes payable	5,515,250	127,355
Franchise tax payable	45,070	93,575
Notes payable, founding stockholders	—	250,000

Total current liabilities	6,374,073	721,663

Long-term liabilities
Deferred underwriters’ fee	17,952,000	16,320,000

Common stock, subject to possible redemption, at redemption value	102,572,088	93,247,353

Deferred interest income related to common stock subject to possible redemption	1,782,844	—

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued Common stock, $.0001 par value, 200,000,000 shares authorized; 64,800,003 shares issued and outstanding (including shares subject to possible redemption) at June 30, 2007 and 60,000,003 shares issued and outstanding (including shares subject to possible redemption) at December 31, 2006	6,480	6,000
Additional paid-in capital	392,126,827	356,842,491
Income accumulated during the development stage	5,261,244	169,244

Total stockholders’ equity	397,394,551	357,017,735

	$526,075,556	$467,306,751

See accompanying notes to condensed financial statements.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

		Period from	Period from
		June 8,	June 8,
	For the Six	2006	2006
	Months Ended	(inception) to	(inception) to
	June 30,	June 30,	June 30,
	2007	2006	2007

Interest income	$12,751,613	$484	$13,142,186
Formation and operating costs	362,461	250	456,435

Income before provision for income taxes	12,389,152	234	12,685,751
Provision for income taxes	5,514,308	—	5,641,663

Net income	6,874,844	234	7,044,088

Interest income related to common stock subject to possible redemption	1,782,844	—	1,782,844

Net income allocable to common stockholders not subject to possible redemption	$5,092,000	$234	$5,261,244

Weighted average shares outstanding, basic	64,190,058	—	36,781,398
Net income per common share, basic	$.11	—	.19
Weighted average shares outstanding, diluted	82,275,063	—	45,413,741
Net income per common share, diluted	$.08	—	.16

See accompanying notes to condensed financial statements.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

		Period from	Period from
		June 8,	June 8,
	For the Six	2006	2006
	Months Ended	(inception) to	(inception) to
	June 30,	June 30,	June 30,
	2007	2006	2007

Cash Flows from Operating Activities
Net income	$6,874,844	$234	$7,044,088
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax benefit	(124,337)	—	(124,337)
Changes in operating assets and liabilities
Increase (decrease) in prepaid expenses	(45,164)	—	(45,164)
Increase in income taxes payable	5,387,895	—	5,515,250
Increase (decrease) in franchise tax payable	(48,505)	—	45,070
Increase in deferred offering costs	—	(50,000)	—
Increase in accrued expenses	—	250	250

Net cash provided by (used in) operating activities	12,044,733	(49,516)	12,435,157

Net Cash Flows used in Investing Activities
Payments for deferred transaction costs	(689,379)	—	(689,379)
Cash held in trust account	(54,803,297)	—	(521,510,679)

Net cash used in investing activities	(55,492,676)	—	(522,200,058)

Cash Flows from Financing Activities
Proceeds from notes payable, stockholders	—	250,000	250,000
Proceeds from issuance of founders’ units	—	25,000	25,000
Gross proceeds of public offering	48,000,000	—	528,000,000
Proceeds from issuance of sponsors’ warrants in private placement	—	—	4,500,000
Principal payments made on notes payable, stockholders	(250,000)	—	(250,000)
Payments for underwriter’s discount and offering costs	(2,008,932)	—	(19,867,605)

Net cash provided by financing activities	45,741,068	275,000	512,657,395

Net increase in cash	2,293,125	225,484	2,892,494
Cash at beginning of the period	599,369	—	—

Cash at end of the period	$2,892,494	$225,484	$2,892,494

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$250,750	—	$250,750
Supplemental schedule of non-cash investing and financing activities:
Accrual of deferred transaction costs	$813,503	—	$813,503
Deferred underwriters’ fees	$1,632,000	—	$17,952,000

See accompanying notes to condensed financial statements.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Condensed Financial Statements

NOTE A —	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Freedom Acquisition Holdings, Inc. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on June 8, 2006. The Company was formed to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

On June 19, 2007, Freedom Acquisition Holdings, Inc. incorporated three wholly-owned subsidiaries, FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited. As of June 30, 2007, there are no assets or liabilities and there were no activities in any of the subsidiaries. On a going forward basis, the Company’s financial statements will be consolidated with the three subsidiaries.

The accompanying unaudited condensed financial statements have been prepared by the Company and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2007 and the financial results for the six months ended June 30, 2007 and the periods from June 8, 2006 (date of inception) to June 30, 2006 and from June 8, 2006 (date of inception) to June 30, 2007, in accordance with accounting principles generally accepted in the United States of America for interim financial statements and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in the Company’s annual audited financial statements have been condensed or omitted pursuant to such rules and regulations.

The results of operations for the six months ended June 30, 2007 and the periods from June 8, 2006 (date of inception) to June 30, 2006 and from June 8, 2006 (date of inception) to June 30, 2007 are not necessarily indicative of the results of operations to be expected for a full fiscal year. These interim unaudited condensed financial statements should be read in conjunction with the financial statements for the period from June 8, 2006 (date of inception) to December 31, 2006, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on December 21, 2006. The Company consummated the Offering on December 28, 2006 and the underwriters for the Offering (the “Underwriters”) exercised a portion of their over-allotment option on January 19, 2007 (Note B). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and the over-allotment option exercise, although substantially all of the net proceeds of the Offering and the over-allotment option exercise are intended to be applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. Upon the consummation of the Offering, approximately 96% of the gross proceeds, after payment of certain amounts to the Underwriters, was placed in a trust account (“Trust Account”) and invested in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the condition under Rule 2a-7 promulgated under the Investment Company Act of 1940. The proceeds will be held in the Trust Account until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the Company’s dissolution and liquidation of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Condensed Financial Statements (Continued)

The Company will submit the Acquisition (as defined below in Note F) for stockholder approval. In the event that 20% or more of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”) (excluding, for this purpose, those shares of Common Stock issued prior to the Offering) vote against the Acquisition and exercise their redemption rights described below, the Acquisition will not be consummated.

Stockholders other than the Founders (as defined below) (“Public Stockholders”) voting against a Business Combination will be entitled to redeem their Common Stock for a cash amount equal to a pro rata share of the Trust Account (including the additional fee of 3.4% of the gross proceeds payable to the Underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s redemption rights. A stockholder must also affirmatively exercise such redemption rights at or prior to the time the Business Combination is voted upon by the stockholders. Each of the Company’s stockholders prior to the Offering (collectively, the “Founders”), including all of the directors of the Company, have agreed to vote its respective shares of Common Stock in accordance with the majority of the shares of Common Stock voted by the Public Stockholders. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Founders. Accordingly, a portion of the net proceeds from the Offering (approximately 19.99% of the amount held in the Trust Account) has been classified as Common Stock subject to possible redemption and approximately 19.99% of the related interest earned on the Trust Account, net of income taxes and net of $3.9 million to fund the Company’s working capital requirements, has been classified as deferred interest in the accompanying unaudited condensed balance sheets.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s stockholders, excluding the Founders, to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note B).

NOTE B — INITIAL PUBLIC OFFERING AND OVER-ALLOTMENT OPTION EXERCISE

On December 28, 2006, the Company sold 48,000,000 units (“Units”) at a price of $10.00 per Unit in the Offering. Each Unit consists of one share of the Company’s Common Stock and one warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at a price of $7.50 commencing on the later of the Company’s consummation of a Business Combination or December 21, 2007, provided in each case that there is an effective registration statement covering the shares of Common Stock underlying the Warrants in effect. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, subject to the condition that the last sale price of the Common Stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Condensed Financial Statements (Continued)

On January 24, 2007, the Underwriters purchased an additional 4,800,000 Units pursuant to their over-allotment option. The net proceeds of $46,272,000 (including $1,632,000 of deferred underwriters’ fees) from the exercise by the Underwriters of their over-allotment option were deposited into the Trust Account.

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Net income per common share:

Income per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic income per share excludes dilution and is computed by dividing income available to holders of Common Stock by the weighted-average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if Warrants were to be exercised or otherwise resulted in the issuance of Common Stock that then shared in the earnings of the Company.

Deferred transaction costs:

Deferred transaction costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the proposed acquisition discussed in Note F. Deferred transaction costs related to the proposed acquisition will be charged to expense if the acquisition is not consummated or included in the allocation of purchase price should the transaction be consummated.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax:

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of January 1, 2007 and as of June 30, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 1, 2007. There was no change to this balance at June 30, 2007. The Company is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Condensed Financial Statements (Continued)

position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Upon the written request of the Company, the trustee of the Trust Account has agreed to make disbursements to the Company from the funds in the Trust Account for income tax amounts due and payable by the Company.

Recently Issued Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE D — COMMITMENT

The Company paid an underwriting discount of 3.6% of the public Unit offering price to the Underwriters at the closing of the Offering, with an additional 3.4% fee of the gross Offering proceeds payable upon the Company’s consummation of a Business Combination. This additional 3.4% fee, or $17,952,000 and $16,320,000 at June 30, 2007 and December 31, 2006, respectively, is reflected as a liability in the accompanying unaudited condensed balance sheets.

NOTE E — RELATED PARTY TRANSACTIONS

The Company issued two $125,000 unsecured promissory notes, one each, to Berggruen Holdings North America Ltd. and Marlin Equities II, LLC. These advances were non-interest bearing and due within 60 days following the consummation of the Offering. Both notes were repaid on January 23, 2007 out of the proceeds of the Offering not placed in the Trust Account and from interest the Company received on the balance of the Trust Account.

The Company presently occupies office space provided by Berggruen Holdings, Inc., an affiliate of the Company’s president, chief executive officer and director, Nicolas Berggruen. The Company agreed to pay Berggruen Holdings, Inc. a total of $10,000 per month for office space, administrative services and secretarial support until the earlier of its consummation of a Business Combination or its liquidation.

In addition, Berggruen Holdings and Marlin Equities, collectively have agreed to purchase 5,000,000 Units at a price of $10 per Unit (an aggregate purchase price of $50,000,000) from the Company in a private placement that will occur immediately prior to the Company’s consummation of a Business Combination. These Units will be identical to the Units sold in the Offering. Each of Berggruen Holdings and Marlin Equities has also agreed that these Units will not be sold, transferred, or assigned until at least one year after the completion of the Business Combination.

NOTE F — PURCHASE AGREEMENT

On June 22, 2007, Freedom and each of its wholly-owned subsidiaries entered into a Purchase Agreement with the equity holders of GLG Partners LP and certain affiliated entities (collectively, “GLG”) under which Freedom will purchase 100% of the ownership interests in GLG for cash and for shares of Freedom and certain of its subsidiaries (the “Acquisition”). The Acquisition is subject to a number of conditions including a vote of the shareholders of Freedom, certain financing being obtained and all applicable regulatory approvals being obtained. Because the equity holders of GLG will own approximately 77% of the common stock of Freedom immediately following the consummation of the Acquisition, the Acquisition will be considered to be a reverse acquisition and recapitalization for accounting purposes. Under this method of accounting, GLG will be treated as the acquiring company and the Acquisition will be treated as the equivalent of GLG issuing stock for the net monetary assets of Freedom accompanied by a recapitalization of GLG. The net monetary

Freedom Acquisition Holdings, Inc.
(a corporation in the development stage)

Notes to Condensed Financial Statements (Continued)

assets of Freedom, primarily cash, will be stated at their fair value, which will be equivalent to the carrying value, and accordingly no goodwill or other intangible assets will be recorded. A final determination of the estimated fair values will be based on the actual net monetary assets acquired as of the date of completion of the Acquisition.

At the closing and subject to Board of Director approval to increase the number of authorized stock and certain adjustments as described below, we will pay the equity holders of GLG, for all of outstanding equity interests of GLG, the aggregate purchase price consisting of:

•	$1.0 billion, to be allocated between cash and loan notes if certain equity holders elect to receive such notes in lieu of all or a portion of the cash consideration to such person;

•	230,000,000 shares of our common stock and common stock equivalents, which include:

•	138,136,070 shares of our common stock;

•	58,923,874 exchangeable Class B ordinary shares of our subsidiary, FA Sub 2 Limited, which are exchangeable for 58,923,874 shares of our common stock; and

•	32,940,056 ordinary shares of our subsidiary, FA Sub 1 Limited, which are subject to certain put rights to us and call rights by us, payable upon exercise by delivery of 33,000,000 shares of our common stock; and

•	58,923,874 shares of our Series A voting preferred stock, which carry only voting rights and nominal economic rights.

After the closing, the aggregate purchase price paid to GLG will be subject to a possible adjustment on a dollar-for-dollar basis, to the extent the net cash amount of GLG as of the closing date is higher or lower than a specified baseline amount on each of the following adjustment dates: (1) 10 business days after the closing, (2) January 31, 2008, and (3) 10 business days after receipt by us of the audited financial statements of GLG for fiscal year 2007.

Annex A

PURCHASE AGREEMENT

Dated June 22, 2007

A-i

A-ii

EXHIBITS

Exhibit A —  Definitions
Exhibit B —  Form of Loan Note
Exhibit C —  Financing Commitment Letters
Exhibit D —  Acquisition Sub 1 Exchangeable Share Terms
Exhibit E —  Exchangeable Securities Terms
Exhibit F —  Amended and Restated Certificate of Incorporation of Freedom
Exhibit G —  Certificate of Designation of Freedom Class A Stock
Exhibit H       Certain Transaction Documents

A-iii

PURCHASE AGREEMENT

Agreement, dated June 22, 2007, by and among Freedom Acquisition Holdings, Inc., a Delaware corporation (“Freedom”), FA Sub 1 Limited, a British Virgin Islands business company (“Acquisition Sub 1”), FA Sub 2 Limited, a British Virgin Islands business company (“Acquisition Sub 2”), FA Sub 3 Limited, a British Virgin Islands business company (“Acquisition Sub 3”), Jared Bluestein (the “Buyers’ Representative”), Noam Gottesman (the “Sellers’ Representative”), Lehman (Cayman Islands) Ltd (“Lehman”), Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Blue Hill Trust (the “Sellers”).

Preliminary Statements

Sellers are the record and beneficial owners of all the Purchased Shares (as defined below).

Freedom desires to have Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3 (the “Buyers”) purchase from Sellers, and Sellers desire to sell to Buyers, all the Purchased Shares, upon the terms and subject to the conditions set forth herein.

In consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, Freedom, Buyers, Buyers’ Representative, Sellers and Sellers’ Representative (the “Parties”) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Defined Terms.  Capitalized terms used in this Agreement, the Exhibits and Schedules to this Agreement and the Disclosure Statement shall have the meanings specified in Exhibit A.

Section 1.2  Rules of Construction.  The rules of construction specified in Exhibit A shall apply to this Agreement, the Exhibits and Schedules to this Agreement and the Disclosure Statement.

ARTICLE II

PURCHASE AND SALE OF PURCHASED SHARES

Section 2.1  Purchase and Sale of Purchased Shares.

(a) Subject to all the terms and conditions of this Agreement, (i) each of the Buyers, jointly and severally, agrees:

(x) to purchase and acquire from each of the Sellers, at the Closing, all of the Purchased Shares in which each Seller has any right, title or interest, and

(y) to pay, at the Closing, for all the Purchased Shares the Aggregate Purchase Price;

(ii) each of the Sellers, severally, agrees:

(x) to sell, convey, transfer, assign and deliver to Buyers, at the Closing, all of the Purchased Shares in which each Seller has any right, title or interest, and

(y) to accept in payment for all of the Purchased Shares the Aggregate Purchase Price.

Such purchase and sale shall also be made on the terms set forth in Schedule 2.1(a) with respect to the Purchased Shares referred to therein, in addition to the other provisions of this Agreement.

(b) The purchase price for all of the Purchased Shares, subject to adjustment as provided in Section 2.2 and Section 8.4 (the “Aggregate Purchase Price”), shall be:

(i) One billion dollars ($1,000,000,000), reduced by the aggregate principal amount of any Loan Notes issued pursuant to Section 2.1(g); plus

(ii) Loan Notes in an aggregate principal amount established pursuant to Section 2.1(g)(i); plus

(iii) 230,000,000 shares of Freedom Common Stock, subject to adjustment as provided in Schedule 2.1(b) and this Section; plus

(iv) 58,923,874 shares of Freedom Class A Stock, subject to adjustment as provided in Schedule 2.1(b); plus

(v) 58,923,874 shares of Exchangeable Securities, subject to adjustment as provided in Schedule 2.1(b); plus

(vi) 32,940,056 shares of Acquisition Sub 1 Exchangeable Shares, subject to adjustment as provided in Schedule 2.1(b).

The number of shares of Freedom Common Stock issued at Closing will be reduced by an amount equal to the sum of (x) the number of Exchangeable Securities issued pursuant to 2.1(b)(v) plus (y) the number of Acquisition Sub 1 Exchangeable Shares issued pursuant to Section 2.1(b)(vi); provided that, Freedom shall on the Closing Date issue such additional shares of Freedom Common Stock as may be required under the Support Agreement and the Shares Exchange Agreement for any conversion or exchange of Exchangeable Securities or Acquisition Sub 1 Exchangeable Shares that becomes effective on the Closing Date.

(c) The Aggregate Purchase Price shall be allocated to the Sellers for the Purchased Shares as provided in Schedule 2.1(c).

(d) The Purchased Shares shall be acquired by the Buyers as follows:

(i) Acquisition Sub 1 shall acquire all of the Designated Shares;

(ii) Acquisition Sub 2 shall acquire all of the Purchased Shares other than the Designated Shares and the UK Shares; and

(iii) Acquisition Sub 3 shall acquire all of the UK Shares.

(e) On the Closing Date, (i) Freedom shall contribute to the capital of Acquisition Sub 1 (x) four hundred and fifty million dollars ($450,000,000) and (y) all of the securities referred to in Section 2.1(b) (iii) and (iv) and (ii) Acquisition Sub 3 shall cause five hundred and fifty million dollars ($550,000,000) of the proceeds of loans made to it pursuant to the Financing to be paid or otherwise made available to Acquisition Sub 1 (to be applied on behalf of Acquisition Sub 3 to pay that part of the Aggregate Purchase Price that is attributable to the UK Shares).

(f) On the Closing Date, Acquisition Sub 1, acting for itself with respect to the Designated Shares and on behalf of Acquisition Sub 3 with respect to the UK Shares and on behalf of Acquisition Sub 2 with respect to the Purchased Shares other than Designated Shares and UK Shares, shall:

(i) make wire transfers of immediately available dollars, to:

(A) such bank accounts as Sellers’ Representative may designate in a written notice to Freedom given not less than five Business Days prior to the Closing Date, (x) in an aggregate amount equal to the excess of (1) $1,000,000,000 over (2) the aggregate principal amount of the Loan Notes and (y) in amounts for each bank account as set forth in such notice (not to exceed in the aggregate the amount determined pursuant to clause (A)(x)); and

(B) the Loan Note Collateral Account in an aggregate amount equal to the aggregate principal amount of the Loan Notes.

(ii) deliver to Sellers’ Representative Loan Notes payable in accordance with the instructions given pursuant to Section 2.1(g)(i).

(iii) make book-entry transfers to such securities accounts as Sellers’ Representative may designate in a written notice to Freedom not less than five Business Days prior to the Closing Date of the shares of Freedom Common Stock referred to in Section 2.1(b)(iii), as adjusted, issued to such Persons and in such amounts (not exceeding the aggregate amount referred to in such Section) as are set forth in the instructions given by Sellers’ Representative pursuant to Section 2.1(g)(ii); provided, however, that the aggregate number of shares of Freedom Common Stock that may be subject to transfer instructions on the Closing Date, in each case after taking into account any prior transfer instructions that may have been given and executed on the Closing Date, shall not exceed the number of shares referred to in Section 2.1(b)(iii), as adjusted.

(iv) deliver to Sellers’ Representative certificates representing:

(A) the shares of Freedom Class A Stock referred to in Section 2.1(b)(iv) issued to such Persons and in such amounts (not exceeding the aggregate amount referred to in such Section) as are set forth in the instructions given by Sellers’ Representative pursuant to Section 2.2(g)(iii).

(B) the shares of Exchangeable Securities referred to in Section 2.1(b)(v) issued to such Persons and in such amounts (not exceeding the aggregate amount referred to in such Section) as are set forth in the instructions given by Sellers’ Representative pursuant to Section 2.2(g)(iii), who shall be the same Persons and the same amounts as set forth in clause (iv)(A) above.

(C) the shares of Acquisition Sub 1 Exchangeable Shares referred to in Section 2.1(b)(vi) issued to such Persons and in such amounts (not exceeding the aggregate amount referred to in such Section) as are set forth in the instructions given by Sellers’ Representative pursuant to Section 2.2(g)(iii).

(g) The Sellers’ Representative shall deliver to Acquisition Sub 1, no later than five Business Days prior to the Closing Date, written instructions listing:

(i) the payee, principal amount and redemption date of each Loan Note to be issued by Acquisition Sub 1 at Closing.

(ii) for the Freedom Common Stock referred to in Section 2.1(f)(iii), the name of the Person, number of shares and securities account to be used for transfer instructions for such securities, including instructions to effect the transactions contemplated by Section 2.1(j).

(iii) for each of the securities referred to in Section 2.1(f)(iv), the name of the Person and number of shares for which each share certificate referred to therein is to be issued at Closing.

(h) The Sellers’ Representative may deliver to Acquisition Sub 1, no later than five Business Days prior to the Closing Date, for any of the Acquisition Sub 1 Exchangeable Shares referred to in Section 2.1(f)(iv)(C), written instructions (which if given shall be irrevocable without the consent of Acquisition Sub 1) that any holder thereof that may be listed in such instructions has elected to exercise the right to exchange for Freedom Common Stock such number of Acquisition Sub 1 Exchangeable Shares as may be set forth in such instructions, effective as of such time on the Closing Date after the issuance of the Acquisition Sub 1 Exchangeable Shares as may be set forth in such instructions. Freedom will then cause the issuance and delivery by Freedom of such number of shares of Freedom Common Stock as set forth in such instructions in the same manner as the issuance of shares of Freedom Common Stock in Section 2.1(f)(iii) and for purposes of this Section, Acquisition Sub 1 Exchangeable Shares that are to be exchanged on the Closing Date (as provided in any instructions that may be given by Sellers’ Representative pursuant to this Section 2.1(h)) shall not be treated as outstanding on the Closing Date.

(i) Notwithstanding any contrary provision of this Agreement, if the consent of the Cayman Islands Monetary Authority for the transfer of GPCL has not been obtained by the time when all the other conditions set forth in Section 2.4 and 2.5 have otherwise been satisfied, the Sellers’ Representative shall have the right, exercisable by giving written notice to Freedom, to cause the Closing to occur with respect to all the Purchased Shares other than those issued by GPCL on such date as may be specified in such notice, not sooner than two Business Days after such notice is given. If such notice is given, the following provisions shall apply:

(i) The cash portion of the Aggregate Purchase Price payable on the Closing Date shall be reduced by $100,000, and such amount shall be paid (without interest) at such time as a Closing occurs with respect to the Purchased Shares issued by GPCL, as provided in Section 2.1(h)(iv).

(ii) The obligations of the Parties under Section 2.1 with respect to the purchase and sale of the Purchased Shares issued by GPCL shall be suspended until, and shall become effective again at, such time as a Closing occurs with respect to the Purchased Shares of GPCL, as provided in Section 2.1(h)(iv).

(iii) All references in this Agreement or any other Transaction Document to Purchased Shares shall be deemed, for all purposes of this Agreement or such other Transaction Documents, to exclude the Purchased Shares issued by GPCL until, and include the Purchased Shares issued by GPCL only from and after, such time as a Closing occurs with respect to the Purchased Shares of GPCL, as provided in Section 2.1(h)(iv).

(iv) At such time as the consent of the Cayman Islands Monetary Authority for the transfer of the Purchased Shares issued by GPCL has been obtained, the Sellers’ Representative shall give written notice to Freedom, which shall specify a date for a Closing to occur with respect to the Purchased Shares issued by GPCL, which Closing Date shall not be earlier than five Business Days after such notice is given, and if such notice is given, the Closing shall occur with respect to the Purchased Shares issued by GPCL on the date specified in such notice.

(v) The Parties will continue to comply with Section 6.8(ii) to obtain the consent of the Cayman Islands Monetary Authority as promptly as practicable.

(vi) Subject to the terms of Section 9.18(b), the Sellers will cause GPCL to be operated in the ordinary course of business, consistent with past practice and will use reasonable efforts, consistent with past practice, to (A) preserve intact its present business, (B) keep available the services of its present officers and employees and (C) preserve its relationships with customers, suppliers, distributors and others with which it has significant business dealings.

(vii) The Parties will effect the Closing for the Purchased Shares issued by GPCL as promptly as practicable after the consent of the Cayman Islands Monetary Authority is obtained.

(viii) The Closing Net Cash Statement for the first Adjustment Date will be prepared as if the Purchased Shares issued by GPCL had been purchased on the Closing Date, whether or not such Purchased Shares have actually been sold on or before the date such Closing Net Cash Statement is prepared.

(j) The instructions given by the Sellers’ Representative pursuant to Section 2.1(g)(ii) may include instructions to issue up to 10,000,000 shares of Freedom Common Stock, subject to adjustment as provided in Schedule 2.1(b), to one or more trusts and/or one or more Subsidiaries of Freedom, as may be set forth in such instructions (the “Elected Shares”). Such portion of the Elected Shares as may be specified in the instructions given by the Sellers’ Representative shall be used to acquire the LP Interests pursuant to the LP Interest Option Agreement.

Section 2.2  Post Closing Adjustments.  On each Adjustment Date, the Aggregate Purchase Price will be adjusted, up or down, as follows:

(a) If the Net Cash Amount for such Adjustment Date is greater than the Baseline Amount:

(i) The Aggregate Purchase Price will be increased on a dollar-for-dollar basis by the amount by which the Net Cash Amount for such Adjustment Date is greater than the Baseline Amount (the “Excess Net Cash Amount”).

(ii) Freedom will pay to Sellers’ Representative an amount equal to the product of (A) the Applicable Percentage for such Adjustment Date, multiplied by (B) the Excess Net Cash Amount for such Adjustment Date. Any payment by Freedom pursuant to this Section shall be made promptly (and in no event later than five Business Days) after the Excess Net Cash Amount is determined as provided in Section 2.2(g) and in the manner provided in Section 2.2(h).

(iii) Sellers’ Representative will pay to each Seller such Seller’s proportionate share of any payment made to Sellers’ Representative pursuant to Section 2.2(a)(ii).

(iv) The amount of any payment pursuant to clause (ii) hereof on any Adjustment Date shall be adjusted to take into account (A) any such payment made on a prior Adjustment Date, if any, and (B) any payments made pursuant to Section 2.2(b)(ii), so that any payment after the payment on the first Adjustment Date is a “net” payment that makes the aggregate amount of all payments made on that and any prior Adjustment Date equal to the absolute difference between the Net Cash Amount and the Baseline Amount, as computed on such Adjustment Date.

(b) If the Net Cash Amount for such Adjustment Date is less than the Baseline Amount:

(i) The Aggregate Purchase Price will be decreased on a dollar-for-dollar basis by the amount by which the Net Cash Amount for such Adjustment Date is less than the Baseline Amount (the “Deficit Net Cash Amount”).

(ii) Sellers’ Representative will pay to Freedom an amount equal to the product of (A) the Applicable Percentage for such Adjustment Date multiplied by (B) the Deficit Net Cash Amount for such Adjustment Date. Any payment by Sellers’ Representative pursuant to this Section shall be made promptly (and in no event later than five Business Days) after the Deficit Net Cash Amount is determined as provided in Section 2.2(g) and in the manner provided in Section 2.2(h).

(iii) Each Seller shall pay to Sellers’ Representative such Seller’s proportionate share of any payment made by Sellers’ Representative pursuant to Section 2.2(b)(ii).

(iv) The amount of any payment pursuant to clause (ii) hereof on any Adjustment Date shall be adjusted to take into account (A) any such payment made on a prior Adjustment Date, if any, and (B) any payments made pursuant to Section 2.2(a)(ii), so that any payment after the payment on the first Adjustment Date is a “net” payment that makes the aggregate amount of all payments made on that and any prior Adjustment Date equal to the absolute difference between the Net Cash Amount and the Baseline Amount, as computed on such Adjustment Date.

(c) The Net Cash Amount for any Adjustment Date shall be computed in accordance with Schedule 2.2(c), and such computations shall be based on the following accounting information:

(i) For the first Adjustment Date, the Net Cash Amount shall be computed based on a good faith estimate by Buyers’ Representative of the amounts referred to in Schedule 2.2(c), as of the Closing Date, based on a review of the Companies’ books and records, as of the Closing Date, and without any review, audit or other accounting procedures by an accounting firm or other Person.

(ii) For the second Adjustment Date, the Net Cash Amount shall be computed by the Buyers’ Representative on the same basis as the first Adjustment Date, except that all fees receivable and personnel costs payable, each as of the Closing Date, shall be adjusted to give effect to the final determination of such amounts by the Companies as of December 31, 2007 in accordance with the past practice of the Companies, including the crystallization of amounts payable in respect of performance fees.

(iii) For the third Adjustment Date, the Net Cash Amount shall be computed by the Buyers’ Representative on the same basis as the second Adjustment Date, except that (x) all fees receivable and personnel costs payable, each as of the Closing Date, shall be adjusted to give effect to any audit adjustments that are required to be made in the audited financial statements that include the combined balance sheet of the Companies as of December 31, 2007 and (y) Section 2.3(b) shall apply to the computation of Net Cash Amount for the third Adjustment Date.

(d) The “Baseline Amount” for purposes of this Section is $0.

(e) The “Adjustment Dates” for purposes of this Section are as follows:

(i) The first Adjustment Date shall be ten Business Days after the Closing Date.

(ii) The second Adjustment Date shall be January 31, 2008.

(iii) The third Adjustment Date shall be ten Business Days after receipt of the audited financials statements that include the combined balance sheet of the Companies as of December 31, 2007.

(f) The “Applicable Percentage” for each Adjustment Date is as follows:

(i) For the first Adjustment Date: 95%.

(ii) For the second Adjustment Date: 95%.

(iii) For the third Adjustment Date: 100%.

(g) The Excess Net Cash Amount or Deficit Net Cash Amount for any Adjustment Date will be deemed to be determined for purposes of establishing the time when any payments are required to be made pursuant to this Section as follows:

(i) For the first and second Adjustment Dates, five Business Days after a Closing Net Cash Statement is delivered for such Adjustment Date, as provided in Section 2.3(a).

(ii) For the third Adjustment Date, ten Business Days after a Closing Net Cash Statement is delivered for the third Adjustment Date, as provided in Section 2.3(a), unless a Notice of Disagreement is given as provided in Section 2.3(b). If a Notice of Disagreement is given as provided in Section 2.3(b), the Excess Net Cash Amount or Deficit Net Cash Amount for any Adjustment Date will be deemed to be determined for purposes of establishing the time when any payments are required to be made pursuant to this Section five Business Days after there is a Final Closing Net Cash Statement, as provided in Section 2.3.

(h) Any payment of Excess Net Cash Amount or Deficit Net Cash Amount pursuant to this Section shall be made by wire transfer of immediately available dollars to such bank account or accounts as Sellers’ Representative (in the case of an Excess Net Cash Amount) or Buyers’ Representative (in the case of a Deficit Cash Net Amount) may designate in a written notice to Buyers’ Representative (in the case of an Excess Net Cash Amount) or Sellers’ Representative (in the case of a Deficit Cash Net Amount) given not later than five Business Days prior to the date any such payment is to be made.

(i) Freedom shall have no obligation of any kind to borrow under the Credit Agreement or otherwise incur Indebtedness to pay any Excess Net Cash Amount it is required to pay hereunder, but shall pay any such amount promptly to the extent funds are available at Closing from the Companies’ cash or other working capital or become available from cash generated through operations.

(j) Any Net Cash Amount shall be received or borne by Freedom on behalf of the Buyers in the proportions in which the Buyers have paid to the Sellers the cash and Loan Note portion of the Aggregate Purchase Price.

Section 2.3  Closing Net Cash Statement.

(a) Buyers’ Representative will prepare and deliver to Sellers’ Representative a statement of the Net Cash Amount (the “Closing Net Cash Statement”) at least five Business Days prior to each Adjustment Date (the “Delivery Date”). In connection with the preparation of the Closing Net Cash Statement, Freedom will allow Buyers’ Representative and Sellers’ Representative reasonable access to books, records and relevant personnel of the Companies (including temporary office space at the Companies’ offices) for the purpose of preparing, or observing and participating in the preparation of, the Closing Net Cash Statement.

(b) The Closing Net Cash Statement for the third Adjustment Date will be deemed to be the final, binding and conclusive Closing Net Cash Statement (the “Final Closing Net Cash Statement”) for all purposes on the tenth Business Day after the third Adjustment Date unless Sellers’ Representative delivers to Buyers’ Representative written notice of Sellers’ disagreement (a “Notice of Disagreement”) prior to such date specifying in reasonable detail the nature of Sellers’ objections to the Closing Net Cash Statement. During the ten Business Day period following the Delivery Date for the third Adjustment Date, Freedom will cause Sellers and Sellers’ Representative to be provided with access at reasonable times, following reasonable notice, to books, records and relevant personnel of the Companies for the purpose of preparing any Notice of Disagreement, provided that such access will not interfere with the normal work duties of any such personnel. Sellers hereby waive the right to assert any objection to the Closing Net Cash Statement that is not asserted in a Notice of Disagreement delivered to Buyers’ Representative within ten Business Days after the Delivery Date for the third Adjustment Date. If a Notice of Disagreement is delivered to Buyers’ Representative within such ten Business Days, then the Closing Net Cash Statement (as adjusted, pursuant to Section 2.2(c) below, if necessary) will be deemed to be the Final Closing Net Cash Statement for all purposes on the earlier of (x) the date Buyers’ Representative and Sellers’ Representative resolve in writing all differences they have with respect to the Closing Net Cash Statement or (y) the date the disputed matters are resolved in writing by the Unaffiliated Firm. In the event that disputed matters are resolved by the Unaffiliated Firm (as set forth below in accordance with the terms hereof), the Final Closing Net Cash Statement will consist of the applicable amounts from the Closing Net Cash Statement (or amounts otherwise agreed to in writing by Buyers’ Representative and Sellers’ Representative) as to items that have not been submitted for resolution to the Unaffiliated Firm, and the amounts determined by the Unaffiliated Firm as to items that were submitted for resolution by the Unaffiliated Firm.

(c) During the ten Business Day period following the delivery of a Notice of Disagreement, Buyers’ Representative and Sellers’ Representative will seek in good faith to resolve any differences they may have with respect to matters specified in the Notice of Disagreement. If, at the end of such ten Business Day period, Buyers’ Representative and Sellers’ Representative have not reached agreement on such matters, Buyers’ Representative and Sellers’ Representative will jointly engage a single arbitrator from the Unaffiliated Firm to resolve the matters specified in the Notice of Disagreement that remain in dispute with respect to the Closing Net Cash Statement by arbitration in accordance with the procedures set forth in this Section 2.3(c). The single arbitrator selected from the Unaffiliated Firm, shall not have performed any work on behalf of the Buyer Group or the Companies nor any of their respective Affiliates in the previous five years. In connection with such engagement, Buyers’ Representative and Sellers’ Representative agree to use commercially reasonable efforts to cause Freedom and the Sellers’ Representative to execute, if requested by the Unaffiliated Firm, a reasonable engagement letter including customary indemnities. Promptly after such engagement of the Unaffiliated Firm, Buyers’ Representative or Sellers’ Representative will provide the Unaffiliated Firm with a copy of this Agreement, the Closing Net Cash Statement, and the Notice of Disagreement. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either the Buyers’ Representative or Sellers’ Representative as it deems appropriate, provided that a copy of any such submission will be provided to the other Party at the same time as it is provided to the Unaffiliated Firm. The Buyer Group and Sellers will not make any additional submission to the Unaffiliated Firm except pursuant to such a written request by the Unaffiliated Firm. The Buyer Group and Sellers will not communicate with the Unaffiliated Firm without providing Sellers’ Representative or Buyers’ Representative, as applicable, a reasonable opportunity to participate in such communication with the Unaffiliated Firm (other than with respect to written submissions in response to the written request of the Unaffiliated Firm). The Unaffiliated Firm will have forty-five (45) days to review the documents provided to it pursuant to this Section 2.3(c). Within such forty-five (45) day period, the Unaffiliated Firm will furnish simultaneously to Buyers’ Representative and the Sellers’ Representative its written determination with respect to each of the adjustments in dispute submitted to it for resolution. The Unaffiliated Firm will resolve the differences regarding the Closing Net Cash Statement based solely on the information provided to the Unaffiliated Firm by Buyers’ Representative and Sellers’ Representative pursuant to the terms of this Agreement (and not independent review). The Unaffiliated Firm’s authority will be limited to resolving disputes with respect to whether the Closing Net Cash Statement was prepared in accordance with Section 2.2 with respect to the individual items on the Closing Net Cash Statement in dispute (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any financial statements or amounts other than amounts set forth in the Closing Net Cash Statement that are in dispute). In resolving any disputed item, the Unaffiliated Firm may not assign a value to such item greater than the greatest value for such item asserted by the Buyer Group or Sellers’ Representative or less than the smallest value for such item asserted by the Buyer Group or Sellers’ Representative.

(d) The decision of the Unaffiliated Firm will be, in the absence of manifest error, for all purposes, conclusive, non appealable, final and binding upon the Buyer Group and Sellers. Such decision will be subject to specific performance pursuant to Section 9.13, and judgment may also be entered thereon as an arbitration award pursuant to the Federal Arbitration Act, 9 U.S.C. §§ 1-16, in any court of competent jurisdiction (subject to Section 9.9). The fees of the Unaffiliated Firm will be borne by the Buyers, on the one hand, and Sellers, on the other hand, in the same proportion that the dollar amount of disputed items lost by a Party bears to the total dollar amount in dispute resolved by the Unaffiliated Firm. Buyers, on the one hand, and Sellers, on the other hand, will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with the matters contemplated by this Section 2.3.

Section 2.4  Conditions to Obligations of Buyer Group.  The obligations of Buyers to effect the Transaction are subject to the satisfaction or waiver by Freedom at or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties set forth in Articles III and IV (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the date of this Agreement and the Closing Date, and Sellers’ Representative shall have delivered to Freedom a certificate confirming the foregoing as of the Closing Date.

(b) Performance of Obligations of Sellers.  Each and all of the covenants and agreements of Sellers or Sellers’ Representative to be performed or complied with pursuant this Agreement or any other the Transaction Document, including the consummation of the Reorganization, on or prior to the Closing Date shall have been fully performed and complied with, and Sellers’ Representative shall have delivered to Freedom a certificate signed by Sellers’ Representative confirming the foregoing as of the Closing Date.

(c) Litigation.  No Action shall have been overtly threatened in writing, instituted or pending which (i) is reasonably likely to make illegal, or to delay beyond the Termination Date or otherwise directly or indirectly restrain or prohibit, the consummation of the Transaction or otherwise have a GLG Material Adverse Effect, (ii) seeks to prohibit ownership or operation by the Buyer Group or the Companies of all or any material portion of the Business or assets of the Companies or to compel the Buyer Group or the Companies to dispose of or hold separately the Equity Securities of any of the Companies or all or any material portion of the Business or assets of the Companies as a result of the Transaction, or (iii) seeks to impose limitations on the ability of the Buyer Group or any of its Affiliates effectively to exercise full rights of ownership of the Equity Securities of any of the Companies.

(d) Laws.  There shall not following the date hereof have been enacted, entered, enforced, promulgated or deemed applicable to the Transaction any Law or any other action taken by any court or other Governmental Entity that has resulted, or could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 2.4(c).

(e) Consents.  The Sellers shall have obtained and provided to Freedom each approval and consent listed on Schedule 2.4(e), each in form and substance reasonably satisfactory to Freedom.

(f) Antitrust Approvals.  (i) All waiting periods (and all extensions thereof) applicable to the consummation of the Transaction under the HSR Act shall have terminated or expired, and (ii) all antitrust and competition approvals, consents (other than those specified in (i)) which are required to be obtained in connection with the Transaction, as set forth in Schedule 2.4(f), shall have been received and all such antitrust or competition notices or filings shall have been made.

(g) Requisite Stockholder Approval.  The Requisite Stockholder Approval shall have been obtained for the matters submitted for a vote of the Freedom Stockholders as will be set forth in the Proxy Statement.

(h) Transaction Documents.  Each of the Transaction Documents shall have been executed and delivered by each of the parties to such Transaction Documents other than the Buyer Group.

(i) Credit Agreement.  The entire amount that may be borrowed under the Credit Agreement shall be available for funding on the Closing Date (all conditions precedent to the borrowing of $550,000,000 thereunder having been satisfied).

(j) Sellers’ Representative Closing Certificate.  The Sellers’ Representative shall have executed and delivered to Freedom a closing certificate attaching correct copies of the Organizational Documents of the Companies that issued Purchased Shares.

Section 2.5  Conditions to Obligations of Sellers.  The obligations of Sellers to effect the Transaction are subject to the satisfaction or waiver by the Sellers’ Representative at or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Buyer Group set forth in Article V (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the date of this Agreement and the Closing Date, and Freedom shall have delivered to Sellers’ Representative a certificate signed by an executive officer of Freedom confirming the foregoing as of the Closing Date.

(b) Performance of Obligations of Buyer.  Each and all of the covenants and agreements of the Buyer Group to be performed or complied with pursuant to this Agreement or any other Transaction Document on or prior to the Closing Date shall have been fully performed and complied with, and Freedom shall have delivered to Sellers’ Representative a certificate signed by an executive officer of Freedom confirming the foregoing as of the Closing Date.

(c) Litigation.  No Action shall have been overtly threatened in writing, instituted or pending which (i) is reasonably likely to make illegal, or to delay beyond the Termination Date or otherwise directly or indirectly restrain or prohibit, the consummation of the Transaction or otherwise have a Freedom Material Adverse Effect, (ii) seeks to prohibit ownership or operation by the Buyer Group or the Companies of all or any material portion of the Business or assets of the Companies or to compel the Buyer Group or the Companies to dispose of or hold separately the Equity Securities of any of the Companies or all or any material portion of the Business or assets of the Companies as a result of the Transaction, or (iii) seeks to impose limitations on the ability of the Buyer Group or any of its Affiliates effectively to exercise full rights of ownership of the Equity Securities of any of the Companies.

(d) Laws.  There shall not following the date hereof have been enacted, entered, enforced, promulgated or deemed applicable to the Transaction any Law or any other action taken by any court or other Governmental Entity that has resulted, or could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 2.5(c).

(e) Consents.  Freedom shall have obtained and provided to Sellers’ Representative each approval and consent listed on Schedule 2.5(e), each in form and substance reasonably satisfactory to Sellers’ Representative.

(f) Antitrust Approvals.  (i) All waiting periods (and all extensions thereof) applicable to the consummation of the Transaction under the HSR Act shall have terminated or expired, and (ii) all antitrust and competition approvals, consents (other than those specified in (i)) which are required to be obtained in connection with the Transaction, as set forth in Schedule 2.5(f), shall have been received and all such antitrust or competition notices or filings shall have been made.

(g) Requisite Stockholder Approval.  The Requisite Stockholder Approval shall have been obtained for the matters submitted for a vote of the Freedom Stockholders as will be set forth in the Proxy Statement.

(h) Transaction Documents.  Each of the Transaction Documents shall have been executed and delivered by each of the parties to such Transaction Documents other than the Companies.

(i) Credit Agreement.  The entire amount that may be borrowed under the Credit Agreement shall be available for funding on the Closing Date (all conditions precedent to the borrowing of $550,000,000 thereunder having been satisfied).

(j) Freedom Board Resolutions.  Sellers’ Representative shall have received copies of resolutions, in form and substance reasonably satisfactory to Sellers’ Representative, which, among other things, authorize and approve (i) the LTIP, (ii) the reservation for issuance of Freedom Common Stock pursuant to the LTIP, and (iii) the reservation for issuance of Freedom Common Stock pursuant to the Exchangeable Shares, the Support Agreement and the Shares Exchange Agreement.

Section 2.6  Closing.

(a) The closing of the purchase and sale of the Purchased Shares (the “Closing”) will take place (i) at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York and Chadbourne & Parke, 45 King William Street, London, England on the third Business Day following the satisfaction or waiver of all conditions set forth in Sections 2.4 and 2.5, or (ii) at such other place, date and time as Sellers’ Representative and Freedom may agree.

(b) At the Closing, Sellers will deliver to Buyers the following:

(i) in the case of certificated securities or interests, certificates representing all certificated Purchased Shares outstanding on the Closing Date (with all requisite tax stamps attached), duly endorsed for transfer by delivery or accompanied by stock powers or share transfer forms duly executed in blank; in the case of uncertificated securities or interests, assignments or other documentation appropriate to effect a transfer of all uncertificated Purchased Shares (with all requisite tax stamps attached), duly executed for transfer by delivery; and any other documents that are necessary or customary in the relevant jurisdiction to transfer to Buyers good title to all such Purchased Shares free and clear of any Liens other than Permitted Transfer Restrictions;

(ii) the minute books, stock ledgers and stock transfer books of the Companies (other than such records as are maintained at the registered offices of the Companies in the Cayman Islands, if applicable); and

(iii) all other instruments, agreements, certificates and documents required to be delivered by any Seller or Sellers’ Representative at or prior to the Closing Date pursuant to this Agreement or any other Transaction Document.

(iv) undertakings to be given by each of Noam Gottesman, Pierre Lagrange and Emmanuel Roman:

(A) not to carry on or be engaged in the business or in any of the business activities of Freedom or any of its Subsidiaries or any other business or business activity that Freedom or any of its Subsidiaries proposes to engage in during the term of the undertakings (or undertakings in such other terms as may be agreed between Noam Gottesman, Pierre Lagrange and Emmanuel Roman, on the one hand, and Freedom or any of its Subsidiaries, on the other hand), except in each case as shareholders, officers, directors, employees or consultants of Freedom or any of its Subsidiaries, such undertakings to be expressed to be for the benefit of:

(I) Freedom in connection with the Transaction to run for a period of five years from the Closing Date and to be governed by the Laws of the State of New York;

(II) GPLP in connection with the respective employments of Noam Gottesman, Pierre Lagrange and Emmanuel Roman, to run for a period of one year from the termination of such respective employments and to be governed by the Law governing the applicable employment agreement; and

(B) not to solicit employees and partners of Freedom and its Subsidiaries upon terms and conditions reasonably acceptable to each of them and Freedom.

(c) At the Closing, Buyers will deliver the following:

(i) the payments required by Section 2.1(f); and

(ii) all other instruments, agreements, certificates and documents required to be delivered by Buyers at or prior to the Closing Date pursuant to this Agreement or any other Transaction Document.

Section 2.7  Transfer Taxes.  All applicable sales and transfer Taxes due as a result of the sale of the Purchased Shares and filing, recording, registration, stamp, documentary and other Taxes and fees payable in connection with the Transaction will be paid by Freedom, except that Taxes imposed on or measured by the net income or gains of any Seller shall be the responsibility of and be paid by that Seller.

ARTICLE III

BASIC REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, severally and not jointly, only as to itself, himself or herself, hereby represents and warrants to the Buyer Group as follows:

Section 3.1  Binding Obligation.  Such Seller, if a natural Person, has the capacity to execute and deliver each Transaction Document delivered or to be delivered by such Seller and to perform all of such Seller’s obligations hereunder and thereunder. Such Seller, if a legal entity: (i) is duly incorporated or formed, and is in good standing, under the laws of the jurisdiction where it is organized, (ii) has the corporate, company, partnership, trust or other power, authority and legal right to execute and deliver each Transaction Document delivered or to be delivered by such Seller and to perform such Seller’s obligations hereunder and thereunder and (iii) has duly authorized the execution, delivery and performance by such Seller of each Transaction Document to which such Seller is a party. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity. Each other Transaction Document delivered or to be delivered by such Seller will be duly executed and delivered by such Seller and, when so executed and delivered, will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

Section 3.2  No Breach.  Except as disclosed in the Disclosure Statement, none of the execution, delivery or performance by such Seller of any Transaction Document delivered or to be delivered by such Person or the consummation of the Transaction does or will, with or without the giving of notice or the lapse of time or both (a) require any Consent or Permit applicable to such Person or any of the Companies, or (b) result in the creation of any Lien upon any of the properties or assets of any of the Companies, or (c) conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) any Contract of such Person, or any of his or her Affiliates or any Material Contract of any of the Companies or (ii) any Law, License or Permit or other requirement to which such Person or such Person’s properties or assets are subject, or to which any of the Companies or any of their properties or assets are subject, or (iii) the Organizational Documents of any of the Companies or in the case of any Person that is a legal entity, such Person’s

Organizational Documents, except for, in the case of (a), (b) and (c)(i) and (c)(ii), those which would not have a GLG Material Adverse Effect or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Person to consummate the Transaction.

Section 3.3  Title.  Such Seller has good title to, and is the record and beneficial owner of, the number of Purchased Shares set forth opposite such Seller’s name in the Disclosure Statement (and on the Closing Date will have good title to, and will be the record and beneficial owner of, such Purchased Shares set forth in the Disclosure Statement), free and clear of any Liens (other than Permitted Transfer Restrictions), and will transfer and deliver to Buyer at the Closing good title to such Purchased Shares, free and clear of any Liens (other than Permitted Transfer Restrictions), subject to compliance with applicable recordation, stamping and registration of stock transfer forms and stock and share transfer registration procedures. The number of Purchased Shares set forth opposite such Seller’s name in the Disclosure Statement constitute all of the Purchased Shares over which any voting or dispositive power is held by such Seller.

Section 3.4  No Brokers.  Except as disclosed in the Disclosure Statement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Seller and who is or might be entitled to any fee, commission or payment in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction. Any payment to which any Person referred to in the Disclosure Statement is entitled is payable only by such Seller.

Section 3.5  Governmental Approvals.  Except as disclosed in the Disclosure Statement, no Consent or Order of, with or to any Governmental Entity or other Person is required to be obtained or made by or with respect to such Seller in connection with the execution, delivery and performance by such Seller of any Transaction Document or the consummation by such Seller of the Transaction, other than any Consent or Order the failure to obtain or make any such Consent or Order would not reasonably be expected to have a material adverse effect on the ability of the Companies to conduct the Business in all material respects as currently conducted.

Section 3.6  Investment Representations.

(a) Such Seller is acquiring any securities to be issued to such Seller pursuant to this Agreement for investment for his, her or its own account (or in the case of any trustee, for the account of the beneficiaries of the trust administered by such trustee) and not with a view to, or for sale in connection with, any distribution thereof.

(b) Such Seller (other than Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee) is an accredited investor as defined in Regulation D under the Securities Act.

(c) Such Seller is capable of evaluating the merits and risks of any securities to be issued to such Seller pursuant to this Agreement. Such Seller has had access to such information with respect to the Buyer Group as the Seller deems necessary or appropriate to make such evaluation and an informed investment decision with respect any securities to be issued to such Seller pursuant to this Agreement. Seller is fully able to bear the economic risk of an investment in any securities to be issued to such Seller pursuant to this Agreement and is able to afford a complete loss of such investment.

(d) Such Seller acknowledges that the securities to be issued to such Seller hereunder have not been registered under the Securities Act or any state securities laws and may not be sold or offered for sale, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exception therefrom.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES

The Sellers, other than any Designated Seller, jointly and severally, hereby represent and warrant to the Buyer Group as follows:

Section 4.1  Organization.

(a) Each of the Companies is duly formed, validly existing and in good standing under the laws of the jurisdiction where it is organized, as disclosed in the Disclosure Statement. Each of the Companies has all requisite corporate, partnership or other power and authority to own, lease and operate its assets and properties and to carry on the Business as presently conducted and as it will be conducted through the Closing Date. Each of the Companies is duly qualified to transact business in each jurisdiction in which the ownership, leasing or holding of its properties or the conduct or nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a GLG Material Adverse Effect. All registrations required under the Limited Partnerships Act 1907 (UK legislation) have been duly made. True and complete copies of the Organizational Documents, minute books, stock certificate books and stock transfer books, in each case as amended to date, of the Companies have previously been delivered or made available to Buyers.

(b) The Companies have no Subsidiaries other than other Companies.

(c) The Disclosure Statement sets forth a complete list of the directors and executive officers (as defined in Rule 3b-7 of the Exchange Act) of each of the Companies.

Section 4.2  Authority.

(a) Each of the Companies has all requisite corporate, partnership or other power and authority to execute and deliver each Transaction Document delivered or to be delivered by it and to perform all of its obligations under the Transaction Documents. The execution, delivery and performance by each of the Companies of each Transaction Document to which it is a party delivered or to be delivered by it and the consummation of the transactions contemplated to be performed by it under the Transaction Documents to which it is a party have been duly authorized by all necessary and proper corporate, partnership or other action on the part of the Companies.

(b) Each Transaction Document to be delivered by the Companies will be duly executed and delivered by the Companies and, when so executed and delivered, will constitute the legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

Section 4.3  No Breach.  Except as disclosed in the Disclosure Statement, none of the execution, delivery or performance by the Companies of any Transaction Document or the consummation by the Companies of the Transaction does or will, with or without the giving of notice or the lapse of time or both, (a) require any Permit applicable to any of the Companies, (b) result in the creation of any Lien upon any of the properties or assets of any of the Companies (except for Permitted Liens) or (c) conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the Organizational Documents of any of the Companies, (ii) any Material Contract of any of the Companies or (iii) assuming compliance with the matters referred to in the Disclosure Statement, any Law, License or Permit or other requirement to which the Companies or any of its properties or assets are subject, except, in the case of (a), (b), (c)(ii) or (c)(iii) for those which would not have a GLG Material Adverse Effect.

Section 4.4  No Brokers.  Except as disclosed in the Disclosure Statement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any of the Companies who is or might be entitled to any fee, commission or payment from any of the Companies in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction.

Section 4.5  Governmental Approvals.  Except as disclosed in the Disclosure Statement, no Consent or Order of, with or to any Governmental Entity or other Person is required to be obtained or made by or with respect to any of the Companies in connection with the execution, delivery and performance by any of the Companies of any Transaction Document or the consummation of the Transaction, except for any failure to obtain or make such Consent or Order which would not have a GLG Material Adverse Effect.

Section 4.6  Capitalization.

(a) The Disclosure Statement sets forth (i) the authorized Equity Securities of each of the Companies, (ii) the number of Equity Securities of each of the Companies that are issued and outstanding and the record owners thereof, and (iii) the number of Equity Securities of each of the Companies that is held of record by each of the Sellers, in each case, as of the date hereof and, subject to Section 9.10(b), as of the Closing Date. All of the outstanding Equity Securities of each of the Companies are duly authorized, validly issued, fully paid and non-assessable (except as set forth in the Disclosure Statement) and were not issued in violation of, and are not subject to, any preemptive rights. There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of the Companies having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any holders of Equity Securities of any of the Companies may vote. Except as disclosed in the Disclosure Statement and except for rights granted to Buyers under this Agreement, there are no outstanding options, warrants, calls, demands, stock appreciation rights, Contracts or other rights of any nature to purchase, obtain or acquire or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any Equity Securities of any of the Companies or any other securities of any of the Companies and none of the Companies is obligated, pursuant to any securities, options, warrants, calls, demands, Contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any Equity Securities of any of the Companies, any other securities of the Companies or any interest in or assets of the Companies to or from any Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other Contracts of the Companies relating to any Equity Securities of any of the Companies or other securities of any of the Companies to or from any Person.

(b) All of the outstanding Purchased Shares are owned of record by Sellers.

(c) All of the outstanding Equity Securities of the Companies have been issued in compliance in all material respects with all requirements of Laws and Contracts applicable to the Companies and the Equity Securities of the Companies.

(d) Except as disclosed in the Disclosure Statement, upon consummation of the Transaction, Freedom will own, directly or indirectly, all Equity Securities of all of the Companies.

Section 4.7  Financial Information.

(a) Set forth in the Disclosure Statement are (i) the audited combined balance sheets of the Companies as of December 31, 2005 and December 31, 2006, and the related audited combined statements of operations, changes in members’ equity and cash flows for each of the three years comprising the period ended December 31, 2006 (the “GLG Audited Financial Statements”), and (ii) the unaudited combined balance sheet of the Companies as of March 31, 2007 (the “March 31, 2007 GLG Balance Sheet”), and the related combined statements of operations, changes in members’ equity and cash flows for the three month period ended March 31, 2007 (the “GLG Interim Financial Statements”, and collectively, with the GLG Audited Financial Statements and the notes to each of them, the “GLG Financial Statements”). Except as disclosed in the Disclosure Statement, the GLG Financial Statements have been prepared from and in accordance with the books, accounts and financial records of the Companies (which accurately and consistently reflect all material transactions to which the Companies were parties during the periods set forth) and present fairly, in all material respects, in conformity with GAAP applied on a consistent basis, the combined financial position of the Companies as of the dates set forth therein and the combined results of their operations and their cash flows for the periods set forth therein. To the knowledge of the Sellers, each of the Companies has established adequate internal controls for purposes of preparing the Companies’ periodic financial statements and the GLG Financial Statements.

(b) The Companies have no Liabilities of any kind or character, except for Liabilities (i) disclosed in the Disclosure Statement, (ii) in the amounts set forth or reserved on the March 31, 2007 GLG Balance Sheet or the notes thereto, including contingent liabilities expressly set forth therein, (iii) arising in the ordinary course of business consistent with past practices since March 31, 2007, (iv) Liabilities under this Agreement or the other Transaction Documents or expressly permitted to be incurred under this Agreement or the other Transaction Documents or, disclosed in this Agreement or the other Transaction Documents or the Schedules and Exhibits to this Agreement or the Disclosure Statement or the other Transaction Documents, or (v) Liabilities that would not have a GLG Material Adverse Effect.

Section 4.8  Absence of Material Adverse Effect and Certain Events.

(a) Except as disclosed in the Disclosure Statement, no conditions, circumstances or facts exist, and since March 31, 2007, there have not been any events, occurrences, changes, developments or circumstances, which would have a GLG Material Adverse Effect.

(b) Except as disclosed in the Disclosure Statement, and except for the Reorganization, from and after March 31, 2007, the Companies have conducted the Business only in the ordinary course consistent with past practices.

(c) Except as disclosed in the Disclosure Statement, and except for the Reorganization, the Companies have not since March 31, 2007 taken any action of the type referred to in Section 6.1(b).

Section 4.9  Taxes.  Except as disclosed in the Disclosure Statement:

(a) Each of the Companies has filed all material Tax Returns required to be filed by it (“Company Tax Returns”). All such Company Tax Returns were correct and complete in all material respects. All Company Tax Returns have been timely filed with the appropriate tax authorities in all jurisdictions in which such Company Tax Returns are or were required to be filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired.

(b) All Taxes due and owing by each of the Companies (whether or not shown on any Company Tax Return) have been paid or adequate reserves therefor have been established on the March 31, 2007 GLG Balance Sheet in accordance with GAAP.

(c) Each of the Companies has timely withheld proper and accurate amounts from their employees, customers, shareholders, creditors and others from whom they are or were required to withhold Taxes in compliance with all applicable Laws and has timely paid all such withheld amounts to the appropriate taxing authorities.

(d) All Taxes due with respect to any completed and settled audit, examination or deficiency Action with any taxing authority for which the Companies are or might otherwise be liable have been paid in full.

(e) There is no audit, examination, claim, assessment, levy, deficiency, administrative or judicial proceeding, lawsuit or refund Action pending or threatened with respect to any Taxes for which the Companies are or might otherwise be liable and no taxing authority has given notice of the commencement of any audit, examination or deficiency Action with respect to any such Taxes. The Sellers have delivered to Freedom correct and complete copies of all examination reports, closing agreements and statements of deficiencies assessed against or agreed to by any of the Companies filed or received since December 31, 2003.

(f) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes of the Companies due for any taxable period.

(g) None of the Companies has received written notice of any claim by any taxing authority in a jurisdiction where such Company does not file Company Tax Returns that such Company is or may be subject to taxation by that jurisdiction.

(h) No Liens for Taxes exist with respect to any of the assets or properties of the Companies, except for Permitted Liens.

(i) The Companies are not liable, nor do the Companies have any potential liability, for the Taxes of another Person (other than another Company) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract, indemnity or otherwise.

(j) The Companies are not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement.

(k) None of the Companies is a party to any Contract, plan, understanding or other arrangement which, individually or collectively with respect to any Person, could give rise to the payment of any amount that would not be deductible by the Companies by reason of Section 280G of the Code (or any corresponding provision of U.S. or non-U.S. federal, state and local Tax law) as a result of the Transaction.

(l) Each Company is and at all times has been a partnership or disregarded entity for U.S. federal tax purposes pursuant to Section 301.7701 of the U.S. Treasury Regulations.

(m) Each of the Companies has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit within the time and in the manner prescribed by law, such amounts to the appropriate taxing authority and has furnished properly completed exemption certificates for all exempt transactions.

(n) None of the signing of this Agreement, the sale of the Purchased Shares nor Closing will give rise to or result in a liability to Tax for any Company.

(o) No Company is or will be liable for United Kingdom secondary (employer’s) Class 1 national insurance contributions in connection with any payment or distribution from Lavender Heights or Laurel Heights for any payment or distribution for a pre-Closing period.

(p) None of the Companies has any liability for corporate income, franchise or similar Tax in any jurisdiction based on or measured by income or gain for any period in which any such Company filed Tax reports in such jurisdiction on the basis that it was a partnership or other pass-through entity for Tax purposes so that the incidence of such Tax was properly imposed on the partner or holder of an interest in the pass-through entity, as the case may be.

Section 4.10  Freedom Proxy Statement.  The information relating to the Companies supplied by the Sellers’ Representative for inclusion in the Proxy Statement (x) as of the date of its distribution to the Freedom Stockholders (or any amendment or supplement thereto) or at the time of the Freedom Stockholders’ Meeting, will be all of the information concerning the Companies that is required to be included in the Proxy Statement pursuant to the rules and regulations of the SEC for the purposes of the Proxy Statement, and (y) will not as of date of its distribution to the Freedom Stockholders (or any amendment or supplement thereto) or at the time of the Freedom Stockholders’ Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

Section 4.11  Assets and Properties.

(a) Each of the Companies has (i) good title to all of its material assets and properties (whether real, personal or mixed, or tangible or intangible) (including all assets and properties recorded on the March 31, 2007 GLG Balance Sheet, other than assets and properties disposed of in the Ordinary Course of Business since March 31, 2007) and (ii) valid leasehold interests in all of its assets and properties which it leases, in each case (with respect to both clause (i) and (ii) above), free and clear of any Liens, other than Permitted Liens.

(b) The Companies do not own, nor have they ever owned, any real property (other than as a result of investments by GLG Funds).

(c) The Disclosure Statement contains a complete and accurate list of all material real estate leased, subleased or occupied by any of the Companies pursuant to a Lease (the “Seller Leased Premises”). The Companies enjoy peaceful and undisturbed possession of all Seller Leased Premises.

(d) All of the tangible assets and properties owned or leased by the Companies are adequately maintained and are in good operating condition and repair and free from any material defects, reasonable wear and tear excepted.

Section 4.12  Contracts.

(a) The Disclosure Statement lists all of the Material Contracts binding on any of the Companies or the assets or property of any of the Companies (“GLG Material Contracts”).

(b) Except as disclosed in the Disclosure Statement, each of the Companies (and, to the knowledge of the Sellers, each of the other party or parties thereto), has performed all obligations required to be performed by it under each GLG Material Contract, except for any failure to perform that would not have a GLG Material Adverse Effect. Except as disclosed in the Disclosure Statement, no event has occurred or circumstance exists with respect to any of the Companies or, to the knowledge of the Sellers, with respect to any other Person that (with or without lapse of time or the giving of notice or both) does or may contravene, conflict with or result in a violation or breach of or give any of the Companies or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any GLG Material Contract, except in each case as would not have a GLG Material Adverse Effect. No party to any GLG Material Contract has repudiated any material provision thereof or terminated any GLG Material Contract. All GLG Material Contracts are valid and binding on the Companies and, to the knowledge of the Sellers, the other parties thereto, and are in full force and effect, except in each case as would not have a GLG Material Adverse Effect. The Sellers have provided to Freedom true, accurate and complete copies of all GLG Material Contracts.

(c) Except as disclosed in the Disclosure Statement, (i) there are no “change of control” or similar provisions or any obligations arising under any GLG Material Contract which are created, accelerated or triggered by the execution, delivery or performance of any Transaction Document or the consummation of the Transaction and (ii) none of the execution, delivery or performance of any Transaction Document or consummation of the Transaction will, under the terms, conditions or provisions of any GLG Material Contract (A) require any Consent of, with or to any Person, (B) result in any increase or decrease in any payment or change in any material term or condition, (C) give rise to any right of amendment, termination, cancellation or acceleration of any right or obligation or to a loss of benefit or (D) grant any repayment or repurchase rights to any Person.

Section 4.13  Litigation.  Except as disclosed in the Disclosure Statement, (i) no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Entity to which any of the Companies is party or by which any of the Companies or any assets of any thereof is bound, and which relates to or affects the Companies, the assets, properties, Liabilities or employees of the Companies, the Business, any Transaction Document or the Transaction is in effect and (ii) none of the Companies is party to or engaged in or, to the knowledge of the Sellers, threatened with any Action which relates to or affects any of the Companies, the assets, properties, Liabilities or employees of the Companies, the Business, any Transaction Document or the Transaction that, in the case of (i) or (ii), has had a GLG Material Adverse Effect.

Section 4.14  Environmental Matters.  Except as disclosed in the Disclosure Statement, the Companies do not have any material Liability under any applicable Environmental Law or under any Contract with respect to or as a result of the presence, discharge, generation, treatment, storage, handling, removal, disposal, transportation or Release of any Hazardous Material.

Section 4.15  Compliance with Applicable Law.

(a) Except as disclosed in the Disclosure Statement, (i) each of the Companies is in compliance and has complied with all Laws applicable to the Companies and the Business, (ii) no claims or complaints from any

Governmental Entities or other Persons have been asserted or received by the Companies within the past three years related to or affecting the Companies or the Business and, to the knowledge of Sellers, no claims or complaints are threatened, alleging that the Companies is in violation of any Laws or Permits applicable to the Companies or the Business and (iii) to the Sellers’ knowledge, no investigation, inquiry, or review by any Governmental Entity with respect to the Companies or the Business is pending or threatened, nor has any Governmental Entity indicated to the Companies an intention to conduct any such investigation, inquiry or review, except any non-compliance, claim, complaint, investigation, inquiry or review that would not have a GLG Material Adverse Effect.

(b) Except as disclosed in the Disclosure Statement, GPLP has complied, as and when required, with “Arrow” or other formal review steps or actions required by the FSA (in writing), including in the letters to GPLP dated July and August 2006, except for any such non-compliance as would not have a GLG Material Adverse Effect.

Section 4.16  Permits and Licenses.  Each of the Companies has all the Permits and Licenses (the “GLG Permits”) that are necessary for the Companies to operate the Business and to own and use their assets in compliance with all Laws applicable to such operation, ownership and use, except where such noncompliance would not have a GLG Material Adverse Effect. All the GLG Permits are validly held by the Companies and are in full force and effect. Except as disclosed in the Disclosure Statement, no GLG Permit will be subject to suspension, modification, revocation, cancellation, termination or nonrenewal as a result of the execution, delivery or performance of any Transaction Document or the consummation of the Transaction. The Companies have complied in all material respects with all of the terms and requirements of the GLG Permits.

Section 4.17  Employee Matters.

(a) Except as disclosed in the Disclosure Statement, none of the Companies is a party to any Contract regarding collective bargaining or other Contract with or to any labor union or association representing any employee of the Companies, nor does any labor union or collective bargaining agent represent any employee of the Companies. To the knowledge of the Sellers, no Contract regarding collective bargaining has been requested by, or is under discussion between management of the Companies (or any management group or association of which the Companies is a member or otherwise a participant) and, any group of employees of the Companies nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against the Companies with any labor relations tribunal, nor are there any other current activities to organize any employees of the Companies into a collective bargaining unit. There are no unfair labor practice charges or complaints pending or, to the knowledge of the Sellers, threatened against the Companies that would have a GLG Material Adverse Effect. During the past three years there has not been any labor strike, slow-down, work stoppage or arbitration involving the Companies, and no such labor strike, slow-down, work stoppage or arbitration is now pending or, to the knowledge of the Sellers, threatened against the Companies.

(b) The Disclosure Statement sets forth a complete and accurate list of each material Plan to which any of the Companies contributes or is required to contribute or has any liability, or which any of the Companies sponsors, maintains or administers or which is otherwise applicable to employees or categories of employees of the Companies (“GLG Plans”), in each case only to the extent any of the Companies (i) will continue the GLG Plan after the Closing or (ii) have any Liability under any GLG Plan after the Closing.

(c) None of the GLG Plans is subject to Title IV of ERISA or Section 412 of the Code and neither the Companies nor any ERISA Affiliate has, during any time in the six-year period preceding the Closing Date, contributed to, sponsored, maintained or administered any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code.

(d) None of the Companies or any Affiliate is required, or has during any time in the six-year period preceding the Closing Date been required, to contribute to or has incurred any withdrawal liability in respect of any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(e) Each GLG Plan (and each related trust, insurance contract or fund) is, and has been administered and operated, in compliance in all material respects with its terms and with all applicable Laws.

(f) Except as disclosed in the Disclosure Statement, the Companies do not have any obligation to provide post-retirement health benefits to any employees or former employees of the Companies.

(g) There are no pending or, to the knowledge of Sellers, anticipated or threatened claims by or on behalf of any of the GLG Plans, by any employee or beneficiary covered under any such GLG Plan, or otherwise involving any such GLG Plan (other than ordinary course claims for benefits). There are no pending or, to the Sellers’ knowledge, threatened audits or investigations by any governmental body, commission or agency involving any GLG Plan.

(h) Except as disclosed in the Disclosure Statement, to the knowledge of the Sellers, as of the date hereof, none of the investment professionals associated with Laurel Heights or Lavender Heights (the “Investment Professionals”) has given notice to terminate their employment or profit sharing arrangements with those Companies or Affiliates of those Companies or, to the knowledge of the Sellers, intends to do so.

(i) The Investment Professionals have ceased their employment with GPLP and GPS and become, directly or indirectly, partners in Laurel Heights and/or Lavender Heights.

(j) Except as set forth in the Disclosure Statement, there are no compensation arrangements in relation to the Companies under which any of the Investment Professionals may be entitled to bonus, commission, carried interest or other remuneration or incentive payments. All Investment Professionals who immediately prior to the Reorganization were members, directly or indirectly, of Laurel Heights or Lavender Heights will, immediately following the Closing, be subject to the same respective obligations and liabilities in respect of their occupations with the Companies as they were prior to the Reorganization.

(k) Except for the schemes known as the Laurel Heights Personal Pension Scheme and the GLG Partners Employee Scheme (the “Pension Schemes”) none of the Companies is a party to or participates in or contributes to any scheme, agreement, arrangement (whether legally enforceable or not) for the provision of any pension, retirement and for any employee or director or former employee or director of any Company (“Relevant Employee”) or for the widow, widower, surviving civil partner, child or dependant of any Relevant Employee.

(l) All pension benefits payable on the death or retirement of a member of the Pension Schemes are money purchase benefits within the definition of the term in section 181 Pension Schemes Act 1993 (UK legislation) and are not guaranteed in relation to a proportion of remuneration and no assurance, promise or guarantee (whether written or oral) has been given to any Relevant Employee as to any particular level or amount of benefit (other than death in service benefits) payable to or in respect of him on retirement, death, or leaving service.

(m) Contributions to the Pension Schemes are paid in arrears and all contributions and premiums which are payable by the Group Companies under the Pension Schemes and all contributions due from members of the Pension Schemes have been duly paid when due.

Section 4.18  Insurance.

(a) The material insurance policies and surety bonds which the Companies maintain with respect to their assets, Liabilities, employees, officers or directors or the Business (“GLG Insurance Policies”): (i) are in full force and effect and will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of any Transaction Document or consummation of the Transaction; (ii) insure the Companies in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located and (iii) are sufficient for compliance with all requirements of Law and Contracts of the Companies. The Companies are current in all premiums or other payments due under each GLG Insurance Policy and have otherwise performed in all material respects all of their respective obligations thereunder. The Companies have given timely notice to the insurer under each GLG Insurance Policy of all pending material claims known to the Companies that may be insured thereby.

(b) Except as disclosed in the Disclosure Statement, the Companies have not received during the past three years from any insurance carrier with which it has carried any insurance (i) any refusal of coverage or notice of material limitation of coverage or any notice that a defense will be afforded with reservation of rights in respect of claims that are or would reasonably be expected to be material to the Companies or (ii) any notice of cancellation or (iii) any notice that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any GLG Insurance Policy is not willing or able to perform its obligations thereunder.

Section 4.19  Transactions with Affiliates.  Except as disclosed in the Disclosure Statement:

(a) No director, officer or employee of the Companies or Affiliate of the Companies (other than another of the Companies) or Affiliate of any director, officer or employee of the Companies owns or has any interest in any GLG Material Contract, material tangible asset or material Business Intellectual Property that is used by the Companies in the conduct of the Business as it has been conducted prior to the Closing Date (including historical performance records and/or results in the Companies’ data bases).

(b) No director, officer or employee of the Companies or Affiliate of the Companies (other than another of the Companies) or Affiliate of any director, officer or employee of the Companies owes any Indebtedness to or is owed any Indebtedness from any of the Companies, other than repayment of travel, entertainment and other advances made in the Ordinary Course of Business.

Section 4.20  Material Clients.  As of the date of this Agreement, no Person, together with its Affiliates, which had AUM in GLG Funds or Managed Accounts in excess of $100,000,000 as of April 30, 2007, has redeemed or withdrawn, or given any of the Companies notice that such Person will or may redeem or withdraw, a material amount (taking into account all AUM of such Person and its Affiliates invested in GLG Funds or Managed Accounts) of the AUM of such Person or its Affiliates from GLG Funds or Managed Accounts, excluding for purposes of this Section any redemptions or withdrawals made in connection with any current or planned reinvestment in that or another GLG Fund or Managed Account. As of the date of this Agreement, Sellers have no knowledge that the Transaction will cause any redemption or withdrawal of the type and amount covered by the prior sentence by any Person referred to in the prior sentence.

Section 4.21  GLG Funds.

(a) No “controlled functions” (as defined by Section 59 of FSMA) are being carried out with respect to GPLP other than by an “approved person” (as defined by FSA Rules).

(b) All side letters between GPLP and its clients have been provided to Freedom.

(c) Except (x) as disclosed in the Disclosure Statement or (y) as would not have a GLG Material Adverse Effect:

(i) Each of the Companies complies, and has complied with all Management and Investment Management Agreements (collectively, “IMA”) and all GLG Fund documentation to which it is or has been a party or which relates or has related to it and has no outstanding liability in respect of any failure to comply with any such IMA or GLG Fund documentation.

(ii) Each GLG Fund is being, and has been, operated, managed, marketed and distributed in accordance with the terms of appointment of the relevant Company, the relevant GLG Fund documentation and with all relevant Laws, including (without limitation) the laws of the jurisdiction in which the GLG Fund is marketed.

(iii) Each GLG Fund has marketing literature that was when issued and (if still current) remains correct and not misleading and compliant with all applicable Laws.

(iv) Each GLG Fund has, at all relevant times, been properly established in the jurisdiction in which it purports to be established and all necessary notifications to, and registrations with, local regulatory and other bodies have been made to permit such activities as are carried out by or in relation to such GLG Fund and all necessary licenses have been obtained in relation to it.

(v) Each GLG Fund is, and has been at all relevant times, duly authorized under the applicable Law in the country in which it is established and, to the Sellers’ knowledge, there is no investigation, inquiry, proceeding or other circumstance (including, without limitation, the entering into or consummation of this Agreement) which is likely to result in the suspension, cancellation, refusal, modification or revocation of any such authorization.

(d) Each Managed Account is being, and has been, operated, managed, marketed and distributed in accordance with the terms of appointment of the relevant Company, the relevant Managed Account documentation and with all relevant Laws, including (without limitation) the laws of the jurisdiction in which the Managed Account is marketed.

Section 4.22  Business Intellectual Property.  Except as disclosed in the Disclosure Statement or as would not have a GLG Material Adverse Effect:

(a) Each of the Companies owns or has a valid license or right to use all Business Intellectual Property which it uses in the Ordinary Course of Business.

(b) The Business Intellectual Property is valid, enforceable and subsisting and nothing has been done or omitted to be done which may cause any of it to cease to be so.

(c) No activities or services or processes of any of the Companies infringe or have infringed any intellectual property of any third party.

(d) One of the Companies is licensed or otherwise has the legal right to use all computer programs owned by a third party which are used by any Company in the Ordinary Course of Business (“Developed Software”).

(e) One of the Companies owns or has the legal right to use all computer programs designed, written, developed or configured by, on behalf of, or for the use of, the Companies which are used by it or another of the Companies in the Ordinary Course of Business, except for any Developed Software.

(f) One of the Companies owns or otherwise has the legal right to use all information technology, telecommunications, network and peripheral equipment used by the Companies.

Section 4.23  Competition Law.  Except as disclosed in the Disclosure Statement:

(a) None of the Companies is a party to any Contract, arrangement or course of conduct that in whole or in part infringes the competition or anti-trust law of any country in which it has assets or carries on or intends to carry on business or where its activities may have any effect.

(b) None of the Companies has given any undertaking or assurance (whether or not legally binding) to, is subject to any Order of or investigation by, or has received any process, notice, request for information or other communication (formal or informal) from:

(i) any court (in respect of anti-trust matters) or the European Commission,

(ii) the EFTA Surveillance Authority,

(iii) the Office of Fair Trading,

(iv) the Competition Commission,

(v) the Serious Fraud Office,

(vi) the US Federal Trade Commission,

(vii) the US Department of Justice, or

(viii) any other competition or other authority having jurisdiction in competition or anti-trust matters under any competition or anti-trust legislation in any country in which any Company has assets or carries on or intends to carry on business or where its activities may have an effect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER GROUP

The Buyer Group, jointly and severally, represents and warrants to Sellers as follows:

Section 5.1  Organization.

(a) Freedom is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub 1 is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. Acquisition Sub 2 is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. Acquisition Sub 3 is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. Each of Freedom, Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3 has all requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as it will be conducted through the Closing Date. Each of Freedom, Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3 is duly qualified to transact business in each jurisdiction in which the ownership, leasing or holding of its properties or the conduct or nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Freedom Material Adverse Effect. True and complete copies of the Organizational Documents, minute books, stock certificate books and stock transfer books, in each case as amended to date, of each of Freedom, Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3 have previously been delivered or made available to Sellers’ Representative.

(b) Freedom owns (of record and beneficially) all of the outstanding capital stock and other securities issued by Acquisition Sub 1, free and clear of all Liens of any kind other than Permitted Transfer Restrictions and this Agreement. Acquisition Sub 1 owns (of record and beneficially) all of the outstanding capital stock and other securities issued by Acquisition Sub 2, free and clear of all Liens of any kind other than Permitted Transfer Restrictions and this Agreement. Acquisition Sub 2 owns (of record and beneficially) all of the outstanding capital stock and other securities issued by Acquisition Sub 3, free and clear of all Liens of any kind other than Permitted Transfer Restrictions and this Agreement. Except as set forth in this Section 5.1, the Buyer Group does not (x) have any Subsidiaries (other than other Persons in the Buyer Group) or (y) own beneficially or otherwise, directly or indirectly, any Equity Securities or ownership interest in, or have any obligation to form or participate in, any other Person or (z) have any Contract to purchase any such interest, and Freedom has not agreed and is not obligated to make nor is bound by any Contract or undertaking of any nature under which it may become obligated to make any future Investment in any other Person.

Section 5.2  Authority.  Each of Freedom, Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3 has the corporate power, authority and legal right to execute and deliver each Transaction Document delivered or to be delivered by such Person and to perform all of its obligations hereunder and thereunder.

Section 5.3  Binding Obligation.  This Agreement has been duly authorized, executed and delivered by each of Freedom, Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3 and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity. Each other Transaction Document delivered or to be delivered by Freedom, Acquisition Sub 1, Acquisition Sub 2 or Acquisition Sub 3 will be duly executed and delivered by such Person and, when so executed and delivered, will constitute the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

Section 5.4  No Breach.  None of the execution, delivery or performance by each of Freedom, Acquisition Sub 1, Acquisition Sub 2 or Acquisition Sub 3 of any Transaction Document delivered or to be delivered by such Person or the consummation of the Transaction does or will, with or without the giving of notice or the lapse of time or both (a) require any Permit applicable to such Person, or (b) conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) any Organizational Documents of such Person, (ii) any Material Contract of such Person or (iii) assuming compliance with the matters referred to in Schedule 5.6, any Law, License, Permit or other requirement to which such Person or such Person’s properties or assets are subject, except, in each case, which would not have a Freedom Material Adverse Effect.

Section 5.5  No Brokers.  Except as disclosed in the Disclosure Statement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Buyer Group who is or might be entitled to any fee, commission or payment from the Buyer Group in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction.

Section 5.6  Governmental Approvals.  Except as (x) disclosed in the Disclosure Statement or (y) as would not have a Freedom Material Adverse Effect, no Consent or Order of, with or to any Governmental Entity is required to be obtained or made by or with respect to the Buyer Group in connection with the execution, delivery and performance by the Buyer Group of any Transaction Document or the consummation by the Buyer Group of the Transaction.

Section 5.7  Capitalization.

(a) The Disclosure Statement sets forth (i) the authorized Equity Securities of each member of the Buyer Group, (ii) the number of Equity Securities of each member of the Buyer Group that are issued and outstanding, (iii) the number of Equity Securities held in treasury, and (iv) the number of Equity Securities of each member of the Buyer Group that is reserved for issuance, in each case, as of the date hereof and as of the Closing Date.

(b) No shares of capital stock or other securities of Freedom (other than the Freedom Capital Stock and the Freedom Warrants) are issued, reserved for issuance or outstanding. All of the outstanding shares of Freedom Common Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive rights. There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of the Buyer Group having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any shareholders of the Freedom may vote. Except as set forth in the Disclosure Statement and except for the Freedom Warrants and the rights granted to Sellers under this Agreement, there are no outstanding options, warrants, calls, demands, stock appreciation rights, Contracts or other rights of any nature to purchase, obtain or acquire or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of Freedom or any other securities of Freedom and none of the Buyer Group (and none of their Affiliates) is obligated, pursuant to any securities, options, warrants, calls, demands, Contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any capital stock of Freedom, any other securities of Freedom or any interest in or assets of Freedom to or from any Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other Contracts relating to any capital stock or other securities of Freedom to or from any Person.

(c) Freedom Common Stock is quoted on the American Stock Exchange. There is no Action or proceeding pending or, to the Buyer Group’s knowledge, threatened against Freedom by the American Stock Exchange with respect to any intention by such entity to prohibit or terminate the quotation of such securities thereon.

(d) As of the Closing, each of the Freedom Common Stock, the Freedom Exchange Shares and the Freedom Class A Stock to be issued pursuant to this Agreement will be duly authorized and when issued and delivered in accordance with the terms of this Agreement will be validly issued, fully paid, non-assessable, free and clear of all Liens of any kind, and not issued in violation of, and not subject to, any preemptive right. Upon delivery of the Freedom Common Stock, the Freedom Exchange Shares and the Freedom Class A Stock

pursuant to this Agreement, each Seller will have good title to such Freedom Common Stock, the Freedom Exchange Shares and Freedom Class A Stock.

(e) All of the outstanding Equity Securities of the Buyers are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive rights. The Acquisition Sub 1 Exchangeable Shares and the Exchangeable Securities will as of the Closing be duly authorized and reserved for issuance in accordance with this Agreement, and when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, non-assessable, free and clear of all Liens of any kind, not issued in violation of, and not subject to, any preemptive right. There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of the Buyer Group having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any shareholders of any Buyer may vote. Except as disclosed in the Disclosure Statement and except for rights granted to Sellers under this Agreement, there are no outstanding options, warrants, calls, demands, stock appreciation rights, Contracts or other rights of any nature to purchase, obtain or acquire or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of any Buyer or any other securities of any Buyer and none of the Buyer Group (and none of their Affiliates) is obligated, pursuant to any securities, options, warrants, calls, demands, Contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any capital stock of any other securities of any Buyer or any interest in or assets of any Buyer to or from any Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other Contracts relating to any capital stock or other securities of Acquisition Sub 2 to or from any Person.

(f) All of the outstanding Equity Securities of the Buyer Group have been issued in compliance in all material respects with all requirements of Laws and Contracts applicable to the Buyer Group and the Equity Securities of the Buyer Group.

(g) Except as disclosed in the Freedom SEC Reports filed prior to the date hereof or as contemplated by the Transaction Documents, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other Contracts or understandings to which any Person in the Buyer Group is a party or by which any Person in the Buyer Group is bound with respect to any Equity Security of the Buyer Group.

(h) Except as disclosed in Freedom SEC Reports filed prior to the date of this Agreement or in the Disclosure Statement, as a result of the consummation of the Transaction, no shares of capital stock, warrants, options or other securities of Freedom are issuable and no rights in connection with any shares, warrants, rights, options or other securities of Freedom accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

Section 5.8  Financial Information.

(a) Set forth in the Disclosure Statement are (i) the audited balance sheet of Freedom as of December 31, 2006 and the related audited statements of operations, stockholders’ equity and cash flows for the period ended December 31, 2006 (the “Freedom Audited Financial Statements”) and (ii) the unaudited balance sheet of Freedom as of March 31, 2007 (the “March 31, 2007 Freedom Balance Sheet”) and the related statements of operations, stockholder’ equity and cash flows for the three month period ended March 31, 2007 (the “Freedom Interim Financial Statements” and collectively, with the Freedom Audited Financial Statements and the notes to each of them are the “Freedom Financial Statements”). Except as disclosed in the Disclosure Statement, the Freedom Financial Statements have been prepared from and in accordance with the books, accounts and financial records of Freedom and its Subsidiaries (which accurately and consistently reflect all material transactions to which Freedom and its Subsidiaries were parties during the periods set forth) and present fairly, in all material respects, in conformity with GAAP applied on a consistent basis, the financial position of Freedom and its Subsidiaries as of the dates set forth therein and their results of operations and cash flows for the periods set forth therein. Freedom has established adequate internal controls for companies whose securities are listed on the American Stock Exchange for purposes of preparing its periodic financial statements and the Freedom Financial Statements.

(b) Freedom has no Liabilities of any kind or character, except for Liabilities (i) disclosed in the Disclosure Statement, (ii) in the amounts set forth or reserved on the March 31, 2007 Freedom Balance Sheet or the notes thereto, including contingent liabilities expressly set forth therein, (iii) arising in the ordinary course of business consistent with past practices since March 31, 2007, (iv) Liabilities under this Agreement or the other Transaction Documents or expressly permitted to be incurred under this Agreement or the other Transaction Documents or, disclosed in this Agreement or the other Transaction Documents or the Schedules and Exhibits to this Agreement or the Disclosure Statement or the other Transaction Documents, or (v) Liabilities that would not have a Freedom Material Adverse Effect.

(c) Buyers do not now conduct and have never conducted any business or operations and have not engaged in any other material transaction other than valuation and pursuit of transactions such as the Transaction, the Transaction and as set forth in Freedom SEC Reports filed prior to the date of this Agreement.

Section 5.9  Absence of Material Adverse Effect and Certain Events.

(a) Except as disclosed in the Disclosure Statement, no conditions, circumstances or facts exist, and since March 31, 2007, there have not been any events, occurrences, changes, developments or circumstances, which have had a Freedom Material Adverse Effect.

(b) Except as disclosed in the Disclosure Statement, from and after March 31, 2007, the Buyer Group has conducted its business only in the ordinary course consistent with past practices.

(c) Except as disclosed in the Disclosure Statement, the Buyer Group has not since March 31, 2007 taken any action of the type referred to in Section 6.1(b).

Section 5.10  Taxes.  Except as disclosed in the Disclosure Statement

(a) Freedom and each of its Subsidiaries has filed all material Tax Returns required to be filed by it (“Freedom Tax Returns”). All such Freedom Tax Returns were correct and complete in all material respects. All Freedom Tax Returns have been timely filed with the appropriate tax authorities in all jurisdictions in which such Freedom Tax Returns are or were required to be filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired.

(b) All Taxes due and owing by Freedom and by each of its Subsidiaries (whether or not shown on any Freedom Tax Return) have been paid or adequate reserves therefor have been established on the March 31 2007 Freedom Balance Sheet in accordance with GAAP.

(c) The Buyer Group has timely withheld proper and accurate amounts from its employees, customers, shareholders, creditors and others from whom it is or was required to withhold Taxes in compliance with all applicable Laws and has timely paid all such withheld amounts to the appropriate taxing authorities.

(d) All Taxes due with respect to any completed and settled audit, examination or deficiency Action with any taxing authority for which Freedom or any of its Subsidiaries is or might otherwise be liable have been paid in full.

(e) There is no audit, examination, claim, assessment, levy, deficiency, administrative or judicial proceeding, lawsuit or refund Action pending or threatened with respect to any Taxes for which Freedom or any of its Subsidiaries is or might otherwise be liable and no taxing authority has given notice of the commencement of any audit, examination or deficiency Action with respect to any such Taxes. Freedom has delivered to the Sellers correct and complete copies of all examination reports, closing agreements and statements of deficiencies assessed against or agreed to by Freedom or any of its Subsidiaries filed or received since December 31, 2003.

(f) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes of Freedom or any of its Subsidiaries due for any taxable period.

(g) Neither Freedom nor any of its Subsidiaries has received written notice of any claim by any taxing authority in a jurisdiction where Freedom or any of its Subsidiaries does not file Freedom Tax Returns that Freedom or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(h) No Liens for Taxes exist with respect to any of the assets or properties of the Buyer Group, except for Permitted Liens.

(i) The Buyer Group has never made an election to be classified as an S Corporation for federal income tax purposes.

(j) The Buyer Group is not liable, nor does the Buyer Group have any potential liability, for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract, indemnity or otherwise.

(k) The Buyer Group is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement.

(l) None of the Buyer Group is a party to any Contract, plan, understanding or other arrangement which, individually or collectively with respect to any Person, could give rise to the payment of any amount that would not be deductible by the Companies by reason of Section 280G of the Code (or any corresponding provision of U.S. or non-U.S. federal, state and local Tax law) as a result of the Transaction.

(m) Freedom and each of its Subsidiaries has collected all sales, use and value added Taxes required to be collected, and has remitted or will remit within the time and in the manner prescribed by law, such amounts to the appropriate taxing authority and has furnished properly completed exemption certificates for all exempt transactions.

Section 5.11  Assets and Properties.

(a) Except as disclosed in the Disclosure Statement, Freedom has (i) good title to all of its material assets and properties (whether real, personal or mixed, or tangible or intangible) (including all assets and properties recorded on the March 31, 2007 Freedom Balance Sheet, other than assets and properties disposed of in the Ordinary Course of Business since March 31, 2007) and (ii) valid leasehold interests in all of its assets and properties which it leases, in each case (with respect to both clause (i) and (ii) above), free and clear of any Liens, other than Permitted Liens.

(b) Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3 do not have any assets or properties of any kind (other than applicable Equity Securities).

(c) Except as disclosed in the Freedom SEC Reports, the Buyer Group does not own or lease nor has it ever owned or leased any real property.

(d) All of the tangible assets and properties owned or leased by the Buyer Group are adequately maintained and are in good operating condition and repair and free from any material defects, reasonable wear and tear excepted.

(e) As of the date hereof and at the Closing Date, Freedom has and will have no less than $450,000,000 invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less.

(f) Freedom has no Indebtedness, other than, solely as of the Closing Date, under the Credit Agreement.

Section 5.12  Contracts.

(a) The Disclosure Statement lists all of the Material Contracts binding on Freedom or any of its Subsidiaries or the assets or property of Freedom or any of its Subsidiaries (“Freedom Material Contracts”).

(b) Except as disclosed in the Disclosure Statement, Freedom (and, to the knowledge of the Buyer Group, each of the other party or parties thereto), has performed all obligations required to be performed by it under each Freedom Material Contract, except for any failure to perform that would not have a Freedom Material Adverse Effect. Except as disclosed in the Disclosure Statement, no event has occurred or circumstance exists with respect to any of the Buyer Group or, to the knowledge of the Buyer Group, with respect to any other Person that (with or without lapse of time or the giving of notice or both) does or may contravene, conflict with or result in a violation or breach of or give any of the Buyer Group or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any Freedom Material Contract except in each case as would not have a Freedom Material Adverse Effect. No party to any Freedom Material Contract has repudiated any material provision thereof or terminated any Freedom Material Contract. All Freedom Material Contracts are valid and binding on Freedom or its Subsidiaries and, to the knowledge of the Buyer Group, the other parties thereto, and are in full force and effect, except in each case as would not have a Freedom Material Adverse Effect.

(c) Except as disclosed in the Disclosure Statement, (i) there are no “change of control” or similar provisions or any obligations arising under any Freedom Material Contract which are created, accelerated or triggered by the execution, delivery or performance of any Transaction Document or the consummation of the Transaction and (ii) none of the execution, delivery or performance of any Transaction Document or consummation of the Transaction will, under the terms, conditions or provisions of any Freedom Material Contract (A) require any Consent of, with or to any Person, (B) result in any increase or decrease in any payment or change in any material term or condition, (C) give rise to any right of amendment, termination, cancellation or acceleration of any right or obligation or to a loss of benefit or (D) grant any repayment or repurchase rights to any Person.

(d) Except as set forth in the Freedom SEC Reports filed prior to the date of this Agreement or as disclosed in the Disclosure Statement, there are no Contracts or other understandings, commitments or obligations (including, without limitation, outstanding offers or proposals) of any kind, whether written or oral, to which Freedom is a party or by or to which any of the properties or assets of Freedom or its Subsidiaries may be bound, subject or affected, which either (a) creates or imposes a liability greater than $25,000, or (b) may not be cancelled by Freedom on 30 days’ or less prior notice without payment of a penalty or premium of any kind.

Section 5.13  Litigation.  Except as disclosed in the Disclosure Statement, (i) no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Entity to which any of the Buyer Group is party or by which any of the Buyer Group or any assets of any thereof is bound, and which relates to or affects the Buyer Group, the assets, properties, Liabilities or employees of the Buyer Group, the business of the Buyer Group, any Transaction Document or the Transaction is in effect and (ii) none of the Buyer Group is party to or engaged in or, to the knowledge of the Buyer Group, threatened with any Action which relates to or affects any of the Buyer Group, the assets, properties, Liabilities or employees of the Buyer Group, the business of the Buyer Group, any Transaction Document or the Transaction.

Section 5.14  Environmental Matters.  Except as disclosed in the Disclosure Statement, the Buyer Group does not have any material Liability under any applicable Environmental Law or under any Contract with respect to or as a result of the presence, discharge, generation, treatment, storage, handling, removal, disposal, transportation or Release of any Hazardous Material.

Section 5.15  Compliance with Applicable Law.  Except as disclosed in the Disclosure Statement, (i) the Buyer Group is in compliance and has complied with all Laws applicable to the Buyer Group and its business, (ii) no claims or complaints from any Governmental Entities or other Persons have been asserted or received by the Buyer Group since formation related to or affecting the Buyer Group and its business and, to the knowledge of the Buyer Group, no claims or complaints are threatened, alleging that the Buyer Group is in violation of any Laws or Permits applicable to the Buyer Group and its business and (iii) to Freedom’s knowledge, no investigation, inquiry, or review by any Governmental Entity with respect to the Buyer Group and its business is pending or threatened, nor has any Governmental Entity indicated to the Buyer Group an intention to conduct any such investigation, inquiry or review, except any non-compliance, claim, complaint, investigation, inquiry or review that would not have a Freedom Material Adverse Effect.

Section 5.16  Permits and Licenses.  The Buyer Group has all the material Permits and Licenses (the “Freedom Permits”) that are necessary for the Buyer Group to operate its business and to own and use its assets in compliance with all Laws applicable to such operation, ownership and use, except where such non-compliance would not have a Freedom Material Adverse Effect. All the Freedom Permits are validly held by the Buyer Group and are in full force and effect. Except as disclosed in the Disclosure Statement, no Freedom Permit will be subject to suspension, modification, revocation, cancellation, termination or nonrenewal as a result of the execution, delivery or performance of any Transaction Document or the consummation of the Transaction. The Buyer Group has complied in all material respects with all of the terms and requirements of the Freedom Permits.

Section 5.17  Employee Matters.

(a) The Buyer Group is not, and never has been, a party to any Contract regarding collective bargaining or other Contract with or to any labor union or association representing any employee of the Buyer Group, nor does any labor union or collective bargaining agent represent any employee of the Buyer Group. No Contract regarding collective bargaining has been requested by, or is under discussion between management of the Buyer Group (or any management group or association of which the Buyer Group is a member or otherwise a participant) and, any group of employees of the Buyer Group nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against the Buyer Group with any labor relations tribunal, nor are there any other current activities, to the knowledge of Freedom, to organize any employees of the Buyer Group into a collective bargaining unit. There are no unfair labor practice charges or complaints pending or, to the knowledge of the Buyer Group, threatened against the Buyer Group.

(b) The Buyer Group does not and is not required to, and has not and has never been required to, maintain, sponsor, contribute to, or administer any Plan and does not have any Liability of any kind with respect to any Plan (under ERISA or otherwise). The Buyer Group does not have any Contract, plan or commitment, whether or not legally binding, to create any Plan.

(c) The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transaction will not (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Buyer Group; or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 5.18  Insurance.

(a) The material insurance policies and surety bonds which the Buyer Group maintains with respect to its assets, Liabilities, employees, officers or directors or business (“Freedom Insurance Policies”): (i) are in full force and effect and will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of any Transaction Document or consummation of the Transaction; (ii) insure the Buyer Group in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located; and (iii) are sufficient for compliance with all requirements of Law and Contracts of the Buyer Group. The Buyer Group is current in all premiums or other payments due under each Freedom Insurance Policy and has otherwise performed in all material respects all of their respective obligations thereunder. The Buyer Group has given timely notice to the insurer under each Freedom Insurance Policy of all pending material claims known to the Buyer Group that may be insured thereby.

(b) The Buyer Group has not received since formation of Freedom from any insurance carrier with which it has carried any insurance (i) any refusal of coverage or notice of material limitation of coverage or any notice that a defense will be afforded with reservation of rights in respect of claims that are or would reasonably be expected to be material to the Buyer Group; (ii) any notice of cancellation; or (iii) any notice that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any Freedom Insurance Policy is not willing or able to perform its obligations thereunder.

Section 5.19  Freedom SEC Reports.

(a) Freedom has filed and made available to Sellers’ Representative all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by Freedom with the SEC since Freedom’s formation (collectively, the “Freedom SEC Reports”). The Freedom SEC Reports, including all forms, reports and documents filed by Freedom with the SEC after the date hereof and prior to the Closing Date (i) were and, in the case of the Freedom SEC Reports filed after the date hereof, will be, prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by Freedom with the SEC after the date of this Agreement (other than information with respect to the Companies or the Sellers contained therein), will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Freedom SEC Reports or necessary in order to make the statements in such Freedom SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Subsidiaries of Freedom is required to file any forms, reports, schedules, statements or other documents with the SEC.

(b) Each of the financial statements (including, in each case, any related notes and schedules) contained in the Freedom SEC Reports, including any Freedom SEC Reports filed after the date of this Agreement (other than information with respect to the Companies or the Sellers contained therein), complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects, or will fairly present in all material respects, the financial position of Freedom as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate.

(c) The sole executive officer of Freedom has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and Freedom is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the American Stock Exchange.

(d) The information in the Proxy Statement (other than information relating to the Companies or the Sellers supplied by the Sellers’ Representative for inclusion in the Proxy Statement) will not as of date of its distribution to the Freedom Stockholders (or any amendment or supplement thereto) or at the time of the Freedom Stockholders’ Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

Section 5.20  Investment Representations.  Each of the Buyers is purchasing the Purchased Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

Section 5.21  Financial Resources.  Freedom has obtained commitment letters attached hereto as Exhibit D (the “Commitment Letters”) from reputable financial institutions to provide all funds necessary to consummate the Transaction contemplated by this Agreement (the “Financing”).

ARTICLE VI

COVENANTS

Section 6.1  Conduct of Business.  Except (i) as permitted by this Agreement and the Transaction Documents; (ii) as required by Law; (iii) as set forth in Schedule 6.1; (iv) as contemplated by the Reorganization; or (v) as approved in advance in writing by Freedom and Sellers’ Representative (which approval shall not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement and the Closing Date and subject to the terms of Section 9.18(b):

(a) Sellers shall cause each of the Companies to, and Freedom shall and shall cause each of its Subsidiaries to:

(i) carry on its business in the Ordinary Course of Business;

(ii) pay its debts and Taxes when due, in each case subject to good faith disputes over such debts or Taxes;

(iii) pay or perform in all material respects all Material Contracts and other material obligations when due; and

(iv) use reasonable efforts, consistent with past practices and policies, to (A) preserve intact its present business, (B) keep available the services of its present officers and employees and (C) preserve its relationships with customers, suppliers, distributors, and others with which it has significant business dealings.

(b) Sellers will not cause or permit any of the Companies to do any of the following (except, in any case, for any of the transactions contemplated by the Reorganization), and Freedom will not, and will not cause or permit any of its Subsidiaries to, do any of the following:

(i) propose to adopt any amendments to or amend its Organizational Documents (other than as provided in Section 6.2);

(ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, other equity-based (whether payable in cash, securities or other property or any combination of the foregoing) commitments, subscriptions, rights to purchase or otherwise) any of its securities or any securities of any of its Subsidiaries; provided, however, that nothing in this paragraph (ii) shall prohibit any of the Companies from providing equity-based or performance-based compensation and bonus payments to any present or future officers, employees or consultants in the Ordinary Course of Business; provided that any Person that receives Equity Securities of any of the Companies and that is not otherwise a Party to this Agreement must (as a condition to receipt of such Equity Securities) become a Party to this Agreement (by joinder agreement, counterpart signature or otherwise) and agree that such Equity Securities shall be Purchased Shares subject to this Agreement; and provided further that nothing in this paragraph shall result in a change in the Aggregate Purchase Price, including increasing the cash portion thereof or the number of shares of any class of Equity Securities to be issued by any member of the Buyer Group hereunder;

(iii) acquire or redeem, directly or indirectly, or amend any of its securities (other than the redemption or repurchase of non-voting shares of GHL, GPSL, GPCL and GPAM at a purchase price equal to the par values thereof) or any securities of any of its Subsidiaries;

(iv) split, combine or reclassify any shares of capital stock or other Equity Securities;

(v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of it or any of its Subsidiaries;

(vi) (i) incur or assume any long-term or short-term Indebtedness or issue any debt securities, except for (A) letters of credit issued in the Ordinary Course of Business, (B) short-term debt incurred to fund operations of the business or for cash management purposes, in each case in the Ordinary Course of Business, (C) loans or advances to direct or indirect wholly-owned Subsidiaries in the Ordinary Course of Business, (D) the Credit Agreement, and (E) with respect only to existing Indebtedness having a maturity date occurring after the date of this Agreement but prior to the Closing Date, to refinance, extend or renew the maturity of any existing Indebtedness in an amount not to exceed such existing Indebtedness, provided that such refinancing or extension is at prevailing market interest rates and otherwise on terms not materially less favorable in the aggregate than the existing Indebtedness being so refinanced, renewed or extended, (ii) other than in the Ordinary Course of Business, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other Person except obligations of any of their respective direct or indirect wholly-owned Subsidiaries, (iii) make any material loans, advances or capital contributions to or Investments in any other Person; or (iv) mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens), except (A) pursuant to, or as permitted under the Indebtedness described in (i), or (B) as incurred in the Ordinary Course of Business;

(vii) except as may be required by applicable Law, or to satisfy contractual obligations existing on the date hereof; (i) enter into, adopt, amend (including to provide for the acceleration of vesting), modify in any material respect or terminate any Plan, increase in any material manner the compensation or fringe benefits of any consultant, director, officer or employee, or (ii) pay any special bonus, remuneration or benefit to any director, officer or employee not required by any Plan as in effect as of the date hereof; provided, however, that this paragraph (vii) shall not prevent any of the Companies (A) from entering into employment agreements, offer letters or retention agreements with employees and consultants in the Ordinary Course of Business, and paying compensation or fringe benefits pursuant to any such agreements, offer letters or retention agreements or (B) from increasing annual compensation of employees and consultants and/or from providing for or amending bonus arrangements for employees and consultants in the ordinary course of compensation reviews (to the extent that such compensation increases and new or amended bonus arrangements are consistent with past practice);

(viii) forgive any loans to any of its employees, officers or directors or any employees, officers or directors of any of its Subsidiaries, or any of its Affiliates;

(ix) make any deposits or contributions of cash or other property to, or take any other action to fund or in any other way secure the payment of compensation or benefits under, any Plans, other than deposits and contributions that are required pursuant to the terms of any such Plan or any Contracts subject to any such Plan in effect as of the date hereof or as required by applicable Law;

(x) enter into, amend, or extend any collective bargaining agreement;

(xi) acquire, sell, lease, license or dispose of any material property or assets in any single transaction or series of related transactions, except for (i) transactions pursuant to existing Contracts, (ii) transactions in the Ordinary Course of Business (including purchases and sales of cash equivalents and other investments in the ordinary course of treasury and cash management operations), or (iii) transactions not in excess of $1,000,000 individually, or $10,000,000 in the aggregate;

(xii) except as may be required to remain in compliance with applicable Laws or GAAP, make any change in any of the accounting principles or practices used by it;

(xiii) change any material Tax election, change any Tax accounting method, settle or compromise any material Tax liability, or consent to the extension or waiver of the limitations period applicable to a material Tax claim or assessment;

(xiv) enter into any Contract that would be a GLG Material Contract or a Freedom Material Contract, as the case may be, or amend in any material respect any GLG Material Contract or any

Freedom Material Contract, as the case may be, or grant any release or relinquishment of any material rights under any GLG Material Contract or Freedom Material Contract, as the case may be, except that any of the Companies may enter into or amend any GLG Material Contract in connection with the organization, promotion or operation of any existing or new GLG Fund, management account or other investment product or service in the Ordinary Course of Business;

(xv) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any equity or ownership interest therein;

(xvi) settle or compromise any pending or threatened Action or pay, discharge or satisfy or agree to pay, discharge or satisfy any Liability, other than the settlement, compromise, payment, discharge or satisfaction of Actions and Liabilities (i) reflected or reserved against in full in the balance sheet included in the GLG Financial Statements or the Freedom Financial Statements, as the case may be; (ii) covered by existing insurance policies; (iii) settled since the respective dates thereof in the Ordinary Course of Business; (iv) is any of the settlements or related matters set forth in the Disclosure Statement; or (v) otherwise less than $5,000,000 individually and $25,000,000 in the aggregate;

(xvii) except as required by applicable Law or GAAP, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable other than in the Ordinary Course of Business; or

(xviii) enter into a Contract to do any of the foregoing or knowingly take any action which is reasonably expected to result in any of the conditions to the consummation of the Transaction not being satisfied, or knowingly take any action which would materially impair its ability to consummate the Transaction in accordance with the terms hereof or materially delay such consummation.

(c) Nothing in this Agreement shall restrict in any way the declaration or payment of any dividend or distribution by any of the Companies in respect of earnings or surplus or retained capital for any period ending on or prior to the Closing Date, other than liquidating distributions (following dissolution and winding up). If any such dividend or distribution is declared, but not fully paid, prior to the Closing Date, it may be paid, in whole or in part, from time to time after the Closing, out of any cash or other working capital of the Companies available at Closing, or any cash generated from operations of the Companies after the Closing (but not from borrowings under the Credit Agreement or the incurrence of other Indebtedness) to the shareholders of record, partners, members or other Persons identified in the resolutions or other record declaring the dividend or other distribution. No other person shall have any right, title or interest in or to such amounts payable as dividends or distributions. No board of directors, manager, partner, trustee or other management of any of the Companies shall have any right, power or authority to rescind or modify in any respect any such dividend or distribution without the consent of Sellers’ Representative.

(d) Nothing in this Agreement shall restrict in any way the acquisition of GLG, Inc. following the Closing by one or more of the Companies, on such terms and conditions as any such Companies may determine, in their reasonable discretion. Any of the Companies may negotiate, execute and deliver one or more Contracts to acquire GLG, Inc. (before or after the Closing), and consummate that acquisition after the Closing, as such Companies and GLG, Inc. may agree.

Section 6.2  Proxy Statement; Freedom Stockholders’ Meeting.

(a) As promptly as practicable after the execution of this Agreement, Freedom will prepare and file the Proxy Statement with the SEC. Freedom will respond to any comments of the SEC and Freedom will use its commercially reasonable efforts to mail the Proxy Statement to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, Freedom will prepare and file any other filings required under the Securities Act or the Exchange Act or any other Federal, foreign or Blue Sky laws relating to the Transaction, (collectively, the “Other Filings”). Freedom will notify the Sellers’ Representative promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the Sellers’ Representative with copies of all correspondence between Freedom or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and the Other Filings will comply in all material respects with all applicable Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Sellers’ Representative or Freedom, as the case may be, will promptly inform the other Party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to Freedom Stockholders, such amendment or supplement. The proxy materials will be sent to the Freedom Stockholders for the purpose of soliciting proxies from Freedom Stockholders to vote in favor of (i) the adoption of this Agreement and the approval of the Transaction; (ii) the issuance and sale of the Freedom Common Stock, the Freedom Class A Stock and the Freedom Exchange Shares to the extent that such issuance requires shareholder approval under the rules of the American Stock Exchange; (iii) the adoption of the Freedom Plan; and (iv) approving amendments to the Certificate of Incorporation of Freedom as required so that the Certification of Incorporation of Freedom can be amended and restated in the form attached hereto as Exhibit F to (x) authorize the Freedom Class A Stock and reclassify the Freedom Common Stock; and (y) change Freedom’s name to “GLG Partners, Inc.” or such similar available name as recommended by management of Freedom following the Closing.

(b) As soon as practicable following its approval by the SEC, Freedom shall distribute the Proxy Statement to the Freedom Stockholders and, pursuant thereto, shall call a meeting of the Freedom Stockholders (the “Freedom Stockholders’ Meeting”) in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Transaction and the other matters presented to the Freedom Stockholders for approval or adoption at the Freedom Stockholders’ Meeting.

(c) Freedom shall comply, and the Sellers’ Representative shall provide Freedom with such information concerning the Companies as may be necessary for the information concerning the Companies or Sellers in the Proxy Statement to comply, with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Freedom Stockholders’ Meeting. Without limiting the foregoing, Freedom shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the Freedom Stockholders, and as of the date of the Freedom Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Freedom shall not be responsible for the accuracy or completeness of any information relating to the Companies or the Sellers or any other information furnished by the Companies for inclusion in the Proxy Statement).

(d) Freedom, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the Freedom Stockholders vote in favor of the adoption of this Agreement and the approval of the Transaction, and shall otherwise use reasonable best efforts to obtain the Requisite Shareholder Approval.

(e) The Sellers (other than any Designated Seller) or Sellers’ Representative shall review the Proxy Statement and shall confirm in writing to Freedom, as of the date of mailing the Proxy Statement to Freedom Stockholders, that the information relating to the Sellers and the Companies contained in the Proxy Statement does not, to the knowledge of Sellers, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (the “Proxy Confirmation”). From and after the date on which the Proxy Statement is mailed to the Freedom Stockholders, Sellers’ Representative will give Freedom written notice of any action taken or not taken by Sellers or the Companies which is known by Sellers’ Representative to cause the Proxy Confirmation to be incorrect or inaccurate in any material respect provided that, if any such action shall be taken or fail to be taken, the Sellers (other than any Designated Seller) and Freedom shall cooperate fully to cause an amendment to be made to the Proxy Statement such that the Proxy Confirmation is no longer incorrect or inaccurate in any material respect with respect to any information concerning the Companies or Sellers required to be included in the Proxy Statement. The obligations of each Designated Seller in respect of the Proxy Statement are set forth in Section 9.18(c).

Section 6.3  Directors and Officers of Freedom After Closing.  Freedom and the Sellers shall take all necessary action so that the persons listed on Schedule 6.3, and such other persons as may be nominated by the Sellers’ Representative are appointed or elected, as applicable, to the positions of officers and directors of Freedom and its Subsidiaries, as set forth therein, to serve in such positions effective immediately after the Closing.

Section 6.4  HSR Act.  If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Freedom and Sellers’ Representative shall each prepare and file the notification required of it thereunder in connection with the Transaction and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Freedom and Sellers’ Representative shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Transaction; (b) give the other prompt notice of the commencement of any Action by or before any Governmental Entity with respect to the Transaction; and (c) keep the other reasonably informed as to the status of any such Action. Filing fees with respect to the notifications required under the HSR Act shall be paid by the Sellers.

Section 6.5  Required Information.

(a) Sellers’ Representative and Freedom each shall, upon request by the other, furnish the other with all information concerning themselves, their Subsidiaries, the Companies, the respective directors, officers, stockholders and partners of the Companies and the Buyer Group (including the directors of Freedom and its Subsidiaries to be elected effective as of the Closing) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of the Companies and the Buyer Group to any third party and/or any Governmental Entity in connection with the Transaction.

(b) From the date hereof through the Closing Date, each of the Parties will provide to the other Parties and their respective Representatives full access during normal business hours to the properties, books, records, employees of the Companies and the Buyer Group to make or cause to be made such review of the business, the assets, properties and Liabilities and financial and legal condition of the Companies and the Buyer Group as any Party deems necessary or advisable, provided that any such review shall not interfere unnecessarily with normal operations of the Companies and the Buyer Group.

Section 6.6  Confidentiality.  Any confidentiality agreement with respect to the Transaction previously executed by the Parties (or any of them) shall be superseded in its entirety by the provisions of this Agreement. Each Party agrees to maintain in confidence any non-public information received from the other Party, and to use such non-public information only for purposes of consummating the Transaction. Such confidentiality obligations will not apply to (i) information which was known to the one Party or its Representatives prior to receipt from the other Party; (ii) information which is or becomes generally known; (iii) information acquired by a Party or its Representative from a third party who was not known by such Party to be bound to an obligation of confidentiality; and (iv) disclosure required by Law or the rules and regulations of or pursuant to any agreement with a stock exchange or trading system. In the event this Agreement is terminated, each Party (A) will at the request of the relevant party return or cause to be returned to the relevant party all documents and other material obtained from the relevant party in connection with the Transaction, and (B) will at the request of the relevant party use its reasonable efforts to delete from its computer systems all documents and other material obtained from the relevant party in connection with the Transaction.

Section 6.7  Public Disclosure.  From the date of this Agreement until Closing or termination, the Parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transaction, and no Party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transaction without the prior consent of Freedom (in the case of the Sellers or the Companies) or the Sellers’ Representative (in the case of Freedom or the Buyer Group), except as required by any Laws or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the Transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other Party regarding such disclosure, allow the other Party reasonable time to comment on such release or announcement in advance of such issuance, seek such confidential treatment for such terms or portions of this Agreement or the Transaction as may be reasonably requested by the other Party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by (x) any Party to its counsel, accountants and other professional advisors or (y) in the case of Lehman, in connection with any disclosures it is required to make in connection with legal, regulatory or financial reporting obligations (so long as Freedom is provided a reasonable opportunity, if practicable, to review and comment on such communication to the extent that it involves any public disclosure of information not previously the subject of a public disclosure and, if necessary, to make a simultaneous public disclosure of such information). Notwithstanding the foregoing, the Parties hereto agree that promptly as practicable after the execution of this Agreement, Freedom will file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, with respect to which Freedom shall consult with the Sellers’ Representative. Freedom shall provide to Sellers’ Representative for review and comment a draft of the Current Report on Form 8-K prior to filing with the SEC; provided that unless objected to by the Sellers’ Representative by written notice given to Freedom within two (2) days after delivery to the Sellers’ Representative specifying the language to which reasonable objection is taken, any language included in such Current Report shall be deemed to have been approved by the Sellers’ Representative and may be filed with the SEC and used in other filings made by Freedom with the SEC.

Section 6.8  Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Section 2.4 or 2.5, as applicable, to be satisfied; (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any Action by any Governmental Entity; (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transaction; (iv) the defending of any Actions challenging this Agreement or the consummation of the Transaction, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the Transaction, and to fully carry out the purposes of this Agreement. Anything contained in this Agreement to the contrary notwithstanding, none of the Parties or their Affiliates will be required to commence litigation or divest or hold separate any business or assets or limit or restrict its rights or ability to engage in any business in connection with the consummation of the Transaction.

Section 6.9  Notices of Certain Events.  From the date hereof through the earlier of the Closing Date or termination of this Agreement, Sellers’ Representative will notify Freedom, and Freedom will notify Sellers’ Representative, of: (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Transaction; (ii) any notice or other communication from any Governmental Entity in connection with the Transaction; and (iii) any Action commenced or threatened, relating to or involving or otherwise affecting the Companies, the Buyer Group, the assets, Liabilities or employees of the Companies or the Buyer Group or the consummation of the Transaction. No notice pursuant to this Section will affect any representations or warranties, covenants, obligations, agreements or conditions set forth herein or otherwise affect any available remedies.

Section 6.10  Directors’ and Officers’ Insurance.  From and after the Closing Date and until the six year anniversary of the Closing Date, Freedom shall maintain in effect directors’ and officers’ liability insurance covering those Persons covered by the directors’ and officers’ liability insurance maintained by Freedom as of the date hereof for any actions taken by them or omissions by them on or before the Closing Date with the same directors’ and officers’ liability insurance coverage as may be provided from time to time by Freedom to its then existing directors and officers; provided that, in no event will Freedom be required to expend in the aggregate amounts in any year in excess of $150,000 over the amount it would otherwise have expended for such insurance to cover its then existing directors and officers (in which event, Freedom shall purchase the greatest coverage available for such amount). Nothing in this Section shall affect the right of any directors or officers that continue their employment with Freedom to participate in any directors’ and officers’ liability insurance policy in effect after the Closing for actions taken after Closing.

Section 6.11  Advice of Changes.  The Sellers’ Representative, on the one hand, and Freedom, on the other hand, will give prompt notice to the other upon becoming aware of (i) the occurrence, or failure to occur, of any event which would be likely to cause any representation or warranty of such Party contained in any Transaction Document to be untrue or inaccurate in any material respect; and (ii) any failure on its part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Document on or prior to the Closing Date. The notifying Party will use its reasonable best efforts to prevent or promptly remedy any matter which is or would be the subject of any such notice. No notice pursuant to this Section will affect any representations or warranties, covenants, agreements, obligations or conditions set forth herein or limit or otherwise affect any available remedies.

Section 6.12  Consents.  Promptly after the date of this Agreement, the Parties will (a) make all filings required by Law to be made by Sellers, the Companies or the Buyer Group, as applicable, in connection with the Transaction Documents or the consummation of the Transaction; (b) cooperate with the other Parties with respect to all filings that each such Party reasonably elects to make or is required by Law to make in connection with the Transaction Documents or the consummation of the Transaction; and (c) obtain all Consents and Orders of all Persons required to be obtained in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the Transaction.

Section 6.13  Financing at Closing.

(a) Freedom and the Sellers’ Representative shall use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing on the terms and conditions described in the Commitment Letters, including using reasonable efforts to (i) satisfy on a timely basis all terms, covenants and conditions set forth in the Commitment Letters, (ii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Commitment Letters, (iii) enforce its rights under the Commitment Letters that are within its control, and (iv) consummate the Financing at or prior to Closing. Freedom will provide Sellers’ Representative reasonable opportunities to review and comment on such definitive agreements prior to their execution and will furnish correct and complete copies of all such definitive agreements to the Sellers’ Representative promptly upon their execution.

(b) If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letters or any Commitment Letter shall be terminated for any reason, (i) Freedom and the Sellers shall use their reasonable efforts to arrange alternative equity or debt financing from alternative sources in an amount sufficient to consummate the Transaction on terms mutually agreeable to Freedom and the Sellers, and (ii) the Termination Date shall be extended for a period of twelve (12) months, and the Parties will use their commercially reasonable efforts to consummate the Transaction in accordance with this Agreement as soon as practicable after such alternative Financing is available.

Section 6.14  Acquisition Sub 1 Exchangeable Shares.  Prior to the Closing Date, Acquisition Sub 1 shall amend its Memorandum and Articles of Association to include terms and conditions for the Acquisition

Sub 1 Exchangeable Shares, substantially as set forth in Exhibit D, with such changes therein as may be approved by Freedom, Noam Gottesman and the Sellers’ Representative. Freedom, as sole stockholder of Acquisition Sub 1, shall (x) vote all of its shares to authorize any such amendment of the Acquisition Sub 1 Memorandum and Articles of Association, and to elect, or to remove and elect, directors of Acquisition Sub 1 that will authorize any such amendment of the Acquisition Sub 1 Memorandum and Articles of Association and (y) take such other actions and execute and deliver such documents as may be required to cause such amendment of the Acquisition Sub 1 Memorandum and Articles of Association.

Section 6.15  Acquisition Sub 2 Exchangeable Securities.  Prior to the Closing Date, Acquisition Sub 2 shall amend its Memorandum and Articles of Association to include terms and conditions for the Exchangeable Securities, substantially as set forth in Exhibit E, with such changes therein as may be approved by Freedom, Noam Gottesman and the Sellers’ Representative. Acquisition Sub 1, as sole stockholder of Acquisition Sub 2, and Freedom as sole stockholder of Acquisition Sub 1, each shall (x) vote all of its shares to authorize any such amendment of the Acquisition Sub 2 Memorandum and Articles of Association, and to elect, or to remove and elect, directors of Acquisition Sub 2 that will authorize any such amendment of the Acquisition Sub 2 Memorandum and Articles of Association and (y) take such other actions and execute and deliver such documents as may be required to cause such amendment of the Acquisition Sub 2 Memorandum and Articles of Association.

Section 6.16  Amended and Restated Freedom Organizational Documents.  Promptly following the Freedom Stockholders’ Meeting, and in any event prior to the Closing Date, Freedom shall (x) amend its certificate of incorporation, substantially as set forth in Exhibit F, with such changes therein as may be approved by Freedom and the Sellers’ Representative and (y) adopt the certificate of designation for the Freedom Class A Stock, substantially as set forth in Exhibit G, with such changes therein as may be approved by Freedom and the Sellers’ Representative.

Section 6.17  Non-Voting Shares.  Prior to the Closing Date, Lehman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, shall use all reasonable efforts to cause GHL, GPSL, GPCL and GPAM to redeem or repurchase all of the shares of each class of non-voting stock in each such entity at a purchase price equal to the par value thereof.

ARTICLE VII

TERMINATION

Section 7.1  Termination.  This Agreement may be terminated and the Transaction abandoned at any time prior to the Closing Date:

(a) by the mutual written agreement of Freedom and Sellers’ Representative;

(b) by written notice by Freedom to Sellers’ Representative or by Sellers’ Representative to Freedom, if the Closing Date shall not have occurred on or before the Termination Date;

(c) by written notice by Freedom to Sellers’ Representative or by Sellers’ Representative to Freedom, if there shall be any Law that makes consummation of the Transaction illegal or otherwise prohibited or if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable;

(d) by written notice by Freedom to Sellers’ Representative, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of any Seller set forth in this Agreement, or if any representation or warranty of any Seller set forth in this Agreement shall have become untrue, in any such case such that the conditions set forth in Section 2.4(a) or Section 2.4(b), as the case may be, would not be satisfied as of such time, provided that if such breach is curable by any such Seller prior to the Termination Date through the exercise of such Seller’s reasonable best efforts, then for so long as such Seller continues to exercise such reasonable best efforts to cure the same, Buyer may not terminate this Agreement pursuant to this Section 7.1(d);

(e) by written notice by Sellers’ Representative to Freedom, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Buyer Group set forth in this Agreement, or if any representation or warranty of the Buyer Group set forth in this Agreement shall have become untrue, in any such case such that the conditions set forth in Section 2.5(a) or Section 2.5(b), as the case may be, would not be satisfied as of such time, provided that if such breach is curable by Buyer prior to the Termination Date through the exercise of its reasonable best efforts, then for so long as the Buyer Group continues to exercise such reasonable best efforts to cure the same, Seller may not terminate this Agreement pursuant to this Section 7.1(e); or

(f) by written notice by Sellers’ Representative to Freedom or by written notice by Freedom to Sellers’ Representative if the Requisite Shareholder Approval is not obtained at the Freedom Stockholders’ Meeting (as the same may be adjourned from time to time but not later than the Termination Date).

Section 7.2  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than those provisions which expressly survive termination of this Agreement) shall thereafter become void and have no effect, without any liability on the part of any Party or its Affiliates or Representatives in respect thereof, except that nothing herein will relieve any Party from liability for any breach of this Agreement.

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

Section 8.1  Survival.  All representations, warranties, covenants and obligations in this Agreement or the Transaction Documents will survive the Closing; provided that no Claim for indemnification based on a breach of any representation or warranty or in relation to the indemnity in Section 8.2(d) may be made after the date that is (a) in the case of Freedom Designated Representations, 30 days after the expiration of the longest applicable statute of limitations; (b) in the case of GLG Designated Representations, 30 days after the expiration of the longest applicable statute of limitations; (c) in the case of (x) any breach of Section 4.9(p) or (y) the indemnity in Section 8.2(d), the applicable statute of limitations for tax claims made by Tax authorities in the relevant jurisdiction; and (d) in any other case, one year after the Closing Date.

Section 8.2  Indemnification by Sellers.  Subject to Sections 8.1 and 8.4, after the Closing, (x) the Sellers, other than any Designated Seller, shall (severally, and not jointly, with respect to Article III, and otherwise jointly and severally) and (y) the Designated Sellers shall, severally and not jointly (and notwithstanding that any such Designated Seller shall not make or give any of the representations or warranties in Article IV, as provided in Section 9.18), protect, defend, indemnify and hold harmless each of the Freedom Indemnified Parties, from and against all Damages arising, directly or indirectly, from or in connection with:

(a) any breach of any representation or warranty made in Article III or Article IV of this Agreement (excluding any breach of any representation or warranty made in Article III or Article IV of this Agreement with respect to income Taxes (as to which see Section 8.2(d) below)); provided that any indemnification obligation hereunder for any breach of any representation or warranty made in Article III shall be solely and exclusively the obligation of a Seller that breaches any such representation or warranty and no other Seller shall have any liability (joint, several or otherwise) with respect thereto;

(b) any breach of any covenant, agreement or other obligation of the Sellers contained in this Agreement or in any other Transaction Document (excluding any breach of any covenant, agreement or other obligation of the Sellers contained in this Agreement or in any other Transaction Document with respect to income Taxes (as to which see Section 8.2(d) below));

(c) the investigation referred to in the Proxy Statement under the heading “Legal and Regulatory Proceedings — Vivendi”; provided, that for purposes of this Section 8.2(c), Damages shall mean solely judgments, fines, penalties, and amounts paid in settlement and shall not include costs of investigation and defense, fees and expenses of legal counsel, accountants and other professional advisors or other Damages of any kind;

(d) all income Taxes of the Companies for all taxable periods (or portions thereof) ending on or before the Closing Date in excess of the amount of income Taxes included on the Closing Net Cash Statement; provided, however, that the Sellers shall not be liable under this Section 8.2(d) unless and until the aggregate amount of claims for which the Sellers would otherwise be liable under this Section 8.2(d) exceeds $15,000,000 (for the avoidance of doubt, once the aggregate amount of claims exceeds $15,000,000, the Sellers shall be liable for the entire amount of such claims (subject to Section 8.4), including all of the first $15,000,000). In the case of a taxable period that includes (but does not end on) the Closing Date, the amount of income Taxes for the portion of the taxable period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date;

(e) any breach of any Laws relating to financial services in consequence of the issue or transfer of partnership interests of GLG Partners LP to Albacrest or Laurel Heights; provided, however, that the Sellers shall not be liable under this Section 8.2(e) unless and until the aggregate amount of claims for which the Sellers would otherwise be liable under this Section 8.2(e) exceeds $15,000,000 (for the avoidance of doubt, once the aggregate amount of claims exceeds $15,000,000, the Sellers shall be liable for the entire amount of such claims, including all of the first $15,000,000);

(f) (i) the continuing existence after the Closing Date of any agreement or arrangement existing at any time prior to the date hereof between and among the shareholders of any of GLG Partners Limited, GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited or GLG Partners Asset Management Limited and relating to such companies or any of their Subsidiaries to which such agreements apply or (ii) the termination after the Closing Date of any such agreement or arrangement with any of the Companies; provided, however, that the Sellers shall not be liable under this Section 8.2(f) unless and until the aggregate amount of claims for which the Sellers would otherwise be liable under this Section 8.2(f) exceeds $15,000,000 (for the avoidance of doubt, once the aggregate amount of claims exceeds $15,000,000, the Sellers shall be liable for the entire amount of such claims, including all of the first $15,000,000); provided further, that a Seller shall not be liable under this Section 8.2(f) with respect to any such agreement or arrangement to which it was not a party; or

(g) the existence on or after the Closing Date of any of the shares referred to in Section 6.17.

Section 8.3  Indemnification by Freedom.  Subject to Sections 8.1 and 8.4, after the Closing, the Buyer Group, jointly and severally, shall protect, defend, indemnify and hold harmless each of the GLG Indemnified Parties, from and against all Damages arising, directly or indirectly, from or in connection with:

(a) any breach of any representation or warranty made in Article V of this Agreement; and

(b) any breach of any covenant, agreement or other obligation of the Buyer Group contained in this Agreement or in any other Transaction Document.

Section 8.4  Limitations on Liability.

(a) Certain Limitations.  Notwithstanding any contrary provision in this Article VIII:

(i) Time Bar on Claims.  No Indemnitee will be entitled to any recovery from any Indemnitor with respect to any Claim for indemnification under Section 8.2(a), 8.2(d) or 8.3(a) unless a Notice of Claim has been given on or before the expiration of time period for survival set forth in Section 8.1.

(ii) Insurance Recoveries.  Damages to any Person indemnified hereunder will be decreased by insurance proceeds or payments from any other responsible parties actually received by such Person (after deducting costs and expenses incurred in connection with recovery of such proceeds).

(iii) Claim Threshold.  An Indemnitee shall not be entitled to make any Claim for indemnification under Section 8.2(a) or 8.3(a):

(A) for any such Claim that involves Damages of less than $1,000,000; or

(B) for any such Claim (other than (i) a Claim related to GLG Designated Representations or (ii) a Claim related to Freedom Designated Representations (the “No Threshold Claims”) ) until the aggregate amount of all such Claims for indemnification (other than (i) any Claims excluded by clause (A) above, and (ii) the No Threshold Claims) by such Indemnitee exceeds the Claim Threshold. After the Claim Threshold is exceeded, the Indemnitee shall be entitled to recover the full amount of Damages in excess of the Claim Threshold (subject to this Section 8.4).

(iv) Maximum Liability.  The maximum liability under this Agreement in the aggregate for any and all Claims, shall in no event exceed:

(A) for any Seller, in the case of any Claim or Claims for breach of the representations and warranties in Article III, an amount equal to the product of (x) that portion of the Aggregate Purchase Price that was actually paid to such Seller, multiplied by (1) in the case of any GLG Designated Representation, 1.0 and (2) in any other case, 0.1;

(B) for any Seller, other than any Designated Seller, in the case of any Claim or Claims for breach of the representations and warranties in Article IV and any Claim or Claims for indemnity pursuant to Section 8.2(d), an amount equal to $300,000,000 (in the aggregate for all Sellers), except that in the case of any Claim or Claims for breach of a Designated Representation, such amount shall be equal to the Aggregate Purchase Price (as determined as of the Closing Date) actually paid to such Seller;

(C) for any Designated Seller, in the case of any Claim or Claims for breach of the representations and warranties made in Article IV and any Claim or Claims for indemnity pursuant to Section 8.2(d), an amount equal to the lesser of (x) the product of (i) $300,000,000 multiplied by (ii) the Indemnity Sharing Percentage of such Designated Seller, and (y) the product of (i) the Indemnity Amount Payable by all Sellers multiplied by (ii) the Indemnity Sharing Percentage of such Designated Seller;

(D) in the case of any Claim or Claims for breach of the representations and warranties in Article V, an amount equal to $300,000,000 (in the aggregate for all Buyers), except that in the case of any Claim or Claims for breach of a Designated Representation, such amount shall be equal to the Aggregate Purchase Price (as determined as of the Closing Date);

(E) for any Seller, other than any Designated Seller, in the case of any Claim or Claims for indemnity pursuant to Section 8.2(c) or Section 8.2(d) (but only in respect of a matter that would give rise to a breach of the representation in Section 4.9(p)), an amount equal to the Aggregate Purchase Price (as determined as of the Closing Date) actually paid to such Seller; and

(F) for any Designated Seller, in the case of any Claim or Claims for indemnity pursuant to Section 8.2(c) or Section 8.2(d) (but only in respect of a matter that would give rise to a breach of the representation in Section 4.9(p)), an amount equal to the lesser of (x) the Aggregate Purchase Price (as determined as of the Closing Date) actually paid to such Designated Seller, and (y) the product of (i) the Indemnity Amount Payable by all Sellers multiplied by (ii) the Indemnity Sharing Percentage of such Designated Seller.

Notwithstanding any other provision of this Agreement (but without prejudice to the limitations in this Section 8.4), the aggregate liability of each Seller in respect of all Claims under this Agreement and other Transaction Documents shall not exceed the Aggregate Purchase Price (as determined as of the Closing Date) actually paid to such Seller.

(v) Tax Adjustment.  The amount of Damages for which indemnification is provided under this Agreement, including under Section 8.2(d), will be (i) increased (but in no event above any maximum liability set forth in Section 8.4(iv)) to take account of any Tax cost incurred (grossed up for such increase) by the Indemnitee arising from the receipt of the indemnity payments hereunder (unless such indemnity payment is treated as an adjustment to the Purchase Price for tax purposes) and (ii) reduced to take account of any Tax Savings (as defined below) currently realizable by the Indemnitee arising from the incurrence or payment of any such Damages. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for Tax purposes unless a determination as defined in Section 1313 of the Code or a similar event under foreign Tax law with respect to the Indemnitee causes any such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes or foreign Tax purposes, as the case may be. “Tax Savings” means an amount by which the tax liability of the Indemnitee (or group of entities including the Indemnitee) is reduced (including without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest (tax-effected) received from the relevant taxing authority. Where an Indemnitee has other losses, deductions, credits or items available to it, the Tax Savings from any losses, deductions, credits or items relating to the Damages shall be deemed to be realized only after all other losses, deductions, credits or items are realized. For purposes of this Section 8.4, unless the parties agree to an alternative method for determining the present value of any anticipated Tax Savings, a Tax Savings is “currently realizable” to the extent that it can be reasonably anticipated that such Tax Savings will be realized in the current taxable period or year or in any Tax Return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the Claim. In the event that any Tax Savings is currently realized in a year subsequent to the time when Damages are paid (and no present value adjustment has been made), the Indemnitee will pay the amount of the Tax Savings to the Indemnitor at that time. In the event that there should be a determination disallowing the Tax Savings, the Indemnitor shall be liable to refund to the Indemnitee the amount of any related reduction previously allowed or payments previously made to the Indemnitor pursuant to this Section 8.4(v).

(vi) Limit on Consequential Damages.  Neither any Seller nor the Buyer Group shall have any obligation to indemnify any Person pursuant to this Agreement against such Person’s own consequential or incidental damages arising out of a breach by Sellers or by the Buyer Group of its representations and warranties in this Agreement. Nothing in this Section shall prevent any Person from being indemnified for all components of Third-Party Claims against such Person, including consequential or incidental damages of such third parties.

(vii) Sole Remedy.  The provisions of this Article VIII will be the sole and exclusive remedy of the parties hereto for any falsity, breach or inaccuracy of any representation or warranty made by another Party hereto in this Agreement, provided that nothing in this Agreement shall limit any rights or remedies of any Party (i) for claims of fraud; or (ii) which, as a matter of applicable Law or public policy, cannot be limited or waived.

(viii) Designated Seller.  No Designated Seller shall be required to pay any Indemnity Amount Payable or otherwise have any liability with respect to any breach of the representations and warranties in Section 4.10. Except for Claims relating to a breach of the representations and warranties made by such Designated Seller in Article III, no Designated Seller shall be required to pay, with respect to any one Claim or for any and all Claims in the aggregate, any amount in excess of the product of (x) the Indemnity Amount Payable by all Sellers for such Claim or Claims multiplied by (y) the Indemnity Sharing Percentage of such Designated Seller. No Designated Seller shall be required to pay any Indemnity Amount Payable or otherwise have any liability with respect to any Claim, other than for breach of any representation or warranty made in Article III by such Designated Seller, unless the Claim for which such Indemnity Amount Payable exists was asserted against other Sellers that might have any liability therefor under this Agreement at the same time and to the same degree (taking into account the financial caps and the other limitations of liability set out of this Agreement). If the Buyer withdraws a Claim against any of the Sellers, the Buyers shall also withdraw that Claim against each Designated Seller to the extent the Claim relates to substantially the same facts, circumstances, events or conditions. If the Buyer settles a Claim against a Seller, to the extent the same Claim was made against a Designated

Seller, the Buyer shall offer to such Designated Seller settlement terms which are the same (taking into account the financial caps and the other limitations of liability set out in this Agreement) as those agreed with that Seller with whom the Buyer has settled. Notwithstanding any other provision of this Agreement or any other Transaction Document, the liability of each Designated Seller under any Transaction Document shall be several only and in no circumstances shall any Designated Seller have any joint liability with any other Seller under any Transaction Document.

(ix) Exclusive Claim Provisions.  The representations and warranties made in Section 4.9 are the sole and exclusive representations made with respect to Tax matters and the representations and warranties made in Section 4.21 are the sole and exclusive representations made with respect to the GLG Funds. No Claim may be made under Section 8.2(a) for breach of any other representation or warranty made in this Agreement, or otherwise, for any Liability, event, circumstance, condition or state of facts relating to Tax matters or the GLG Funds, except for a breach of the representations and warranties made in Section 4.9 or Section 4.21, as applicable, notwithstanding that any Liability, event, circumstance, condition or state of facts does or might result in a breach of any other representation or warranty made in this Agreement, including Section 4.7 and Section 4.10.

(x) Provisions in GLG Financial Statements.  No Seller shall be liable under this Agreement in respect of any Claim if and to the extent that proper allowance, provision or reserve is made in the GLG Financial Statements for the matter giving rise to the Claim.

(xi) Matters Arising After the Closing Date.  No Seller shall be liable under this Agreement in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance and any Losses arising therefrom, to the extent that the same would not have occurred but for:

(i) the passing of, or any change in, after Closing, of any Law including any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at Closing; or

(ii) any change after Closing of any generally accepted interpretation or application of any Law.

Section 8.5  Procedure for Third-Party Claims.

(a) Promptly after receipt by an Indemnitee of notice of the commencement of any Action by a third party (a “Third-Party Claim”) with respect to any matter for which indemnification is or may be owing pursuant to Section 8.2 or 8.3 hereof, the Indemnitee will give notice thereof to the Indemnitor; provided, however, that the failure of the Indemnitee to notify the Indemnitor will not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor demonstrates that the defense of such Third-Party Claim has been actually prejudiced by the Indemnitee’s failure to give such notice.

(b) If any Action referred to in Section 8.5(a) is brought against an Indemnitee and it gives notice to the Indemnitor of the commencement of such Action, the Indemnitor will be entitled to participate in such Action, and (unless the Indemnitor is also a party to such Action and the Indemnitee determines in good faith that joint representation would be inappropriate upon the advice of outside counsel that a conflict of interest exists between the Indemnitee and the Indemnitor with respect to such Action) may assume the defense of such Action with counsel reasonably satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election to assume the defense of such Action, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this Article VIII for any fees of other counsel with respect to the defense of such Action, in each case subsequently incurred by the Indemnitee in connection with the defense of such Action.

(c) If the Indemnitor assumes the defense of an Action, (x) no compromise or settlement of such claims or Action may be effected by the Indemnitor without the Indemnitee’s consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on, or provides no grounds for the basis of, any other claims that may be made against the Indemnitee, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (y) the Indemnitee will have no Liability with respect to any compromise or settlement of such claims or Action effected without Indemnitee’s consent. Notwithstanding the assumption by the Indemnitor of the defense of any Claim or Action, the Indemnitee will be permitted to join in such defense and to employ counsel at its own expense. If notice pursuant to Section 8.5(a) is given to an Indemnitee of the commencement of any Action and the Indemnitor does not, within ten days after such Indemnitee’s notice is given, give notice to the Indemnitee of its election to assume the defense of such Action, the Indemnitor will be bound by any determination made in such Action or any compromise or settlement effected by the Indemnitee.

(d) Notwithstanding the foregoing, if the Indemnitee determines in good faith that there is a reasonable probability that an Action may adversely affect it or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such Action, but the Indemnitor will not be bound by any determination of an Action so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld, delayed or conditioned).

(e) Indemnitor and Indemnitee agree to provide each other with reasonable access during regular business hours to the properties, Books and Records and Representatives of the other, as reasonably necessary in connection with the preparation for an existing or anticipated Action involving a Third-Party Claim and its obligations with respect thereto pursuant to this Article VIII.

(f) For purposes of this Section 8.5, any reference to a “Indemnitee” and “Indemnitor” shall mean (x) in the case of any Claim for indemnification by or against Freedom, Buyers’ Representative and (y) in the case of any Claim for indemnification by or against Sellers, Sellers’ Representative.

Section 8.6  Indemnification Procedures.  The following procedures shall apply to any Claim for indemnification by the Freedom Indemnified Parties or the GLG Indemnified Parties to the extent that it is not a Third-Party Claim:

(a) Notice of Claim.  A Notice of Claim shall be given as soon as reasonably practicable after the Indemnitee determines that it is or may be entitled to indemnification pursuant to this Agreement as follows:

(i) in the case of any Indemnity Claim by any Freedom Indemnified Parties, to the Sellers’ Representative at the address and in the manner provided in Section 9.6. The Sellers’ Representative shall be the Indemnitor solely for purposes of the procedures in this Section, and no liability in respect of any Indemnity Claim shall be contested, settled, admitted, litigated or otherwise dealt with by or on behalf of any GLG Indemnified Parties by any Person other than the Sellers’ Representative, but any Indemnity Amount Payable hereunder shall be handled as provided in the other Sections of this Agreement.

(ii) in the case of any claim by any GLG Indemnified Parties against the Buyer Group, by the Sellers’ Representative to Buyers’ Representative at the address and in the manner provided in Section 9.6. The Buyer Group shall be the Indemnitor for purposes of the procedures in this Section and any Indemnity Amount Payable hereunder as to each Indemnity Claim by any GLG Indemnified Parties.

(b) Dispute Notice.  If the Indemnitor disputes (x) its obligation to indemnify the Indemnitee in respect of any Claim set forth in a Notice of Claim, or (y) the Indemnity Claim Amount set forth in a Notice of Claim, a Dispute Notice shall be given as soon as practicable, but in no event later than 30 days, after the Notice of Claim is given, as follows:

(i) in the case of any Indemnity Claim by any Freedom Indemnified Party, a Dispute Notice may be given only by Buyers’ Representative, and if given, shall be sent by Buyers’ Representative to Sellers’ Representative at the address and in the manner provided in Section 9.6.

(ii) in the case of any claim by GLG Indemnified Parties against the Buyer Group, a Dispute Notice may be given only by Sellers’ Representative, and if given, shall be sent by Sellers’ Representative to Buyers’ Representative at the address and in the manner provided in Section 9.6.

(A) If no Dispute Notice is given within such 30 day period, the validity of the claim for indemnification and the Indemnity Claim Amount, each as set forth in the Notice of Claim, shall be deemed to be agreed, effective on the first day following such 30 day period, and the Indemnity Claim Amount set forth in the Notice of Claim shall immediately be an Indemnity Amount Payable of the relevant Indemnitor.

(B) If a Dispute Notice is given within such 30 day period, then:

(1) The portion, if any, of the Indemnity Claim Amount which is not disputed in the Dispute Notice shall immediately be an Indemnity Amount Payable of the relevant Indemnitor.

(2) The Indemnitor and the Indemnitee shall negotiate in good faith to settle the dispute, and the portion, if any, of the Indemnity Claim Amount which the Indemnitor and the Indemnitee agree in writing is payable shall immediately be an Indemnity Amount Payable of the relevant Indemnifying Party.

(3) If the Indemnitor and the Indemnitee are unable to resolve any portion of the Indemnity Claim Amount within four months following the date the Dispute Notice is given, either the Indemnitor or the Indemnitee may initiate legal proceedings in the courts specified in of this Agreement to obtain judicial resolution of the dispute.

(4) If neither the Indemnitor nor the Indemnitee initiates legal proceedings in respect of the dispute within twelve months following the date the Dispute Notice is given, the portion of the Indemnity Claim Amount which is disputed shall not be an Indemnity Amount Payable, and the Indemnitee shall have no further right, under this Agreement, to seek to recover such amount from the Indemnitor or to withhold such amount from any payment otherwise required pursuant to this Agreement.

(5) If the Indemnitor or the Indemnitee initiates legal proceedings within the twelve month period specified in Section 8.6(b)(ii)(B)(4), the amount, if any, determined in a Final Order as payable by the Indemnitor shall be an Indemnity Amount Payable of the relevant Indemnitor as of the date of such Final Order.

(c) Payments of Indemnity Amounts Payable by the Buyer Group.  Subject to the limitations in Section 8.4, the Buyer Group shall pay to each relevant GLG Indemnified Party any Indemnity Amount Payable by the Buyer Group, by wire transfer of immediately available dollars (or as otherwise directed pursuant to any Final Order or as otherwise agreed by the Indemnitee and the Indemnitor), promptly and in no event later than ten Business Days after such Indemnity Amount Payable is established in accordance with this Agreement.

(d) Payments of Indemnity Amounts Payable by any Seller.  Subject to the limitations in Section 8.4 (and in the proviso of Section 8.2(a) and Section 9.18), each Seller shall pay to each relevant Freedom Indemnified Party any Indemnity Amount Payable by such Seller, promptly and in no event later than ten Business Days after such Indemnity Amount Payable is established in accordance with this Agreement, at the option of such Seller, either (i) by wire transfer of immediately available dollars (or as otherwise directed pursuant to any Final Order or as otherwise agreed by the Indemnitee and the Indemnitor); or (ii) by issuing book entry transfer instructions to transfer to Freedom that number of shares of Freedom Common Stock that is equal to (x) that portion of the Indemnity Amount Payable that such Seller elects to pay in securities rather than money divided by (y) the Applicable Share Price, as defined below (or in the case of Noam Gottesman, by delivering certificates for that number of Exchangeable Securities and Freedom Class A Stock, duly endorsed (or accompanied by stock powers duly signed), for transfer to Freedom, for that number of shares of Freedom Common Stock for which the Exchangeable Securities may be exchanged, which Exchangeable Securities and Freedom Class A Stock will be deemed to have the same value as the number of shares of Freedom Common Stock for which the Exchangeable Securities may be exchanged, as provided herein). For purposes of this Section 8.6(d), the Applicable Share Price will be (x) except as provided in clause (y), an amount equal to the per share daily weighted average trading price of Freedom Common Stock for the ten trading day period ended on the last full trading day that is two Business Days immediately preceding the date of payment, or (y) in any case where the event giving rise to an Indemnity Amount Payable would be required to be publicly reported by Freedom or is publicly reported by Freedom, an amount equal to the higher of (A) the per share daily weighted average trading price of Freedom Common Stock for the ten trading day period ending on the last full trading day that is two Business Days immediately preceding the date of payment or (B) the per share daily weighted average trading price of Freedom Common Stock for the ten trading period commencing on the first trading date after such public report is filed or made.

Section 8.7  Right to Indemnification Not Affected by Knowledge or Waiver.  The right to indemnification, payment of Damages or other remedy based upon breach of representations, warranties, covenants, agreements or obligations will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, agreement or obligation.

Section 8.8  No Other Representations or Warranties.

(a) Except for the representations and warranties contained in Articles III and IV of this Agreement, neither the Sellers, nor any other Person acting on behalf of the Sellers, has made or is making any representation or warranty, express or implied, concerning the Transaction, the Purchased Shares or the business, operations, assets, liabilities, condition (financial or otherwise), prospects or any other aspect of the Companies.

(b) Except for the representations and warranties contained in Article V of this Agreement, neither the Buyer Group, nor any other Person acting on behalf of the Buyer Group, has made or is making any representation or warranty, express or implied, concerning the Transaction, the Aggregate Purchase Price, or the business, operations, assets, liabilities, condition (financial or otherwise), prospects or any other aspect of the Buyer Group.

Section 8.9  Contribution.  Nothing in this Agreement shall affect in any way the rights of contribution and indemnification among the Sellers and the Sellers’ Representative in the Sellers’ Agreements.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1  Assignment.  No Party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Sellers’ Representative (in the case of an assignment by any Person in the Buyer Group) or of Freedom (in the case of an assignment by any Seller) except that Lehman may assign to any Affiliate any of its rights (but may not assign any of its obligations) under this Agreement. Any conveyance, assignment or transfer requiring the prior written consent of Sellers’ Representative or Freedom which is made without such consent will be void ab initio. No assignment will relieve the assigning Party of its obligations hereunder or thereunder. Notwithstanding the foregoing, Freedom may assign its rights (but not its obligations) under this Agreement to the lenders (or any agent for the lenders) under the Credit Agreement, if and to the extent that is required by the Credit Agreement.

Section 9.2  Parties in Interest.  This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a Party hereto, and no Person other than the Parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this

Agreement, except that the Freedom Indemnified Parties and the GLG Indemnified Parties will be entitled to the rights to indemnification provided hereunder.

Section 9.3  Amendment.  This Agreement may not be amended, modified or supplemented except by a written agreement executed by Freedom (for itself and on behalf of all other Persons in the Buyer Group) and Sellers’ Representative (for itself or on behalf of any Seller), except that no agreement by Freedom shall be required for any amendment, modification or supplement of Section 9.17. Following the Closing, any amendment, modification or supplement shall require the consent of the Buyers’ Representative.

Section 9.4  Waiver; Remedies.  No failure or delay on the part of the Buyer Group or Buyers’ Representative, on the one hand, and any Seller or Sellers’ Representative, on the other hand, in exercising any right, power or privilege under this Agreement or any other Transaction Document will operate as a waiver thereof, nor will any waiver on the part of the Buyer Group, Buyers’ Representative, any Seller or Sellers’ Representative of any right, power or privilege under this Agreement or any other Transaction Document operate as a waiver of any other right, power or privilege under this Agreement or any other Transaction Document, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement or any other Transaction Document. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

Section 9.5  Fees and Expenses.  Each of the Sellers, on the one hand, and the Buyer Group, on the other hand, will pay without right of reimbursement from the other all of their respective Transaction Expenses if a Closing does not occur, except that the Companies shall pay any filing fee required for any report required under the HSR Act. Freedom will pay all Transactions Expenses of the Sellers, the Buyer Group and the Companies if a Closing occurs.

Section 9.6  Notices.  All notices, requests, claims, demands and other communications required or permitted to be given under any Transaction Document shall be in writing and shall be deemed effectively given (a) upon personal delivery to the Party to be notified; (b) when received when sent by e-mail or fax by the Party to be notified; provided, however, that notices given by e-mail or fax shall not be effective unless either (i) a duplicate copy of such e-mail or fax notice is promptly given by one of the other methods described in this Section 9.6, or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by e-mail, fax or any other method described in this Section 9.6; (c) one Business Day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), provided that the sending Party receives a confirmation of delivery from the overnight courier service; or (d) three Business Days after deposit with the U.S. Post Office, Royal Mail or other governmental postal service, postage prepaid, registered or certified with return receipt requested and addressed to the Party to be notified at the address indicated for such Party below, or at such other address as such Party may designate by 10 days’ advance written notice to the other parties given in the foregoing manner:

(a) If to any Person in the Buyer Group:

Freedom Acquisition Holdings, Inc.
1114 Avenue of the Americas
41st Floor
New York, New York
10036

Attention: Nicholas Berggruen
Telecopy: (212) 382 0120
E-mail:  nb@berggruenholdings.com

with a copy to:

Greenberg Traurig, LLP
401 East Las Olas Blvd.
Suite 2000
Fort Lauderdale
FL 33301

Attention: Bruce March
Telecopy: (954) 759 5527
E-mail:     marchb@gtlaw.com

(b) If to any Seller or Sellers’ Representative:

Noam Gottesman
c/o GLG Partners LP
One Curzon Street
London
W1J 5HB
England

Attention: Noam Gottesman
Telecopy: +44 (0) 20 7408 4201
E-mail:     noam.gottesman@glgpartners.com

with a copy to:

Chadbourne & Parke LLP
30 Rockefeller Center
New York, New York
10112

Attention: Leslie J. Schreyer
Telecopy: (212) 541 5369
E-Mail:     lschreyer@chadbourne.com

(c) If to Buyers’ Representative prior to Closing:

Jared Bluestein
c/o Berggruen Holdings
1114 Avenue of the Americas
41st Floor
New York, New York
10036

Attention: Jared Bluestein
Telecopy: (212) 382 0120
E-mail:     jb@berggruenholdings.com

(d) If to Buyers’ Representative after Closing:

Jared Bluestein
c/o Berggruen Holdings
1114 Avenue of the Americas
41st Floor
New York, New York
10036

Attention: Jared Bluestein
Telecopy: (212) 382 0120
E-mail:  jb@berggruenholdings.com

Section 9.7  Entire Agreement.  This Agreement and the other Transaction Documents collectively constitute the entire agreement between the Parties with respect to the subject matter hereof. This Agreement and the other Transaction Documents supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, relating thereto.

Section 9.8  Severability.  If any provision of this Agreement or any other Transaction Document or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

Section 9.9  Consent to Jurisdiction.

(a) Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the courts of the State of New York sitting in New York City and (ii) the United States District Court for the Southern District of New York for the purposes of any Action (except for any disputes relating to purchase price adjustments covered by Section 2.3) arising out of or relating to the Transaction, this Agreement or any other Transaction Document, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof. Each Party hereby designates and appoints CT Corporation Systems, a Delaware corporation, or any successor corporation (the “Authorized Agent”), as such person’s authorized agent upon whom process may be served in any such Action. Each Party represents and warrants that the Authorized Agent has agreed to act as such agent for services of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Each Party agrees that service of any process, summons, notice or document upon the Authorized Agent, and written notice of said service to the Party at the address for notices specified in Section 9.6 hereof, mailed by first class mail, be effective service of process upon such Party for any Action brought against it in such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to the Transaction, this Agreement or any other Transaction Document, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof in the courts referred to in this section, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Parties agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in Law or in equity.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSACTION OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 9.10  Exhibits and Schedules; Disclosure.

(a) All Exhibits and Schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(b) Sellers’ Representative shall have the right to deliver to Buyers at the Closing a supplement to the Disclosure Statement and/or any Schedule hereto (the “Closing Date Schedule Supplement”) (x) to amend the representations and warranties in Section 4.6 to reflect the capitalization of the Companies as of the Closing Date as set forth in Section 4.6, and (y) otherwise, containing any matters occurring after the date hereof which, if occurring prior to the date hereof, would have been required to be set forth or described in the Disclosure Statement and/or such Schedules. For purposes of determining whether the condition set forth in Section 2.4(a) or any other condition to Closing has been satisfied, any Closing Date Schedule Supplement related to the representations and warranties set forth in Section 4.6 will be taken into account; otherwise, the Closing Date Schedule Supplement will not be considered when determining whether the condition set forth in Section 2.4(a) or any other condition to Closing has been satisfied. The Closing Date Schedule Supplement will, however, for purposes of determining whether any Person is entitled to indemnification pursuant to Section 8.2(a), be deemed to amend the Disclosure Statement and/or Schedules hereto to reflect the matters set forth in the Closing Date Schedule Supplement.

Section 9.11  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law).

Section 9.12  Counterparts.  This Agreement may be executed by facsimile or portable document format (pdf) transmission and in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

Section 9.13  Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any other Transaction Document, the Party or Parties who are or are to be thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its or their rights under such Transaction Document, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The Parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

Section 9.14  Sellers’ Representative.

(a) Each of the Sellers hereby irrevocably makes, constitutes, and appoints Noam Gottesman as the representative, agent and true and lawful attorney in fact of and for each of the Sellers in connection with the Transaction Documents and the Transaction (“Sellers’ Representative”). Each of the Sellers hereby authorizes and empowers Sellers’ Representative to make or give any approval, waiver, amendment, request, consent, instruction or other communication on behalf of each of the Sellers as each such Seller could do for himself or herself, including with respect to the amendment of any provision of any Transaction Document (or any schedule thereto). Each of the Sellers authorizes and empowers Sellers’ Representative to receive all demands, notices or other communications directed to such Seller under any Transaction Document. Each of the Sellers authorizes and empowers Sellers’ Representative to (i) take any action (or to determine to refrain from taking any action) with respect thereto as the Sellers’ Representative may deem appropriate as effectively as if such Seller could act for himself or herself (including the settlement or compromise of any dispute or controversy), which action will be binding on all the Sellers and (ii) execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as if such Seller had executed and delivered such instruments and documents personally. Accordingly, any demands, notices or other communications directed to any Seller hereunder shall be deemed effective if given to Sellers’ Representative. Each of the Sellers agrees to be bound by all actions and failures to act of the Sellers’ Representative in accordance with the provisions of any Transaction Document, including in connection with any settlement or compromise entered into by the Sellers’ Representative on behalf of one or more of the Sellers. Notwithstanding the foregoing, the Sellers’ Representative, acting in that capacity, (i) shall give any Designated Seller copies of any demands, notices or other communications received by him and notice or any proposed or actual approvals, waivers, amendments, requests, consents and instructions, in all cases insofar as relevant to such Designated Seller and such further information as any Designated Seller may reasonably request relating to the exercise of his functions hereunder, and (ii) shall not take any action for or on behalf of any Designated Seller that would, directly or indirectly, in any way (A) reduce the portion of the Aggregate Purchase Price payable to such Designated Seller, (B) alter the amount of cash consideration or the amount or type of equity consideration payable to such Designated Seller (whether as a result of dilution of such Designated Seller or otherwise), (C) alter the amount or the type of Equity Securities being sold by such Designated Seller (whether as a result of dilution of such Designated Seller or otherwise), (D) result in any amount owed to such Designated Seller (cash, securities or otherwise and whether pursuant to Sections 2.1, 2.2 or otherwise) being paid or transferred to any bank account, depository for securities or otherwise other than in accordance with the instructions of such Designated Seller, (E) delay beyond the Termination Date or the Closing Date (subject to clause (F) below) the time when the portion of the Aggregate Purchase Price payable to such Designated Seller is required to be paid to such Designated Seller, (F) waive any of the conditions precedent set out in Sections 2.5(a), (b), (c), (d) or (i), (G) delay or extend by more than 20 Business Days either the Closing Date or the Termination Date, (H) terminate this Agreement or any other Transaction Document to which such Designated Seller is a party, (I) amend any of the provisions of Article VIII in a manner that would adversely affect such Designated Seller or amend any of the provisions of Section 9.18, (J) adversely affect the rights, obligations or financial position of such Designated Seller under this Agreement, any other Transaction Document or the reputation of such Designated Seller, (K) disproportionately and adversely affect such Designated Seller or affect such Designated Seller differently and adversely from the majority of other Sellers (based on their respective economic interests in the Companies, taken as a whole) or (L) take any regulatory decisions which would affect such Designated Seller, other than in the Ordinary Course of Business of the Companies.

(b) Upon the death, resignation or incapacity of the Sellers’ Representative, or at any other time, a successor may be appointed by Sellers holding (or who held prior to the Closing) a majority in voting power of the Purchased Shares, but such appointment will not be effective until such successor shall agree in writing to accept such appointment and notice of the selection of such successor Sellers’ Representative is provided to the Buyer Group. If a successor Sellers’ Representative is not appointed within thirty (30) days after the death, resignation or incapacity of the Sellers’ Representative or because notice of the selection of a successor Sellers’ Representative has not been provided to the Buyer Group, each of the Parties will have a right to petition any court of competent jurisdiction for the appointment of a successor Sellers’ Representative.

(c) Sellers’ Representative shall have no liability to any Seller, the Companies or the Buyer Group for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Sellers’ Representative. Each of the Sellers shall defend, indemnify and hold harmless Sellers’ Representative as provided in the GLG Indemnification, Contribution and Security Agreement.

(d) From and after the Closing, Freedom shall protect, defend, indemnify and hold harmless Sellers’ Representative (acting in such capacity after the Closing) from and against any and all Damages directly or indirectly arising out of or in connection with the performance by Sellers’ Representative of his duties and obligations pursuant to this Agreement unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Sellers’ Representative (acting in such capacity after the Closing). Sellers’ Representative shall be entitled to indemnification by Freedom notwithstanding that any action taken or not taken by Sellers’ Representative may conflict with, or may be opposed to, the best interests of Freedom or its stockholders, it being understood that Sellers’ Representative is acting on behalf of Sellers in his capacity as Seller Representative, and not on behalf of Freedom or in his capacity as a director, officer, employee, stockholder or Affiliate of Freedom or any of the Companies after the Closing.

Section 9.15  Buyers’ Representative.

(a) Each of the Buyers and Freedom hereby irrevocably makes, constitutes, and appoints Jared Bluestein as the representative, agent and true and lawful attorney in fact of and for each of the Buyers and Freedom in connection with the Transaction Documents and the Transaction (“Buyers’ Representative”), effective from and after the Closing Date. Each of the Buyers and Freedom hereby authorizes and empowers Buyers’ Representative, from and after the Closing Date, to make or give any approval, waiver, amendment, request, consent, instruction or other communication on behalf of each of the Buyers or Freedom as each such Buyer or Freedom could do for itself, including with respect to the amendment of any provision of any Transaction Document (or any schedule thereto). Each of the Buyers and Freedom authorizes and empowers Buyers’ Representative, from and after the Closing Date, to receive all demands, notices or other communications directed to such Buyer or Freedom under any Transaction Document. Each of the Buyers and Freedom

authorizes and empowers Buyers’ Representative, from and after the Closing Date, to (i) take any action (or to determine to refrain from taking any action) with respect thereto as the Buyers’ Representative may deem appropriate as effectively as if such Buyer or Freedom could do for itself (including the settlement or compromise of any dispute or controversy), which action will be binding on all the Buyers and Freedom and (ii) execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as if such Buyer or Freedom had executed and delivered such instruments and documents personally. Accordingly, any demands, notices or other communications directed to any Buyer or Freedom hereunder shall be deemed effective if given to Buyers’ Representative. Each of the Buyers and Freedom agrees to be bound by all actions and failures to act of the Buyers’ Representative in accordance with the provisions of any Transaction Document, including in connection with any settlement or compromise entered into by the Buyers’ Representative on behalf of one or more of the Buyers or Freedom.

(b) Upon the death, resignation or incapacity of the Buyers’ Representative, or at any other time, a successor may be appointed by the individual who was President of Freedom immediately prior to the Closing, but such appointment will not be effective until such successor shall agree in writing to accept such appointment and notice of the selection of such successor Buyers’ Representative is provided to Sellers’ Representative. If a successor Buyers’ Representative is not appointed within thirty (30) days after the death, resignation or incapacity of the Buyers’ Representative or because notice of the selection of a successor Buyers’ Representative has not been provided to Sellers’ Representative, each of the Parties will have a right to petition any court of competent jurisdiction for the appointment of a successor Buyers’ Representative. Notwithstanding the foregoing, the President of Freedom may, at any time prior to the Closing Date, designate a successor Buyers’ Representative, reasonably satisfactory to Sellers’ Representative.

(c) Buyers’ Representative shall have no liability to the Buyer Group for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Buyers’ Representative. Notwithstanding anything else herein to the contrary, Freedom shall defend, indemnify and hold harmless Buyers’ Representative from and against, and shall reimburse Buyers’ Representative for any and all Damages arising out of or in connection with, the performance by Buyers’ Representative of his duties and obligations pursuant to this Agreement unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Buyers’ Representative.

Section 9.16  Trustee Liability.  The following provisions shall apply to each of the Parties to this Agreement that are acting as trustees of a trust (a “Trustee Party”):

(a) No Trustee Party shall have any personal liability or obligations of any kind under this Agreement or any other Transaction Document. Any and all personal liability of any Trustee Party for breaches by any Seller of any obligations, covenants or agreements, either at common law or at equity, under any Law or otherwise, is hereby expressly waived by the Buyer Group as a condition of and consideration for the execution of this Agreement.

(b) By executing and delivering this Agreement or any other Transaction Document, such Trustee Party is solely acting on behalf of, and this Agreement and any other Transaction Document is solely an obligation of, and solely a claim against, the trust estate and assets of the trust administered by such Trustee Party.

(c) Any claim or right to proceed against any Trustee Party individually, or the individual property or assets of any Trustee Party, is hereby irrevocably waived and released. No recourse under this Agreement or any other Transaction Document shall be had against any Trustee Party or any of its assets, except to the extent of the trust estate and assets of the trust administered by such Trustee Party, by the enforcement of any assessment or by any legal or equitable proceedings seeking to assert such recourse against the Trustee Party by virtue of any Law or otherwise.

(d) Nothing in this Agreement or any other Transaction Document shall prevent any Trustee Party from making any distribution from, investment, reinvestment, purchase, sale or other disposition of, other transactions of any kind involving, the trust estate and assets of the trust administered by such Trustee Party.

(e) The Buyer Group hereby irrevocably agrees that, in furtherance of the provisions of this Section, (i) it shall not institute against, or join any other Person in instituting against, any Trustee Party any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under any international, national, federal or state bankruptcy or similar law, in connection with any claim relating to the Transaction; (ii) in the event of any reorganization under the Bankruptcy Reform Act of 1978, as amended, of any Trustee Party, it will make the election under Section 1111(b)(2) of such Act and (iii) if for any reason, whether or not related to the Bankruptcy Reform Act of 1978, as amended, it shall recover from any Trustee Party any assets or amounts other than the trust estate and assets of the trust administered by such Trustee Party, it promptly shall return such asset or amount recovered to such Trustee Party.

Section 9.17  Certain Sellers’ Agreements.  The Sellers hereby agree that:

(a) Reinvestment of Proceeds.  Each of the Sellers shall:

(i) invest in one or more GLG Funds selected by such Seller, in its sole discretion, an amount equal to not less than fifty percent of the excess of (x) the cash portion of the Aggregate Purchase Price to be received by such Seller, over (y) the aggregate incremental amount of income, gain or other Taxes such Seller is required to pay as a result of the receipt of the Aggregate Purchase Price, and not just the cash portion thereof, and for purposes of this Section any Seller which receives Loan Notes shall make such investments as and when each Loan Note held by such Seller is paid;

(ii) maintain such investments in one or more GLG Funds until the third anniversary of the Closing Date; provided that nothing in this Section shall prevent any such Seller from moving investments between and among GLG Funds or changing allocations of AUM between and among GLG Funds; and

(iii) make such investments on the same terms and conditions which are generally applicable at such time to other investors in the class in which they invest in the applicable GLG Fund, including with respect to the payment of fees and taking into account any rebates customarily paid in respect of management or distribution fees.

(b) Other Seller Agreements.  Each of the Sellers shall negotiate, reasonably and in good faith, the terms and conditions of the definitive Seller Agreements (other than the GLG Shareholders’ Agreement), consistent in all material respects with the terms and conditions in the drafts or term sheets for such Seller Agreement annexed to this Agreement, and shall execute and deliver those Seller Agreements promptly after each such agreement is in definitive form, and in any event on or prior to the Closing Date.

Section 9.18  Designated Seller.  The following provisions shall apply to any Designated Seller, notwithstanding any contrary provisions of this Agreement:

(a) No Designated Seller shall be required to affirmatively make any representation or warranty in Article IV. Notwithstanding the prior sentence, each Designated Seller shall be required to indemnify the Freedom Indemnified Parties on the terms and subject to the conditions of Article VIII, in each case as fully as if such Designated Seller affirmatively made the representations and warranties in Article IV.

(b) For purposes of Article VI of this Agreement, any requirement that a Seller “cause” any Company to take or not to take any action will, in its application to a Designated Seller, be a requirement only that a Designated Seller (i) exercise any voting, consent or similar rights such Designated Seller may have for any Company, (ii) instruct any Person nominated, elected, designated or appointed by such Designated Seller to act as a director, officer, partner, manager, attorney-in-fact, trustee or other authorized party for any Company, and (iii) otherwise exercise such authority as such Designated Seller may have for any Company, in each case to the fullest extent lawful, so that such action will be taken or not taken by the Company required to take or not take such action in accordance with this Agreement or any other Transaction Document.

(c) Except with respect to any information concerning such Designated Seller required to be included in the Proxy Statement and which any such Designated Seller has either supplied to Freedom or otherwise reviewed and approved, no Designated Seller shall have any liability or obligation under Section 6.2, Section 9.18(a) or otherwise with respect to the Proxy Statement or the information contained therein.

Section 9.19  Interim Sales of Purchased Shares.  Notwithstanding other provisions in this Agreement or any other Transaction Document, Jonathan Green and Abacus (C.I.) Limited shall have the right to sell any or all of the Purchased Shares owned by Jonathan Green or Abacus (C.I.) Limited, pursuant to a Share Purchase Agreement to be entered into by and among Jonathan Green and Abacus (C.I.) Limited, as sellers, and IFS V Limited or FARAMIR Beteiligungs und Verwaltungs GmbH, as buyers; provided that as a precondition to making any such sale, each buyer of the Purchased Shares owned by Jonathan Green or Abacus (C.I.) Limited, as applicable, must become party to (by joinder agreement, executed counterpart, amendment or otherwise) and agree to be bound by and to comply with, the terms of this Agreement, the Sellers’ Agreements and each of the other Transaction Documents to which Jonathan Green or Abacus (C.I.) Limited are parties, with respect to all such Purchased Shares. Each of the representations and warranties made with respect to any Purchased Shares owned by Jonathan Green or Abacus (C.I.) Limited, including those related to title, absence of liens, and no conflicts with other contracts, shall be deemed to be qualified in all respects appropriate to reflect the existence of such Share Purchase Agreements. If any such sale is consummated, the Sellers’ Representative and the Sellers shall have the right to amend this Agreement, the Disclosure Statement, the Schedules to this Agreement, the Sellers’ Agreements and each other Transaction Document affected by such sale, to reflect and give effect to such sale.

Section 9.20  Ogier.  Notwithstanding any other provision of this Agreement, Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee for Green Hill Trust and Blue Hill Trust shall be a “Seller” solely for purposes of Articles II, III, VIII and IX of this Agreement. Without limiting the generality of the foregoing such Person shall not be a Seller making representations and warranties in Article IV, and shall not be a Seller making covenants in Article VI of this Agreement and Section 8.2 shall not apply to such Person except to the extent that such Person may be liable in respect of any representation or warranty given by it in Article III.

Section 9.21  Certain Transaction Documents.  Each of the Buyers, Freedom, Sellers’ Representative and Sellers shall, on or prior to the Closing Date, execute and deliver each of the following Transaction Documents (to the extent such Person is shown as a party to any such Transaction Document) substantially in the form attached as Exhibit H with such changes therein, if any, as may be approved by Freedom, acting for itself and for the Buyers, and the Sellers’ Representative, acting for itself and each Seller:

(i) the Support Agreement;

(ii) the Exchangeable Securities Holder Agreement; and

(iii) the Shares Exchange Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

FREEDOM ACQUISITION HOLDINGS, INC.

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title:   Secretary

FA SUB 1 LIMITED

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title:   Secretary

FA SUB 2 LIMITED

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title:   Secretary

FA SUB 3 LIMITED

By:	/s/ Ashley Victor Silverton
Name: Ashley Victor Silverton
Title:   Director

/s/  Jared Bluestein
Jared Bluestein,
as Buyers’ Representative on behalf of Buyers

LEHMAN (CAYMAN ISLANDS) LIMITED

By:	/s/ Barrett Di Paolo
Name: Barrett Di Paolo
Title:   Vice President

/s/  Noam Gottesman
Noam Gottesman,
individually and as Sellers’ Representative on behalf of Sellers

/s/  Pierre Lagrange
Pierre Lagrange

/s/  Emmanuel Roman
Emmanuel Roman

/s/  Jonathan Green
Jonathan Green

/s/  Leslie J. Schreyer
Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust

/s/  Jeffrey A. Robins
Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust

G&S TRUSTEES LIMITED, IN ITS CAPACITY AS TRUSTEE OF THE Lagrange GLG TRUST

By:	/s/ Nigel Bentley
Name: Nigel Bentley
Title:   Director

ABACUS (C.I.) LIMITED, IN ITS CAPACITY AS TRUSTEE OF THE GREEN GLG TRUST

By:	/s/ Phil Le Vesconte
Name: Phil Le Vesconte
Title:   Director

LAVENDER HEIGHTS CAPITAL LP

By:	/s/ Leslie J. Schreyer
Name: Leslie J. Schreyer
Title:   Director

OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED, IN ITS CAPACITY AS TRUSTEE OF THE GREEN HILL TRUST

By:	/s/ Anne-Marie Adlam
Name: Anne-Marie Adlam
Title:   Attorney-in-fact

SAGE SUMMIT LP

By:	/s/ Leslie J. Schreyer
Name: Leslie J. Schreyer
Title:   Director

OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED, IN ITS CAPACITY AS TRUSTEE OF THE BLUE HILL TRUST

By:	/s/ Anne-Marie Adlam
Name: Anne-Marie Adlam
Title:   Attorney-in-fact

Exhibit A

Definitions

1.1 Defined Terms.  The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“Acquired Companies” means GPAM, GPCL, the GPS Holding Companies and the GPLP Holding Companies, individually and collectively.

“Acquisition Sub 1 Exchangeable Shares” means the Ordinary Shares of Acquisition Sub 1 which are exchangeable for Freedom Common Stock pursuant to the Shares Exchange Agreement.

“Action” means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

“Adjustment Date” has the meaning set forth in Section 2.2(e).

“Affiliate” means (a) with respect to a particular individual: (i) each member of such individual’s Family (as defined below in this definition); (ii) any Person (as defined below in this definition) that is directly or indirectly controlled (as defined below in this definition) by such individual or one or more members of such individual’s Family; and (iii) any Person with respect to which such individual or one or more members of such individual’s Family currently serves or has previously served as a director, officer, employee, partner, member, manager, executor, or trustee (or in a similar capacity).

(b) with respect to a specified Person other than an individual, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

For purposes of this definition, (a) “control” of a Person will mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by Contract or otherwise; and (b) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is a child, sibling or parent of the individual or the individual’s spouse, and (iv) any other natural person who resides with such individual.

“Aggregate Purchase Price” has the meaning set forth in Section 2.1(b).

“Agreement” means this Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Albacrest” means Albacrest Corporation, a British Virgin Islands company.

“Applicable Percentage” has the meaning set forth in Section 2.2(f).

“AUM” means assets under management.

“Authorized Agent” has the meaning set forth in Section 9.9(a).

“Baseline Amount” has the meaning set forth in Section 2.2(d).

“Betapoint” means Betapoint Corporation, a British Virgin Islands company.

“Business” means the business and operations of the Companies as conducted on the date hereof.

“Business Day” means a day on which banks and stock exchanges are open for business in London and New York (excluding Saturdays, Sundays and public holidays).

“Business Intellectual Property” means intellectual property, trademarks, service marks, trade names, know-how, trade secrets, copyrights and similar intellectual property rights used or required to conduct the Business in the Ordinary Course of Business.

“Buyer Group” means Freedom, Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3, individually and collectively.

“Buyer Representative” has the meaning set forth in the preamble of this Agreement.

“Buyers” has the meaning set forth in the preliminary statements of this Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Claim” means a written notice, asserting a breach of representation or warranty, covenant, agreement or other obligation contained in this Agreement or in any other Transaction Document, or any claim for indemnification or tax gross up pursuant to this Agreement.

“Claim Threshold” means the greater of (x) $60,000,000 and (y) 2% of the fair market value of Freedom immediately after the Closing based on its market capitalization using the closing price of the Freedom Common Stock on the Closing Date (not to exceed $100,000,000).

“Closing” has the meaning set forth in Section 2.6(a).

“Closing Date” means the date and time when the Closing occurs.

“Closing Date Schedule Supplement” has the meaning set forth in Section 9.10(b).

“Closing Net Cash Statement” has the meaning set forth in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means the financial institution selected by Sellers’ Representative to act as custodian of funds deposited to secure payments of Loan Notes.

“Commitment Letters” has the meaning set forth in Section 5.21.

“Companies” means the Acquired Companies, GPLP, GPS, Laurel Heights , GLG Partners International (Cayman) Limited, a Cayman Islands company, GLG Partners Corp., a Cayman Islands company and Lavender Heights, individually and collectively.

“Confidentiality Agreement” means the Confidentiality Agreement March 9, 2007 by and between the Companies and Freedom.

“Consents” means all consents, waivers, approvals, requirements, allowances, novations, authorizations, declarations, filings, registrations and notifications.

“Contract” means, with respect to any Person, all agreements, contracts, obligations, commitments and arrangements (whether written or oral) (a) to which such Person is a party; (b) under which such Person has any rights; (c) under which such Person has any Liability; or (d) by which such Person, or any of the assets or properties owned or used by such Person, is bound, including, in each case, all amendments, modifications and supplements thereto.

“Credit Agreement” means the credit agreement (or similar agreement) to be entered into by Freedom pursuant to the Commitment Letters, or such other debt or equity financing facility as may be approved prior to the Closing Date by Freedom and Sellers’ Representative (such approval not to be unreasonably withheld, conditioned or delayed).

“Damages” means all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments (including incidental and consequential damages), expenses (including reasonable costs of investigation and defense and reasonable fees and expenses of legal counsel, accountants and other professional advisors), actions, causes of action, assessments, judgments, amounts paid in settlement or diminutions in value, whether or not involving a Third-Party Claim. For the avoidance of doubt, “Damages” shall include income Taxes for the purposes of Section 8.2(d).

“Deficit Net Cash Amount” has the meaning set forth in Section 2.2(b).

“Delivery Date” means the date on which the Closing Net Cash Statement is delivered to Sellers’ Representative as provided in Section 2.3.

“Designated Representations” means the GLG Designated Representations and the Freedom Designated Representations, individually or collectively.

“Designated Seller” means Lehman, Jonathan Green, Abacus (C.I.) Limited, IFS V Limited, if it buys Purchased Shares in accordance with Section 9.19 and FARAMIR Beteiligungs und Verwaltungs GmbH, if it buys Purchased Shares in accordance with Section 9.19, individually and collectively.

“Designated Shares” means the Purchased Shares issued by Knox Pines and Liberty Peak.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Statement” means the Disclosure Statement dated as of the date hereof as it may be amended or supplemented pursuant to Section 9.10.

“Environmental Laws” means any and all applicable Laws and Permits issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees, the preservation or reclamation of natural resources, or the treatment, storage, disposal, management, Release or threatened Release of Hazardous Materials, in each case as in effect on the date hereof and as may be issued, promulgated or amended from time to time.

“Equity Securities” means, with respect to any Person, any of its capital stock, partnership interests (general or limited), limited liability company interests, trust interests or other securities which entitle the holder thereof to participate in the earnings of such Person or to receive dividends or distributions on liquidation, winding up or dissolution of such Person, or to vote for the election of directors or other management of such Person, or to exercise other rights generally afforded to stockholders of a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person, trade or business that, together with any Seller, is or was treated as a single-employer within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA.

“Excess Net Cash Amount” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchangeable Securities” means the Class B Non-Voting Ordinary Shares of Acquisition Sub 2 which are exchangeable for common stock of Freedom.

“Exchangeable Securities Holder Agreement” means the agreement by and among Freedom, Acquisition Sub 2, Noam Gottesman and other holders of Exchangeable Securities that become parties thereto.

“Freedom Capital Stock” means the Equity Securities of Freedom described in the Disclosure Statement.

“Freedom Class A Stock” means the Series A Voting Preferred Stock, $0.0001 par value per share, of Freedom.

“Freedom Common Stock” means the common stock, $0.0001 par value per share, of Freedom after giving effect to the amendment of Freedom’s Certificate of Incorporation as provided in the Proxy Statement.

“Freedom Designated Representations” means each of the following representations and warranties: (i) the first four sentences of Section 5.1(a); (ii) Section 5.2; (iii) Section 5.3 and (v) Section 5.7.

“Freedom Exchange Shares” means the Freedom Common Stock to be issued in exchange for the Exchangeable Securities.

“Freedom Founders’ Agreement” means the Founders Agreement dated June 22, 2007 among the Sellers’ Representative, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, and Berggruen Freedom Holdings Ltd. and Marlin Equities II, LLC.

“Freedom Indemnified Parties” means Freedom, Buyers, Buyers’ Representative and the Affiliates and Representatives of Freedom, Buyers and Buyers Representative.

“Freedom Insurance Policies” has the meaning set forth in Section 5.18(a).

“Freedom Material Adverse Effect” means any fact, circumstance, change or effect that, individually or when taken together with all other such facts, circumstances, changes or effects that exist at the date of determination of the occurrence of the Freedom Material Adverse Effect, has or is reasonably likely to have a material adverse effect on (x) the ability of the Buyer Group to perform any material obligations under any of the Transaction Documents or (y) the ability of the Buyer Group to consummate the Transaction in accordance with the Transaction Documents or (z) the business, operations, financial condition or results of operations of Freedom and its Subsidiaries, taken as a whole; provided, however, that no facts, circumstances, changes or effects (by themselves or when aggregated with any other facts, circumstances, changes or effects) resulting from, relating, to or arising out of the following shall be deemed to be or constitute a Freedom Material Adverse Effect, and no facts, circumstances, changes or effects resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, circumstances, changes or effects) shall be taken into account when determining whether a Freedom Material Adverse Effect has occurred or may, would or could occur: (i) economic, financial or political conditions in any jurisdiction in which Freedom has substantial business or operations, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on Freedom and its Subsidiaries; (ii) conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on Freedom and its Subsidiaries; (iii) the announcement or pendency of this Agreement and the Transaction; (iv) changes in Law or GAAP (or any interpretations of GAAP) applicable to Freedom or any of its Subsidiaries; or (v) compliance by Freedom and its Subsidiaries with the express terms of this Agreement or the failure by Freedom or any of its Subsidiaries to take any action that is prohibited by this Agreement.

“Freedom Material Contracts” has the meaning set forth in Section 5.12(a).

“Freedom Permits” has the meaning set forth in Section 5.16.

“Freedom Plan” means the LTIP.

“Freedom SEC Reports” has the meaning set forth in Section 5.19.

“Freedom Stockholders” means holders of Freedom Common Stock.

“Freedom Stockholders’ Meeting” has the meaning set forth in Section 6.2(b).

“Freedom Units” means the Units of Freedom Common Stock and Freedom Warrants referred to in Freedom’s Securities Act Registration Statement 333-136248 and 333-139593.

“Freedom Warrants” means warrants to purchase shares of Freedom Common Stock issued by Freedom as set forth in Schedule 1.1.

“Final Closing Net Cash Statement” has the meaning set forth in Section 2.3(b).

“Final Order” means a final order of a court of competent jurisdiction, (i) from which there is no right of appeal to a higher court; or (ii) with respect to which either (A) all applicable time periods during which an appeal may be made have expired; or (B) a period of six months has elapsed from the date on which the order which would otherwise be the subject of the appeal was issued and no appeal has been taken, whichever is the earliest to occur.

“Financing” has the meaning set forth in Section 5.21.

“FSA” means the Financial Services Authority.

“FSMA” means the Financial Services and Markets Act 2000.

“Fund” means any investment fund or other vehicle for collective investment (whether open ended or close ended) including, without limitation, an investment company, a general and limited partnership, a trust, a commingled fund and any such fund or vehicle dedicated to only one investor.

“GAAP” means United States generally accepted accounting principles as in effect on the date of this Agreement.

“GLG Designated Representations” means each of the following representations and warranties: (i) Section 3.1; (ii) the first sentence of Section 3.2; (iii) Section 3.3; (iv) the first two sentences of Section 4.1; (v) Section 4.3; and (vi) Section 4.6(d).

“GLG Financial Statements” has the meaning set forth in Section 4.7(a).

“GLG Founders’ Agreement” means the Agreement Among Principals and Trustees among Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust dated June 22, 2007.

“GLG Funds” means the Funds listed in Schedule 1.2 and any new Fund for which any of the Companies provides management, investment management, sub management or sub investment management services or acts as operator, manager, investment manager, sub operator, sub manager or sub investment manager.

“GLG Indemnified Parties” means Sellers’ Representative, each of the Sellers, each of the Companies and the Affiliates and Representatives of Sellers’ Representative, each of the Sellers and each of the Companies.

“GLG Insurance Policies” has the meaning set forth in Section 4.18(a).

“GLG Material Adverse Effect” means any fact, circumstance, change or effect that, individually or when taken together with all other such facts, circumstances, changes or effects that exist at the date of determination of the occurrence of the GLG Material Adverse Effect, has or is reasonably likely to have a material adverse effect on (x) the ability of the Sellers to perform any material obligations under any of the Transaction Documents or (y) the ability of the Sellers to consummate the Transaction in accordance with the Transaction Documents or (z) the business, operations, financial condition or results of operations of the Companies, taken as a whole; provided, however, that no facts, circumstances, changes or effects (by themselves or when aggregated with any other facts, circumstances, changes or effects) resulting from, relating to or arising out of the following shall be deemed to be or constitute a GLG Material Adverse Effect, and no facts, circumstances, changes or effects resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, circumstances, changes or effects) shall be taken into account when determining whether a GLG Material Adverse Effect has occurred or may, would or could occur: (i) economic, financial or political conditions in any jurisdiction in which the Companies has substantial business or operations, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the Companies; (ii) conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the Companies; (iii) the announcement or pendency of this Agreement and the Transaction; (iv) changes in Law or GAAP (or any interpretations of GAAP) applicable to the

Companies; (v) compliance by the Sellers with the express terms of this Agreement or the failure by the Sellers to take any action that is prohibited by this Agreement.

“GLG Material Contracts” has the meaning set forth in Section 4.12(a).

“GLG Permits” has the meaning set forth in Section 4.16.

“GLG Plans” has the meaning set forth in Section 4.17(b).

“GLG Shareholders’ Agreement” means the Shareholders’ Agreement among Freedom, the Sellers and the Sellers’ Representative dated June 22, 2007.

“GLGPL” means GLG Partners Limited, an English Company.

“GHL” means GLG Holdings Limited, a British Virgin Islands company.

“Governmental Entity” means, in any jurisdiction, any (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal; (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity); or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“GPAM” means GLG Partners Asset Management Limited, an Irish Company.

“GPCL” means GLG Partners (Cayman) Limited, a Cayman Islands exempted company.

“GPLP” means GLG Partners LP, an English limited partnership.

“GPLP Holding Companies” means GHL, Mount Granite, Liberty Peak, GLGPL and Albacrest, individually and collectively.

“GPS” means GLG Partners Services LP, a Cayman Islands exempted limited partnership.

“GPS Holdings Companies” means GPSL, Mount Garnet, Knox Pines and Betapoint individually and collectively.

“GPSL” means GLG Partners Services Limited, a Cayman Islands exempted company.

“Hazardous Materials” means those materials, substances, biogenic materials or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, solid wastes, explosive, radioactive or regulated materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

“Hedging Obligations” means, with respect to any Person, (i) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary; and (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of, interest on and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b) the principal of, interest on and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 90 days of incurrence);

(d) capitalized lease obligations of such Person;

(e) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables);

(f) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any preferred stock;

(g) the principal component of all Indebtedness of other Persons secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Persons;

(h) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person;

(i) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(j) The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person includes Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(i) such Indebtedness is the obligation of a partnership or joint venture (a “Joint Venture”) for which such Person is a general partner of the Joint Venture (a “General Partner”); and

(ii) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(x) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person; or

(y) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

Notwithstanding the foregoing, “Indebtedness” does not include:

(A) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money;

(B) deferred or prepaid revenues;

(C) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller;

(D) any obligations to make progress or incentive payments or risk money payments under any contract to the extent not overdue by more than 90 days;

(E) the effects of SFAS No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indebtedness as a result of accounting for any embedded derivatives created by the terms of such Indebtedness;

(F) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future;

(G) deferred taxes; or

(H) fixed draws payable to partners associated with Laurel Heights and Lavender Heights.

“Indemnitee” means any Person seeking indemnification under this Agreement.

“Indemnitor” means any Person from whom indemnification is sought under this Agreement.

“Indemnity Amount Payable” means any amount of an Indemnity Claim Amount which has become an Indemnity Amount Payable in accordance with Article VIII, having regard to the limitations on liability set out in Article VIII.

“Indemnity Claim” means any Claim made for indemnification in accordance with Article VIII.

“Indemnity Claim Amount” means the amount of Damages claimed in any Notice of Claim, which amount, if not finally determined, may be a good faith estimate of the Damages that may be subject to indemnification pursuant to this Agreement.

“Indemnity Sharing Percentage” means (i) in the case of Lehman, 15.3%; (ii) in the case of Jonathan Green, prior to any sale referred to in Section 9.19, an amount equal to the product of (x) 7.65% multiplied by the percentage of the proceeds of such sale to be received by Jonathan Green, and on and after any sale referred to in Section 9.19, 1.65%; (iii) in the case of Abacus (C.I.) Limited, prior to any sale referred to in Section 9.19, an amount equal to the product of (x) 7.65% multiplied by the percentage of the proceeds of such sale to be received by Abacus (C.I.) Limited, and on and after any sale referred to in Section 9.19, 1.65%; (iv) in the case of IFS V Limited, if it becomes a Designated Seller, 3%; and (v) in the case of FARAMIR Beteiligungs und Verwaltungs GmbH, if it becomes a Designated Seller, 3%.

“Investment” of a Person means (i) any loan, advance (other than commission, travel and similar advances to officers and employees made in the Ordinary Course of Business), extension of credit (other than accounts receivable arising in the Ordinary Course of Business on terms customary in the trade and loans to employees in the ordinary course of business) or contribution of capital by such Person; (ii) equity securities owned by such Person; (iii) any deposit accounts and certificates of deposit owned by such Person; and (iv) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Investment Professional” has the meaning set forth in Section 4.17.

“IRS” means the United States Internal Revenue Service or any other successor agency, and, to the extent relevant, the United States Department of the Treasury.

“knowledge” means (a) with respect to the Sellers, the knowledge of each of the Persons set forth on Schedule 1.3(a) (i) if any of them is actually aware of such fact or other matter; or (ii) if any of them could be expected to discover or otherwise become aware of such fact or other matter through the diligent exercise of their duties as officers, directors and employees of the Companies; and (b) with respect to the Buyer Group, the knowledge of each of the Persons set forth on Schedule 1.3(b) (i) if any of them is actually aware of such fact or other matter; or (ii) if any of them could be expected to discover or otherwise become aware of such fact or other matter through the diligent exercise of their duties as officers, directors and employees of the Buyer Group.

“Knox Pines” means Knox Pines Ltd., a British Virgin Islands company.

“Laurel Heights” means Laurel Heights LLP, an English limited liability partnership.

“Lavender Heights” means Lavender Heights LLP, a Delaware limited liability partnership.

“Laws” means all laws, principles of common law, statutes, constitutions, treaties, rules, regulations, ordinances, codes, rulings, Orders, Licenses and determinations of all Governmental Entities.

“Leased Premises” has the meaning set forth in Section 4.11(c).

“Leases” means all leases, subleases, licenses, rights to occupy or use and other Contracts with respect to real property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

“Liability” means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

“Liberty Peak” means Liberty Peak Ltd., a British Virgin Islands company.

“Licenses” means all Consents, licenses, permits, certificates, variances, exemptions, franchises and other approvals or authorizations issued, granted, given, required or otherwise made available by any Governmental Entity.

“Lien” means any charge, “adverse claim” (as defined in Section 8-102(a)(1) of the Uniform Commercial Code) or other claim, community property interest, condition, equitable interest, lien, encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of first offer, retention of title agreement, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“LP Interests” means the additional 0.1 fractional limited partnership interests issued to Laurel Heights LLP by GLG Partners LP.

“LP Interest Option Agreement” means the agreement among Laurel Heights LLP and Subsidiaries of Freedom relating to the purchase and sale of the LP Interests.

“Loan Notes” means promissory notes issued by Acquisition Sub 1, each dated the Closing Date, substantially in the form annexed as Exhibit B, approximately completed in accordance with Section 2.1(g).

“Loan Note Collateral Account” means the account established and maintained by the Collateral Agent to hold, invest and pay the money deposited to secure the payment of the Loan Notes as and when due.

“LTIP” means the long term incentive program for GLG officers, directors, employees and consultants, having terms and conditions approved by Sellers’ Representative.

“Managed Accounts” means each of the following:

(i) CASAM GLG European Equity Market Neutral Fund Limited

(ii) CASAM GLG European Long-Short Fund Limited

(iii) The Century Fund SICAV

(iv) Consumer MAC 92 Limited

(v) GLG US MAP Fund Limited

(vi) Lxyor/GLG Japan Alternative Equity Fund Limited

(vii) Lxyor/GLG Esprit Fund Limited

(viii) Lxyor/GLG North American Alternative Equity Fund Limited

(ix) Lxyor/GLG Pan-European Equity Fund Limited

(x) MAC Pilsudski Fund

(xi) Merrill Lynch Global Selects Portfolios Plc - the European Large Cap Core Portfolio II

(xii) Norges Bank

(xiii) Orchestra Sub-Funds SPC — the GLG European Shares I Segregated Portfolio (also known as the Class B Segregated Portfolio)

(xiv) Pléaide SICAV — Pléaide Actions Amérique du Nord

(xv) Lxyor GLG Long-Short Diversified Fund

(xvi) Xanthos (SPC) — the GLG Segregated Portfolio I

“Material Contract” means:

(a) with respect to any of the Companies:

(i) all Contracts for the lease (whether as lessor or lessee) of personal property to or from the Companies which provide for lease payments in excess of $500,000 during any year;

(ii) all Contracts for the purchase or sale of property, or for the furnishing or receipt of services, including customer, supply or consulting Contracts, which provide for payments to or from the Companies of $500,000 during any year or more, excluding (x) distribution or other agreements relating to fee rebates for investors in GLG Funds and (y) employment and consulting agreements with Persons (including Persons that are members, partners or holders of other interests in Laurel Heights, Sage Summit LP, Albacrest, Lavender Heights, Green Hill Summit Ltd., Betapoint and Saffron Woods Corporation) regularly employed (either as employees or consultants) by any of the Companies in the Ordinary Course of Business and (z) investment management, management and distribution agreements in the Ordinary Course of Business;

(iii) all Contracts concerning a partnership, joint venture, joint development or other cooperation arrangement, other than Contracts solely between or among the Companies;

(iv) all Contracts with any Governmental Entity;

(v) all Contracts relating to or evidencing Indebtedness of the Companies (or the creation, incurrence, assumption, securing or guarantee thereof);

(vi) all Contracts that create, establish or define the terms and conditions of, govern the transfer, voting, economic or other rights of holders of, or otherwise relate to Equity Securities issued by any of the Companies, including the Organizational Documents of the Companies;

(vii) all Contracts under which (A) any Person has directly or indirectly guaranteed any Liabilities of the Companies or (B) the Companies have directly or indirectly guaranteed any Liabilities of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(viii) all Contracts under which the Companies have directly or indirectly made any advance, loan, extension of credit or capital contribution to, or other Investment in, any Person (other than (x) another of the Companies and (y) investment in GLG Funds of less than $100,000), including employees, or which involve a sharing of profits, losses, costs or Liabilities by the Companies with any other Person (other than another of the Companies);

(ix) all Contracts providing for or granting a Lien upon any assets or properties of the Companies;

(x) all Contracts providing for indemnification of any Person with respect to Liabilities relating to any current or former business of the Companies or any predecessor Person (other than customary indemnification provisions contained in Contracts with (x) customers or suppliers in the Ordinary Course of Business) and (y) Persons (including Persons that are members, partners or holders of other interests in Laurel Heights, Sage Summit LP, Albacrest, Lavender Heights, Green Hill Summit Ltd., Betapoint and Saffron Woods Corporation) regularly employed (either as employees or consultants by any of the Companies in the Ordinary Course of Business);

(xi) all Contracts (a) which (i) provide for the payment of performance, management or transaction fees to any of the Companies for investment management services provided to investment funds and managed accounts managed by any of the Companies and (ii) resulted in payments of such fees to the Companies, in respect of any such Contract, in excess of $1,000,000 in the aggregate during the 12 month period ended December 31, 2006 and (b) are with any GLG Funds or are Fund management agreements;

(xii) all Contracts providing for or containing confidentiality and non-disclosure obligations (other than (A) standard non-disclosure forms signed by employees generally, copies of which have been provided to Buyers, (B) customary confidentiality or non-disclosure provisions contained in Contracts with customers or suppliers in the Ordinary Course of Business, (C) customary confidentiality agreements with trading counterparties, clients of GLG and GLG Funds, and (D) with respect to any sale, recapitalization, initial public offer of securities, financing or similar transaction of, by or with respect to any of the Companies, including the Transaction);

(xiii) all Contracts for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof;

(xiv) all Contracts which limit or purport to limit the ability of any of the Companies to compete in any line of business or with any Person or in any geographic area or which limit or purport to limit or restrict the ability of any of the Companies with respect to the development, marketing, sale or distribution of, or other rights with respect to, any products or services;

(xv) all Contracts containing any restrictions with respect to payment of dividends or any other distributions in respect of the capital stock or Equity Securities of the Companies;

(xvi) the lease for the Seller Leased Premises referred to in item 4.11(c) of the Disclosure Statement; and

(xvii) all Contracts which are otherwise material to the Companies which are not described in any of the categories specified above.

(b) with respect to Freedom or any of its Subsidiaries:

(i) any “material contact” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC;

(ii) all Contracts for the lease (whether as lessor or lessee) of personal property to or from the Buyer Group which provide for lease payments in excess of $50,000 during any year;

(iii) all Contracts for the purchase or sale of property, or for the furnishing or receipt of services, including customer, supply or consulting Contracts, which provide for payments to or from the Buyer Group of $50,000 during any year or more;

(iv) all Contracts concerning a partnership, joint venture, joint development or other cooperation arrangement, other than Contracts solely between or among the Buyer Group;

(v) all Contracts with any Governmental Entity;

(vi) all Contracts relating to or evidencing Indebtedness of the Buyer Group (or the creation, incurrence, assumption, securing or guarantee thereof);

(vii) all Contracts that create, establish or define the terms and conditions of, govern the transfer, voting, economic or other rights of holders of, or otherwise relate to Equity Securities issued by any of the Buyer Group, including the Organizational Documents of the Buyer Group;

(viii) all Contracts under which (A) any Person has directly or indirectly guaranteed any Liabilities of the Buyer Group or (B) the Buyer Group have directly or indirectly guaranteed any Liabilities of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(ix) all Contracts under which the Buyer Group has directly or indirectly made any advance, loan, extension of credit or capital contribution to, or other Investment in, any Person (other than another of the Buyer Group), including employees, or which involve a sharing of profits, losses, costs or Liabilities by the Buyer Group with any other Person (other than another of the Buyer Group);

(x) all Contracts providing for or granting a Lien upon any assets or properties of the Buyer Group;

(xi) all Contracts providing for indemnification of any Person with respect to Liabilities relating to any current or former business of the Buyer Group or any predecessor Person (other than customary indemnification provisions contained in Contracts with customers or suppliers that are disclosed under clause (ii) above);

(xii) all Contracts providing for or containing confidentiality and non-disclosure obligations (other than (A) standard non-disclosure forms signed by employees generally, copies of which have been provided to Buyers and (B) customary confidentiality or non-disclosure provisions contained in Contracts with customers or suppliers that are disclosed under clause (ii) above);

(xiii) all Contracts for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof;

(xiv) all Contracts which limit or purport to limit the ability of any of the Buyer Group to compete in any line of business or with any Person or in any geographic area or which limit or purport to limit or restrict the ability of any of the Buyer Group with respect to the development, marketing, sale or distribution of, or other rights with respect to, any products or services;

(xv) all Contracts containing any restrictions with respect to payment of dividends or any other distributions in respect of the capital stock or Equity Securities of the Buyer Group; and

(xvi) all Contracts which are otherwise material to the Buyer Group which are not described in any of the categories specified above.

“Mount Garnet” means Mount Garnet Limited, a British Virgin Islands company.

“Mount Granite” means Mount Granite Limited, a British Virgin Islands company.

“Net Cash Amount” means an amount, in dollars, computed in accordance with Schedule 2.2(c).

“Notice of Claim” means a written notice of a claim for indemnification pursuant to this Agreement that (1) sets forth in reasonable detail (to the extent reasonably practicable) the basis for such claim; (2) sets forth the Indemnity Claim Amount; and (3) sets forth the name of any Person against whom the claim is being made.

“Notice of Disagreement” has the meaning set forth in Section 2.2(b).

“Order” means any award, decision, stipulation, injunction, judgment, order, ruling, subpoena, writ, decree or verdict entered, issued, made, or rendered by any Governmental Entity.

“Ordinary Course of Business” means any action taken by a Person that is: (a) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and (c) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority) in the ordinary course of the normal day-to-day operations of the other Persons that are in the same line of business as such Person.

“Organizational Documents” means, with respect to any Person, its certificate or articles of incorporation, its by-laws, its memorandum and articles of association, its limited liability company agreement or operating agreement, its certificate of formation, its partnership or limited partnership agreement, its trust indenture or agreement or other documentation governing the organization or formation of such Person, but not any shareholder, registration rights, subscription or other Contract to which such Person may become a party after its formation or organization.

“Other Filings” has the meaning set forth in Section 6.2(a).

“Parties” has the meaning set forth in the Preliminary Statements.

“Permits” means all Consents, licenses, permits, certificates, variances, exemptions, franchises and other approvals issued, granted, given, required or otherwise made available by any Governmental Entity.

“Permitted Liens” means, with respect to any Person, Liens for (a) Taxes, assessments and other governmental charges, if such Taxes, assessments or charges shall not be due and payable or which the Person is contesting in good faith and for which adequate reserves have been established; and (b) inchoate workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business consistent with past practices in respect of obligations which are not overdue, minor title defects and recorded easements, which workmen’s, repairmen’s or other similar Liens, minor title defects and recorded easements do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the property to which they relate or the Business, assuming that the property is used on substantially the same basis as such property is currently being used by the Companies.

“Permitted Transfer Restrictions” means restrictions on transfer of Equity Securities or other securities under (i) the Securities Act of 1933, FSMA and any other Law that may apply to a transfer of securities contemplated by this Agreement and (ii) the Organizational Documents of the Companies, Freedom, Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3.

“Person” means any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Entity, including any successor (by merger or otherwise) of such entity.

“Plan” means, with respect to any Person, each pension, retirement, savings, money purchase, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, phantom stock, incentive and special compensation and other plan and each other employee or fringe benefit plan, program or Contract to which such Person contributes or is required to contribute or has any Liability, or which such Person sponsors, maintains or administers or which is otherwise applicable to employees or categories of employees of such Person, whether written or oral and whether direct or indirect.

“Proxy Confirmation” has the meaning set forth in Section 6.2(e).

“Proxy Statement” means the proxy statement Freedom sends to the Freedom Stockholders for purposes of soliciting proxies for the Freedom Stockholders’ Meeting, as provided in Section 6.2.

“Purchased Shares” means the Equity Securities set forth in Schedule 1.4.

“Release” has the meaning set forth in Section 101(22) of CERCLA.

“Reorganization” means the reorganization of the Companies as set forth in Schedule 1.5.

“Representatives” means, with respect to any Person, such Person’s Affiliates, directors, officers, employees, agents, consultants, advisors and other representatives, including legal counsel, accountants and financial advisors.

“Requisite Stockholder Approval” means the approval of the Transaction and all other matters submitted to the Freedom Stockholders in the Proxy Statement by the Freedom Stockholders holding the number of shares of Freedom Common Stock required under the DGCL and Freedom’s Organizational Documents to authorize and approve such matters; provided that 19.99% or less of the shares of Freedom common stock that were issued in Freedom’s initial public offering vote against the Transaction and elect redemption of their shares.

“Saffron Woods” means Saffron Woods Corporation, a British Virgin Islands company.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” has the meaning set forth in the preamble to this Agreement, subject to the qualification set forth in 9.20.

“Sellers’ Agreements” means (i) the GLG Founders’ Agreement; (ii) the GLG Shareholders’ Agreement, (iii) the GLG Indemnification, Contribution and Security Agreement and (iv) the GLG Voting Agreement individually and collectively.

“Shares Exchange Agreement” means the agreement by and among Freedom and the holders of Exchangeable Shares.

“Sellers’ Representative” has the meaning set forth in the preamble to this Agreement.

“Subsidiary” means any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of the Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity.

“Support Agreement” means the support agreement between Freedom, and Acquisition Sub 2, dated as of the Closing Date, in form and substance satisfactory to Sellers’ Representative.

“Taxes” or “Tax” means all federal, national, state, province, local and foreign taxes, charges, duties, fees, levies or other assessments, including without limitation income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, capital stock, customs duties, net worth, windfall profits, capital gains, transfer, registration, estimated, stamp, social security, environmental, occupation, franchise or other taxes of any kind whatsoever, imposed by any Governmental Entity, and all interest, additions to tax penalties and other similar amounts imposed thereon.

“Tax Return” means, with respect to any Person, all federal, national, state, province, local and foreign Tax returns, reports, declarations, statements and other documentation, including any schedule or attachment thereto, required to be filed by or on behalf of such Person (or any predecessor) or any consolidated, combined, affiliated or unitary group of which such Person is or has been a member (but only with respect to taxable periods during which such Person is a member thereof).

“Termination Date” means December 31, 2007, as such date may be extended pursuant to Section 6.13(b).

“Third-Party Claim” has the meaning set forth in Section 8.4(a).

“Transaction” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Support Agreement, the Freedom Founders’ Agreement, the Freedom Common Stock, the Freedom Exchange Shares, the Exchangeable Securities, the certificate of designation of the Freedom Class A Stock, the Acquisition Sub 1 Exchangeable Shares, the Loan Notes, the Exchangeable Securities Holder Agreement, the Shares Exchange Agreement, the Proxy Confirmation and all other instruments, certificates and documents expressly required to be delivered by Freedom, Buyers, Buyers’ Representative, any Seller or Sellers’ Representative pursuant to this Agreement or any other Transaction Document.

“Transaction Expenses” means, with respect to any Person, (i) any and all fees and out-of-pocket costs and expenses of such Person and any counsel, accountants, investment bankers and other professional advisors engaged by such Person, in connection with the Transaction; (ii) any Liability of such Person for payments to any other Person to obtain any consent, release, approval, waiver or other authorization required in order to consummate the Transaction; (iii) any commitment, underwriting, arrangement or other fee payable pursuant to the Credit Agreement, the Commitment Letters or otherwise for financing to fund the cash portion of the Aggregate Purchase Price; and (iv) any filing fee payable under the HSR Act or other antitrust or competition law for any report or other filing required to be made in connection with the Transaction.

“Trustee Party” has the meaning set forth in Section 9.16.

“UK Shares” means the Purchased Shares issued by GPAM, GLGPL, GHL, Mount Granite and Albacrest.

“Unaffiliated Firm” means such internationally recognized firm of accountants as Buyers Representative and the Sellers’ Representative may agree upon in writing.

1.2 Rules of Construction.  The following rules shall apply to the interpretation of this Agreement:

(a) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(b) Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall be deemed to refer to any such Law as amended and in effect at any time.

(c) For the purposes of this Agreement and the Schedules and Exhibits to this Agreement, (i) words in the singular will include the plural and vice versa and words of one gender will include the other gender as the context requires, (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word “including” and words of similar import will mean “including, without limitation”, unless otherwise specified, (iv) the word “or” will not be exclusive, (v) the phrase “made available” will mean that the information referred to has been made available if requested by the Party to whom such information is to be made available, and (vi) any accounting term will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations will be made, unless otherwise specifically provided herein, in accordance with GAAP consistently applied, and all references to GAAP, unless otherwise specifically provided herein, will be to United States GAAP.

(d) Capitalized terms used in the other Transaction Documents but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

(e) A “breach” of a representation, warranty, covenant, obligation or other provision of this Agreement or any Transaction Document will be deemed to have occurred if there is or has been any inaccuracy in or breach of or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

(f) The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered Articles and Sections are to Articles and Sections of this Agreement and all references herein to Exhibits are to Exhibits to this Agreement.

(g) Unless otherwise specified, all references contained in this Agreement or in any Transaction Document to dollars or “$” will mean United States Dollars.

(h) Unless otherwise specified, all references to a Contract will include that Contract as it may be amended, modified, supplemented, waived or otherwise in effect from time to time.

Annex B

FORM OF

SUPPORT AGREEMENT

between

Freedom Acquisition Holdings, Inc.

and

FA Sub 2 Limited

Dated          , 2007

B-i

SUPPORT AGREEMENT

Agreement, dated          , 2007 (this “Agreement”), between Freedom Acquisition Holdings, Inc., a Delaware corporation (“Freedom”) and FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2004 (the “Act”) (“Acquisition Sub 2”).

Preliminary Statements

This Agreement is the Support Agreement which the parties hereto are entering into pursuant to the Purchase Agreement, dated June 22, 2007, by and among Freedom, FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the Act (“Acquisition Sub 1”), Acquisition Sub 2, FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the Act, the Buyers’ Representative (as defined therein), the Sellers’ Representative (as defined therein), Lehman (Cayman Islands) Limited, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Blue Hill Trust (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Defined Terms.  As used in this Agreement, the terms defined in the preamble, preliminary statements and other sections of this Agreement shall have the respective meanings specified therein, terms defined in the Purchase Agreement and not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement when used in this Agreement, the rules of construction of the Purchase Agreement shall apply to this Agreement, and the following terms shall have the following meanings:

“Exchange Notice” means the exchange notice required pursuant to Regulation 12(b) of the Memorandum of Association of Acquisition Sub 2.

“Obligation” means the obligation to deliver shares of Freedom Common Stock upon exercise of the exchange rights pursuant to Regulation 12(a) of the Memorandum of Association of Acquisition Sub 2, in a number that is equivalent to the number of Exchangeable Securities being tendered for exchange, subject to adjustment as provided in the Memorandum of Association of Acquisition Sub 2.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Freedom’s assets, spin-off, distribution or other transaction (other than (i) cash dividends or other dividends or distributions in respect of which holders of Exchangeable Shares are entitled to dividends or distributions under Regulation 11(b) of the Memorandum of Association of Acquisition Sub 2 or (ii) stock splits or stock dividends that result in the exchange ratio being proportionately adjusted pursuant to Regulation 12(e) of the Memorandum of Association of Acquisition Sub 2), which in any such case is effected in such a manner that holders of Freedom Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Freedom Common Stock.

“Required Majority of Sellers” means (i) prior to the time any Exchangeable Securities are issued and outstanding, the Sellers’ Representative, and (ii) from and after the time any Exchangeable Securities are issued and outstanding, holders of a majority of the then outstanding shares of Exchangeable Securities (as of the record, effective or other date specified for any such matter that requires action by or on behalf of the Required Majority of Sellers hereunder).

“Transfer Agent” means Continental Stock Transfer & Trust Co., or such other financial institution as may from time to time be designated by Freedom to act as its transfer agent for Freedom Common Stock.

ARTICLE II

SUPPORT

Section 2.1  Irrevocable Agreement to Issue Shares.

(a) No later than one Business Day after any Exchange Notice is issued for shares of Exchangeable Securities in accordance with the terms and conditions of the Exchangeable Securities, Freedom shall instruct the Transfer Agent:

(i) to issue that number of shares of Freedom Common Stock as may be required to comply with any such Exchange Notice;

(ii) to deliver those shares issued in such amounts, in the names of such Persons and transferred by book entry to such securities accounts as are set forth in the Exchange Notice, upon receipt by Freedom of (x) certificates representing the Exchangeable Securities tendered for exchange in such Exchange Notice, duly endorsed to Freedom, accompanied by duly endorsed instruments of transfer as required by Regulation 25 of the Articles of Association of Acquisition Sub 2 and (y) such other documents or instruments reasonably requested by Freedom; and

(iii) to record successive transfers of any shares of Freedom Common Stock issued pursuant to any Exchange Notice first as a transfer by Freedom to Acquisition Sub 1 (which will be treated as between Freedom and Acquisition Sub 1 as a contribution of such shares of Freedom Common Stock to the capital of Acquisition Sub 1) and second as a transfer by Acquisition Sub 1 to Acquisition Sub 2 (which will be treated as between Acquisition Sub 1 and Acquisition Sub 2 as a contribution of such shares of Freedom Common Stock to the capital of Acquisition Sub 2) and third as a transfer by Acquisition Sub 2 to the Person or Persons named in the Exchange Notice. Upon the contribution by Acquisition Sub 1 of shares of Freedom Common Stock to the capital of Acquisition Sub 2, Acquisition Sub 2 will issue additional shares of capital stock to Acquisition Sub 1 which shares shall have an Ownership Percentage (as defined in the Memorandum of Association of Acquisition Sub 2) equal to the Ownership Percentage that was attributable to the Exchangeable Securities that were exchanged for such shares of Freedom Common Stock.

(b) No later than one Business Day after any Organic Change occurs, while any Exchangeable Securities are outstanding, Freedom shall deliver or cause to be delivered in the manner set out in Section 2.1(a)(iii) above to each holder of Exchangeable Securities, in lieu of or addition to (as the case may be) Freedom Common Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (as if the holder of Exchangeable Securities had exchanged Exchangeable Securities immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Freedom Common Stock issuable immediately prior thereto upon exchange of Exchangeable Securities had such Organic Change not taken place.

Section 2.2  Replacement Exchangeable Securities.  In any case where less than all of the Exchangeable Securities represented by a share certificate tendered for exchange are to be exchanged pursuant to the Exchange Notice, Freedom shall cause Acquisition Sub 2 to issue a replacement certificate representing that number of shares of Exchangeable Securities remaining after giving effect to the Exchange Notice, issued in the name of the same Person or Persons as the Exchangeable Securities tendered for exchange, and to deliver such replacement certificate as provided in the Exchange Notice.

Section 2.3  Taxes.  Any and all share issuances or contributions by or to Freedom or Acquisition Sub 2 hereunder shall be made free and clear of any and all present or future transfer Taxes and all liabilities with respect thereto. If Freedom or Acquisition Sub 2 shall be required by any applicable law to pay any transfer Taxes from or in respect of any shares to be exchanged hereunder, Freedom or Acquisition Sub 2 shall pay the full amount of such transfer Taxes to the relevant taxation authority or other authority in accordance with applicable law. For the avoidance of doubt, this Section shall not apply to income Taxes of, or withholding

Tax obligations with respect to, Acquisition Sub 1 or Acquisition Sub 2 which shall be borne by Acquisition Sub 1 or Acquisition Sub 2, as the case may be, in a manner that does not reduce the number of shares that Acquisition Sub 2 has available for the exchange below the number required for the exchange.

Section 2.4  No Effect on Agreement.  The obligations of Freedom under this Agreement shall not be altered, limited, impaired or otherwise affected by:

(a) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, of the terms of the Exchangeable Securities, the Obligation or any other instrument or agreement evidencing or relating to any of the foregoing, or the liability of any party to any of the foregoing or for any part thereof;

(b) the validity, regularity or enforceability of any of the Obligation or of the Exchangeable Securities or any other instrument or agreement evidencing or relating to any of the foregoing;

(c) any change, whether direct or indirect, in Freedom’s relationship to Acquisition Sub 2, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of Acquisition Sub 1, Acquisition Sub 2, Freedom or any other entity;

(d) any act or omission of any of the holders of Exchangeable Securities relating in any way to the Exchangeable Securities, the Obligation or Acquisition Sub 2, including any failure to bring an action against Acquisition Sub 2 or any other party liable on the Obligation, or any party liable on any guarantee of the Obligation;

(e) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Acquisition Sub 2 or any defense which Acquisition Sub 2 may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(f) any other act or omission that may or might in any manner or to any extent vary the risk of Freedom or that may or might otherwise operate as a discharge of Freedom as a matter of law or equity, other than the performance of the Obligation and this Agreement.

Section 2.5  Continuing Agreement.  This Agreement shall be construed as a continuing, absolute and unconditional agreement to issue Freedom Common Stock (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by holders of Exchangeable Securities at any time of any right or remedy against Acquisition Sub 2. This Agreement shall remain in full force and effect until the Obligation shall have been satisfied by performance.

Section 2.6  Reinstatement of Agreement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time performance, or any part thereof, of this Agreement or any of the Obligation is avoided, rescinded or must otherwise be restored or returned by a holder of Exchangeable Securities to Acquisition Sub 2 or its representative for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to Acquisition Sub 2 or Freedom, all as though such performance had not been made.

Section 2.7  Reservation of Shares.  Freedom shall at all times while Exchangeable Securities are in issue, keep reserved from its authorized capital stock sufficient shares of Freedom Common Stock to issue shares of Freedom Common Stock, as and when required under this Agreement, and otherwise to perform its obligations hereunder and under the other Transaction Documents or Contracts binding on Freedom.

Section 2.8.  Purchase and Sale of Additional Shares.  (a) Upon the exercise of any Freedom Warrants by any holder thereof, Freedom shall have the right to purchase (directly or through a subsidiary) from Acquisition Sub 2 a number of Class A Ordinary Shares of Acquisition Sub 2 equal to that number of shares of Freedom Common Stock that are issued by Freedom upon such exercise of Freedom Warrants (after taking into account any shares of Freedom Common Stock witheld by Freedom in the case of a cashless exercise of Freedom Warrants). The purchase price to be paid by Freedom to Acquisition Sub 2 for such Class A Ordinary Shares shall be (i) in the event the Freedom Warrants are exercised for cash, the aggregate exercise price paid by the holder of the Freedom Warrants to Freedom upon exercise thereof, and (ii) in the event the

Freedom Warrants are exercised through a cashless exercise, the aggregate par value of such Class A Ordinary Shares.

(b) Acquisition Sub 2 shall at all times while this Agreement is in effect, keep reserved from its authorized capital stock a sufficient number of Class A ordinary shares of Acquisition Sub 2 to issue such shares, as and when required under this Agreement, and otherwise to perform its obligations hereunder.

(c) Freedom shall have the right to assign its rights under this Section 2.8 to Acquisition Sub 1.

ARTICLE III

MISCELLANEOUS

Section 3.1  Freedom’s Waivers.  Freedom waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the holders of Exchangeable Securities upon this Agreement or acceptance of this Agreement; the Obligation, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between Freedom and the holders of Exchangeable Securities shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Freedom waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

Section 3.2  Election of Remedies.  Each and every right, power and remedy herein given to the holders of Exchangeable Securities, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the holders of Exchangeable Securities.

Section 3.3  Effect of Delay or Omission to Pursue Remedy.  No single or partial waiver by any of the holders of Exchangeable Securities of any right, power or remedy, or delay or omission by any of the holders of Exchangeable Securities in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any of the holders of Exchangeable Securities of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the holders of Exchangeable Securities expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by any holders of Exchangeable Securities to be bound thereby.

Section 3.4  Amendment.  This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by Freedom and the Required Majority of Sellers.

Section 3.5  Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:

(a) If to Freedom:

(b) If to Acquisition Sub 2:

(c) If to any holders of Exchangeable Securities, in care of the Sellers’ Representative:

or to such other address as may be specified from time to time by the parties in a notice to the other parties given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

Section 3.6  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, Freedom shall not have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Required Majority of Sellers, and any such assignment without such consent shall be void and have no effect on the rights of the holders of Exchangeable Securities hereunder.

Section 3.7  GOVERNING LAW.  THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 3.8  SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS REFERRED TO IN SECTION 3.5 OF THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

Section 3.9  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 3.10  Severability.  If any provision hereof or of any of the instruments evidencing part or all of the Obligation is invalid or unenforceable in any jurisdiction, the other provisions hereof or of such instruments shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the holders of Exchangeable Securities in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 3.11  Expenses.  Whether or not legal action is instituted, Freedom shall reimburse the holders of Exchangeable Securities on written demand for all reasonable attorney’s fees and disbursements and all other reasonable costs and expenses incurred by the holders of Exchangeable Securities in enforcing their rights under this Agreement.

Section 3.12  Third-Party Beneficiaries.  Each holder from time to time of Exchangeable Securities is intended to be and is a third-party beneficiary of all of the provisions of this Agreement, as fully as if a party to this Agreement. No modification, amendment, waiver, termination or revocation of any such provision shall be effective, except by an agreement in writing signed by the Required Majority of Sellers. Any such modification, amendment, waiver, termination or revocation made in an agreement in writing signed by the Required Majority of Sellers shall be final, conclusive and binding on all present and future holders of Exchangeable Securities.

Section 3.13  Counterparts.  This Agreement may be executed in separate counterparts, each such counterpart being deemed an original instrument, and all such counterparts will together constitute the same agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

FREEDOM ACQUISITION HOLDINGS, INC.

By:
Name:
Title:

FA SUB 2 LIMITED

By:
Name:
Title:

(Signature Page to Support Agreement)

Annex C

FORM OF

SHARES EXCHANGE AGREEMENT

between

Freedom Acquisition Holdings, Inc.

and

Holders of Ordinary Shares of FA Sub 1 Limited
Set Forth on the Signature Pages Hereof

Dated          , 2007

C-i

SHARES EXCHANGE AGREEMENT

Shares Exchange Agreement, dated          , 2007 (this “Agreement”), by and between Freedom Acquisition Holdings, Inc., a Delaware corporation (“Freedom”), and the holders of ordinary shares of FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2004 (the “Act”) (“Acquisition Sub 1”), set forth on the signature pages hereof.

Preliminary Statements

This Agreement is the Shares Exchange Agreement which the parties hereto are entering into pursuant to the Purchase Agreement, dated June 22, 2007, by and among Freedom, Acquisition Sub 1, FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the Act, FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the Act, the Buyers’ Representative (as defined therein), the Sellers’ Representative (as defined therein), Lehman (Cayman Islands) Limited, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Blue Hill Trust (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Defined Terms.  As used in this Agreement, the terms defined in the preamble, preliminary statements and other sections of this Agreement shall have the respective meanings specified therein, terms defined in the Purchase Agreement and not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement when used in this Agreement, the rules of construction of the Purchase Agreement shall apply to this Agreement, and the following terms shall have the following meanings:

“Call Date” means the first Business Day after the Closing Date.

“Exchangeable Shares” means all ordinary shares of Acquisition Sub 1 held or to be held by the Holders.

“Holder” means each holder of Exchangeable Shares set forth on the signature pages hereof and any such holder’s respective successors and permitted assigns.

“Letter of Transmittal” means a letter of transmittal, substantially in the form annexed as Exhibit A, appropriately completed and duly executed by the Holder tendering Exchangeable Shares in exchange for Freedom Common Stock.

“Required Majority of Holders” means (i) prior to the time any Exchangeable Shares are issued and remain issued, the Sellers’ Representative, and (ii) from and after the time any Exchangeable Shares are issued and remain issued, holders of a majority of the then outstanding Exchangeable Shares (as of the record, effective or other date specified for any such matter that requires action by or on behalf of the Required Majority of Holders hereunder).

“Transfer Agent” means Continental Stock Transfer & Trust Co., or such other financial institution as may from time to time be designated by Freedom to act as its transfer agent for Freedom Common Stock.

ARTICLE II

HOLDERS PUT RIGHT

Section 2.1  Put Right.  Each Holder of Exchangeable Shares shall have the right to require Freedom at any time to acquire all of the Exchangeable Shares held by such Holder in consideration for the issuance to such Holder of Freedom Common Stock, as provided in this Article II and Article IV.

Section 2.2  Put Right Procedures.  Any Holder that elects to exercise the put right set forth in Section 2.1 shall tender to Freedom all of such Holder’s Exchangeable Shares in exchange for Freedom Common Stock in accordance with the following procedures:

(a) Such Holder will deliver to Freedom a duly completed and signed Letter of Transmittal. Such Letter of Transmittal may be delivered prior to the Closing Date. Any Letter of Transmittal received by Freedom prior to the Closing Date will become effective on the Closing Date immediately after issuance and registration of the Exchangeable Shares subject to such Letter of Transmittal, subject to compliance with Section 2.2(b). Any Letter of Transmittal received by Freedom on or after the Closing Date will become effective one Business Day after it is received by Freedom, subject to compliance with Section 2.2(b).

(b) Such Holder will deliver to Freedom the certificate or certificates, if any, for all Exchangeable Shares held by such Holder, duly endorsed to Freedom, accompanied by duly endorsed instruments of transfer as required by Regulation 5.1 of the Memorandum and Articles of Association of Acquisition Sub 1 (the “M&As”).

ARTICLE III

FREEDOM CALL RIGHT

Section 3.1  Call Right.  In the event that one or more Holders have not exercised their put right with respect to their Exchangeable Shares pursuant to Article II prior to the Call Date, then Freedom may at any time and from time to time from and after the Call Date require all Exchangeable Shares held by any such Holder or Holders to be sold in exchange for Freedom Common Stock, as provided in this Article III and Article IV.

Section 3.2  Exchange Procedures.  If Freedom elects to exercise its right to require all Exchangeable Shares held by any Holder or Holders to be sold in exchange for Freedom Common Stock set forth in Section 3.1, Freedom shall give written notice to the applicable Holder(s) notifying such Holder(s) that Freedom is exercising such right (a “Call Notice”), which notice shall specify the date that the acquisition of the Exchangeable Shares held by such Holder(s) in exchange for Freedom Common Stock will become effective. Any Holder that receives a Call Notice shall promptly after receipt thereof tender to Freedom all Exchangeable Shares held by such Holder to be sold in exchange for Freedom Common Stock in accordance with the following procedures:

(a) Such Holder will deliver to Freedom a duly completed and signed Letter of Transmittal covering all Exchangeable Shares held by such Holder.

(b) Such Holder will deliver to Freedom the certificate or certificates, if any, for all Exchangeable Shares held by such Holder, duly endorsed to Freedom, accompanied by duly endorsed instruments of transfer as required by Regulation 5.1 of the M&As.

ARTICLE IV

EXCHANGE RATIO

Section 4.1  Exchange Ratio; Adjustment of Exchange Ratio.  The number of shares of Freedom Common Stock for which shares of Exchangeable Shares may be sold or acquired under Article II or Article III (the “Exchange Ratio”) shall be:

(a) Except as otherwise provided in this Section 4.1, one share of Freedom Common Stock for one Exchangeable Share.

(b) If Acquisition Sub 1 at any time divides or subdivides (by any stock split, stock dividend or otherwise) its ordinary shares into a greater number of shares, or combines or consolidates (by reverse stock split, combination or otherwise) its ordinary shares, the Exchange Ratio in effect immediately prior to such division, subdivision, combination or consolidation shall be proportionately adjusted.

(c) If Freedom at any time divides or subdivides (by any stock split, stock dividend or otherwise) the Freedom Common Stock into a greater number of shares, or combines or consolidates (by reverse stock split, combination or otherwise) the Freedom Common Stock, the Exchange Ratio in effect immediately prior to such division, subdivision, combination or consolidation shall be proportionately adjusted.

ARTICLE V

OTHER PROVISIONS RE: EXCHANGE AND CALL RIGHTS

Section 5.1  Effect on Exchangeable Shares.  If, on the effective date of a Letter of Transmittal received by the Transfer Agent, on behalf of Freedom, pursuant to Section 2.2(a), or on the effective date set forth in any Call Notice delivered pursuant to Section 3.2, shares of Freedom Common Stock necessary to be issued in exchange for the Exchangeable Shares subject to such Letter of Transmittal or Call Notice (as applicable) shall be available therefor and shall have been irrevocably set aside, then, notwithstanding that the certificates, if any, evidencing the Exchangeable Shares subject to such Letter of Transmittal or Call Notice (as applicable) shall not have been surrendered, the Holders of such Exchangeable Shares shall cease to be holders thereof and shall have no further rights whatsoever with respect to such Exchangeable Shares (except the right of such Holders to receive Freedom Common Stock upon surrender of their certificate or certificates, if any, therefor).

Section 5.2  Issuance of Freedom Common Stock.  No later than one Business Day after (i) any Holder exercising the put right set forth in Section 2.1 complies with the provisions of Section 2.2 or (ii) any Holder complies with the provisions of Section 3.2 after receiving a Call Notice pursuant to Section 3.1 (including, in either case, delivery by the Holder of a Letter of Transmittal duly completed and executed by the Holder tendering Exchangeable Shares for Freedom Common Stock), Freedom shall instruct the Transfer Agent:

(i) to issue that number of shares of Freedom Common Stock as may be required to comply with the Letter of Transmittal delivered by the Holder pursuant to Section 2.2 or 3.2 (as applicable); and

(ii) to deliver those shares issued in such amounts, in the names of such Persons and transferred by book entry to such securities accounts as are set forth in the Letter of Transmittal, upon receipt by Freedom of (x) certificates, if any, representing the Exchangeable Shares tendered for sale in such Letter of Transmittal, duly endorsed to Freedom, accompanied by duly endorsed instruments of transfer as required by Regulation 5.1 of the M&As and (y) such other documents or instruments reasonably requested by the Transfer Agent.

Section 5.3  Taxes.  Any exercise by a Holder of its put right pursuant to Section 2.1 and any exercise by Freedom of its call right pursuant to Section 3.1 shall be subject to deductions in respect of (i) any withholding tax or other withholding liabilities that may be applicable and (ii) any amounts that may be owed by the Holder to Freedom (e.g., pursuant to a shareholder or employee loan).

ARTICLE VI

MISCELLANEOUS

Section 6.1  Election of Remedies.  Each and every right, power and remedy herein given to any party hereto, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the parties hereto.

Section 6.2  Effect of Delay or Omission to Pursue Remedy.  No single or partial waiver by any party hereto of any right, power or remedy, or delay or omission by any party hereto in the exercise of any right, power or remedy which such party may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party hereto of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party hereto expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by any party hereto to be bound thereby.

Section 6.3  Amendment.  This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by Freedom and the Required Majority of Holders.

Section 6.4  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, Freedom shall not have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Required Majority of Holders, and any such assignment without such consent shall be void and have no effect on the rights of the Holders hereunder.

Section 6.5  GOVERNING LAW.  THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 6.6  SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS PRINCIPAL EXECUTIVE OFFICES (IN THE CASE OF FREEDOM) OR AT ITS ADDRESS SET FORTH IN THE RECORDS OF ACQUISITION SUB 1 (IN THE CASE OF THE HOLDERS). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO

TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

Section 6.7  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 6.8  Severability.  If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 6.9  Expenses.  Whether or not legal action is instituted, Freedom shall reimburse the Holders on written demand for all reasonable attorney’s fees and disbursements and all other reasonable costs and expenses incurred by the Holders in enforcing their rights under this Agreement.

Section 6.10  Counterparts.  This Agreement may be executed in separate counterparts, each such counterpart being deemed an original instrument, and all such counterparts will together constitute the same agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

Freedom Acquisition Holdings, Inc.

By:

Name:

Title:

HOLDERS:

Lavender Heights Capital LP

By: Mount Garnet Limited, its general partner

By:

Name:

Title:

Sage Summit LP

By: Sage Summit Ltd., its general partner

By:

Name:

Title:

(Signature Page to Exchangeable Shares Exchange Agreement)

Annex D

GLG SHAREHOLDERS AGREEMENT
dated as of
June 22, 2007
among
FREEDOM ACQUISITION HOLDINGS, INC.
and
THE PERSONS SET FORTH
ON THE SIGNATURE PAGES
HERETO

D-i

AGREEMENT (the “Agreement”), dated as of June 22, 2007, among the Persons set forth on the signature pages hereto (the “Initial GLG Shareholders” and, collectively with all other Persons (as defined herein) who become shareholders in accordance with this Agreement, the “GLG Shareholders”), and Freedom Acquisition Holdings, Inc., a Delaware corporation (“Freedom”).

WHEREAS, in connection with the Acquisition (as defined herein), Freedom and its Affiliates (as defined herein) have executed the Purchase Agreement (as defined herein); and

WHEREAS, the GLG Shareholders and Freedom desire to address herein certain relationships among themselves with respect to the Equity Interests (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” means the acquisition by FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, and FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, each a wholly-owned subsidiary of Freedom, of GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, GLG Partners Services Limited, Liberty Peak Ltd., Betapoint Corporation, Mount Garnet Limited, GLG Partners Asset Management Limited, Knox Pines Ltd., Albacrest Corporation and GLG Partners (Cayman) Limited (each, a “GLG Entity” and collectively, “GLG”), pursuant to the Purchase Agreement and the transactions contemplated thereby, whereby Freedom will indirectly acquire all of the equity interests of GLG and each GLG Entity will become a wholly-owned subsidiary of Freedom.

An “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Agreement Among Principals and Trustees” means the deed, dated June 22, 2007, by and among the Principals and the Trustees.

“Authorized Agent” has the meaning set forth in Section 6.9.

“Bank Sal. Oppenheim” means FARAMIR Beteiligungs und Verwaltungs GmbH.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the board of directors of Freedom.

“Closing” means the closing of the Acquisition.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended and in effect from time to time.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Demand” shall have the meaning set forth in Section 4.1(a).

“Demand Registration” shall have the meaning set forth in Section 4.1(a).

“Demand Shareholder” means any GLG Shareholder who, together with his or its Permitted Transferees and their respective Permitted Transferees, holds at least a Registrable Amount; provided that with respect to one demand under Section 4.1 Berggruen Freedom Holdings Ltd. and Marlin Equities II, LLC and their Permitted Transferees shall collectively be deemed a Demand Shareholder without the requirement that they hold at a least a Registrable Amount.

“Equity Interests” means (i) Freedom Common Stock, Freedom Class B Common Stock and Exchangeable Securities and (ii) any securities for which Freedom Common Stock, Freedom Class B Common Stock and/or Exchangeable Securities may be exchanged (on a cashless basis or otherwise) for securities of the type set forth in (i) and (ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchangeable Securities” means the Class B Non-Voting Ordinary Shares of FA Sub 2 Limited which are exchangeable for shares of Freedom Common Stock.

“Freedom” has the meaning set forth in the recitals to this Agreement.

“Freedom Class A Preferred Stock” means the Class A preferred stock, $0.0001 par value per share, of Freedom to be designated in connection with the Acquisition.

“Freedom Common Stock” means the common stock, $0.0001 par value per share, of Freedom.

“Free Writing Prospectus” has the meaning set forth in Securities Act Rule 405.

“GLG Shareholder” has the meaning set forth in the recitals to this Agreement and except that Berggruen Freedom Holdings Ltd. and Marlin Equities II, LLC (and their respective Permitted Transferees) shall be GLG Shareholders solely for the purposes of Articles III, IV, VI and the definitions as applicable.

“Green Holders” means Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust; Jonathan Green; upon completion of the Green IFS Transaction and the execution of this Agreement by IFS V Limited, IFS V Limited; and upon completion of the Green Sal Op Transaction and the execution of this Agreement by Bank Sal. Oppenheim, Bank Sal. Oppenheim.

“Green IFS Transaction” means the sale by Abacus (C.I.) Limited, as trustee of the Green GLG Trust, and Jonathan Green to IFS V Limited of shares of certain GLG entities pursuant to an agreement among them date 18 June 2007.

“Green Sal Op Transaction” means the sale by Abacus (C.I.) Limited, as trustee of the Green GLG Trust, and Jonathan Green to Bank Sal. Oppenheim of shares of certain GLG entities pursuant to an agreement among them date 20 June 2007.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, and any subdivision thereof.

“IFS V Limited” means IFS V Limited, a Cayman Islands company.

“Initial GLG Shareholders” shall have the meaning set forth in the recitals to this Agreement, except that Berggruen Freedom Holdings Ltd. and Marlin Equities II, LLC shall not be considered Initial GLG Shareholders.

“Inspectors” shall have the meaning set forth in Section 4.7(a)(viii).

“Key Personnel Equity Partnerships” means Sage Summit LP, an English limited partnership, and Lavender Heights Capital LP, a Delaware limited partnership.

“Lehman” means Lehman (Cayman Islands) Limited.

“Losses” shall have the meaning set forth in Section 4.9(a).

“NASD” means the National Association of Securities Dealers.

“Original Equity Interests” means, with respect to each GLG Shareholder and his or its Permitted Transferees, the Equity Interests Beneficially Owned by such GLG Shareholder immediately following the Closing.

“Other Demanding Sellers” shall have meaning set forth in Section 4.2(b).

“Other Proposed Sellers” shall have the meaning set forth in Section 4.2(b).

“Permitted Transferee” means (1) with respect to each GLG Shareholder and his or its Permitted Transferees (a) such GLG Shareholder’s spouse, (b) a Lineal Descendant (as defined below) of such GLG Shareholder’s maternal or paternal grandparents, the spouse of any such descendant or a Lineal Descendant of any such spouse, (c) a Charitable Institution (as defined below), (d) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and Presumptive Remaindermen of which are one or more of such GLG Shareholder and persons described in clauses (a) through (c) of this definition, or the beneficiaries of such a trust if the GLG Shareholder is a trustee of such a trust, (e) if such GLG Shareholder is Lehman or a Permitted Transferee of Lehman, any Affiliate of Lehman or such Permitted Transferee, (f) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such GLG Shareholder and/or a Person described in clauses (a) through (e) of this definition; provided, however, that any subsequent transfer of any portion of the Beneficial Ownership of the entity such that it is Beneficially Owned in any part by a Person other than a GLG Shareholder and/or a Person described in clauses (a) through (e) of this definition, will not be deemed to be a transfer to a Permitted Transferee, (g) an individual mandated under a qualified domestic relations order, (h) a legal or personal representative of such GLG Shareholder in the event of his death or Disability (as defined below), if applicable, (i) any other GLG Shareholder who is then employed by Freedom or any of its Affiliates or any Permitted Transferee of such GLG Shareholder, and (j) any limited partner of a Key Personnel Equity Partnership and (2) upon completion of the Green IFS Transaction and the execution of this Agreement by IFS V Limited, and with respect only to IFS V Limited, Dubai World and its Subsidiary Undertakings or, as the case may be, any Parent Undertaking, and any other Subsidiary Undertaking of such Parent Undertaking from time to time (collectively, the “IFS-V Group”), and any partnership where all of the partners (general and limited) are members of the IFS-V Group or directors, employees or officers of any such member. For purpose of this definition: (i) “Lineal Descendants” does not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; (ii) “Charitable Institution” refers to an organization described in section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under section 501(a) thereof, or any charitable organization established under the laws of a jurisdiction outside of the United States; (iii) “Presumptive Remaindermen” refers to those Persons entitled to a share of a trust’s assets if it were then to terminate; (iv) “Disability” refers to any physical or mental incapacity which prevents a GLG Shareholder from carrying out all or substantially all of his duties under his employment agreement with Freedom in such capacity for any period of one hundred twenty (120) consecutive days or any aggregate period of six (6) months in any 12-month period, as determined by a majority of the members of the Board, including a majority of the GLG Shareholders who are then members of the Board (but for the sake of clarity not including the GLG Shareholder in respect of which the determination is being made), and (v) “Parent Undertaking” and “Subsidiary Undertaking” shall have the meanings set forth in s258 of the Companies Act 1985 of the United Kingdom.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Piggyback Notice” has the meaning set forth in Section 4.2(a).

“Piggyback Registrable Amount” means an amount of Registrable Securities representing at least 1% of the Total Voting Power of Freedom based on the aggregate amount of Shares issued and outstanding immediately after the Closing Date.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Piggyback Seller” has the meaning set forth in Section 4.2(a).

“Piggyback Shareholder” has the meaning set forth in Section 4.2(a).

“Principals” means Noam Gottesman, Emmanuel Roman and Pierre Lagrange.

“Purchase Agreement” means the Purchase Agreement, dated as of June 22, 2007, by and among Freedom, FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, Noam Gottesman, as Sellers’ Representative, Lehman (Cayman Islands) Limited, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, trustee of Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, trustee of Blue Hill Trust, as it may be amended for time to time.

“Purchase Price” has the meaning set forth in the Purchase Agreement.

“Records” has the meaning set forth in Section 4.7(a)(viii).

“Registrable Amount” means an amount of Registrable Securities representing at least 5% for purposes of Section 4.1 and 10% for purposes of Section 4.3 of the Total Voting Power of Freedom based on the aggregate amount of Shares issued and outstanding immediately after the Closing Date.

“Registration Expenses” has the meaning set forth in Section 4.8.

“Registrable Securities” means any shares of Freedom Common Stock (or securities convertible into, exchangeable for or exercisable for Freedom Common Stock, other than Exchangeable Securities) owned by any GLG Shareholder immediately after the Closing. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act or as otherwise permitted by this Agreement and applicable law.

“Registration Rights” means the rights described herein in Article IV.

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Requesting Shareholder” means a Demand Shareholder who has made a Demand.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Securities Act Rule” means such rule or regulation of the SEC under the Securities Act, as in effect from time to time or as replaced by a successor rule thereto.

“Selling Shareholder” has the meaning set forth in Section 4.7(a)(i).

“Shares” means, collectively, the outstanding shares of Freedom Common Stock (as equitably adjusted to reflect any split, combination, reorganization, recapitalization, reclassification or other similar event involving Freedom Common Stock).

“Shelf Notice” has the meaning set forth in Section 4.3(a).

“Shelf Registration Statement” has the meaning set forth in Section 4.3(a).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Suspension Period” has the meaning set forth in Section 4.3(d).

“Transfer” means to (a) directly or indirectly offer, sell, contract to sell, pledge or otherwise dispose of any Equity Interests, (b) enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, of Equity Interests (including the filing or participation in the filing of a registration statement with the SEC) or (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position relating to Equity Interests within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Total Voting Power of Freedom” means the total number of votes that may be cast in the election of directors of Freedom if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Freedom Beneficially Owned by any Person is the percentage of the Total Voting Power of Freedom that is represented by the total number of votes that may be cast in the election of directors of Freedom by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Freedom represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Freedom represented by Voting Securities Beneficially Owned by any other Person.

“Trustee” or “Trustees” means Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, G&S Limited, in its capacity as trustee of the Lagrange GLG Trust and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust.

“U.K.” means the United Kingdom of Great Britain and Northern Ireland.

“Underwritten Offering” means a sale of securities of Freedom to an underwriter or underwriters for reoffering to the public.

“Voting Agreement” means the agreement dated the date hereof by and among the Principals, Trustees and the Key Personnel Equity Partnerships.

“Voting Securities” means Freedom Common Stock, Freedom Class B Common Stock and any other securities of Freedom or any Subsidiary of Freedom entitled to vote generally in the election of directors of Freedom.

Section 1.2  Gender.  For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1  General Transfer Restrictions.

(a) Until the first anniversary of the Closing, no GLG Shareholder or his or its Permitted Transferee(s) may Transfer an Equity Interest. GLG Shareholders will thereafter be prohibited from making any Transfer of an Equity Interest except as set forth in this Article II.

(b) The restrictions of clause (a) shall not apply with respect to Transfers from a GLG Shareholder or his Permitted Transferee to any of his Permitted Transferees, provided that such Permitted Transferee is a “GLG Shareholder” for purposes of this Agreement, or, in connection with such Transfer, executes a joinder to this Agreement, substantially in the form of Exhibit A hereto, in which such Permitted Transferee agrees to be a “GLG Shareholder” for all purposes of this Agreement.

(c) The Transfer restrictions contained in this Article II shall lapse with respect to a GLG Shareholder and his Permitted Transferee(s) if such GLG Shareholder dies.

(d) Each Permitted Transferee of a GLG Shareholder, except any Charitable Institution, who becomes a “GLG Shareholder” for purposes of this Agreement agrees to comply with the provisions of this Article II applicable to the GLG Shareholder.

(e) The restrictions on Transfer under this Article II may be waived, with respect to any GLG Shareholder(s), by the affirmative vote of two-thirds of the Board; provided, however, that (i) prior to the first anniversary of Closing, a waiver with respect to any GLG Shareholder shall be conditioned on a pro rata release of all GLG Shareholders unless such waiver is consented to by each GLG Shareholder owning an amount of Registrable Securities representing 5% or more of the Total Voting Power of Freedom and having Registrable Securities still subject to the restrictions in this Article II and (ii) after the first anniversary of Closing, a waiver with respect of any GLG Shareholder owning an amount of Registrable Securities representing 5% or more of the Total Voting Power of Freedom shall be conditioned on a pro rata release of all GLG Shareholders owning such an amount of Registrable Securities, unless such waiver is consented to by each GLG Shareholder owning such an amount of Registrable Securities still subject to the restrictions in this Article II. For the purposes of subparagraph (ii), Registrable Securities held by any Initial GLG Shareholder and/or Permitted Transferees of such Initial GLG Shareholder shall be deemed to be held by a single GLG Shareholder for the purpose of determining whether that GLG Shareholder owns Registrable Securities representing 5% or more of the Total Voting Power of Freedom.

(f) In calculating the percentages of Equity Interests Beneficially Owned by a holder for purposes of this Article II, Equity Interests that are not outstanding but are subject to issuance upon exercise, conversion, exchange or in connection with any redemption shall be deemed to be outstanding.

Section 2.2  Principal, Trustee and Key Personnel Equity Partnership Transfer Restrictions.

(a) Each GLG Shareholder who is a Principal, Trustee or Key Personnel Equity Partnership (and his or its Permitted Transferees) may Transfer up to 10% of his or its Original Equity Interests each year during the three years beginning on the first anniversary of the Closing. To the extent any such holder Transfers less than the full 10% permitted in a year, such holder may Transfer such non-Transferred amount from the prior year(s) plus 10% of such holder’s Original Equity Interests in the subsequent year(s). After the fourth anniversary of the Closing, Transfers of Equity Interests by Principals, Trustees and Key Personnel Equity Partnerships will be unrestricted.

(b) After the fourth anniversary of the Closing, each GLG Shareholder and his or its Permitted Transferee(s) may Transfer all of the Equity Interests Beneficially Owned by him or it to any Person in accordance with Securities Act Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act. Notwithstanding the preceding sentence, the rights of the Principals to Transfer their Equity Interests in accordance with this Section 2.2 are subject to the Voting Agreement.

(c) A forfeiture of Equity Interests by a Principal or Trustee pursuant to the Agreement Among Principals and Trustees will not be deemed a Transfer for purposes of this Article II. To the extent a Principal or Trustee receives Equity Interests pursuant to the forfeiture provisions of the Agreement Among Principals and Trustees, such forfeited Equity Interests will be deemed to be Equity Interests of such Principal or Trustee for all purposes of this Section 2.2.

(d) Notwithstanding anything to the contrary contained in this Section 2.2, a Principal or Trustee who receives Equity Interests pursuant to the forfeiture provisions of the Agreement Among Principals is permitted to sell, in addition to the Equity Interests he is otherwise entitled to sell pursuant to this Section 2.2, up to that amount of forfeited Equity Interests that would provide such Principal with aggregate sales proceeds equal to the amount of tax that such Principal will be required to pay as a result of the receipt of such forfeited Equity Interests (it being understood in the case of each Principal who is not required to pay taxes in the applicable fiscal quarter in which he receives such Equity Interests as a result of being in the federal income tax “safe harbor” that no such sales shall occur prior to the six month anniversary of the applicable termination date which gave rise to the receipt of such Equity Interests pursuant to the Agreement Among Principals).

Section 2.3  Green Holders Transfer Restrictions.

(a) Each Green Holder (and its Permitted Transferees) may Transfer up to 50% of his or its Original Equity Interests during the year commencing on the first anniversary of the Closing and ending on the second anniversary.

(b) After the second anniversary of the Closing, each Green Holder (and his or its Permitted Transferees) may Transfer all of the Equity Interests Beneficially Owned by him or it to any Person in accordance with Securities Act Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act.

Section 2.4  Lehman Transfer Restrictions.

(a) Lehman (and its Permitted Transferees) may Transfer (a) up to 25% of its Original Equity Interests during the year commencing on the first anniversary of the Closing and ending on the second anniversary and (b) up to 50% of it Original Equity Interests during the year commencing on the second anniversary of the Closing and ending on the third anniversary plus the amount of non-Transferred Equity Interests that were permitted to be sold under (a) above.

(b) After the third anniversary of the Closing, Lehman (and its Permitted Transferees) may Transfer all of the Equity Interests Beneficially Owned by it to any Person in accordance with Securities Act Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act.

ARTICLE III

TERMINATION

Section 3.1  Term.  This Agreement shall automatically terminate upon the earlier of (a) January 1, 2050 or (b) the date none of the GLG Shareholders, together with their respective Permitted Transferees, holds Registrable Securities representing at least the Piggyback Registrable Amount; provided, however, that this Agreement may not be terminated before the fifth anniversary of the Closing Date.

Section 3.2  Survival.  If this Agreement is terminated pursuant to Section 3.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 4.9 and Article VI.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1  Demand Registration.

(a) At any time after the first anniversary of the Closing, any GLG Shareholder qualifying as a Demand Shareholder on a particular date shall be entitled to make, on such date, a written request of Freedom (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, when taken together with the amounts of Registrable Securities requested to be registered under the Securities Act by such Requesting Shareholder’s Permitted Transferees, equals or is greater than the Registrable Amount (such registration, a “Demand Registration”) and thereupon Freedom will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which Freedom has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which Freedom has been requested to register pursuant to Section 4.1(b); and

(iii) all securities of Freedom which Freedom may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, subject to Section 4.1(f);

all to the extent necessary to permit the disposition (in accordance with the intended methods of disposition specified in the Demand) of the Registrable Securities and additional shares of Freedom Common Stock to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders). Promptly after receipt of a Demand (but in any event within five days of such receipt), Freedom shall give written notice of such Demand to all other Demand Shareholders. Subject to Section 4.1(f), Freedom shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which Freedom has received a written request for inclusion therein within ten days after Freedom’s notice required by this paragraph has been given. Such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).

(c) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder), (ii) if, after it has become effective, such Demand Registration becomes subject prior to 90 days after effectiveness to any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court for any reason or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than by reason of any act or omission by such Requesting Shareholders.

(d) Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Requesting Shareholders and shall be reasonably acceptable to Freedom.

(e) Freedom shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 90 days or (ii) effect any Demand Registration (A) within six months of a “firm commitment” Underwritten Offering in which all Piggyback Shareholders (as hereinafter defined) were given “piggyback” rights pursuant to Section 4.2) and at least 50% of the number of Registrable Securities requested by such Piggyback Shareholders to be included in such Demand Registration were included, (B) within four months of any other Demand Registration or (C) if, in Freedom’s reasonable judgment, it is not feasible for Freedom to proceed with the Demand Registration because of the unavailability of audited or other required financial statements, provided that Freedom shall use its reasonable best efforts to obtain such financial statements as promptly as practicable. In addition, Freedom shall be entitled to postpone (upon written notice to all Demand Shareholders) for up to two occasions, and in no event for more than an aggregate of 120 days, the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that Freedom has a bona fide business purpose for preserving as confidential. In the event of a postponement by Freedom of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Shareholder(s) shall have the right to withdraw such Demand in accordance with Section 4.5.

(f) Freedom shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of GLG Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by GLG Shareholders holding a majority of the Registrable Securities included in such Demand Registration, reasonably acceptable to Freedom, and whose fees and expenses shall be borne solely by Freedom) advises Freedom, in writing, that, in its opinion, the inclusion of all of the securities, including securities of Freedom that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then Freedom shall include in such registration statement only such amount of securities as Freedom is advised by such underwriter or investment bank in each case can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by such Requesting Shareholders, pro rata among the Requesting Shareholders on the basis of the number of such securities requested to be included by such Requesting Shareholders; (ii) second, up to the number of Registrable Securities requested to be included in such Demand Registration by the Piggyback Sellers, pro rata among the Piggyback Sellers on the basis of the number of such securities requested to be included by such Piggyback Sellers; (iii) third, securities Freedom proposes to sell; and (iv) fourth, all other securities of Freedom duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by Freedom.

(g) Any time that a Demand Registration involves an Underwritten Offering, Freedom shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities.

(h) All rights of the GLG Shareholders under this Section 4.1 shall be subject to the restrictions of Article II.

Section 4.2  Piggyback Registration.

(a) Subject to the terms and conditions hereof, whenever Freedom proposes to register any of its equity securities under the Securities Act (other than a registration by Freedom on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto) (a “Piggyback Registration”), whether for its own account or for the account of others and including in connection with a Demand Registration, Freedom shall give each GLG Shareholder that on such date, together with its Permitted Transferees, holds at least a Piggyback Registrable Amount (each a “Piggyback Shareholder”), prompt written notice thereof (but not less than ten business days prior to the filing by Freedom with the SEC of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by Freedom of the proposed minimum offering price of such equity securities. Upon the written request of any Person that on the date of the Piggyback

Notice constitutes a Piggyback Shareholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within ten days after such Piggyback Notice is received by such Piggyback Seller, Freedom, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which Freedom has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as Freedom’s equity securities being sold in such Piggyback Registration.

(b) If, in connection with a Piggyback Registration, other than in connection with a Demand Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by GLG Shareholders holding a majority of the Registrable Securities included in such Piggyback Registration, reasonably acceptable to Freedom, and whose fees and expenses shall be borne solely by Freedom) advises Freedom in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) Freedom, (ii) others who have sought to have equity securities of Freedom registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of Freedom (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then Freedom shall include in the registration statement applicable to such Piggyback Registration only such equity securities as Freedom is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for Freedom’s own account, then (A) first, such number of equity securities to be sold by Freedom as Freedom, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Freedom Common Stock proposed to be sold by such Piggyback Sellers and Other Demanding Sellers and (C) third, other equity securities proposed to be sold by any Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering (other than for Freedom’s own account or a Demand Registration), then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller and the Piggyback Sellers, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers and Piggyback Sellers and (B) second, other equity securities proposed to be sold by any Other Proposed Sellers or to be sold by Freedom as determined by Freedom.

(c) In connection with any Underwritten Offering under this Section 4.2 for Freedom’s account, Freedom shall not be required to include the Registrable Securities of a GLG Shareholder in the Underwritten Offering unless such GLG Shareholder accepts the terms of the underwriting as agreed upon between Freedom and the underwriters selected by Freedom.

(d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 4.2 (other than pursuant to a Demand Registration) and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, Freedom shall determine for any reason not to register such equity securities, then Freedom shall give written notice of such determination to each Piggyback Shareholder within five (5) days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.

(e) All rights of the GLG Shareholders under this Section 4.2 shall be subject to the restrictions of Article II.

Section 4.3  Shelf Registration.

(a) Subject to Section 4.3(d), at any time after Freedom is eligible to file a registration statement on Form S-3, any Demand Shareholder may by written notice delivered to Freedom (the “Shelf Notice”) require Freedom to file as soon as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use reasonable best efforts to cause to be declared effective by the SEC within 90 days after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by such Demand Shareholders (or any of their Permitted Transferees), as the case may be, and any other GLG Shareholders that at the time of the Shelf Notice meet the definition of a Piggyback Shareholder and who elect to participate therein as provided in Section 4.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).

(b) Within five (5) days after receipt of a Shelf Notice pursuant to Section 4.3(a), Freedom will deliver written notice thereof to each Piggyback Shareholder. Each Piggyback Shareholder may elect to participate in the Shelf Registration Statement by delivering to Freedom a written request to so participate within ten days after such written notice is received by any such Piggyback Shareholder.

(c) Subject to Section 4.3(d), Freedom will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) two years after the Shelf Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d) Notwithstanding anything to the contrary contained in this Agreement, Freedom shall be entitled, from time to time, by providing written notice to the GLG Shareholders who elected to participate in the Shelf Registration Statement, to require such GLG Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 90 days in succession or 180 days in the aggregate in any 12 month period (a “Suspension Period”) if Freedom shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting Freedom or its securities, and that the disclosure of such information at such time would be detrimental to Freedom or the holders of its Equity Interests. Immediately upon receipt of such notice, the GLG Shareholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a GLG Shareholder, Freedom shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event that Freedom shall exercise its right hereunder to effect a Suspension Period, the applicable time period during which the Shelf Registration Statement is to remain effective shall be extended by the period of time equal to the duration of the Suspension Period.

(e) All rights of the GLG Shareholders under this Section 4.3 shall be subject to the restrictions of Article II.

Section 4.4  Number of Registrations.

Each GLG Shareholder, together with his Permitted Transferees, shall be entitled to an aggregate of two Demand Registrations; provided, however, that Lehman (provided it is an Affiliate of Freedom) and each Principal shall be entitled to demand such number of Shelf Registrations as shall be necessary to sell all of his or its Registrable Securities pursuant to Section 4.3.

Section 4.5  Withdrawal Rights.

Any GLG Shareholder having notified or directed Freedom to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to Freedom prior to the effective date of such registration statement. In the event of any such withdrawal, Freedom shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of Freedom with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then Freedom shall as promptly as practicable give each GLG Shareholder seeking to register Registrable Securities notice to such effect and, within ten days following the mailing of such notice, such GLG Shareholders still seeking registration shall, by written notice to Freedom, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by their Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, Freedom shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, Freedom shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by Freedom, (b) in accordance with an election by the Requesting Shareholders in the case of a Demand Registration or by the requesting Demand Shareholders with respect to a Shelf Registration Statement or (c) in accordance with an election by Freedom subsequent to the effectiveness of the applicable Demand Registration statement because any post-effective amendment or supplement to the applicable Demand Registration statement contains information regarding Freedom which Freedom deems adverse to Freedom, shall not be counted as a Demand. If a GLG Shareholder withdraws its notification or direction to Freedom to include Registrable Securities in a registration statement in accordance with this Section 4.5, such GLG Shareholder shall be required to promptly reimburse Freedom for all expenses incurred by Freedom in connection with preparing for the registration of such Registrable Securities.

Section 4.6  Holdback Agreements.

(a) Each Piggyback Shareholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Freedom, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by Freedom (which shall not exceed 90 days) with respect to any Demand Registration, Piggyback Registration or other public offering of Freedom’s Common Stock (in each case, except as part of such registration), or, in each case, during any time period (which shall not exceed 180 days) required by any underwriting agreement with respect thereto; provided, however, that this provision shall not restrict the right of any Principal, Trustee or a Permitted Transferee thereof from making a public sale or distribution (including sales pursuant to Rule 144) of forfeited Equity Interests permitted pursuant to Section 2.2(d) above.

Section 4.7  Registration Procedures.

(a) If and whenever Freedom is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 4.1, 4.2 and 4.3, Freedom shall as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that Freedom may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, Freedom will furnish to the counsel selected by the GLG Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 4.1, the expiration of 90 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 4.2, the expiration of 90 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 4.3, the expiration of two years after such registration statement becomes effective;

(iii) furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold by such Selling Shareholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholder;

(iv) use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Shareholder and any underwriter of the securities being sold by such Selling Shareholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Shareholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholder, except that Freedom shall not for any such purpose be required to (A) qualify generally to do business as a foreign company in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v) use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by Freedom are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;

(vi) use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Shareholder(s) thereof to consummate the disposition of such Registrable Securities;

(vii) in connection with an Underwritten Offering, obtain for each Selling Shareholder and underwriter:

(A) an opinion of counsel for Freedom, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Shareholder and underwriters, and

(B) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Freedom’s financial statements included in such registration statement;

(viii) promptly make available for inspection by any Selling Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Freedom (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Freedom’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, Freedom shall not be required to provide any information under this subparagraph (viii) if (A) Freedom believes, pursuant to the advice of counsel for Freedom, that to do so would cause Freedom to forfeit an attorney-client privilege that was applicable to such information or (B) if either (x) Freedom has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (y) Freedom reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless, prior to furnishing any such information with respect to (A) or (B), the Selling Shareholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to Freedom; and provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Freedom and allow Freedom, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix) promptly notify in writing each Selling Shareholder and the underwriters, if any, of the following events:

(A) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) any request by the SEC or any other Government Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) the issuance by the SEC or any other Government Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D) the receipt by Freedom of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x) notify each Selling Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(xii) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to Selling Shareholders, as soon as reasonably practicable, an earnings statement of Freedom covering the period of at least 12 months, but not more than 18 months, beginning with the first day of Freedom’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xiii) use its reasonable best efforts to assist Selling Shareholders who made a request to Freedom to provide for a third party “market maker” for the Freedom Common Stock; provided, however, that Freedom shall not be required to serve as such “market maker”;

(xiv) cooperate with the Selling Shareholders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Shareholders may request and keep available and make available to Freedom’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates; and

(xv) have appropriate officers of Freedom prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

Freedom may require each Selling Shareholder and each underwriter, if any, to furnish Freedom in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as Freedom may from time to time reasonably request to complete or amend the information required by such registration statement.

(b) Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, Freedom, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of Freedom contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(c) Each Selling Shareholder agrees that upon receipt of any notice from Freedom of the happening of any event of the kind described in Section 4.7(a)(x), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.7(a)(x) and, if so directed by Freedom, deliver to Freedom, at Freedom’s expense, all copies, other than permanent file copies, then in such Selling Shareholder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event Freedom shall give such notice, any applicable 90 day or two year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.7(a)(x) to the date when all such Selling Shareholders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

Section 4.8  Registration Expenses.

All expenses incident to Freedom’s performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of Freedom’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions)

and fees and expenses of one firm of counsel to the GLG Shareholders selling in such registration (which firm shall be selected by the GLG Shareholders selling in such registration that hold a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by Freedom, regardless of whether a registration is effected. Freedom will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by Freedom are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

Section 4.9  Registration Indemnification.

(a) By Freedom.  Freedom agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and Permitted Transferees and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to Freedom by such Selling Shareholder expressly for use therein or (ii) any violation or alleged violation by Freedom of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated thereunder. In connection with an Underwritten Offering and without limiting any of Freedom’s other obligations under this Agreement, Freedom shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Shareholders. Reimbursements payable pursuant to the indemnification contemplated by this Section 4.9(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) By the Selling Shareholders.  In connection with any registration statement in which a GLG Shareholder is participating, each such Selling Shareholder will furnish to Freedom in writing information regarding such Selling Shareholder’s ownership of Registrable Securities and its intended method of distribution thereof (the “Selling Shareholder Information”) and, to the extent permitted by law, shall, severally and not jointly, indemnify Freedom, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Freedom or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in the Selling Shareholder Information so furnished in writing by such Selling Shareholder expressly for use therein; provided, however, that each Selling Shareholder’s obligation to indemnify Freedom hereunder shall, to the extent more than one Selling Shareholder is subject to the same indemnification obligation and required to indemnify Freedom hereunder, be apportioned between each such Selling Shareholder that is required to indemnify Freedom hereunder based upon the net amount received by each such Selling Shareholder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Shareholders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no

Selling Shareholder shall be liable to Freedom for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

(c) Notice.  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d) Defense of Actions.  In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).

(e) Survival.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution.  If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution from the Persons from which they would have been entitled to indemnification with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g) Request for Information.  Not less than ten business days before the expected filing date of each registration statement pursuant to this Agreement, Freedom shall notify each GLG Shareholder who has timely provided the requisite notice hereunder entitling the GLG Shareholder to register Registrable Securities in such registration statement of the information, documents and instruments from such GLG Shareholder that Freedom or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney and underwriting agreement (the “Requested Information”); provided that no GLG Shareholder included in any Underwritten Offering shall be required to make any representations or warranties to Freedom or the underwriters (other than the representations and warranties regarding such GLG Shareholder and such holder’s intended method of distribution) or to undertake any indemnification obligations to Freedom or the underwriters with respect thereto, except to the extent of the indemnification provided in Section 4.9(b). If Freedom has not received, on or before the second day before the expected filing date, the Requested Information from such GLG Shareholder, Freedom may file the registration statement without including Registrable Securities of such GLG Shareholder. The failure to so include in any registration statement the Registrable Securities of a GLG Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of Freedom to such GLG Shareholder.

(h) No Grant of Future Registration Rights.  Freedom shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to the rights granted to the GLG Shareholders hereunder to any other Person without the prior written consent of Piggyback Shareholders holding a majority of the Registrable Securities held by all Piggyback Shareholders.

Section 4.10 Termination of Registration Rights.  The rights granted pursuant to this Article IV terminate as to each GLG Shareholder as soon as all shares acquired by such GLG Shareholder in the Acquisition become freely tradable pursuant to Securities Act Rule 144 and such GLG Shareholder is not a Piggyback Shareholder.

Section 4.11 Delivery of Information.  If requested in writing by Freedom from time to time, each GLG Shareholder shall promptly provide Freedom in writing such information with regards to the number of Registrable Securities then owned by such GLG Shareholder as Freedom may reasonably request.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1  Representations and Warranties of the GLG Shareholders.  Each GLG Shareholder severally, and not jointly, represents and warrants to Freedom and to each other GLG Shareholder that (a) such GLG Shareholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such GLG Shareholder or his, her or its attorney-in-fact on behalf of such GLG Shareholder and is a valid and binding agreement of such GLG Shareholder, enforceable against such GLG Shareholder in accordance with its terms; (c) the execution, delivery and performance by such GLG Shareholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such GLG Shareholder is a party or, if applicable, the organizational documents of such GLG Shareholder; and (d) such GLG Shareholder has good and marketable title to the Shares owned by such GLG Shareholder as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

Section 5.2  Representations and Warranties of Freedom.  Freedom represents and warrants to the GLG Shareholders that (a) Freedom is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by Freedom and is a valid and binding agreement of Freedom, enforceable against Freedom in accordance with its terms; and (c) the execution, delivery and performance by Freedom of this Agreement does not violate or conflict with or result in a breach by Freedom of or constitute (or with notice or lapse of time or both constitute) a default by Freedom under its Certificate of Incorporation or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over Freedom or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which Freedom or any of its Subsidiaries is a party or by which Freedom or any of its Subsidiaries or any of their respective properties or assets may be bound.

ARTICLE VI

MISCELLANEOUS

Section 6.1  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 6.1) or internationally recognized express courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a)	if to Freedom, to:

Freedom Acquisition Holdings, Inc.
1114 Avenue of the Americas
41st Floor
New York, NY
(T) (212) 380-2235
(F) (212) 382-0121
Attention: Jared Bluestein

with a copy to:

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(T) (212) 408-5100
(F) (212) 541-5369
Attention: Alejandro San Miguel

(b)	if to any of the GLG Shareholders, to:

the address and facsimile number set forth on the signature pages hereto

Section 6.2  Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 6.3  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.4  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 6.5  Adjustments upon Change of Capitalization.  In the event of any change in the outstanding shares of Freedom Common Stock or, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Freedom Common Stock” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of shares of Freedom Common Stock.

Section 6.6  Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Section 4.9(a) and Section 4.9(b), any rights or remedies hereunder. This Agreement supersedes all prior agreements between Freedom, on the one hand, and Berggruen Freedom Holdings Ltd. and/or Marlin Equities II LLC with respect to registration rights in connection with common shares of Freedom; provided for avoidance of doubt that this does not effect the existing registration rights of the thee outside directors of Freedom as of the date hereof or the obligation of Freedom to register the shares of common stock underlying any existing warrants that may be required to register under another agreement.

Section 6.7  Further Assurances.  Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

Section 6.8  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law).

Section 6.9  Consent to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the courts of the State of New York sitting in New York City and (ii) the United States District Court for the Southern District of New York for the purposes of any action, suit or other proceeding (“Action”) arising out of or relating to the Acquisition or this Agreement, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof. Each party hereby designates and appoints CT Corporation Systems, a Delaware corporation, or any successor corporation (the “Authorized Agent”), as such person’s authorized agent upon whom process may be served in any Action. Each party represents and warrants that the Authorized Agent has agreed to act as such agent for services of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Each Party agrees that service of any process, summons, notice or document upon the Authorized Agent, and written notice of said service to the party at the address for notices specified in Section 6.1 hereof, mailed by first class mail be effective service of process upon such party for any Action brought against it in such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to this Agreement, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof in the court’s referred to in this section, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the parties agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.10  Amendments; Waivers.

(a) Except as set forth in Section 2.1(e), no provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by Freedom, Piggyback Shareholders owning a majority of the Total Voting Power held by such Piggyback Shareholders, any GLG Shareholder whose rights are adversely affected thereby owning an amount of Registrable Securities representing more than 3% of the Total Voting Power of Freedom and any GLG Shareholder whose rights may be disproportionately affected thereby, or who may be affected differently from other GLG Shareholders, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.11  Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except as set forth in Section 2.1(b). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 6.12  Status.  The GLG Shareholders shall not be deemed to be members of a “group” (as such term is defined in Section 13D of the Exchange Act), and each GLG Shareholder shall not be deemed to “beneficially own” (as such term is defined in Section 13D of the Exchange Act) Shares owned by any other GLG Shareholder, solely because of this Agreement or any provision hereof.

Section 6.13  Agreement Among Principals and Trustees.  The Principals will promptly notify Freedom of any amendment, waiver or termination of the Agreement Among Principals and Trustees.

Section 6.14  Effective Date.  This Agreement shall become effective immediately after the closing of the Acquisition and shall be without effect before such time.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

FREEDOM ACQUISITION HOLDINGS, INC.

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title:   Secretary

/s/  Noam Gottesman
Noam Gottesman, individually and as Sellers’ Representative

Address:

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

/s/  Emmanuel Roman
Emmanuel Roman

Address:

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

/s/  Pierre Lagrange
Pierre Lagrange

Address:

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

(Signature Page to Shareholders Agreement)

/s/  Jonathan Green
Jonathan Green

Address:
10 Hanover Terrace
Regents Park
London, England NW1 4RJ

/s/  Leslie J. Schreyer
Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust

Address:
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

/s/  Jeffrey A. Robins
Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust

Address:
c/o Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

G&S TRUSTEES LIMITED, in its capacity as trustee of the Lagrange GLG Trust

By:	/s/ Nigel Bentley
Name: Nigel Bentley
Title:   Director

Address:
c/o Nigel Bentley or Peter Milner
P.O. Box 145
Hawksford House
Caledonia Place
St. Helier, Jersey JE4 8QP
Channel Islands

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

(Signature Page to Shareholders Agreement)

ABACUS (C.I.) LIMITED, in its capacity as trustee of the Green GLG Trust

By:	/s/ P. LeVesconte
Name: P. LeVesconte
Title:   Director

Address:
La Motte Chambers
St. Helier, Jersey JEI 1BJ

LAVENDER HEIGHTS CAPITAL LP

By: Mount Garnet Limited, its General Partner

By:	/s/ Leslie J. Schreyer
Name: Leslie J. Schreyer
Title:   Director

Address:
Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

SAGE SUMMIT LP

By: Sage Summit Ltd., its General Partner

By:	/s/ Leslie J. Schreyer
Name: Leslie J. Schreyer
Title:   Director

Address:
Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

(Signature Page to Shareholders Agreement)

LEHMAN (CAYMAN ISLANDS) LIMITED

By:	/s/ Barrett S. DiPaolo
Name: Barrett S. DiPaolo
Title:   Vice President

Address:
Lehman (Cayman Islands) Limited
c/o Lehman Brothers International (Europe)
25 Bank Street
London E14 5LE
England
Attention: Chief Legal Officer (Europe)

BERGGRUEN FREEDOM HOLDINGS, LTD.

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title:   Secretary

Address:
1114 Avenue of the Americas
41st Floor
New York, NY 10036

MARLIN EQUITIES II, LLC

By:	/s/ Ian Ashken
Name: Ian Ashken
Title:   Member

Address:
555 Theodore Fremd Avenue
Suite B-302
Rye, NY 10580

(Signature Page to Shareholders Agreement)

Annex E

FOUNDERS’ AGREEMENT
among

Noam Gottesman (the “Sellers’ Representative”), Noam Gottesman, Pierre Lagrange,

Emmanuel Roman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman

GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust,

G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust

and

Berggruen Freedom Holdings Ltd. and Marlin Equities II, LLC

June 22, 2007

FOUNDERS’ AGREEMENT

AGREEMENT (this “Agreement”), dated as of June 22, 2007, by and among Noam Gottesman (the “Sellers’ Representative”), Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust (the “Sellers”) and Berggruen Freedom Holdings Ltd. and Marlin Equities II, LLC (each, a “Founder” and collectively, the “Founders”).

WHEREAS, Sellers have entered into the Purchase Agreement, whereby Freedom will indirectly acquire all of the equity interests of GLG and each GLG Entity will become a wholly-owned subsidiary of Freedom (capitalized terms used but not defined herein shall have the meanings set forth in Article I);

WHEREAS, each Founder owns, beneficially and of record, the number of equity securities of Freedom set forth on Exhibit A hereto (such equity securities, together with any other equity securities of Freedom of which such Founder acquires beneficial or record ownership after the date hereof and during the term of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the “Founders Securities”);

WHEREAS, the Sellers and Founders desire to enter into this Agreement to provide for, among other things, (i) the obligation of the Founders, subject to the terms of the Agreement, to vote their Founders Securities to approve the Purchase Agreement, the acquisition of GLG and any other transactions contemplated by the Proxy Statement; (ii) certain restrictions on the sale or other transfer of the record ownership or the beneficial ownership, or both, of the Founders Securities by the Founders until the termination of this Agreement; and (iii) exercise by the Founders of their Warrants; and

WHEREAS, as a condition to the willingness of GLG to enter into the Purchase Agreement, GLG has required that the Founders enter into this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Definitions.  As used in this Agreement, the following terms have the following meanings:

“Acquisition” means the acquisition by FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006 and FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, each a wholly-owned subsidiary of Freedom, of GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, GLG Partners Services Limited, Liberty Peak Ltd., Betapoint Corporation, Mount Garnet Limited, GLG Partners Asset Management Limited, Knox Pines Ltd., Albacrest Corporation and GLG Partners (Cayman) Limited (each, a “GLG Entity” and collectively, “GLG”), pursuant to the Purchase Agreement and the transactions contemplated thereby, as from time to time amended, whereby Freedom will indirectly acquire all of the equity interests of GLG and each GLG Entity will become an indirect wholly-owned subsidiary of Freedom.

“Action” means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

An “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Amended and Restated Warrant Agreement” means the Amended and Restated Warrant Agreement dated as of December 21, 2006 between Freedom and Continental Stock Transfer and Trust Company, a copy of which is filed as Exhibit 4.3 to Form S-1 (Reg 333-136248) filed with the SEC.

“Authorized Agent” has the meaning set forth in Section 10.13.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the board of directors of Freedom.

“Business Day” means a day on which banks and stock exchanges are open for business in London and New York (excluding Saturdays, Sundays and public holidays).

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founders” has the meaning set forth in the introduction to this Agreement.

“Founders Securities” has the meaning set forth in the preliminary statements to this Agreement.

“Freedom” means Freedom Acquisition Holdings, Inc.

“Freedom Common Stock” means the common stock, $0.0001 par value per share, of Freedom.

“GLG” has the meaning set forth in the definition “Acquisition”.

“GLG Principals” means Noam Gottesman, Emmanuel Roman and Pierre Lagrange.

“GLG Shareholder” has the meaning set forth in the definition “Acquisition”.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Letter Agreement” means the Second Amended Letter Agreements dated December 15, 2006 between Freedom Acquisition Holdings, Inc., Citigroup Global Markets, Inc. and Berggruen Freedom Holdings Ltd. (as successor in interest to Berggruen Holdings North America Ltd.) and Marlin Equities II, LLC, respectively.

“Permitted Transferee” means with respect to each Founder, each Principal and its or his Permitted Transferees (a) such Principal’s spouse, (b) a Lineal Descendant (as defined below) of such Principal’s maternal or paternal grandparents, the spouse of any such descendant or a Lineal Descendant of any such spouse, (c) a Charitable Institution (as defined below), (d) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and Presumptive Remaindermen (as defined below) of which are one or more of such Founder, Principal and Persons described in clauses (a) through (c) of this definition, (e) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Founder, Principal and Persons described in clauses (a) through (d) of this definition; provided, however, that any subsequent transfer of any portion of the Beneficial Ownership of the entity such that it is Beneficially Owned in any part by a Person other than a Founder, Principal and/or a Person described in clauses (a) through (d) of this definition, will not be deemed to be a transfer to a Permitted Transferee, (f) an individual mandated under a qualified domestic relations order, (g) a legal or personal representative of such Principal in the event of his death, (h) with respect to a Founder, any Principal who Beneficially Owns, together with his Permitted Transferees, an equity interest in such Founder, and (i) any GLG Principal who is employed by Freedom or any of its Affiliates or any Permitted Transferee of any Founder or Principal or any of their respective Affiliates. For purpose of this definition: (i) “Lineal Descendants” does not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; (ii) “Charitable Institution” refers to an organization described in section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under section 501(a) thereof, or any charitable organization established under the laws of a jurisdiction outside of the United States; (iii) “Presumptive Remaindermen” refers to those Persons entitled to a share of a trust’s assets if it were then to terminate.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Principals” means Martin Franklin and Nicolas Berggruen.

“Proxy Statement” has the meaning set forth in the Purchase Agreement.

“Public Warrants” has the meaning set forth in the Amended and Restated Warrant Agreement.

“Purchase Agreement” means the Purchase Agreement, dated as of the date hereof, by and among Freedom, FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, Noam Gottesman, as Sellers’ Representative, Lehman (Cayman Islands) Limited, Noam Gottesman, Pierre Lagrange, Emmanuel Robin, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, trustee of Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, trustee of Blue Hill Trust.

“Restricted Period” means the period commencing on the date hereof and ending on the first anniversary of the Acquisition.

“SEC” means the Securities and Exchange Commission.

“Sellers” has the meaning set forth in the recitals to this Agreement.

“Sellers’ Representative” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Transfer” means to (a) directly or indirectly offer, sell, contract to sell, pledge or otherwise dispose of any Founders Securities, (b) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, of Founders Securities (including the filing or participation in the filing of a registration statement with the SEC) or (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position relating to Founders Securities within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Warrants” means the Founders’ Warrants, Sponsors’ Warrants and Co-Investment Warrants held by Founders, each as defined in the Amended and Restated Warrant Agreement.

Section 1.2  Gender.  For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

COVENANTS TO SUPPORT THE ACQUISITION

Until the termination of this Article in accordance with Section 2.05, the Founders agree as follows:

Section 2.01  Voting of Founders Securities.

(a) At any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the shareholders of Freedom, however called, or in connection with any written consent of the shareholders of Freedom, to vote upon, or deliver a written consent with respect to the Acquisition or in any other circumstances upon which a vote or other approval with respect to the Acquisition and the other matters covered by the Proxy Statement is sought, each Founder shall vote all Founders Securities in accordance with Section 2 of the Letter Agreement executed by it. To the extent such Section 2 shall not apply to any vote or consent, such Founder shall vote or provide written consent in favor of any actions presented to shareholders of Freedom in the Proxy Statement. The agreements set forth in the immediately preceding sentence shall equally apply if such approvals were to be sought by the solicitation of written consents.

(b) At any meeting of shareholders of Freedom or at any adjournment thereof or in any other circumstances upon which the Founders’ vote, consent or other approval is sought, each Founder shall vote all Founders Securities in accordance with Section 2 of the Letter Agreement executed by it. To the extent such Section 2 shall not apply to any vote or consent, such Founder shall vote or provide written consent against (i) any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Freedom under the Purchase Agreement and (ii) except with the prior written consent of Freedom, any action or agreement that would reasonably be expected to adversely affect or delay the Acquisition in any respect including, but not limited to: (A) any amendment of Freedom’s certificate of incorporation or bylaws other than as specifically contemplated by the Purchase Agreement, any other proposal, action or transaction involving Freedom or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Acquisition or change in any manner the voting rights of any class of Freedom’s capital stock other than as specifically contemplated by the Purchase Agreement; (B) any change in the Persons who constitute the board of directors of Freedom that is not approved in advance by at least a majority of the Persons who were directors of Freedom as of the date of this Agreement (or their successors who were so approved); (C) any material change in the present capitalization or dividend policy of Freedom; or (D) any other material change in Freedom’s corporate structure or business that would reasonably be expected to adversely affect or delay the asset sale in any respect. The Founders further agree not to commit or agree to take any action inconsistent with the foregoing.

Section 2.02  Intentionally Omitted.

Section 2.03  Transfer Restrictions.  From and after the date hereof, and until the termination of this Article pursuant to Section 2.05, each Founder agrees not to (i) Transfer any of the Founders Securities to any Person, (ii) deposit the Founders Securities into a voting trust, enter into any voting arrangement or understanding, or otherwise Transfer, whether by proxy, voting agreement or otherwise, the right to vote the Founders Securities or (iii) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing, disabling or impeding such Founder from performing its obligations under this Agreement.

Section 2.04  No Restraint on Officer or Director Action.  Notwithstanding anything to the contrary herein, Freedom hereby acknowledges and agrees that no provision in this Agreement shall limit or otherwise restrict the Founders, or any officer, director, partner or employee of any Founder, who is, or becomes during the term hereof, a director or an officer of Freedom with respect to any act or omission that such individual may undertake or authorize in his or her capacity as a director or an officer of Freedom, including any vote that such individual may make as a director of Freedom, with respect to any matter presented to the board of directors of Freedom. The agreements set forth herein shall in no way restrict any such director or officer in the exercise of his or her fiduciary duties as a director or officer of Freedom. Each Founder has executed this Agreement solely in the capacity as the record and beneficial owner of Founders Securities and no action taken by any such director or officer solely in such person’s capacity as a director or officer of Freedom shall be deemed to constitute a breach of any provision of this Agreement.

Section 2.05  Termination of Agreement.  The provisions of this Article II shall terminate, and no party shall have any rights or obligations hereunder and Article II shall become null and void and have no further effect upon the first to occur of (a) the Closing Date and (b) the termination of the Purchase Agreement pursuant to Article VII of the Purchase Agreement; provided that if this Agreement shall terminate as a result of the occurrence of the Closing Date, the agreements set forth in Section 2.04 shall survive the Closing Date. Nothing in this Section 2.05 shall relieve any party of liability for breach of this Agreement.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.01  Transfer Restrictions.  No Founder may directly or indirectly Transfer, or publicly announce an intention to effect any Transfer, during the Restricted Period; provided, however, that the foregoing sentence shall not apply to Transfers to Permitted Transferees, provided that such Permitted Transferee is a Founder, or, in connection with such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to Founders, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if such Permitted Transferee were a Founder. Each Permitted Transferee of a Founder, except any Charitable Institution, agrees to comply with the provisions of this Article III applicable to the Founder.

ARTICLE IV

WARRANT EXERCISE.

Section 4.01  Exercise of Warrants.  At the written demand of Sellers’ Representative, which shall not be made until redemption of the Public Warrants and amendment of the Warrant Agreement to permit cashless exercise of the Warrants Beneficially Owned by the Founders and their Permitted Transferees, each Founder and any Permitted Transferees shall exercise such Warrants owned by such Founder or Permitted Transferee as requested to be exercised by the Sellers’ Representative. If Sellers’ Representative delivers notice of such written demand to a Founder, the Founder shall, and shall cause any Permitted Transferee to, exercise the Warrants requested to be exercised in such notice as soon as practicable but no more than 5 business days after notice is given.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

Each Founder hereby represents and warrants to Sellers, individually and not jointly or severally, as of the date hereof as follows:

Section 5.01  Good Standing.  Such Founder is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized.

Section 5.02  Due Authorization; Binding Agreement.  Each Founder has all requisite legal capacity or other power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by such Founder of its obligations hereunder have been duly authorized by all necessary action, as appropriate on the part of such Founder. This Agreement has been duly executed and delivered by the Founder and, assuming due authorization and valid execution and delivery by the other parties hereto, constitutes a valid and binding agreement of the Founder enforceable against the

Founder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors generally or general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.03  No Conflicts.

(a) The execution and delivery by such Founder of this Agreement does not, and the performance by the Founder of its obligations hereunder will not, conflict with, or result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under or the creation of a lien, charge, “put” or “call” right or other encumbrance on, or the loss of, any of the Founders Securities owned by such Founder under or pursuant to (i) any provision of the partnership agreement, operating agreement or other organizational documents of such Founder or (ii) (A) any material contract to which such Founder is a party or by which any of such Founder’s properties or assets is bound or (B) any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Founder or such Founder’s properties or assets.

(b) Except for filings with the SEC under the Exchange Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Founder in connection with the execution of this Agreement by such Founder and the consummation by such Founder of the transactions contemplated hereby, except where the failure to obtain such consent, approval, order, or authorization or to make such registration, declaration or filing would not have a material adverse effect on such Founder or this Agreement or prevent, delay or impede the performance by such Founder of its obligations under this Agreement.

Section 5.04  Ownership of the Founders Securities.  Such Founder is the owner of record of the Founders Securities set forth opposite such Founder’s name on Exhibit A. No Founder owns, beneficially or of record, any shares of capital stock of Freedom or any options or other securities convertible into or exchangeable for shares of capital stock of Freedom, other than the Founders Securities. The Founder has the sole right and power to vote and dispose of the Founders Securities owned by such Founder, and none of such Founders Securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Founders Securities, except for (i) this Agreement and (ii) as set forth in the Letter Agreement executed by such Founder.

Section 5.05  Litigation.  There is no suit, action, proceeding or regulatory investigation pending against such Founder or, to the knowledge of such Founder, threatened against such Founder that restricts in any material respect or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

Section 5.06  Accuracy of Representations; Reliance by GLG.  The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement. The Founder understands and acknowledges that GLG is entering into the Purchase Agreement in reliance upon the Founder’s execution and delivery of this Agreement.

ARTICLE VI

FURTHER ASSURANCES.

The Founders agree, from time to time, to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Sellers may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

ARTICLE VII

ADJUSTMENTS TO PREVENT DILUTION.

In the event of a stock dividend or distribution, or any change in the securities of Freedom by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the terms “Founders Securities” and “Freedom Common Stock” shall be deemed to refer to and include the Founders Securities and/or Freedom Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Founders Securities and/or Freedom Common Stock may be changed or exchanged.

ARTICLE VIII

ASSIGNMENT; THIRD PARTY BENEFICIARIES.

Section 8.01  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.02  Third Party Beneficiary.  This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

ARTICLE IX

TERMINATION.

Section 9.01  Term.  This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the first to occur of (a) the fourth anniversary of the Closing Date or (b) the termination of the Purchase Agreement pursuant to Article VII of the Purchase Agreement. Notwithstanding the preceding sentence, if Article II terminates in accordance with the terms of Section 2.05 prior to the termination of the Agreement pursuant to this section, Article II will cease to be part of this Agreement and the remainder of the Agreement will continue to be in effect and read as though Article II was intentionally omitted.

Section 9.02  Survival.  If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Article X.

ARTICLE X

GENERAL PROVISIONS.

Section 10.01  Amendments.  No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any Founder or Seller from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by such Founder and Sellers’ Representative (for itself and on behalf of any Seller), and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 10.02  Notices.  All notices, requests, claims, demands and other communications required or permitted to be given under the Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when received when sent by e-mail or fax by the party to be notified; provided, however, that notices given by e-mail or fax by the party to be notified; provided, however, that notices given by e-mail or fax shall not be effective unless either (i) a duplicate copy of such e-mail or fax notice is promptly given by one of the other methods described in this Section 10.02, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by e-mail, fax or any other method described in this Section 10.02; (c) one Business Day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), provided that the sending party receives a confirmation of delivery from the overnight courier service; or (d) three Business Days after deposit with the U.S. Post Office, Royal Mail or other governmental postal service, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days’ advance written notice to the other parties given in the foregoing manner.

Section 10.03  Interpretation.  When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The term “it” when used as a reference to a Founder which is an individual shall mean his or her, as appropriate.

Section 10.04  Remedies Cumulative.  All rights, powers and remedies provided in this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

Section 10.05  Waivers.  Except as otherwise specifically provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision contained in this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision contained in this Agreement.

Section 10.06   Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.07  No Survival.  None of the representations or warranties in this Agreement or in any other document delivered pursuant to this Agreement shall survive the date this Agreement is terminated pursuant to Article IX provided, however, that the termination of this Agreement shall not relieve any party for any liability for any breach of this Agreement that occurred prior to the termination hereof.

Section 10.08  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law).

Section 10.09  Entire Agreement.  This Agreement embodies the entire agreement and understanding of the Founders and Sellers and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

Section 10.10  Fees and Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by Freedom in the case of the Founders and in the case of each other party by the the party incurring such expenses.

Section 10.11  Legal Counsel.  The Founders and Sellers acknowledge that they have each had the opportunity to consult with their own attorneys prior to entering into this Agreement.

Section 10.12  Specific Performance; Enforcement.  Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

Section 10.13  Consent to Jurisdiction.

(a) Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the courts of the State of New York sitting in New York City and (ii) the United States District Court for the Southern District of New York for the purposes of any Action arising out of or relating to this Agreement, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof. Each party hereby designates and appoints CT Corporation Systems, a Delaware corporation, or any successor corporation (the “Authorized Agent”), as such person’s authorized agent upon whom process may be served in any such Action. Each party represents and warrants that the Authorized Agent has agreed to act as such agent for services of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Each party agrees that service of any process, summons, notice or document upon the Authorized Agent, and written notice of said service to the party at the address for notices specified in Section 10.02 hereof, mailed by first class mail shall be effective service of process upon such party for any Action brought against it in such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to this Agreement, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof in the courts referred to in this section, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the parties agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 10.14  Sellers’ Representative.

(a) Each of the Sellers hereby irrevocably makes, constitutes, and appoints Noam Gottesman as the representative, agent and true and lawful attorney in fact of and for each of the Sellers in connection with this Agreement (“Sellers’ Representative”). Each of the Sellers hereby authorizes and empowers Sellers’ Representative to make or give any approval, waiver, amendment, request, demand, consent, instruction or other communication on behalf of each of the Sellers as each such Seller could do for himself or herself, including with respect to the amendment of any provision of this Agreement (or any schedule hereto). Each of the Sellers authorizes and empowers Sellers’ Representative to receive all demands, notices or other communications directed to such Seller under this Agreement. Each of the Sellers authorizes and empowers Sellers’ Representative to (i) take any action (or to determine to refrain from taking any action) with respect thereto as the Sellers’ Representative may deem appropriate as effectively as if such Seller could act for himself or herself (including the settlement or compromise of any dispute or controversy), which action will be binding on all the Sellers and (ii) execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as if such Seller had executed and delivered such instruments and documents personally. Accordingly, any demands, notices or other communications directed to any Seller hereunder shall be deemed effective if given to the Sellers’ Representative. Each of the Sellers agrees to be bound by all actions and failures to act of the Sellers’ Representative in accordance with the provisions of this Agreement, including in connection with any settlement or compromise entered into by the Sellers’ Representative on behalf of one or more of the Sellers.

(b) Upon the death, resignation or incapacity of the Sellers’ Representative, or at any other time, a successor may be appointed by Sellers but such appointment will not be effective until such successor shall agree in writing to accept such appointment and notice of the selection of such successor Sellers’

Representative is provided to the Founders. If a successor Sellers’ Representative is not appointed within thirty (30) days after the death, resignation or incapacity of the Sellers’ Representative or because notice of the selection of a successor Sellers’ Representative has not been provided to the Founders, each of the parties will have a right to petition any court of competent jurisdiction for the appointment of a successor Sellers’ Representative.

(c) Sellers’ Representative shall have no liability to any Seller for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Sellers’ Representative. Notwithstanding anything else herein to the contrary, each of the Sellers shall jointly and severally defend, indemnify and hold harmless Sellers’ Representative from and against, and shall reimburse Sellers’ Representative for any and all damages and expenses arising out of or in connection with, the performance by Sellers’ Representative of his duties and obligations pursuant to this Agreement unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Sellers’ Representative.

Section 10.15 Counterparts: Facsimile. This Agreement maybe executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile or portable document format (pdf) signatures of the parties hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date hereinabove written.

/s/  Noam Gottesman
Noam Gottesman,
individually and as Sellers’ Representative

Address:

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

/s/  Emmanuel Roman
Emmanuel Roman

Address:

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

(Signature Page to Founders’ Agreement)

/s/  Pierre Lagrange
Pierre Lagrange

Address:

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

/s/  Leslie J. Schreyer
Leslie J. Schreyer, in his capacity as trustee
of the Gottesman GLG Trust

Address:
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

/s/  Jeffrey A. Robins
Jeffrey A. Robins, in his capacity as trustee
of the Roman GLG Trust

Address:
c/o Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

(Signature Page to Founders’ Agreement)

G&S Trustees Limited, in its capacity as
trustee of the Lagrange GLG Trust

By:	/s/ Nigel Bentley
Name: Nigel Bentley
Title:   Director

Address:
c/o Nigel Bentley or Peter Milner
P.O. Box 145
Hawksford House
Caledonia Place
St. Helier, Jersey JE4 8QP
Channel Islands

with a copy to:

Leslie J. Schreyer
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

Berggruen Freedom Holdings, Ltd.

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title:   Secretary

Address:
1114 Avenue of the Americas
41st Floor
New York, NY 10036

(Signature Page to Founders’ Agreement)

Marlin Equities II, LLC

By:	/s/ Ian Ashken
Name: Ian Ashken
Title:   Member

Address:
555 Theodore Fremd Avenue
Suite B-302
Rye, NY 10580

(Signature Page to Founders’ Agreement)

Agreed as to Section 2.04:

Freedom Acquisition Holdings, Inc.

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title:   Secretary

Address:
125 Eleventh Street
Creskill, NJ 07626
U.S.A.

(Signature Page to Founders’ Agreement)

EXHIBIT A

BENEFICIAL AND RECORD OWNERSHIP OF FOUNDERS SECURITIES

Equity Interests of Sponsors

Berggruen Freedom Holdings Ltd.: (i) 5,923,200 units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) and (ii) 2,250,000 warrants, each to purchase one share of common stock. In addition, Berggruen Freedom Holdings Ltd. is obligated to purchase an additional 2,500,000 units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) immediately prior to the consummation of a business combination. Berggruen Freedom Holdings Ltd. is a wholly-owned subsidiary of Berggruen Holdings North America Ltd.

Marlin Equities II, LLC: (i) 5,923,200 units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) and (ii) 2,250,000 warrants, each to purchase one share of common stock. In addition, Marlin Equities II, LLC is obligated to purchase an additional 2,500,000 units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) immediately prior to the consummation of a business combination.

Annex F

VOTING AGREEMENT

among

Noam Gottesman

Pierre Lagrange

Emmanuel Roman

Leslie J. Schreyer,
in his capacity as trustee of the Gottesman GLG Trust

G&S Trustees Limited,
in its capacity as trustee of the Lagrange GLG Trust

Jeffrey A. Robins,
in his capacity as trustee of the Roman GLG Trust

Lavender Heights Capital LP

Sage Summit LP

and

Freedom Acquisition Holdings, Inc.

Dated June 22, 2007

VOTING AGREEMENT

Agreement, dated June 22, 2007, (this “Agreement”), by and among the beneficial owners of Voting Stock (defined herein) set forth on the signature page hereto (the “Stockholders”), the trustees named on the signature page hereto holding Voting Stock solely in their capacity as trustees (the “Trustees”) and Freedom Acquisition Holdings, Inc. (“Freedom”) (the Stockholders and Trustees together being “Stockholder Parties” and the Stockholder Parties and Freedom together being the “Parties”).

Preliminary Statements

The Stockholder Parties have entered into the Purchase Agreement (as defined herein), pursuant to which they have acquired certain Voting Stock (as defined therein) in Freedom.

The Stockholder Parties believe it is in their best long-term interests to consolidate and unify the voting, management and control power represented by their collective Beneficial Ownership (as defined herein) of Voting Stock, to qualify Freedom as a “controlled company” under the listing standards of the New York Stock Exchange and to ensure the continued control of Freedom by the parties.

The Parties hereto are parties to a Shareholders Agreement, dated the date hereof, setting forth, among other things, restrictions on transfer and registration rights of stockholders of Freedom,

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” means the acquisition by FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006 and FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, each a wholly-owned subsidiary of Freedom, of GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, GLG Partners Services Limited, Liberty Peak Ltd., Betapoint Corporation, Mount Garnet Limited, GLG Partners Asset Management Limited, Knox Pines Ltd., Albacrest Corporation and GLG Partners (Cayman) Limited (each, a “GLG Entity” and collectively, “GLG”), pursuant to the Purchase Agreement and the transactions contemplated thereby, whereby Freedom will indirectly acquire all of the equity interests of GLG and each GLG Entity will become a wholly-owned subsidiary of Freedom.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Beneficial Owner” or “Beneficially Own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Voting Stock shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any Voting Stock which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by Freedom, and (ii) no Person shall be deemed to beneficially own any Voting Stock solely as a result of such Person’s execution of this Agreement (including by virtue of holding a proxy with respect to any shares) or the Shareholders Agreement.

“Board” means the Board of Directors of Freedom.

“Cause” shall be defined, in the case of a Principal, as defined in the employment agreement of the most recent date entered into by such Principal with Freedom or any subsidiary of Freedom.

“Change in Control” means (x) any reorganization, consolidation, merger, readjustment or other transaction that results in the Parties ceasing to have the power to elect a majority of directors of the Board or the board of directors or other governing body of any entity surviving such transaction or, if such entity is a

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subsidiary of another entity, of such controlling entity, as the case may be, or (y) any sale of all or substantially all of the assets of Freedom to any entity with respect to which the Parties do not possess the ability to elect a majority of the board of directors or other governing body of such entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Continuing Principals” has the meaning assigned to it in Section 2.2.

“Effective Date” shall have the meaning assigned to it in Section 11.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Freedom” means Freedom Acquisition Holdings, Inc.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

“Key Personnel Equity Partnerships” means Sage Summit LP, an English limited partnership, and Lavender Heights Capital LP, a Delaware limited partnership.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Voting Stock, (ii) attendance at meetings in person or by proxy for purposes of obtaining a quorum, (iii) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of Freedom, (iv) using best efforts to cause members of the Board (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of Freedom) to act in a certain manner or other or causing them to be removed in the event they do not act in such a manner, (v) executing agreements and instruments, and (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Parties” has the meaning set forth in the recitals to this Agreement.

“Permitted Transferee” means with respect to a Stockholder Party and his Permitted Transferees (a) such Stockholder Party’s spouse, (b) a Lineal Descendant (as defined below) of such Stockholder Party’s maternal or paternal grandparents, the spouse of any such descendant or a Lineal Descendant of any such spouse, (c) a Charitable Institution (as defined below), (d) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and Presumptive Remaindermen of which are one or more of such Stockholder Party and persons described in clauses (a) through (c) of this definition, or the beneficiaries of such a trust if the Stockholder Party is a trustee of such a trust, (e) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Stockholder Party and Persons described in clauses (a) through (d) of this definition; provided, however, that any subsequent transfer of any portion of the Beneficial Ownership of the entity such that it is Beneficially Owned in any part by a Person other than a Stockholder Party and/or a Person described in clauses (a) through (d) of this definition, will not be deemed to be a transfer to a Permitted Transferee, (f) an individual mandated under a qualified domestic relations order, (g) a legal or personal representative of such Stockholder Party in the event of his death or Disability (as defined below), (h) any other Stockholder Party who is then employed by Freedom or any of its Affiliates or any Permitted Transferee of such Stockholder Party and (i) any limited partner of a Key Personnel Equity Partnership. For purpose of this definition: (i) “Lineal Descendants” does not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; (ii) “Charitable Institution” refers to an organization described in section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under section 501(a) thereof, or any charitable organization established under the laws of a jurisdiction outside of the United States; (iii) “Presumptive Remaindermen” refers to those Persons entitled to a share of a trust’s assets if it were then to terminate; and (iv) “Disability” refers to any physical or mental incapacity which prevents a Stockholder Party from carrying out all or substantially all of his duties under his

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employment agreement with Freedom in such capacity for any period of one hundred twenty (120) consecutive days or any aggregate period of six (6) months in any 12-month period, as determined by a majority of the members of the Board, including a majority of the Stockholder Parties who are then members of the Board (but for the sake of clarity not including the Stockholder Party in respect of which the determination is being made).

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Principals” means Noam Gottesman, Emmanuel Roman and Pierre Lagrange.

“Purchase Agreement” means the Purchase Agreement, dated as of June 22, 2007, by and among Freedom, FA Sub 1 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 2 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, FA Sub 3 Limited, a British Virgin Islands Business Company incorporated under the BVI Business Companies Act, 2006, Noam Gottesman, as Sellers’ Representative, Lehman (Cayman Islands) Limited, Noam Gottesman, Pierre Lagrange, Emmanuel Robin, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, trustee of Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, trustee of Blue Hill Trust, as it may be amended from time to time.

“Shareholders Agreement” means the Shareholders Agreement dated as of the date hereof, among Freedom, the Stockholder Parties and other stockholders of Freedom.

“Stockholder Parties” has the meaning set forth in the introduction to this Agreement.

“Stockholders” has the meaning set forth in the introduction to this Agreement.

“Total Voting Power of Freedom” means the total number of votes that may be cast in the election of directors of Freedom if all Voting Stock outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Freedom Beneficially Owned by any Person is the percentage of the Total Voting Power of Freedom that is represented by the total number of votes that may be cast in the election of directors of Freedom by Voting Stock Beneficially Owned by such Person. In calculating such percentage, the Voting Stock Beneficially Owned by any person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Freedom represented by Voting Stock Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Freedom represented by Voting Stock Beneficially Owned by any other Person.

“Transfer” means to directly or indirectly (a) offer, sell, contract to sell, assign, pledge or otherwise dispose of any Voting Stock, (b) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, of Voting Stock (including the filing or participation in the filing of a registration statement with the SEC) or (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position relating to Voting Stock within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Trustees” has the meaning set forth in the recitals to this Agreement.

“Trusts” means the trusts set forth on the signature page to this Agreement.

“Voting Block” means the Parties holding the majority of the Voting Stock collectively held by all Stockholder Parties.

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“Voting Stock” means the common stock of Freedom and the Series A voting preferred stock of Freedom and any other security of Freedom Beneficially Owned by a Stockholder Party entitling such holder to vote in the election of directors of Freedom, including such Voting Stock acquired in open market or private purchases or upon the exercise of any right to acquire such Voting Stock.

Section 2.  Stockholder Voting Arrangement; Transfer Restrictions.

2.1.  Each Stockholder Party agrees with each other Stockholder Party that it shall vote all of the shares of Voting Stock over which such Stockholder has voting control, and take all other Necessary Actions within such Stockholder’s control to exercise such Stockholder’s vote in accordance with the agreement and direction of the Voting Block, with respect to each of the following events:

(a) The nomination, designation or election of the members of the Board (or the board of any subsidiary) or their respective successors (or their replacements, if a vacancy is created on the Board as a result of the death, disability, retirement, resignation or removal of a member of the Board);

(b) The removal, with or without cause, from the Board (or the board of any subsidiary) of any director; and

(c) Any Change in Control of Freedom.

2.2.  The Stockholder Parties and Freedom agree that so long as the Parties and their respective Permitted Transferees collectively Beneficially Own (i) more than 25% of the Voting Stock and at least one Principal is an employee, partner or member of Freedom or any subsidiary of Freedom or (ii) more than 40% of the Voting Stock, Freedom shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of the Principals who are then employed by Freedom or any of its Subsidiaries (the “Continuing Principals”) who Beneficially Own more than 50% of the aggregate amount of Voting Stock held by all Continuing Principals (treating, for such purposes, all Shares Beneficially Owned by each Continuing Principal’s Permitted Transferees (other than Permitted Transferees described in clause (h) of the definition thereof) as Beneficially Owned by such Continuing Principal):

(a) any incurrence of indebtedness, in one transaction or a series of related transactions, by Freedom or any of its Subsidiaries in an amount in excess of US$570 million or, if a greater amount has been previously approved by the Parties and their respective Permitted Transferees pursuant to this Section 2.2(a), such greater amount;

(b) any issuance by Freedom in any transaction or series of related transactions of equity or equity-related securities that would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 20% of the Total Voting Power of Freedom (other than (1) pursuant to transactions solely among Freedom and its wholly owned Subsidiaries, and (2) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date of this Agreement or issued in compliance with this Agreement);

(c) any commitment to invest or investment or series of related commitments to invest or investments in a Person or group of related Persons in an amount greater than $250 million;

(d) the adoption of a shareholder rights plan;

(e) any appointment of a Chief Executive Officer of Freedom or Co-Chief Executive Officer of Freedom; or

(f) the termination of the employment of a Principal with Freedom or any of its material Subsidiaries without Cause.

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2.3.  The Stockholder Parties and Freedom agree, subject to the fiduciary duties of the directors of Freedom, that so long as the Stockholder Parties and their respective Permitted Transferee(s) Beneficially Own:

(a) Voting Stock representing more than 50% of the Total Voting Power of Freedom, Freedom shall nominate individuals designated by the Voting Block such that the Stockholder Parties will have six designees on the Board if the number of directors is ten or eleven, or five designees on the Board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

(b) Voting Stock representing more than 40% of the Total Voting Power of Freedom and less than 50% of the Total Voting Power of Freedom, Freedom shall nominate individuals designated by the Voting Block such that the Stockholder Parties will have five designees on the Board if the number of directors is ten or eleven, or four designees on the Board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

(c) Voting Stock representing more than 25% of the Total Voting Power of Freedom and less than 40% of the Total Voting Power of Freedom, Freedom shall nominate individuals designated by the Voting Block such that the Stockholder Parties will have four designees on the Board if the number of directors is ten or eleven, or three designees on the Board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

(d) Voting Stock representing more than 10% of the Total Voting Power of Freedom and less than 25% of the Total Voting Power of Freedom, Freedom shall nominate individuals designated by the Voting Block such that the Stockholder Parties will have two designees on the Board, assuming such nominees are elected;

(e) Voting Stock representing less than 10% of the Total Voting Power of Freedom, Freedom shall have no obligation to nominate any individual that is designated by the Stockholder Parties; and

(f) In the event that any designee under this Section 2.3 shall for any reason cease to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall, subject to the fiduciary duties of the directors of Freedom, be filled by an individual designated by the Stockholder Parties.

2.4.  In order to secure each Stockholder Party’s obligation to vote shares of Voting Stock in accordance with the provisions of this Agreement, each such Stockholder Party hereby appoints such person, as shall be designated in connection with each vote by approval of the Voting Block (such person, the “Applicable Proxy”), as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Stockholder Party’s shares of Voting Stock for the election of directors and/or all such other matters as expressly provided for in this Agreement. The Applicable Proxy may exercise the irrevocable proxy granted to him or it hereunder at any time any Stockholder Party fails to comply with the provisions of this Agreement. The proxies and powers granted by each Stockholder Party pursuant to this Section 2.4 are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement and will survive the death, incompetency and disability of each Stockholder Party.

2.5.  Notwithstanding anything to the contrary contained in the Shareholders Agreement, no Stockholder Party may Transfer Voting Stock except that Transfers may be made (i) to Permitted Transferees, (ii) among Principals and Trustees, (iii) by a Key Personnel Equity Partnership to Principals and Trustees or its or their Permitted Transferees and (iv) in public markets as permitted by the Shareholders Agreement.

Section 3.  Intentionally Omitted.

Section 4.  Drag-Along Rights.

4.1.  Each Stockholder Party agrees with each other Stockholder Party that if (i) the Voting Block proposes to Transfer all of the Voting Stock held by it to any Person other than a Principal or Trustee, (ii) such Transfer would result in a Change in Control of Freedom, and (iii) if such a Transfer requires any approval

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hereunder or under the Shareholders Agreement, such Transfer has been approved in accordance with this Agreement and the Shareholders Agreement, then if requested by the Voting Block, each other Stockholder Party (“Selling Party”) shall be required to sell all of his Voting Stock (a “Drag Transaction”).

4.2.  The consideration to be received by a Selling Party shall be in the same form and amount of consideration per share to be received by the Voting Block, and the terms and conditions of such sale shall be the same as those upon which the Voting Block sells its Voting Stock. In connection with the Drag Transaction, each Selling Party will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Voting Block so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by the Voting Block; provided, that (i) any general indemnity given by the Voting Block, applicable to liabilities not specific to the Voting Block, to the purchaser in connection with such sale shall be apportioned among the Selling Parties according to the consideration received by each Selling Party and shall not exceed such Selling Party’s net proceeds from the sale; (ii) any representation relating specifically to a Selling Party and/or its Voting Stock shall be made only by that Selling Party; and (iii) in no event shall any Selling Party be obligated to agree to any non-competition covenant or other similar agreement as a condition of participating in such Transfer.

4.3.  The fees and expenses incurred in connection with a sale under this Section 4 and for the benefit of all Stockholder Parties (it being understood that costs incurred by or on behalf of one Stockholder Party for his sole benefit will not be considered to be for the benefit of all Stockholder Parties), to the extent not paid or reimbursed by Freedom or the transferee or acquiring Person, shall be shared by all Stockholder Parties on a pro rata basis, based on the consideration received by each Stockholder Party in respect of its Voting Stock; provided that no Party shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 4 (excluding de minimis expenditures).

4.4.  The Voting Block shall provide written notice (the “Drag Along Notice”) to each other Selling Party of any proposed Drag Transaction as soon as practicable following its exercise of the rights provided in Section 4.1. The Drag Along Notice shall set forth the consideration to be paid by the purchaser for the securities, the identity of the purchaser and the material terms of the Drag Transaction.

4.5.  If any holders of Voting Stock of any class are given an option as to the form and amount of consideration to be received in the Drag Transaction, all holders of Voting Stock of such class must be given the same option.

4.6.  Any Selling Party whose assets (“Plan Assets”) constitute assets of one or more employee benefit plans and are subject to Part IV of Title I of ERISA, shall not be obligated to sell to any Person to whom the sale of any Voting Stock would constitute a non-exempt “prohibited transaction” within the meaning of ERISA or the Code, provided, however, that if so requested by the Voting Block: (i) such Selling Party shall have taken commercially reasonable efforts to (x) structure its sale of Voting Stock so as not to constitute a non-exempt “prohibited transaction” or (y) obtain a ruling from the Department of Labor to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) does not constitute a non-exempt “prohibited transaction” and (ii) such Selling Party shall have delivered an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Voting Block) to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) would constitute a non-exempt “prohibited transaction.”

4.7.  Upon the consummation of the Drag Transaction and delivery by any Selling Party of the duly endorsed certificate or certificates representing the Voting Stock held by such Selling Party to be sold together with a stock power duly executed in blank, the acquiring Person shall remit directly to such Selling Party, by wire transfer of immediately available funds, the consideration for the securities sold pursuant thereto.

Section 5.  Restrictions on Other Agreements.  Each Stockholder Party agrees with each other Stockholder Party not to enter into or agree to be bound by any other stockholder agreements or arrangements of any kind with any Person with respect to any Voting Stock, including, without limitation, the deposit of any Voting Stock in a voting trust or forming, joining or in any way participating in or assisting in the formation

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of a Group with respect to any Voting Stock, except to the extent contemplated by the Shareholders Agreement.

Section 6.  Conflicts with the Certificate of Incorporation.  Each Stockholder Party agrees with each other Stockholder Party that in the event of any ambiguity or discrepancy between the provisions of this Agreement and the Certificate of Incorporation of Freedom, it is intended that the provisions of this Agreement shall prevail to the full extent permitted by applicable law and, accordingly, the Stockholder Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall if necessary procure any required amendment to the Certificate of Incorporation to give effect to the intention of this Agreement.

Section 7.  Transferees.

7.1.  Any Permitted Transferee (other than a limited partner of a Key Personnel Equity Partnership) of a Stockholder Party shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were a Stockholder Party. Except with respect to any limited partner of a Key Personnel Equity Partnership, prior to the initial acquisition of Beneficial Ownership of any Voting Stock by any Permitted Transferee, and as a condition thereto, each Stockholder Party agrees (i) to cause its respective Permitted Transferees to agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence; and (ii) that such Stockholder Party shall remain directly liable for the performance by its respective Permitted Transferees of all obligations of such Permitted Transferees under this Agreement. Except as otherwise contemplated by this Agreement, (i) each Stockholder Party agrees not to cause or permit any of its respective Permitted Transferees to cease to qualify as a member of such Stockholder Party’s Group so long as such Permitted Transferee Beneficially Owns any Voting Stock, and if any such Permitted Transferee shall cease to be so qualified, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a “Permitted Transferee” for any purpose under this Agreement.

7.2.  In addition to any other notices required by this Agreement, to the extent any Stockholder Party or its Permitted Transferees Transfer any Voting Stock, such Stockholder Party or Permitted Transferee shall, within three Business Days following consummation of such Transfer, deliver notice thereof to Freedom and the Stockholder Parties.

7.3.  Any Transfer or attempted Transfer of Voting Stock in violation of any provision of this Agreement shall be void.

Section 8.  Successors.

8.1.  Except as otherwise provided herein, the provisions of this Agreement shall apply to any successor Party who becomes a party to this Agreement in accordance with Section 8.2 of this Agreement, as if such successor were the original Party named herein. All of the provisions of this Agreement shall apply to all shares of Voting Stock now owned or hereinafter acquired by the Stockholder Parties. Except as may be provided herein, nothing hereunder shall be deemed to confer rights on any person as a third party beneficiary of this Agreement.

8.2.  This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns. Without limiting the generality of the preceding sentence, this Agreement shall be binding on (i) any continuing trust of any Stockholder Party or Permitted Transferee, whether created through the exercise of a power of appointment or otherwise, and whether created during the life of or following the death of one or more of the persons presently eligible to receive income from the respective trusts; and (ii) any individual person or entity that hereinafter acquires any shares of Voting Stock; provided that, as a condition to such transfer, any such person or entity shall agree in writing, pursuant to Section 7, to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Voting Block.

Section 9.  Miscellaneous.

9.1.  Compensation.  No Party shall be entitled to compensation for acting hereunder.

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9.2.  Liability and Expenses.  No Party at any time acting under this Agreement shall be liable for any loss, liability, expense or damage to any of other Parties or beneficiaries of the Trusts occasioned by such Party’s acts or omissions in good faith in carrying out its duties under this Agreement, and in any event a Party shall be liable only for its willful default, wrongdoing or gross negligence, but not for honest errors of judgment.

9.3.  Indemnification.  Each Stockholder Party shall be entitled to be indemnified by each other Stockholder Party for any liabilities resulting from, or arising in connection with, such Stockholder Party’s entering into this Agreement and/or the performance of its obligations in accordance with the terms of this Agreement. Any indemnification made by Stockholder Parties shall be in proportion to the respective Stockholder Party’s ownership of Voting Stock determined as of the time of the event for which such indemnification is being sought.

9.4.  Release.  Each Stockholder Party who is an adult beneficiary of a Trust hereby agrees to release each Trustee of such Trust from any claim that may, now or in the future, arise from, or in connection with, such Trustee’s entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement, and each such Trustee of a Trust shall be entitled to be indemnified by the adult beneficiaries of such Trusts, jointly and severally, for any liabilities resulting from, or arising in connection with, such Trustee’s entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement.

9.5.  Adjustment of Shares Numbers.  If, after the effective time of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of the Voting Stock, then, in any such event, the numbers and types of shares of such Voting Stock referred to in this Agreement (and if applicable, the share prices thereof) shall be adjusted to the number and types of shares of such Voting Stock that a holder of such number of shares of such Voting Stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

9.6.  Amendment.  The provisions of this Agreement may be amended only by a written instrument signed by the Voting Block and, with respect to Sections 2.2, 2.3, 7.3, 8 and 9 only, Freedom.

9.7.  Termination.  Unless sooner terminated by a written instrument signed by the Voting Block, this Agreement shall terminate upon the earlier of (i) the number of Stockholder Parties governed by this Agreement ceasing to be at least two in number; or (ii) the aggregate number of outstanding shares of Voting Stock Beneficially Owned by the Stockholder Parties ceasing to constitute at least 10% of the Total Voting Power of Freedom.

9.8.  Governing Law.  This Agreement shall be governed and construed according to the laws of the State of Delaware, without regard to its rules for conflicts of laws.

9.9.  Enforceability and Remedies.  The Voting Stock governed by this Agreement represents a significant portion of the voting control of Freedom, and the Stockholder Parties and other beneficiaries of the Trusts will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise as to any vote of any such Voting Stock or any other action under this Agreement, an injunction may be issued restraining any such vote or other action pending the determination of such controversy, and in the event a Stockholder Party fails to follow directions of the Voting Block as provided for herein, such Stockholder Party’s obligation to follow such direction shall be enforceable in a court of equity by a decree of specific performance. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedy any of the parties hereto may have.

9.10.  Jurisdiction and Venue.  Each Party hereby agrees that any action, suit or proceeding arising out of or relating to this Agreement (an “Action”) will be commenced in the United States District Court for the Southern District of New York or in any court of the State of New York located in such District. Each Party to this Agreement hereby irrevocably consents to the jurisdiction and venue of the United States District Court for the Southern District of New York and of any court of the State of New York located in such District in connection with any Action.

F-8

9.11.  Endorsement of Voting Stock Share Certificates.  As soon as possible after the becoming the holder of record of shares of Voting Stock, each Stockholder Party and its Permitted Transferee’s, shall to be endorsed on the face of the certificates representing the Voting Stock, then owned or thereafter acquired by such Stockholder Party, a legend reading substantially as follows:

“The voting of the shares represented by this Certificate is restricted by, and subject to the terms and conditions of, a Voting Agreement, dated June 22, 2007, a copy of which is on file at the offices of Freedom and will be furnished without charge to the holder of such shares upon written request.”

9.12.  Notices.  Any notice required or desired to be delivered hereunder shall be (i) in writing; (ii) delivered personally, by courier service or by certified or registered mail, return receipt requested; (iii) by facsimile or electronic mail; (iv) effective upon dispatch; and (v) addressed as designated below (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

To:	Noam Gottesman Address: Telephone: Telecopier:	To:	Pierre Lagrange Address: Telephone: Telecopier:

with a copy to:		with a copy to:

	Leslie J. Schreyer Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: 212-408-5100 Telecopier: 212-541-5369		Leslie J. Schreyer Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: 212-408-5100 Telecopier: 212-541-5369

To:	Emmanuel Roman Address: Telephone:	To:	Leslie J. Schreyer, as trustee of the Gottesman GLG Trust c/o Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: 212-408-5100 Telecopier: 212-541-5369
with a copy to:

Leslie J. Schreyer Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: 212-408-5100 Telecopier: 212-541-5369

To:	G&S Trustees Limited, as trustee
of the Lagrange GLG Trust
c/o Nigel Bentley or Peter Milner
P.O. Box 145
Hawksford House
Caledonia Place
St. Helier, Jersey JE4 8QP
Channel Islands
Telephone: 44-1534-836-800
	Telecopier: 44-1534-836-999	To:	Jeffrey A. Robins, as trustee of the Roman GLG Trust c/o Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: 212-408-5100 Telecopier: 212-541-5369

F-9

with a copy to:		with a copy to:

	Leslie J. Schreyer Chadbourne & Parke LLP LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: 212-408-5100 Telecopier: 212-541-5369	Leslie J. Schreyer Chadbourne & Parke LLP LLP 30 Rockefeller Plaza New York, New York 10112 Telephone: 212-408-5100 Telecopier: 212-541-5369
To:	Freedom Acquisition Holdings Inc. c/o Berggruen Holdings Limited 1114 Avenue of the AmericasE 41st Floor New York, NY 10036 Telephone: 212-380-2235 Telecopier: 212-380-0121 Attn: Jared Bluestein

with a copy to:

Alan I. Annex Greenberg Traurig LLP 200 Park Avenue New York, NY 10166

Section 10.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together can constitute one and the same instrument.

Section 11.  Effective Date.  This Agreement shall become effective immediately after the closing of the Acquisition (the “Effective Date”) and shall be without effect before such time.

Section 12.  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signature pages follow.]

F-10

IN WITNESS WHEREOF this Agreement has been executed by each of the parties hereto, and shall be effective as of the Effective Date.
/s/  Noam Gottesman

Noam Gottesman

/s/  Emmanuel Roman

Emmanuel Roman

/s/  Pierre Lagrange

Pierre Lagrange

/s/  Leslie J. Schreyer

Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust

/s/  Jeffrey A. Robins

Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust

G&S TRUSTEES LIMITED, IN ITS CAPACITY AS TRUSTEE OF THE LAGRANGE GLG TRUST

By:	/s/ Nigel Bentley
Name: Nigel Bentley
Title:   Director

(Signature Page to Voting Agreement)

F-11

LAVENDER HEIGHTS CAPITAL LP

By: Mount Garnet Limited, its general partner

By:	/s/ Leslie J. Schreyer
Name: Leslie J. Schreyer
Title:   Director

SAGE SUMMIT LP

By: Sage Summit Ltd., its general partner

By:	/s/ Leslie J. Schreyer
     Name: Leslie J. Schreyer
     Title:   Director

(Signature Page to Voting Agreement)

F-12

FREEDOM ACQUISITION HOLDINGS, INC.

By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title: Secretary

(Signature Page to Voting Agreement)

F-13

Annex G

AGREEMENT AMONG PRINCIPALS AND TRUSTEES

among

Noam Gottesman

Pierre Lagrange

Emmanuel Roman

Leslie J. Schreyer,
in his capacity as trustee of the Gottesman GLG Trust

G&S Trustees Limited,
in its capacity as trustee of the Lagrange GLG Trust

Jeffrey A. Robins,
in his capacity as trustee of the Roman GLG Trust

Dated June 22, 2007

G-i

DEED OF AGREEMENT AMONG PRINCIPALS AND TRUSTEES

THIS DEED, dated June 22, 2007 (this “Agreement”), by and among Noam Gottesman (“Gottesman”), Pierre Lagrange (“Lagrange”), Emmanuel Roman (“Roman” and together with Gottesman and Lagrange, the “Principals”), Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust (“LJS”), G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust (“G&S”), and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust (“JAR” and together with Schreyer and G&S, the “Trustees”).

Preliminary Statements

Each of the Principals and Trustees is party to the Purchase Agreement (as defined herein) pursuant to which each such Principal or Trustee has agreed to sell his or its interest in GLG (as defined herein) in exchange for Freedom Common Stock, Freedom Class B Common Stock and/or Exchangeable Shares (collectively, the “Shares”) and other consideration, as provided in the Purchase Agreement.

The Principals and Trustees desire to address herein certain relationships among themselves with respect to the forfeiture of their prospective Shares and whereas it is the intention of the parties that this document be executed as a deed.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Defined Terms.  As used in this Agreement, the terms defined in the preamble, preliminary statements and other sections of this Agreement shall have the respective meanings specified therein, terms defined in the Purchase Agreement and not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement when used in this Agreement, the rules of construction of the Purchase Agreement shall apply to this Agreement, and the following terms shall have the following meanings:

“Board” means the board of directors of Freedom.

“Company” means Freedom.

“Consummation Date” means the day of the closing of the Transaction.

“Continuing Principal” shall have the meaning set forth in Section 2.1.

“Disability” means any illness, injury, physical or mental disability or other incapacity which is certified and established by documented medical evidence, as a result of which a Principal shall fail to perform, after reasonable accommodation as required by law, the duties required of him during any six (6) consecutive months.

“Forfeiture Date” means, as to the Forfeitable Interests to be forfeited to any Continuing Principal, the date which is the earlier of (i) the date that is six months after the applicable date of termination of employment and (ii) the date on or after such termination date that is six months after the date of the latest publicly-reported disposition of equity securities of Freedom by any such Continuing Principal which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act.

“Freedom” shall mean Freedom Acquisition Holdings, Inc., a Delaware corporation.

“Freedom Employer” means Freedom (or such successor thereto or such other entity controlled by Freedom or its successor as may be such Principal’s employer at such time, it being understood that a Principal shall be deemed to be employed by a Freedom Employer and to not have terminated employment with a Freedom Employer if employed by any such entity).

“GLG” means the collective business of GLG Holdings Limited, GLG Partners LP, GLG Partners Limited, GLG Partners Services Limited, GLG Partners Services LP, GLG Partners Asset Management Limited, an Irish limited liability company, GLG Partners (Cayman) Limited, a Cayman Islands exempted company, and any other entity associated with the GLG Entities which the GLG Principals determine is a GLG Entity.

“Permitted Transferee” shall have the meaning ascribed to such term in the Voting Agreement.

“Purchase Agreement” means the agreement, dated June 22, 2007, by and among Freedom, FA Sub 1 Limited, a British Virgin Islands company incorporated under the BVI Business Companies Act, 2006, FA Sub 2 Limited, a British Virgin Islands company incorporated under the BVI Business Companies Act, 2006, FA Sub 3 Limited, a British Virgin Islands company incorporated under the BVI Business Companies Act, 2006, Jared Bluestein in his capacity as the Buyers’ Representative, Lehman (Cayman Islands) Limited, Noam Gottesman, individually and as Sellers’ Representative, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited as trustee for Green Hill Trust, Sage Summit LP, and Ogier Fiduciary Services (Cayman) Limited as trustee for Blue Hill Trust.

“Related Group” means a Principal and his Related Trustee, collectively.

“Related Trustee” means, in the case of Gottesman, LJS, in the case of Roman, JAR, and in the case of Lagrange, G&S.

“Shareholders Agreement” means the shareholders agreement by and among the Principals, the Trustees and Freedom dated the date hereof.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Transaction” means the acquisition by Freedom, through a subsidiary, of the Purchased Shares set forth in Schedule 1.4. to the Purchase Agreement.

“Voting Agreement” means the agreement dated June 22, 2007 by and among the parties hereto, Freedom, Sage Summit LP, an English limited partnership, and Lavender Heights Capital LP, a Delaware limited partnership.

ARTICLE II

FORFEITURE

Section 2.1  Forfeiture.

(a) In the event a Principal (the “Forfeiting Principal”) voluntarily terminates his employment with a Freedom Employer for any reason prior to the fifth anniversary of the date (the “Consummation Date”) on which the Transaction is consummated, and such Principal has not resumed his employment with Freedom or any of its Subsidiaries as of the applicable Forfeiture Date, such Principal, his Related Trustee and his, its or their Permitted Transferee(s) shall forfeit as of the applicable Forfeiture Date to the Principals (the “Continuing Principals”) who continue to be employed by a Freedom Employer as of the applicable Forfeiture Date and the Continuing Principals’ Related Trustees (the “Continuing Trustees”, and each together with his or its related Continuing Principal, a “Continuing Group”) a number of Shares equal to a percentage of the Shares held by such Principal, his Related Trustee and his, its or their Permitted Transferees as of the consummation date (the “Forfeitable Interests”) as follows:

(i) in the event such termination occurs prior to the first anniversary of the Consummation Date, 82.5% of such Principal’s and his related Trustee’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Freedom Employer) shall be forfeited;

(ii) in the event such termination occurs on or after the first anniversary of the Consummation Date but prior to the second anniversary of the Consummation Date, 66% of such Principal’s and his related Trustee’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Freedom Employer) shall be forfeited;

(iii) in the event such termination occurs on or after the second anniversary of the Consummation Date but prior to the third anniversary of the Consummation Date, 49.5% of such Principal’s and his related Trustee’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Freedom Employer) shall be forfeited;

(iv) in the event such termination occurs on or after the third anniversary of the Consummation Date but prior to the fourth anniversary of the Consummation Date, 33% of such Principal’s and his related Trustee’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Freedom Employer) shall be forfeited; and

(v) in the event such termination occurs on or after the fourth anniversary of the Consummation Date but prior to the fifth anniversary of the Consummation Date, 16.5% of such Principal’s and his related Trustee’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Freedom Employer) shall be forfeited.

(b) Shares acquired by the Principals or the Trustees after the Consummation Date (other than by operation of this Agreement), including shares acquired as a result of equity awards from the Company, shall not be subject to the forfeiture provisions in Section 2.1(a).

(c) To the extent that the amount of Exchangeable Securities held by a Related Group and its Permitted Transferee(s) decreases due to the exchange by any member of such Related Group and/or its Permitted Transferees of such Exchangeable Shares for Freedom Common Stock, at all times after such exchange the number of Forfeitable Interests of such Related Group shall be deemed to exclude all Exchangeable Shares cancelled due to such exchange and shall be deemed to include all Freedom Common Stock received in such exchange.

(d) If the Forfeitable Interests of any Related Group include multiple classes of shares, then the percentage of forfeiture set forth in Section 2.1(a) and the allocation provisions set forth in Section 2.1(e) shall be applied individually to each class.

(e) Forfeitable Interests forfeited by a Related Group (including those forfeited by a Permitted Transferee) pursuant to Section 2.1(a) shall be allocated among the Continuing Groups based on their and their respective Permitted Transferees’ collective pro rata ownership of all Forfeitable Interests held by the Continuing Groups and their respective Permitted Transferees as of the Forfeiture Date; provided, that for purposes of the above allocation, each Principal and Related Trustee shall be deemed to hold all Forfeitable Interests that he or his Permitted Transferee transfers to a Charitable Institution, even if such Charitable Institution subsequently transfers such Forfeitable Interests to any other Person; and further provided, that the Forfeitable Interests forfeited by a Forfeiting Principal shall be allocated among the Continuing Principals only and the Forfeitable Interests forfeited by a Forfeiting Trustee shall be allocated among the Continuing Trustees only.

(f) To the extent that a Continuing Group receives Forfeitable Interests of another Related Group or their Permitted Transferee pursuant to this Section 2.1, such Forfeitable Interests shall be deemed to be Forfeitable Interests of the Continuing Group receiving such Forfeitable Interests for all purposes of this Agreement.

(g) On the applicable Forfeiture Date, or on such later date that is the first Business Day after such Forfeiture Date, a Related Group that is required to forfeit Forfeitable Interests pursuant to this Section 2.1 shall deliver (if applicable) the certificate or certificates representing all such Forfeitable Interests to Freedom, or to Acquisition Sub 2 in the case of Exchangeable Shares, together with all other documentation reasonably requested by Freedom, or by Acquisition Sub 2 in the case of Exchangeable Shares, and together with instructions to Freedom, or to Acquisition Sub 2 in the case of Exchangeable Shares, to cause the transfer and assignment of all such Forfeitable Interests to the applicable Continuing Principals and Trustees of all the Forfeitable Interests. For the avoidance of doubt, if on the date a Forfeiting Principal terminates his employment with a Freedom Employer, the Related Group does not own a sufficient number of Forfeitable Interests to satisfy its obligations pursuant to Section 2.1(a), such Related Group shall be required to purchase additional Forfeitable Interests on or prior to the applicable Forfeiture Date.

(h) The transfer by a Principal or Trustee of any Forfeitable Interests to a Permitted Transferee or any other Person will in no way affect any of such Principal’s obligations under Section 2.1(a) and no failure of a Permitted Transferee to deliver pursuant to Section 2.1(e) certificates representing Forfeitable Interests that are forfeited (whether or not such Permitted Transferee has signed a Joinder Agreement or not) shall release any Principal or Trustee of such obligations. A Principal or Trustee may, in his or its sole discretion, satisfy all or a portion of his obligations under Section 2.1(a) by substituting, for any Shares otherwise forfeitable pursuant to Section 2.1(a), an amount of cash equal to the closing trading price, on the Business Day immediately preceding the Forfeiture Date, of such Shares on the securities exchange where such Shares then primarily trade.

(i) The forfeiture requirements contained in this Section 2.1 shall lapse with respect to a Principal, his Related Trustee and their Permitted Transferees if (x) such Principal dies prior to the date on which the Principal voluntarily terminates his employment with a Freedom Employer, (y) the Principal incurs a Disability (provided, however, that the forfeiture requirements of Section 2.1 shall be reinstated if such Principal returns to the employ of a Freedom Employer subsequent to such Disability) or (z) all of the Principals voluntarily terminate their employment with all relevant Freedom Employers on the same date. A Principal shall be deemed to have incurred a Disability upon presentation to Freedom of a statement from a licensed physician that the Principal has incurred a Disability as defined in Section 1; provided that each Principal hereby agrees to submit to up to two physical exams performed by physicians reasonably selected by Freedom for the purpose of determining if a Disability exists, unless the Board provides statements of two licensed physicians that a Disability has not been incurred.

Section 2.2  Permitted Transferees.  In connection with the transfer of any Forfeitable Interests from a Principal or Trustee to his or its Permitted Transferee or from a Permitted Transferee of a Principal or trustee to another Permitted Transferee of a Principal or Trustee, the applicable Principal or Trustee may require such Permitted Transferee who acquires any Forfeitable Interests to execute a joinder agreement (the “Joinder”) agreeing to be bound by Section 2.1 of this Agreement, in a form substantially similar to the Form of Joinder attached as Exhibit A hereto, and to deliver such Joinder to each Principal who is then employed by a Freedom Employer and his Related Trustee. In the event a Principal or Principals become entitled to receive Forfeitable Interests pursuant to Section 2.1(a) (subject to the conditions and time period set forth in Section 2.1), he or they shall deliver a written notice in accordance with Section 3.1 to each Permitted Transferee of such terminating Principal that has executed a Joinder stating that the Permitted Transferee is required to forfeit Forfeitable Interests pursuant to this Section 2.1. Upon the receipt of such written notice, the Permitted Transferee shall take all steps necessary to transfer the appropriate Forfeitable Interests as required by Section 2.1.

ARTICLE III

MISCELLANEOUS

Section 3.1  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 3.1) or internationally recognized express courier, addressed to such party at the address or facsimile number set forth in the records of Freedom or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties. A copy of all written notices, requests, consents and other communications hereunder shall be delivered to the Company promptly upon delivery to any party hereto to the attention of the Company’s General Counsel. A copy of any written notices, requests, consents and other communications delivered hereunder to a Principal shall promptly be delivered to that Principal’s Related Trustee in accordance with the procedures of this Section 3.1

Section 3.2  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.3  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 3.4  Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto any rights or remedies hereunder.

Section 3.5  Further Assurances.  Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

Section 3.6  Governing Law; Consent to Jurisdiction.  This Agreement is governed by English law. The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes which may arise out of or in connection with this Agreement (respectively, “Proceedings” and “Disputes”) and, for these purposes, each Party irrevocably submits to the jurisdiction of the courts of England. Each Party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum. Each of the Parties hereby irrevocably appoints Clifford Chance Secretaries Limited as its agent for the service of process in England in relation to any matter arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the relevant appointer. Each of such persons shall inform the other parties hereto, in writing, of any change in the address of its process agent within 28 days. If such process agent ceases to have an address in England, each of such persons irrevocably agrees to appoint a new process agent acceptable to the other parties hereto (acting reasonably) and to deliver to such other parties within 14 days a copy of a written acceptance of appointment by the process agent. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring Proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

Section 3.7  Amendments; Waivers.

(a) The Agreement may be amended and the terms and conditions of the Agreement may be changed or modified at any time upon the approval of a majority of the Principals who then constitute Continuing Principals.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.8  Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 3.9  Status.  The Principals and any other Person who executes a Joinder shall not be deemed to be members of a “group” (as such term is defined in Section 13D of the United States Exchange Act), and each Principal and each other Person who executes a Joinder shall not be deemed to “beneficially own” (as such term is defined in Section 13D of the Exchange Act) Shares owned by any other Principal or any other Person who executes a Joinder, because of this Agreement or any provision hereof.

Section 3.10  Except as expressly stated in this Agreement, a Person who is not a party to this Agreement, may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

Section 3.11  Effective Date.  This Agreement shall become effective immediately after the closing of the Acquisition and shall be without effect before such time.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

SIGNED as a deed by NOAM GOTTESMAN	)	/s/ Noam Gottesman
in the presence of: Alejandro San Miguel	)

Witness’s Signature: /s/ Alejandro San Miguel

Name: Alejandro San Miguel

Address: 159 Woodland Road Madison, NJ 07940

SIGNED as a deed by EMMANUEL ROMAN	)	/s/ Emmanuel Roman
in the presence of: Alejandro San Miguel	)

Witness’s Signature: /s/ Alejandro San Miguel

Name: Alejandro San Miguel

Address: 159 Woodland Road Madison, NJ 07940

(Signature Page to Agreement Among Principals and Trustees)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

SIGNED as a deed by PIERRE LAGRANGE	)	/s/ Pierre Lagrange
in the presence of: Alejandro San Miguel	)

Witness’s Signature: /s/ Alejandro San Miguel

Name: Alejandro San Miguel

Address: 159 Woodland Road Madison, NJ 07940

SIGNED as a deed by LESLIE J. SCHREYER,	)	/s/ Leslie J. Schreyer
in his capacity as trustee of the	)
Gottesman GLG Trust	)

in the presence of: Alejandro San Miguel	)

Witness’s Signature: /s/ Alejandro San Miguel

Name: Alejandro San Miguel

Address: 159 Woodland Road Madison, NJ 07940

(Signature Page to Agreement Among Principals and Trustees)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

SIGNED as a deed by JEFFREY A. ROBINS,	)	/s/ Jeffrey A. Robins
in his capacity as trustee of the	)
Roman GLG Trust	)
in the presence of: Alejandro San Miguel	)

Witness’s Signature: /s/ Alejandro San Miguel

Name: Alejandro San Miguel

Address: 159 Woodland Road Madison, NJ 07940

EXECUTED as a deed by	)
G&S TRUSTEES LIMITED,	)
in its capacity as trustee of the Lagrange GLG Trust	)
acting by Michael Powell	)	/s/ Michael Powell
	)	Director
and Julian Hayden	)	/s/ Julian Hayden
	)	Director/Secretary

(Signature Page to Agreement Among Principals and Trustees)

FORM OF JOINDER

This JOINDER (this “Joinder”) to the Deed of Agreement Among Principals and Trustees, dated as of June 22, 2007, by and among Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, G&S Limited, in its capacity as trustee of the Lagrange GLG Trust and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust (the “Agreement”) is made as of          , by          (“Permitted Transferee”).

WHEREAS, on          , Permitted Transferee acquired (the “Acquisition”)           Forfeitable Interests (as such term is defined in the Agreement) (such Forfeitable Interests, together with all other Forfeitable Interests hereinafter acquired by Permitted Transferee from Transferor and its Permitted Transferees (as defined in the Agreement), the “Acquired Interests”) from           (“Transferor”); and

WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder as a deed.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, Permitted Transferee hereby agrees as follows:

Section 1.1  Joinder.  Permitted Transferee hereby acknowledges and agrees to be bound by the Agreement and agrees and acknowledges that it shall be treated as a “Principal” who is required to forfeit Forfeitable Interests for purposes of such provisions.

Section 1.2  Notice.  All notices, requests, consents and other communications hereunder to Permitted Transferee shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 1.2) or internationally recognized express courier, addressed to Permitted Transferee at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by Permitted Transferee.

Section 1.3  Governing Law.  THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, ENGLISH LAW (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The Permitted Transferee hereby irrevocably appoints Clifford Chance Secretaries Limited as its agent for the service of process in England in relation to any matter arising out of this Joinder or the Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the relevant appointer.

IN WITNESS WHEREOF, this Joinder has been duly executed as a deed and delivered by Permitted Transferee as of the date first above written.

If the Permitted Transferee is an individual:

SIGNED as a deed by [ ]	)

in the presence of:	)

Witness’s Signature

Name:

Address:

OR

If the permitted Transferee is a Company:

EXECUTED as a deed by [ ]	)
acting by [NAME OF DIRECTOR]	)
Director

and [NAME OF DIRECTOR/SECRETARY]	)
Director/Secretary

Notice details per section 1.2 above:

Name:

Facsimile:

Address:

Annex H

FORM OF
~~AMENDED AND~~ RESTATED
CERTIFICATE OF INCORPORATION
GLG PARTNERS, INC.
~~FREEDOM ACQUISITION HOLDINGS, INC.~~

~~The present name of the corporation is “Freedom Acquisition Holdings, Inc.” The corporation was incorporated under the name “Freedom Acquisition Holdings, Inc.” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on June 8, 2006. This Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of at least a majority of the outstanding stock of the corporation entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.~~

~~The certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows (the “Certificate of Incorporation”):~~

FIRST:  The name of the ~~corporation is Freedom Acquisition Holdings~~ Corporation is GLG Partners, Inc. (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is ~~160 Greentree Drive, Suite 101, Dover, DE 19904, County of Kent.~~located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is ~~National Registered Agents, Inc.~~ The Corporation Trust Company.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”)~~; provided, however, that from and after the “Termination Date” (as defined below), the purpose of the Corporation shall be to take all such lawful actions as may be necessary to cause the dissolution of the Corporation and continue bodies corporate solely for the purposes permitted by Subchapter X of the DGCL.~~

FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is~~201,000,000~~1,150,000,000 of which ~~200,000,000~~1,000,000,000 shares shall be Common Stock of the par value of $0.0001 per share (the “Common Stock”) and ~~1,000,000~~150,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share (the “Preferred Stock”).

A. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, of the shares of such series.

The powers, preferences and relative, participating, optional and other special rights of such series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any, and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided in~~the~~this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with paragraph A of this Article FOURTH (each, a “Preferred Stock Designation”)), the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in interest of the voting power of the then outstanding shares of ~~the~~ capital stock of the Corporation entitled to vote generally (“Voting Stock”), voting together as a single class, irrespective of Section 242(b)(2) of the DGCL and without a separate vote of the holders of the Preferred Stock or any series thereof.

B. Common Stock. Except as otherwise required by applicable law or as otherwise provided in any Preferred Stock Designation, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Except as otherwise required by applicable law or as otherwise provided in any Preferred Stock Designation, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Except as otherwise required by applicable law or as otherwise provided in any Preferred Stock Designation, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

~~In the event that a “Business Combination” (as defined below) is approved as provided in Article FIFTH and is consummated by the Corporation, any holder of Common Stock who voted against such Business Combination, may, at the option of such holder and in the manner provided in this paragraph B, require the Corporation to redeem, to the extent that the Corporation shall have legally available funds therefor, for cash, all (but not less than all) of the shares held by such holder at a price per share equal to the funds in the “Trust Fund” (as defined below) as of the date that is two days prior to the date of the proposed consummation of the Business Combination divided by the aggregate number of shares of Common Stock issued in the “IPO” (as defined below). Any holder of Common Stock desiring to exercise its option to require the Corporation to redeem all (but not less than all) of its shares of Common Stock as provided in the foregoing sentence, must give written notice to the Corporation by delivery at its principal place of business at any time after the mailing of the proxy statement by the Corporation in connection with the stockholder vote required by paragraph A of Article FIFTH and prior to the stockholder vote required by paragraph A of Article FIFTH. Any such notice may be withdrawn or revoked at any time by providing written notice of such withdrawal or revocation to the Corporation at its principal place of business at any time prior to the stockholder vote required by paragraph A of Article FIFTH. “Trust Fund” shall mean the proceeds of the IPO placed in a trust account at Continental Stock Transfer & Trust Company pursuant to a trust agreement (the “Trust Agreement”).~~

~~In addition to any affirmative vote required by law and/or a Preferred Stock Designation, if any, during the “Target Business Acquisition Period” (as defined below), the affirmative vote of at least 80% in voting power of the then outstanding shares of the capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this paragraph B.~~

~~FIFTH: Notwithstanding anything contained in this Certificate of Incorporation or the bylaws of the Corporation to the contrary, to the fullest extent permitted by law, the following paragraphs A through C shall govern the management of the business and the conduct of the affairs of the Corporation and create, define, limit and regulate the powers of the Corporation and its directors and stockholders during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any Business Combination. In addition to any affirmative vote required by law and/or a Preferred Stock Designation, if any, during the Target Business Acquisition Period, the affirmative vote of at least 80% in voting power of the then outstanding shares of the capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend, alter, repeal or adopt any provisions inconsistent with this Article FIFTH. A “Business Combination” shall mean the acquisition by the Corporation of one or more operating business whose fair market value, individually or collectively, is equal to at least 80% of the Trust Fund (excluding deferred underwriting discounts and commissions) (each, a “Target Business”) through a merger, stock exchange, asset acquisition, reorganization or similar business combination. The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering~~

~~(“IPO”) with the United States Securities and Exchange Commission up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.~~

~~A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval in accordance with this paragraph A regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL or other applicable law. In addition to any affirmative vote required by law and/or Preferred Stock Designation, if any, the affirmative vote of at least a majority in voting power of the outstanding shares of the capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required for the Corporation to consummate any Business Combination. Notwithstanding receipt of stockholder approval as required by this paragraph A, the Corporation shall not consummate a Business Combination if 20% or more of the Common Stock issued in the IPO exercise their option to require the Corporation to redeem the shares of Common Stock held by them in accordance with paragraph B of Article FOURTH.~~

~~B. In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to consummate a Business Combination was executed but no Business Combination was consummated within such 18 month period (such later date being referred to as the “Termination Date”), to the fullest extent permitted by law, the Board of Directors shall consider the dissolution of the Corporation and, if the Board of Directors should deem a dissolution of the Corporation advisable in their judgment, a resolution to that effect shall be adopted by a majority of the whole Board of Directors, cause notice to be mailed to each stockholder of the Corporation entitled to vote thereon of the adoption of such resolution and of a meeting of stockholders of the Corporation to take action upon such resolution in accordance with the DGCL (the “Dissolution Meeting”). To the fullest extent permitted by law and regardless of whether such action is of a type which normally would require such stockholder approval under the DGCL or other applicable law, the Board of Directors shall also submit a plan of distribution meeting the requirements of Section 281(b) of the DGCL and the Trust Agreement (a “Plan of Distribution”) to its stockholders for approval at the Dissolution Meeting.~~

~~C. Pursuant to the Trust Agreement and the terms of this Article FIFTH, a holder of Common Stock shall be entitled to receive distributions from the Trust Fund only in the event of a dissolution of the Corporation and a liquidation of the Trust Fund in accordance with the terms of the Trust Agreement and/or in the event such holder exercises its option to cause the Corporation to redeem all of its shares of Common Stock in accordance with paragraph B of Article FOURTH.~~

FIFTH: [Reserved.]

SIXTH:  Except as may otherwise be provided in ~~the~~this Certificate of Incorporation (including any Preferred Stock Designation), any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, by the sole remaining director or by the stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall have been elected and qualified.

SEVENTH:  The following provisions are inserted to govern the management of the business and the conduct of the affairs of the Corporation, and create, define, limit and regulate the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by written ballot unless the Bylaws of the Corporation so require.

B. Except as otherwise provided for or fixed pursuant to a Preferred Stock Designation relating to the rights of~~the~~ holders of a series of Preferred Stock to elect directors, if any, the number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation.

C. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter, amend or repeal any ~~Bylaw~~Bylaws, whether adopted by them or otherwise; provided that, notwithstanding anything contained in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, any such adoption, alteration, amendment or repeal by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding Voting Stock, voting together as a single class.

D. The Board of Directors in ~~their~~its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract (such purpose to be stated in the notice of any such special meeting as required by law), and any contract or act that shall be approved or ~~be~~ ratified by the affirmative vote of at least a majority in voting power of the then outstanding~~stock~~Voting Stock present at a meeting at which a quorum is present, unless a higher vote is required by applicable law, shall, to the fullest extent permitted by applicable law, be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation.

E. In addition to the powers and authorities hereinbefore or by applicable law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to applicable law, this Certificate of Incorporation, and to any Bylaws; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

F. Except as may otherwise be provided in the Certificate of Incorporation (including any Preferred Stock Designation), from and after the consummation of the IPO, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% in voting power of the then outstanding shares of the capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with paragraph F of this Article SEVENTH.

G. Except for such additional directors, if any, as are elected by the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, any director or the entire Board of Directors may be removed, with or without cause, solely by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding Voting Stock, voting together as a single class.

H. Except as may otherwise be provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time or from time to time by resolution or resolutions adopted by at least a majority of the whole Board of Directors, but such special meetings may not be called by any other person or persons.

I. For purposes of paragraph F of this Article SEVENTH, “IPO” means the Corporation’s initial public offering.

EIGHTH:  The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or may hereafter be amended. Any amendment, repeal or modification of this paragraph A by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to the time of such amendment, repeal or modification.

B. The Corporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal,~~administration~~administrative, regulatory, arbitral or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability entity, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss (including judgments, fines and amounts paid in settlement) suffered and expenses (including attorneys fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceedings was authorized in the specific case by the Board of Directors. To the fullest extent permitted by the DGCL, as the same ~~exits~~exists or may hereafter be amended, expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH: ~~The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in~~From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted~~,~~ in the manner  ~~now or hereafter~~at the time prescribed by ~~law;~~said laws, and all rights~~, preferences and privileges of whatsoever nature~~ at any time conferred upon the stockholders~~,~~ or directors of the Corporation or any other ~~persons whomsoever by and pursuant to~~person by this Certificate of Incorporation ~~in its present form or as hereafter amended~~ are granted subject to the ~~rights reserved in this Article NINTH.~~ provisions of this Article NINTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any affirmative vote required by law and/or a Preferred Stock Designation, (i) the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal Article SIXTH, paragraphs B, C, G or H of Article SEVENTH or this Article NINTH (other than clause (ii) of this sentence of Article NINTH) or to adopt any provision inconsistent with any of the foregoing sections or articles and (ii) the affirmative vote of at least 80% of the voting power of all the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal paragraph F of Article SEVENTH or this clause (ii) or to adopt any provision inconsistent with paragraph F of Article SEVENTH or this clause (ii).

~~IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this           day of July, 2006.~~

~~FREEDOM ACQUISITION HOLDINGS, INC.~~

~~By:~~
~~Name:~~
~~Its:~~

Annex I

FORM OF

GLG PARTNERS, INC.

2007 RESTRICTED STOCK PLAN

Section 1: General

The Plan permits the Committee to grant awards as restricted stock. Sub-Plan A provides for awards to employees and service providers (other than those covered by Sub-Plan B) of the Company and its Subsidiaries, and Sub-Plan B provides for awards to certain individuals who hold direct or indirect limited partnership interests in certain Subsidiaries of the Company and are participants in the Company’s limited partner profit share arrangement.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below and other capitalized terms used but not otherwise defined herein shall have the meanings set forth in Sub-Plan A or Sub-Plan B as the context requires.

a. “Board of Directors” means the Board of Directors of the Company, as it may be comprised from time to time.

b. “Committee” means the Compensation Committee of the Board of Directors of the Company, or such other committee comprised of one or more members of the Board of Directors as designated by the Board of Directors from time to time.

c. “Company” means GLG Partners, Inc., formerly named Freedom Acquisition Holdings, Inc., and any successor thereto.

d. “Plan” means this 2007 Restricted Stock Plan as adopted by the Company and in effect from time to time.

e. “Stock” means shares of Common Stock, par value $0.0001 per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

f. “Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Company has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of Sub-Plan A.

g. “Sub-Plan” or “Sub-Plans” means, individually and collectively, Sub-Plan A and Sub-Plan B.

h. “Sub-Plan A” means Sub-Plan A of the Plan.

i. “Sub-Plan B” means Sub-Plan B of the Plan.

Section 3: Stock Available Under the Plan

a. Subject to the adjustment provisions of Sub-Plan A and Sub-Plan B, the total number of shares of Stock reserved and available for delivery pursuant to the Plan shall be 10,000,000, which may be allocated in the Committee’s discretion between Sub-Plan A and Sub-Plan B. If any shares of Stock covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of shares of Stock, then the shares of Stock covered by such Award, or to which such Award relates, or the number of shares of Stock otherwise counted against the aggregate number of shares of Stock available for delivery pursuant to the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall be returned to the treasury of the Company.

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b. The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares. At all times the Company will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 4: Miscellaneous

a. Section Headings.   The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

b. Construction.   In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

c. Effective Date and Term.   The Plan was adopted by the Board of Directors on October 9, 2007 and will become effective upon approval by stockholders of the Company. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the date of adoption of the Plan.

d. Amendment and Termination.   The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall increase the number of shares of Stock available for delivery pursuant to the Plan (other than adjustments pursuant to Sub-Plan A and Sub-Plan B).

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GLG PARTNERS, INC.

2007 RESTRICTED STOCK PLAN

Sub-Plan A

Section 1: Purpose; General

The purpose of Sub-Plan A is to promote the interests of the Company and its stockholders by providing incentive compensation opportunities to assist in (i) motivating and retaining Employees and Service Providers and (ii) aligning the interests of Employees and Service Providers participating in Sub-Plan A with the interests of the Company’s stockholders.

The additional terms and conditions detailed below are to be read in conjunction with the terms and conditions of the GLG Partners, Inc. 2007 Restricted Stock Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Sub-Plan A, the terms and conditions of this Sub-Plan A shall control.

Section 2: Definitions

As used in Sub-Plan A, the following terms shall have the respective meanings specified below.

a. “Acquired Companies” means, collectively, GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited.

b. “Acquisition Closing Date” means the closing date of the acquisition by the Company of the Acquired Companies.

c. “Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.

d. “Award” means an award granted pursuant to Section 4.

e. “Award Agreement” means a document described in Section 5 setting forth the terms and conditions applicable to an Award granted to a Participant.

f. “Change of Control” means the following, except as otherwise determined by the Committee at the time of grant of an Award in accordance with Section 9(a):

(i) the acquisition or ownership after the Acquisition Closing Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of Outstanding Voting Securities in excess of the Applicable Threshold; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of Stock or (3) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

(ii) individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors

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then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Company prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

g. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

h. “Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award of Restricted Stock.

i. “Employee” means an individual, including an officer, in the employ of the Company or a Subsidiary, who, in the opinion of the Committee, is, or is expected to be, responsible for the management, growth or protection of some part or aspect of the business and operations of the Company and the Subsidiaries or who makes, or is expected to make, a contribution to the Company or the Subsidiaries.

j. “ERISA” means Employee Retirement Income Security Act of 1974, as amended.

k. “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

l. “Executive Officer” means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act, as it may be amended from time to time.

m. “Fair Market Value” means the closing sale price of the Stock as reported by the New York Stock Exchange, Inc. (or if the Stock is not then traded on the New York Stock Exchange, Inc., the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

n. “Limited Partner” means any non-employee individual who performs services for the Company or a Subsidiary and who holds direct or indirect limited partnership interests in GLG Partners LP or GLG Partners Services LP.

o. “Non-Employee Director” means a member of the Board of Directors who is not (1) an employee of the Company or a Subsidiary or (2) a Limited Partner.

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p. “Outstanding Voting Securities” mean outstanding voting securities of the Company entitled to vote generally in the election of directors.

q. “Participant” means any Employee or Service Provider who has been granted an Award.

r. “Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.

s. “Restricted Stock” means Stock granted pursuant to Section 4(a) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

t. “Section 409A” means Code Section 409A, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

u. “Service Provider” means an individual who performs services for the Company or a Subsidiary, other than as an Employee, Limited Partner or Non-Employee Director, including independent contractors, consultants and other individuals who provide bona fide services to the Company or a Subsidiary.

v. “Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee or Service Provider designated by it to receive an Award.

Section 4: Awards

The Committee may grant the following type of Awards:

a. Restricted Stock.  Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall or shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

b. Deferrals.  Subject to Section 4(c)(i), the Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under Sub-Plan A. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in Sub-Plan A becoming an “employee pension benefit plan” under Section 3(2) of ERISA, that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

c. Section 409A.  Notwithstanding any other provision of Sub-Plan A to the contrary, to the extent not otherwise set forth in Sub-Plan A, it is the intent of the Company that Sub-Plan A and the Award Agreement for each Award under Sub-Plan A shall set forth (or shall incorporate by reference to another plan or arrangement of the Company) such terms and conditions as may be deemed necessary, and shall be interpreted in a manner, in the sole discretion of the Committee, to (A) satisfy the requirements for

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exemption under Section 409A or (B) satisfy the requirements of Section 409A. If any provision of Sub-Plan A or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 4(c), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. Notwithstanding any other provision of this Plan to the contrary, the Company makes no representation that Sub-Plan A or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Sub-Plan A or any Award.

Without limiting the generality of the foregoing:

(i) It is the intent of the Company that the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(ii) Notwithstanding the provisions of Section 4(b), any deferral made under this Section 4(d) shall be made in such a manner as to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(iii) To the extent that payments referenced in Section 9(d) would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner.

(iv) Notwithstanding the provisions of Section 9(g), to the extent that Section 409A is applicable to an Award, the Committee may determine in its sole discretion that Section 409A’s definition of “separation from service”, to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

(v) Notwithstanding the provisions of Section 9(a), the Committee may determine in its sole discretion to modify the definition of Change of Control at the time of the grant of an Award in order to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 5: Award Agreements

Each Award under Sub-Plan A shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee or Service Provider; and (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of Sub-Plan A.

Section 6: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate Sub-Plan A, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall materially increase the benefits accruing to Participants under Sub-Plan A or otherwise make any material revision to Sub-Plan A, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan A, including applicable requirements of the New York Stock Exchange, Inc.; and provided, further, that, subject to Section 8, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to Sub-Plan A, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 8, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent.

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Section 7: Administration

a. Sub-Plan A and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors.

b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under Sub-Plan A, (ii) to construe, interpret and implement Sub-Plan A and any related document, (iii) to prescribe, amend and rescind rules relating to Sub-Plan A, (iv) to make all determinations necessary or advisable in administering Sub-Plan A, and (v) to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan A and the Award Agreements thereunder. The actions and determinations of the Committee on all matters relating to Sub-Plan A and any Awards will be final and conclusive. The Committee’s determinations under Sub-Plan A need not be uniform and may be made by it selectively among Employees and Service Providers who receive, or who are eligible to receive, Awards under Sub-Plan A, whether or not such persons are similarly situated.

c. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of Sub-Plan A.

d. The Company shall pay all reasonable expenses of administering Sub-Plan A, including but not limited to the payment of professional fees.

e. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of Sub-Plan A.

Section 8: Adjustment Provisions

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to Sub-Plan A and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned changes in, or affecting the shares of Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the aforementioned changes. Such amendments, adjustments and actions shall include, as applicable, changes in the number of shares of Stock then deliverable pursuant to Sub-Plan A, the number of shares of Stock then remaining subject to outstanding Awards of Restricted Stock, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to Sub-Plan A, including those that are then covered by outstanding Awards, and accelerating the vesting of outstanding Awards.

b. The existence of Sub-Plan A and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 9: Miscellaneous

a. Change of Control.  Subject to Section 4(c)(v), the Committee or Board of Directors may provide in any Award Agreement for provisions relating to a Change of Control, including, without limitation, the acceleration of the vesting of, or the lapse of restrictions with respect to, any outstanding Restricted Stock Awards.

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b. Nonassignability.   Except as otherwise provided by the Committee, no Award or portion thereof shall be assignable or transferable by the Participant otherwise than (i) by will or by laws of descent and distribution, (ii) by gift to members of a Participant’s immediate family, (iii) to a trust established for the benefit of a Participant’s immediate family members only, (iv) to a partnership in which a Participant and/or a Participant’s immediate family members are the only partners or (v) as otherwise determined by the Committee. For purposes of this Plan, “immediate family” shall mean the Participant’s spouse and natural, adopted or step- children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the same Plan and Award Agreement terms and conditions as were applicable to the Participant immediately prior to the transfer, as if the Award had not been transferred.

c. Other Payments or Awards.   Nothing contained in Sub-Plan A shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d. Payments to Other Persons.   If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under Sub-Plan A, then payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

e. Unfunded Plan.   Sub-Plan A shall be unfunded. No provision of the Plan, Sub-Plan A or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under Sub-Plan A, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan or Sub-Plan A other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

f. Limits of Liability.   Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by Sub-Plan A and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under Sub-Plan A, or in the interpretation, administration or application of Sub-Plan A, shall have any liability to any party for any action taken, or not taken, in good faith under Sub-Plan A.

g. Rights of Employees and Service Providers.   Status as an eligible Employee or Service Provider shall not be construed as a commitment that any Award shall be made under Sub-Plan A to such eligible Employee or Service Provider or to eligible Employees and Service Providers generally. Nothing contained in the Plan, Sub-Plan A or in any Award Agreement shall confer upon any Employee or Service Provider any right to continue in the employ or other service of the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. Subject to Section 4(c)(iv), a transfer of an Employee or Service Provider from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, a change in status from an Employee to a Limited Partner, or vice versa, or a leave of absence, duly authorized by the Company, shall not be deemed a termination of employment or other service.

h. Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 8, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i. Withholding.   Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of

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Stock to be delivered to the Company or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j. Invalidity.   If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

k. Applicable Law.   Sub-Plan A, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

l. Compliance with Laws.   Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

m. Supplementary Plans.   The Committee may authorize supplementary plans applicable to Employees or Service Providers subject to the tax laws of one or more countries other than the United States and providing for the grant of Restricted Stock to such Employees or Service Providers on terms and conditions, consistent with Sub-Plan A, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to Sub-Plan A for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(a).

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GLG PARTNERS, INC.

2007 RESTRICTED STOCK PLAN

Sub-Plan B

Section 1: Purpose; General

The purpose of Sub-Plan B is to promote the interests of the Company and its stockholders to assist in (i) motivating and retaining Limited Partners and (ii) aligning the interests of Limited Partners participating in Sub-Plan B with the interests of the Company’s stockholders.

The additional terms and conditions detailed below are to be read in conjunction with the terms and conditions of the GLG Partners, Inc. 2007 Restricted Stock Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Sub-Plan B, the terms and conditions of this Sub-Plan B shall control.

Section 2: Definitions

As used in Sub-Plan B, the following terms shall have the respective meanings specified below.

a. “Acquired Companies” means, collectively, GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited.

b. “Acquisition Closing Date” means the closing date of the acquisition by the Company of the Acquired Companies.

c. “Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.

d. “Award” means an award granted pursuant to Section 4.

e. “Award Agreement” means a document described in Section 5 setting forth the terms and conditions applicable to an Award granted to a Participant.

f. “Change of Control” means the following, except as otherwise determined by the Committee at the time of grant of an Award in accordance with Section 9(a):

(i) the acquisition or ownership after the Acquisition Closing Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of Outstanding Voting Securities in excess of the Applicable Threshold; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of Stock or (3) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

(ii) individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

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(iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Company prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

g. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

h. “Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award of Restricted Stock.

i. “ERISA” means Employee Retirement Income Security Act of 1974, as amended.

j. “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

k. “Executive Officer” means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act, as it may be amended from time to time.

l. “Fair Market Value” means the closing sale price of the Stock as reported by the New York Stock Exchange, Inc. (or if the Stock is not then traded on the New York Stock Exchange, Inc., the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

m. “Limited Partner” means any non-employee individual who performs services for the Company or a Subsidiary and who holds direct or indirect limited partnership interests in GLG Partners LP or GLG Partners Services LP.

n. “Non-Employee Director” means a member of the Board of Directors who is not (1) an employee of the Company or a Subsidiary or (2) a Limited Partner.

o. “Outstanding Voting Securities” mean outstanding voting securities of the Company entitled to vote generally in the election of directors.

p. “Participant” means any Limited Partner who has been granted an Award.

q. “Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.

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r. “Restricted Stock” means Stock granted pursuant to Section 4(a) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

s. “Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust.

Section 3: Eligibility

The Committee may grant one or more Awards to any Limited Partner designated by it to receive an Award.

Section 4: Awards

The Committee may grant the following type of Awards:

a. Restricted Stock.  Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall or shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

b. Deferrals.  The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under Sub-Plan B. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in Sub-Plan B becoming an “employee pension benefit plan” under Section 3(2) of ERISA, that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

Section 5: Award Agreements

Each Award under Sub-Plan B shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee or Service Provider; and (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of Sub-Plan B.

Section 6: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate Sub-Plan B, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall materially increase the benefits accruing to Participants under Sub-Plan B or otherwise make any material revision to Sub-Plan B, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan B, including applicable requirements of the New York Stock Exchange, Inc.; and provided, further, that, subject to Section 8, no such action shall impair the

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rights of any holder of an Award without the holder’s consent. The Committee may, subject to Sub-Plan B, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 8, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent.

Section 7: Administration

a. Sub-Plan B and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors.

b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under Sub-Plan B, (ii) to construe, interpret and implement Sub-Plan B and any related document, (iii) to prescribe, amend and rescind rules relating to Sub-Plan B, (iv) to make all determinations necessary or advisable in administering Sub-Plan B, and (v) to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan B and the Award Agreements thereunder. The actions and determinations of the Committee on all matters relating to Sub-Plan B and any Awards will be final and conclusive. The Committee’s determinations under Sub-Plan B need not be uniform and may be made by it selectively among Limited Partners who receive, or who are eligible to receive, Awards under Sub-Plan B, whether or not such persons are similarly situated.

c. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of Sub-Plan B.

d. The Company shall pay all reasonable expenses of administering Sub-Plan B, including but not limited to the payment of professional fees.

e. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of Sub-Plan B.

Section 8: Adjustment Provisions

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to Sub-Plan B and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned changes in, or affecting the shares of Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the aforementioned changes. Such amendments, adjustments and actions shall include, as applicable, changes in the number of shares of Stock then deliverable pursuant to Sub-Plan B, the number of shares of Stock then remaining subject to outstanding Awards of Restricted Stock, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to Sub-Plan B, including those that are then covered by outstanding Awards, and accelerating the vesting of outstanding Awards.

b. The existence of Sub-Plan B and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

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Section 9: Miscellaneous

a. Change of Control.  The Committee or Board of Directors may provide in any Award Agreement for provisions relating to a Change of Control, including, without limitation, the acceleration of the vesting of, or the lapse of restrictions with respect to, any outstanding Restricted Stock Awards.

b. Nonassignability.  Except as otherwise provided by the Committee, no Award or portion thereof shall be assignable or transferable by the Participant otherwise than (i) by will or by laws of descent and distribution, (ii) by gift to members of a Participant’s immediate family, (iii) to a trust established for the benefit of a Participant and/or a Participant’s immediate family members only, (iv) to a partnership in which a Participant and/or a Participant’s immediate family members are the only partners or (v) as otherwise determined by the Committee. For purposes of this Plan, “immediate family” shall mean the Participant’s spouse and natural, adopted or step- children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the same Plan and Award Agreement terms and conditions as were applicable to the Participant immediately prior to the transfer, as if the Award had not been transferred.

c. Other Payments or Awards.  Nothing contained in Sub-Plan B shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d. Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under Sub-Plan B, then payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

e. Unfunded Plan.  Sub-Plan B shall be unfunded. No provision of the Plan, Sub-Plan B or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under Sub-Plan B, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan or Sub-Plan B other than as unsecured general creditors of the Company or a Subsidiary.

f. Limits of Liability.  Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan, Sub-Plan B and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under Sub-Plan B, or in the interpretation, administration or application of Sub-Plan B, shall have any liability to any party for any action taken, or not taken, in good faith under Sub-Plan B.

g. Rights of Limited Partners.  Status as an eligible Limited Partner shall not be construed as a commitment that any Award shall be made under Sub-Plan B to such eligible Limited Partner or to eligible Limited Partners generally. Nothing contained in the Plan, Sub-Plan B or any Award Agreement shall confer upon any Limited Partner any right to continue to provide services to the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s status as a Limited Partner. A change in a Participant’s status from a Limited Partner to an employee of the Company or a Subsidiary, or vice versa, shall not be deemed to be a termination of the Participant’s status as a Limited Partner for purposes of outstanding Awards under Sub-Plan B.

h. Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 8, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i. Withholding.  Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the

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payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Company or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j. Invalidity.  If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

k. Applicable Law.  Sub-Plan B, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

l. Compliance with Laws.  Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

m. Supplementary Plans.  The Committee may authorize supplementary plans applicable to Employees or Service Providers subject to the tax laws of one or more countries other than the United States and providing for the grant of Restricted Stock to such Employees or Service Providers on terms and conditions, consistent with Sub-Plan B, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to Sub-Plan B for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(a).

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Annex J

FORM OF

GLG PARTNERS, INC.

2007 LONG-TERM INCENTIVE PLAN

Section 1: General

The Plan permits the Committee to grant awards from time to time as stock options (which may be incentive stock options eligible for special tax treatment or non-qualified stock options), stock, restricted stock, restricted stock units, stock appreciation rights (which may be in conjunction with or separate and apart from a grant of stock options), performance units and performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are deemed to be performance based) may be granted as performance compensation awards intended to qualify as performance based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Sub-Plan A provides for awards to employees, service providers (other than those covered by Sub-Plan B) and non-employee directors of the Company and its Subsidiaries, and Sub-Plan B provides for awards to certain individuals who hold direct or indirect limited partnership interests in certain Subsidiaries of the Company and are participants in the Company’s limited partner profit share arrangement.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below and other capitalized terms used but not otherwise defined herein shall have the meanings set forth in Sub-Plan A or Sub-Plan B as the context requires.

a. “Board of Directors” means the Board of Directors of the Company, as it may be comprised from time to time.

b. “Committee” means the Compensation Committee of the Board of Directors of the Company, as it may be comprised from time to time.

c. “Company” means GLG Partners, Inc., formerly named Freedom Acquisition Holdings, Inc., and any successor thereto.

d. “Plan” means this 2007 Long-Term Incentive Plan as adopted by the Company and in effect from time to time.

e. “Stock” means shares of Common Stock, par value $0.0001 per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

f. “Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Company has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of Sub-Plan A.

g. “Sub-Plan” or “Sub-Plans” means, individually and collectively, Sub-Plan A and Sub-Plan B.

h. “Sub-Plan A” means Sub-Plan A of the Plan.

i. “Sub-Plan B” means Sub-Plan B of the Plan.

Section 3: Stock Available under Plan

a. Subject to the adjustment provisions of Sub-Plan A and Sub-Plan B, the total number of shares of Stock reserved and available for delivery pursuant to the Plan shall be 40,000,000, which may be allocated in the Committee’s discretion between Sub-Plan A and Sub-Plan B and to or among any of the types of Awards authorized under the Sub-Plans and all of which may be issued as incentive stock options.

b. For purposes of this Section 3, if an Award (other than a Dividend Equivalent) is denominated in shares of Stock, the number of shares of Stock covered by such Award, or to which such Award relates (or in the case of Restricted Stock Units or Performance Shares, the maximum number of shares of Stock deliverable pursuant thereto), shall be counted on the date of grant of such Award against the aggregate number of shares of Stock available for delivery pursuant to the Plan and the applicable Sub-Plan.

c. For purposes of this Section 3, Dividend Equivalents denominated in shares of Stock, dividends on Restricted Stock receivable in shares of Stock and Awards not denominated, but potentially payable, in shares of Stock shall be counted against the aggregate number of shares of Stock available for delivery pursuant to the Plan and the applicable Sub-Plan in such amount and at such time as the Dividend Equivalents, dividends and such Awards are settled in shares of Stock.

d. For purposes of this Section 3, notwithstanding anything herein to the contrary, Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of shares available for delivery pursuant to the Plan and the applicable Sub-Plan, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

e. For purposes of this Section 3, notwithstanding anything herein to the contrary (other than as provided in the following sentence), (i) any shares of Stock covered by or related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance or delivery of such shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall be available again for delivery pursuant to the Plan (whether under the original Sub-Plan to which it was allocated or any other Sub-Plan) and (ii) with respect to any Award described in Section 3(b), upon exercise, settlement or payment thereof with shares of Stock in an amount less than the number of shares of Stock so counted on the date of grant, a number of shares of Stock equal to such deficit shall be available again on the date of such exercise, settlement or payment for delivery pursuant to the Plan (whether under the original Sub-Plan to which it was allocated or any other Sub-Plan). Shares of Stock subject to an Award under the Plan may not again be made available notwithstanding the foregoing, (x) for delivery pursuant to the Plan (whether under the original Sub-Plan to which it was allocated or any other Sub-Plan) if such shares of Stock are shares of Stock delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Awards and (y) there shall be no adjustment to the number of shares of Stock available for delivery pursuant to the Plan upon the exercise or settlement of SARs in whole or in part in shares of Stock, regardless of the number of shares of stock issued or delivered in connection with such exercise or settlement.

f. Any shares of Stock that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or a Subsidiary of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the shares of Stock available for delivery pursuant to the Plan.

g. Subject to the adjustment provisions of Sub-Plan A and Sub-Plan B, no single Participant shall receive Awards, in any fiscal year of the Company, in the form of (i) Options and SARs that would result in the number of shares of Stock that relate to Options and SARs, and options to purchase Stock and stock appreciation rights under any other plan of the Company or a Subsidiary, granted to such Participant during such fiscal year exceeding 8,000,000 shares; or (ii) performance-based Restricted Stock, performance-based Restricted Stock Units or Performance Shares that would result in the number of shares of Stock that relate to or delivered in respect of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Shares, and performance-based restricted stock, performance-based restricted stock units and performance shares under any other plan of the Company or a Subsidiary, granted to such Participant during such fiscal year exceeding 8,000,000 shares.

h. The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares. At all times the Company will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 4: Miscellaneous

a. Section Headings.  The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

b. Construction.  In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

c. Effective Date and Term.  The Plan was adopted by the Board of Directors on October 9, 2007 and will become effective upon approval by stockholders of the Company. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the date of adoption of the Plan.

d. Amendment and Termination.  The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall increase the number of shares of Stock available for delivery pursuant to the Plan (other than adjustments pursuant to Sub-Plan A and Sub-Plan B).

GLG PARTNERS, INC.

2007 LONG-TERM INCENTIVE PLAN

Sub-Plan A

Section 1: Purpose; General

The purpose of Sub-Plan A is to promote the interests of the Company and its stockholders by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees, Service Providers and Non-Employee Directors and (ii) aligning the interests of Employees, Service Providers and Non-Employee Directors participating in Sub-Plan A with the interests of the Company’s stockholders.

The additional terms and conditions detailed below are to be read in conjunction with the terms and conditions of the GLG Partners, Inc. 2007 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Sub-Plan A, the terms and conditions of this Sub-Plan A shall control in a manner consistent with Section 1 of the Plan.

Section 2: Definitions

As used in Sub-Plan A, the following terms shall have the respective meanings specified below.

a. “Acquired Companies” means, collectively, GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited.

b. “Acquisition Closing Date” means the closing date of the acquisition by the Company of the Acquired Companies.

c. “Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.

d. “Award” means an award granted pursuant to Section 4.

e. “Award Agreement” means a document described in Section 5 setting forth the terms and conditions applicable to an Award granted to a Participant.

f. “Change of Control” means the following, except as otherwise determined by the Committee at the time of grant of an Award in accordance with Section 9(a):

(i) the acquisition or ownership after the Acquisition Closing Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of Outstanding Voting Securities in excess of the Applicable Threshold; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of Stock or (3) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

(ii) individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors

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then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Company prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

g. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

h. “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

i. “Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units.

j. “Employee” means an individual, including an officer, in the employ of the Company or a Subsidiary, who, in the opinion of the Committee, is, or is expected to be, responsible for the management, growth or protection of some part or aspect of the business and operations of the Company and the Subsidiaries or who makes, or is expected to make, a contribution to the Company or the Subsidiaries.

k. “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

l. “Executive Officer” means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act, as it may be amended from time to time.

m. “Fair Market Value” means the closing sale price of the Stock as reported by the New York Stock Exchange, Inc. (or if the Stock is not then traded on the New York Stock Exchange, Inc., the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

n. “Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Company or a Subsidiary) intended to comply with Code Section 422.

o. “Limited Partner” means any non-employee individual who performs services for the Company or a Subsidiary and who holds direct or indirect limited partnership interests in GLG Partners LP or GLG Partners Services LP.

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p. “Non-Employee Director” means a member of the Board of Directors who is not (1) an employee of the Company or a Subsidiary or (2) a Limited Partner.

q. “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

r. “Option” means an option to purchase Stock granted pursuant to Section 4(a).

s. “Outstanding Voting Securities” mean outstanding voting securities of the Company entitled to vote generally in the election of directors.

t. “Participant” means any Employee, Service Provider or Non-Employee Director who has been granted an Award.

u. “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v. “Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

w. “Performance Measure” means a measure based on one or more of the following selected by the Committee to measure the performance of the Company, one or more of its Subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary), or any combination of the foregoing, for a Performance Period: assets under management; return on client assets; basic or diluted earnings per share; revenue; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; profitability of an identifiable Subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary); budget comparisons; cash flow; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; improvements in capitalization; stock price; economic value added; or total shareholder return. The foregoing measures may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined, by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit, among other things, the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

x. “Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

y. “Performance Share” means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to Section 4(g).

z. “Performance Unit” means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(f).

aa. “Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.

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bb. “Restricted Stock” means Stock granted pursuant to Section 4(d) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

cc. “Restricted Stock Unit” means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(e).

dd. “SAR” means a stock appreciation right granted pursuant to Section 4(b).

ee. “Section 409A” means Code Section 409A, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

ff. “Service Provider” means an individual who performs services for the Company or a Subsidiary, other than as an Employee, Limited Partner or Non-Employee Director, including independent contractors, consultants and other individuals who provide bona fide services to the Company or a Subsidiary.

gg. “Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee, Service Provider or Non-Employee Director designated by it to receive an Award. Non-Employee Directors are eligible to receive Awards only to the extent provided in Section 4(i).

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a. Options.  An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of Sub-Plan A, including the following:

(i) The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii) Unless the Committee shall provide otherwise in an Award Agreement, the exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, or by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii) No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv) Incentive Stock Options shall be subject to the following additional provisions:

A. No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of the Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under Sub-Plan A or any other plan of the Company or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by

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Code Section 422(d)); provided, however, that, if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

B. No Incentive Stock Option may be granted under Sub-Plan A after October 9, 2017.

C. No Incentive Stock Option may be granted to an Employee who on the date of grant is not an employee of the Company or a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

b. Stock Appreciation Rights (SARs).  A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i) The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii) SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii) The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

c. Stock.  Stock may be issued to Participants without restrictions on transfer or other vesting requirements.

d. Restricted Stock.  Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or that Participant. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall or shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

e. Restricted Stock Unit.  A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Restricted Stock Units are granted. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall

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have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

f. Performance Units.  A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $50 million earned per fiscal year (or part thereof) during the Performance Period. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

g. Performance Shares.  A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Performance Shares and/or such other terms and conditions as the Committee shall determine.

h. Performance Compensation Awards.

(i) The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award may constitute qualified performance-based compensation under Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162(m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole

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discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Section 4(f).

i. Awards to Non-Employee Directors.  Subject to the provisions of Section 4(i)(ii), any Non-Employee Director may be granted an Award, with terms and conditions including restrictions as determined from time to time by the Board of Directors or the Compensation Committee.

j. Deferrals.  Subject to Section 4(k)(i), the Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under Sub-Plan A. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in Sub-Plan A becoming an “employee pension benefit plan” under Section 3(2) of ERISA, that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

k. Section 409A.  Notwithstanding any other provision of Sub-Plan A to the contrary, to the extent not otherwise set forth in Sub-Plan A, it is the intent of the Company that Sub-Plan A and the Award Agreement for each Award under Sub-Plan A shall set forth (or shall incorporate by reference to another plan or arrangement of the Company) such terms and conditions as may be deemed necessary, and shall be interpreted in a manner, in the sole discretion of the Committee, to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A. If any provision of Sub-Plan A or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 4(k), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. Notwithstanding any other provision of Sub-Plan A to the contrary, the Company makes no representation that Sub-Plan A or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Sub-Plan A or any Award.

Without limiting the generality of the foregoing:

(i) It is the intent of the Company that the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units or Performance Shares shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(ii) Notwithstanding the provisions of Section 4(j), any deferral made under Section 4(j) shall be made in such a manner as to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(iii) To the extent that payments referenced in Section 9(d) would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner.

(iv) Notwithstanding the provisions of Section 9(g), to the extent that Section 409A is applicable to an Award, the Committee may determine in its sole discretion that Section 409A’s definition of “separation from service”, to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

(v) Notwithstanding the provisions of Section 9(a), the Committee may determine in its sole discretion to modify the definition of Change of Control at the time of the grant of an Award in order to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 5: Award Agreements

Each Award under Sub-Plan A shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the

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time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee, Service Provider or Non-Employee Director; and (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of Sub-Plan A.

Section 6: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate Sub-Plan A, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall materially increase the benefits accruing to Participants under Sub-Plan A or otherwise make any material revision to Sub-Plan A, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan A, including applicable requirements of the New York Stock Exchange, Inc.; and provided, further, that, subject to Section 8, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to Sub-Plan A, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 8, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 8) amend Sub-Plan A or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, exchanging the Award for a cash payment, or otherwise.

Section 7: Administration

a. Sub-Plan A and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors and comprised of members thereof.

b. Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, shall abstain from and take no part in the Committee’s action on the proposed grant of Awards to Executive Officers or others subject to Section 16 of the Exchange Act, Non-Employee Directors and Covered Employees.

c. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under Sub-Plan A, (ii) to construe, interpret and implement Sub-Plan A and any related document, (iii) to prescribe, amend and rescind rules relating to Sub-Plan A, (iv) to make all determinations necessary or advisable in administering Sub-Plan A, and (v) to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan A and the Award Agreements thereunder. The actions and determinations of the Committee on all matters relating to Sub-Plan A and any Awards will be final and conclusive. The Committee’s determinations under Sub-Plan A need not be uniform and may be made by it selectively among Employees, Service Providers and Non-Employee Directors who receive, or who are eligible to receive, Awards under Sub-Plan A, whether or not such persons are similarly situated.

d. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of Sub-Plan A.

e. The Company shall pay all reasonable expenses of administering Sub-Plan A, including but not limited to the payment of professional fees.

f. It is the intent of the Company that Sub-Plan A and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers or Non-Employee Directors or otherwise subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under

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Section 16(b) of the Exchange Act; and (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m). If any provision of Sub-Plan A or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 7(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, and to the extent legally permitted, such provision shall be deemed void as to Executive Officers, Non-Employee Directors or Covered Employees, as applicable.

g. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of Sub-Plan A.

h. The Committee may delegate to an officer of the Company the right to designate Employees or Service Providers (other than the delegated officer or any Executive Officer or Principal) to be granted Options and SARs and the number of shares of Stock subject to Options and SARs granted to each such Employee and Service Provider; provided that the aggregate number of shares of Stock to be subject to such Options and SARs so to be awarded and their terms and conditions shall be determined by the Committee.

Section 8: Adjustment Provisions

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to Sub-Plan A and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned changes in, or affecting the shares of Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the aforementioned changes. Such amendments, adjustments and actions shall include, as applicable, changes in the number of shares of Stock then deliverable pursuant to Sub-Plan A, the number of shares of Stock then remaining subject to outstanding Awards under Sub-Plan A, the maximum number of shares that may be granted or delivered to any single Participant pursuant to Sub-Plan A, including those that are then covered by outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b. The existence of Sub-Plan A and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 9: Miscellaneous

a. Change of Control.  Subject to Section 4(k)(v), the Committee or Board of Directors may provide in any Award Agreement for provisions relating to a Change of Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

b. Nonassignability.  Except as otherwise provided by the Committee, no Award or portion thereof shall be assignable or transferable by the Participant otherwise than (i) by will or by laws of descent and distribution, (ii) by gift to members of a Participant’s immediate family, (iii) to a trust established for the benefit of a Participant’s immediate family members only, (iv) to a partnership in which a Participant and/or a Participant’s immediate family members are the only partners or (v) as otherwise determined by the Committee. For purposes of this Plan, “immediate family” shall mean the Participant’s spouse and natural,

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adopted or step- children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the same Plan and Award Agreement terms and conditions as were applicable to the Participant immediately prior to the transfer, as if the Award had not been transferred.

c. Other Payments or Awards.  Nothing contained in Sub-Plan A shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d. Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under Sub-Plan A, then payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

e. Unfunded Plan.  Sub-Plan A shall be unfunded. No provision of the Plan, Sub-Plan A or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under Sub-Plan A, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan or Sub-Plan A other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under generally applicable law.

f. Limits of Liability.  Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan, Sub-Plan A and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under Sub-Plan A, or in the interpretation, administration or application of Sub-Plan A, shall have any liability to any party for any action taken, or not taken, in good faith under Sub-Plan A.

g. Rights of Employees, Service Providers and Non-Employee Directors.  Status as an eligible Employee, Service Provider or Non-Employee Director shall not be construed as a commitment that any Award shall be made under Sub-Plan A to such eligible Employee, Service Provider or Non-Employee Director or to eligible Employees, Service Providers and Non-Employee Directors generally. Nothing contained in the Plan, Sub-Plan A or any Award Agreement shall confer upon any Employee, Service Provider, Non-Employee Director or Participant any right to continue in the employ or other service of the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. Subject to Section 4(k)(iv), a transfer of an Employee or Service Provider from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, a change in a Participant’s status from an Employee to a Limited Partner, or vice versa, or a leave of absence, duly authorized by the Company, shall not be deemed a termination of employment or other service for purposes of any outstanding Awards under Sub-Plan A.

h. Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 8, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i. Withholding.  Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Company or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are

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immediately sold may be determined by reference to the price at which said shares are sold. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j. Invalidity.  If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

k. Applicable Law.  Sub-Plan A, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

l. Compliance with Laws.  Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

m. Supplementary Plans.  The Committee may authorize supplementary plans applicable to Employees, Service Providers or Non-Employee Directors subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Stock, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Employees, Service Providers or Non-Employee Directors on terms and conditions, consistent with Sub-Plan A, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to Sub-Plan A for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(d); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(e); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(f); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(g).

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GLG PARTNERS, INC.

2007 LONG-TERM INCENTIVE PLAN

Sub-Plan B

Section 1: Purpose; General

The purpose of Sub-Plan B is to promote the interests of the Company and its stockholders to assist in (i) attracting, motivating and retaining Limited Partners and (ii) aligning the interests of Limited Partners participating in Sub-Plan B with the interests of the Company’s stockholders.

The additional terms and conditions detailed below are to be read in conjunction with the terms and conditions of the GLG Partners, Inc. 2007 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Sub-Plan B, the terms and conditions of this Sub-Plan B shall control in a manner consistent with Section 1 of the Plan.

Section 2: Definitions

As used in Sub-Plan B, the following terms shall have the respective meanings specified below.

a. “Acquired Companies” means, collectively, GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited.

b. “Acquisition Closing Date” means the closing date of the acquisition by the Company of the Acquired Companies.

c. “Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.

d. “Award” means an award granted pursuant to Section 4.

e. “Award Agreement” means a document described in Section 5 setting forth the terms and conditions applicable to an Award granted to a Participant.

f. “Change of Control” means the following, except as otherwise determined by the Committee at the time of grant of an Award in accordance with Section 9(a):

(i) the acquisition or ownership after the Acquisition Closing Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of Outstanding Voting Securities in excess of the Applicable Threshold; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of Stock or (3) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

(ii) individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

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(iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Company prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

g. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

h. “Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units.

i. “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

j. “Fair Market Value” means the closing sale price of the Stock as reported by the New York Stock Exchange, Inc. (or if the Stock is not then traded on the New York Stock Exchange, Inc., the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

k. “Limited Partner” means any non-employee individual who performs services for the Company or a Subsidiary and who holds direct or indirect limited partnership interests in GLG Partners LP or GLG Partners Services LP.

l. “Non-Employee Director” means a member of the Board of Directors who is not (1) an employee of the Company or a Subsidiary or (2) a Limited Partner.

m. “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

n. “Option” means an option to purchase Stock granted pursuant to Section 4(a).

o. “Outstanding Voting Securities” mean outstanding voting securities of the Company entitled to vote generally in the election of directors.

p. “Participant” means any Limited Partner who has been granted an Award.

q. “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

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r. “Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

s. “Performance Measure” means a measure based on one or more of the following selected by the Committee to measure the performance of the Company, one or more of its Subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary), or any combination of the foregoing, for a Performance Period: assets under management; return on client assets; basic or diluted earnings per share; revenue; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; profitability of an identifiable Subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary); budget comparisons; cash flow; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; improvements in capitalization; stock price; economic value added; or total shareholder return. The foregoing measures may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined, by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit, among other things, the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

t. “Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

u. “Performance Share” means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to Section 4(g).

v. “Performance Unit” means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(f).

w. “Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.

x. “Restricted Stock” means Stock granted pursuant to Section 4(d) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

y. “Restricted Stock Unit” means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(e).

z. “SAR” means a stock appreciation right granted pursuant to Section 4(b).

aa. “Section 409A” means Code Section 409A, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

bb. “Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GSG Trust, the Lagrange GLG Trust and the Roman GLG Trust.

Section 3: Eligibility

The Committee may grant one or more Awards to any Limited Partner designated by it to receive an Award.

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Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a. Options.  An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of Sub-Plan B, including the following:

(i) The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii) Unless the Committee shall provide otherwise in an Award Agreement, the exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, or by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii) No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

b. Stock Appreciation Rights (SARs).  A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i) The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii) SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii) The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

c. Stock.  Stock may be issued to Participants without restrictions on transfer or other vesting requirements.

d. Restricted Stock.  Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or that Participant. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall or shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a

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certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

e. Restricted Stock Unit.  A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Restricted Stock Units are granted. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

f. Performance Units.  A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $50 million earned per fiscal year (or part thereof) during the Performance Period. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

g. Performance Shares.  A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Performance Shares and/or such other terms and conditions as the Committee shall determine.

h. Performance Compensation Awards.

(i) The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award may constitute qualified performance-based compensation under Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162(m)) establish, in writing, a

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Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Section 4(f).

i. Deferrals.  Subject to Section 4(j)(i), the Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under Sub-Plan B. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in Sub-Plan B becoming an “employee pension benefit plan” under Section 3(2) of ERISA, that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

j. Section 409A.  Notwithstanding any other provision of Sub-Plan B to the contrary, to the extent not otherwise set forth in Sub-Plan B, it is the intent of the Company that Sub-Plan B and the Award Agreement for each Award under Sub-Plan B shall set forth (or shall incorporate by reference to another plan or arrangement of the Company) such terms and conditions as may be deemed necessary, and shall be interpreted, in the sole discretion of the Committee, to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A. If any provision of Sub-Plan B or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 4(j), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. Notwithstanding any other provision of this Plan to the contrary, the Company makes no representation that Sub-Plan B or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Sub-Plan B or any Award.

Without limiting the generality of the foregoing:

(i) It is the intent of the Company that the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units or Performance Shares shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(ii) Notwithstanding the provisions of Section 4(i), any deferral made under Section 4(j) shall be made in such a manner as to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(iii) To the extent that payments referenced in Section 9(d) would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner.

(iv) Notwithstanding the provisions of Section 9(a), the Committee may determine in its sole discretion to modify the definition of Change of Control at the time of the grant of an Award in

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order to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 5: Award Agreements

Each Award under Sub-Plan B shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as a Limited Partner; and (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of Sub-Plan B.

Section 6: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate Sub-Plan B, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall materially increase the benefits accruing to Participants under Sub-Plan B or otherwise make any material revision to Sub-Plan B, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan B, including applicable requirements of the New York Stock Exchange, Inc.; and provided, further, that, subject to Section 8, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to Sub-Plan B, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 8, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 8) amend Sub-Plan B or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, exchanging the Award for a cash payment, or otherwise.

Section 7: Administration

a. Sub-Plan B and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors and comprised of members thereof.

b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under Sub-Plan B, (ii) to construe, interpret and implement Sub-Plan B and any related document, (iii) to prescribe, amend and rescind rules relating to Sub-Plan B, (iv) to make all determinations necessary or advisable in administering Sub-Plan B, and (v) to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan B and the Award Agreements thereunder. The actions and determinations of the Committee on all matters relating to Sub-Plan B and any Awards will be final and conclusive. The Committee’s determinations under Sub-Plan B need not be uniform and may be made by it selectively among Limited Partners who receive, or who are eligible to receive, Awards under Sub-Plan B, whether or not such persons are similarly situated.

c. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of Sub-Plan B.

d. The Company shall pay all reasonable expenses of administering Sub-Plan B, including but not limited to the payment of professional fees.

e. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of Sub-Plan B.

f. The Committee may delegate to an officer of the Company the right to designate Limited Partners (other than the delegated officer or any Executive Officer or Principal) to be granted Options and SARs and the number of shares of Stock subject to Options and SARs granted to each such Limited Partner; provided

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that the aggregate number of shares of Stock to be subject to such Options and SARs so to be awarded and their terms and conditions shall be determined by the Committee.

Section 8: Adjustment Provisions

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to Sub-Plan B and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned changes in, or affecting the shares of Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the aforementioned changes. Such amendments, adjustments and actions shall include, as applicable, changes in the number of shares of Stock then deliverable pursuant to Sub-Plan B, the number of shares of Stock then remaining subject to outstanding Awards under Sub-Plan B, the maximum number of shares that may be granted or delivered to any single Participant pursuant to Sub-Plan B, including those that are then covered by outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b. The existence of Sub-Plan B and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 9: Miscellaneous

a. Change of Control.  Subject to Section 4(j)(v), the Committee or Board of Directors may provide in any Award Agreement for provisions relating to a Change of Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

b. Nonassignability.  Except as otherwise provided by the Committee, no Award or portion thereof shall be assignable or transferable by the Participant otherwise than (i) by will or by laws of descent and distribution, (ii) by gift to members of a Participant’s immediate family, (iii) to a trust established for the benefit of a Participant’s immediate family members only, (iv) to a partnership in which a Participant and/or a Participant’s immediate family members are the only partners or (v) as otherwise determined by the Committee. For purposes of this Plan, “immediate family” shall mean the Participant’s spouse and natural, adopted or step- children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the same Plan and Award Agreement terms and conditions as were applicable to the Participant immediately prior to the transfer, as if the Award had not been transferred.

c. Other Payments or Awards.  Nothing contained in Sub-Plan B shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d. Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under Sub-Plan B, then payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

e. Unfunded Plan.  Sub-Plan B shall be unfunded. No provision of the Plan, Sub-Plan B or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under Sub-

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Plan B, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan or Sub-Plan B other than as unsecured general creditors of the Company or a Subsidiary.

f. Limits of Liability.  Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan, Sub-Plan B and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under Sub-Plan B, or in the interpretation, administration or application of Sub-Plan B, shall have any liability to any party for any action taken, or not taken, in good faith under Sub-Plan B.

g. Rights of Limited Partners.  Status as an eligible Limited Partner shall not be construed as a commitment that any Award shall be made under Sub-Plan B to such eligible Limited Partner or to eligible Limited Partners generally. Nothing contained in the Plan, Sub-Plan B or any Award Agreement shall confer upon any Limited Partner or Participant any right to continue to provide services to the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s status as a Limited Partner. A change in a Participant’s status from a Limited Partner to an employee of the Company or a Subsidiary, or vice versa, shall not be deemed to be a termination of the Participant’s status as a Limited Partner for purposes of outstanding Awards under Sub-Plan B.

h. Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 8, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i. Withholding.  Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Company or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j. Invalidity.  If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

k. Applicable Law.  Sub-Plan B, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

l. Compliance with Laws.  Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

m. Supplementary Plans.  The Committee may authorize supplementary plans applicable to Limited Partners subject to the tax laws of one or more countries other than the United States and providing for the

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grant of Non-Qualified Stock Options, SARs, Stock, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Limited Partners on terms and conditions, consistent with Sub-Plan B, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to Sub-Plan B for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Section 4(a); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(d); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(e); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(f); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(g).

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FREEDOM ACQUISITION HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
FREEDOM ACQUISITION HOLDINGS, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 31, 2007.

The undersigned hereby appoints Martin Franklin and Jared Bluestein, and each of them, as proxies, acting jointly or individually, with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock, par value $.0001 per share, of Freedom Acquisition Holdings, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on October 31, 2007 at 9:00 a.m. Eastern Daylight Time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY, and at any adjournment or postponement thereof, upon such business as may properly come before such meeting, including the matters set forth in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. This proxy revokes any proxy previously given for the same shares of stock.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN ON THE BACK OF THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC INSTRUCTIONS AS TO ANY PROPOSAL, IT WILL BE VOTED FOR THAT PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ACTING JOINTLY OR INDIVIDUALLY, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AT PRESENT, THE BOARD KNOWS OF NO OTHER BUSINESS WHICH WILL COME BEFORE THE MEETING.

(Continued on Reverse Side. Please Sign and Date.)
Address Change/Comments

	FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
1. Acquisition Proposal — a proposal to approve the acquisition by Freedom of GLG Partners LP and its affiliated entities pursuant to the Purchase Agreement	☐	☐	☐
6. Post-Closing Certificate Amendment Proposal — a proposal to remove, effective after the consummation of the acquisition, certain provisions of the certificate of incorporation which relate to the operation of Freedom as a blank check company
				☐	☐	☐
If you voted “AGAINST” the Acquisition Proposal and you hold shares of Freedom common stock issued as part of the units issued in Freedom’s initial public offering, you may exercise your redemption rights and demand that Freedom redeem your shares of common stock for a pro rata portion of the trust account by marking the “Exercise Redemption Rights” box below. If you exercise your redemption rights, then you will be exchanging your shares of Freedom common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you affirmatively vote against the Acquisition Proposal, continue to hold your shares through the effective time of the acquisition and then tender your stock certificate to Freedom at or prior to the special meeting. Failure to (a) vote against the Acquisition Proposal, (b) check the following box and (c) submit this proxy in a timely manner will result in the loss of your redemption rights.

I HEREBY EXERCISE MY REDEMPTION RIGHTS ☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
2. Name Change Proposal — a proposal to change Freedom’s name to ‘‘GLG Partners, Inc.”	☐	☐	☐	7. Restricted Stock Plan Proposal — a proposal to approve the adoption of the 2007 Restricted Stock Plan	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
3. Authorized Share Proposal — a proposal to increase the number of authorized shares of Freedom common stock and Freedom preferred stock	☐	☐	☐	8. Incentive Plan Proposal — a proposal to approve the adoption of the 2007 Long-Term Incentive Plan	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
4. Super-Majority Vote Proposal — a proposal to require a super-majority vote of Freedom’s stockholders to approve certain actions	☐	☐	☐	9. Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies	☐	☐	☐
	FOR	AGAINST	ABSTAIN
5. Other Pre-Closing Certificate Amendments Proposal — a proposal to amend certain other provisions of the certificate of incorporation	☐	☐	☐

Date   Signature   Joint Signature   Title or Authority

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN CORPORATE NAME BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE THEIR TITLE WHEN SIGNING.

Mark, sign and date your proxy card
and return it in the
enclosed postage-paid envelope.

~ DETACH ADMISSION TICKET ~

ADMISSION TICKET

Notice: If you plan on attending the Special Meeting,
please use this admission ticket.

No admission will be granted without an admission ticket.

SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 31, 2007, 9:00 A.M. (EASTERN DAYLIGHT TIME)

Greenberg Traurig, LLP
200 Park Avenue
New York, NY
1-212-801-9200
Please sign, date, and return the proxy card promptly using the enclosed envelope even if you plan to attend the Special Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.